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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Metaldyne Performance Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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JOINT PROXY STATEMENT/PROSPECTUS

Dear Stockholders:

            We are pleased to report that American Axle & Manufacturing Holdings, Inc. (which we refer to as AAM) and Metaldyne Performance Group Inc. (which we refer to as MPG) have entered into an agreement and plan of merger (which we refer to as the merger agreement) pursuant to which Alpha SPV I, Inc., a wholly-owned subsidiary of AAM (which we refer to as Merger Sub), will merge with and into MPG, upon which MPG will become a wholly-owned subsidiary of AAM (which we refer to as the merger).

            In the merger, each outstanding share of MPG common stock (other than shares held in the treasury of MPG, shares owned by AAM or any direct or indirect subsidiary of AAM (including Merger Sub), and shares with respect to which appraisal rights are properly exercised and not withdrawn) will be converted into the right to receive the following (which we refer to collectively as the merger consideration):

  •
  $13.50 in cash, without interest; and

  •
  0.5 of a share of AAM common stock.

            Each unvested MPG stock option outstanding immediately prior to the effective time of the merger will be accelerated in full and become fully vested and, at the effective time of the merger, all MPG stock options will be cancelled and the holders thereof will receive an amount in cash (without interest and subject to applicable withholding of taxes) equal to the product obtained by multiplying (x) the aggregate number of shares of MPG common stock that were issuable upon exercise of the MPG stock option immediately prior to the effective time of the merger, by (y) the value of the merger consideration (with the AAM common stock issued in the merger valued based on the closing price of a share of AAM common stock as of the trading day immediately preceding the closing date), less the per share exercise price of the MPG stock option. If the exercise price payable upon exercise of an MPG stock option equals or exceeds the value of the merger consideration (with the AAM common stock issued in the merger valued based on the closing price of a share of AAM common stock as of the trading day immediately preceding the closing date), the MPG stock option will be cancelled for no consideration. Each outstanding share of restricted MPG common stock will be cancelled and terminated as of the effective time of the merger, and each holder thereof will receive the merger consideration for each share of restricted MPG common stock (subject to applicable withholding of taxes). Each MPG restricted stock unit award outstanding will become fully vested immediately prior to the effective time of the merger and, at the effective time of the merger, will be cancelled and terminated, and each holder thereof will receive an amount equal to the merger consideration multiplied by the number of shares of MPG common stock subject to such cancelled MPG restricted stock unit award (subject to applicable withholding of taxes).

            AAM intends to apply to list the shares of AAM common stock to be issued in the merger on the New York Stock Exchange where, subject to official notice of issuance, they will trade under the symbol "AXL", under which existing shares of AAM common stock already trade. Based on the number of shares of MPG common stock, the number of shares of restricted MPG common stock and the number of shares of MPG common stock subject to MPG restricted stock unit awards, in each case outstanding as of the close of business on Friday, February 24, 2017, the total number of shares of AAM common stock expected to be issued in connection with the merger is approximately 34.7 million.

            Before the merger can be completed, the stockholders of AAM must vote to approve the issuance of shares of AAM common stock in the merger to securityholders of MPG on the terms and conditions set out in the merger agreement, and the stockholders of MPG must vote to adopt the merger agreement and approve the transactions contemplated by the merger agreement. AAM and MPG are sending you this joint proxy statement/prospectus to ask you to vote in favor of these matters, as applicable.

            AAM will hold a special meeting of its stockholders on April 5, 2017 at the time and place indicated in the enclosed notice of special meeting to AAM stockholders to consider and vote on (i) the issuance of the shares of AAM common stock in the merger and (ii) a proposal to adjourn the AAM special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the meeting to approve the issuance of the shares of AAM common stock in the merger.

            MPG will hold a special meeting of its stockholders on April 5, 2017 at the time and place indicated in the enclosed notice of special meeting to MPG stockholders to consider and vote on (i) the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, (ii) a non-binding, advisory proposal to approve the compensation that may be paid or become payable to MPG's named executive officers in connection with the merger and (iii) a proposal to adjourn the MPG special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the meeting to adopt the merger agreement and approve the transactions contemplated by the merger agreement.

            The receipt of the merger consideration in exchange for shares of MPG common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local and non-U.S. income and other tax laws. We encourage stockholders of MPG to read the discussion of the material U.S. tax considerations of the merger in this joint proxy statement/prospectus under the caption "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 107.

            YOUR VOTE IS VERY IMPORTANT.    AAM and MPG cannot complete the merger unless both (i) AAM stockholders approve the issuance of the shares of AAM common stock in the merger and (ii) MPG stockholders adopt the merger agreement and approve the transactions contemplated by the merger agreement. Whether or not you plan to attend your special meeting, please take the time to submit your proxy by completing, signing, dating and returning the accompanying proxy card or by appointing your proxy by telephone or via the Internet as soon as possible. If you hold your shares in "street name," you should instruct your bank, broker or other nominee how to vote in accordance with the voting instruction form you receive from your bank, broker or other nominee. Returning the proxy card does NOT deprive you of your right to attend your special meeting and to vote your shares in person.

            Contemporaneously with the execution of the merger agreement, ASP MD Investco L.P. (which we refer to as the AS stockholder), a stockholder of MPG and an affiliate of American Securities LLC, entered into a voting agreement with AAM with respect to all shares of MPG common stock owned by the AS stockholder, which constituted approximately 77% of the issued and outstanding shares of MPG common stock as of the date of the voting agreement. Under the voting agreement, the AS stockholder has agreed to, among other things and subject to the terms and conditions of the voting agreement, vote shares of MPG common stock owned by the AS stockholder constituting approximately 38% of the issued and outstanding shares of MPG common stock as of the date of the voting agreement in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, and vote all other shares of MPG common stock owned by the AS stockholder in the same proportion as the manner in which the shares of MPG common stock not owned by the AS stockholder are voted.

            This joint proxy statement/prospectus provides detailed information concerning the merger, the merger agreement and the proposals to be considered at the special meetings. Additional information regarding AAM and MPG has been filed with the U.S. Securities and Exchange Commission and is publicly available. We encourage you to read carefully this entire joint proxy statement/prospectus, including all of its annexes and the section entitled "Risk Factors" beginning on page 34.

            We enthusiastically support the proposed combination of AAM and MPG. The AAM board of directors unanimously approved the merger agreement and the issuance of shares of AAM common stock and declared their advisability and recommends that AAM stockholders vote "FOR" the issuance of the shares of AAM common stock in the merger. The MPG board of directors unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and declared the merger agreement and the merger advisable and recommends that MPG stockholders vote "FOR" the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement.

David C. Dauch Chairman of the Board and Chief Executive Officer American Axle & Manufacturing Holdings, Inc.	George Thanopoulos Chief Executive Officer Metaldyne Performance Group Inc.

            Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved any of the transactions described in this joint proxy statement/prospectus or the shares of AAM common stock to be issued by AAM under this document or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated March 6, 2017 and is first being mailed to
AAM stockholders and MPG stockholders on or about March 7, 2017.

REFERENCES TO ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates by reference important business and financial information about AAM and MPG from documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

American Axle & Manufacturing Holdings, Inc.	Metaldyne Performance Group Inc.
One Dauch Drive	One Towne Square, Suite 550
Detroit, Michigan 48211-1198	Southfield, Michigan 48076
Attention: Investor Relations	Attention: Investor Relations
Telephone: 313-758-2404	Telephone: 248-727-1829

        If you would like to request documents, please do so by Wednesday, March 29, 2017 in order to receive them before the AAM special meeting or MPG special meeting, as applicable.

        For more information, see "Where You Can Find More Information" beginning on page 196.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

        This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 (File No. 333-215161) filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, by AAM, constitutes a prospectus of AAM under Section 5 of the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder, which we refer to as the Securities Act, with respect to the shares of AAM common stock to be issued to MPG stockholders pursuant to the merger agreement. This joint proxy statement/prospectus also constitutes a joint proxy statement of each of AAM and MPG under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. It also constitutes a notice of meeting with respect to the special meeting of MPG stockholders at which MPG stockholders will consider and vote on the proposal to adopt the merger agreement and approve the transactions contemplated thereby and certain other related matters and a notice of meeting with respect to the special meeting of AAM stockholders at which AAM stockholders will consider and vote on the proposal to approve the issuance of shares of AAM common stock pursuant to the merger agreement and certain other related matters.

        You should rely only on the information contained in, or incorporated by reference into, this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated March 6, 2017. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date. You should also not assume that the information incorporated by reference in this joint proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this joint proxy statement/prospectus to AAM stockholders or MPG stockholders nor the issuance of shares of AAM common stock in connection with the merger will create any implication to the contrary.

        This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/prospectus regarding AAM has been provided by AAM and information contained in this joint proxy statement/prospectus regarding MPG has been provided by MPG. AAM and MPG have both contributed information to this joint proxy statement/prospectus relating to the merger.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 5, 2017

March 6, 2017

To the stockholders of American Axle & Manufacturing Holdings, Inc.:

        NOTICE IS HEREBY GIVEN of a special meeting of the stockholders of American Axle & Manufacturing Holdings, Inc. (which we refer to as AAM) to be held on Wednesday, April 5, 2017, at 8:00 a.m., local time, at AAM World Headquarters Auditorium, One Dauch Drive, Detroit, Michigan 48211, for the following purposes:

  1.
  To consider and vote upon a proposal to approve the issuance of shares of AAM common stock (which we refer to as the AAM share issuance) to stockholders of Metaldyne Performance Group Inc. (which we refer to as MPG) on the terms and conditions set out in an agreement and plan of merger, dated as of November 3, 2016, as it may be amended from time to time (which we refer to as the merger agreement), among AAM, Alpha SPV I, Inc., a wholly-owned subsidiary of AAM (which we refer to as Merger Sub), and MPG, pursuant to which Merger Sub will merge with and into MPG, upon which MPG will become a wholly-owned subsidiary of AAM (which we refer to as the merger).

  2.
  To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the AAM special meeting to approve the AAM share issuance (which we refer to as the AAM adjournment proposal).

        The close of business on Friday, February 24, 2017 is the record date for determining which stockholders of AAM are entitled to notice of, and to vote at, the special meeting and at any subsequent adjournments or postponements thereof.

        We cannot complete the merger unless the AAM share issuance is approved by the affirmative vote of holders of a majority in voting power of the stock present or represented by proxy at the AAM special meeting and entitled to vote on the AAM share issuance. The joint proxy statement/prospectus accompanying this notice explains the merger, the merger agreement and the transactions contemplated thereby and the proposals to be considered at the special meeting. Please review the joint proxy statement/prospectus carefully.

        The AAM board of directors unanimously (i) determined that the merger is fair to, and in the best interests of, AAM and its stockholders, (ii) approved the merger agreement and the transactions contemplated thereby, including the merger and the AAM share issuance, and declared their advisability, and (iii) recommends that AAM stockholders vote "FOR" the AAM share issuance and "FOR" the AAM adjournment proposal.

        Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and mail it back in the postage-paid envelope provided at your earliest convenience. You may also submit a proxy by telephone or via the Internet by following the instructions printed on your proxy card. If you hold your shares through a bank, broker or other nominee, you should direct the vote of your shares in accordance with the voting instructions received from your bank, broker or other nominee.

        If you have any questions or need assistance with voting, please contact our proxy solicitor, Georgeson LLC, toll-free at 866-413-5899.

        If you plan to attend the special meeting, you will be required to bring certain documents with you to be admitted to the meeting. Please read carefully the sections in the joint proxy statement/prospectus regarding attending and voting at the special meeting to ensure that you comply with these requirements.

By Order of the Board of Directors,
David E. Barnes General Counsel, Secretary & Chief Compliance Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 5, 2017

March 6, 2017

To the stockholders of Metaldyne Performance Group Inc.:

        NOTICE IS HEREBY GIVEN of a special meeting of the stockholders of Metaldyne Performance Group Inc. (which we refer to as MPG) to be held on Wednesday, April 5, 2017 at 8:30 a.m., local time, at Two Towne Square, Suite 110, Conference Center, Southfield, Michigan 48076, for the following purposes:

  1.
  To consider and vote upon a proposal to adopt an agreement and plan of merger, dated as of November 3, 2016, as it may be amended from time to time (which we refer to as the merger agreement), among American Axle & Manufacturing Holdings, Inc. (which we refer to as AAM), Alpha SPV I, Inc., a wholly-owned subsidiary of AAM (which we refer to as Merger Sub), and MPG, and approve the transactions contemplated thereby, pursuant to which, among other things, Merger Sub will merge with and into MPG, upon which MPG will become a wholly-owned subsidiary of AAM (which we refer to as the merger), and each outstanding share of MPG common stock (other than shares held in the treasury of MPG, shares owned by AAM or any direct or indirect subsidiary of AAM (including Merger Sub) and shares with respect to which appraisal rights are properly exercised and not withdrawn) will be converted into the right to receive the following (which we refer to collectively as the merger consideration): (a) $13.50 in cash, without interest, and (b) 0.5 of a share of AAM common stock.

  2.
  To consider and vote upon a proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to MPG's named executive officers in connection with the merger (which we refer to as the MPG merger-related compensation proposal).

  3.
  To consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated by the merger agreement (which we refer to as the MPG adjournment proposal).

        The close of business on Friday, February 24, 2017 is the record date for determining which stockholders of MPG are entitled to notice of, and to vote at, the special meeting and at any subsequent adjournments or postponements thereof.

        We cannot complete the merger unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the shares of MPG common stock outstanding on the record date for the special meeting and entitled to vote thereon. The joint proxy statement/prospectus accompanying this notice explains the merger, the merger agreement and the transactions contemplated thereby and the proposals to be considered at the special meeting. Please review the joint proxy statement/prospectus carefully.

        The MPG board of directors unanimously (i) determined that entering into the merger agreement and consummating the transactions contemplated thereby (including the merger) is fair to, and in the best interests of, MPG and its stockholders, (ii) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and declared the merger agreement and the merger advisable, and (iii) recommends that MPG stockholders vote "FOR" the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, "FOR" the MPG merger-related compensation proposal and "FOR" the MPG adjournment proposal.

        Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and mail it back in the postage-paid envelope provided at your earliest convenience. You may also submit a proxy by telephone or via the Internet by following the instructions printed on your proxy card. If you hold your shares through a bank, broker or other nominee, you should direct the vote of your shares in accordance with the voting instructions received from your bank, broker or other nominee.

        If you have any questions or need assistance with voting, please contact our proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885. Banks and brokers may call collect at (212) 929-5500.

        If you plan to attend the special meeting, you will be required to bring certain documents with you to be admitted to the meeting. Please read carefully the sections in the joint proxy statement/prospectus regarding attending and voting at the special meeting to ensure that you comply with these requirements.

By Order of the Board of Directors,
Thomas M. Dono, Jr. Executive Vice President, General Counsel and Secretary

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETINGS

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meetings. These questions and answers highlight only some of the information contained in this joint proxy statement/prospectus and may not contain all the information that is important to you. You should read carefully this entire joint proxy statement/prospectus, including the Annexes and the documents incorporated by reference into this joint proxy statement/prospectus, to understand fully the merger and the voting procedures for the special meetings. See "Where You Can Find More Information" beginning on page 196.

Q1:
What is the merger?

A:
American Axle & Manufacturing Holdings, Inc. (which we refer to in this joint proxy statement/prospectus as AAM), Alpha SPV I, Inc., a wholly-owned subsidiary of AAM (which we refer to in this joint proxy statement/prospectus as Merger Sub), and Metaldyne Performance Group Inc. (which we refer to in this joint proxy statement/prospectus as MPG) have entered into an Agreement and Plan of Merger, dated as of November 3, 2016, as it may be amended from time to time (which we refer to in this joint proxy statement/prospectus as the merger agreement). A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. The merger agreement contains the terms and conditions of the proposed acquisition of MPG by AAM. Under the merger agreement, subject to satisfaction or, where permissible under applicable law, waiver of the conditions to the merger set forth in the merger agreement and described hereinafter, Merger Sub will merge with and into MPG, with MPG continuing as the surviving corporation and as a wholly-owned subsidiary of AAM (which we refer to in this joint proxy statement/prospectus as the merger). The merger will be effective at the time (which we refer to in this joint proxy statement/prospectus as the effective time of the merger) the certificate of merger is filed with the Secretary of State of the State of Delaware (or at a later time, if agreed upon by the parties and specified in the certificate of merger filed with the Secretary of State of the State of Delaware).

Q2:
Why am I receiving this joint proxy statement/prospectus?

A:
You are receiving this joint proxy statement/prospectus in connection with the proposed acquisition of MPG by AAM because you were a stockholder of record as of the record date for the AAM special meeting and/or MPG special meeting, as applicable. The proposed acquisition is contemplated by the merger agreement.

In order to complete the transactions contemplated by the merger agreement, the stockholders of AAM must approve the issuance of shares of common stock, par value $0.01 per share, of AAM (which we refer to in this joint proxy statement/prospectus as AAM common stock) as part of the merger consideration to be paid to stockholders of MPG pursuant to the merger agreement (which we refer to in this joint proxy statement/prospectus as the AAM share issuance), and the stockholders of MPG must adopt the merger agreement and approve the transactions contemplated by the merger agreement. AAM and MPG will hold separate special meetings of their stockholders to obtain such required approvals, and you are receiving this joint proxy statement/prospectus in connection with those special meetings. For a summary of certain provisions of the merger agreement, see the section entitled "The Merger Agreement" beginning on page 123. In addition, a copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A. We urge you to read carefully this joint proxy statement/prospectus and the merger agreement in their entirety.

Q3:
What are AAM stockholders being asked to vote on and how many votes are required?

A:
AAM stockholders are being asked to vote to:

•
approve the AAM share issuance (which we refer to in this joint proxy statement/prospectus as the AAM share issuance proposal), which requires approval by the affirmative vote of holders of a majority in voting power of the shares of AAM common stock present in person or represented by proxy at the AAM special meeting and entitled to vote on the AAM share issuance; and

•
approve the adjournment of the AAM special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the AAM special meeting to approve the AAM share issuance (which we refer to in this joint proxy statement/prospectus as the AAM adjournment proposal), which requires the affirmative vote of holders of a majority in voting power of the AAM common stock present in person or represented by proxy, and entitled to vote on the proposal at the AAM special meeting.

Q4:
What are MPG stockholders being asked to vote on and how many votes are required?

A:
MPG stockholders are being asked to vote to:

•
adopt the merger agreement and approve the transactions contemplated by the merger agreement, which requires the affirmative vote of the majority of the shares of common stock, par value $0.001 per share, of MPG (which we refer to in this joint proxy statement/prospectus as MPG common stock) that are outstanding as of the record date for the MPG special meeting and entitled to vote on the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement at the MPG special meeting;

•
approve, on an advisory non-binding basis, the compensation that may be paid or become payable to MPG's named executive officers in connection with the merger (which we refer to in this joint proxy statement/prospectus as the MPG merger-related compensation proposal), which requires the affirmative vote of the majority of the shares of MPG common stock present in person or represented by proxy and voting on the proposal at the MPG special meeting; and

•
approve the adjournment of the MPG special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the MPG special meeting to adopt the merger agreement and approve the transactions contemplated by the merger agreement (which we refer to in this joint proxy statement/prospectus as the MPG adjournment proposal), which requires the affirmative vote of the majority of the shares of MPG common stock present in person or represented by proxy and voting on the proposal at the MPG special meeting.

  Contemporaneously with the execution of the merger agreement, ASP MD Investco L.P. (which we refer to in this joint proxy statement/prospectus as the AS stockholder), a stockholder of MPG and an affiliate of American Securities LLC (which we refer to in this joint proxy statement/prospectus as American Securities), entered into a voting agreement with AAM (which we refer to in this joint proxy statement/prospectus as the voting agreement) with respect to all shares of MPG common stock owned by the AS stockholder, which constituted approximately 77% of the issued and outstanding shares of MPG common stock as of the date of the voting agreement. Under the voting agreement, the AS stockholder has agreed to, among other things and subject to the terms and conditions of the voting agreement, vote shares of MPG common stock owned by the AS stockholder constituting approximately 38% of the issued and outstanding shares of MPG common stock as of the date of the voting agreement in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, and vote all other shares of MPG common stock owned by the AS stockholder in the same proportion as the manner in which the shares of MPG common stock not owned by the AS stockholder are voted. As a result, assuming approximately 20% of the outstanding shares of MPG common stock not owned by the AS stockholder vote in favor of the adoption of the merger agreement and approval of the transactions contemplated thereby, that proposal will be adopted by the requisite vote. You should read "The Voting Agreement" beginning on page 155 for a more complete discussion of the terms and conditions contained in the voting agreement. A copy of the voting agreement is attached to this joint proxy statement/prospectus as Annex B.

Q5:
What will MPG stockholders receive in the merger?

A:
At the effective time of the merger, each share of MPG common stock (other than MPG excluded shares, as described below) will be converted into the right to receive the following (which we collectively refer to in this joint proxy statement/prospectus as the merger consideration):

•
$13.50 in cash, without interest (which we refer to in this joint proxy statement/prospectus as the cash consideration); and

•
0.5 (which we refer to in this joint proxy statement/prospectus as the exchange ratio) of a share of AAM common stock (which we refer to in this joint proxy statement/prospectus as the stock consideration).

  In lieu of the issuance of any fractional share of AAM common stock to which an MPG stockholder would otherwise be entitled, an MPG stockholder will be entitled to receive an amount in cash, without interest and rounded down to the nearest whole cent (and subject to applicable withholding of taxes), equal to the product obtained by multiplying (a) the fractional share of AAM common stock to which the stockholder would otherwise be entitled (after taking into account all fractional share interests then held by the stockholder) by (b) the average of the volume weighted averages of the trading prices of shares of AAM common stock on the NYSE on each of the 5 consecutive trading days ending on the trading day that is 2 trading days prior to the closing date of the merger (which we refer to in this joint proxy statement/prospectus as the closing date).

  Shares of MPG common stock held in the treasury of MPG or that are owned by AAM or any direct or indirect subsidiary of AAM (including Merger Sub), which will automatically be canceled in the merger, and shares of MPG common stock with respect to which appraisal rights are properly exercised and not withdrawn (which we refer to collectively in this joint proxy statement/prospectus as the MPG excluded shares) will not be converted into the right to receive the merger consideration.

Q6:
How will AAM pay the cash consideration component of the merger consideration?

A:
AAM's obligation to complete the merger is not conditioned upon its obtaining financing. AAM anticipates that approximately $990 million will be required to pay the aggregate cash consideration to the MPG stockholders. AAM intends to fund the cash consideration of the merger through sources of debt financing.

For a more complete description of sources of funding for the merger and related costs, see "Financing Relating to the Merger" beginning on page 121.

Q7:
Does the AAM board of directors support the merger and the AAM share issuance?

A:
Yes. The AAM board of directors unanimously (i) determined that the merger is fair to, and in the best interests of, AAM and its stockholders, (ii) approved the merger agreement and the transactions contemplated thereby, including the merger and the AAM share issuance, and declared their advisability, and (iii) recommends that AAM stockholders vote "FOR" the AAM share issuance and "FOR" the AAM adjournment proposal.

Q8:
Does the MPG board of directors support the merger and the MPG merger-related compensation proposal?

A:
Yes. The MPG board of directors unanimously (i) determined that entering into the merger agreement and consummating the transactions contemplated thereby (including the merger) is fair to, and in the best interests of, MPG and its stockholders, (ii) approved the merger agreement, the merger and the transactions contemplated by the merger agreement and declared the merger agreement and the merger advisable, and (iii) recommends that MPG stockholders vote "FOR" the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, "FOR" the MPG merger-related compensation proposal and "FOR" the MPG adjournment proposal.

Q9:
Are there risks involved in undertaking the merger?

A:
Yes. In evaluating the merger, you should carefully consider the factors discussed in the section of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page 34, as well as the other information about AAM and MPG contained or included in the documents incorporated by reference in this joint proxy statement/prospectus.

Q10:
When and where is the AAM special meeting?

A:
The AAM special meeting will be held on Wednesday, April 5, 2017, at 8:00 a.m., local time, at AAM World Headquarters Auditorium, One Dauch Drive, Detroit, Michigan 48211. AAM stockholders may attend the AAM special meeting and vote their shares in person, or may appoint a proxy by completing, signing, dating and returning the enclosed proxy card for the AAM special meeting. AAM stockholders may also follow the instructions on the proxy card or voting instruction form to appoint a proxy by telephone or via the Internet. If you hold your shares of AAM common stock in "street name" through a bank, broker or other nominee, you should follow the instructions provided to you by that nominee in order to vote your shares.

Q11:
When and where is the MPG special meeting?

A:
The MPG special meeting will be held on Wednesday, April 5, 2017, at 8:30 a.m., local time, at Two Towne Square, Suite 110, Conference Center, Southfield, Michigan 48076. MPG stockholders of record may attend the MPG special meeting and vote their shares in person, or may appoint a proxy by completing, signing, dating and returning the enclosed proxy card for the MPG special meeting. MPG stockholders may also follow the instructions on the proxy card or voting instruction form to appoint a proxy by telephone or via the Internet. If you hold your shares of MPG common stock in "street name" through a bank, broker or other nominee, you should follow the instructions provided to you by that nominee in order to vote your shares.

Q12:
Who can vote at the AAM special meeting?

A:
You can vote at the AAM special meeting if you were the record holder of shares of AAM common stock as of the close of business on Friday, February 24, 2017 (which we refer to in this joint proxy statement/prospectus as the AAM record date). As of the AAM record date, there were 76,476,788 shares of AAM common stock outstanding.

Q13:
Who can vote at the MPG special meeting?

A:
You can vote at the MPG special meeting if you were the record holder of shares of MPG common stock as of the close of business on Friday, February 24, 2017 (which we refer to in this joint proxy statement/prospectus as the MPG record date). As of the MPG record date, there were 67,917,752 shares of MPG common stock outstanding.

Q14:
What is the quorum requirement for the AAM special meeting?

A:
Stockholders who hold shares representing a majority in voting power of the shares of AAM common stock issued and outstanding and entitled to vote at the AAM special meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the AAM special meeting. Abstentions will be treated as present at the AAM special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. Because all of the matters to be voted on are considered "non-routine" under New York Stock Exchange (which we refer to in this joint proxy statement/prospectus as the NYSE) Rule 452, there can be no broker non-votes at the AAM special meeting. Accordingly, failure to provide instructions to your bank, broker or other nominee on how to vote will result in your shares not being counted as present for establishing a quorum at the AAM special meeting.

Q15:
What is the quorum requirement for the MPG special meeting?

A:
Stockholders of record who hold shares representing a majority in voting power of the shares of MPG common stock entitled to vote at the MPG special meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the MPG special meeting. Abstentions will be treated as present at the MPG special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. Because all of the matters to be voted on are considered to be "non-routine" under NYSE Rule 452, there can be no broker non-votes at the MPG special meeting. Accordingly, failure to provide instructions to your bank, broker or other nominee on how to vote will result in your shares not being counted as present for establishing a quorum at the MPG special meeting.

Q16:
What do AAM stockholders need to do now?

A:
After carefully reading and considering the information contained, or incorporated by reference, in this joint proxy statement/prospectus, please complete, sign and date your proxy card and return it in the enclosed postage-paid return envelope or appoint your proxy by telephone or via the Internet as soon as possible, so that your shares may be represented at the AAM special meeting. If you hold your shares through a bank, broker or other nominee, you should direct the vote of your shares in accordance with the voting instructions received from your bank, broker or other nominee.

If you are an AAM stockholder of record, if you sign and send in your proxy card and do not indicate how you want to vote, the persons named in the proxy card will vote the shares represented by that proxy "FOR" each of the proposals to be voted on at the AAM special meeting described in this joint proxy statement/prospectus, as recommended by the AAM board of directors.

Q17:
What are the consequences of not voting or abstaining from voting at the AAM special meeting?

A:
Approval of the AAM share issuance requires the affirmative vote of holders of a majority in voting power of the shares of AAM common stock present in person or represented by proxy at the AAM special meeting and entitled to vote on the AAM share issuance. Abstentions will have the same effect as a vote "AGAINST" the AAM share issuance, while shares not present at the AAM special meeting (i.e., where there has been a failure to submit a proxy card or to vote in person, or a failure to provide voting instructions to your bank, broker or other nominee) will have no effect on the vote to approve the AAM share issuance.

Approval of the AAM adjournment proposal requires the affirmative vote of holders of a majority in voting power of the shares of AAM common stock present in person or represented by proxy at the AAM special meeting and entitled to vote on such proposal. Abstentions will have the same effect as votes "AGAINST" this proposal, while shares not present at the AAM special meeting will have no effect on the outcome of this proposal.

Q18:
What do MPG stockholders need to do now?

A:
After carefully reading and considering the information contained, or incorporated by reference, in this joint proxy statement/prospectus, please complete, sign and date your proxy card and return it in the enclosed postage-paid return envelope or appoint your proxy by telephone or via the Internet as soon as possible, so that your shares may be represented at the MPG special meeting. If you hold your shares through a bank, broker or other nominee, you should direct the vote of your shares in accordance with the voting instructions received from your bank, broker or other nominee.

If you are an MPG stockholder of record, if you sign and send in your proxy card and do not indicate how you want to vote, the persons named in the proxy card will vote the shares represented by that proxy "FOR" each of the proposals to be voted on at the MPG special meeting described in this joint proxy statement/prospectus, as recommended by the MPG board of directors.

Q19:
What are the consequences of not voting or abstaining from voting at the MPG special meeting?

A:
Approval of the proposal to adopt the merger agreement and approve the transactions contemplated by the merger agreement requires the affirmative vote of the majority of the shares of MPG common stock that are outstanding as of the record date for the MPG special meeting and entitled to vote thereon. Abstentions and shares not present at the MPG special meeting (i.e., where there has been a failure to submit a proxy card or to vote in person, or a failure to provide voting instructions to your bank, broker or other nominee) will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement and approve the transactions contemplated by the merger agreement.

Approval of each of the MPG merger-related compensation proposal and the MPG adjournment proposal requires the affirmative vote of the majority of the shares of MPG common stock present in person or represented by proxy and voting on such proposals at the MPG special meeting. Abstentions and shares not present at the MPG special meeting will have no effect on the outcome of these proposals.

Q20:
If my shares are held in "street name" by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?

A:
Your bank, broker or other nominee will not vote your shares and your shares will not be present at a meeting unless you provide instructions on how to vote. There will be no broker non-votes because the only proposals to be voted on at the special meetings are "non-routine" under NYSE Rule 452. Shares for which no instructions have been given will be treated as not present at the respective special meetings. You should follow the directions and instructions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your shares.

Q21:
What happens to MPG stock options and other equity-based awards at the effective time of the merger?

A:
Each unvested MPG stock option outstanding immediately prior to the effective time of the merger will be accelerated in full and become fully vested immediately prior to the effective time of the merger and, at the effective time of the merger, all MPG stock options will be cancelled and the holders thereof will receive an amount in cash (without interest and subject to applicable withholding of taxes) equal to the product obtained by multiplying (x) the aggregate number of shares of MPG common stock that were issuable upon exercise of the MPG stock option immediately prior to the effective time of the merger, by (y) the value of the merger consideration (with the AAM common stock issued in the merger valued based on the closing price of a share of AAM common stock as of the trading day immediately preceding the closing date) less the per share exercise price of the MPG stock option. If the exercise price payable upon exercise of an MPG stock option equals or exceeds the value of the merger consideration (with the AAM common stock issued in the merger valued based on the closing price of a share of AAM common stock as of the trading day immediately preceding the closing date), the MPG stock option will be cancelled for no consideration.

Each outstanding share of MPG common stock that is unvested or subject to a repurchase option, risk of forfeiture or other condition under an equity plan of MPG (which we refer to in this joint proxy statement/prospectus as restricted MPG common stock), immediately prior to the effective time of the merger, will be cancelled and terminated at the effective time of the merger and the holder thereof will receive the per share merger consideration for such share of restricted MPG common stock (subject to applicable withholding of taxes).

Each outstanding MPG restricted stock unit award under an MPG equity plan will become fully vested immediately prior to the effective time of the merger and will be cancelled and terminated as of the effective time of the merger, and the holder of the MPG restricted stock unit award will be paid the merger consideration multiplied by the number of shares of MPG common stock subject to the MPG restricted stock unit award (subject to applicable withholding of taxes).

Q22:
What happens if the non-binding advisory proposal to approve compensation that will or may be paid or become payable by MPG to its named executive officers in connection with the merger is not approved?

A:
Approval, on an advisory (non-binding) basis, of compensation that will or may be paid or become payable by MPG to its named executive officers in connection with the merger is not a condition to completion of the merger. The vote is an advisory vote and is not binding. See "Interests of MPG Directors and Executive Officers in the Merger" for a description of the compensation that may be paid or become payable to MPG's named executive officers in connection with the merger.

Q23:
What if I hold shares in both AAM and MPG?

A:
You will receive separate proxy or voting instruction cards for each company and must complete, sign and date each proxy or voting instruction card and return each proxy or voting instruction card in the appropriate postage-paid envelope or, if available, by submitting a proxy or voting instructions by telephone or via the Internet for each company.

Q24:
What happens if I sell my shares of AAM common stock before the AAM special meeting?

A:
The record date for the AAM special meeting is earlier than the date of the AAM special meeting and the date that the merger is expected to be completed. If you transfer your shares of AAM common stock after the AAM record date, but before the AAM special meeting, then, unless the transferee requests a proxy, you will retain your right to vote at the AAM special meeting.

Q25:
What happens if I sell my shares of MPG common stock before the MPG special meeting?

A:
The record date for the MPG special meeting is earlier than the date of the MPG special meeting and the date that the merger is expected to be completed. If you transfer your shares of MPG common stock after the MPG record date, but before the MPG special meeting, then, unless the transferee requests a proxy, you will retain your right to vote at the MPG special meeting but will have transferred any right to receive the merger consideration applicable to such shares if the merger is completed. In order to receive the merger consideration applicable to your shares of MPG common stock as set out in the merger agreement, you must hold your shares through the completion of the merger.

Q26:
What happens if I sell my shares of MPG common stock after the MPG special meeting, but before the completion of the merger?

A:
If you transfer your shares of MPG common stock after the MPG special meeting, but before the completion of the merger, you will have transferred any right to receive the merger consideration applicable to such shares if the merger is completed. In order to receive the merger consideration for your shares of MPG common stock as set out in the merger agreement, you must hold your shares through the completion of the merger.

Q27:
Do AAM stockholders have to vote on the AAM share issuance at the AAM special meeting if the AAM board of directors has changed its recommendation to vote in favor of such proposal?

A:
Yes. Unless the merger agreement is terminated before the AAM special meeting (which MPG has the right to do in the event the AAM board of directors changes its recommendation with respect to the AAM share issuance), AAM will notify AAM stockholders before the AAM special meeting if the AAM board of directors has changed its recommendation that AAM stockholders vote to approve the AAM share issuance. However, unless the merger agreement is terminated before the AAM special meeting, AAM stockholders will be asked to vote on the AAM share issuance even if the AAM board of directors has so changed its recommendation. Under certain circumstances specified in the merger agreement, the AAM board of directors may terminate the merger agreement in addition to changing its recommendation, in which case the AAM special meeting would not occur and the AAM stockholders would not have to vote on the AAM share issuance. You should read "The Merger Agreement—Termination of the Merger Agreement" beginning on page 134 for a more complete discussion of the rights of MPG and AAM to terminate the merger agreement.

Q28:
Do MPG stockholders have to vote on the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement at the MPG special meeting if the MPG board of directors has changed its recommendation to vote in favor of such proposal?

A:
Yes. Unless the merger agreement is terminated before the MPG special meeting (which AAM has the right to do in the event that the MPG board of directors changes its recommendation that MPG stockholders vote to adopt the merger agreement and approve the transactions contemplated thereby), MPG will notify MPG stockholders before the MPG special meeting if the MPG board of directors has changed its recommendation that MPG stockholders vote to approve the adoption of the merger agreement and approve the transactions contemplated by the merger agreement. However, unless the merger agreement is terminated before the MPG special meeting, MPG stockholders will be asked to vote on such adoption and approval even if the MPG board of directors has so changed its recommendation. Under certain circumstances specified in the merger agreement, the MPG board of directors may terminate the merger agreement in addition to changing its recommendation, in which case the MPG special meeting would not occur and the MPG stockholders would not have to vote on the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement. You should read "The Merger Agreement—Termination of the Merger Agreement" beginning on page 134 for a more complete discussion of the rights of MPG and AAM to terminate the merger agreement.

Q29:
If I am an AAM stockholder, can I revoke my proxy after I have mailed my signed proxy?

A:
Yes. You can revoke your proxy before your proxy is voted at the AAM special meeting, including in the event that the AAM board of directors changes its recommendation. You can revoke your proxy in one of three ways:

•
you can send a written notice to AAM's Secretary stating that you would like to revoke your proxy;

•
you can complete and submit a new valid proxy bearing a later date by mail, telephone or via the Internet; or

•
you can attend the AAM special meeting and vote in person.

  Attendance at the AAM special meeting will not, in and of itself, constitute revocation of a proxy; you must also vote by ballot at the AAM special meeting to revoke a prior proxy.

  If you are an AAM stockholder and you choose to send a written notice of revocation or to mail a new proxy, you must submit your notice of revocation or your new proxy to American Axle & Manufacturing Holdings, Inc., Attention: Secretary, One Dauch Drive, Detroit, Michigan 48211-1198, and it must be received at any time before the start of the AAM special meeting. Any proxy that you submitted via the Internet or by telephone may be revoked by submitting a new proxy via the Internet or by telephone, not later than 11:59 p.m. Eastern Time on Tuesday, April 4, 2017, or by voting in person at the meeting. If your shares are held in the name of a bank, broker or other nominee, you should contact your bank, broker or other nominee to change your vote.

Q30:
If I am an MPG stockholder, can I revoke my proxy after I have mailed my signed proxy?
A:
Yes. You can revoke your proxy at any time before your proxy is voted at the MPG special meeting, including in the event that the MPG board of directors changes its recommendation. You can revoke your proxy in one of three ways:

•
you can send a written notice to MPG's Secretary stating that you would like to revoke your proxy;

•
you can complete and submit a new valid proxy bearing a later date by telephone or via the Internet; or

•
you can attend the MPG special meeting and vote in person.

  Attendance at the MPG special meeting will not, in and of itself, constitute revocation of a proxy; you must also vote by ballot at the MPG special meeting to revoke a prior proxy.

  If you are an MPG stockholder and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or your new proxy to Metaldyne Performance Group Inc., Attention: Secretary, One Towne Square, Suite 550, Southfield, Michigan 48076, and it must be received at any time before the vote is taken at the MPG special meeting. Any proxy that you submitted may also be revoked by submitting a new proxy via the Internet or by telephone, not later than 11:59 p.m. Eastern Time on Tuesday, April 4, 2017, or by voting in person at the meeting. If your shares are held in the name of a bank, broker or other nominee, you should contact them to change your vote.

Q31:
Where can I find the results of the AAM special meeting or the MPG special meeting?

A:
Each of AAM and MPG intends to announce preliminary voting results at the applicable special meeting and publish final results through a Current Report on Form 8-K that each company will file with the U.S. Securities and Exchange Commission (which we refer to in this joint proxy statement/prospectus as the SEC) within four business days of the applicable special meeting.

Q32:
If I am an MPG stockholder and my shares are represented by physical stock certificates, should I send in my stock certificates now?

A:
No. After the merger is completed, you will receive a transmittal form with instructions for the surrender of your MPG common stock certificates. Please do not send in your stock certificates with your proxy card.

Q33:
Is the merger expected to be taxable to MPG stockholders?

A:
The receipt of the merger consideration in exchange for MPG common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local and non-U.S. income and other tax laws. For U.S. federal income tax purposes, if you held MPG common stock as a capital asset, you will generally recognize capital gain or loss as a result of the merger measured by the difference, if any, between (1) the sum of (a) the amount of cash you receive in the merger including amounts, if any, withheld from the merger consideration otherwise payable to you and paid to taxing authorities by AAM or other applicable withholding agents and (b) the fair market value, at the effective time of the merger, of the shares of AAM common stock you receive in the merger and (2) the adjusted tax basis in your shares of MPG common stock immediately prior to the effective time of the merger. You should read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 107 for a more detailed discussion of the material U.S. federal income tax consequences of the merger.

Q34:
When do you expect the merger to be completed?

A:
AAM and MPG are working to complete the merger as quickly as possible. Subject to obtaining the required approvals of our stockholders described in this joint proxy statement/prospectus at our respective special meetings, and satisfaction of the other conditions set out in the merger agreement, AAM and MPG currently expect that the merger will be completed during the first half of 2017. However, it is possible that factors outside of our control could require us to complete the merger at a later time or not complete it at all. Either party may terminate the merger agreement if the merger is not completed by August 3, 2017, subject to an automatic 90 day extension under certain circumstances related to the receipt of certain required regulatory approvals and absence of certain restraints, unless the failure of the party seeking to terminate the merger agreement to have fulfilled any of its obligations under the merger agreement was the principal cause of, or resulted in, the failure of the merger to have occurred by such date. For a description of certain matters that could delay or prevent the completion of the merger, please refer to "Risk Factors" beginning on page 34.

Q35:
What are the conditions to the completion of the merger?

A:
In addition to the approval of the AAM share issuance by AAM stockholders and the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement by MPG stockholders, the completion of the merger is subject to the satisfaction of a number of other conditions, including receipt of certain regulatory approvals. For additional information on the regulatory approvals required to complete the merger, please see the section titled "The Merger—Regulatory Matters" beginning on page 113. For further information on the conditions to the completion of the merger, please see the section titled "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 126.

Q36:
Will I be paid dividends prior to the merger?

A:
MPG has historically paid quarterly cash dividends to its stockholders. Under the merger agreement, MPG may continue to make its regular quarterly cash dividends consistent with past practice (including as to the record date, timing of payment and amount thereof) in an aggregate amount per quarter not in excess of $0.0925 per share of MPG common stock. On February 24, 2017, the MPG board of directors declared a dividend of $0.0925 per share of MPG common stock. The dividend is payable on March 24, 2017 to holders of record of MPG common stock as of March 10, 2017. MPG expects to make additional public announcements from time to time prior to the completion of the merger with respect to the declaration and timing of the payment of dividends to its stockholders.

AAM has not paid cash dividends to its stockholders since 2008 and does not intend to pay (and is prohibited under the merger agreement from paying) dividends prior to the merger.

Q37:
Can I seek appraisal of my shares of MPG common stock?

A:
Under Delaware law, holders of shares of MPG common stock who do not vote in favor of adoption of the merger agreement are entitled to demand appraisal of their shares of MPG common stock in accordance with the applicable provisions of Delaware law, and, if such rights are properly demanded, perfected and are not withdrawn or otherwise lost and the merger is completed, such stockholders will receive a payment in cash of the judicially determined fair value of such stockholders' shares of MPG common stock and will not be entitled to receive the merger consideration for their shares. To exercise such rights, MPG stockholders must strictly follow the procedures prescribed by Delaware law. The failure to strictly follow such procedures can result in the loss of such rights. These procedures are summarized under the section entitled

  "The Merger—Appraisal Rights" beginning on page 114. In addition, the text of the applicable appraisal rights provisions of Delaware law is included as Annex E to this joint proxy statement/prospectus, and you are encouraged to read those provisions carefully. It is possible that the fair value of shares of MPG common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the merger consideration.

Q38:
Where can I find more information about the companies?

A:
You can obtain more information about AAM and MPG from the various sources described under "Where You Can Find More Information" beginning on page 196.

Q39:
Who can help answer my questions?

A:
If you have any questions about the merger or if you need additional copies of this joint proxy statement/prospectus or the relevant proxy card, you should contact:

For AAM:	For MPG:
Georgeson LLC	MacKenzie Partners, Inc.
Stockholders, Banks and Brokers Call Toll Free:	Stockholders Call Toll Free:(800) 322-2885
866-413-5899	Banks and Brokers Call Collect:(212) 929-5500

SUMMARY

        This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. For a more detailed description of the merger and the legal terms of the merger agreement, you should carefully read this entire joint proxy statement/prospectus and the other documents to which we refer you, including in particular the copy of the merger agreement that is attached as Annex A to this joint proxy statement/prospectus and as Exhibit 2.1 to the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, filed by AAM with the SEC. See also "Where You Can Find More Information" beginning on page 196. We have included page references parenthetically to direct you to a more detailed description of the topics presented in this summary.

 General

The Merger (page 57)

        On November 3, 2016, AAM, Merger Sub and MPG entered into the merger agreement, which is the agreement governing the merger. On the terms and subject to the conditions set out in the merger agreement, Merger Sub, a wholly-owned subsidiary of AAM, will merge with and into MPG, with MPG as the surviving corporation in the merger. Following the completion of the merger, MPG will be a wholly-owned subsidiary of AAM and shares of MPG common stock will no longer be publicly traded.

The Companies (page 56)

        AAM is a leader in the manufacturing, engineering, design and validation of driveline and drivetrain systems and related components and modules, chassis systems, electric drive systems and metal-formed products for light trucks, sport utility vehicles, passenger cars, crossover vehicles and commercial vehicles. In addition to locations in the United States (Michigan, Ohio, and Indiana), AAM has offices or facilities in Brazil, China, Germany, India, Japan, Luxembourg, Mexico, Poland, Scotland, South Korea, Sweden and Thailand. AAM has approximately 13,000 employees globally. AAM was incorporated in Delaware in 1998. AAM's principal executive offices are located at One Dauch Drive, Detroit, Michigan 48211-1198, and its telephone number at that address is 313-758-2000. AAM's website is www.aam.com.

        MPG is a leading provider of highly-engineered lightweight components for use in powertrain and suspension applications for light, commercial and industrial vehicles around the world. MPG produces these components and modules using proprietary metal-forming manufacturing technologies and processes for a global customer base of vehicle OEMs and Tier I suppliers. MPG has a global footprint spanning more than 60 locations in 13 countries across North America, South America, Europe and Asia with approximately 12,000 employees. MPG was incorporated in Delaware in June 2014. MPG's principal executive offices are located at One Towne Square, Suite 550, Southfield, Michigan 48076, and its telephone number at that address is 248-727-1800. MPG's website is www.mpgdriven.com.

        Merger Sub, a Delaware corporation and a wholly-owned subsidiary of AAM, was formed on November 2, 2016, solely for the purpose of effecting the merger. To date, Merger Sub has not conducted any activities other than those in connection with its formation and in connection with the transactions contemplated by the merger agreement. Merger Sub's principal executive offices are located at One Dauch Drive, Detroit, Michigan 48211-1198, and its telephone number at that address is 313-758-2000.

Merger Consideration to be Received by MPG Stockholders (page 106)

        At the effective time of the merger, each share of MPG common stock (other than MPG excluded shares) will be converted into the right to receive (a) $13.50 in cash, without interest, and (b) 0.5 of a share of AAM common stock.

Treatment of MPG Stock Options and Other Equity-Based Awards (page 124)

        Each unvested MPG stock option outstanding under an equity plan of MPG will be accelerated in full and become fully vested immediately prior to the effective time of the merger and, at the effective time of the merger, all MPG stock options will be cancelled and the holders thereof will receive an amount in cash (without interest and subject to applicable withholding of taxes) equal to the product of (x) the aggregate number of shares of MPG common stock that were issuable upon exercise of the MPG stock option immediately prior to the effective time of the merger, and (y) the cash value of the merger consideration, less the per share exercise price of each such MPG stock option. For purposes of the cash payment with respect to the MPG stock options, the stock consideration is valued based on the closing price of a share of AAM common stock as of the trading day immediately preceding the closing date of the merger. If the exercise price payable upon exercise of an MPG stock option equals or exceeds the value of the merger consideration, the MPG stock option will be cancelled for no consideration.

        At the effective time of the merger, each outstanding share of restricted MPG common stock outstanding under an equity plan of MPG will be cancelled and terminated, and each holder thereof will receive the merger consideration for each share of restricted MPG common stock (subject to applicable withholding of taxes).

        Immediately prior to the effective time of the merger, each MPG restricted stock unit award outstanding under an equity plan of MPG will become fully vested and will, at the effective time of the merger, be cancelled and terminated in return for an amount equal to the merger consideration multiplied by the number of shares of MPG common stock subject to such cancelled MPG restricted stock unit award (subject to applicable withholding of taxes).

AAM Board of Directors Following Completion of the Merger

        The merger agreement provides that AAM, prior to the effective time of the merger, will increase the number of members of the AAM board of directors from 8 to 11 and appoint 3 individuals designated by American Securities (who we collectively refer to in this joint proxy statement/prospectus as the AS designees) to serve as new directors, each as a member of a different class, on the AAM board of directors (we refer to each AS designee, after being elected to the AAM board of directors, in this joint proxy statement/prospectus as an AS director) as of the effective time of the merger. Other than such additional directors, no changes to the AAM board of directors are expected in connection with the consummation of the merger. One AS director will also be appointed to each of the committees of the AAM board of directors, subject to applicable requirements or qualifications under applicable law or applicable stock exchange rules (including with respect to director independence).

        The AS designees to the AAM board of directors are current MPG directors George Thanopoulos, Kevin S. Penn and Loren S. Easton.

Appraisal Rights (page 114)

        Under Delaware law, holders of shares of MPG common stock who do not vote in favor of adoption of the merger agreement are entitled to demand appraisal of their shares of MPG common stock in accordance with the applicable provisions of Delaware law, and, if such rights are properly demanded, perfected and are not withdrawn or otherwise lost and the merger is completed, those stockholders will be entitled to obtain payment of the judicially determined fair value of such stockholders' shares of MPG common stock and will not be entitled to receive the merger consideration. To exercise such rights, MPG stockholders must strictly follow the procedures prescribed by Delaware law. The failure to strictly follow such procedures can result in the loss of such rights. It is possible that the fair value of shares of MPG common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the merger consideration.

Material U.S. Federal Income Tax Consequences of the Merger (page 107)

        The receipt of the merger consideration in exchange for MPG common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local and non-U.S. income and other tax laws. For U.S. federal income tax purposes, if you held MPG common stock as a capital asset, you will generally recognize capital gain or loss as a result of the merger measured by the difference, if any, between (1) the sum of (a) the amount of cash you receive in the merger including amounts, if any, withheld from the merger consideration otherwise payable to you and paid to taxing authorities by AAM or other applicable withholding agents and (b) the fair market value, at the effective time of the merger, of the shares of AAM common stock you receive in the merger and (2) the adjusted tax basis in your shares of MPG common stock immediately prior to the effective time of the merger. You should read "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 107 for a more detailed discussion of the material U.S. federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor to determine the tax consequences of the merger to you, including the effect of U.S. federal, state and local and non-U.S. income and other tax laws.

Recommendation of the AAM Board of Directors (page 70)

        The AAM board of directors unanimously (i) determined that the merger is fair to, and in the best interests of, AAM and its stockholders, (ii) approved the merger agreement and the transactions contemplated by the merger agreement, including the merger and the AAM share issuance, and declared their advisability, and (iii) recommends that AAM stockholders vote "FOR" the AAM share issuance and "FOR" the AAM adjournment proposal.

        To review the background of, and AAM's reasons for, the merger, as well as certain risks related to the merger, see "The Merger—Background to the Merger" beginning on page 57, "The Merger—AAM's Reasons for the Merger and Recommendation of the AAM Board of Directors" beginning on page 70 and "Risk Factors" beginning on page 34, respectively.

Recommendation of the MPG Board of Directors (page 74)

        The MPG board of directors unanimously (i) determined that entering into the merger agreement and consummating the transactions contemplated thereby (including the merger) is fair to, and in the best interests of, MPG and its stockholders, (ii) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and declared the merger agreement and the merger advisable, and (iii) recommends that MPG stockholders vote "FOR" the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, "FOR" the MPG merger-related compensation proposal and "FOR" the MPG adjournment proposal.

        To review the background of, and MPG's reasons for, the merger, as well as certain risks related to the merger, see "The Merger—Background to the Merger" beginning on page 57, "The Merger—MPG's Reasons for the Merger and Recommendation of the MPG Board of Directors" beginning on page 74 and "Risk Factors" beginning on page 34, respectively.

Opinion of AAM's Financial Advisor (page 78)

        In connection with the merger, Greenhill & Co., LLC (who we refer to in this joint proxy statement/prospectus as Greenhill), AAM's financial advisor, delivered to the AAM board of directors an oral opinion on November 2, 2016, which was subsequently confirmed in writing, as to the fairness, from a financial point of view and as of the date of such opinion, to AAM of the merger consideration to be paid by AAM to holders of the shares of MPG common stock pursuant to the merger agreement. The full text of Greenhill's written opinion dated November 2, 2016, which describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated by reference herein in its entirety.

        No opinion or view was expressed as to the relative merits of the merger in comparison to any alternative transactions or strategies that might be available to AAM or in which AAM might engage or as to the underlying business decision of AAM to proceed with or effect the merger. Greenhill provided its opinion to the AAM board of directors for the benefit and use of the AAM board of directors in connection with and for purposes of its evaluation of the merger consideration from a financial point of view and Greenhill's opinion does not address any other aspect of the merger. The opinion is addressed to the AAM board of directors only and does not constitute a recommendation to the AAM board of directors as to whether they should approve the merger or the merger agreement and the transactions contemplated thereby, nor does it constitute a recommendation as to whether AAM stockholders or MPG stockholders should approve the merger or the AAM share issuance, as applicable, at any meeting of the stockholders of AAM or MPG, as the case may be, convened in connection with the merger.

        For a more complete description of Greenhill's opinion, please see the section of this joint proxy statement/prospectus entitled "The Merger—Opinion of AAM's Financial Advisor" beginning on page 78. Please also see Annex C to this joint proxy statement/prospectus.

Opinion of MPG's Financial Advisor (page 85)

        In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated (which we refer to in this joint proxy statement/prospectus as BofA Merrill Lynch), MPG's financial advisor, delivered to the MPG board of directors on November 2, 2016 an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated November 2, 2016, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of MPG common stock. The full text of the written opinion, dated November 2, 2016, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex D to this joint proxy statement/prospectus and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to the MPG board of directors (in its capacity as such) for the benefit and use of the MPG board of directors in connection with and for purposes of its evaluation of the merger. BofA Merrill Lynch's opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to MPG or in which MPG might engage or as to the underlying business decision of MPG to proceed with or effect the merger. BofA Merrill Lynch's opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the merger or any other matter.

        For a more complete description of BofA Merrill Lynch's opinion, please see the section of this joint proxy statement/prospectus entitled "The Merger—Opinion of MPG's Financial Advisor" beginning on page 85. Please also see Annex D to this joint proxy statement/prospectus.

Interests of MPG Directors and Executive Officers in the Merger (page 100)

        In considering the recommendation of the MPG board of directors that MPG stockholders vote to adopt the merger agreement and approve the transactions contemplated by the merger agreement, you should be aware that certain of MPG's directors and executive officers have interests in the merger that differ from, or are in addition to, the interests of MPG stockholders generally. The MPG board of directors was aware of, and considered the interests of, MPG's directors and executive officers in approving the merger agreement. These interests are summarized below and in more detail in the section entitled The Merger—Interests of MPG Directors and Executive Officers in the Merger" beginning on page 100.

Indemnification

        The officers and directors of MPG will have the right to indemnification, exculpation from liabilities and advancement of expenses for events occurring at or prior to the effective time of the merger by the surviving corporation following the merger. Those officers and directors will also have coverage equivalent to that provided under MPG's directors' and officers' liability insurance and/or fiduciary liability insurance policy in effect on the date of the merger agreement with respect to claims arising from facts or events that occurred on or prior to the effective time of the merger for a period of 6 years following the effective time of the merger (and until such later date as of which any action commenced during such 6-year period shall have been finally disposed of).

Employee Benefits Matters

  Employment Agreements

        MPG maintains employment agreements with certain of its executive officers. If the applicable executive officer's employment with MPG is terminated by MPG without "cause" or by such executive for "good reason," the executive will be entitled to severance benefits as set forth in the executive's employment agreement. The employment agreements provide that these benefits will be available whether or not the termination occurs in connection with a change in control of MPG.

  Change in Control Severance Plan

        Certain of MPG's executive officers are eligible to participate in the MPG Change in Control Severance Plan, which was adopted pursuant to the terms of the merger agreement and provides for the payment of severance to such officers in different tiers to the extent such officers are not party to an employment or other agreement that provides for severance benefits. The merger will constitute a "Change in Control" for purposes of eligibility for severance benefits under the MPG Change in Control Severance Plan.

Comparison of Stockholders' Rights (page 183)

        MPG stockholders, whose rights are currently governed by MPG's amended and restated certificate of incorporation and amended and restated bylaws and Delaware law, will, upon the completion of the merger, become stockholders of AAM and their rights will be governed by AAM's certificate of incorporation and second amended and restated by-laws and Delaware law.

        For a more complete description of the comparison of stockholders' rights, please see the section of this joint proxy statement/prospectus entitled "Comparison of Stockholders' Rights" beginning on page 183.

 The AAM Special Meeting

        The AAM special meeting will be held on Wednesday, April 5, 2017, at 8:00 a.m., local time, at AAM World Headquarters Auditorium, One Dauch Drive, Detroit, Michigan 48211. At the AAM special meeting, AAM stockholders will be asked to consider and vote upon the following proposals:

  •
  approval of the AAM share issuance proposal; and

  •
  approval of the AAM adjournment proposal.

        Only business that is stated in the notice of the AAM special meeting may be conducted at the AAM special meeting. Any action may be taken on the items of business described above at the AAM special meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the AAM special meeting may be adjourned.

Record Date; Shares Entitled to Vote; Quorum (page 46)

        The AAM board of directors has fixed the close of business on Friday, February 24, 2017 as the record date for the AAM special meeting.

        Each share of AAM common stock is entitled to one vote.

        Stockholders who hold shares representing a majority in the voting power of the shares of AAM common stock issued and outstanding and entitled to vote at the AAM special meeting must be present in person or by proxy to constitute a quorum for voting on the AAM share issuance proposal and the AAM adjournment proposal at the AAM special meeting. On the AAM record date, 76,476,788 shares of AAM common stock were outstanding and entitled to vote at the AAM special meeting.

Vote Required (page 47)

        Approval of the AAM share issuance proposal requires the affirmative vote of holders of a majority in voting power of the shares of AAM common stock present in person or represented by proxy at the AAM special meeting and entitled to vote on the AAM share issuance proposal. Under NYSE rules, abstentions will have the same effect as votes "AGAINST" the AAM share issuance. Shares not present at the AAM special meeting will have no effect on the outcome of the vote on the AAM share issuance proposal.

        Approval of the AAM adjournment proposal requires the affirmative vote of holders of a majority in voting power of the shares of AAM common stock present in person or represented by proxy and entitled to vote on such proposal at the AAM special meeting. Abstentions will have the same effect as votes "AGAINST" the AAM adjournment proposal. Shares not present at the AAM special meeting will have no effect on the outcome of the vote on the AAM adjournment proposal.

Shares Owned by AAM Directors and Executive Officers (page 47)

        On the AAM record date, directors and executive officers of AAM beneficially owned and were entitled to vote 332,129 shares of AAM common stock, which represented less than 1% of the outstanding shares of AAM common stock entitled to vote at the AAM special meeting on such date. Each of the directors and executive officers of AAM has advised AAM that, as of the date hereof, he or she currently expects to vote his or her shares, or cause his or her shares to be voted, "FOR" the AAM share issuance proposal and "FOR" the AAM adjournment proposal.

 The MPG Special Meeting

        The MPG special meeting will be held on Wednesday, April 5, 2017, at 8:30 a.m., local time, at Two Towne Square, Suite 110, Conference Center, Southfield, Michigan 48076. At the MPG special meeting, MPG stockholders will be asked to consider and vote upon the following proposals:

  •
  adoption of the merger agreement and approval of the transactions contemplated by the merger agreement;

  •
  approval, on an advisory, non-binding basis, of the MPG merger-related compensation proposal; and

  •
  approval of the MPG adjournment proposal.

        Only business that is stated in the notice of the MPG special meeting or otherwise properly brought before the special meeting in accordance with MPG's amended and restated bylaws may be conducted at the MPG special meeting. Any action may be taken on the items of business described above at the MPG special meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the special meeting may be adjourned.

Record Date; Shares Entitled to Vote; Quorum (page 52)

        The MPG board of directors has fixed the close of business on Friday, February 24, 2017 as the record date for the MPG special meeting.

        Each share of MPG common stock is entitled to one vote.

        Stockholders of record who hold shares representing a majority in voting power of the shares of MPG common stock entitled to vote at the MPG special meeting must be present in person or by proxy to constitute a quorum for voting on the proposal to adopt the merger agreement and approve the transactions contemplated by the merger agreement, the MPG merger-related compensation proposal and the MPG adjournment proposal at the MPG special meeting. On the MPG record date, 67,917,752 shares of MPG common stock were outstanding and entitled to vote at the MPG special meeting.

Vote Required (page 53)

        Adoption of the merger agreement and approval of the transactions contemplated thereby requires the affirmative vote of the majority of the outstanding shares of MPG common stock entitled to vote thereon. Abstentions and shares not present at the MPG special meeting will have the same effect as votes "AGAINST" the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement.

        Approval of the MPG merger-related compensation proposal requires the affirmative vote of the majority of the shares of MPG common stock present in person or represented by proxy at the MPG special meeting and voting on such proposal. Abstentions and shares not present at the MPG special meeting will have no effect on the outcome of the vote on the MPG merger-related compensation proposal.

        Approval of the MPG adjournment proposal requires the affirmative vote of the majority of the shares of MPG common stock present in person or represented by proxy at the MPG special meeting and voting on such proposal. Abstentions and shares not present at the MPG special meeting will have no effect on the outcome of the vote on the MPG adjournment proposal.

Shares Owned by MPG Directors and Executive Officers (page 53)

        On the MPG record date, directors and executive officers of MPG owned and were entitled to vote 2,185,575 shares of MPG common stock, which represented 3.2% of the outstanding shares of MPG common stock entitled to vote at the MPG special meeting on such date. Each of the directors and executive officers of MPG has advised MPG that, as of the date hereof, he or she currently expects to vote his or her shares, or cause his or her shares to be voted, "FOR" the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, "FOR" the MPG merger-related compensation proposal and "FOR" the MPG adjournment proposal.

 The Merger Agreement

        The following is a summary of the material provisions of the merger agreement. The following summary of the merger agreement does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The summary of the material terms of the merger agreement below and elsewhere in this joint proxy statement/prospectus is subject to, and qualified in its entirety by, reference to the full text of the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus and is incorporated herein by reference. You should read the entire merger agreement carefully and in its entirety because it, and not the description below or elsewhere in this joint proxy statement/prospectus, is the legal document that governs the merger.

Conditions to the Completion of the Merger (page 126)

        AAM, MPG and Merger Sub are obligated to complete the merger subject to the satisfaction, or, where permissible under applicable law, written waiver, of the following conditions:

  •
  the effectiveness of the registration statement for the shares of AAM common stock being issued in the merger, the absence of any stop order suspending such effectiveness and no proceeding seeking a stop order being pending before the SEC;

  •
  the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement at the MPG special meeting;

  •
  the approval of the AAM share issuance at the AAM special meeting;

  •
  no governmental authority of competent jurisdiction having enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits or makes illegal the consummation of the merger and the other transactions contemplated by the merger agreement (which we collectively refer to in this joint proxy statement/prospectus as a restraint);

  •
  the expiration or termination of the waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (which we refer to in this joint proxy statement/prospectus as the HSR Act) applicable to the merger in the United States and the receipt of all consents, approvals, non-disapprovals, orders and other authorizations of any governmental authority in certain other jurisdictions agreed by the parties;

  •
  the shares of AAM common stock to be issued in the merger having been approved for listing on the NYSE, subject to official notice of issuance; and

  •
  entry into the stockholders' agreement, effective as of the effective time of the merger.

        AAM's and Merger Sub's obligations to consummate the merger are further subject to satisfaction or, where permissible under applicable law, written waiver (by AAM or Merger Sub), of the following additional conditions:

  •
  certain representations and warranties of MPG set forth in the merger agreement with respect to (i) the capitalization of MPG being true and correct in all respects, except for de minimis inaccuracies and (ii) the organization and qualification of MPG, the capitalization of MPG's subsidiaries and the absence of certain obligations and arrangements with respect to the equity interests in MPG and its subsidiaries, the authority of MPG relative to the merger agreement, the absence of restrictions under certain takeover laws or provisions in MPG's certificate of incorporation or bylaws, and entitlement of brokers to fees, in each case, being true and correct (without giving effect to any materiality or MPG material adverse effect qualifier in such representations and warranties) in all material respects, in each case of clauses (i) and (ii), as of the date of the merger agreement and as of the effective time of the merger as though made on and as of such date or time (or, in the case of representations and warranties that address matters only as of a particular date, as of such date);

  •
  all other representations and warranties of MPG set forth in the merger agreement being true and correct (without giving effect to any MPG material adverse effect, materiality or other similar qualifiers in such representations and warranties) as of the date of the merger agreement and as of the effective time of the merger as though made on and as of such date or time (or, in the case of representations and warranties that address matters only as of a particular date, as of such date) except where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, an MPG material adverse effect;

  •
  MPG having performed or complied, in all material respects, with all obligations required to be performed or complied with by it under the merger agreement at or prior to the effective time of the merger;

  •
  the receipt of a certificate from an executive officer of MPG certifying that the above conditions have been satisfied; and

  •
  the absence of an MPG material adverse effect since the date of the merger agreement.

        MPG's obligation to consummate the merger is further subject to satisfaction or, where permissible under applicable law, written waiver (by MPG), of the following additional conditions:

  •
  certain representations and warranties of AAM set forth in the merger agreement with respect to (i) the capitalization of AAM being true and correct in all respects, except for de minimis inaccuracies and (ii) the organization and qualification of AAM, the capitalization of AAM's subsidiaries and the absence of certain obligations and arrangements with respect to the equity interests in AAM and its subsidiaries, the authority of AAM relative to the merger agreement, brokers and proposals relating to an alternative transaction with AAM, in each case, being true and correct (without giving effect to any materiality or AAM material adverse effect qualifier in such representations and warranties) in all material respects, in each case of clauses (i) and (ii), as of the date of the merger agreement and as of the effective time of the merger as though made on and as of such date or time (or, in the case of representations and warranties that address matters only as of a particular date, as of such date);

  •
  all other representations and warranties of AAM set forth in the merger agreement being true and correct (without giving effect to any AAM material adverse effect, materiality or other similar qualifiers in such representations and warranties) as of the date of the merger agreement and as of the effective time of the merger as though made on and as of such date or time (or, in the case of representations and warranties that address matters only as of a particular date, as of such date) except where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, an AAM material adverse effect;

  •
  AAM having performed or complied, in all material respects, with all obligations required to be performed or complied with by it under the merger agreement at or prior to the effective time of the merger;

  •
  the receipt of a certificate from an executive officer of AAM certifying that the above conditions have been satisfied;

  •
  the absence of an AAM material adverse effect since the date of the merger agreement; and

  •
  the increase of the size of the AAM board of directors from 8 to 11, the appointment of each of the AS designees to a different class on the AAM board of directors and the appointment of one of the AS designees to each of AAM's Executive Committee, Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee, in each case, effective as of the effective time of the merger.

Termination of the Merger Agreement; Payment of Termination Fees (pages 134 and 138)

        The merger agreement contains provisions addressing the circumstances under which AAM and/or MPG may terminate the merger agreement. In certain circumstances, upon termination of the merger agreement, AAM will be required to pay a termination fee to MPG ranging from $50,897,000 to $101,794,000, depending on the circumstances giving rise to the termination of the merger agreement, and MPG will be required to pay to AAM a termination fee of $50,897,000. In addition, in the event the merger agreement is terminated, in certain circumstances, either party may be required to reimburse the other party for its transaction-related expenses, subject to a $15 million limit. The amount of any expenses paid by either AAM or MPG to the other party will be credited against any termination fee to be paid by such party if the termination fee subsequently becomes payable.

Regulatory Matters (page 113)

        AAM, Merger Sub and MPG have agreed to use their respective reasonable best efforts to consummate and make effective the merger and the other transactions contemplated by the merger agreement, including, among other things, using reasonable best efforts to obtain (and cooperating with the other party to obtain) all regulatory approvals that may be or become necessary for the consummation of the transactions.

        However, in no event will AAM or Merger Sub or their subsidiaries be obligated to take any action in connection with obtaining any required regulatory approval that would require the divestiture of any assets of AAM or MPG or any of their subsidiaries, would limit AAM's freedom of action with respect to, or its ability to retain, MPG and its subsidiaries or any portion thereof or any of AAM's or its affiliates' other assets or businesses, or would, in AAM's reasonable judgment, be expected to have, either individually or in the aggregate, a material adverse impact on any of AAM's businesses or the MPG businesses to be acquired in the merger, except that, if necessary to obtain the regulatory consents or approvals discussed below, AAM will agree to the divestiture of the assets or businesses or products or product lines of MPG and its subsidiaries that, individually or in the aggregate, generated total worldwide revenues of up to $150,000,000 in the twelve month period ended September 30, 2016.

        Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (which we refer to in this joint proxy statement/prospectus as the FTC), the merger may not be completed until notification and report forms have been filed by AAM and MPG with the FTC and the Antitrust Division of the Department of Justice (which we refer to in this joint proxy statement/prospectus as the DOJ) and the applicable waiting period has expired or been terminated. AAM and MPG filed their respective notification and report forms under the HSR Act with the FTC and the DOJ on November 18, 2016. To provide the FTC additional time to review the proposed transaction, AAM withdrew its HSR filing effective December 19, 2016 and refiled it on December 21, 2016. On January 20, 2017, at 11:59 p.m. Eastern Standard Time, the HSR Act waiting period expired.

        The merger is also subject to antitrust review by governmental authorities in several foreign jurisdictions in which the companies have a sufficient market presence to require filings. As of the date of this joint proxy statement/prospectus, the parties have made filings in Austria, Germany, Mexico and South Korea. On December 22, 2016, the merger was granted early clearance in Germany. On January 10, 2017, the merger was cleared in Austria. On January 26, 2017, the merger was granted approval in South Korea. On February 16, 2017, the parties refiled their application with respect to the merger with the Federal Economic Competition Commission of Mexico (which we refer to in this joint proxy statement/prospectus as COFECE) to include additional information requested by COFECE. Approval by COFECE is the only remaining required governmental approval.

No Solicitation (page 129)

        The merger agreement contains restrictions on each of MPG's and AAM's ability to solicit or engage in discussions or negotiations with a third party regarding certain alternative transactions involving each company and/or their respective subsidiaries. Notwithstanding these restrictions, under certain circumstances and subject to certain conditions, prior to the receipt of their respective stockholder approvals, each of MPG and AAM may respond to, and engage in discussions and negotiations with respect to, an unsolicited acquisition proposal. In addition, at any time prior to the receipt of their respective stockholder approvals and subject to certain conditions, in response to an unsolicited written acquisition proposal that the party's board of directors determines provides for a superior proposal, the board of directors of such party may change its recommendation that its stockholders vote to adopt the merger agreement and approve the transactions contemplated thereby, in the case of MPG, or approve the AAM share issuance, in the case of AAM, approve an alternative transaction and/or terminate the merger agreement if such party's board of directors determines that the failure to do so would be inconsistent with its fiduciary duties under applicable law.

Accounting Treatment (page 179)

        The merger will be accounted for using the acquisition method of accounting with AAM as the acquiror.

Timing of the Transaction

        The merger is currently expected to be completed during the first half of 2017. However, it is possible that factors outside of each company's control could require them to complete the merger at a later time or not to complete the merger at all.

The Voting Agreement

        Contemporaneously with entering into the merger agreement, AAM entered into the voting agreement with the AS stockholder with respect to all shares of MPG common stock owned by the AS stockholder, which constituted approximately 77% of the issued and outstanding shares of MPG common stock as of the date of the voting agreement. Under the voting agreement, the AS stockholder has agreed to, among other things and subject to the terms and conditions of the voting agreement, vote shares of MPG common stock owned by the AS stockholder constituting approximately 38% of the issued and outstanding shares of MPG common stock as of the date of the voting agreement in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, and vote all other shares of MPG common stock owned by the AS stockholder in the same proportion as the manner in which the shares of MPG common stock not owned by the AS stockholder are voted. For a more complete description of the voting agreement, see "The Voting Agreement" beginning on page 155.

The Stockholders' Agreement

        AAM, the AS stockholder and, for certain limited purposes, American Securities will enter into a stockholders' agreement (which we refer to in this joint proxy statement/prospectus as the stockholders' agreement) in connection with, and as a condition to, the consummation of the merger, effective as of the effective time of the merger. The stockholders' agreement will contain, among other things, certain voting obligations and transfer and standstill restrictions with respect to the shares of AAM common stock owned following the effective time of the merger by the AS stockholder and any other controlled affiliate of American Securities to whom shares of AAM common stock are transferred. The stockholders' agreement will also grant certain director nomination rights, registration rights and preemptive rights to the AS stockholder. For a more complete description of the stockholders' agreement, see "Stockholders' Agreement" beginning on page 158.

 Selected Historical Consolidated Financial Data of AAM

        The selected historical consolidated financial data of AAM for each of the years ended December 31, 2016, 2015 and 2014 and as of December 31, 2016 and 2015 has been derived from AAM's audited consolidated financial statements included in AAM's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 10, 2017, which is incorporated by reference herein. The selected historical consolidated financial data of AAM presented for each of the years ended December 31, 2013 and 2012 and as of December 31, 2014, 2013 and 2012 has been derived from AAM's audited consolidated financial statements not incorporated by reference herein. The results for any historical period are not necessarily indicative of future results of AAM or the combined company following completion of the merger.

        This financial data should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this joint proxy statement/prospectus, as well as other information that has been filed by AAM with the SEC. See "Where You Can Find More Information" beginning on page 196 for more information on where you can obtain copies of this information.

	Year Ended December 31,
	2016		2015	2014	2013		2012
	(in millions, except per share data)
Statement of income data
Net sales	$3,948.0		$3,903.1	$3,696.0	$3,207.3		$2,930.9
Gross profit	726.1		635.4	522.8	478.7		439.2
Selling, general and administrative expenses	319.2		277.3	255.2	238.4		242.2
Restructuring and acquisition-related costs	26.2		—	—	—		40.6
Operating income	380.7		358.1	267.6	240.3		156.4
Net interest expense	(90.5)		(96.6)	(97.8)	(115.3)		(101.0)
Net income	240.7	(a)	235.6 (b)	143.0 (c)	94.5	(b)	366.7	(b)(d)(e)
Net income attributable to AAM	240.7	(a)	235.6 (b)	143.0 (c)	94.5	(b)	367.7	(b)(d)(e)
Diluted earnings per share	$3.06		$3.02	$1.85	$1.23		$4.87
Balance sheet data
Cash and cash equivalents	$481.2		$282.5	$249.2	$154.0		$62.4
Total assets	3,448.1		3,202.7	3,240.4	3,005.4		2,843.5
Total long-term debt, net	1,400.9		1,375.7	1,504.6	1,537.0		1,433.1
Total AAM stockholders' equity (deficit)	530.0		301.5	113.4	40.5		(113.9)
Dividends declared per share	—		—	—	—		—
Statement of cash flows data
Cash provided by (used in) operating activities	$407.6		$377.6	$318.4	$245.5	(f)	$(157.2	)(f)
Cash used in investing activities	(227.7)		(188.1)	(195.3)	(213.7	)(f)	(185.4)
Cash provided by (used in) financing activities	18.4		(143.6)	(21.4)	61.3	(f)	235.2	(f)
Other data
Depreciation and amortization	$201.8		$198.4	$199.9	$177.0		$152.2
Capital expenditures	223.0		193.5	206.5	251.9		207.6
Proceeds from government grants	2.8		5.1	2.1	—		—
Purchase buyouts of leased equipment	4.6		—	—	—		—
Proceeds from sale-leaseback of equipment	—		—	—	24.1		12.1
(a)
Includes acquisition and integration related charges of $7.1 million, net of tax, asset impairment and plant closure costs of $4.7 million and implementation costs, including professional expenses, relating to restructuring of $6.6 million, net of tax.

(b)
Includes charges of $0.5 million, net of tax, in 2015, $35.1 million, net of tax, in 2013, and $19.8 million in 2012 related to debt refinancing and redemption costs.

(c)
Includes a settlement charge of $23.1 million, net of tax, related to our terminated vested lump-sum pension payout in the U.S.

(d)
Includes net special charges, curtailment gains, asset impairments and asset redeployment and other restructuring costs associated with plant closures of $26.4 million, net of tax.

(e)
Includes the impact of the reversal of our valuation allowance on U.S. federal deferred tax assets of $337.5 million in the fourth quarter of 2012.

(f)
These amounts have been adjusted to reflect the impact of retrospectively adopting the cash flow classification guidance in Accounting Standards Update 2016-15. In 2013, we made cash payments of $27.5 million for redemption premiums, tender premiums and professional fees associated with the repayment of our remaining 9.25% Notes and 7.875% Notes. These cash payments were classified within operating activities in 2013 and the table above reflects reclassification of these payments to financing activities as required by ASU 2016-15. Also in 2013, we received $5.0 million as the beneficiary of a key man life insurance policy upon the passing of our Co-Founder and former Executive Chairman of the Board of Directors. This cash receipt was classified within operating activities in 2013 and the table above reflects reclassification of the cash receipt to investing activities as required by ASU 2016-15. In 2012, we made cash payments of $18.3 million for redemption premiums, tender premiums, make-whole premiums and professional fees associated with the repayment of a portion of our 9.25% Notes and all of our remaining 5.25% Notes. These cash payments were classified within operating activities in 2012 and the table above reflects reclassification of these payments to financing activities as required by ASU 2016-15.

 Selected Historical Consolidated Financial Data of MPG

        The selected historical consolidated financial data of MPG for each of the years ended December 31, 2016, 2015 and 2014 and as of December 31, 2016 and 2015 has been derived from MPG's audited consolidated financial statements included in MPG's Current Report on Form 8-K, filed with the SEC on March 2, 2017, which is incorporated by reference herein. The selected historical consolidated financial data of MPG presented for each of the years ended December 31, 2013 and 2012 and as of December 31, 2014, 2013 and 2012 has been derived from MPG's consolidated financial statements not incorporated by reference herein. The results for any historical period are not necessarily indicative of future results of MPG or the combined company following completion of the merger.

        MPG was formed through the combination of ASP HHI Holdings, Inc. (which, together with its subsidiaries, we refer to in this joint proxy statement/prospectus as HHI), ASP MD Holdings, Inc. (which, together with its subsidiaries, we refer to in this joint proxy statement/prospectus as Metaldyne), and ASP Grede Intermediate Holdings LLC (which, together with its subsidiaries, we refer to in this joint proxy statement/prospectus as Grede) on August 4, 2014 (which we refer to in this joint proxy statement/prospectus as the combination). Each of the three operating groups was owned primarily by certain private equity funds affiliated with American Securities. American Securities acquired its interest in HHI in October 2012, Metaldyne in December 2012, and Grede in June 2014. Each of these acquisitions was accounted for using the acquisition method of accounting, with the respective purchase price allocated to the identifiable assets and liabilities of the acquired entity, with any excess purchase price recorded as goodwill. Effective December 12, 2014, MPG completed an initial public offering of its common stock.

        HHI is presented as the predecessor to MPG for financial reporting purposes. We refer to the period prior to October 6, 2012 as the predecessor period in this joint proxy statement/prospectus and we refer to the period from October 6, 2012 to December 31, 2016 as the successor period in this joint proxy statement/prospectus. The combination was accounted for as a reorganization of entities under common control in a manner similar to a pooling of interests, and, as such, the bases of accounting of HHI, Metaldyne and Grede were carried over to MPG. The selected historical consolidated financial statement data reflects the retrospective application of MPG's capital structure and consolidated presentation of the combination for the successor period.

        As a result of the above transactions, the selected historical consolidated financial data includes:

  •
  the results of HHI for the five years ended December 31, 2016;

  •
  the results of Metaldyne from December 18, 2012 through December 31, 2012 and for the years ended December 31, 2013, 2014, 2015 and 2016; and

  •
  the results of Grede from June 2, 2014 through December 31, 2014 and for the years ended December 31, 2015 and 2016.

        This financial data should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this joint proxy statement/prospectus, as well as other information that has been filed by MPG with the SEC. See "Where You Can Find More Information" beginning on page 196 for more information on where you can obtain copies of this information.

					Successor Period(a)	Predecessor Period(a)
	Year Ended December 31,

	2016	2015	2014	2013	2012	2012

	(In millions, except per share data)
Statement of Operations Data:
Net sales	$2,790.7	3,047.3	2,717.0	2,017.3	205.3	680.5
Cost of sales	2,321.5	2,531.3	2,294.1	1,708.7	199.5	559.0

Gross profit	469.2	516.0	422.9	308.6	5.8	121.5
Selling, general and administrative expenses	242.3	249.6 (c)	194.6	123.2	14.4	116.6
Acquisition costs	—	—	13.0	—	25.9	13.4
Goodwill impairment	—	—	11.8	—	—	—

Operating profit (loss)	226.9	266.4	203.5	185.4	(34.5)	(8.5)
Interest expense, net	103.5	107.5	99.9	74.7	11.1	25.8
Loss on debt extinguishment	—	0.4	60.7	—	—	—
Other, net	(11.9)	(15.4)	(11.3)	17.8	1.5	2.4

Other expense, net	91.6	92.5	149.3	92.5	12.6	28.2

Income (loss) before tax	135.3	173.9	54.2	92.9	(47.1)	(36.7)
Income tax expense (benefit)	38.4	48.1	(19.1) (b)	35.0	(15.2)	(11.1)

Net income (loss)	96.9	125.8	73.3	57.9	(31.9)	(25.6)
Income attributable to noncontrolling interest	0.6	0.4	0.4	0.3	—	0.2

Net income (loss) attributable to stockholders	$96.3	125.4	72.9	57.6	(31.9)	(25.8)

Net income (loss) per share attributable to stockholders:
Basic	$1.43	1.86	1.09	0.86	(0.48)	(1.46)
Diluted	1.39	1.80	1.06	0.86	(0.48)	(1.46)
Basic weighted average shares outstanding	67.5	67.3	67.1	67.1	67.1	17.7
Diluted weighted average shares outstanding	69.3	69.7	68.5	67.1	67.1	17.7
Statement of Cash Flows Data:
Cash flows from operating activities	$318.6	330.0	305.4	234.3	(1.8)	64.7
Cash flows from investing activities	(208.2)	(222.7)	(984.9)	(116.7)	(1,515.0)	(31.3)
Cash flows from financing activities	(62.2)	(86.2)	776.7	(91.1)	1,557.1	(27.3)
Effect of exchange rates	(6.7)	(9.4)	(8.9)	1.4	—	0.3

Net increase in cash and cash equivalents	$41.5	11.7	88.3	27.9	40.3	6.4

Balance Sheet Data:
Cash and cash equivalents	$209.7	$168.2	156.5	68.2	40.3	Not applicable
Property and equipment, net	831.6	786.0	750.2	539.5	546.2	Not applicable
Total assets(d)	3,190.5	3,157.6	3,203.4	2,178.5	2,217.0	Not applicable
Long-term debt, including capital lease obligations(d)	1,845.1	1,864.1	1,939.0	1,221.4	1,042.5	Not applicable
Total debt(d)	1,846.1	1,864.8	1,940.6	1,241.7	1,049.8	Not applicable
Total liabilities(d)	2,511.3	2,518.6	2,678.5	1,853.3	1,696.5	Not applicable
Total stockholders' equity	679.2	639.0	524.9	325.2	520.5	Not applicable
(a)
The period from January 1, 2012 to October 5, 2012 is referred to as the "Predecessor Period." The period from October 6, 2012 to December 31, 2012 is referred to as the "Successor Period."

(b)
Includes a $31.6 million deferred tax benefit attributable to a change in the assertion that the earnings of certain foreign subsidiaries were indefinitely reinvested in 2014.

(c)
Includes $11.7 million of stock-based compensation expense associated with share based award modifications as part of certain employee separation agreements in 2015.

(d)
Effective April 3, 2016, MPG adopted Accounting Standards Update (ASU) No. 2015-03, Interest—Imputation of Interest (Topic 835-30): Simplifying the Presentation of Debt Issuance Costs and used the retrospective application method to adjust total assets, long-term debt, total debt, and total liabilities balances. All prior period balances have been retrospectively adjusted to conform with the current presentation.

 Selected Unaudited Pro Forma Condensed Combined Financial Information of AAM and MPG

        The following selected unaudited pro forma condensed combined financial information has been prepared based on the historical condensed consolidated financial information of AAM and MPG, adjusted to give effect to the merger. The unaudited pro forma condensed combined statement of income information for the year ended December 31, 2016, gives effect to the merger as if it had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet information gives effect to the merger as if it had occurred on December 31, 2016, AAM's most recent balance sheet date prior to the filing of this joint proxy statement/prospectus.

        This selected unaudited pro forma condensed combined financial information is illustrative and is for informational purposes only. The results and balances reflected herein are not necessarily indicative of the financial position or the results of operations of the combined company that might have occurred had the merger taken place on January 1, 2016, for purposes of the statement of income, or December 31, 2016, for purposes of the balance sheet. The results and balances reflected herein are not intended to be a projection of future financial position or results of operations of the combined company, which may vary materially from the results reflected because of various factors, including those discussed in the section entitled "Risk Factors" beginning on page 34 of this joint proxy statement/prospectus.

        This selected unaudited pro forma condensed combined financial information should be read in conjunction with (i) the unaudited pro forma condensed combined financial statements and accompanying notes beginning on page 165 of this joint proxy statement/prospectus; (ii) AAM's audited consolidated financial statements and accompanying notes for the year ended December 31, 2016, which are incorporated by reference in this joint proxy statement/prospectus; and (iii) MPG's audited consolidated financial statements and accompanying notes for the year ended December 31, 2016, which are incorporated by reference in this joint proxy statement/prospectus.

Pro Forma Condensed Combined Statement of Income Information (in millions, except per share data)	Year Ended December 31, 2016
Net sales	$6,643.6
Operating income	572.7
Net income attributable to stockholders	275.7
Earnings per share, basic	$2.44
Earnings per share, diluted	$2.43

Pro Forma Condensed Combined Balance Sheet Information (in millions)	December 31, 2016
Total current assets	$1,970.3
Property, plant and equipment, net	1,987.7
Goodwill	1,554.5
Total assets	7,800.0
Long-term debt, net (including current portion)	4,187.0
Total stockholders' equity	1,180.4

 Unaudited Comparative Per Share Data

        Presented below are AAM's and MPG's historical per share data for the year ended December 31, 2016 and unaudited pro forma combined per share data for the year ended December 31, 2016. This information should be read in conjunction with (i) the unaudited pro forma condensed combined financial statements and accompanying notes beginning on page 165 of this joint proxy statement/prospectus; (ii) AAM's audited consolidated financial statements and accompanying notes for the year ended December 31, 2016, which are incorporated by reference in this joint proxy statement/prospectus; and (iii) MPG's audited consolidated financial statements and accompanying notes for the year ended December 31, 2016, which are incorporated by reference in this joint proxy statement/prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company.

        The historical book value per share is computed by dividing total stockholders' equity by the number of shares of common stock outstanding at the end of the period. The pro forma income per share of the combined company is computed by dividing the pro forma income by the pro forma weighted average number of shares outstanding. The pro forma book value per share of the combined company is computed by dividing total pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at the end of the period. The MPG unaudited pro forma equivalent per share financial information is computed by multiplying the AAM unaudited pro forma combined per share amounts by the exchange ratio (0.5 of a share of AAM common stock for each share of MPG common stock).

Year Ended December 31, 2016
(in millions, except per share data)
AAM—Pro Forma
Net income from continuing operations	$275.7
Earnings per share, basic	$2.44
Earnings per share, diluted	$2.43
Book value per share(1)	$10.60
Dividends declared per share of common stock	$—
AAM—Historical
Net income from continuing operations	$240.7
Earnings per share, basic	$3.08
Earnings per share, diluted	$3.06
Book value per share	$6.93
Dividends declared per share of common stock	$—
MPG—Historical
Net income from continuing operations attributable to stockholders	$96.3
Earnings per share, basic	$1.43
Earnings per share, diluted	$1.39
Book value per share	$10.00
Dividends declared per share of common stock	$0.37
MPG—Equivalent Pro Forma
Net income from continuing operations	N/A
Earnings per share, basic	$1.22
Earnings per share, diluted	$1.22
Book value per share(1)	$5.30
Dividends declared per share of common stock	$—
(1)
Based upon $20.05 per share of AAM common stock, which represents the closing price of AAM common stock on February 27, 2017.

Market Prices and Dividend Information

        AAM common stock is listed for trading on the NYSE under the symbol "AXL" and MPG common stock is listed for trading on the NYSE under the symbol "MPG."

        The following table presents the closing prices of shares of AAM common stock and shares of MPG common stock, as reported on the NYSE on:

  •
  November 2, 2016, the last full trading day prior to the public announcement of the merger agreement; and

  •
  March 3, 2017, the latest practicable date prior to mailing this joint proxy statement/prospectus.

        The table also presents the equivalent value of the merger consideration per share of MPG common stock on those dates:

	AAM Common Stock	MPG Common Stock	Equivalent Price Per Share of MPG Common Stock(1)
November 2, 2016	$16.61	$14.30	$21.81
March 3, 2017	$20.44	$23.70	$23.72

(1)
Reflects the market value of the merger consideration per share of MPG common stock, calculated by adding (a) the cash portion of the consideration, or $13.50, plus (b) the closing price of AAM common stock as of the specified date multiplied by the exchange ratio of 0.5.

        The market prices of shares of AAM common stock and shares of MPG common stock will fluctuate prior to the completion of the merger. You should obtain current market quotations for the shares.

        MPG has historically paid quarterly cash dividends to its stockholders. Under the merger agreement, MPG may continue to make its regular quarterly cash dividends consistent with past practice (including as to the record date, timing of payment and amount thereof) in an aggregate amount per quarter not in excess of $0.0925 per share of MPG common stock. On February 24, 2017, the MPG board of directors declared a dividend of $0.0925 per share of MPG common stock. The dividend is payable on March 24, 2017 to holders of record of MPG common stock as of March 10, 2017. MPG expects to make additional public announcements from time to time prior to the completion of the merger with respect to the timing of the declaration and payment of dividends to its stockholders.

        AAM has not paid cash dividends to its stockholders since 2008.

 Financing

        The obligations of AAM and Merger Sub under the merger agreement are not subject to any conditions regarding their ability to finance, or obtain financing for, the transactions contemplated by the merger agreement, and they are obligated under the merger agreement to have sufficient funds available to satisfy their obligations under the merger agreement. AAM has obtained commitments for financing (i) to pay (A) the cash consideration payable in connection with the merger and (B) related fees and expenses, (ii) to refinance any indebtedness outstanding under the existing AAM senior secured revolving credit facility and certain existing indebtedness of MPG and (iii) for general corporate purposes.

        AAM's financing commitments consist of amounts up to the following:

  •
  $100 million in commitments for a senior secured term loan A facility;

  •
  $1.55 billion in commitments for a senior secured term loan B facility;

  •
  $800 million in commitments for a senior secured revolving credit facility; and

  •
  $1.2 billion in commitments for a senior unsecured bridge facility, to be provided if, prior to the completion date of the merger, AAM has not received gross proceeds of at least $1.2 billion in new senior unsecured notes.

        Under the documentation for the financing commitments, AAM has the option to reduce those commitments by up to $400 million.

        AAM intends to enter into definitive documentation for the financing on or prior to the completion of the merger.

        For more information, see "Financing Relating to the Merger" beginning on page 121.

RISK FACTORS

        In addition to the other information included and incorporated by reference in this joint proxy statement/prospectus, AAM stockholders and MPG stockholders should consider carefully the matters described below in determining whether to approve the AAM share issuance or to adopt the merger agreement and approve the transactions contemplated by the merger agreement, as applicable, and the other related matters described in this joint proxy statement/prospectus.

 Risks Related to the Merger

         We cannot provide any assurance that the merger will be completed.

        The completion of the merger is subject to customary closing conditions described in the merger agreement, including, among others, (i) adoption by MPG stockholders of the merger agreement and approval of the transactions contemplated by the merger agreement, (ii) approval by AAM stockholders of the AAM share issuance, (iii) obtaining antitrust and other regulatory approvals in the United States and certain other jurisdictions and (iv) the absence of any event, circumstance, change, condition, occurrence or effect that, individually or in the aggregate, has or would reasonably be expected to have, a material adverse effect on MPG's or AAM's business. See "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 126.

        Although each of MPG and AAM has agreed in the merger agreement to use its reasonable best efforts to consummate and make effective the merger and the other transactions contemplated by the merger agreement, these and other conditions to the merger may not be satisfied. In addition, satisfying the conditions to the merger may take longer than, and could cost more than, AAM and MPG expect. Any delay in completing the merger may adversely affect the benefits that AAM and MPG expect to achieve from the merger and the integration of their businesses.

         The exchange ratio is fixed and will not be adjusted for changes affecting the market price of either shares of AAM common stock or shares of MPG common stock. Because the market value of shares of AAM common stock may fluctuate, MPG stockholders cannot be sure of the market value of the stock consideration they will receive in the merger.

        The stock consideration that MPG stockholders will receive is a fixed number of shares of AAM common stock; it is not a number of shares with a particular fixed market value. See "The Merger—Merger Consideration" beginning on page 106. The market value of shares of AAM common stock and MPG common stock at the effective time of the merger may vary significantly from their respective values on the date the merger agreement was executed or at other later dates, including the date on which MPG stockholders vote on the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement and the date on which AAM stockholders vote on the approval of the AAM share issuance proposal. Because the exchange ratio relating to the stock consideration will not be adjusted to reflect any changes in the market value of shares of AAM common stock or MPG common stock, the market value of the shares of AAM common stock issued in connection with the merger and the MPG common stock converted in connection with the merger may be higher or lower than the values of those shares on earlier dates. Stock price changes may result from a variety of factors, including changes in the business, operations or prospects of AAM or MPG, regulatory considerations, and general business, market, industry or economic conditions.

        Neither AAM nor MPG is permitted to terminate the merger agreement solely because of changes in the market price of either party's respective common stock.

        However, in certain other circumstances, each of the AAM board of directors and the MPG board of directors may withdraw its recommendation to their respective stockholders that they approve the AAM share issuance or adopt the merger agreement and approve the transactions contemplated by the merger agreement, as applicable, if such board of directors determines in good faith (after consultation with its outside legal counsel) that the failure to make a change in recommendation would be inconsistent with its fiduciary duties under applicable law. See "The Merger Agreement—No Solicitation—Board Recommendation Change" beginning on page 132.

         The merger is subject to the receipt of consents and approvals from regulatory authorities that may impose conditions that could have an adverse effect on AAM, MPG or the combined company following the merger or, if not obtained, could prevent the completion of the merger.

        Before the merger may be completed, applicable waiting periods must expire or terminate under antitrust and competition laws and clearances or approvals must be obtained from various regulatory authorities. In deciding whether to grant antitrust or regulatory clearances or approvals, the relevant governmental entities will consider the effect of the merger on competition within their relevant jurisdiction. The terms and conditions of the clearances or approvals that are granted may impose requirements, limitations or costs or place restrictions on the conduct of the combined company's business. Despite the parties' commitments to use their reasonable best efforts to comply with conditions imposed by regulatory entities, under the terms of the merger agreement, AAM is not be required to take actions that would reasonably be expected to have a material adverse impact on the business of AAM or MPG as the surviving corporation after the merger, except that, if necessary to obtain the required regulatory consents or approvals, AAM will agree to the divestiture of the assets or businesses or products or product lines of MPG that, individually or in the aggregate, generated total worldwide revenues of up to $150,000,000 in the twelve month period ended September 30, 2016. See "The Merger Agreement—Additional Terms—Reasonable Best Efforts" beginning on page 147. There can be no assurance that regulatory authorities will not impose conditions, terms, obligations or restrictions and that such conditions, terms, obligations or restrictions will not have the effect of delaying the completion of the merger, imposing additional material costs on or materially limiting the revenues of the combined company following the merger or otherwise reduce the anticipated benefits of the merger if the merger were consummated successfully within the expected timeframe. In addition, neither AAM nor MPG can provide assurance that any such conditions, terms, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, the completion of the merger is conditioned on the absence of certain restraining orders or injunctions by judgment, court order or law that would prohibit the completion of the merger. For a more detailed description of the regulatory review process, please see the section titled "The Merger—Regulatory Matters" beginning on page 113.

         AAM's inability to satisfy and comply with conditions under its existing financing arrangements or raise additional or replacement financing could delay or prevent the completion of the merger.

        The obligations of AAM and Merger Sub under the merger agreement are not subject to any conditions regarding their ability to finance, or obtain financing for, the transactions contemplated by the merger agreement, and they are obligated under the merger agreement to have sufficient funds available to satisfy their obligations under the merger agreement. If AAM is unable to satisfy the conditions required under its financing commitments or any definitive financing documentation, AAM may not have available the funds necessary to fund the cash portion of the merger consideration. In addition, one or more financing sources under the financing commitments may default on its obligation to provide the financing and the commitments of any such defaulting financing source may not be replaced on a timely basis. Any such failure to have available the necessary funds to fund the cash portion of the merger consideration could delay or prevent the completion of the merger. See "The Merger Agreement—Financing" beginning on page 150.

         AAM and MPG will incur transaction and integration costs in connection with the merger.

        AAM and MPG expect that they will incur significant, non-recurring costs in connection with consummating the merger. In addition, AAM will incur integration and restructuring costs following the completion of the merger as AAM integrates the businesses of the two companies. There can be no assurances that the expected benefits and efficiencies related to the integration of the businesses will be realized to offset these transaction, integration and restructuring costs over time. AAM and MPG may also incur additional costs to maintain employee morale and to retain key employees. AAM will also incur significant fees and expenses relating to the financing arrangements in connection with the merger. AAM and MPG will also incur significant legal, financial advisor, accounting, banking and consulting fees, fees relating to regulatory filings and notices, SEC filing fees, printing and mailing fees and other costs associated with the merger. Some of these costs are payable regardless of whether the merger is completed. See "The Merger Agreement—Payment of Certain Fees and Expenses" beginning on page 138.

         The merger agreement restricts AAM's and MPG's conduct of business prior to the completion of the merger and limits both parties' ability to pursue an alternative acquisition proposal to the merger.

        Under the merger agreement, AAM and MPG are subject to certain restrictions on the conduct of their respective businesses prior to completing the merger, which restrictions may adversely affect AAM's and MPG's ability to exercise certain of their respective business strategies. See "The Merger Agreement—Conduct of Business Pending the Merger" beginning on page 140. These restrictions may prevent AAM and MPG from pursuing otherwise attractive business opportunities and making other changes to their respective businesses prior to the completion of the merger or termination of the merger agreement.

        In addition, the merger agreement prohibits AAM and MPG from (A) soliciting, initiating, facilitating or encouraging any inquiry, proposal or offer relating to alternative business combination transactions, or (B) engaging in discussions or negotiations regarding, or providing any nonpublic information in connection with, proposals relating to alternative business combination transactions, in each case, subject to certain exceptions set forth in the merger agreement. See "The Merger Agreement—No Solicitation" beginning on page 129. In certain circumstances, upon termination of the merger agreement, AAM will be required to pay a termination fee to MPG ranging from $50,897,000 to $101,794,000, depending on the circumstances giving rise to the right to terminate the merger agreement, or MPG will be required to pay a termination fee of $50,897,000 to AAM, and each party will be required to reimburse the other party for its transaction-related expenses, subject to a $15 million limit (provided that the amount of any expenses paid by either AAM or MPG to the other party will be credited against any termination fee to be paid by such party if the termination fee subsequently becomes payable). See "The Merger Agreement—Payment of Certain Fees and Expenses" beginning on page 138. These provisions may limit AAM's and MPG's respective ability to pursue offers from third parties that could result in greater value to their respective stockholders than the value resulting from the merger. The termination fee may also discourage third parties from pursuing an alternative acquisition proposal with respect to AAM or MPG, or might result in third parties proposing to pay a lower value per share to acquire MPG or AAM than it might otherwise have been willing to pay.

         While the merger is pending, AAM and MPG will be subject to business uncertainties that could adversely affect their businesses.

        Uncertainty about the effect of the merger on employees, customers and suppliers may have an adverse effect on AAM and MPG. These uncertainties may impair AAM's and MPG's ability to attract, retain and motivate key personnel until the merger is consummated and for a period of time thereafter, and could cause both parties' respective customers, suppliers and other business partners to delay or defer certain business decisions or to seek to change existing business relationships with AAM or MPG. Employee retention may be particularly challenging during the pendency of the merger because employees may experience uncertainty about their future roles with the combined company. If, despite AAM's and MPG's retention efforts, key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the companies as combined, AAM's and

MPG's businesses could be seriously harmed. Any delay in completing the merger may further increase such uncertainties and the adverse effects related thereto.

         If the merger is not completed by a certain outside date, either AAM or MPG may choose not to proceed with the merger.

        Either AAM or MPG may terminate the merger agreement if the merger has not been completed by August 3, 2017 (which date will be extended automatically for an additional 90 days if the delay is the result of a failure to obtain any required regulatory approval) unless the failure of the party seeking to terminate the merger agreement to have fulfilled any of its obligations under the merger agreement was the principal cause of, or resulted in, the failure of the merger to have occurred by such date. See "The Merger Agreement—Termination of the Merger Agreement" beginning on page 134.

         Failure to complete the merger could materially and adversely impact the financial conditions, results of operations or stock prices of AAM and MPG.

        As described above, the conditions to the completion of the merger may not be satisfied. If the merger is not completed for any reason, AAM and MPG will be subject to several risks, including the following:

  •
  being required to pay a termination fee ranging from $50,897,000 to $101,794,000, in the case of AAM, and of $50,897,000 in the case of MPG, under certain circumstances provided in the merger agreement (see "The Merger Agreement—Payment of Certain Fees and Expenses" beginning on page 138);

  •
  being required to reimburse the other party for certain fees and expenses relating to the merger, such as legal, financial advisor, accounting, banking, consulting and printing fees and expenses up to $15 million under certain circumstances provided in the merger agreement (provided that the amount of any expenses paid by either AAM or MPG to the other party will be credited against any termination fee to be paid by such party if the termination fee subsequently becomes payable) (see "The Merger Agreement—Payment of Certain Fees and Expenses" beginning on page 138);

  •
  having had the focus of their respective management diverted from day-to-day operations and other opportunities that could have been beneficial to AAM or MPG;

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  the market prices of shares of AAM common stock and shares of MPG common stock might decline to the extent that the current market prices reflect a market assumption that the merger will be completed;

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  customers and suppliers may seek to modify their respective relationships with AAM or MPG and both companies' ability to attract new employees and retain existing employees may be harmed by the failure to complete the merger;

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  being subject to potential litigations related to a failure to complete the merger or to enforce their respective obligations under the merger agreement; and

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  if AAM or MPG seeks out another merger or business combination following termination of the merger agreement, it may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the merger agreement.

        Any such events could have a material adverse impact on AAM's or MPG's financial condition, results of operations or stock price.

         The directors and executive officers of MPG may have certain interests in the merger that may be different from, or in addition to, the interests of MPG stockholders.

        In considering the information in this joint proxy statement/prospectus, you should be aware that certain of the directors and executive officers of MPG may have certain interests in the merger that differ from, or are in addition to, the interests of MPG stockholders. These interests include, but are not limited to, continued employment of certain executive officers of MPG with the combined company, the continued service of certain directors and/or executive officers of MPG as directors of AAM, the treatment in the merger of outstanding MPG stock options, restricted MPG common stock and MPG restricted stock unit awards, severance agreements and the adoption by MPG of the Change in Control MPG Severance Plan, and the indemnification of former MPG directors and executive officers by MPG as the surviving corporation in the merger.

        In addition, current MPG directors George Thanopoulos, Kevin S. Penn and Loren S. Easton have been designated to serve on the AAM board of directors as the AS designees, effective as of the effective time of the merger. The MPG board of directors was aware of these interests at the time it approved the merger agreement. These interests may cause MPG's directors and executive officers to view the proposal regarding the merger agreement differently and more favorably than you may view it. See "The Merger—Interests of MPG Directors and Executive Officers in the Merger" beginning on page 100.

         Completion of the merger may trigger change in control or other provisions in certain agreements to which MPG is a party.

        The completion of the merger may trigger change in control or other provisions in certain agreements to which MPG is a party. If AAM and MPG are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if AAM and MPG are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms that may be less favorable to MPG or the combined company.

         A lawsuit has been filed against MPG and members of the MPG board of directors challenging the disclosures concerning the merger, and additional lawsuits may be filed; an adverse ruling in any of such lawsuits may prevent the merger from becoming effective within the expected timeframe.

        MPG and members of the MPG board of directors are named as defendants in a purported class action lawsuit brought by and on behalf of MPG stockholders challenging the disclosures concerning the merger, seeking, among other things, to enjoin the stockholder vote on the merger at the MPG special meeting. See "Certain Litigation" on page 120. If the plaintiffs are successful in obtaining an injunction, then such injunction may prevent the merger from becoming effective within the expected timeframe. If the completion of the merger is delayed, it could result in substantial costs to AAM and MPG. In addition, AAM and MPG could incur significant costs in connection with the lawsuit, including costs associated with the indemnification of MPG's directors and officers. MPG and the members of the MPG board of directors believe that the claims asserted in this lawsuit are without merit.

Risks Related to the Combined Company

         The market price of shares of AAM common stock after the merger may be affected by factors different from those currently affecting the prices of shares of AAM common stock and shares of MPG common stock.

        The businesses of AAM and MPG differ in many respects. As such, many of the factors affecting AAM's results of operations and stock price are different from those affecting MPG's results of operations and stock price. Additionally, AAM's results of operations and the market price of shares of AAM common stock after the merger may be affected by factors different from those currently affecting the independent results of operations and stock prices of each of AAM's and MPG's common stock prior to the merger. For a discussion of AAM's and MPG's businesses and operations and the risks associated therewith, see the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the documents incorporated by reference in this joint proxy statement/prospectus and referred to under "Where You Can Find More Information" beginning on page 196.

         The issuance of shares of AAM common stock in connection with the merger could decrease the market price of shares of AAM common stock.

        In connection with the merger and as part of the merger consideration, AAM will issue shares of AAM common stock to MPG stockholders. The issuance of shares of AAM common stock in the merger may result in fluctuations in the market price of shares of AAM common stock, including a share price decrease.

         AAM will incur substantial additional indebtedness in connection with financing the merger.

        The indebtedness of AAM and MPG as of December 31, 2016 was approximately $1,404.2 million and $1,846.1 million (inclusive of capitalized lease obligations), respectively. If the merger had been completed on December 31, 2016, AAM would have had $4,187.0 million of indebtedness on a pro forma combined basis. See "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 165. As a result, following the merger, AAM, on a combined basis, will have substantial additional indebtedness and related debt service obligations. This additional indebtedness and related debt service obligations could have important consequences, including:

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  reducing flexibility in planning for, or reacting to, changes in AAM's businesses, the competitive environment and the industries in which it operates, and to technological and other changes;

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  lowering credit ratings;

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  reducing access to capital and increasing borrowing costs generally or for any additional indebtedness to finance future operating and capital expenses and for general corporate purposes;

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  reducing funds available for operations, capital expenditures and other activities; and

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  creating competitive disadvantages relative to other companies with lower debt levels.

         If the merger is completed, the combined company may not be able to successfully integrate the businesses of MPG and AAM and therefore may not be able to realize the anticipated benefits of the merger.

        As a result of the merger, AAM and MPG expect to realize certain operational synergies. Realization of the synergies and the other anticipated benefits in the merger will depend, in part, on the combined company's ability to successfully integrate the businesses and operations of AAM and MPG. The management of the combined company will be required to devote significant attention and resources to integrating the business, operations and support functions of AAM and MPG, including the IT networks and systems of MPG with AAM's. Management may encounter unforeseen difficulties in that integration and the combined company may not realize the anticipated benefits of the merger on a timely basis or at all. Any such difficulties, including in connection with the security and integration of IT systems, could require additional management attention and divert attention from management's day-to-day operation of the business of the combined company. The diversion of management's attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies' operations could have an adverse effect on the business, financial results or financial condition of the combined company or the stock price of AAM following the merger. The success of the combined company after the completion of the merger will also depend in part upon the ability of AAM and MPG to retain key employees of both companies during the periods before and after the merger is completed. The integration process may also result in additional and unforeseen expenses. There can be no assurance that the contemplated benefits anticipated from the merger will be realized. If the combined company is not successfully integrated, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected. There can be no assurances that the expected benefits and efficiencies related to the integration of the businesses will be realized to offset the integration and restructuring costs over time.

         The unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus may not be indicative of what the combined company's actual financial position or results of operations would have been.

        The unaudited pro forma financial information in this joint proxy statement/prospectus is illustrative and is for informational purposes only. The results of operations and financial positions reflected therein are not necessarily indicative of what the combined company's actual financial position or results of operations would have been had the merger been completed on the date(s) indicated. The preparation of the pro forma financial information is based upon available information and certain assumptions and estimates that AAM and MPG currently believe are reasonable. The results and balances reflected therein are not intended to be a projection of future results or balances, which may vary materially from the results reflected because of various factors, including those discussed in this "Risk Factors" section. The unaudited pro forma financial information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to MPG's net assets. The purchase price allocation reflected in this joint proxy statement/prospectus is preliminary, and the final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of MPG as of the date of the completion of the merger. In addition, subsequent to the completion of the merger, there may be further refinements of the purchase price allocation as additional information becomes available. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma adjustments reflected in this joint proxy statement/prospectus. See "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 165.

         AAM stockholders will have a reduced ownership and voting interest in AAM after the merger and will exercise less influence over the board of directors, management and policies of AAM.

        AAM stockholders currently have the right to vote in the election of the AAM board of directors and on other matters affecting AAM. Since new shares of AAM common stock will be issued to MPG stockholders in connection with the completion of the merger, each AAM stockholder's percentage ownership of AAM will be smaller than such stockholder's percentage ownership of AAM prior to the merger. After the merger, based on the outstanding shares of AAM common stock and outstanding shares of MPG common stock as of the close of business on Friday, February 24, 2017, the current stockholders of AAM, as a group, will own shares constituting approximately 69% of shares of AAM common stock expected to be outstanding immediately after the merger. Because of this, current AAM stockholders, as a group, may have less influence on the board of directors, management and policies of AAM than they now have on the board of directors, management and policies of AAM.

         MPG stockholders will have an ownership and voting interest in AAM after the merger that is smaller than their current ownership and voting interest in MPG and will exercise less influence over the board of directors, management and policies of AAM than they did over the board of directors, management and policies of MPG.

        MPG stockholders currently have the right to vote in the election of the MPG board of directors and on other matters affecting MPG. Since new shares of AAM common stock will be issued to MPG stockholders in connection with the completion of the merger, each MPG stockholder will become a stockholder of AAM with a percentage ownership of AAM that is smaller than such stockholder's percentage ownership of MPG. Based on the number of outstanding shares of MPG common stock and outstanding shares of AAM common stock as of the close of business on Friday, February 24, 2017, the stockholders of MPG, as a group, will receive shares in the merger constituting approximately 31% of shares of AAM common stock expected to be outstanding immediately after the merger. Because of this, current MPG stockholders, as a group, will have less influence on the board of directors, management and policies of AAM (as the combined company following the merger) than they now have on the board of directors, management and policies of MPG.

         The merger will result in changes to the AAM board of directors that may affect the strategy and operations of the combined company as compared to that of AAM and MPG as they currently exist.

        If the merger is completed, the composition of the AAM board of directors will change. Upon completion of the merger, the board of directors of the combined company will consist of eleven members, including three new members designated by American Securities. There can be no assurance that the newly constituted board of directors of the combined company will function effectively as a team and that there will not be any adverse effect on the combined company's business as a result.

         The obligations and liabilities of MPG, some of which may be unanticipated or unknown, may be greater than anticipated, which may diminish the value of AAM's shares.

        MPG's obligations and liabilities, some of which may be unanticipated or unknown, may be greater than anticipated or reflected or reserved for in MPG's historical financial statements. The obligations and liabilities of MPG could have a material adverse effect on AAM's business, reputation, financial condition, or results of operations following the merger. AAM stockholders will not be entitled to indemnification from MPG under the merger agreement with respect to obligations or liabilities of MPG, whether known or unknown. Any such liabilities could substantially reduce AAM's earnings and cash flows or otherwise materially and adversely affect its business, financial condition, or results of operations following the merger.

        MPG's subsidiary, Grede Wisconsin Subsidiaries LLC (which we refer to in this joint proxy statement/prospectus as Grede Wisconsin), is currently under investigation by the U.S. Department of Justice and the Environmental Protection Agency for alleged Clean Air Act violations and alleged obstruction of justice relating to the January 2012 removal of debris from the roof of a heat treat oven that was purported to contain asbestos at Grede Wisconsin's now closed facility in Berlin, Wisconsin. The United States Attorney, Eastern District of Wisconsin, indicated to the MPG attorneys handling this matter that the government intends to imminently seek an indictment relating to this matter. If an indictment is brought, MPG intends to defend against this matter.

         The merger may result in a loss of customers, clients, suppliers and strategic alliances.

        Some of the customers, clients, suppliers, potential customers or clients or strategic partners of AAM or MPG may terminate their business relationship with AAM or MPG following the merger. Potential clients, suppliers, or strategic partners may delay entering into, or decide not to enter into, a business relationship with AAM or MPG because of the merger. Further, certain of MPG's existing customer contracts may require the purchaser's consent to the change of control of MPG, and there can be no assurance that such consent will be forthcoming. If customer, supplier or client relationships or strategic alliances are adversely affected by the merger, AAM's business and financial performance following the merger could suffer.

Additional Risks Relating to AAM and MPG after the Merger

        AAM's and MPG's businesses are, and will continue to be, subject to the risks described in (i) Part I, Item 1A in AAM's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and (ii) Part I, Item 1A in MPG's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, in each case, as such risks may be updated or supplemented in MPG's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in each company's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 196.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and business of AAM, MPG and the combined businesses of AAM and MPG and with respect to the merger and the anticipated consequences and benefits of the merger, the targeted completion date for the merger, product development, changes in productivity, market trends, price, expected growth and earnings, cash flow generation, costs and cost synergies, portfolio diversification, economic trends, outlook and all other information relating to matters that are not historical fact.

        These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as "anticipate," "target," "expect," "estimate," "intend," "plan," "goal," "believe," "hope," "aim," "continue," "will," "may," "would," "could" or "should" or other words of similar meaning or the negative thereof. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of AAM or MPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation:

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  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or otherwise affect the completion of the proposed transaction on the anticipated terms and timing, including the risk that MPG's stockholders may not approve the merger or that AAM's stockholders may not approve the AAM share issuance proposal, that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, that AAM might fail to obtain alternative financing in the event of any failure of its existing financing commitments for the transaction, or that any of the closing conditions to the merger may not be satisfied in a timely manner;

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  the ability of AAM and MPG to integrate their businesses successfully and to realize the anticipated benefits of the merger;

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  potential liabilities or litigation relating to the merger;

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  risks related to disruptions to ongoing business operations, including disruptions to management time, related to the merger;

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  the effect of the announcement of the merger on the ability of MPG or AAM to retain and hire key personnel;

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  potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger;

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  legislative, regulatory and economic developments (including those resulting from the United Kingdom's vote to exit the European Union, Organisation for Economic Co-operation and Development and other non-governmental organization pronouncements and the change in the presidential administration in the United States) and the potential incurrence of significant costs, liabilities and obligations in connection therewith;

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  volatility in the global economy impacting demand for new vehicles and automotive products;

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  a decline in vehicle production levels, particularly with respect to platforms for which AAM or MPG is a significant supplier, or the financial distress of any of AAM's or MPG's major customers;

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  cyclicality and seasonality in the light vehicle, industrial and commercial vehicle markets;

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  the performance and results of operations of AAM's and MPG's significant competitors;

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  AAM's and MPG's dependence on large-volume customers for current and future sales and their ability to attract new customers and programs for new products;

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  lower-than-anticipated market acceptance of new or existing products;

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  a reduction in outsourcing by AAM's or MPG's customers, the loss or discontinuation of material production or programs, or AAM's or MPG's failure to secure sufficient alternative programs;

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  AAM's or MPG's inability to realize all of the sales expected from awarded business or to fully recover pre-production costs, their inability to achieve cost reductions required to sustain cost competitiveness, or their failure to increase production capacity or over-expanding its production in times of overcapacity;

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  AAM's or MPG's ability to realize the expected revenues from their new and incremental business backlog;

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  a disruption in AAM's or MPG's supply or delivery chains which causes one or more of its customers to halt production;

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  risks related to AAM's and MPG's global operations, including exposure to foreign exchange rate fluctuations, tariffs and trade restrictions, threats posed by entering new markets, and AAM's and MPG's exposure to a number of different tax uncertainties, including the impact of the mix of AAM's and MPG's profits and losses in various jurisdictions affecting its tax rate;

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  a catastrophic loss of one of AAM's or MPG's key manufacturing facilities or the incurrence of significant costs if AAM or MPG closes any of its manufacturing facilities;

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  risks related to a failure of AAM's or MPG's information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber attack and other similar disruptions;

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  AAM's or MPG's failure to protect its know-how and intellectual property;

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  supply shortages or significant increases in the prices of the raw materials and commodities AAM and MPG use;

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  the risk of the incurrence of material costs related to legal proceedings or regulatory matters, including liabilities arising from warranty claims, product recall or field actions, and risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at AAM's or MPG's facilities;

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  work stoppages or production limitations at one or more of AAM's or MPG's customer's facilities;

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  any failure to maintain satisfactory labor relations and potential liabilities associated with pension and other postretirement benefit obligations;

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  AAM's or MPG's inability, or the inability of their respective customers or suppliers, to obtain and maintain sufficient debt financing, including working capital lines;

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  AAM's and MPG's reliance on key machinery and tooling to manufacture components that cannot be easily replicated;

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  program launch difficulties;

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  AAM's and MPG's ability to respond to changes in technology, increased competition or pricing pressures;

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  price volatility in, or reduced availability of, fuel;

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  availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including the merger, as well as AAM's and MPG's ability to comply with financial covenants;

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  AAM's and MPG's customers' and suppliers' availability of financing for working capital, capital expenditures, R&D or other general corporate purposes;

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  adverse changes in laws, government regulations or market conditions affecting AAM's and MPG's products or AAM's and MPG's customers' products (such as the Corporate Average Fuel Economy (CAFE) regulations);

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  AAM's and MPG's ability or AAM's and MPG's customers' and suppliers' ability to comply with the Dodd-Frank Act and other regulatory requirements and the potential costs of such compliance; and

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  other unanticipated events and conditions that may hinder AAM's and MPG's ability to compete.

        In addition, certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in AAM's SEC reports, including, but not limited to, in the section entitled "Item 1A. Risk Factors" in the Annual Report on Form 10-K filed by AAM with the SEC on February 10, 2017, and in MPG's SEC reports, including, but not limited to, in the section entitled "Item 1A. Risk Factors" in the Annual Report on Form 10-K filed by MPG with the SEC on February 29, 2016. These forward-looking statements speak only as of the date of this communication. Each of AAM and MPG expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

 THE AAM SPECIAL MEETING

        AAM is providing this joint proxy statement/prospectus to AAM stockholders as of the close of business on Friday, February 24, 2017, the AAM record date, in connection with the solicitation of proxies from those stockholders by the AAM board of directors for use at the AAM special meeting or at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of the AAM special meeting.

 Date, Time and Place

        The AAM special meeting will be held on Wednesday, April 5, 2017, at 8:00 a.m., local time, at AAM World Headquarters Auditorium, One Dauch Drive, Detroit, Michigan 48211, unless adjourned or postponed.

Purpose of the Special Meeting

        The purpose of the AAM special meeting is for AAM stockholders to consider and vote on (1) a proposal to approve the AAM share issuance, and (2) a proposal to approve the adjournment of the AAM special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the AAM special meeting to approve the AAM share issuance. Only business that is stated in the notice of the AAM special meeting may be conducted at the AAM special meeting. As of the date of this joint proxy statement/prospectus, the AAM board of directors is not aware of any other business to be acted upon at the AAM special meeting except the matters described in this joint proxy statement/prospectus. Any action may be taken on the items of business described above at the AAM special meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the AAM special meeting may be adjourned.

Proposal 1—Approval of AAM Share Issuance

        As discussed elsewhere in this joint proxy statement/prospectus, AAM stockholders will consider and vote on a proposal to approve the AAM share issuance. AAM stockholders must approve the AAM share issuance in order for the merger to occur. If AAM stockholders fail to approve the AAM share issuance, the merger will not occur.

        Accordingly, we are asking AAM stockholders to vote to approve the AAM share issuance, either by attending the special meeting and voting in person or by submitting a proxy.

        For the AAM share issuance proposal, you may vote "FOR" or "AGAINST" or "ABSTAIN." An abstention will have the same effect as voting "AGAINST" the AAM share issuance. If your shares are not present at the AAM special meeting, it will have no effect on the outcome of the vote on the AAM share issuance proposal.

  Board Recommendation

        The AAM board of directors unanimously recommends that you vote "FOR" the AAM share issuance proposal.

Proposal 2—Adjournment to Solicit Additional Proxies, if Necessary or Appropriate

        The AAM special meeting may be adjourned to another time and place, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the AAM special meeting to approve the AAM share issuance.

        Accordingly, we are asking AAM stockholders to vote to approve any adjournment of the AAM special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the AAM special meeting to approve the AAM share issuance, either by attending the special meeting and voting in person or by submitting a proxy.

        For the AAM adjournment proposal, you may vote "FOR" or "AGAINST" or "ABSTAIN." An abstention will have the same effect as voting "AGAINST" the AAM adjournment proposal. If your shares are not present at the AAM special meeting, it will have no effect on the outcome of the vote on the AAM adjournment proposal.

  Board Recommendation

        The AAM board of directors unanimously recommends that you vote "FOR" the AAM adjournment proposal.

Record Date; Shares Entitled to Vote; Quorum

        Only holders of record of shares of AAM common stock at the close of business on Friday, February 24, 2017, the AAM record date, are entitled to notice of the AAM special meeting. Only holders of record of shares of AAM common stock on the AAM record date are entitled to vote at the AAM special meeting or any adjournment or postponement thereof. Holders of record of shares of AAM common stock are entitled to one vote in person or by proxy for each outstanding share of AAM common stock in such holder's name on the books of AAM on the AAM record date on each matter submitted to a vote at the AAM special meeting. On the AAM record date, 76,476,788 shares of AAM common stock were issued and outstanding and such shares were held by approximately 235 holders of record.

        If your shares of AAM common stock are held in your name, you have the right to vote in person at the meeting or to appoint a proxy to vote on your behalf. If your shares of AAM common stock are held in "street name", that is, in an account with a bank, broker or other nominee, you are considered the beneficial owner of such shares held in street name. As a beneficial owner, you may also attend the meeting. You may not, however, vote such shares held in street name at the AAM special meeting unless you obtain a "proxy" from your bank, broker or other nominee that is the record holder of the shares, which proxy gives you the right to vote the shares at the meeting.

        Stockholders of record who hold shares representing a majority in the voting power of the shares of AAM common stock issued and outstanding and entitled to vote at the AAM special meeting must be present in person or represented by proxy to constitute a quorum for the voting on the AAM share issuance proposal and the AAM adjournment proposal at the AAM special meeting. Once a share is represented for any purpose at the AAM special meeting, it will be deemed present for quorum purposes for the remainder of the AAM special meeting and for any adjournment of the AAM special meeting, unless a new voting record date is set for the adjourned AAM special meeting. Abstentions will be treated as present at the AAM special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Under NYSE rules, banks, brokers and other nominees may use their discretion to vote "uninstructed" shares (i.e., shares held of record by banks, brokerage firms or other nominees but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. "Non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. A "broker non-vote" occurs on an item when (i) a broker, nominee or intermediary has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the broker, nominee or intermediary with such instructions. Because none of the proposals to be voted on at the AAM special meeting are routine matters for which brokers may have discretionary authority to vote, there can be no broker non-votes at the AAM special meeting. Consequently, failure to provide instructions to your bank, broker or other nominee on how to vote will result in your shares not being counted as present for establishing a quorum at the AAM special meeting.

Vote Required

        Approval of the AAM share issuance proposal requires the affirmative vote of holders of a majority in voting power of the shares of AAM common stock present in person or represented by proxy at the AAM special meeting and entitled to vote on the AAM share issuance. Abstentions will have the same effect as votes "AGAINST" the AAM share issuance proposal. Shares not present at the AAM special meeting will have no effect on the outcome of the vote on the AAM share issuance proposal.

        Approval of the AAM adjournment proposal requires the affirmative vote of holders of a majority in voting power of the shares of AAM common stock present in person or represented by proxy and entitled to vote on the proposal at the AAM special meeting. Abstentions will have the same effect as votes "AGAINST" the AAM adjournment proposal. Shares not present at the AAM special meeting will have no effect on the outcome of the vote on the AAM adjournment proposal.

Shares Owned by AAM Directors and Executive Officers

        On the AAM record date, directors and executive officers of AAM beneficially owned and were entitled to vote 332,129 shares of AAM common stock, which represented less than 1% of the outstanding shares of AAM common stock entitled to vote at the AAM special meeting on such date. Each of the directors and executive officers of AAM has advised AAM that, as of the date hereof, he or she currently expects to vote his or her shares, or cause his or her shares to be voted, "FOR" the AAM share issuance proposal and "FOR" the AAM adjournment proposal.

How to Vote

        AAM stockholders may vote using any of the following methods:

  By Proxy via Telephone or via the Internet

        If you were a record holder of AAM common stock on the AAM record date, you may vote by proxy by calling the toll-free telephone number on your proxy card from a touchtone telephone or by accessing the website indicated on your proxy card. Please have your proxy card available when you call or go online.

        If your shares are held in street name through a broker, bank or other nominee, you must either direct your nominee on how to vote your shares or obtain a proxy from such nominee to vote in person at the AAM special meeting. The availability of telephone and Internet proxies for beneficial owners will depend on the voting processes of your bank, broker or other nominee. Therefore, AAM recommends that you follow the voting instructions in the materials you receive from your bank, broker or other nominee.

  By Proxy via Mail

        If you were a record holder of AAM common stock on the AAM record date and received your AAM special meeting materials by mail, you may vote by marking, signing and dating the enclosed proxy card and returning it in the prepaid envelope provided. If you are an AAM stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy "FOR" each of the proposals to be voted on at the AAM special meeting described in this joint proxy statement/prospectus, as recommended by the AAM board of directors.

        If your shares are held in street name, AAM recommends that you mark, date, sign and promptly mail the voting instruction form provided by your bank, broker or other nominee in accordance with the instructions provided by such nominee.

  In Person at the AAM Special Meeting

        All AAM stockholders of record as of the AAM record date may vote in person by completing a ballot at the AAM special meeting. Such stockholders may also be represented by another person at the AAM special meeting by executing a proper proxy designating that person.

        If your shares are held in street name, you may only vote in person at the AAM special meeting if you have proof of ownership of your shares of AAM common stock as of the AAM record date and obtain a valid legal proxy from your bank, broker or other nominee that is the record holder of such shares and present such items at the AAM special meeting.

  By Granting a Proxy or Submitting Voting Instructions

        You may vote by granting a proxy to someone else or, for shares held in "street name," by submitting voting instructions to your bank, broker or other nominee. Please note that if you hold your shares in street name, you must provide voting instructions to your bank, broker or other nominee in order for your shares to be represented at the AAM special meeting.

Voting of Proxies

        All shares of AAM common stock properly voted by proxy via the Internet or by telephone at or prior to 11:59 p.m. Eastern Time on Tuesday, April 4, 2017 and all shares of AAM common stock represented by properly executed proxies submitted by mail and received prior to or at the AAM special meeting and, in each case, not revoked, will be voted in accordance with the instructions so provided. If no specific instructions are given with respect to the proposals to be acted upon at the AAM special meeting, the persons named in the proxy card will vote the shares represented by that proxy "FOR" each of the proposals to be voted on at the AAM special meeting described in this joint proxy statement/prospectus, as recommended by the AAM board of directors. If a quorum is not present and there is a proposal to adjourn the AAM special meeting, the persons named in the proxy card solicited by AAM will have discretion to vote on such proposal.

        A properly submitted proxy marked "ABSTAIN" is counted for purposes of determining whether there is a quorum and for purposes of determining the number of shares represented and entitled to vote at the AAM special meeting, and is also considered a vote cast. Therefore, with respect to each of the proposals, an abstention will have the same effect as a vote "AGAINST" such proposal.

        If you hold your shares in street name, AAM recommends that you follow the voting instructions provided by your bank, broker or other nominee in order to properly vote your shares or to obtain a proxy to vote your shares at the AAM special meeting. Because the approvals of the AAM share issuance and the AAM adjournment proposal are regarded as "non-routine" matters, there can be no broker non-votes at the AAM special meeting. Consequently, the failure to provide instructions to your bank, broker or other nominee on how to vote your shares will result in your shares not being counted as present at the meeting. Shares not present at the AAM special meeting will have no effect on the outcome of the vote on the AAM share issuance proposal or the AAM adjournment proposal.

 Revocability of Proxies

        You may revoke your proxy prior to its use by delivering a signed notice of revocation or a later dated signed proxy or by attending the meeting and voting in person. Attendance at the AAM special meeting will not in itself constitute the revocation of a proxy. If you are an AAM stockholder of record and you choose to send a written notice of revocation or to mail a new proxy, you must submit your notice of revocation or your new proxy to American Axle & Manufacturing Holdings, Inc., Attention: Secretary, One Dauch Drive, Detroit, Michigan 48211, and it must be received at any time before the start of the AAM special meeting. Any proxy that you submitted via the Internet or by telephone may be revoked by submitting a new proxy via the Internet or by telephone, not later than 11:59 p.m. Eastern Time on Tuesday, April 4, 2017, or by voting in person at the meeting. If your shares are held in the name of a bank, broker or other nominee, you should contact them to change your vote.

Solicitation of Proxies

        AAM is soliciting proxies for the AAM special meeting from AAM stockholders of record as of the AAM record date. AAM will bear all of the costs of soliciting proxies from AAM stockholders, other than certain costs related to the production and distribution of this joint proxy statement/prospectus, which will be shared equally with MPG pursuant to the terms of the merger agreement. AAM has retained Georgeson LLC to assist in the solicitation of proxies for the special meeting for a fee of approximately $20,000, plus reimbursement of reasonable out-of-pocket expenses. In addition, AAM's directors, officers and other employees may also solicit proxies, without special compensation, personally and by mail, e-mail, telephone, facsimile or other means of communication. AAM will also reimburse brokers, banks and other holders of record for their reasonable out-of-pocket expenses incurred in connection with forwarding the proxy materials to AAM stockholders.

Householding

        The SEC's proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy proxy statement delivery requirements for two or more stockholders sharing an address by delivering one proxy statement to those stockholders. This procedure, known as "householding," reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs.

        Some banks, brokers and other intermediaries or nominee record holders may use "householding" for the AAM special meeting notice or this joint proxy statement/prosepctus. This means that only one copy each of the notice, or the proxy statement, as the case may be, may have been sent to your address if multiple stockholders share your address. AAM will promptly send a separate copy of these documents to you if you send a request to American Axle & Manufacturing Holdings, Inc., Attention: Investor Relations, One Dauch Drive, Detroit, Michigan 48211, USA, or if you contact AAM's Investor Relations department by telephone at 313-758-2404. If you prefer to opt out of the householding procedure and receive separate copies of such documents in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee, or you may contact us at the above address or phone number.

THE MPG SPECIAL MEETING

        MPG is providing this joint proxy statement/prospectus to MPG stockholders as of the close of business on Friday, February 24, 2017, the MPG record date, in connection with the solicitation of proxies from those stockholders by the MPG board of directors for use at the MPG special meeting or at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of the MPG special meeting.

 Date, Time and Place

        The MPG special meeting will be held on Wednesday, April 5, 2017, at 8:30 a.m., local time, at Two Towne Square, Suite 110, Conference Center, Southfield, Michigan 48076, unless adjourned or postponed.

Purpose of the Special Meeting

        The purpose of the special meeting is for MPG stockholders to consider and vote on (1) a proposal to adopt the merger agreement and approve the transactions contemplated by the merger agreement, (2) a proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to MPG's named executive officers in connection with the merger and (3) a proposal to approve the adjournment of the MPG special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the MPG special meeting to approve the proposal to adopt the merger agreement and approve the transactions contemplated by the merger agreement.

        Only business that is stated in the notice of the MPG special meeting or otherwise properly brought before the special meeting in accordance with MPG's amended and restated bylaws may be conducted at the MPG special meeting. As of the date of this joint proxy statement/prospectus, the MPG board of directors is not aware of any other business to be acted upon at the MPG special meeting except the matters described in this joint proxy statement/prospectus. Any action may be taken on the items of business described above at the MPG special meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the MPG special meeting may be adjourned.

Proposal 1—Adoption of the Merger Agreement

        As discussed elsewhere in this joint proxy statement/prospectus, MPG stockholders will consider and vote on a proposal to adopt the merger agreement and approve the transactions contemplated by the merger agreement. MPG stockholders must adopt the merger agreement and approve the transactions contemplated by the merger agreement in order for the merger to occur. If MPG stockholders fail to adopt the merger agreement and approve the transactions contemplated by the merger agreement, the merger will not occur.

        Accordingly, we are asking MPG stockholders to vote to approve the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, either by attending the special meeting and voting in person or by submitting a proxy. You should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the merger agreement and the transactions contemplated thereby. In particular, you are urged to read the merger agreement in its entirety, which is attached as Annex A to this joint proxy statement/prospectus.

        For the proposal to adopt the merger agreement and approve the transactions contemplated by the merger agreement, you may vote "FOR" or "AGAINST" or "ABSTAIN." If you abstain or if your shares are not present at the MPG special meeting, it will have the same effect as a vote "AGAINST" the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement.

  Board Recommendation

        The MPG board of directors unanimously recommends that you vote "FOR" the proposal to adopt the merger agreement and approve the transactions contemplated by the merger agreement.

Proposal 2—Advisory Vote Regarding Certain Executive Compensation

        Section 14A of the Securities Exchange Act of 1934, as amended (which we refer to in this joint proxy statement/prospectus as the Exchange Act) requires MPG to seek a non-binding, advisory vote on compensation that may be paid or become payable to MPG's named executive officers that is based on or otherwise relates to the merger. For a summary of such compensation, including any agreements or understandings with respect to any such compensation arrangements, see "The Merger—Interests of MPG Directors and Executive Officers in the Merger" beginning on page 100. We refer to this proposal in this joint proxy statement/prospectus as the MPG merger-related compensation proposal.

        Accordingly, MPG is asking you to vote to approve the following resolution by voting "FOR" the MPG merger-related compensation proposal, either by attending the special meeting and voting in person or by submitting a proxy.

        "RESOLVED, that the compensation that may be paid or become payable to the named executive officers of Metaldyne Performance Group Inc. in connection with the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table titled "Golden Parachute Compensation" on page 105 of this joint proxy statement/prospectus, including the associated narrative discussion, and the agreements and plans pursuant to which such compensation may be paid or become payable, are hereby APPROVED."

        For the MPG merger-related compensation proposal, you may vote "FOR" or "AGAINST" or "ABSTAIN." Abstentions and shares not present at the MPG special meeting will have no effect on the outcome of the vote on the MPG merger-related compensation proposal.

        The vote on the MPG merger-related compensation proposal is a vote separate and apart from the vote to adopt the merger agreement and approve the transactions contemplated by the merger agreement. Accordingly, you may vote in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement and against the MPG merger-related compensation proposal, or vice versa. Approval of the MPG merger-related compensation proposal, on a non-binding, advisory basis, is not a condition to the consummation of the transactions contemplated by the merger agreement, and it is advisory in nature only, meaning it will not be binding on MPG or AAM. Because there is a contractual obligation to pay the compensation, if the transactions contemplated by the merger agreement are completed, the compensation will be payable, subject only to the conditions applicable to such compensation payments, regardless of the outcome of the advisory vote.

  Board Recommendation

        The MPG board of directors unanimously recommends that you vote "FOR" the MPG merger-related compensation proposal.

Proposal 3—Adjournment to Solicit Additional Proxies, if Necessary or Appropriate

        The MPG special meeting may be adjourned to another time and place, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the MPG special meeting to adopt the merger agreement and approve the transactions contemplated by the merger agreement.

        Accordingly, we are asking MPG stockholders to vote to approve any adjournment of the MPG special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the MPG special meeting to adopt the merger agreement and approve the transactions contemplated by the merger agreement, either by attending the special meeting and voting in person or by submitting a proxy.

        For the MPG adjournment proposal, you may vote "FOR" or "AGAINST" or "ABSTAIN." Abstentions and shares not present at the MPG special meeting will have no effect on the outcome of the vote on the MPG adjournment proposal.

  Board Recommendation

        The MPG board of directors unanimously recommends that you vote "FOR" the MPG adjournment proposal.

Record Date; Shares Entitled to Vote; Quorum

        Only holders of record of shares of MPG common stock at the close of business on Friday, February 24, 2017, the MPG record date, are entitled to notice of the MPG special meeting. Only holders of record of shares of MPG common stock on the MPG record date are entitled to vote at the MPG special meeting or any adjournment or postponement thereof. Holders of record of shares of MPG common stock are entitled to one vote in person or by proxy for each share of MPG common stock outstanding in such holder's name on the books of MPG on the MPG record date on each matter submitted to a vote at the MPG special meeting. On the MPG record date, 67,917,752 shares of MPG common stock were issued and outstanding and such shares were held by approximately 23 holders of record.

        If your shares of MPG common stock are held in your name, you have the right to vote in person at the meeting or to appoint a proxy to vote on your behalf. If your shares of MPG common stock are held in "street name", that is, in an account with a bank, broker or other nominee, you are considered the beneficial owner of such shares held in street name. As a beneficial owner, you may also attend the meeting. You may not, however, vote such shares held in street name at the MPG special meeting unless you obtain a "proxy" from your bank, broker or other nominee that is the record holder of the shares, which proxy gives you the right to vote the shares at the meeting.

        Stockholders of record who hold shares representing a majority in voting power of the shares of MPG common stock entitled to vote at the MPG special meeting must be present in person or represented by proxy to constitute a quorum for voting on the proposal to adopt the merger agreement and approve the transactions contemplated by the merger agreement, the MPG merger-related compensation proposal and the MPG adjournment proposal at the MPG special meeting. Once a share is represented for any purpose at the MPG special meeting, it will be deemed present for quorum purposes for the remainder of the MPG special meeting and for any adjournment of the MPG special meeting, unless a new voting record date is set for the adjourned MPG special meeting. Abstentions will be treated as present at the MPG special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Under NYSE rules, banks, brokers and other nominees may use their discretion to vote "uninstructed" shares (i.e., shares held of record by banks, brokerage firms or other nominees but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. "Non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. A "broker non-vote" occurs on an item when (i) a broker, nominee or intermediary has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the broker, nominee or intermediary with such instructions. Because none of the proposals to be voted on at the MPG special meeting are routine matters for which brokers may have discretionary authority to vote, there can be no broker non-votes at the MPG special meeting. Consequently, failure to provide instructions to your bank, broker or other nominee on how to vote will result in your shares not being counted as present at the meeting.

Vote Required

        Adoption of the merger agreement and approval of the transactions contemplated thereby requires the affirmative vote of the majority of the shares of MPG common stock that are outstanding as of the MPG record date and entitled to vote thereon. Abstentions and shares not present at the MPG special meeting will have the same effect as votes "AGAINST" the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement.

        Approval of the MPG merger-related compensation proposal requires the affirmative vote of the majority of the shares of MPG common stock present in person or represented by proxy and voting on such proposal at the MPG special meeting. Abstentions and shares not present at the MPG special meeting will have no effect on the outcome of the vote on the MPG merger-related compensation proposal.

        Approval of the MPG adjournment proposal requires the affirmative vote of the majority of the shares of MPG common stock present in person or represented by proxy and voting on such proposal at the MPG special meeting. Abstentions and shares not present at the MPG special meeting will have no effect on the outcome of the vote on the MPG adjournment proposal.

Shares Owned by MPG Directors and Executive Officers

        On the MPG record date, directors and executive officers of MPG owned and were entitled to vote 2,185,575 shares of MPG common stock, which represented approximately 3.2% of the outstanding shares of MPG common stock entitled to vote at the MPG special meeting on such date. Each of the directors and executive officers of MPG has advised MPG that, as of the date hereof, he or she currently expects to vote his or her shares, or cause his or her shares to be voted, "FOR" the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, "FOR" the MPG merger-related compensation proposal and "FOR" the MPG adjournment proposal.

How to Vote

        MPG stockholders may vote using any of the following methods:

  By Proxy via Telephone or via the Internet

        If you were a record holder of MPG common stock on the record date, you may vote by proxy by calling the toll-free telephone number on your proxy card from a touchtone telephone or by accessing the website indicated on your proxy card. Please have your proxy card available when you call or go online.

        If your shares are held in street name through a broker, bank or other nominee, you must either direct your nominee on how to vote your shares or obtain a proxy from such nominee to vote in person at the MPG special meeting. The availability of telephone and Internet proxies for beneficial owners will depend on the voting processes of your bank, broker or other nominee. Therefore, MPG recommends that you follow the voting instructions in the materials you receive from your bank, broker or other nominee.

  By Proxy via Mail

        If you were a record holder of MPG common stock on the record date and received your MPG special meeting materials by mail, you may vote by marking, signing and dating the enclosed proxy card and returning it in the prepaid envelope provided. If you are a MPG stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy "FOR" each of the proposals to be voted on at the MPG special meeting described in this joint proxy statement/prospectus, as recommended by the MPG board of directors.

        If your shares are held in street name, MPG recommends that you mark, date, sign and promptly mail the voting instruction form provided by your bank, broker or other nominee in accordance with the instructions provided by such nominee.

  In Person at the MPG Special Meeting

        All MPG stockholders of record as of the MPG record date may vote in person by completing a ballot at the MPG special meeting. Such stockholders may also be represented by another person at the MPG special meeting by executing a proper proxy designating that person.

        If your shares are held in street name, you may only vote in person at the MPG special meeting if you have proof of ownership of your shares of MPG common stock as of the MPG record date and obtain a valid legal proxy from your bank, broker or other nominee that is the record holder of such shares and present such items at the MPG special meeting.

  By Granting a Proxy or Submitting Voting Instructions

        You may vote by granting a proxy to someone else or, for shares held in "street name," by submitting voting instructions to your bank, broker or other nominee. Please note that if you hold your shares in street name, you must provide voting instructions to your bank, broker or other nominee in order for your shares to be represented at the MPG special meeting.

Voting of Proxies

        All shares of MPG common stock properly voted by proxy via the Internet or by telephone at or prior to 11:59 p.m. Eastern Time on Tuesday, April 4, 2017 and all shares of MPG common stock represented by properly executed proxies submitted by mail and received at or prior to the MPG special meeting and, in each case, not revoked, will be voted in accordance with the instructions so provided. If no specific instructions are given with respect to the proposals to be acted upon at the MPG special meeting, the persons named in the proxy card will vote the shares represented by that proxy "FOR" each of the proposals to be voted on at the MPG special meeting described in this joint proxy statement/prospectus, as recommended by the MPG board of directors and will vote the shares in accordance with their best judgment on any other matter that is properly presented and voted on at the MPG special meeting. As of the date hereof, the proposals described in this joint proxy statement/prospectus are the only items the MPG board of directors expects to be acted upon at the MPG special meeting.

        A properly submitted proxy marked "ABSTAIN" is counted for purposes of determining whether there is a quorum and for purposes of determining the number of shares represented and entitled to vote at the MPG special meeting. Therefore, with respect to the proposal to adopt the merger agreement and approve the transactions contemplated by the merger agreement, an abstention will have the same effect as a vote "AGAINST" such proposal. For the merger-related compensation proposal and the adjournment proposal, an abstention will have no effect on the outcome of the vote.

        Because there can be no broker non-votes at the MPG special meeting, the failure to provide instructions to your bank, broker or other nominee on how to vote your shares will result in your shares not being counted as present at the meeting and will count as a vote "AGAINST" the merger proposal. For the merger-related compensation proposal and the adjournment proposal, the failure to provide instructions to your bank, broker or other nominee on how to vote your shares will have no effect on the outcome of the vote. If you hold your shares in street name, MPG therefore recommends that you follow the voting instructions provided by your bank, broker or other nominee in order to properly vote your shares or to obtain a proxy to vote your shares at the MPG special meeting.

Revocability of Proxies

        You may revoke your proxy prior to its use by delivering a signed notice of revocation or a later dated signed proxy or by attending the meeting and voting in person. Attendance at the MPG special meeting will not in itself constitute the revocation of a proxy. If you are an MPG stockholder of record and you choose to send a written notice of revocation or to mail a new proxy, you must submit your notice of revocation or your new proxy to Metaldyne Performance Group Inc., Attention: Secretary, One Towne Square, Suite 550, Southfield, Michigan 48076, and it must be received at any time before the start of the MPG special meeting. Any proxy that you submitted via the Internet or by telephone may be revoked by submitting a new proxy via the Internet or by telephone, not later than 11:59 p.m. Eastern Time on Tuesday, April 4, 2017, or by voting in person at the meeting. If your shares are held in the name of a bank, broker or other nominee, you should contact them to change your vote.

Solicitation of Proxies

        MPG is soliciting proxies for the MPG special meeting from MPG stockholders of record as of the MPG record date. MPG will bear all of the costs of soliciting proxies from MPG stockholders, other than certain costs related to the production and distribution of this joint proxy statement/prospectus, which will be shared equally with AAM pursuant to the terms of the merger agreement. MPG has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for the special meeting for a fee of approximately $15,000 plus reimbursement of reasonable out-of-pocket expenses. MPG's directors, officers and other employees may also solicit proxies, without additional compensation, personally and by mail, e-mail, telephone, and other means of communication. MPG will also reimburse brokers and other persons holding MPG common stock in their names or in the names of their nominees for their reasonable out-of-pocket expenses incurred in distributing the proxy materials to MPG stockholders.

Householding

        The SEC's proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy proxy statement delivery requirements for two or more stockholders sharing an address by delivering one proxy statement to those stockholders. This procedure, known as "householding," reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs.

        Some banks, brokers and other intermediaries or nominee record holders may use householding for the MPG special meeting notice or this joint proxy statement/prospectus. This means that only one copy each of the notice, or this joint proxy statement/prospectus, as the case may be, may have been sent to your address if multiple stockholders share your address. MPG will promptly send a separate copy of these documents to you if you send a request to Metaldyne Performance Group Inc., One Towne Square, Suite 550, Southfield, Michigan 48076, Attention: Investor Relations, or if you contact MPG's Investor Relations department by telephone at 248-727-1829.

        If you prefer to opt out of the householding procedure and receive separate copies of such documents in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee, or you may contact us at the above address or phone number.

THE COMPANIES

AAM

        AAM is a leader in the manufacturing, engineering, design and validation of driveline and drivetrain systems and related components and modules, chassis systems, electric drive systems and metal-formed products for light trucks, sport utility vehicles, passenger cars, crossover vehicles and commercial vehicles. In addition to locations in the United States (Michigan, Ohio, and Indiana), AAM has offices or facilities in Brazil, China, Germany, India, Japan, Luxembourg, Mexico, Poland, Scotland, South Korea, Sweden and Thailand. AAM has approximately 13,000 employees globally.

        AAM common stock is publicly traded on the NYSE under the symbol "AXL."

        AAM was incorporated in Delaware on May 15, 1998. AAM's principal executive offices are located at One Dauch Drive, Detroit, Michigan 48211, and its telephone number at that address is 313-758-2000. AAM's website is www.aam.com.

MPG

        MPG is a leading provider of highly-engineered lightweight components for use in powertrain and suspension applications for light, commercial and industrial vehicles around the world. MPG produces these components and modules using proprietary metal-forming manufacturing technologies and processes for a global customer base of vehicle OEMs and Tier I suppliers. MPG has a global footprint spanning more than 60 locations in 13 countries across North America, South America, Europe and Asia with approximately 12,000 employees.

        MPG common stock is publicly traded on the NYSE under the symbol "MPG."

        MPG was incorporated in Delaware on June 9, 2014 following the combination of three metal-forming technology manufacturing companies. MPG's principal executive offices are located at One Towne Square, Suite 550, Southfield, Michigan 48076, and its telephone number at that address is 248-727-1800. MPG's website is www.mpgdriven.com.

Merger Sub

        Merger Sub, a Delaware corporation and a wholly-owned subsidiary of AAM, was formed on November 2, 2016, solely for the purpose of effecting the merger. To date, Merger Sub has not conducted any activities other than those in connection with its formation and in connection with the transactions contemplated by the merger agreement. Merger Sub's principal executive offices are located at One Dauch Drive, Detroit, Michigan 48211, and its telephone number at that address is 313-758-2000.

THE MERGER

General

        On the terms and conditions set out in the merger agreement, Merger Sub, a wholly-owned subsidiary of AAM, will merge with and into MPG, with MPG as the surviving corporation in the merger. Following the completion of the merger, MPG will be a wholly-owned subsidiary of AAM and shares of MPG common stock will no longer be publicly traded.

        At the effective time of the merger, each share of MPG common stock (other than MPG excluded shares) will be converted into the right to receive (i) $13.50 in cash, without interest, and (ii) 0.5 of a share of AAM common stock.

Background to the Merger

        Each of the AAM board of directors and the MPG board of directors and their respective managements regularly review and evaluate potential strategic alternatives relating to their respective companies and businesses, including possible acquisitions, divestitures and business combination transactions, with the goal of maximizing stockholder value. Those discussions regularly analyze market conditions and the companies' respective balance sheet profiles, operating forecasts and constraints associated with operating on a standalone basis. In addition, because AAM is a customer of MPG, representatives of MPG and AAM are in frequent contact, and members of management of MPG and AAM engage in periodic discussions about their respective businesses and commercial relationship.

        As part of AAM's regular review and evaluation of strategic alternatives, AAM has consulted with Greenhill and other advisors. During the summer of 2015, the potential acquisition candidates considered by AAM included MPG.

        In August 2015, AAM contacted Greenhill to begin the process of exploring a potential acquisition of MPG. Thereafter, beginning in September 2015, Greenhill had several meetings and other discussions with David C. Dauch, the Chairman of the AAM board of directors and Chief Executive Officer of AAM, Michael K. Simonte, the President of AAM, and other members of AAM's management specifically to evaluate a potential acquisition of MPG, including the potential synergies that could be achieved from such a business combination, the potential price payable in the transaction and the implications of the additional debt required by AAM to finance any such acquisition.

        On October 28, 2015, at a meeting of AAM's Strategy and Technology Committee, members of AAM management provided a presentation to the committee regarding various strategic initiatives, which included several potential acquisition candidates, of which MPG was one. The members of the committee expressed support for further investigation by AAM management of a possible transaction with MPG.

        In late November 2015, at the direction of AAM's management, a representative of Greenhill contacted Kevin Penn, the Chairman of the MPG board of directors and a Managing Director of American Securities, an affiliate of MPG's largest stockholder, to express AAM's interest in a potential business combination transaction with MPG. Following that conversation, AAM and MPG agreed to arrange a meeting to discuss further a potential transaction involving AAM and MPG.

        In the middle of November 2015, AAM engaged Shearman & Sterling LLP (which we refer to in this joint proxy statement/prospectus as Shearman) to begin evaluating the legal considerations involved in a potential acquisition of MPG.

        On December 18, 2015, Messrs. Dauch and Simonte, Norman Willemse, President—Metal Formed Products of AAM, and a representative of Greenhill met with Mr. Penn and Loren Easton, a member of the MPG board of directors and a Managing Director of American Securities, at American Securities' office in New York, New York to discuss a potential transaction involving MPG and AAM.

Following that meeting, Messrs. Penn and Easton updated certain members of the MPG board of directors regarding the meeting, including George Thanopoulos, Chief Executive Officer of MPG.

        On January 12 and January 13, 2016, respectively, MPG and AAM gave presentations at the Deutsche Bank Global Auto Industry Conference in Detroit, Michigan regarding their respective businesses and outlook for the future. During that conference on January 12, Mr. Dauch reiterated to Mr. Thanopoulos that AAM would be interested in exploring a potential transaction involving AAM and MPG. In addition, on January 13, 2016, Messrs. Penn and Easton met with Messrs. Dauch, Simonte and Willemse to begin exploring in more detail a potential transaction involving AAM and MPG.

        On February 1, 2016, Mr. Thanopoulos and Douglas Grimm, Chief Operating Officer of MPG, met with Messrs. Dauch, Simonte and Willemse in Birmingham, Michigan to further discuss a potential transaction involving the two companies. Three days later, on February 4, 2016, during a phone call between Messrs. Dauch and Thanopoulos, Mr. Thanopoulos expressed support for exploring the combination of AAM's and MPG's businesses.

        During meetings of the AAM Strategy and Technology Committee and AAM board of directors held on February 3, 2016 and February 4, 2016, respectively, Mr. Dauch provided updates to both the committee and the board with respect to the status of discussions with MPG regarding a potential business combination between the two companies.

        On February 22, 2016, Mr. Dauch spoke telephonically with Mr. Penn to discuss in more detail a potential transaction involving AAM and MPG. During this phone call, Mr. Penn stated to Mr. Dauch that Mr. Penn would not be inclined to recommend to the MPG board of directors an acquisition of MPG below a range of $20 to $22 per share. However, as a result of general market conditions in the automotive industry that negatively affected the stock prices of many companies in the industry, including AAM and MPG, both companies reconsidered the timing and value of a potential transaction and whether it would be more appropriate to explore the merits and specific terms of a potential transaction when the market had stabilized.

        During this time, AAM and MPG were also engaged in ongoing negotiations regarding the terms of the supplier agreement between AAM and MPG that would be expiring by its terms at the end of 2016.

        In late March 2016, Mr. Thanopoulos traveled to China to visit MPG's Chinese operations. During this visit to China, Mr. Thanopoulos was invited by the Chairman of a China-based automotive conglomerate (which we refer to in this joint proxy statement/prospectus as Company A), with whom Mr. Thanopoulos had been previously familiar, to tour the facilities of Company A. Following such tour, Mr. Thanopoulos invited representatives of Company A to conduct a reciprocal visit to MPG's facilities in Michigan.

        On May 5, 2016, at a meeting of the AAM board of directors, members of AAM management and representatives of Greenhill made presentations to the AAM board regarding the potential acquisition of MPG, noting that, after the changes to market conditions in the automotive industry earlier that year, trading prices of the two companies' stock had stabilized and recovered to the point that a resumption of discussions regarding a potential transaction might be appropriate. The participants in the meeting discussed, among other things, an updated financial analysis prepared by Greenhill regarding an acquisition of MPG under alternative price and leverage scenarios and with various synergy assumptions, and the potential implications of MPG's largest stockholder holding a significant ownership interest in AAM in the event any such an acquisition included AAM common stock as part of the consideration paid to MPG stockholders. The AAM board of directors authorized AAM management to move forward in discussions regarding a potential transaction with MPG and concluded that an offer to acquire all of the outstanding equity of MPG at a price of up to $21 per share of MPG common stock was appropriate given the potential synergies that could be achieved by the combined company.

        On May 15, 2016, Messrs. Dauch and Penn discussed telephonically resuming the discussions with respect to a potential transaction involving AAM and MPG. Mr. Dauch indicated to Mr. Penn that AAM might be willing to pay up to $21 per share of MPG common stock for such an acquisition. In response, Mr. Penn noted that MPG's stock price had previously traded as high as $24.50 per share.

        Between December 2015 and June 2016, Messrs. Thanopoulos, Penn and Easton periodically provided updates to the MPG board of directors with respect to their discussions with AAM. In addition, Messrs. Penn and Easton periodically provided updates to the MPG board of directors with respect to several unsolicited approaches that had been made to them in their capacities as directors of MPG in early 2016 by representatives of private equity sponsors and operating companies other than AAM to gauge MPG's interest in engaging in a transaction of some nature. Given the amount of such interest from potential transaction counterparties and concerns about operating as a standalone company, in late May 2016, the MPG board of directors determined to engage a financial advisor to better understand and evaluate the potential strategic options available to MPG.

        On June 1, 2016, with the approval of the MPG board of directors, MPG engaged BofA Merrill Lynch as its financial advisor to assist MPG in its evaluation and consideration of a potential transaction.

        On June 7, 2016, Messrs. Penn and Easton, together with a representative of American Securities, met with representatives of BofA Merrill Lynch to discuss potential strategic alternatives available to MPG, based on consideration by the MPG board of directors of the prospects for MPG to continue as a standalone company and the potential for a strategic transaction involving MPG. Messrs. Penn and Easton, the representative of American Securities and representatives of BofA Merrill Lynch discussed the fact that potential counterparties in a strategic transaction could include parties with whom MPG had existing business relationships, companies which had previously approached MPG in the past to gauge interest in a potential transaction, or other companies which may have a strong strategic fit with MPG. On June 13, 2016, members of MPG management met with representatives of BofA Merrill Lynch, during which meeting the representatives of BofA Merrill Lynch provided an overview of a proposed timeline for a strategic process and discussed with MPG management certain considerations if MPG were to undertake such a process.

        On June 14, 2016, Messrs. Penn and Dauch further discussed telephonically a potential transaction between AAM and MPG, including the potential synergies that could be achieved by a combined company.

        On June 27, 2016, Messrs. Dauch and Thanopoulos met in Bloomfield Hills, Michigan to again discuss a potential transaction involving AAM and MPG and the potential synergies that could be achieved by a combined company.

        On July 7, 2016, representatives of BofA Merrill Lynch met with members of MPG management to discuss AAM's verbal expression of interest in a potential transaction between the two companies and MPG's proposed response, as well as to consider identifying and evaluating other potential counterparties for MPG who could be contacted in connection with BofA Merrill Lynch's market check process were such process to be undertaken. The next day, on July 8, 2016, Mr. Dauch contacted Mr. Thanopoulos to discuss the potential transaction and indicated to Mr. Thanopoulos that AAM would be submitting to MPG a formal indication of interest.

        On July 13, 2016, Messrs. Thanopoulos and Penn conducted a tour of MPG's Royal Oak and Fraser, Michigan facilities with the Chairman and other representatives of Company A. Following the tour, a representative of Company A orally expressed to Messrs. Thanopoulos and Penn an interest in exploring a potential investment or other strategic transaction with MPG. Messrs. Thanopoulos and Penn informed the representative of Company A that MPG would be open to discussions regarding a potential transaction and encouraged the representative to engage with representatives of BofA Merrill Lynch with respect thereto.

        During June and July 2016, Mr. Thanopoulos also held periodic meetings with a significant customer of MPG (which we refer to in this joint proxy statement/prospectus as Company B) as part of MPG's customary practice to engage in discussions with customers of MPG. During some of those meetings, representatives of Company B expressed interest in potentially exploring a transaction involving MPG and Company B, but also expressed reservations about the timing for such a transaction, the amount of indebtedness Company B would be required to incur in order to finance such a transaction and the amount of equity Company B would need to issue in order to consummate any potential transaction. Mr. Thanopoulos encouraged the representatives of Company B to engage with representatives of BofA Merrill Lynch regarding any potential transaction Company B might be contemplating.

        On July 14, 2016, the AAM board of directors met telephonically to discuss with representatives of Greenhill and AAM management the recent conversations between Mr. Dauch and Messrs. Penn and Thanopoulos regarding a potential transaction involving AAM and MPG. At the board meeting, representatives of Greenhill made a presentation to the AAM board of directors evaluating the potential acquisition of MPG, including the potential synergies that could be achieved from such a combination, various considerations related to the potential purchase price that AAM would be required to pay in connection with a transaction and the implications of the additional debt required by AAM to finance the acquisition. At the meeting, the AAM board of directors authorized AAM management to deliver an initial written offer to acquire all of the outstanding equity of MPG for between $19 and $21 per share of MPG common stock, with the merger consideration to be comprised of approximately 55% cash and 45% shares of AAM common stock (which we refer to in this joint proxy statement/prospectus as AAM's initial offer).

        On July 15, 2016, Mr. Dauch delivered to Mr. Thanopoulos AAM's initial offer. AAM's initial offer also stated that AAM would provide American Securities, as MPG's largest stockholder, with customary registration rights and the right to nominate one member to the AAM board of directors for so long as American Securities maintained a meaningful equity position in the combined company. AAM's initial offer further proposed that the parties enter into a confidentiality agreement to permit them to commence their respective due diligence reviews.

        In mid-July, MPG engaged Weil, Gotshal & Manges LLP (which we refer to in this joint proxy statement/prospectus as Weil) as its legal counsel in connection with any potential transaction involving MPG.

        On July 19, 2016, the MPG board of directors met telephonically to review with representatives of BofA Merrill Lynch and Weil and MPG management AAM's initial offer, including the strategic rationale for the potential transaction, potential synergy opportunities, due diligence review that would be undertaken, regulatory considerations and the ability of AAM to finance the potential transaction, and to discuss MPG's proposed response to the offer. A representative of Weil also reviewed and discussed with the MPG board of directors the directors' fiduciary duties. Following such meeting, at the direction of the MPG board of directors and with advice from BofA Merrill Lynch, Mr. Thanopoulos contacted Mr. Dauch and indicated that AAM's initial offer undervalued MPG and was inadequate and that AAM would need to revise and clarify the terms of its offer, including by providing a single purchase price, rather than a range, and additional details regarding the pro forma ownership structure of the combined company and assumed synergies, before the MPG board of directors would take any formal action with respect thereto.

        On July 20, 2016, AAM delivered to MPG a revised written offer (which we refer to in this joint proxy statement/prospectus as AAM's July 20 offer) to acquire all of the outstanding equity of MPG at a price of $20 per share of MPG common stock, with the merger consideration proposed to be comprised of approximately 60% cash and 40% shares of AAM common stock. The remaining terms of AAM's July 20 offer were consistent with those proposed in AAM's initial offer.

        On July 26, 2016, with advice from BofA Merrill Lynch and after discussion with certain members of the MPG board of directors, Mr. Thanopoulos contacted Mr. Dauch and indicated that AAM's July 20 offer continued to undervalue MPG and was inadequate, and that AAM would need to revise and clarify the terms of its offer, including the valuation of MPG, pro forma ownership structure of the combined company and assumed synergies before the MPG board of directors would take any formal action with respect thereto.

        On July 27, 2016, at a meeting of AAM's Strategy and Technology Committee, Mr. Dauch informed the members of the committee about the points raised by Mr. Thanopoulos in their phone call the night before and also briefly reviewed the history of communications between the two companies regarding the proposed transaction involving AAM and MPG. The members of the committee and representatives of Greenhill, who were also in attendance, discussed certain risks and certain of the expected benefits of a proposed acquisition of MPG. The committee then concluded that AAM should continue to pursue a potential acquisition of MPG and determined how to respond to the points raised by Mr. Thanopoulos in AAM's next offer.

        On July 29, 2016, AAM delivered a third written offer (which we refer to in this joint proxy statement/prospectus as AAM's July 29 offer) to acquire all of the outstanding equity of MPG at a price in the range of $20 to $21 per share of MPG common stock, which was proposed to be comprised of approximately 60% cash and 40% shares of AAM common stock. The remaining terms of the offer were again consistent with those proposed in AAM's initial offer.

        On August 3, 2016, the MPG board of directors met to consider and review with representatives of BofA Merrill Lynch and MPG management AAM's July 29 offer. Following discussions among the members of the MPG board of directors, MPG management and representatives of BofA Merrill Lynch, the MPG board of directors determined that, given the value of AAM's July 29 offer relative to AAM's two preceding written offers, MPG should seek to negotiate and enter into a nondisclosure agreement with AAM and then commence mutual due diligence in an effort to solicit a further improved offer from AAM. The MPG board of directors further instructed BofA Merrill Lynch to contact other potential counterparties.

        Between the end of July and late August, representatives of BofA Merrill Lynch contacted sixteen other potential counterparties regarding a potential strategic transaction with MPG. The sixteen other potential counterparties included Company A, Company B and other companies and financial sponsors that had previously indicated interest in a potential transaction involving MPG, as well as other companies and financial sponsors that BofA Merrill Lynch, MPG management and certain members of the MPG board of directors believed could have a strong strategic fit with MPG or that otherwise may be capable or interested in a potential transaction with MPG. Other than Company A, none of the potential counterparties contacted by BofA Merrill Lynch expressed any interest in a potential transaction with MPG, and none engaged in any meetings with MPG management or otherwise were provided any non-public information about MPG despite BofA Merrill Lynch contacting certain of such potential counterparties on multiple occasions.

        On August 4, 2016, Company A delivered an all cash written offer to acquire all of the outstanding equity of MPG that valued MPG at 5.5-6.0 times MPG's last twelve month EBITDA, but without specifying any purchase price. Later that day, following discussions with members of the MPG board of directors and MPG management, representatives of BofA Merrill Lynch, on behalf of MPG, communicated to representatives of Company A that Company A would need to provide a single purchase price in its offer, and that Company A's offer undervalued MPG and was therefore inadequate, but that Company A should consider delivering a revised offer.

        On August 5, 2016, Mr. Thanopoulos met with Mr. Dauch in Bloomfield Hills, Michigan, and informed Mr. Dauch that AAM's July 29 offer continued to undervalue MPG and was therefore inadequate but indicated that MPG would be willing to negotiate and enter into a nondisclosure agreement with AAM and commence preliminary mutual due diligence.

        On August 18, 2016, Mr. Thanopoulos met with Messrs. Dauch and Simonte to discuss the potential terms of the proposed transaction, to review and discuss a proposed timeline for the potential transaction and to discuss the proposed scope of the due diligence review with respect to the two companies.

        On August 23, 2016, AAM and MPG entered into a mutual confidentiality agreement containing a two-year standstill restricting each of AAM's and MPG's ability to, among other things, acquire securities in the other and seek to control or influence the other's management or the voting of any securities of the other party. American Securities also agreed to a one-year standstill with respect to AAM.

        On August 30, 2016, Company A delivered a revised, all cash written offer to acquire all of the outstanding equity of MPG at a price in the range of $16.36 to $20 per share of MPG common stock, subject to the completion of Company A's due diligence review of MPG, or, in the alternative, to acquire a majority interest in MPG with the expectation of subsequently consummating a series of follow-on transactions. Following discussion with members of the MPG board of directors and MPG management, including with respect to the fact that Company A's offer continued to be less than the latest offer from AAM, on the same day, representatives of BofA Merrill Lynch communicated to representatives of Company A, on behalf of MPG, that Company A's offer continued to undervalue MPG and was inadequate, and that Company A would need to provide a single purchase price (rather than a range) in its offer, but that Company A should consider delivering a revised offer.

        On August 31, 2016, Mr. Thanopoulos met with Messrs. Dauch and Simonte in Bloomfield Hills, Michigan, to further discuss the potential terms of the proposed transaction involving AAM and MPG.

        On September 7, 2016, members of management of MPG, including Mr. Thanopoulos, Mr. Grimm and MPG Chief Financial Officer Mark Blaufuss and Messrs. Penn and Easton met in Bloomfield Hills, Michigan, with members of AAM management, including Messrs. Dauch, Simonte and Willemse, and AAM Chief Financial Officer Christopher May, and representatives of a consulting firm engaged by AAM, and conducted management presentations for each other regarding their respective businesses as well as MPG's bases for its belief that AAM's July 29 offer undervalued MPG and was deemed inadequate. Representatives of BofA Merrill Lynch and Greenhill also participated. Following the meeting, representatives of BofA Merrill Lynch requested that AAM submit an updated proposal with a single purchase price, rather than a range.

        On September 8 and 9, 2016, AAM and MPG exchanged initial requests for due diligence information via their respective financial advisors.

        On September 9, 2016, at a telephonic meeting of the AAM board of directors, members of AAM management and representatives of Greenhill provided the AAM board with an update on the status of discussions with MPG. At the conclusion of the meeting, the AAM board of directors directed AAM management to continue discussions regarding a potential acquisition of MPG and authorized Mr. Dauch to increase AAM's offer price to up to $21.25 per share, comprised of approximately 60% cash and 40% shares of AAM common stock. To address discussions between Messrs. Penn and Dauch regarding American Securities' representation rights on the AAM board of directors, the AAM board of directors further authorized Mr. Dauch to offer American Securities the right to nominate two directors to the AAM board following any potential transaction for so long as American Securities maintained a meaningful equity position in the combined company.

        On September 12, 2016, BofA Merrill Lynch delivered a presentation to Greenhill (based on information provided by MPG) that highlighted the potential value creation that, in their view, could result from an acquisition of MPG by AAM due to a number of factors, including the reduction of AAM's customer concentration, improved financial metrics, an enhanced public market profile and potential cost synergies. The presentation included preliminary financial analyses performed by BofA Merrill Lynch on the basis of information provided by MPG and based on an illustrative offer price of $24.00 per share of MPG common stock and BofA Merrill Lynch's views regarding the extent of AAM's capacity to finance the cash portion of the consideration to be paid to MPG stockholders.

        On September 16, 2016, AAM delivered to MPG a revised written offer (which we refer to in this joint proxy statement/prospectus as AAM's September 16 offer) to acquire all of the outstanding equity of MPG at an increased stock price of $21.25 per share of MPG common stock, comprised of $12.63 to $13.34 per share of cash (representing aggregate cash consideration of $900 million to $950 million) and the remainder in shares of AAM common stock. This represented merger consideration of approximately 59% in cash and 41% in shares assuming $900 million of aggregate cash consideration and 63% in cash and 37% in shares assuming $950 million of aggregate cash consideration. AAM's September 16 offer maintained that AAM was willing to give American Securities the right to nominate one director to the AAM board of directors following any potential transaction for so long as American Securities maintained a meaningful equity position in the combined company. AAM's September 16 offer also indicated that AAM expected to complete its due diligence review and finalize documentation in connection with the potential transaction by early November 2016.

        On September 19, 2016, following discussions between representatives of BofA Merrill Lynch, members of the MPG board of directors and MPG management, those members of the MPG board of directors indicated that $22.00 per share of MPG common stock may be acceptable to the MPG board of directors. Mr. Thanopoulos then communicated to Mr. Dauch that AAM's September 16 offer was still inadequate and would need to be increased for MPG to consider continuing with a potential transaction.

        On September 19, 2016, Messrs. Dauch and Penn had a telephone conversation during which Mr. Penn, at the direction of the MPG board of directors, proposed a purchase price of $24.00 per share of MPG common stock, consisting of $12.00 per share in cash and $12.00 per share in AAM common stock. During this conversation, Mr. Dauch informed Mr. Penn that AAM would not agree to pay $24.00 and reiterated AAM's current offer of $21.25 per share of MPG common stock.

        From September 21 through September 23, 2016, Messrs. Dauch and Penn held a series of telephone conversations during which Mr. Penn indicated that MPG may be willing to proceed on the basis of an offer at $22.00 per share of MPG common stock, consisting of $13.50 per share in cash and the remainder in shares of AAM common stock. Mr. Penn also insisted that American Securities have the right to designate a number of the members of the AAM board of directors following any potential transaction that would be proportionate to American Securities' equity position in AAM immediately following the consummation of the transaction and for so long as American Securities and its affiliates owned at least a certain ownership percentage of AAM's outstanding common stock. Mr. Penn proposed that American Securities be entitled to designate three directors on an enlarged ten-member AAM board of directors or four directors on a twelve-member AAM board of directors, and during the course of multiple exchanges, proposed, among other things, that such number of designees would not change for so long as American Securities and its affiliates owned at least 5% of the outstanding shares of AAM common stock. Mr. Dauch did not commit to any particular initial number of designees, but suggested, among other things, that AAM might be willing to consider permitting American Securities to maintain such initial number of designees for so long as American Securities and its affiliates owned at least 10% of the outstanding shares of AAM common stock.

        On September 23, 2016, the AAM board of directors met telephonically. AAM management provided an update on the status of discussions with MPG and American Securities since September 9, 2016 and the proposed terms of the potential transaction. Representatives of Greenhill also provided the AAM board of directors with a summary of certain preliminary financial analyses regarding the potential transaction. At the meeting, the AAM board of directors authorized AAM management to deliver a revised offer to acquire all of the outstanding equity of MPG at a price of up to $22 per share of MPG common stock, with the merger consideration proposed to be comprised of approximately 61% cash and 39% shares of AAM common stock, and to offer American Securities the right to nominate up to four directors on an enlarged twelve-member AAM board of directors following such acquisition.

        Later on September 23, 2016, Mr. Dauch spoke with Mr. Penn telephonically to deliver a revised offer (which we refer to in this joint proxy statement/prospectus as AAM's September 23 offer) to acquire all of the outstanding equity of MPG at a price of $22 per share of MPG common stock, with the merger consideration comprised of approximately 61% cash and 39% shares of AAM common stock. Mr. Dauch stated that as part of AAM's September 23 offer, AAM was willing to give American Securities the right to nominate three members of an enlarged eleven-member AAM board of directors following such acquisition and for so long as American Securities and its affiliates owned at least 7.5% of the shares of AAM common stock outstanding. Mr. Dauch indicated to Mr. Penn that AAM's September 23 offer was AAM's best and final offer.

        Between September 24, 2016 and September 26, 2016, Mr. Dauch had a series of separate telephone conversations with each of Messrs. Penn and Thanopoulos to discuss the terms of AAM's September 23 offer, ongoing due diligence, the proposed timing of the transaction and certain of the other terms and conditions of the proposed transaction.

        During September and October 2016, AAM and MPG, with the assistance of their respective financial, legal and other advisors, continued to conduct legal, financial, operational and other due diligence on each other, including visits to each other's key production facilities, and held regular telephonic discussions regarding due diligence matters.

        On September 26, 2016, a representative of Company A contacted Mr. Thanopoulos to discuss certain considerations relating to a potential transaction between MPG and Company A, including, among other things, potential synergies and valuation matters.

        On September 27, 2016, the MPG board of directors met to review and discuss with representatives of Weil and representatives of BofA Merrill Lynch AAM's September 23 offer as well as the results and current status of BofA Merrill Lynch's outreach to certain other parties identified as potentially being interested in a strategic transaction with MPG and the potential timeline for the proposed transaction with AAM. A representative of Weil also reviewed and discussed with the members of the MPG board of directors the directors' fiduciary duties and potential key terms that may be negotiated in connection with the potential transaction with AAM. Following discussions among the members of the MPG board of directors and their advisors with respect to, among other things, the premium represented by AAM's September 23 offer over the share price of MPG common stock, the implied adjusted enterprise value for MPG represented by such proposed offer price and the strategic rationale for the potential transaction and potential synergies, the MPG board of directors determined to proceed with mutual due diligence based on AAM's September 23 offer and authorized MPG management and MPG's legal and financial advisors to continue negotiations regarding the potential terms of a transaction and to continue due diligence with respect thereto.

        On September 30, 2016, David Barnes, General Counsel, Secretary and Chief Compliance Officer of AAM, met with Thomas M. Dono, Jr, Executive Vice President, General Counsel and Secretary of MPG, to discuss legal due diligence and other legal matters in connection with the proposed transaction.

        On October 3, 2016, each of AAM and MPG opened to representatives of the other company and their advisors access to an electronic data room for the purposes of permitting further due diligence on their respective companies.

        On October 5, 2016, Messrs. Dauch and Willemse met with Mr. Thanopoulos to discuss potential synergy opportunities from a combination of AAM and MPG. Also on October 5, 2016, Messrs. Dauch

and Penn spoke telephonically to discuss a number of matters related to American Securities' and its affiliates' ownership stake in AAM following the proposed transaction, including director designation rights and registration rights as well as voting and standstill obligations that AAM proposed would apply to American Securities and its affiliates.

        On October 6, 2016, Shearman sent to Weil a term sheet reflecting the proposed terms of a stockholders' agreement that would be entered into between AAM and American Securities in connection with the consummation of the proposed transaction. The term sheet included, among other things, proposed terms with respect to certain governance rights, including American Securities' right to designate a number of directors to the AAM board of directors, and registration rights that American Securities and its affiliates would have with respect to shares of AAM common stock received in the proposed transaction, as well as proposed voting and standstill obligations that would apply to American Securities and its affiliates with respect to shares of AAM common stock owned by them following the proposed transaction.

        On October 10, 2016, Shearman sent Weil initial drafts of a merger agreement and a voting agreement that AAM proposed be entered into between AAM and an affiliate of American Securities, in each case, in connection with the proposed transaction.

        On October 13, 2016, following discussions among representatives of MPG, American Securities, Weil and BofA Merrill Lynch, BofA Merrill Lynch communicated to Greenhill certain key transaction concerns identified by MPG with respect to the drafts of the merger agreement and voting agreement and the stockholders' agreement term sheet as previously provided to MPG, including, among other things, with respect to the treatment of outstanding MPG equity awards, the ability of MPG to solicit or consider alternative transactions following the execution of definitive documentation in connection with the proposed transaction, the measurement period for determining the exchange ratio, the inclusion of a provision in the merger agreement that would require MPG to submit the potential transaction to a vote of its stockholders even if the MPG board of directors had changed its recommendation with respect thereto, the inability of MPG to terminate the merger agreement in order to accept a superior proposal, the termination fees that could become payable under the merger agreement, and the scope of the proposed standstill applicable to American Securities and its affiliates and its board designation rights under the stockholders' agreement.

        On the same day, Company A delivered to BofA Merrill Lynch a revised, written all cash offer to acquire all of the outstanding equity of MPG for a stock price in the range of $21 to $22 per share of MPG common stock. Company A's offer was contingent on MPG granting Company A exclusivity through the end of 2016 with respect to the negotiation of a potential transaction and indicated that Company A expected that it would be able to complete its due diligence review of MPG, finalize its financing and negotiate definitive documentation by the end of 2016. In addition, Company A reiterated its expectation that key members of MPG management and other employees would remain with MPG and acquire an equity interest in the combined company following the consummation of any transaction. However, Company A did not specify what information it would need to complete its due diligence review with respect to MPG. Following discussions with members of the MPG board of directors and MPG management, later that same day, representatives of BofA Merrill Lynch communicated to Company A that Company A would need to provide a single purchase price, rather than a range, in its offer, that MPG would not grant Company A exclusivity and that Company A should state the information it would require in due diligence in order to increase any offer for MPG.

        On October 16, 2016, following discussions between representatives of Weil and Shearman with respect to certain of the key transaction issues identified by BofA Merrill Lynch to Greenhill, Weil sent Shearman a material issues list relating to the draft transaction documents and stockholders' agreement term sheet.

        From October 17 to October 23, 2016, the parties, assisted by their respective legal and financial advisors, negotiated certain of the critical terms of the proposed transaction included in the material issues list sent by Weil to Shearman.

        On October 20, 2016, Company A delivered to representatives of BofA Merrill Lynch a further revised, written all cash offer that would result in MPG stockholders receiving a stock price in the range of $21 to $22.50 per share of MPG common stock. Company A indicated that it would be prepared to consider such transaction on a non-exclusive basis with the intention of entering into definitive documentation with respect to such a transaction prior to the end of 2016, but that it would require several weeks to complete its due diligence review in connection with a potential transaction in order to be able to deliver a final offer. Company A also provided a support letter from its proposed financing source. Following discussions with members of the MPG board of directors and MPG management, representatives of BofA Merrill Lynch again communicated to Company A that Company A would need to submit an offer at a single purchase price per share, rather than a range. In addition, on several occasions representatives of BofA Merrill Lynch requested that Company A indicate what information would be required in connection with its due diligence review, but Company A never provided any specific requests.

        On October 23, 2016, Weil sent Shearman revised drafts of the merger agreement and voting agreement following a series of telephonic negotiations among the parties and their advisors and reflecting MPG's positions with respect to the terms and conditions of these agreements. On October 25, 2016, Weil also sent Shearman an initial draft of the stockholders' agreement reflecting the terms discussed among the parties and their advisors during such negotiations and MPG's position with respect to the other terms and conditions of such agreement. During this period, the parties also continued their ongoing respective due diligence reviews, including legal, financial, operational and other due diligence.

        On October 27, 2016, senior management of AAM and MPG as well as representatives of American Securities and their respective legal and financial advisors met, at the offices of Shearman in New York, to discuss certain open issues with respect to the proposed transaction, including, among other things, the treatment of outstanding MPG equity awards, the regulatory risk associated with the transaction and actions AAM and/or MPG may be required to take to obtain certain required regulatory approvals, certain conditions to the consummation of the proposed transaction, the commitment of the affiliate of American Securities to vote in favor of the transaction, the fees payable by the respective parties in the event the merger agreement were terminated in certain circumstances, the exchange ratio to be used in connection with the proposed transaction in order to reflect the agreed merger consideration of $22.00 per share for each share of MPG common stock, the restrictions on the conduct of each party's business prior to the consummation of the transaction, and American Securities' board designation rights, voting obligations and transfer restrictions under the stockholders' agreement. During the meeting, AAM and MPG agreed, among other things, to base the exchange ratio to be used in connection with the potential transaction on an agreed $17.00 per share price of AAM common stock, resulting in an exchange ratio of $13.50 in cash and 0.5 shares of AAM common stock for each share of MPG common stock payable in connection with the proposed merger.

        Later on October 27, 2016, the MPG board of directors held a telephonic meeting, in which members of MPG management and representatives of Weil and BofA Merrill Lynch participated, to discuss and summarize the negotiations with respect to the proposed transaction with AAM that had occurred that day and to engage in a discussion of the terms of the revised offer from Company A. The MPG board of directors, following discussions with its legal and financial advisors, determined that due to, among other things, the purchase price range included in Company A's offer, the significant amount of time it would take Company A to finalize its due diligence review and negotiate a definitive transaction agreement, Company A's failure to identify the information it would require to complete its due diligence review and concerns with regulatory approval requirements of a potential transaction with Company A, that MPG should proceed with negotiating the terms of the potential transaction with

AAM. At the meeting, the participants also discussed the proposed timeline to finalize definitive documentation in connection with the proposed transaction with AAM and the potential timeline with respect to a transaction with Company A, and the ability of MPG to respond to unsolicited offers under the proposed terms of the merger agreement with AAM, including from Company A.

        On October 28, 2016, Weil sent a revised draft of the voting agreement to Shearman reflecting the discussions among the parties at the October 27 meeting.

        Also on October 28, 2016, at a meeting of the AAM board of directors, AAM management and representatives of Shearman, Greenhill and a consulting firm engaged by AAM made presentations regarding the proposed transaction, including, among others, a presentation by AAM management regarding the results of its due diligence review and the status of financing discussions with JPMorgan Chase Bank, N.A. (which we refer to in this joint proxy statement/prospectus as JPMorgan), a presentation by Greenhill regarding the financial aspects of the proposed transaction and the pro forma financial profile of the combined company, a presentation by the consulting firm regarding the potential synergy opportunities of the combined company, and a presentation by Shearman regarding the AAM board of directors' fiduciary duties in connection with the proposed transaction, terms of the transaction documents and open issues remaining in the negotiation thereof. Following these presentations and further discussion among the participants at the meeting, the AAM board of directors authorized AAM management to complete the negotiation of the transaction documents, subject to final approval of the terms and conditions by the AAM board of directors.

        On October 29, 2016, MPG delivered to AAM and Weil provided to Shearman an initial draft of the MPG disclosure schedule to be delivered in connection with the merger agreement. Later that same day, Shearman sent Weil revised drafts of the merger agreement and voting agreement reflecting discussions among the parties at and since the October 27 meeting as well as an initial draft of the AAM disclosure schedule to be delivered in connection with the merger agreement.

        On the morning of October 30, 2016, the MPG board of directors met telephonically to review and discuss with members of MPG senior management and representatives of Weil and BofA Merrill Lynch the status of discussions with AAM and the proposed terms of the transaction. The MPG board of directors discussed with BofA Merrill Lynch the process conducted to consider various strategic alternatives, including the review of MPG's continued operation on a standalone basis given its financial profile and potential constraints associated with such operation, the other potential counterparties contacted by representatives of BofA Merrill Lynch regarding a potential strategic transaction with MPG, none of which, other than Company A, had expressed any definitive interest in pursuing a potential transaction with MPG, and the consideration of whether there were any other potential counterparties that may be interested in a potential transaction with MPG that would provide for greater value than the potential transaction involving AAM. A representative of BofA Merrill Lynch then discussed with the MPG board of directors the status of negotiations with AAM, and the terms and status of the offer received from Company A, including that representatives of BofA Merrill Lynch had requested that Company A increase its proposed purchase price but that Company A had indicated it would require additional time and information about MPG, which information still had not been specified by Company A, in order to provide a revised offer and that the upper end of its proposed purchase price range was the maximum purchase price Company A would be willing to offer, subject to due diligence. A representative of BofA Merrill Lynch also reviewed with the MPG board of directors the status of the ongoing mutual due diligence review with AAM, the strategic rationale for the proposed transaction with AAM and the preliminary results of BofA Merrill Lynch's valuation analysis of the proposed transaction with AAM and the potential pro forma position of the combined company. Next, a representative of Weil reviewed with the MPG board of directors the proposed terms of the transaction, including with respect to the proposed merger consideration, treatment of outstanding MPG equity awards, the ability of MPG to consider alternative transactions (including an unsolicited offer from Company A if Company A were to make such an offer), the ability of the MPG board of directors to change its recommendation, the obligation of AAM to agree to certain divestitures if required in order to obtain required regulatory approvals, the parties' respective termination rights and the relative termination fees the parties' must pay if the merger agreement were terminated in certain circumstances. A representative of Weil also provided an overview of the current terms of the voting agreement and stockholders' agreement proposed to be entered into between the affiliate of American Securities and AAM in connection with the transaction. Following discussion among members of the MPG board of directors and its legal and financial advisors, the MPG board of directors determined that, given the uncertainty with respect to the value of the offer from Company A, as well as the anticipated time required to finalize a potential transaction with Company A, Company A's failure to specify its due diligence requirements, the additional regulatory requirements and uncertainties with respect to consummating any potential transaction with Company A, and the ability of Company A to make a subsequent unsolicited offer to acquire MPG under the proposed terms of the merger agreement with AAM, MPG should continue to negotiate and seek to finalize the terms of the proposed transaction with AAM.

        Later on October 30, 2016, AAM delivered to MPG and American Securities a draft of the commitment papers in connection with AAM's debt financing for the proposed transaction.

        From October 30, 2016 through the early morning of November 3, 2016, the parties, assisted by their respective legal and financial advisors, continued to negotiate the terms of, and the legal advisors continued to exchange drafts of, the transaction agreements and the respective disclosure schedules to be delivered in connection with the merger agreement, and the parties and their respective advisors completed their respective due diligence reviews. These negotiations covered various aspects of the transaction, including, among other things, the representations and warranties made by the parties, the restrictions on the conduct of each party's business, the scope of the non-solicitation restrictions contained in the merger and voting agreements, the parties' respective matching rights with respect to competing proposals, MPG's obligations to assist AAM in obtaining its debt financing for the transaction, certain termination provisions and the triggers of each party's termination rights, the ability to receive a termination fee and expense reimbursement, the outside date for the proposed transaction and the divestiture obligations of AAM, and the disclosures made by each of AAM and MPG in their respective disclosure schedules.

        On the afternoon of November 1, 2016, the MPG board of directors held a telephonic meeting to resume their discussion and consideration of the proposed transaction. Members of senior management and representatives of Weil and BofA Merrill Lynch also participated in the meeting. The MPG board of directors again discussed with BofA Merrill Lynch the process conducted to consider various strategic alternatives, including the review of MPG's continued operation on a standalone basis given its financial profile and potential constraints associated with such operation, the other potential counterparties contacted by representatives of BofA Merrill Lynch regarding a potential strategic transaction with MPG, none of which, other than Company A, had expressed any definitive interest in pursuing a potential transaction with MPG, and the consideration of whether there were any other potential counterparties that may be interested in a potential transaction with MPG that would provide for greater value than the potential transaction involving AAM. The MPG board of directors next discussed with BofA Merrill Lynch the due diligence review of AAM by MPG management and MPG's advisors, including the various AAM facilities that had been toured and the discussions that had taken place in connection with MPG's due diligence review. BofA Merrill Lynch then reviewed with the MPG board of directors its preliminary financial analysis of the merger consideration to be received by MPG stockholders in connection with the transaction. The MPG board of directors discussed with representatives of BofA Merrill Lynch the procedures used by BofA Merrill Lynch to perform their preliminary financial analyses, the results of the efforts of BofA Merrill Lynch to solicit counterparty interest in a potential transaction involving MPG, and BofA Merrill Lynch's view, based on such results, that receipt in the near term of an alternative proposal providing for greater value than AAM's offer was unlikely. Next, a representative of Weil reviewed and discussed with the MPG board of directors the directors' fiduciary duties, a summary of the terms of the proposed transaction and the principal terms of the various agreements to be entered into in connection with the proposed transaction, including a description of the transaction structure, exchange ratio, representations and warranties, interim operating covenants, termination rights and fees and expense reimbursement obligations, the closing conditions, the voting agreement to be entered into by the affiliate of American Securities, and the stockholders' agreement granting American Securities certain governance and registration rights with respect to AAM common stock to be received in the merger following the consummation of the merger. A representative of Weil also identified and discussed with the members of the MPG board of directors the remaining open issues in the various transaction agreements. Following discussion among the directors, members of MPG management and MPG's advisors, the MPG board of directors instructed MPG management (with the assistance of MPG's advisors) to complete negotiation of the remaining issues and to finalize the terms of the various transaction agreements.

        In the evening of November 2, 2016, the MPG board of directors held a telephonic meeting to review and discuss the final terms of and to consider and vote upon the proposed transaction. A representative of Weil provided the MPG board of directors with an update on the status of the various transaction documents and the parties' negotiations and reviewed with the MPG board of directors the material changes to the terms of such documents since the MPG board of directors' meeting the previous day, including, among other things, the agreement that the outside date for the transaction would be 9 months following the execution of the merger agreement, subject to a three-month extension if certain required regulatory approvals had not been received, the parties' discussions regarding a potential exception to the material adverse effect standard related to MPG's due diligence review of AAM, and certain developments related to a procedural failure by MPG to make a historical tax election and the parties' agreement that AAM would not be required to pay a termination fee if the transaction fails to be consummated due to AAM's failure to obtain its required financing if the cause of such failure related to such tax election failure. Next, representatives of BofA Merrill Lynch presented their financial analysis of the merger consideration and confirmed to the MPG board of directors that there had been no material changes to such analyses from the presentation made by BofA Merrill Lynch to the MPG board of directors the previous day. Representatives of BofA Merrill Lynch then delivered orally to the MPG board of directors BofA Merrill Lynch's opinion, later confirmed by delivery of a written opinion dated November 2, 2016, to the effect that, as of the date of, and subject to the various assumptions and limitations described in its opinion, the merger consideration to be received by holders of MPG common stock in the merger was fair, from a financial point of view, to such holders. The opinion of BofA Merrill Lynch is more fully described in the section titled "The Merger—Opinion of MPG's Financial Advisor" beginning on page 85. Following discussion, the MPG board of directors unanimously approved the merger agreement and the transactions contemplated thereby on the terms described therein and recommended that the MPG stockholders vote for the adoption of the merger agreement and the approval of the transactions contemplated thereby at the special meeting of MPG stockholders to be held to consider and vote on the merger agreement and the transactions contemplated thereby, subject to the MPG board of directors' right to change its recommendation in the event of a superior proposal or intervening event on the terms set forth in the merger agreement. For further information concerning the factors considered by the MPG board of directors in reaching its decision that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of the MPG stockholders, its decision to approve the merger agreement and its decision to recommend that MPG stockholders vote to adopt the merger agreement and approve the transactions contemplated thereby, see "—MPG's Reasons for the Merger and Recommendation of the MPG Board of Directors" beginning on page 74.

        Also in the evening of November 2, 2016, the AAM board of directors held a telephonic meeting to review and discuss the final terms of and to consider and vote upon the proposed transaction. Representatives of Shearman reviewed for the board of directors their fiduciary duties in considering the proposed transaction before providing an update on the status of the various transaction documents and identifying the few remaining significant issues outstanding in the negotiations and MPG's most recent proposals for the resolution thereof. The AAM board of directors discussed these remaining issues and the relative risks of the parties' positions with respect thereto and provided Shearman with its preferred resolution of each such issue. Next, representatives of Greenhill presented their financial analysis of the merger consideration and confirmed to the AAM board of directors that there had been no material changes to such analyses from the presentation made by Greenhill during the October 28 meeting of the AAM board of directors. Representatives of Greenhill then delivered orally to the AAM board of directors Greenhill's opinion, which was subsequently confirmed in writing, that, as of the date of the opinion and based on and subject to the assumptions made, procedures followed, matters and factors considered and limitations and qualifications on the review undertaken set forth therein, the merger consideration to be paid by AAM to the holders of the shares of MPG common stock pursuant to the merger agreement was fair, from a financial point of view, to AAM. Following further discussion, the AAM board of directors unanimously approved the merger agreement and the transactions contemplated thereby on the terms described therein and recommended that the AAM stockholders vote for the AAM share issuance. For further information concerning the factors considered by the AAM board of directors in reaching its decision that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of the AAM stockholders, its decision to approve the merger agreement and its decision to recommend that AAM stockholders vote to approve the AAM share issuance, see "—AAM's Reasons for the Merger and Recommendation of the AAM Board of Directors" beginning on page 70.

        Following MPG's and AAM's respective board meetings on November 2, 2016, and through the morning of November 3, 2016, the parties finalized and entered into the merger agreement and voting agreement and finalized the terms of the disclosure schedules delivered by each party and the form of stockholders' agreement. Before the opening of trading on the NYSE on November 3, 2016, AAM and MPG issued a joint press release announcing their entry into definitive agreements with respect to the transaction.

AAM's Reasons for the Merger and Recommendation of the AAM Board of Directors

        At a special meeting of the AAM board of directors held on November 2, 2016, the AAM board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of, AAM and AAM stockholders and unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The AAM board of directors unanimously recommends that AAM stockholders vote "FOR" the AAM share issuance proposal and "FOR" the AAM adjournment proposal.

        In reaching its decision that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of, AAM and AAM stockholders, and to recommend that AAM stockholders vote to approve the AAM share issuance, the AAM board of directors consulted with AAM management and AAM's financial, legal and other advisors and, at its November 2, 2016 meeting and at other meetings at which it considered the proposed merger, the AAM board of directors considered a number of factors, including, but not limited to, those listed below:

  •
  the complementary businesses of AAM and MPG, and the view that the combined company will form a premier, global Tier 1 supplier;

  •
  the view that the combined company will be a global leader in powertrain, drivetrain and driveline solutions and will have the ability to deliver a wide range of high quality, highly engineered components, modules and sub-systems across multiple engine, transmission and driveline applications;

  •
  the view that the combined company will have a more diversified global customer base and end markets that will accelerate AAM's diversification objectives, significantly reducing product, customer and end-market concentrations;

  •
  AAM and MPG have expertise in complementary product, process and systems technologies which will strongly position the combined company to address global automotive trends, including technologies focused on light-weighting, fuel efficiency, vehicle safety and driving performance solutions;

  •
  the view of AAM management that the combined company will have a stronger financial profile through greater size, scale and enhanced cash flow generation;

  •
  the expectation of AAM management that the combined company will derive significant benefits, including an estimated annual run rate of targeted cost reduction synergies estimated to be between $100 and $120 million by 2018;

  •
  MPG has a strong free cash flow profile, market leading products and profitability metrics, and attractive growth characteristics;

  •
  the expectation of AAM management that the merger will be accretive to cash flow and earnings per share in the first full year following the merger;

  •
  the view that MPG and AAM share a similar culture and value system, with a focus on quality, operational excellence and technology leadership, creating a natural fit as a combined company and a clear path to value creation for stakeholders of both companies;

  •
  the view that the combined company will be better able to withstand the cyclical nature of the automotive industry;

  •
  the belief of the AAM board of directors of the likelihood of satisfying the conditions to the parties' obligations to complete the merger under the merger agreement;

  •
  the view of the AAM board of directors, after consultation with counsel, that the transaction is not expected to present material regulatory issues;

  •
  the belief of the AAM board of directors, after its review and discussion of various factors, including the terms of the proposed financing for the merger (including fees and interest), and following consultation with its advisors, that it was likely that AAM would be able to obtain the necessary financing to pay the aggregate cash portion of the merger consideration and that the combined company would be able to repay, service or refinance any indebtedness incurred in connection with the merger and, to the extent such indebtedness remains outstanding, to comply with the financial covenants applicable to such indebtedness;

  •
  the belief of the AAM board of directors, following consultation with its advisors, that the financing commitments it had obtained to pay the aggregate cash portion of the merger consideration were on reasonable terms for AAM;

  •
  the right of the AAM board of directors under the merger agreement to, in response to unsolicited offers and competing acquisition proposals, provide information to, and discuss or negotiate alternative transactions with, third parties in certain circumstances, as more fully described under "The Merger Agreement—No Solicitation" beginning on page 129;

  •
  the right of the AAM board of directors under the merger agreement to change its recommendation to the AAM stockholders that they approve the AAM share issuance in certain circumstances, as more fully described under "The Merger Agreement—No Solicitation—Board Recommendation Change" beginning on page 132;

  •
  the right of the AAM board of directors under the merger agreement to terminate the merger agreement to enter into a superior acquisition proposal, subject to the payment of a termination fee in certain circumstances, as more fully described under "The Merger Agreement—Termination of the Merger Agreement" beginning on page 134;

  •
  the fact that the merger agreement expressly contemplates that AAM may, in certain circumstances, obtain specific performance of MPG's obligations under the merger agreement;

  •
  the fact that the AAM stockholders will have an opportunity to vote on the approval of the AAM share issuance and that such approval is a condition to the completion of the merger;

  •
  the fact that the exchange ratio for shares of MPG common stock is fixed and will not adjust for any decrease in the trading price of shares of AAM common stock prior to the completion of the merger;

  •
  the fact that American Securities had agreed to support the transaction and that the AS stockholder had agreed to vote 50% of its shares of MPG common stock in favor of the transaction;

  •
  the fact that American Securities will be subject to certain voting restrictions and a standstill provision under the stockholders' agreement, which provisions will be favorable to the combined company following the merger, as more fully described under "Stockholders' Agreement—Standstill" beginning on page 162;

  •
  the fact that MPG is obligated to pay AAM a termination fee of $50,897,000 in certain circumstances, as more fully described under "The Merger Agreement—Payment of Certain Fees and Expenses—Payment of Termination Fees" beginning on page 138;

  •
  the fact that MPG is obligated to reimburse AAM for up to $15 million of its documented and reasonable out-of-pocket fees and expenses under certain circumstances, as more fully described under "The Merger Agreement—Payment of Certain Fees and Expenses—Payment of Certain Expenses" beginning on page 140; and

  •
  the opinion, dated November 2, 2016, of Greenhill to the AAM board of directors that, as of the date of such opinion and based on and subject to assumptions made, procedures followed, matters and factors considered and limitations and qualifications on the review undertaken set forth therein, the merger consideration to be paid by AAM to the holders of shares of MPG common stock pursuant to the merger agreement was fair, from a financial point of view, to AAM, as more fully described under "The Merger—Opinion of AAM's Financial Advisor" beginning on page 78.

        The AAM board of directors also considered the following potentially negative factors associated with the merger:

  •
  the right of the MPG board of directors under the merger agreement to change its recommendation to the MPG stockholders that they adopt the merger agreement and approve the transactions contemplated by the merger agreement in certain circumstances, as more fully described under "The Merger Agreement—No Solicitation—Board Recommendation Change" beginning on page 132, and the fact that the AS stockholder is not required to vote its shares of MPG common stock in favor of the adoption of the merger agreement and approval of the transactions contemplated thereby in the event of any such change in recommendation, as more fully described under "The Voting Agreement" beginning on page 155;

  •
  the right of the MPG board of directors to terminate the merger agreement in certain circumstances, as more fully described under "The Merger Agreement—Termination of the Merger Agreement—Termination" beginning on page 134;

  •
  the fact that AAM will incur substantial indebtedness in connection with financing the merger that will, at least in the short term, among other things, reduce funds available for potential acquisitions and general corporate purposes and potentially increase the cost of capital;

  •
  the fact that future global and/or North American light vehicle production volumes may be lower than those assumed by AAM, which could negatively impact the combined company's profitability, cash flow and ability to reduce indebtedness;

  •
  the fact that the exchange ratio for shares of MPG common stock is fixed and will not adjust for any increase in the trading price of shares of AAM common stock prior to completion of the merger;

  •
  the fact that AAM stockholders will have a reduced ownership and voting interest in AAM after the merger and will exercise less influence over the board of directors, management and policies of AAM;

  •
  the fact that AAM is obligated to pay MPG a termination fee ranging from $50,897,000 to $101,794,000 depending on the circumstances giving rise to the termination of the merger agreement, as more fully described under "The Merger Agreement—Payment of Certain Fees and Expenses—Payment of Termination Fees" beginning on page 138;

  •
  the fact that AAM is obligated to reimburse MPG for up to $15 million of its documented and reasonable out-of-pocket fees and expenses under certain circumstances, as more fully described under "The Merger Agreement—Payment of Certain Fees and Expenses—Payment of Certain Expenses" beginning on page 140;

  •
  the potential diversion of management resources from operational matters and the opportunity costs associated with the merger prior to the completion or abandonment of the merger;

  •
  the fact that the transaction requires adoption of the merger agreement and approval of the transactions contemplated by the merger agreement by MPG stockholders, which may not be obtained;

  •
  the fact that the merger agreement contains certain customary restrictions on the ability of AAM to conduct its business in the period between signing and closing, in that MPG's consent is required in respect of the issuance of shares of AAM capital stock other than for limited purposes, certain acquisitions that would be material to AAM, and other matters commonly subject to pre-closing restrictions, as more fully described under "The Merger Agreement—Conduct of Business Pending the Merger—Conduct of Business by AAM" beginning on page 143;

  •
  the risk that the potential benefits of the merger may not be realized or that AAM will not be successful in implementing its business plan for the combined company;

  •
  the risks arising from the challenges of integrating the businesses, management teams, strategies, cultures and organizations of the two companies, including the possibility that the merger and the resulting integration process could result in the loss of key employees, the disruption of on-going business and the loss of customers;

  •
  the risk that the pendency of the merger or announcement of its completion could adversely affect AAM's relationships with its customers, suppliers and any other persons with whom AAM has a business relationship, or pose difficulties in attracting and retaining key employees;

  •
  the risk that the merger might not be completed on a timely basis or at all despite the parties' efforts, and, if the merger is not completed by the outside date for completion of the merger, the fact that the merger agreement may be terminated by either party;

  •
  the risks inherent in requesting regulatory approvals from certain government agencies both in and outside of the United States, that the required regulatory approvals will not be obtained or that obtaining the required regulatory approvals will significantly delay the completion of the merger;

  •
  the fact that AAM is required under the merger agreement to agree to certain divestitures or dispositions of assets of MPG and its subsidiaries if required to obtain certain required regulatory consents and approvals, as more fully described under "The Merger Agreement—Additional Terms—Reasonable Best Efforts" beginning on page 147;

  •
  the impact of costs and expenses related to the merger, including integration expenses, on AAM's financial position; and

  •
  other applicable risks described in the section of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page 34.

        In the judgment of the AAM board of directors, however, these potential risks were significantly offset by the potential benefits of the merger discussed above.

        The foregoing discussion is not intended to be exhaustive, but AAM believes it addresses the material information and factors considered by the AAM board of directors in its consideration of the merger, including factors that may support the merger, as well as factors that may weigh against it. In view of the variety of factors and the amount of information considered, the AAM board of directors did not find it practicable to quantify or otherwise assign relative weights to and did not make specific assessments of the factors considered in reaching its determination, and individual members of the AAM board of directors may have given different weights to different factors. The AAM board of directors did not reach any specific conclusion with respect to any of the factors or reasons considered.

        The above factors are not listed in any particular order of priority. This explanation of the factors and reasoning set forth above contains forward-looking statements and should be read in conjunction with the section of this joint proxy statement/prospectus entitled "Special Note Regarding Forward-Looking Statements" beginning on page 42.

MPG's Reasons for the Merger and Recommendation of the MPG Board of Directors

        At a special meeting of the MPG board of directors held on November 2, 2016, the MPG board of directors unanimously approved the merger agreement, including the merger and the other transactions contemplated by the merger agreement and declared the merger agreement and the merger advisable. The MPG board of directors unanimously recommends that MPG stockholders vote "FOR" each of the merger proposal, the MPG merger-related compensation proposal and the MPG adjournment proposal.

        Throughout the process of considering the proposed merger, and in reaching its decision to unanimously approve the merger agreement, including the merger and the other transactions contemplated by the merger agreement, its decision to declare the merger agreement and the merger advisable and its decision to recommend that MPG stockholders vote to adopt the merger agreement and approve the transactions contemplated thereby, the MPG board of directors consulted with MPG management as well as MPG's financial and legal advisors and carefully considered a variety of factors, including, but not limited to, the following:

  •
  the value of the merger consideration to be received by MPG stockholders as determined at that date, representing a premium of 50.2% to the closing price of MPG common stock of $14.65 on November 1, 2016, a 43.3% premium over the volume-weighted average price for shares of MPG common stock over the 90-trading-day period ended November 1, 2016 and a 6.7x multiple of MPG's $493 million 2016 pro forma adjusted EBITDAP estimated by MPG management;

  •
  the fact that a significant portion of the merger consideration will be paid in cash, providing certainty of value with respect to the cash portion of the merger consideration and enabling MPG stockholders to realize value for a significant portion of their investment immediately upon the completion of the merger;

  •
  the opportunity afforded by the stock portion of the merger consideration for MPG stockholders to participate in the future earnings and growth of the combined company and future appreciation in the value of AAM common stock following the merger;

  •
  the fact that American Securities had agreed to support the transaction and that the AS Stockholder had agreed to vote 50% of its shares of MPG common stock in favor of the transaction, and that the remaining 50% of such shares would be voted proportionally with the other stockholders of MPG;

  •
  the fact that the adoption of the merger agreement and approval of the transactions contemplated thereby is subject to the approval of MPG stockholders and that MPG stockholders other than American Securities have the ability to vote against the adoption of the merger agreement for any reason;

  •
  the belief that the merger is more favorable to MPG stockholders than the other strategic alternatives available, which belief was formed in part based on the responses to outreach by BofA Merrill Lynch to parties determined by MPG's management, after discussion with BofA Merrill Lynch, to be the parties most likely to be interested in a strategic transaction with MPG;

  •
  the expectation that the merger will create a global leader in advanced powertrain, drivetrain and driveline solutions with a more diversified customer base and end-markets than MPG on a stand-alone basis, resulting in the ability of MPG stockholders to participate in the future earnings and growth of the combined company;

  •
  the benefits to the combined company that could result from the merger, including the increased market capitalization, improved access to the capital markets, increased EBITDA growth potential, enhanced free cash flow generation, expanded expertise in light-weighting, fuel efficiency, vehicle safety and performance solutions technologies providing for improved innovation and product capabilities, increased diversity in the products offered and geographic areas served and the potential to realize certain synergies;

  •
  the expectation that the combined company will have an enhanced public market profile as a result of its increased scale (including pro forma EBITDA), expanded manufacturing footprint, including the breadth, scale and complementary technologies of MPG and AAM, and an improved credit profile with moderate leverage and strong cash flow;

  •
  the expectation that the combined company would achieve approximately $100-120 million in synergies by 2018, including from reduced corporate overhead, elimination of redundant public company costs and elimination of SG&A, opportunities for savings from the combined company's ability to leverage its larger scale to combine global purchasing and undertake insourcing initiatives, and avoided capital expenditures from capacity optimization;

  •
  the financial presentation by BofA Merrill Lynch and the opinion of BofA Merrill Lynch, delivered orally to the MPG board of directors on November 2, 2016, and subsequently confirmed by delivery of a written opinion, dated November 2, 2016, to the effect that, as of such date and based on and subject to the various assumptions and limitations described in such opinion and more fully described in the section titled "The Merger—Opinion of MPG's Financial Advisor" beginning on page 85, the merger consideration to be received by holders of MPG common stock was fair, from a financial point of view, to such holders;

  •
  the right of the MPG board of directors under the merger agreement to, in response to unsolicited offers and competing acquisition proposals, provide information to, and discuss or negotiate alternative transactions with, third parties in certain circumstances, as more fully described under "The Merger Agreement—No Solicitation" beginning on page 129;

  •
  the right of the MPG board of directors under the merger agreement to change its recommendation that MPG stockholders vote in favor of the adoption of the merger agreement and approval of the transactions contemplated thereby in certain circumstances, as more fully described under "The Merger Agreement—No Solicitation" beginning on page 129;

  •
  the fact that the AS Stockholder would not be obligated to vote its shares of MPG common stock in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement in the event that the MPG board of directors changed its recommendation with respect thereto, as more fully described under "The Voting Agreement" beginning on page 155;

  •
  the right of the MPG board of directors under the merger agreement to terminate the merger agreement to enter into a superior acquisition proposal, subject to the payment of a termination fee in certain circumstances, as more fully described under "The Merger Agreement—Termination of the Merger Agreement" beginning on page 134;

  •
  the fact that the approximately $51 million termination fee payable in certain circumstances by MPG is equal to approximately 3.25% of MPG's equity value based on the value of the merger consideration and the reimbursement of AAM's out-of pocket expenses is capped at $15 million, which the MPG board of directors viewed, after consultation with MPG's financial and legal advisors, as reasonable and not likely to preclude any other party from making an unsolicited offer or a competing acquisition proposal;

  •
  the fact that the obligations of AAM and Merger Sub under the merger agreement to complete the merger are not conditioned upon receipt of financing and the fact that AAM obtained a commitment letter with respect to the debt financing necessary to pay the aggregate cash portion of the merger consideration, which, based on the terms of the commitments and the reputation of the commitment parties, in the judgment of the MPG board of directors, after consultation with MPG's financial and legal advisors, increases the likelihood of such financings being completed;

  •
  the fact that the merger agreement expressly contemplates that MPG may, in certain circumstances, obtain specific performance of AAM's obligations under the merger agreement and will be entitled to receive a termination fee of approximately $102 million in the event MPG is unable to specifically enforce AAM's and Merger Sub's obligation to cause the financing to be funded as a result of the financing not being available or there not being sufficient proceeds thereof;

  •
  the fact that AAM is obligated to pay MPG a termination fee of approximately $51 million in the event the AAM board of directors were to change its recommendation that the AAM stockholders vote in favor of the AAM share issuance and approximately $62 million in the event the AAM board of directors were to terminate the merger agreement in order to enter into a superior acquisition proposal, as more fully described under "The Merger Agreement—Payment of Certain Fees and Expenses" beginning on page 138;

  •
  the fact that AAM is obligated to reimburse MPG for up to $15 million in out-of-pocket expenses under certain circumstances in the event of termination of the merger agreement, as more fully described under "The Merger Agreement—Payment of Certain Fees and Expenses" beginning on page 138;

  •
  the fact that AAM is required under the merger agreement to agree to certain divestitures or dispositions of assets of MPG and its subsidiaries if required to obtain certain required regulatory consents and approvals, as more fully described under "The Merger Agreement—Additional Terms—Reasonable Best Efforts" beginning on page 147;

  •
  the fact that AAM is required to use its reasonable best efforts to obtain certain required regulatory approvals and consents and, in certain circumstances, will be obligated to pay MPG a termination fee of approximately $102 million if such regulatory approvals and consents are not obtained in a timely manner, as more fully described under "The Merger Agreement—Payment of Certain Fees and Expenses" beginning on page 138;

  •
  the fact that, under the terms of the merger agreement and as a condition to the completion of the merger, three designees of American Securities will be appointed to serve on the board of directors of AAM upon completion of the merger and will therefore have a role in directing the management and policies of the combined company following the merger; and

  •
  the fact that appraisal rights would be available to holders of MPG common stock under Delaware law.

        The MPG board of directors also considered the following potentially negative factors associated with the merger:

  •
  the lack of opportunity for MPG stockholders to participate in MPG's potential upside as a stand-alone company, other than indirectly as a part of the combined company through the stock portion of the merger consideration, after the completion of the merger;

  •
  the potential decrease of the implied value of the merger consideration which would result from a decrease in the trading price of AAM common stock because the stock portion of the merger consideration is based on a fixed exchange ratio and the merger agreement does not provide MPG with a price-based termination right or adjustment for fluctuations in the trading price of AAM common stock;

  •
  the execution risks associated with the implementation of the combined company's long term business plan and strategy, which may be different from the execution risks related only to MPG's business;

  •
  the risk that the combined company may not be able to successfully integrate the businesses of MPG and AAM and therefore may not be able to realize the anticipated benefits of the merger;

  •
  the fact that the transaction structure requires (i) approval of the AAM share issuance by the affirmative vote of holders of a majority in voting power of the shares of AAM common stock present in person or represented by proxy at the AAM special meeting and entitled to vote on the AAM share issuance and (ii) adoption of the merger agreement and approval of the transactions contemplated by the merger agreement by the affirmative vote of the majority of the shares of MPG common stock that are outstanding as of the record date for the MPG special meeting and entitled to vote with respect thereto, either or both of which may not be obtained;

  •
  the possibility that AAM will be unable to obtain the financing required for the merger, including the debt financing proceeds contemplated by the commitment letter it obtained;

  •
  the possibility that the indebtedness of the combined company will have a material impact on the ability of the combined company to achieve the anticipated benefits of the merger;

  •
  the risk that the merger might not be completed on a timely basis or at all despite the parties' efforts, and, if the merger is not completed, the materially adverse impact such event could have on MPG's financial condition, results of operations, business condition or stock price;

  •
  the possible disruption to MPG's business that may result from the pendency of the merger or announcement of its completion and the resulting distraction of management's attention from the day-to-day operations of the business;

  •
  the risk that the pendency of the merger or announcement of its completion could adversely affect MPG's relationships with its customers, suppliers and any other persons with whom MPG has a business relationship, or pose difficulties in attracting and retaining key employees;

  •
  the risk of incurring substantial transaction and integration costs in connection with the merger;

  •
  the fact that the merger agreement restricts MPG's ability to conduct its business in the period prior to the completion of the merger, which may delay or prevent MPG from undertaking business opportunities that may arise during such interim period, as more fully described under "The Merger Agreement—Conduct of Business Pending the Merger" beginning on page 140;

  •
  the possibility that the $51 million termination fee and the expense reimbursement of up to $15 million payable by MPG in the event of termination of the merger agreement under certain circumstances, and other provisions in the merger agreement, might discourage other bidders from making a competing offer to acquire MPG;

  •
  the fact that some of MPG's directors and executive officers have interests in the merger that are different from, or in addition to, the interests of MPG stockholders generally, as more fully described under "The Merger—Interests of MPG Directors and Executive Officers in the Merger" beginning on page 100;

  •
  the expectation that the receipt of AAM common stock and cash in exchange for MPG common stock in the merger will generally be taxable to MPG stockholders for U.S. federal income tax purposes, as more fully described under "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 107;

  •
  the risks inherent in requesting regulatory approvals from certain government agencies both in and outside of the United States, that the required regulatory approvals will not be obtained or that obtaining the required regulatory approvals will significantly delay the completion of the merger; and

  •
  other applicable risks described in the section of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page 34.

        In the judgment of the MPG board of directors, however, these potential risks were significantly offset by the potential benefits of the merger discussed above.

        The foregoing discussion is not intended to be exhaustive and is not presented in any order of priority, but MPG believes it addresses the material information and factors considered by the MPG board of directors in its consideration of the merger, including factors that may support the merger, as well as factors that may weigh against it. In view of the variety of factors and the amount of information considered, the MPG board of directors did not find it practicable to quantify or otherwise assign relative weights to and did not make specific assessments of the factors considered in reaching its determination, and individual members of the MPG board of directors may have given different weights to different factors. The MPG board of directors did not reach any specific conclusion with respect to any of the factors or reasons considered.

        This explanation of the factors and reasoning set forth above contains forward-looking statements and should be read in conjunction with the section of this joint proxy statement/prospectus entitled "Special Note regarding Forward-Looking Statements" beginning on page 42.

Opinion of AAM's Financial Advisor

        AAM has retained Greenhill as its financial advisor to advise the AAM board of directors in connection with the merger. At the meeting of the AAM board of directors on November 2, 2016, Greenhill delivered its oral opinion, which was subsequently confirmed in writing, that, as of the date of the opinion and based on and subject to the assumptions made, procedures followed, matters and factors considered and limitations and qualifications on the review undertaken set forth therein, the merger consideration to be paid by AAM to the holders of the shares of MPG common stock pursuant to the merger agreement was fair, from a financial point of view, to AAM.

        The full text of Greenhill's written opinion dated November 2, 2016, which contains the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken in connection with the opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated by reference herein in its entirety. The summary of Greenhill's opinion that follows is qualified in its entirety by reference to the full text of the opinion. You are urged to read the opinion in its entirety.

        In arriving at its opinion, Greenhill, among other things:

  •
  reviewed the draft of the merger agreement dated as of November 2, 2016 and certain related documents;

  •
  reviewed certain publicly available financial statements of each of AAM and MPG that Greenhill deemed relevant;

  •
  reviewed certain other publicly available business, operating and financial information relating to each of AAM and MPG that Greenhill deemed relevant;

  •
  reviewed certain information relating to MPG provided by MPG's management, including financial forecasts as adjusted by the management of AAM, which we refer to in this joint proxy statement/prospectus as the adjusted MPG forecasts (for a further description of the adjusted MPG forecasts, see below under "—Certain Unaudited Prospective Financial Information of AAM" beginning on page 97);

  •
  reviewed certain information relating to AAM provided by AAM's management, including financial forecasts, which we refer to in this joint proxy statement/prospectus as the AAM management forecasts (for a further description of the AAM management forecasts, see below under "—Certain Unaudited Prospective Financial Information of AAM" beginning on page 97);

  •
  discussed the past and present operations and financial condition and the prospects of MPG with senior executives of MPG;

  •
  discussed the past and present operations and financial condition and the prospects of AAM with senior executives of AAM;

  •
  reviewed certain information regarding the amount and timing of potential cost efficiencies expected to result from the merger (which we refer to in this joint proxy statement/prospectus as the synergies) prepared by management of AAM, with input from a management consultation firm retained by AAM in connection with the merger;

  •
  reviewed the pro forma impact of the merger on certain financial metrics and ratios for AAM, including AAM's earnings, capitalization and net leverage;

  •
  reviewed the historical market prices and trading activity for the MPG common stock and analyzed its implied valuation multiples;

  •
  compared the value of the merger consideration with the trading valuations of certain publicly traded companies that Greenhill deemed relevant;

  •
  compared the value of the merger consideration with that paid in certain publicly available transactions that Greenhill deemed relevant;

  •
  compared the value of the merger consideration to the valuation derived by discounting future cash flows and a terminal value of the business of MPG based upon the adjusted MPG forecasts (assuming no synergies) at discount rates Greenhill deemed appropriate;

  •
  compared the value of the merger consideration to the valuation derived by discounting future cash flows and a terminal value of the business of MPG based upon the adjusted MPG forecasts (assuming phased in synergies) at discount rates Greenhill deemed appropriate;

  •
  participated in discussions and negotiations among representatives of AAM and its legal advisors and representatives of MPG and its legal and financial advisors; and

  •
  performed such other analyses and considered such other factors as Greenhill deemed appropriate.

        Greenhill's written opinion was addressed to the AAM board of directors. It was not a recommendation to the AAM board of directors as to whether it should approve the merger or the merger agreement or take any other action in connection therewith, nor does it constitute a recommendation as to whether the stockholders of MPG or AAM should approve the merger or the AAM share issuance related thereto, as applicable, at any meeting of the stockholders of MPG or AAM, as the case may be, convened in connection with the merger. Greenhill has not expressed any opinion as to any aspect of the merger, other than the fairness, from a financial point of view, to AAM of the merger consideration to be paid by AAM to the holders of MPG common stock pursuant to the merger agreement. Greenhill's opinion did not address in any manner the price at which AAM shares will trade at any future time. Greenhill was not requested to opine as to, and its opinion does not in any manner address, the relative merits of the merger in comparison to any alternative transactions or strategies that might be available to AAM or in which AAM might engage or as to the underlying business decision of AAM to proceed with or effect the merger.

        In conducting its review and analysis and rendering its opinion, Greenhill assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available, supplied or otherwise made available to it by representatives and management of AAM and MPG for the purposes of its opinion and further relied upon the assurances of representatives and management of AAM and MPG, as applicable, that they were not aware of any facts or circumstances that would make such information inaccurate or misleading.

        With respect to synergies, the financial forecasts and projections and other data that have been furnished or otherwise provided to Greenhill, Greenhill has assumed that such synergies, financial forecasts, projections and data were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of AAM and MPG, as applicable, as to those matters, and Greenhill relied upon such forecasts and other data in arriving at its opinion. Greenhill expressed no opinion with respect to such synergies, financial forecasts, projections and data or the assumptions upon which they are based.

        Greenhill did not make any independent valuation or appraisal of the assets or liabilities of MPG, nor was it furnished with any such appraisals. Greenhill assumed that the merger will be consummated in accordance with the terms set forth in the final, executed merger agreement, which Greenhill further assumed would be substantially similar in all material respects to the latest draft thereof it reviewed, and without waiver of any material terms or conditions set forth in the merger agreement. Greenhill further assumed that all material governmental, regulatory and other consents and approvals necessary for the consummation of the merger will be obtained without any material effect on AAM, MPG, the merger or the contemplated benefits of the merger meaningful to its analyses.

        Greenhill is not a legal, regulatory, accounting or tax expert and it has relied on the assessments made by AAM and MPG and their respective advisors with respect to such issues. Greenhill's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. It should be understood that subsequent developments may affect Greenhill's opinion, and Greenhill does not have any obligation to update, revise or reaffirm its opinion. The most recent market data used by Greenhill was as of November 1, 2016.

        The following is a summary of the material financial and comparative analyses provided by Greenhill to the AAM board of directors in connection with rendering its opinion described above. The summary set forth below does not purport to be a complete description of the analyses performed by Greenhill, nor does the order of analyses described represent relative importance or weight given to those analyses by Greenhill. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are not alone a complete description of Greenhill's analyses.

Selected Comparable Company Analysis

        Greenhill compared selected financial information, ratios and multiples for MPG to the corresponding data for the following publicly traded companies selected by Greenhill:

  •
  American Axle & Manufacturing Holdings, Inc.;

  •
  BorgWarner Inc.;

  •
  Cooper-Standard Automotive Inc.;

  •
  Dana Incorporated;

  •
  GKN plc;

  •
  Lear Corporation;

  •
  Linamar Corporation;

  •
  Magna International Inc.;

  •
  Meritor, Inc.;

  •
  The Schaeffler Technologies AG & Co. KG; and

  •
  Tenneco Inc.

        Although none of the selected companies is directly comparable to MPG, Greenhill chose these companies because they are publicly traded companies in the automotive supplier industry with operations that, for purposes of Greenhill's analysis, may be considered similar or reasonably comparable to the operations of MPG. However, because of the inherent differences between the business, operations and prospects of MPG and those of the selected companies, Greenhill believed that it was inappropriate to, and therefore did not, rely solely on the numerical results of the selected company analysis. Accordingly, Greenhill also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of MPG and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, revenue mix, profitability levels and degree of operational risk between MPG and the companies included in the selected company analysis. Greenhill also made judgments as to the relative comparability of the various valuation parameters with respect to those companies.

        For each of the selected companies, Greenhill reviewed, among other information, the ratio of enterprise value (which we refer to in this section of this joint proxy statement/prospectus as EV) which was calculated as fully diluted equity value derived by multiplying the number of fully diluted outstanding shares of that company as reported in its most recent SEC filings by the company's common stock closing share price on November 1, 2016, plus the book value of debt, plus minority interest, less cash and cash equivalents, less investments in unconsolidated affiliates, as a multiple of estimated earnings from operations before interest expense, income taxes and depreciation and amortization (which we refer to in this joint proxy statement/prospectus as EBITDA) for 2016 and 2017.

        For each of the selected companies, Greenhill also reviewed, the ratio of EV as adjusted for tax-affected underfunded pension and other post-employment benefits (which we refer to in this joint proxy statement/prospectus as OPEB) liabilities as a multiple of EBITDAP, which was calculated as EBITDA, adjusted for income or expenses associated with pension and OPEB plans (which we refer to in this joint proxy statement/prospectus as EBITDAP), for 2016 and 2017.

        Publicly available information for Linamar Corporation, GKN plc and The Schaeffler Technologies AG & Co. KG was adjusted to account for capitalized development cost as these companies report under IFRS accounting standards.

        Greenhill compared financial information and calculated such ratios with respect to the selected companies and MPG based on information it obtained from public filings and from consensus estimates as published by FactSet Research Systems Inc. The multiple ranges resulting from these analyses are summarized below:

	Average of Selected Companies November 1, 2016 Closing Price	High	Low
EV / 2016 EBITDA	5.4x	7.4x	3.9x
EV / 2017 EBITDA	5.1x	6.7x	3.9x
Adjusted EV / 2016 EBITDAP	5.8x	8.4x	4.4x
Adjusted EV / 2017 EBITDAP	5.5x	7.7x	4.3x

        The average multiples exclude MPG and AAM. From this data, and based on its professional judgment and experience in the automotive supplier industry, Greenhill derived ranges of multiples it deemed most meaningful for its analysis.

        Greenhill then calculated a range of implied equity values of MPG by (i) applying 2016 adjusted EV to EBITDA multiples of 4.75x to 6.25x to MPG's estimated 2016 EBITDA from the adjusted MPG forecasts, (ii) applying 2016 adjusted EV to EBITDAP multiples of 5.00x to 6.50x to MPG's estimated 2016 EBITDAP derived from the adjusted MPG forecasts, (iii) applying 2017 adjusted EV to EBITDA multiples of 4.25x to 5.75x to MPG's estimated 2017 EBITDA derived from the adjusted MPG forecasts and (iv) applying 2017 adjusted EV to EBITDAP multiples of 4.50x-6.00x to MPG's estimated 2017 EBITDAP from the adjusted MPG forecasts. At the direction of AAM, Greenhill calculated MPG's estimated EBITDAP by adjusting MPG's estimated EBITDA from the adjusted MPG forecasts to exclude pension expense. This analysis indicated the following ranges of implied prices per share of MPG common stock:

Implied Price Per Share of MPG Common Stock
4.75x - 6.25x 2016E EBITDA (adjusted MPG forecasts)	$8.16 - $18.41
5.00x - 6.50x 2016E EBITDAP (adjusted MPG forecasts)	$9.51 - $19.72
4.25x - 5.75x 2017E EBITDA (adjusted MPG forecasts)	$5.26 - $15.74
4.50x - 6.00x 2017E EBITDAP (adjusted MPG forecasts)	$6.65 - $17.11

        Greenhill compared these ranges of implied prices per share to the implied offer price of $22.00 per share (which we refer to in this joint proxy statement/prospectus as the implied offer price), calculated based on an agreed $17.00 per share price of AAM common stock and the implied value of the consideration payable per share of MPG common stock as of November 1, 2016 of $22.03 (which we refer to in this joint proxy statement/prospectus as the implied value of the merger consideration).

Precedent Transaction Analysis

        Greenhill performed an analysis of selected precedent transactions in the automobile supplier industry since October 2011 that in Greenhill's judgment were relevant for its analysis. The following table identifies the 17 transactions reviewed by Greenhill in this analysis (which we refer to in this section of this joint proxy statement/prospectus as the precedent transactions):

Target	Acquiror	Announcement Month and Year
Accuride Corporation	Crestview Partners, LLC	September 2016
FTE Automotive GmbH	Valeo SA	June 2016
Hay Holding GmbH	Musashi Seimitsu Industry Co., Ltd	May 2016
Punch Powertrain	Yinyi Group Co. Ltd	March 2016
Montupet S.A.	Linamar Corporation	October 2015
Stackpole International	Johnson Electric Holdings Limited	August 2015
GETRAG Group of Companies	Magna International Inc.	July 2015
Remy International, Inc.	BorgWarner Inc.	July 2015
Dynacast International Inc.	Partners Group	December 2014
TRW Automotive Holdings Corp.	ZF Friedrichshafen AG	September 2014
Waupaca Foundry, Inc.	Hitachi Metals Automotive Components USA, LLC	August 2014
Hilite International, Inc.	AVIC Electromechanical Systems Co., Ltd.	May 2014
Gates Global Inc.	The Blackstone Group LP	April 2014
Grede Holdings LLC	American Securities LLC	April 2014
MD Investors Corporation	American Securities LLC	December 2012
HHI Group Holdings, LLC	American Securities LLC	October 2012
Iochpe Holdings, LLC	Hayes Lemmerz International Inc.	October 2011

        The above precedent transactions occurred in the auto parts and equipment, brakes and wheel bearings, steering and suspension system components or transmissions and power train parts industries since 2011. Greenhill used its judgment to determine those transactions that were most relevant for its analysis based on the size, industry classification and relative performance of the target companies involved in such transactions.

        Although Greenhill analyzed the multiples implied by the precedent transactions, none of the precedent transactions or associated companies is identical to the merger or to MPG. Accordingly, Greenhill's analysis of the precedent transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, the parties involved and terms of their transactions and other factors that would necessarily affect the implied value of MPG compared to the values of the companies in the precedent transactions. In evaluating the precedent transactions, Greenhill made judgments and assumptions concerning industry performance, general business, economic, market and financial conditions and other matters. Greenhill also made judgments as to the relative comparability of those companies to MPG and judgments as to the relative comparability of the various valuation parameters with respect to the companies.

        Using publicly available information for the precedent transactions, Greenhill reviewed the consideration paid in each such transaction and analyzed the transaction value implied by such consideration as a multiple of last 12 months (which we refer to in this joint proxy statement/prospectus as LTM) EBITDA. The following table summarizes the reference range of valuation multiples for all precedent transactions Greenhill derived from the precedent transactions:

	Implied Mean Multiples for Precedent Transactions	Implied Median Multiples for Precedent Transactions	High	Low
Transaction Value to LTM EBITDA	8.0x	8.7x	11.5x	4.8x

        From this data, Greenhill derived a range of multiples of 5.5x to 8.5x based on its professional judgment and experience in the automotive supplier industry and applied such range of multiples to

MPG's estimated 2016 EBITDA from the adjusted MPG forecasts, which indicated the range of implied prices per share of MPG common stock of $13.31-$33.12. Greenhill compared these implied share prices to the implied offer price and the implied value of the merger consideration.

Discounted Cash Flow Analysis

        Greenhill performed a discounted cash flow analysis of MPG with and without taking into account the benefit of potential phased-in synergies resulting from the merger using the adjusted MPG forecasts for calendar years 2017 through 2020. Greenhill calculated a range of implied present values of the unlevered, after-tax free cash flows, with and without taking into account the synergies, using discount rates ranging from 10% to 11%, reflecting Greenhill's estimate of MPG's weighted average cost of capital, derived using the capital asset pricing model. Greenhill also calculated a range of estimated terminal values for MPG as of December 31, 2020, with and without taking into account the synergies, by applying perpetuity growth rates of 2.25% to 2.75% which were selected based on Greenhill's professional judgment and taking into consideration, among other things, the implied exit multiples of 5.1x-6.2x (not including synergies) and 5.6x-6.8x (including synergies) at these perpetuity growth rates. Greenhill then added the net present values of the unlevered, after-tax free cash flows, with and without taking into account the synergies, for 2017-2020 to the present value of the estimated terminal values, in each case discounted to March 31, 2017, to derive an implied enterprise value for MPG. Greenhill then calculated an implied share price for the shares of MPG by subtracting MPG total debt and minority interest and adding MPG's cash to the implied enterprise value that it derived for MPG, and dividing the results by the number of fully diluted shares of MPG common stock outstanding as of October 31, 2016, calculated using the treasury stock method. This analysis resulted in a range of implied prices per share of MPG common stock of $18.07 to $25.71 (on a standalone basis, without the benefit of the synergies) and $28.77 to $38.63 (taking into account the synergies). Greenhill compared these implied share prices to the implied offer price and the implied value of the merger consideration.

Other Considerations

        The summary set forth above does not purport to be a complete description of the analyses performed by Greenhill, but simply describes, in summary form, the material analyses that Greenhill conducted in connection with rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Greenhill did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor, considered in isolation, supported or failed to support its opinion. Rather, Greenhill considered the totality of the factors and analyses performed in determining its opinion. Accordingly, Greenhill believes that the summary set forth above and its analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. Greenhill based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. Analyses based on forecasts or projections of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties or their advisors. Accordingly, Greenhill's analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, Greenhill's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. In addition, no company or transaction used in Greenhill's analysis as a comparison is directly comparable to AAM or the contemplated merger. Because these analyses are inherently subject to uncertainty, being based on numerous factors or events beyond the control of the parties or their respective advisors, neither AAM nor any other person assumes responsibility if future results are materially different from those forecasts or projections.

        The merger consideration was determined through arms' length negotiations between AAM and MPG and was approved by the AAM board of directors. Greenhill provided advice to the AAM board of directors during these negotiations. Greenhill did not, however, recommend any specific amount of consideration to AAM or the AAM board of directors or that any specific amount of consideration constituted the only appropriate consideration for the merger. Greenhill's opinion did not in any manner address the underlying business decision to proceed with or effect the merger.

        Greenhill has acted as financial advisor to AAM in connection with the merger. During the two years ended November 2, 2016, Greenhill has not been engaged by, performed any services for or received any compensation from AAM, MPG or any other parties to the merger agreement, other than (i) amounts that were paid to it, or were owing to it, under the letter agreement pursuant to which Greenhill was retained as a financial advisor to AAM in connection with the merger (including the reimbursement of approximately $48,000 for out-of-pocket expenses) and (ii) certain financial advisory services performed for AAM for which Greenhill did not receive any compensation or reimbursement of out-of-pocket expenses (Greenhill also received a $100,000 retainer in connection with such financial services, although such retainer was received more than two years prior to November 2, 2016).

        In connection with the merger, AAM has agreed to pay Greenhill a fee of $16,500,000, of which $100,000 was paid upon the execution of the engagement letter, $2,500,000 was paid in connection with the delivery of the opinion and the remainder of which is contingent on completion of the merger. In negotiating the fee payable to Greenhill, AAM considered the fact that Greenhill acted as primary financial advisor and, taking into account its financial analysis of the merger, the fees that it expected should be payable to its financial advisor. AAM has also agreed to reimburse Greenhill for certain out-of-pocket expenses incurred by it in connection with its engagement and will indemnify Greenhill against certain liabilities that may arise out of its engagement.

        Greenhill's opinion was one of the many factors considered by the AAM board of directors in evaluating the merger and should not be viewed as determinative of the views of the AAM board of directors with respect to the merger.

        In selecting Greenhill as its financial advisor in connection with the merger, AAM considered, among other things, its qualifications, capabilities and reputation for providing high-quality financial advisory services. In addition, Greenhill has a long-standing relationship and is familiar with AAM and has substantial knowledge of and experience in the automotive supplier, metals and industrials sectors. Greenhill is an internationally recognized investment banking firm which regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, competitive bids and private placements. For the foregoing reasons, AAM selected Greenhill as its financial advisor.

Opinion of MPG's Financial Advisor

        MPG has retained BofA Merrill Lynch to act as its financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. MPG selected BofA Merrill Lynch to act as MPG's financial advisor in connection with the merger on the basis of BofA Merrill Lynch's experience in transactions similar to the merger, its reputation in the investment community and its familiarity with MPG and its business.

        On November 2, 2016, at a meeting of the MPG board of directors held to evaluate the merger, BofA Merrill Lynch delivered to the MPG board of directors an oral opinion, which was confirmed by delivery of a written opinion dated November 2, 2016, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received in the merger by holders of MPG common stock was fair, from a financial point of view, to such holders.

        The full text of BofA Merrill Lynch's written opinion, dated November 2, 2016, to the MPG board of directors, which describes, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex D to this joint proxy statement/prospectus and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch's opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the MPG board of directors for the benefit and use of the MPG board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger. BofA Merrill Lynch's opinion does not address any other aspect or implication of the merger, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to MPG or in which MPG might engage or as to the underlying business decision of MPG to proceed with or effect the merger. BofA Merrill Lynch's opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the merger or any other matter.

        In connection with rendering its opinion, BofA Merrill Lynch, among other things:

  •
  reviewed certain publicly available business and financial information relating to MPG and AAM;

  •
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of MPG furnished to or discussed with BofA Merrill Lynch by the management of MPG, including certain financial forecasts relating to MPG prepared by the management of MPG (which we refer to in this section of this joint proxy statement/prospectus as the MPG forecasts);

  •
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of AAM furnished to or discussed with BofA Merrill Lynch by the management of AAM, including certain financial forecasts relating to AAM prepared by the management of AAM and approved for BofA Merrill Lynch's use by the management of MPG (which we refer to in this section of this joint proxy statement/prospectus as the AAM forecasts);

  •
  reviewed certain estimates as to the amount and timing of cost savings, revenue enhancements and/or operational synergies (which we refer to in this section of this joint proxy statement/prospectus as the synergies) anticipated by the managements of MPG and AAM to result from the merger;

  •
  discussed the past and current business, operations, financial condition and prospects of MPG with members of senior managements of MPG and AAM, and discussed the past and current business, operations, financial condition and prospects of AAM with members of senior managements of MPG and AAM;

  •
  reviewed the potential pro forma financial impact of the merger on the future financial performance of AAM, including the potential effect on AAM's estimated earnings per share;

  •
  reviewed the trading histories for MPG common stock and AAM common stock and a comparison of such trading histories with each other and with the trading histories of other companies BofA Merrill Lynch deemed relevant;

  •
  compared certain financial and stock market information of MPG and AAM with similar information of other companies BofA Merrill Lynch deemed relevant;

  •
  compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

  •
  reviewed the relative financial contributions of MPG and AAM to the future financial performance of the combined company on a pro forma basis;

  •
  considered the results of BofA Merrill Lynch's efforts on behalf of MPG to solicit, at the direction of MPG, indications of interest from third parties with respect to a possible acquisition of MPG;

  •
  reviewed drafts dated November 2, 2016 of the merger agreement and the stockholders' agreement, and a draft dated October 31, 2016 of the voting agreement; and

  •
  performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

        In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the managements of MPG and AAM that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the MPG forecasts, BofA Merrill Lynch was advised by MPG, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of MPG as to the future financial performance of MPG. With respect to the AAM forecasts and synergies, BofA Merrill Lynch was advised by AAM, and assumed at the direction and with the consent of MPG, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of AAM as to the future financial performance of AAM and other matters covered thereby. BofA Merrill Lynch relied, at the direction of MPG, on the assessments of the managements of MPG and AAM as to AAM's ability to achieve the synergies and was advised by MPG and AAM, and assumed, with the consent of MPG, that the synergies would be realized in the amounts and at the times projected.

        BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of MPG or AAM, nor did BofA Merrill Lynch make any physical inspection of the properties or assets of MPG or AAM. BofA Merrill Lynch did not evaluate the solvency or fair value of MPG or AAM under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of MPG, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on MPG, AAM or the contemplated benefits of the merger. BofA Merrill Lynch also assumed, at the direction of MPG, that the final executed merger agreement, voting agreement and stockholders' agreement would not differ in any material respect from the drafts thereof reviewed by BofA Merrill Lynch.

        BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger, any related transactions, the voting agreement, the stockholders' agreement or any other agreement, arrangement or understanding entered into in connection with or related to the merger or otherwise. BofA Merrill Lynch's opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by holders of MPG common stock and no opinion or view was expressed with respect to any other consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to MPG or in which MPG might engage or as to the underlying business decision of MPG to proceed with or effect the merger. BofA Merrill Lynch also did not express any view or opinion with respect to, and relied, at the direction of MPG, upon, the assessments of representatives of MPG regarding, legal, regulatory, accounting, tax and similar matters relating to MPG or the merger, as to which matters BofA Merrill Lynch understood that MPG obtained such advice as it deemed necessary from qualified professionals. BofA Merrill Lynch also did not express any opinion as to what the value of AAM common stock actually would be when issued or the prices at which MPG common stock or AAM common stock would trade at any time, including following announcement or consummation of the merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any other matter. Except as described above, MPG imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

        BofA Merrill Lynch's opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect BofA Merrill Lynch's opinion, and BofA Merrill Lynch does not have any obligation to update, revise, or reaffirm its opinion. The issuance of BofA Merrill Lynch's opinion was approved by a fairness opinion review committee of BofA Merrill Lynch.

        The discussion set forth below in the sections entitled "Summary of Material Financial Analyses of MPG" and "Summary of Material Financial Analyses of AAM" represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the MPG board of directors in connection with its opinion, dated November 2, 2016. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch. For purposes of the financial analyses summarized below, the term "implied merger consideration" refers to $22.00 per share of MPG common stock, consisting of (i) the cash consideration of $13.50 per share and (ii) the implied value of the stock consideration of $8.50 per share based on an agreed AAM common stock price of $17.00 per share and the exchange ratio of 0.5. All implied per share equity values are rounded to the nearest $0.25. The financial analyses summarized below reflect BofA Merrill Lynch's assumption, per MPG management, that MPG has total indebtedness of $1,889 million, non-controlling interests with a value of $3 million, tax-effected unfunded pension/other postemployment benefits (which we refer to in this section of this joint proxy statement/prospectus as OPEB) liabilities of $24 million and cash and cash equivalents of $182 million as of August 31, 2016. Further, the financial analyses were based on the assumption that MPG's fully diluted share total is accounted for under the treasury stock method, and the financial analyses were based on 66.696 million shares of MPG common stock outstanding as of October 31, 2016, with 0.943 million outstanding MPG restricted stock unit awards, 0.799 million outstanding shares of restricted MPG common stock and 6.430 million outstanding MPG stock options with a weighted average strike price of $12.60. The financial analyses summarized below also reflect BofA Merrill Lynch's assumption, per AAM's management, that AAM has total indebtedness of $1,416 million, tax-effected unfunded pension/OPEB liabilities of $312 million and cash and cash equivalents of $416 million as of August 31, 2016. The financial analyses were also based on the assumption, per AAM's management, that AAM's fully diluted share total is accounted for under the treasury stock method, and the financial analyses were based, per AAM's management, on 76.473 million shares of

AAM common stock outstanding as of September 30, 2016, with 1.797 million AAM restricted stock unit awards, 1.038 million AAM performance shares, and 0.348 million AAM stock options with a weighted average strike price of $20.71.

Summary of Material Financial Analyses of MPG

        Selected Publicly Traded Companies Analysis.    BofA Merrill Lynch reviewed publicly available financial and stock market information for MPG and the following eleven selected publicly traded companies in the automotive supplier industry that BofA Merrill Lynch considered to have similar or reasonably comparable operations to MPG:

  American Axle & Manufacturing Holdings, Inc.

  BorgWarner Inc.

  Cooper-Standard Automotive Inc.

  Dana Incorporated

  GKN plc

  Lear Corporation

  Linamar Corporation

  Magna International Inc.

  Martinrea International Inc.

  Tenneco Inc.

  The Schaeffler Technologies AG & Co. KG

        Publicly available information for Linamar Corporation, GKN plc, Martinrea International Inc. and The Schaeffler Technologies AG & Co. KG was adjusted to account for capitalized development cost as these companies report under IFRS accounting standards.

        BofA Merrill Lynch reviewed, among other things, adjusted enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on November 1, 2016, plus debt, less cash, plus minority interests, less equity in unconsolidated affiliates, plus tax-effected pension and OPEB liabilities as a multiple of estimated earnings before interest, taxes, depreciation, amortization and associated pension carrying costs calculated as the net periodic benefit costs less service costs (which we refer to in this section of this joint proxy statement/prospectus as EBITDAP) for calendar years 2016 and 2017. The overall low, mean, median and high calendar year 2016 EBITDAP multiples observed for the selected publicly traded companies were 4.2x, 5.4x, 5.2x and 7.3x, respectively, and the overall low, mean, median and high calendar year 2017 EBITDAP multiples observed for the selected publicly traded companies were 3.8x, 5.1x, 4.9x and 6.7x, respectively. The mean and median EBITDAP multiples exclude MPG and AAM. BofA Merrill Lynch then applied (i) calendar year 2016 EBITDAP multiples of 5.5x to 6.5x (derived from the selected publicly traded companies, based on information BofA Merrill Lynch obtained from public filings, publicly available research analyst reports and consensus estimates as published by FactSet Research Systems Inc.) to MPG's calendar year 2016 estimated EBITDAP, and (ii) calendar year 2017 EBITDAP multiples of 5.0x to 6.0x (derived from the selected publicly traded companies, based on information BofA Merrill Lynch obtained from public filings, publicly available research analyst reports and consensus estimates as published by FactSet Research Systems Inc.) to MPG's calendar year 2017 estimated EBITDAP. In both cases, at the direction of MPG, (A) BofA Merrill Lynch adjusted the estimated EBITDAP to exclude non-recurring items, underfunded pension expense and stock-based compensation, and (B) BofA Merrill Lynch assumed MPG's ongoing underfunded pension expense to be negligible.

Estimated financial data of the selected publicly traded companies were based on publicly available research analysts' estimates, and estimated financial data of MPG were based on the MPG forecasts. This analysis yielded the following approximate implied per share equity value reference ranges for MPG, as compared to the implied merger consideration:

Implied Per Share Equity Value Reference Ranges for MPG
		Implied Merger Consideration
2016E	2017E
$14.00 - $20.75	$12.25 - $19.25	$22.00

        No company used in this analysis is identical or directly comparable to MPG. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which MPG was compared.

        Selected Precedent Transactions Analysis.    BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following eighteen selected transactions involving companies in the automotive supplier industry since May 2012 that, in BofA Merrill Lynch's judgment, were relevant for its analysis based on the size, industry classification and relative performance of the target companies involved in such transactions:

Acquiror	Target	Announcement Month and Year
Valeo SA	FTE Automotive GmbH	June 2016
Musashi Seimitsu Industry Co., Ltd.	Hay Holding GmbH	May 2016
The Riberas family	Gestamp Automoción, S.A. (35.0%)	February 2016
Linamar Corporation	Montupet S.A.	October 2015
Johnson Electric Holdings Limited	Stackpole International	August 2015
BorgWarner Inc.	Remy International, Inc.	July 2015
Magna International Inc.	GETRAG Group of Companies	July 2015
Mahle GmbH	Delphi Automotive Plc.	February 2015
Bain Capital, L.P.	TI Automotive Ltd.	January 2015
ZF Friedrichshafen AG	TRW Automotive Holdings Corp.	September 2014
Clearlake Capital Group	Sage Automotive Interiors, Inc.	September 2014
Lear Corporation	Eagle Ottawa, LLC	August 2014
Hitachi Metals Automotive Components USA, LLC	Waupaca Foundry, Inc.	August 2014
AVIC Electromechanical Systems Co., Ltd.	Hilite International, Inc.	May 2014
American Securities LLC	Grede Holdings LLC	April 2014
American Securities LLC	MD Investors Corporation	December 2012
American Securities LLC	HHI Group Holdings LLC	October 2012
KPS Capital Partners LP	Waupaca Foundry, Inc.	May 2012

        BofA Merrill Lynch reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company's twelve month estimated EBITDA. The overall low, mean and high twelve month revenue multiples observed for the selected transactions were 4.8x, 7.1x and 10.6x, respectively. BofA Merrill Lynch then applied twelve month adjusted EBITDA multiples of 5.5x to 7.0x (derived from the EBITDA multiple ranges of the selected transactions, based on BofA Merrill Lynch's professional judgment) to MPG's calendar year 2016 estimated adjusted EBITDA. In doing so, at the direction of MPG, BofA Merrill Lynch adjusted the estimated EBITDA to exclude non-recurring items and stock based compensation. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data of MPG were based on the MPG forecasts. This analysis yielded the following approximate implied per share equity value reference range for MPG, as compared to the implied merger consideration:

Implied Per Share Equity Value Reference Range for MPG	Implied Merger Consideration
$14.25 - $24.25	$22.00

        No company, business or transaction used in this analysis is identical or directly comparable to MPG or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which MPG and the merger were compared.

        Discounted Cash Flow Analysis.    BofA Merrill Lynch performed a discounted cash flow analysis of MPG to calculate the estimated present value of the standalone unlevered, after-tax free cash flows (at assumed effective tax rates, with the approval of MPG management, of 28.1% for the last four months of fiscal year 2016 and 28.5% for fiscal years 2017 through 2020) that MPG was forecasted to generate from September 1, 2016 to December 31, 2016 and during MPG's fiscal years 2017 through 2020, which unlevered, after-tax free cash flows were derived by BofA Merrill Lynch from the MPG forecasts to be approximately $81 million for the period from September 1, 2016 to December 31, 2016 and approximately $207 million, $241 million, $307 million and $339 million for each of the fiscal years ending December 31, 2017 through 2020. BofA Merrill Lynch calculated terminal values for MPG by applying terminal forward multiples of 5.0x to 6.0x (which range of terminal forward multiples was selected taking into consideration, among other things, EBITDAP multiples for the selected publicly traded companies described above under "Summary of Material Financial Analyses of MPG—Selected Publicly Traded Companies Analysis" and BofA Merrill Lynch's professional judgment with respect to the history of MPG's EBITDAP multiples relative to those of the selected publicly traded companies) to MPG's fiscal year 2020 estimated adjusted EBITDAP (which BofA Merrill Lynch assumed, at the direction of MPG, to include stock-based compensation, but not other non-recurring items or pension expense, which pension expense BofA Merrill Lynch assumed to be negligible). The cash flows and terminal values were then discounted to present value as of August 31, 2016, reflecting BofA Merrill Lynch's assumption for purposes of this analysis that the cash flows would occur at the mid-point of a given year, and discount rates ranging from 9.0% to 11.0%, which reflect BofA Merrill Lynch's estimate of MPG's weighted average cost of capital, derived using the capital asset pricing model. This analysis yielded the following approximate implied per share equity value reference range for MPG, as compared to the implied merger consideration:

Implied Per Share Equity Value Reference Range for MPG	Implied Merger Consideration
$17.75 - $26.50	$22.00

Summary of Material Financial Analyses of AAM

        Selected Publicly Traded Companies Analysis.    BofA Merrill Lynch reviewed publicly available financial and stock market information for AAM and the following eleven selected publicly traded companies in the automotive supplier industry that BofA Merrill Lynch considered to have similar or reasonably comparable operations to AAM:

  BorgWarner Inc.

  Cooper-Standard Automotive Inc.

  Dana Incorporated

  GKN plc

  Lear Corporation

  Linamar Corporation

  Magna International Inc.

  Martinrea International Inc.

  Metaldyne Performance Group Inc.

  Tenneco Inc.

  The Schaeffler Technologies AG & Co. KG

        Publicly available information for Linamar Corporation, GKN plc, Martinrea International Inc. and The Schaeffler Technologies AG & Co. KG was adjusted to account for capitalized development costs as these companies report under IFRS accounting standards.

        BofA Merrill Lynch reviewed, among other things, adjusted enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on November 1, 2016, plus debt, less cash, plus minority interests, less equity in unconsolidated affiliates, plus tax-effected pension and OPEB liabilities as a multiple of estimated EBITDAP for calendar years 2016 and 2017. The overall low, mean, median and high calendar year 2016 EBITDAP multiples observed for the selected publicly traded companies were 4.2x, 5.4x, 5.2x and 7.3x, respectively, and the overall low, mean, median and high calendar year 2017 EBITDAP multiples observed for the selected publicly traded companies were 3.8x, 5.1x, 4.9x and 6.7x, respectively. The mean and median EBITDAP multiples exclude MPG and AAM. BofA Merrill Lynch then applied (i) calendar year 2016 EBITDAP multiples of 4.5x to 5.5x (derived from the selected publicly traded companies, based on information BofA Merrill Lynch obtained from public filings, publicly available research analyst reports and consensus estimates as published by FactSet Research Systems Inc.) to AAM's calendar year 2016 estimated EBITDAP, and (ii) calendar year 2017 EBITDAP multiples of 4.0x to 5.0x (derived from the selected publicly traded companies, based on information BofA Merrill Lynch obtained from public filings, publicly available research analyst reports and consensus estimates as published by FactSet Research Systems Inc.) to AAM's calendar year 2017 estimated EBITDAP. In both cases, at the direction of MPG, (A) BofA Merrill Lynch adjusted the estimated EBITDAP to exclude non-recurring items, underfunded pension expense and stock-based compensation, and (B) BofA Merrill Lynch assumed AAM's ongoing underfunded pension expense to be $6 million per annum. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts' estimates, and estimated financial data of AAM were based on the AAM forecasts. This analysis yielded the following approximate implied per share equity value reference ranges for AAM as compared to the $17.06 per share closing price of AAM common stock on November 1, 2016:

Implied Per Share Equity Value Reference Ranges for AAM
		Closing Trading Price of AAM Common Stock on November 1, 2016
2016E	2017E
$19.25 - $27.25	$17.75 - $26.25	$17.06

        No company used in this analysis is identical or directly comparable to AAM. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which AAM was compared.

        Discounted Cash Flow Analysis.    BofA Merrill Lynch performed a discounted cash flow analysis of AAM to calculate the estimated present value of the standalone unlevered, after-tax free cash flows (at assumed effective tax rates, with the approval of AAM management, of 19.5% for the last four months of fiscal year 2016, 20.3% for fiscal year 2017, 19.1% for fiscal year 2018, 19.0% for fiscal year 2019, and 19.7% for fiscal year 2020) that AAM was forecasted to generate from September 1, 2016 to December 31, 2016 and during AAM's fiscal years 2017 through 2020 based on the AAM forecasts. BofA Merrill Lynch calculated terminal values for AAM by applying terminal forward multiples of 4.5x to 5.5x (which range of terminal forward multiples was selected taking into consideration, among other things, EBITDAP multiples for the selected publicly traded companies described above under "Summary of Material Financial Analyses of AAM—Selected Publicly Traded Companies Analysis" and BofA Merrill Lynch's professional judgment with respect to the history of AAM's EBITDAP multiples relative to those of the selected publicly traded companies) to AAM's fiscal year 2020 estimated adjusted EBITDAP (which BofA Merrill Lynch assumed, at the direction of MPG, to include stock-based compensation, but not other non-recurring items or pension expense). The cash flows and terminal values were then discounted to present value as of August 31, 2016, reflecting BofA Merrill Lynch's assumption for purposes of this analysis that the cash flows would occur at the mid-point of a given year, and discount rates ranging from 7.5% to 9.0%, which reflect BofA Merrill Lynch's estimate of AAM's weighted average cost of capital, derived using the capital asset pricing model. This analysis yielded the following approximate implied per share equity value reference range for AAM, as compared to the closing price of AAM common stock on November 1, 2016:

Implied Per Share Equity Value Reference Range for AAM	Closing Trading Price of AAM Common Stock on November 1, 2016
$22.50 - $30.25	$17.06

Summary of Material Merger Consequences Analyses

        Pro Forma Accretion/Dilution Analysis.    BofA Merrill Lynch reviewed the potential pro forma financial effect of the merger on AAM's calendar years 2017 and 2018 estimated earnings per share (which we refer to in this joint proxy statement/prospectus as EPS) after (i) taking into account the potential synergies anticipated by the managements of MPG and AAM to result from the merger by comparing the relative pro forma EPS of AAM to the projected standalone EPS of AAM at synergies levels ranging from $25 million to $100 million based on the synergies projected to result from the completion of the merger by AAM management, and (ii) assuming $100 million of run-rate synergies, of which 50% would be realized in calendar year 2017 and 100% would be realized thereafter, with the approval of the managements of AAM and MPG. Estimated financial data of AAM and MPG were based on the AAM forecasts and the MPG forecasts, respectively. Based on the merger consideration, this analysis indicated that the merger could be (A) accretive to AAM's estimated cash EPS for calendar years 2017 and 2018 (without burdening cash EPS for amortization expenses) by $0.37 to $0.53 (for calendar year 2017) and $0.78 to $1.11 (for calendar year 2018) and (B) dilutive to AAM's estimated GAAP EPS for calendar year 2017 by $0.21 to $0.38 and accretive to AAM's estimated GAAP EPS for calendar year 2018 by $0.03 to $0.37. For purposes of this analysis, cash EPS was obtained by making certain adjustments to GAAP EPS, principally adding back the amount of certain intangibles that had been amortized in calculating GAAP EPS. The actual results achieved by the combined company may vary from projected results and the variations may be material.

        Pro Forma Trading Multiples Analysis.    BofA Merrill Lynch performed an analysis that examined the indicative value of the merger consideration if the combined company's common stock traded at different hypothetical multiples of its estimated 2017 pro forma adjusted EBITDAP of $1,196 million, assuming (i) the pro forma adjusted EBITDAP to exclude non-recurring items, underfunded pension expense and stock-based compensation, (ii) MPG's ongoing pension expense to be negligible, and (iii) the amount of AAM's ongoing underfunded pension expense to be $6 million. The multiples applied by BofA Merrill Lynch included the multiples of the closing trading prices of AAM common stock and MPG common stock on November 1, 2016 to the respective estimated 2017 adjusted

EBITDAP of the companies, as well as an illustrative "re-rate" multiple at which the combined company's common stock hypothetically could trade following the merger. BofA Merrill Lynch estimated that the aggregate amount of cash comprising the merger consideration would be $984 million, including $23 million relating to cash settled options. This analysis yielded the following implied per share equity values for MPG common stock on a pro forma basis:

	AAM Current Multiple (3.9x)	Illustrative Re-Rate Multiple (5.0x)	MPG Current Multiple (5.3x)
Implied Value Per Share to MPG Stockholders	$17.75	$23.50	$25.50

        BofA Merrill Lynch further observed that the combined company's common stock would have to trade at a "breakeven" multiple of 4.7 times its estimated 2017 adjusted EBITDAP in order for the merger consideration to have an aggregate market value of $22.00 per share of MPG common stock, the amount of the implied merger consideration. BofA Merrill Lynch noted that an increase in trading multiples for the combined company relative to those of AAM could be expected due to the greater diversity of the combined company's customer base, but that there could be no assurance that this would occur.

        Has/Gets Analysis.    BofA Merrill Lynch performed a has/gets analysis to calculate the theoretical change in value for MPG stockholders resulting from the merger based on a comparison of (i) the value of the merger consideration, including the pro forma ownership by MPG stockholders of the combined company following the merger, and (ii) the 100% ownership by MPG stockholders of the MPG common stock on a stand-alone basis. For MPG on a stand-alone basis, BofA Merrill Lynch used the reference range obtained in its discounted cash flow analysis described above under "Summary of Material Financial Analyses of MPG—Discounted Cash Flow Analysis." BofA Merrill Lynch then performed the same analysis with respect to the combined company on a pro forma basis, giving effect to the merger. For the pro forma analysis, BofA Merrill Lynch used the same discount rate range of 9.0% to 11.0% for the MPG contribution as it had used for its analysis of MPG on a stand-alone basis, and 7.5% to 9.0% for the AAM contribution as it had used for its analysis of AAM on a stand-alone basis. BofA Merrill Lynch also assumed, among other things, (i) with the approval of the managements of MPG and AAM, $100 million in annual synergies, of which 50% would be realized in calendar year 2017 and 100% would be realized thereafter, (ii) with the approval of MPG management, that $50 million of costs would be incurred in each of calendar years 2017 and 2018 in order to achieve such synergies, and (iii) as discussed with MPG management, that the net synergies would grow perpetually at an annual rate of 0.0% to 1.0%. BofA Merrill Lynch estimated that the aggregate amount of cash comprising the merger consideration would be $984 million, including $23 million relating to cash settled options. This analysis yielded the following implied per share equity value reference ranges for MPG common stock on a stand-alone basis and for the merger consideration:

Per Share Equity Value Reference Ranges for MPG Common Stock
Stand-Alone	$17.75 - $26.50
Pro Forma Merger Consideration	$27.75 - $29.00

Other Factors

        BofA Merrill Lynch also noted certain additional factors that were not considered part of BofA Merrill Lynch's material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

  •
  historical trading prices of MPG common stock and AAM common stock during the 52-week period ended (and including) November 1, 2016, which indicated that during such period MPG's closing prices ranged from $11.16 to $23.90 per share and AAM's closing prices ranged from $11.75 to $22.76 per share;

  •
  one-year forward stock price targets as of November 1, 2016 for MPG common stock and AAM common stock in publicly available Wall Street research analyst reports, which indicated stock price targets for MPG, discounted to present value as of November 1, 2016 utilizing a discount rate of 18.25% (the mid-point of MPG's cost of equity), of approximately $11.00 to $17.75 per share and for AAM, discounted to present value as of November 1, 2016 utilizing a discount rate of 12.00% (the mid-point of AAM's cost of equity), of approximately $12.50 to $24.00 per share; and

  •
  the relationship between movements in MPG common stock and AAM common stock during the twenty-three month period ended November 1, 2016.

Miscellaneous

        As noted above, the discussion set forth above in the sections entitled "Summary of Material Financial Analyses of MPG" and "Summary of Material Financial Analyses of AAM" is a summary of the material financial analyses presented by BofA Merrill Lynch to the MPG board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken or matters considered by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the matters considered or focusing on information presented in tabular format, without considering all analyses and matters or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch's analyses and opinion. The fact that any specific analysis has been referred to in the summary above, or the order in which such analysis appears above, is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

        In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of MPG, AAM or any other entity. The estimates of the future performance of MPG or AAM in or underlying BofA Merrill Lynch's analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch's analyses. These analyses were prepared solely as part of BofA Merrill Lynch's analysis of the fairness, from a financial point of view, of the merger consideration to be received by holders of MPG common stock and were provided to the MPG board of directors in connection with the delivery of BofA Merrill Lynch's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch's view of the actual values of MPG or AAM.

        The type and amount of consideration payable in the merger was determined through negotiations between MPG and AAM, rather than by any financial advisor, and was approved by the MPG board of directors. The decision to enter into the merger agreement was solely that of the MPG board of directors. As described above, BofA Merrill Lynch's opinion and analyses were only one of many matters considered by the MPG board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the MPG board of directors or management with respect to the merger or the merger consideration.

        MPG has agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee currently estimated to be approximately $20,000,000, $2,000,000 of which was payable upon the delivery of BofA Merrill Lynch's opinion and the remaining portion of which is contingent upon consummation of the merger. MPG also has agreed to reimburse BofA Merrill Lynch for certain of its expenses incurred in connection with BofA Merrill Lynch's engagement and to indemnify BofA Merrill Lynch, any affiliate of BofA Merrill Lynch and each of their respective directors, officers, employees and agents and any person controlling BofA Merrill Lynch or any of its affiliates against specified liabilities, including liabilities under the federal securities laws.

        BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of MPG, AAM and certain of their respective affiliates.

        BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to MPG and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as a joint bookrunner for MPG's initial public offering of equity securities and as a joint bookrunner for a debt offering by a subsidiary of MPG, (ii) having acted or acting as a co-lead arranger and a joint bookrunner for, and as a lender under, a credit facility of a subsidiary of MPG, (iii) having provided or providing certain treasury and trade management services and products to MPG, and (iv) having provided or providing certain derivatives and foreign exchange trading services to MPG. From November 1, 2014 through October 31, 2016, BofA Merrill Lynch and its affiliates derived aggregate revenues from MPG and its affiliates of approximately $8,500,000 for investment and corporate banking services.

        In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to AAM and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a co-lead arranger and a joint bookrunner for, and as a lender (including a swing-line lender) under, AAM's credit facility, (ii) having provided or providing certain treasury and trade management services and products to AAM, and (iii) having provided or providing certain derivatives and foreign exchange trading services to AAM. From November 1, 2014 through October 31, 2016, BofA Merrill Lynch and its affiliates derived aggregate revenues from AAM and its affiliates of approximately $7,000,000 for investment and corporate banking services.

        BofA Merrill Lynch and its affiliates also in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to American Securities, the controlling stockholder of MPG, and certain of its affiliates and portfolio companies other than MPG and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as administrative agent, arranger, bookrunner and/or lender for American Securities and/or certain of its affiliates and portfolio companies and having provided or providing certain treasury and trade management services and products to American Securities and/or certain of its affiliates and portfolio companies. From November 1, 2014 through October 31, 2016, BofA Merrill Lynch and its affiliates derived aggregate revenues from American Securities and certain of its affiliates and portfolio companies other than MPG of approximately $4,500,000 for investment and corporate banking services.

Certain Unaudited Prospective Financial Information of AAM and MPG

Certain Unaudited Prospective Financial Information of AAM

        AAM does not as a matter of course make public long-term projections as to future revenue, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, AAM is including in this joint proxy statement/prospectus the AAM management forecasts, which consist of certain unaudited prospective financial information regarding AAM's anticipated future operations that was made available to the AAM board of directors, AAM's financial advisor, the MPG board of directors and MPG's financial advisor in connection with the merger. See also "—Opinion of AAM's Financial Advisor" beginning on page 78 and "—Opinion of MPG's Financial Advisor" beginning on page 85. The AAM management forecasts included below were prepared by AAM's management as part of AAM's long-range plan for its business for fiscal years 2016 through 2020 and treats AAM on a standalone basis, without giving effect to the merger and as if the merger had not been contemplated by AAM. AAM uses certain non-GAAP financial measures as supplemental measures which AAM's management believes are useful to both management and its stockholders in their analysis of AAM's business and operating performance. AAM's management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies. In the view of AAM's management, the AAM forecasts were prepared on a reasonable basis based on the information available to AAM's management at the time of their preparation.

AAM forecasts

	Year Ending December 31
	2016E	2017E	2018E	2019E	2020E
	(in millions)
Net sales	$3,953	$4,247	$4,331	$4,454	$4,443
EBITDA(1)	610	657	679	697	641
EBIT(2)	401	425	429	430	376
Free cash flow(3)	150	160	175	245	258
(1)
EBITDA is a non-GAAP financial measure defined as earnings before interest expense, income taxes, depreciation and amortization.

(2)
EBIT is a non-GAAP financial measure defined as earnings before interest expense and income taxes.

(3)
Free cash flow is a non-GAAP financial measure AAM defines as net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment and government grants.

        In addition, AAM received and reviewed certain unaudited prospective financial information regarding MPG for the fiscal years 2016 through 2020, which were prepared by MPG's management as described below under "—Certain Unaudited Prospective Financial Information of MPG" beginning on page 99. AAM's management reviewed and performed due diligence regarding such financial information and made certain adjustments to such financial information, including the forecasted impact of MPG's acquisition of Brillion Iron Works, resulting in the adjusted MPG forecasts. The adjusted MPG forecasts were also provided to Greenhill. We refer to the AAM management forecasts and the adjusted MPG forecasts, collectively, in this joint proxy statement/prospectus as the AAM forecasts.

Adjusted MPG forecasts

	Year Ending December 31
	2016E	2017E	2018E	2019E	2020E
	(in millions)
Net sales	$2,691	$2,695	$2,869	$3,177	$3,321
EBITDA	475	497	529	586	612
EBIT	259	265	282	324	337

        The AAM forecasts were prepared based on information available at the time of preparation and should not be relied upon as being indicative of actual future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue, or any, reliance on this information. The inclusion of the AAM forecasts in this joint proxy statement/prospectus is not an admission or representation by AAM that such information is material. Actual results may differ materially from those contained in the AAM forecasts. The AAM forecasts were not prepared with a view toward compliance with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. Neither AAM's independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained in the AAM forecasts nor have they expressed any opinion or any other form of assurance with respect to such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. By including in this joint proxy statement/prospectus a summary of the AAM forecasts, neither AAM nor any of its advisors or other representatives has made or makes any representation to any person regarding the ultimate performance of AAM compared to the information contained in the AAM forecasts, whether in the merger agreement or otherwise.

        The summary of the AAM forecasts is not being included to influence your decision whether to vote for the AAM share issuance or the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement (as the case may be), but is being provided because the AAM forecasts were considered in connection with the merger and were provided to AAM's financial advisor and also to MPG and its financial advisor.

        The AAM forecasts were prepared based solely on information available at the time of preparation and are not a guarantee of actual future results, and the information contained in such forecasts should not be relied upon as such. Financial forecasts involve risks, uncertainties and assumptions, and the estimates and assumptions underlying the AAM forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant uncertainties and contingencies, including, among others, risks and uncertainties described in the sections of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page 34 and "Special Note Regarding Forward-Looking Statements" beginning on page 42, all of which are difficult to predict and many of which are beyond the control of AAM. AAM cannot assure you that the AAM forecasts will be realized or that future financial results of AAM or MPG, as applicable, will not materially vary from the AAM forecasts. The AAM forecasts cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. The AAM forecasts do not take into account any circumstances or events occurring after the date they were prepared. As a result, the AAM forecasts cannot be considered predictive of actual future operating results, and this information should not be relied on as such. AAM AND MPG DO NOT HAVE ANY OBLIGATION TO, AND WILL NOT, UPDATE OR OTHERWISE REVISE THE FINANCIAL FORECASTS INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO REFLECT THE OCCURRENCE OF SUBSEQUENT EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FINANCIAL FORECASTS ARE NO LONGER APPROPRIATE.

        The AAM forecasts included in this joint proxy statement/prospectus are forward-looking statements. For more information on factors which may cause AAM's future financial results to materially vary from those projected in the AAM forecasts, see "Risk Factors" beginning on page 34 and "Special Note Regarding Forward-Looking Statements" beginning on page 42.

Certain Unaudited Prospective Financial Information of MPG

        MPG does not as a matter of course make public long-term projections as to future revenue, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, MPG is including in this joint proxy statement/prospectus certain unaudited prospective financial information regarding MPG's anticipated future operations that was made available to the MPG board of directors, MPG's financial advisor, the AAM board of directors and AAM's financial advisor in connection with the merger. See also "—Opinion of MPG's Financial Advisor" beginning on page 85. The unaudited prospective financial information of MPG included below (which we refer to in this joint proxy statement/prospectus as the MPG forecasts) was prepared by MPG's management as part of MPG's long-range plan for its business for fiscal years 2016 through 2020 and treats MPG on a standalone basis, without giving effect to the merger and as if the merger had not been contemplated by MPG. MPG uses certain non-GAAP financial measures as supplemental measures which MPG's management believes are useful to both management and its stockholders in their analysis of MPG's business and operating performance. MPG's management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by MPG may not be comparable to similarly titled measures reported by other companies. In the view of MPG's management, the MPG forecasts were prepared on a reasonable basis based on the information available to MPG's management at the time of their preparation. The MPG forecasts, however, are not facts and should not be relied upon as being indicative of actual future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue, or any, reliance on this information. The inclusion of the MPG forecasts in this joint proxy statement/prospectus is not an admission or representation by MPG that such information is material. Actual results may differ materially from those contained in the MPG forecasts.

MPG forecasts

	Year Ended December 31,(1)
	2016E	2017E	2018E	2019E	2020E
	(in millions)
Sales	$2,691	$2,637	$2,796	$3,101	$3,242
Other expenses—stock based compensation	18	20	20	20	20
Adjusted EBITDA(2)	493	504	550	617	650
Depreciation and amortization	216	232	247	262	275
Changes in assets and liabilities	13	11	(10)	(20)	(9)
Capital expenditures	(209)	(229)	(217)	(197)	(194)
(1)
MPG forecasts are pro forma to reflect MPG's exit from its wheel bearing (KBI) business and do not include the impact of MPG's acquisition of Brillion Iron Works.

(2)
Adjusted EBITDA is a non-GAAP financial measure and was calculated as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the additions and eliminations of certain income statement items, including (i) gains and losses on foreign currency and fixed assets and debt transaction expenses, (ii) stock-based compensation and other non-cash charges, (iii) sponsor management fees and other income and expense items that MPG considers to be not indicative of its ongoing operations, (iv) specified non-recurring items, and (v) other adjustments.

        The MPG forecasts were not prepared with a view toward compliance with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. Neither MPG's independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained in the MPG forecasts, nor have they expressed any opinion or any other form of assurance with respect to such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. By including in this joint proxy statement/prospectus a summary of the MPG forecasts, neither MPG nor any of its advisors or other representatives has made or makes any representation to any person regarding the ultimate performance of MPG compared to the information contained in the MPG forecasts, whether in the merger agreement or otherwise.

        The summary of the MPG forecasts is not being included to influence your decision whether to vote for the AAM share issuance or the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement (as the case may be), but is being provided because the MPG forecasts were considered in connection with the merger and were provided to MPG's financial advisor and also to AAM and its financial advisor.

        The MPG forecasts were prepared based solely on information available at the time of preparation and are not a guarantee of actual future results, and the information contained in such forecasts should not be relied upon as such. Financial forecasts involve risks, uncertainties and assumptions, and the estimates and assumptions underlying the MPG forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant uncertainties and contingencies, including, among others, risks and uncertainties described in the sections of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page 34 and "Special Note Regarding Forward-Looking Statements" beginning on page 42, all of which are difficult to predict and many of which are beyond the control of MPG. MPG cannot assure you that the MPG forecasts will be realized or that future financial results of MPG will not materially vary from the MPG forecasts. The MPG forecasts cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. The MPG forecasts do not take into account any circumstances or events occurring after the dates they were prepared. As a result, the MPG forecasts cannot be considered predictive of actual future operating results, and this information should not be relied on as such. MPG AND AAM DO NOT HAVE ANY OBLIGATION TO, AND WILL NOT, UPDATE OR OTHERWISE REVISE THE FINANCIAL FORECASTS INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO REFLECT THE OCCURRENCE OF SUBSEQUENT EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH FINANCIAL FORECASTS ARE NO LONGER APPROPRIATE.

        The MPG forecasts included in this joint proxy statement/prospectus are forward-looking statements. For more information on factors which may cause MPG's future financial results to materially vary from those projected in the MPG forecasts, see "Risk Factors" beginning on page 34 and "Special Note Regarding Forward-Looking Statements" beginning on page 42.

Interests of MPG Directors and Executive Officers in the Merger

        In considering the recommendation of the MPG board of directors that MPG stockholders vote to adopt the merger agreement and approve the transactions contemplated thereby, you should be aware that certain of MPG's directors and executive officers have interests in the merger that differ from, or are in addition to, the interests of MPG stockholders generally. The MPG board of directors was aware of, and considered the interests of, MPG's directors and executive officers in approving the merger agreement.

Board Membership

        The merger agreement provides that, prior to the effective time of the merger, AAM will (i) increase the size of the AAM board of directors to 11 members, (ii) appoint to a different class of the AAM board of directors 3 individuals selected by American Securities and (iii) cause 1 of the AS designees to be appointed to each of AAM's Executive Committee, Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee, in each case, effective as of the effective time of the merger. The appointment of each AS designee to the AAM board of directors will be subject to such designee satisfying AAM's standard qualification requirements for directors and, with respect to each committee appointment, will be subject to independence and other requirements for such committees set by the NYSE and any applicable law. Each AS designee will serve on the AAM board of directors until the end of the term for the class of directors to which the AS designee is appointed. It is a condition to MPG's obligation to complete the merger that AAM has taken each of the foregoing actions. In addition, as a condition to each of MPG's, AAM's and Merger Sub's obligations to complete the merger, AAM, the AS stockholder and, solely for limited purposes, American Securities will enter into a stockholders' agreement pursuant to which, among other things, AAM has agreed to (a) nominate the AS designees (or any replacement designees) for election to the AAM board of directors for so long as such stockholder (or any affiliate thereof) owns at least 7.5% of the outstanding shares of AAM common stock and (b) recommend that the AAM stockholders vote in favor of the election of such designees and otherwise use commercially reasonable efforts to cause such designees to be elected to the AAM board of directors.

        The AS designees to the AAM board of directors are current MPG directors George Thanopoulos, Kevin S. Penn and Loren S. Easton.

Treatment of Equity Awards

        As of the date of this joint proxy statement/prospectus, certain of MPG's executive officers and directors hold MPG stock options, restricted MPG common stock and MPG restricted stock unit awards. The merger agreement provides for the treatment of outstanding equity awards as described below.

  MPG Stock Options

        Pursuant to the terms of the merger agreement, each unvested stock option outstanding under an equity plan of MPG will be accelerated in full and become fully vested immediately prior to the effective time of the merger and, at the effective time of the merger, all MPG stock options will be cancelled and the holders thereof will receive an amount in cash (without interest and subject to applicable withholding of taxes) equal to the product of (x) the aggregate number of shares of MPG common stock that were issuable upon exercise of such MPG stock option immediately prior to the effective time of the merger, and (y) the cash value of the merger consideration, less the per share exercise price of each such MPG stock option. For purposes of the cash payment with respect to the MPG stock options, the stock consideration is valued based on the closing price of a share of AAM common stock as of the trading day immediately preceding the closing date of the merger. If the exercise price payable upon exercise of an MPG stock option equals or exceeds the value of the merger consideration, the MPG stock option will be cancelled for no consideration.

  Restricted MPG Common Stock

        At the effective time of the merger, pursuant to the terms of the merger agreement, all restricted MPG common stock outstanding under an equity plan of MPG will be cancelled and terminated, and each holder thereof will receive the merger consideration for each share of restricted MPG common stock.

  MPG Restricted Stock Unit Awards

        Pursuant to the terms of the merger agreement, each restricted stock unit award outstanding under an equity plan of MPG will become fully vested immediately prior to the effective time and, at the effective time of the merger, will be cancelled and terminated in return for an amount equal to the merger consideration multiplied by the number of shares of MPG common stock subject to such cancelled MPG restricted stock unit award.

Payments to Executive Officers and Directors in Respect of MPG Equity Awards

        The following table, along with its footnotes, shows the unvested MPG stock options, restricted MPG common stock and MPG restricted stock unit awards held by MPG's named executive officers, other executive officers, and directors that will become vested and payable, as described above, at the effective time of the merger.

Name	MPG Stock Options	Consideration for MPG Stock Options(1)	Restricted MPG Common Stock	Consideration for Restricted MPG Common Stock(1)	MPG Restricted Stock Unit Awards	Consideration for MPG Restricted Stock Unit Awards(1)
NEOs and Executive Officer
George Thanopoulos	401,113	$4,479,496	103,208	$2,270,576	127,374	$2,802,228
Doug Grimm	592,760	2,217,713	78,232	1,721,104	91,973	2,023,413
Mark Blaufuss	146,586	1,367,508	63,248	1,391,456	91,973	2,023,413
Russell Bradley	73,178	749,712	1,168	25,696	17,384	382,455
Thomas Dono	18,519	114,633	—	—	9,488	208,736
Executive Officer	31,245	294,855	1,219	26,818	5,392	118,631
Directors
Nick Bhambri	4,409	64,563	882	19,404	3,135	68,970
Loren Easton(2)	—	—	1,763	38,793	3,135	68,970
Michael Fisch(2)	—	—	1,763	38,793	3,135	68,970
William Jackson	4,635	71,729	882	19,404	3,135	68,970
Kevin Penn(2)	—	—	1,763	38,793	3,135	68,970
Jack Smith	4,635	71,729	882	19,404	3,135	68,970
Jeffrey Stafeil	4,326	64,397	882	19,404	3,135	68,970
(1)
For purposes of determining the value of the MPG stock options, restricted MPG common stock and MPG restricted stock unit awards, the agreed value of the merger consideration of $22.00 per share of MPG common stock, assuming an agreed value of $17.00 per share of AAM common stock, was used.

(2)
Messrs. Easton, Fisch and Penn will transfer to American Securities their restricted MPG common stock and the shares subject to MPG restricted stock unit awards after they vest.

Employment Agreements

        Messrs. Thanopoulos, Blaufuss, Grimm and Dono are party to employment agreements with MPG (which we refer to in this joint proxy statement/prospectus as the MPG employment agreements) that provide for the following payments and benefits in the event that such executive officer's employment is terminated by MPG, without "cause" or by such executive officer for "good reason" (each term as defined in the MPG employment agreements):

  •
  base salary continuation for 12 months (Messrs. Thanopoulos and Dono) or 18 months (for Messrs. Blaufuss and Grimm), payable in equal monthly installments;

  •
  for Mr. Grimm only, an amount equal to 1.5 times his target annual bonus, payable in equal installments over 18 months;

  •
  payment of a pro rata portion (through the date of termination of employment) of the annual bonus that the executive officer would have received for the year of termination, based on actual performance over the entire performance period (based on target performance for Mr. Grimm);

  •
  continuation of health care benefits under COBRA for a period of up to 12 months (for Messrs. Thanopoulos and Dono) or 18 months (for Messrs. Blaufuss and Grimm) following termination of employment; and

  •
  for Mr. Grimm only, outplacement services for up to six months, such amount not to exceed $40,000.

        The MPG employment agreements provide the same severance benefits whether or not the termination of employment occurs in connection with a change in control of MPG.

        As a condition of receipt of the above payments and benefits, the executive officer must execute a release of claims and continue to comply with the confidentiality and the non-compete and non-solicit provisions in the MPG employment agreement for 18 months (for Messrs. Thanopoulos and Grimm) or six months (for Messrs. Blaufuss and Dono) following his termination of employment.

Change in Control Severance Plan

        Mr. Bradley and another executive officer are eligible to participate in the MPG Change in Control Severance Plan, which was adopted pursuant to the terms of the merger agreement and provides severance to four tiers of employees of MPG and its subsidiaries who are not currently a party to an agreement providing for severance benefits. Mr. Bradley and another executive officer are eligible to receive severance under the plan upon a termination of employment without "cause" or by the executive for "good reason" (each, as defined in the plan) within two years following a change in control (as defined in the plan). Upon such termination of employment, Mr. Bradley and another executive officer are eligible to receive 18 months of base salary and a pro-rata target bonus, each payable in a lump sum, and 18 months of continued participation in medical, dental and vision plans. If payments and benefits under the plan constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed under Section 4999 of the Internal Revenue Code, then the payments and benefits will either be paid in full or reduced to the minimum extent necessary to ensure no portion of the payment is subject to the excise tax, whichever provides the executive with the greatest amount of payments and benefits on an after-tax basis.

        The merger will constitute a "Change in Control" for purposes of the MPG Change in Control Severance Plan. Messrs. Thanopoulos, Blaufuss, Grimm and Dono are not eligible to receive severance under the MPG Change in Control Severance Plan.

Benefit Arrangements with the Combined Company

        The merger agreement requires AAM as the surviving corporation in the merger to provide the following with respect to any MPG employee (including any executive officer) who remains employed following the effective time of the merger for one year following completion of the merger:

  •
  base salary or wages, incentive compensation opportunities and severance benefits, at least equal to the base salary or wages, incentive compensation opportunities and severance benefits provided by MPG and its subsidiaries as of immediately prior to the effective time of the merger; and

  •
  employee benefits that are substantially comparable, in the aggregate, to the employee benefits provided by MPG and its subsidiaries as of immediately prior to the effective time of the merger.

        In addition, MPG will pay fiscal 2016 year-end bonuses on or around March 2017, consistent with past practice, to executive officers and employees. Furthermore, MPG may establish a bonus plan for 2017 in consultation with AAM, which will have substantially similar target and maximum bonus percentages as the bonus plans adopted in prior years.

Directors' and Officers' Indemnification and Insurance

        The merger agreement provides that, from and after the effective time of the merger, AAM will cause MPG, as the surviving entity in the merger, to do the following:

  •
  indemnify and hold harmless, to the fullest extent permitted by applicable law, all individuals who, as of the date of the merger agreement were, or who, prior to the effective time of the merger, commences, serving as a director or officer of MPG or was or commences serving at the request of MPG as a director or officer of another entity against all claims, losses, liabilities, damages, judgments, inquiries, fines, amounts paid in settlement and fees, costs and expenses (including attorneys' fees and disbursements incurred in connection with any actual or threatened action), whether civil, criminal, administrative, regulatory or investigative (and whether existing or occurring or alleged to occur at or prior to the effective time of the merger) that arise from the fact that such individual is or was a director or officer of MPG or is or was serving at the request of MPG as a director or officer of another entity, whether asserted or claimed prior to, at or after the effective time of the merger;

  •
  continue in full force and effect all rights to indemnification, advancement or reimbursement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger in favor of the current or former directors, officers or employees of MPG and its subsidiaries under their respective organizational documents and any indemnification or other similar agreements in effect as of the date of the merger agreement; and

  •
  maintain in effect provisions in the organizational documents of MPG and its subsidiaries with respect to indemnification, advancement and reimbursement of expenses and exculpation from liabilities with respect to facts or circumstances occurring at or prior to the effective time of the merger that are no less favorable than were in effect in the organizational documents of MPG and its subsidiaries provided to AAM as in effect on the date of the merger agreement and, for a period of 6 years after the effective time of the merger, not amend, repeal or otherwise modify such provisions in any manner that would adversely affect the rights thereunder of individuals who at or prior to the effective time of the merger were directors, officers, employees, fiduciaries or agents of MPG unless such modification is required by law.

In addition, the merger agreement provides that MPG will purchase a "tail" policy providing coverage to each person covered by MPG's directors' and officers' insurance and/or fiduciary liability insurance policy in effect on the date of the merger agreement or at the effective time of the merger for a period of 6 years from the effective time of the merger (and until such later time as an action commenced during such 6-year period shall have been finally disposed of). The tail policy will provide coverage to such persons with respect to actions and omissions occurring prior to the effective time of the merger in an amount not less than MPG's existing coverage and containing such other terms and conditions that are no less favorable to the persons covered by such policies than those in MPG's policies in effect on the date of the merger agreement.

Quantification of Payments and Benefits

        The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the amounts of payments and benefits that each named executive officer of MPG would receive in connection with the merger, based on the following assumptions: completion of the merger occurred on April 5, 2017, the employment of the executive officer was terminated by the combined company without cause or by the executive officer for good reason on such date and the merger consideration is $22.00 per share of MPG common stock (assuming an agreed value of $17.00 per share of AAM common stock). As a result, the actual amounts, if any, to be received by named executive officers may differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash(1)	Equity(2)	Benefits(3)	Total
George Thanopoulos	$1,291,781	$9,552,300	$20,880	$10,864,961
Douglas Grimm	2,681,684	5,962,230	31,320	8,675,234
Mark Blaufuss	1,018,541	4,782,377	31,320	5,832,238
Russell Bradley	469,086	1,157,863	31,320	1,658,269
Thomas Dono	462,466	323,369	17,040	802,875
(1)
For Messrs. Thanopoulos and Dono, reflects the cash severance payable upon a termination without "cause" or resignation for "good reason" at any time following completion of the merger in accordance with his employment agreement, comprised of (i) 12 months base salary, payable in accordance with payroll practices and (ii) pro rata portion of the target annual bonus. Amounts payable are conditioned upon the occurrence of a qualifying termination event, compliance with certain terms of the employment agreement, including compliance with non-competition provisions and the execution and non-revocation of a release agreement.

For Mr. Grimm, reflects cash severance payable upon a termination without "cause" or resignation for "good reason" in accordance with the terms of his employment agreement, comprised of (i) 18 months base salary, payable in accordance with payroll practices, (ii) 1.5 times target annual bonus, payable in equal installments over 18 months, (iii) pro rata portion of target annual bonus, and (iv) outplacement services for 6 months up to $40,000. Amounts payable are conditioned upon the occurrence of a qualifying termination event, compliance with certain terms of the employment agreement, including compliance with non-competition provisions and the execution and non-revocation of a release agreement.

For Mr. Blaufuss, reflects cash severance payable upon a termination without "cause" or resignation for "good reason" in accordance with the terms of his employment agreement, comprised of (i) 18 months base salary, payable in accordance with payroll practices and (ii) pro rata portion of target annual bonus. Amounts payable are conditioned upon the occurrence of a qualifying termination event, compliance with certain terms of the employment agreement, including compliance with non-competition provisions and the execution and non-revocation of a release agreement.

For Mr. Bradley, reflects the cash severance payable upon termination without "cause" or for "good reason" in accordance with the MPG Change in Control Severance Plan, comprised of (i) 18 months base salary and (ii) pro rata target annual bonus, payable in a lump-sum payment. Amounts payable are contingent upon completion of the merger and compliance with certain terms of the MPG Change in Control Severance Plan, including compliance with non-competition provisions and the execution and non-revocation of a release agreement.

(2)
For each executive officer, reflects the amount of merger consideration payable with respect to MPG stock options, restricted MPG common stock and MPG restricted stock unit awards in accordance with the merger agreement, as set forth in the table below. Such amounts are conditioned on the completion of the merger.

Name	Consideration for MPG Stock Options	Consideration for Restricted MPG Common Stock	Consideration for MPG Restricted Stock Unit Awards
George Thanopoulos	$4,479,496	$2,270,576	$2,802,228
Doug Grimm	2,217,713	1,721,104	2,023,413
Mark Blaufuss	1,367,508	1,391,456	2,023,413
Russell Bradley	749,712	25,696	382,455
Thomas Dono	114,633	—	208,736
(3)
Reflects the value of health and welfare benefit continuation for Mr. Thanopoulos (12 months); Mr. Blaufuss (18 months); Mr. Grimm (18 months); Mr. Bradley (18 months); and Mr. Dono (12 months). The values for Messrs. Thanopoulos, Blaufuss, Grimm and Dono are conditioned upon the occurrence of a qualifying termination event. The values for Mr. Bradley are conditioned upon the completion of the merger and a qualifying termination event.

Merger Consideration

Merger Consideration to be Received by MPG Stockholders

        At the effective time of the merger, each share of MPG common stock (other than MPG excluded shares) issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive:

  •
  $13.50 in cash, without interest; and

  •
  0.5 of a share of AAM common stock.

        In lieu of the issuance of any fractional share of AAM common stock to which an MPG stockholder would otherwise be entitled, an MPG stockholder will be entitled to receive an amount in cash, without interest and rounded down to the nearest whole cent (and subject to applicable withholding of taxes), equal to the product obtained by multiplying (a) the fractional share of AAM common stock to which the stockholder would otherwise be entitled (after taking into account all fractional share interests then held by the stockholder) by (b) the average of the volume weighted averages of the trading prices of shares of AAM common stock on the NYSE on each of the 5 consecutive trading days ending on the trading day that is 2 trading days prior to the closing date.

Potential Adjustments

        The merger agreement provides that the exchange ratio will be adjusted to appropriately reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities of a subsidiary of AAM or MPG or of securities convertible into shares of AAM common stock or shares of MPG common stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of AAM common stock or shares of MPG common stock with a record date occurring on or after the date of the merger agreement and prior to the effective time of the merger.

 Ownership of AAM Following the Merger

        If the merger had been completed on December 31, 2016, and based on the assumptions set forth under "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 165, MPG stockholders would have owned approximately 31% and AAM stockholders would have owned approximately 69% of the pro forma outstanding shares of AAM common stock immediately following the completion of the merger.

Conversion of Shares; Procedures for Exchange of Shares

        The conversion of shares of MPG common stock (other than MPG excluded shares) into the right to receive the merger consideration will occur automatically at the effective time of the merger. As promptly as practicable after the effective time of the merger, AAM will cause Computershare Trust Company, N.A. (which we refer to in this this joint proxy statement/prospectus as the exchange agent) to mail a letter of transmittal to each former holder of record of shares of MPG common stock. The letter of transmittal will specify that delivery will be effected, and risk of loss and title to shares of MPG common stock will pass, only upon proper delivery of such shares to the exchange agent in accordance with the procedures set forth in the letter of transmittal. The letter of transmittal will be accompanied by instructions for surrendering certificates and book-entry shares representing shares of MPG common stock in exchange for the merger consideration, including shares of AAM common stock, the cash portion of the merger consideration, any dividends or distributions payable pursuant to the merger agreement and any cash in lieu of fractional shares. No interest will be paid or will accrue on any merger consideration, any cash in lieu of any fractional shares of AAM common stock or any dividends or distributions payable to holders of shares of MPG common stock. MPG stockholders should not return any stock certificates with the enclosed proxy card.

 Effective Time of the Merger

        The merger will become effective at the time at which the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as is agreed upon by AAM and MPG and specified in the certificate of merger.

Stock Exchange Listing of AAM Shares

        It is a condition to the completion of the merger that the shares of AAM common stock to be issued to MPG stockholders in the merger be approved for listing on the NYSE, subject to official notice of issuance.

Delisting and Deregistration of MPG Common Stock

        Upon the completion of the merger, the shares of MPG common stock currently listed on the NYSE will cease to be listed on the NYSE and will subsequently be deregistered under the Exchange Act.

Material U.S. Federal Income Tax Consequences of the Merger

        The following general discussion addresses, subject to the limitations set forth below, the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (in each case, as defined below) of shares of MPG common stock of the exchange of shares of MPG common stock for the merger consideration in the merger and the ownership and disposition by them of shares of AAM common stock received in the merger. The following discussion does not address any aspects of U.S. taxation other than U.S. federal income taxation. This discussion does not address any non-income or other taxes or any foreign, state or local tax consequences of the merger. The discussion below is for general purposes only and is not a substitute for your own analysis of the tax consequences of the merger and the subsequent ownership and disposition of AAM common stock.

        We urge you to consult your own tax advisor as to the specific tax consequences to you of the merger and the ownership of AAM common stock received in the merger, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws in light of your particular circumstances.

        This discussion is not a complete analysis or listing of all potential tax considerations relating to the merger or subsequent ownership and disposition of shares of AAM common stock, and does not address all tax considerations that may be relevant to MPG stockholders. In particular, the discussion below addresses U.S. federal income tax consequences for persons who hold their shares of MPG common stock, and will hold their shares of AAM common stock, solely as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (which we refer to in this joint proxy statement/prospectus as the Code) (generally, property held for investment). The discussion below does not address any tax consequences for stockholders who are subject to special rules under U.S. federal income tax laws, such as:

  •
  banks, thrifts, mutual funds, other financial institutions or insurance companies;

  •
  tax-exempt entities and pension funds;

  •
  individual retirement and other deferred accounts;

  •
  persons who hold shares as part of a straddle, hedge, integrated transaction or conversion transaction;

  •
  persons who have been, but are no longer, citizens or residents of the United States;

  •
  "passive foreign investment companies" or "controlled foreign corporations";

  •
  a partnership or other pass-through entity for U.S. federal income tax purposes;

  •
  dealers or traders in securities, commodities or currencies;

  •
  grantor trusts;

  •
  persons subject to the alternative minimum tax;

  •
  U.S. persons whose "functional currency" is not the U.S. dollar;

  •
  regulated investment companies and real estate investment trusts; or

  •
  persons who received shares through the exercise of incentive stock options, through the issuance of restricted stock under an equity incentive plan or through a tax qualified retirement plan or otherwise as compensation.

        This discussion is based on the Code, the Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, in each case as in effect and available on the date of this joint proxy statement/prospectus and does not take into account potential suggested or proposed changes in such tax laws which may impact the discussion below. Each of the foregoing is subject to change, potentially with retroactive effect.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of shares of MPG common stock or, after the completion of the merger, AAM common stock that for U.S. federal income tax purposes is:

  •
  an individual citizen or resident alien of the United States;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (i) a U.S. court can exercise primary supervision over its administration and (ii) one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

        A "non-U.S. holder" is a beneficial owner of shares of MPG common stock or, after the completion of the merger, AAM common stock, other than a U.S. holder or a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes (which we refer to in this joint proxy statement/prospectus as a Partnership). If a Partnership is a beneficial owner of shares of MPG common stock, the tax treatment of a partner in that Partnership will generally depend on the status of the partner and the activities of the Partnership. Holders of shares of MPG common stock that are Partnerships, and partners in such Partnerships, should consult their own tax advisors regarding the U.S. federal income tax considerations for them with respect to the merger and the subsequent ownership and disposition of shares of AAM common stock.

Tax Consequences to U.S. Holders

Exchange of Shares of MPG Common Stock for Merger Consideration

        A U.S. holder's receipt of the merger consideration in exchange for its shares of MPG common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. As such, a U.S. holder generally will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (1) the sum of (a) the amount of cash received by such holder in the merger including amounts, if any, withheld from the merger consideration otherwise payable to such holder and paid to taxing authorities by AAM or other applicable withholding agents and (b) the fair market value, at the effective time of the merger, of the shares of AAM common stock received by such holder in the merger and (2) such holder's adjusted tax basis in shares of MPG common stock owned by such holder immediately prior to the effective time of the merger. Any such gain or loss generally will be long-term capital gain or loss if the U.S. holder's holding period in the shares of MPG common stock immediately prior to the merger is more than one year. The amount and character of gain or loss must be calculated separately for each identifiable block of shares (generally, shares purchased at the same time in the same transaction) of MPG common stock exchanged in the merger. For non-corporate U.S. holders, long-term capital gain generally is taxed at preferential U.S. federal rates. The deductibility of capital losses is subject to certain limitations. Each U.S. holder is urged to consult its tax advisor regarding the manner in which gain or loss should be calculated as a result of the merger.

        A U.S. holder's aggregate tax basis in shares of AAM common stock received in the merger will equal the fair market value of such shares at the effective time of the merger, and the holding period for such shares will begin on the date immediately following the merger.

Consequences of Holding Shares of AAM Common Stock

Distributions

        Following the merger, distributions to U.S. holders on shares of AAM common stock that are paid out of AAM's current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated as dividends for U.S. federal income tax purposes. Dividends received by individual U.S. holders with respect to shares of AAM common stock generally should qualify for preferential tax rates on "qualified dividend income" so long as certain holding period requirements are met. Dividends paid on shares of AAM common stock will be eligible for the dividends received deduction if the U.S. holder is an otherwise qualifying corporate holder that meets the holding period and other requirements for the dividends received deduction. Any distribution not constituting a dividend will be treated first as reducing the adjusted basis in the U.S. holder's shares of AAM common stock and, to the extent it exceeds the adjusted basis in the U.S. holder's shares of AAM common stock, as gain from the sale or exchange of such stock. Each U.S. holder is urged to consult its tax advisor regarding the U.S. federal income tax and other tax consequences of holding shares of AAM common stock.

Gain on Sale or Other Disposition of AAM Common Stock

        Upon the sale or other taxable disposition of AAM common stock received in the merger, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on such sale or taxable disposition and the U.S. holder's adjusted tax basis in the shares of AAM common stock sold. Any such gain or loss generally will be long-term capital gain or loss if the U.S. holder's holding period in the shares of AAM common stock sold is more than one year. For non-corporate U.S. holders, long-term capital gain generally is taxed at preferential U.S. federal rates. The deductibility of capital losses is subject to certain limitations. Each U.S. holder is urged to consult its tax advisor regarding the U.S. federal income tax and other tax consequences of a sale, redemption, or other taxable disposition of shares of AAM common stock received in the merger.

Medicare Tax

        A U.S. holder that is an individual or estate, or a trust that does not qualify for exemption, will be subject to a 3.8% tax (which we refer to in this joint proxy statement/prospectus as the Medicare Tax) on the lesser of (a) the U.S. holder's "net investment income" for the relevant taxable year and (b) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual's circumstances). A U.S. holder's net investment income will generally include dividends received on shares of AAM common stock and net gains from the disposition of shares of MPG common stock or AAM common stock unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust should consult its own tax advisor regarding the applicability of the Medicare Tax to the U.S. holder's dividend income and gains in respect of the U.S. holder's investment in AAM common stock.

Information Reporting and Backup Withholding

        In general, payments received in connection with the exchange of shares of MPG common stock in the merger and payments of dividends on, and proceeds of a disposition of, shares of AAM common stock received in the merger may be reported to the Internal Revenue Service (which we refer to in this joint proxy statement/prospectus as the IRS). Backup withholding, currently at a rate of 28%, may apply with respect to payments received in connection with the exchange of shares of MPG common stock in the merger and to payments of dividends on, and proceeds of a disposition of, shares of AAM common stock received in the merger unless the U.S. holder receiving such a payment (1) is an exempt holder (generally, a corporation or nonresident alien individual who or which, when required, certifies as to his, her or its exempt status) or (2) provides a certificate (generally on IRS Form W-9) containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. person and is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or credit against a holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

Exchange of Shares of MPG Common Stock for Merger Consideration

        In general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the exchange of shares of MPG common stock for merger consideration in the merger unless:

  •
  the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

  •
  the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

  •
  MPG is or has been a "U.S. real property holding corporation" within the meaning of Section 897 of the Code for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder's holding period of its shares of MPG common stock and such non-U.S. holder beneficially owned more than 5% of the total fair market value of MPG common stock at any time during such period. MPG does not believe it is or has been a U.S. real property holding corporation during the preceding five years and, although there can be no assurance, does not anticipate becoming one prior to the merger.

        Gain that is described in the first bullet point immediately above generally will be subject to U.S. federal net income taxation at regular graduated U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) also may apply to its effectively connected earnings and profits. An individual non-U.S. holder described in the second bullet point immediately above generally will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on the gain derived from the exchange of shares of MPG common stock for merger consideration, which may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Any gain that is described in the third bullet point immediately above if MPG was or is a "U.S. real property holding corporation" would be subject to tax at generally applicable U.S. federal income tax rates. Each non-U.S. holder is urged to consult its tax advisor regarding the manner in which gain or loss should be calculated as a result of the merger.

Consequences of Holding Shares of AAM Common Stock

Distributions

        In general, distributions to a non-U.S. holder with respect to shares of AAM common stock received in the merger that represent dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution, unless the non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and the non-U.S. holder provides proper certification of its eligibility for such reduced rate on IRS Form W-8BEN or W-8BEN-E. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of AAM's current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated first as reducing the adjusted basis in the non-U.S. holder's shares of AAM common stock and, to the extent it exceeds the adjusted basis in the non-U.S. holder's shares of AAM common stock, as gain from the sale or exchange of such stock.

        Dividends paid to a non-U.S. holder that are effectively connected with its conduct of a trade or business within the United States (and, if an income tax treaty applies, are attributable to a U.S.

permanent establishment) will not be subject to U.S. withholding tax, as described above, if the non-U.S. holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. holder were a resident of the United States, provided that the non-U.S. holder timely files a U.S. federal income tax return. Dividends received by a foreign corporation that are effectively connected with its conduct of trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty). Each non-U.S. holder is urged to consult its tax advisor regarding the U.S. federal income tax and other tax consequences of holding shares of AAM common stock.

Gain on Sale or Other Taxable Disposition of AAM Common Stock

        In general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of the non-U.S. holder's shares of AAM common stock received in the merger unless:

  •
  the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

  •
  the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

  •
  AAM is or has been a "U.S. real property holding corporation" within the meaning of Section 897 of the Code for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder's holding period of its shares of AAM common stock and either such non-U.S. holder beneficially owned more than 5% of the total fair market value of AAM common stock at any time during such period or AAM common stock has ceased to be publicly traded. AAM does not believe it is or has been a U.S. real property holding corporation during the preceding five years and, although there can be no assurance, does not anticipate becoming one in the future.

        Gain that is described in the first bullet point immediately above generally will be subject to U.S. federal net income taxation at regular graduated U.S. federal income tax rates. If the non-U.S. holder is a foreign corporation, a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) also may apply to its effectively connected earnings and profits. An individual non-U.S. holder described in the second bullet point immediately above generally will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Any gain that is described in the third bullet point immediately above if AAM was or is a "U.S. real property holding corporation" would be subject to tax at generally applicable U.S. federal income tax rates. Each non-U.S. holder is urged to consult its tax advisor regarding the U.S. federal income tax and other tax consequences of a sale, redemption, or other disposition of shares of AAM common stock received in the merger.

Foreign Account Tax Compliance Act (FATCA)

        Legislation commonly known as FATCA generally imposes a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds of a disposition of, shares of AAM common stock in each case paid to a "foreign financial institution" (as defined in the Code), unless such institution provides sufficient documentation, typically on IRS Form W-8BEN-E, evidencing its compliance (or deemed compliance) with FATCA (which may alternatively be compliance with an intergovernmental agreement with the United States) or otherwise establishes an exemption. FATCA also imposes a U.S. federal withholding tax of 30% on dividends on, and the gross proceeds of a disposition of, shares of AAM common stock paid to a "non-financial foreign entity" (as defined in the Code) unless such entity provides sufficient documentation, typically on IRS Form W-8BEN-E, identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are no such owners, or otherwise establishes an exemption. The withholding taxes described above currently apply to dividend payments and will apply in the future to payments of gross proceeds from dispositions occurring after December 31, 2018. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders are urged to consult with their own tax advisors regarding the possible implications of this legislation on their ownership and disposition of shares of AAM common stock.

Information Reporting and Backup Withholding

        Information reporting and backup withholding may apply to payments made in connection with the merger and dividend payments on, and proceeds from the disposition of, shares of AAM common stock received in the merger. Backup withholding will not apply, however, to a non-U.S. holder who provides a certification of foreign status on the applicable IRS Form W-8 (typically IRS Form W-8BEN or W-8BEN-E) or appropriate successor form (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined in the Code) or is otherwise exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, if any, provided the required information and refund claim is timely filed with the IRS. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

        The foregoing summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders of shares of MPG common stock. MPG stockholders should consult their own tax advisors as to the particular tax consequences to them of the merger and the ownership and disposition of shares of AAM common stock received in the merger under any federal, state, local, foreign or other tax laws.

 Regulatory Matters

        AAM, Merger Sub and MPG have agreed to use their respective reasonable best efforts to consummate and make effective the merger and the other transactions contemplated by the merger agreement, including, among other things, using reasonable best efforts to obtain (and cooperating with the other party to obtain) all regulatory approvals that may be or become necessary for the consummation of the transactions.

        However, in no event will AAM or Merger Sub or their subsidiaries be obligated to take any action in connection with obtaining any required regulatory approval that would require the divestiture of any assets of AAM or MPG or any of their subsidiaries, would limit AAM's freedom of action with respect to, or its ability to retain, MPG and its subsidiaries or any portion thereof or any of AAM's or its affiliates' other assets or businesses, or would in AAM's reasonable judgment, be expected to have a material adverse impact on any of AAM's businesses or MPG's businesses, except that, if necessary to obtain the regulatory consents or approvals discussed below, AAM will agree to the divestiture of the assets or businesses or products or product lines of MPG and its subsidiaries that, individually or in the aggregate, generated total worldwide revenues of up to $150,000,000 in the twelve month period ended September 30, 2016.

Consents and Approvals

        To consummate the transactions contemplated by the merger agreement, AAM and MPG must obtain approvals or consents from, or make filings with, a number of United States and foreign antitrust regulators. We describe below the material United States and foreign antitrust approvals. If additional regulatory approvals, consents and filings are required to complete the transactions, AAM and MPG intend to seek such consents and approvals and make such filings.

        Under the HSR Act and the rules promulgated thereunder by the FTC, the merger may not be completed until notification and report forms have been filed by AAM and MPG with the FTC and the DOJ and the applicable waiting period has expired or been terminated. AAM and MPG filed their respective notification and report forms under the HSR Act with the FTC and the DOJ on November 18, 2016. To provide the FTC additional time to review the proposed transaction, AAM withdrew its HSR filing effective December 19, 2016 and refiled it on December 21, 2016. On January 20, 2017, at 11:59 p.m. Eastern Standard Time, the HSR Act waiting period expired.

        The merger is also subject to antitrust review by governmental authorities in several foreign jurisdictions in which the companies have a sufficient market presence to require filings. As of the date of this joint proxy statement/prospectus, the parties have made filings in Austria, Germany, Mexico and South Korea. On December 22, 2016, the merger was granted early clearance in Germany. On January 10, 2017, the merger was cleared in Austria. On January 26, 2017, the merger was granted approval in South Korea. On February 16, 2017, the parties refiled their application with respect to the merger with COFECE in Mexico to include additional information requested by COFECE. Approval by COFECE is the only remaining required governmental approval.

Timing

        AAM and MPG cannot give any assurance as to the timing of these consents and approvals or as to AAM's and MPG's ultimate ability to obtain such consents or approvals (or any additional consents or approvals which may otherwise become necessary) or that AAM and MPG will obtain such consents or approvals on terms and subject to conditions satisfactory to AAM and MPG.

General

        It is possible that any of the governmental entities with which filings have been made or may be made may seek regulatory concessions or impose additional conditions or that states or private parties may commence litigation to prevent the completion of the merger. There can be no assurance that:

  •
  AAM or MPG will be able to satisfy or comply with any conditions imposed;

  •
  compliance or non-compliance will not have adverse consequences on the combined company after the completion of the merger; or

  •
  litigation, if any, will be resolved favorably to AAM and MPG.

Appraisal Rights

        Holders of shares of MPG common stock who meet certain requirements are entitled to seek appraisal rights in connection with the merger.

        This joint proxy statement/prospectus constitutes notice of such appraisal rights as required by Section 262 of the General Corporation Law of the State of Delaware (which we refer to in this joint proxy statement/prospectus as the DGCL). The full text of Section 262 of the DGCL (which we refer to in this joint proxy statement/prospectus as Section 262) is attached to this proxy statement as Annex E. In connection with the merger, any holder of shares of MPG common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder's right to do so, should review the following discussion and Annex E carefully because failure to timely and properly comply with the procedures specified in Section 262 may result in the loss of appraisal rights. Because of the complexity of the procedures for exercising appraisal rights, any holder of shares of MPG common stock who wishes to exercise such holder's appraisal rights should consider seeking legal and financial advice. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this joint proxy statement/prospectus as Annex E. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that MPG stockholders exercise their appraisal rights under Section 262.

        Under Section 262, holders of shares of MPG common stock who do not vote in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement and who otherwise comply with the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, determined as described below, unless the surviving corporation of the merger earlier pays an amount in cash to MPG stockholders entitled to appraisal as described below. Only a holder of record can exercise appraisal rights and demand appraisal of the shares registered in that holder's name. Failure to follow precisely any of the statutory requirements may result in the loss of your appraisal rights.

        All references in Section 262 and in this summary of appraisal rights applicable to MPG stockholders in connection with the merger are to record holders of shares of MPG common stock immediately prior to the effective time of the merger. If you hold your shares of MPG common stock through another person, such as a broker, fiduciary, depositary or other nominee, you must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. Accordingly, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the bank, broker or other nominee.

        All written demands for appraisal pursuant to Section 262 should be delivered to the Secretary of MPG at Metaldyne Performance Group Inc., Attention: Secretary, One Towne Square, Suite 550, Southfield, Michigan 48076.

Filing Written Demand

        Any holder of shares of MPG common stock wishing to exercise appraisal rights must deliver to MPG, before the vote on the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement at the MPG special meeting, a written demand for the appraisal of such stockholder's shares. The demand must reasonably inform the surviving corporation of the merger of the identity of the holder, as well as the intention of the holder to demand an appraisal of the "fair value" of the shares of MPG common stock held by the holder. A stockholder's failure to deliver the written demand prior to the taking of the vote on the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement at the MPG special meeting will constitute a waiver of appraisal rights. The stockholder also must not vote in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement at the MPG special meeting. A holder of shares of MPG common stock wishing to exercise appraisal rights must hold the shares of record on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger.

        If shares of MPG common stock are held through a bank, broker, depository or other nominee, the bank, broker, depository or other nominee that is the record holder must demand appraisal of such shares. A broker, bank, fiduciary, depository or other nominee who holds shares of MPG common stock as a nominee for several beneficial owners may exercise appraisal rights with respect to the shares of MPG common stock held for one or more beneficial owners while not exercising such rights with respect to the shares of MPG common stock held for other beneficial owners. In such case, the written demand must set forth the number of shares of MPG common stock covered by the demand. Where the number of shares of MPG common stock is not expressly stated, the demand will be presumed to cover all shares of MPG common stock held in the name of the record owner. Stockholders who hold their shares of MPG common stock in bank, brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

        If the shares of MPG common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of MPG common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

Waiver of Appraisal Rights

        A proxy that is submitted by a holder of record of MPG common stock that does not contain voting instructions will, unless revoked, be voted at the MPG special meeting in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement. A proxy without any instructions will therefore result in the waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Consequently, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement or abstain from voting on the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement. Voting against the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement or abstaining from voting or failing to vote on the proposal to adopt the merger agreement will not by itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote against the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement.

Notice by the Surviving Corporation

        If the merger is completed, within 10 days after the effective time of the merger, the surviving corporation of the merger will notify each holder of shares of MPG common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

        Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation of the merger or any holder of shares of MPG common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of MPG common stock held by all holders who have properly demanded appraisal of their shares. The surviving corporation of the merger is under no obligation to, and has no present intention to, file such a petition, and holders of shares of MPG common stock should assume that the surviving corporation of the merger will not file a petition or initiate any negotiations with respect to the fair value of shares of MPG common stock. Accordingly, any holders of shares of MPG common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of MPG common stock within the time prescribed in Section 262.

        Within 120 days after the effective time of the merger, any holder of shares of MPG common stock who has complied with the requirements for exercise of appraisal rights under Section 262 will be entitled, upon written request, to receive from the surviving corporation of the merger a statement setting forth the aggregate number of shares of MPG common stock not voted in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed to the stockholder within ten days after a written request therefor has been received by the surviving corporation of the merger or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition seeking appraisal or request the foregoing statement. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

Initial Hearing

        If a petition for an appraisal is timely filed by a holder of shares of MPG common stock and a copy thereof is served upon the surviving corporation of the merger, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares of MPG common stock and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares of MPG common stock to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the appraisal proceedings as to such stockholder.

        Section 262 further provides that the Delaware Chancery Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights if, immediately prior to a transaction such as the merger, the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal or (ii) the value of the consideration provided in the merger for such total number of shares exceeds $1 million.

Judicial Determination of Fair Value

        After determining the holders of shares of MPG common stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. The appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings.

        In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the Delaware Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger[.]" In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion that does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that the "fair value" of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. Although the parties to the merger agreement believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and MPG stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the value of the merger consideration. You should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under Section 262. Neither MPG nor AAM anticipate offering more than the merger consideration to any MPG stockholder exercising appraisal rights, and each of MPG and AAM reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of MPG common stock is less than the value of the merger consideration, and that the methods that are generally considered acceptable in the financial community and otherwise admissible in court should be considered in the appraisal proceedings.

        Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period from the effective date of the merger and the date of payment of the judgment. Notwithstanding the foregoing, at any time before the entry of the judgment in the appraisal proceedings, the surviving corporation of the merger may pay to each MPG stockholder entitled to appraisal an amount in cash, in which case interest will accrue after such date only with respect to the sum of (1) the difference, if any, between the amount paid by the surviving corporation of the merger and the fair value of the shares of MPG common stock as determined by the Delaware Court of Chancery, and (2) interest accrued until such date of payment, unless paid at such time.

Costs and Expenses

        The costs of the action (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery, and the parties will be responsible for such fees and expenses as the Delaware Court of Chancery deems equitable under the circumstances. The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

No Rights as a MPG Stockholder

        From and after the effective time of the merger, no dissenting stockholder shall have any rights of a MPG stockholder with respect to that holder's shares for any purpose, except to receive payment of fair value and to receive payment of dividends or other distributions on the holder's shares of MPG common stock, if any, payable to MPG stockholders of record as of a time prior to the effective time of the merger; provided, however, that if a dissenting stockholder delivers to the surviving corporation of the merger a written withdrawal of the demand for an appraisal within 60 days after the effective time of the merger and acceptance of the merger, or subsequently with the written approval of the surviving corporation of the merger, then the right of that dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive the merger consideration in accordance with the terms of the merger agreement.

Withdrawal

        Any holder of shares of MPG common stock who has not commenced an appraisal proceeding or joined such proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to the surviving corporation of the merger a written withdrawal of the demand for appraisal and an acceptance of the merger; however, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of the surviving corporation of the merger. No appraisal proceeding in the Delaware Court of Chancery will be dismissed after such 60 day period without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, that this restriction will not affect the right of any former MPG stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the merger consideration within 60 days after the date of the merger.

        If any stockholder who demands appraisal of shares of MPG common stock under Section 262 fails to perfect, or withdraws or otherwise loses, such holder's right to appraisal, the stockholder's shares of MPG common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration applicable to such shares. A stockholder will fail to perfect, or lose or withdraw, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the stockholder delivers to the surviving corporation of the merger a written withdrawal of the holder's demand for appraisal and an acceptance of the merger consideration in accordance with Section 262.

        Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder's statutory appraisal rights. Consequently, any MPG stockholder wishing to exercise appraisal rights is urged to consult legal and financial advisors before attempting to exercise those rights.

 CERTAIN LITIGATION

        On February 16, 2017, a purported class action complaint was filed in the United States District Court for the Eastern District of Michigan, captioned Stephen Bushansky v. Metaldyne Performance Group Inc., et al., Case No. 2:17-cv-10508-MAG-DRG. The complaint asserts claims for alleged violations of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder, and names MPG and the members of the MPG board of directors as defendants. The complaint alleges, among other things, that the defendants issued materially incomplete and misleading disclosures in the preliminary registration statement on Form S-4 relating to the merger. The complaint seeks, among other things, injunctive relief and an award of attorneys' fees. MPG and the members of the MPG board of directors believe that the claims asserted in this lawsuit are without merit.

FINANCING RELATING TO THE MERGER

        The obligations of AAM and Merger Sub under the merger agreement are not subject to any conditions regarding their ability to finance, or obtain financing for, the transactions contemplated by the merger agreement, and they are obligated under the merger agreement to have sufficient funds available to satisfy their obligations under the merger agreement. AAM has obtained commitments for financing (i) to pay (A) the cash consideration payable in connection with the merger and (B) related fees and expenses, (ii) to refinance any indebtedness outstanding under the existing AAM senior secured revolving credit facility and certain existing indebtedness of MPG and (iii) for general corporate purposes. Under the documentation for such financing commitments, AAM has the option to reduce such commitments by up to $400 million.

Commitment Letter

        On November 3, 2016, in connection with its entry into the merger agreement, AAM entered into a commitment letter (which we refer to in this joint proxy statement/prospectus as the commitment letter) with JPMorgan (we refer to JPMorgan and the other financial institutions joining the commitment letter and providing commitments thereunder collectively in this joint proxy statement/prospectus as the Commitment Parties), pursuant to which the Commitment Parties agreed to provide commitments for (a) a senior secured term loan A facility (which we refer to in this joint proxy statement/prospectus as the term loan A facility) in an aggregate principal amount of up to $100 million, (b) a senior secured term loan B facility (which we refer to in this joint proxy statement/prospectus as the term loan B facility) in an aggregate principal amount of up to $1.55 billion (we refer to the term loan A facility and the term loan B facility collectively in this joint proxy statement/prospectus as the term loan facilities) and (c) a senior unsecured bridge facility (which we refer to in this joint proxy statement/prospectus as the bridge facility) in an aggregate principal amount of up to $1.2 billion to be provided if and to the extent, prior to the date of the completion of the merger, up to $1.2 billion in gross proceeds from the issuance and sale of senior unsecured notes (which we refer to in this joint proxy statement/prospectus as the senior notes) are not received by AAM.

        In addition, pursuant to the commitment letter, JPMorgan agreed to provide a senior secured revolving credit facility in an aggregate principal amount not to exceed $800 million (which we refer to in this joint proxy statement/prospectus as the revolving facility).

        The commitment letter sets out the principal terms of the term loan facilities, the bridge facility and the revolving facility. The funding of each of the facilities is subject to customary conditions precedent for acquisition financings, including entry into definitive credit documentation and the completion of the merger.

Term Loan Facilities and Revolving Facility

        On or prior to the date of the completion of the merger, AAM expects to enter into a senior secured credit facility agreement documenting the term loan facilities and the revolving facility pursuant to which the lenders thereunder will provide up to $1.65 billion in term loans and up to $800 million in revolving loans to American Axle & Manufacturing, Inc. (which we refer to in this joint proxy statement/prospectus as the Borrower), a wholly-owned subsidiary of AAM. The term loan facilities and the revolving facility will be guaranteed by AAM and certain of AAM's direct and indirect wholly-owned domestic subsidiaries subject to customary exceptions (we refer to these subsidiaries and AAM collectively in this joint proxy statement/prospectus as the Guarantors). The term loan facilities and the revolving facility will be secured by a first priority security interest in substantially all assets of the Borrower and the Guarantors, including a pledge of the stock of all restricted direct domestic subsidiaries and 66% of the stock of restricted direct, first-tier foreign subsidiaries, subject to customary exceptions.

        Amounts borrowed under the term loan facilities are intended to be used to fund a portion of the cash consideration payable in connection with the merger, pay related fees and expenses, refinance any indebtedness outstanding under the existing AAM senior secured revolving credit facility and certain existing indebtedness of MPG (including, without limitation, existing credit facilities), and for general corporate purposes. The term loan A facility is contemplated to mature on the date that is 5 years after its incurrence. The term loan B facility is contemplated to mature on the date that is 7 years after its incurrence.

        Amounts borrowed under the revolving facility are intended to be used for working capital and for general corporate purposes (including, without limitation, funding the merger and related costs). The revolving facility is contemplated to mature on the date that is 5 years after the closing date.

        The interest rate payable on amounts outstanding under the term loan facilities and the revolving facility will be equal to either (i) LIBOR (subject to a 0.75% floor for the term loan B facility) or (ii) an alternate base rate (to be defined as the highest of (a) JPMorgan's prime rate, (b) the Federal Funds effective rate plus 0.50% and (c) one month LIBOR plus 1.00%), plus, in each case, an applicable margin, which in the case of the term loan A facility and the revolving facility will be in accordance with a pricing grid to be agreed.

        The documentation for the term loan facilities and the revolving facility will contain events of default, representations and warranties and covenants reasonably consistent with the Borrower and MPG's respective existing credit facilities. The term loan A facility and the revolving facility will also be subject to financial maintenance covenants requiring the Borrower to maintain a leverage ratio at or below a maximum level to be agreed and a consolidated EBITDA to cash interest expense ratio at or above a minimum level to be agreed.

New Senior Notes or Bridge Facility

        AAM intends to finance part of the cash portion of the merger consideration, pay related fees and expenses and refinance certain existing indebtedness of MPG with an issuance of up to $1.2 billion in new senior unsecured notes, subject to market conditions. Any such notes may be issued into escrow or carry a mandatory redemption provision such that, if the merger is not completed prior to the outside date, such notes would be redeemed. To the extent that, prior to the date of the completion of the merger, AAM has not received gross proceeds of at least $1.2 billion from such issuance, AAM expects to enter into a new senior unsecured credit facility agreement for the bridge facility pursuant to which the lenders thereunder will provide loans in place of such notes. The bridge facility would be guaranteed by each of the Guarantors.

        Amounts borrowed under the bridge facility are intended to be used to fund a portion of the cash consideration payable in connection with the merger, pay related fees and expenses and refinance certain existing indebtedness of MPG. Proceeds of any equity issuances and debt incurred by AAM (in each case subject to certain customary exceptions, including receivables financing) will be used to mandatorily repay the bridge facility. If the bridge facility remains outstanding on the one-year anniversary of the completion of the merger, its maturity date will automatically be extended to the eighth anniversary of the completion of the merger.

        The interest rate payable on amounts outstanding under the bridge facility will be equal to the greater of (i) 0.75% and (ii) LIBOR, plus, in each case, 6.25%, plus an additional 0.50% every 90 days following the completion of the merger, until the first anniversary of the completion of the merger. The bridge facility documentation would contain events of default, representations and warranties and covenants reasonably consistent with, but not more restrictive than, those in the documentation for the term loan facilities and the revolving facility.

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the merger agreement. The following summary of the merger agreement does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The summary of the material terms of the merger agreement below and elsewhere in this joint proxy statement/prospectus is subject to, and qualified in its entirety by reference to the full text of, the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus and is incorporated herein by reference. You should read the entire merger agreement carefully and in its entirety because it, and not the description below or elsewhere in this joint proxy statement/prospectus, is the legal document that governs the merger.

        The merger agreement and the discussion under this heading "The Merger Agreement" have been included to provide you with information regarding its material terms. They are not intended to provide any other financial or other information about AAM, MPG, or their respective subsidiaries and affiliates. Information about AAM and MPG can be found elsewhere in this joint proxy statement/prospectus and in the other filings AAM and MPG make with the SEC. See "Where You Can Find More Information" on page 196.

 The Merger

        The merger agreement provides for the merger of Merger Sub with and into MPG, upon the terms, and subject to the satisfaction or written waiver (where permissible under applicable law) of the conditions to the obligations of the parties to consummate the merger. The merger will become effective as of the effective time of the merger. As the surviving corporation, MPG will survive the merger and continue to exist as a wholly-owned subsidiary of AAM. The certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the merger will be the certificate of incorporation and bylaws of MPG as the surviving corporation following the completion of the merger, except that the certificate of incorporation will be amended and restated to reflect MPG as the name of the surviving corporation.

Closing of the Merger

        Unless another time is agreed to by AAM and MPG or the merger agreement has been terminated in accordance with its terms, the closing of the transactions contemplated by the merger agreement (which we refer to in this joint proxy statement/prospectus as the closing) will occur on the third business day after satisfaction or written waiver (where permissible under applicable law) of the conditions set forth in the merger agreement (except for any conditions that by their nature can only be satisfied on the closing date, but subject to the satisfaction or valid written waiver of such conditions) (which date we refer to in this joint proxy statement/prospectus as the closing date).

Merger Consideration Received by MPG Stockholders; No Fractional Shares

        At the effective time of the merger, as a result of the merger, each share of MPG common stock (other than MPG excluded shares) issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive:

  •
  $13.50 per share in cash, without interest; and

  •
  0.5 fully paid, non-assessable shares of AAM common stock.

        In lieu of the issuance of any fractional share of AAM common stock to which an MPG stockholder would otherwise be entitled, the stockholder will be entitled to receive an amount in cash, without interest and rounded down to the nearest whole cent and subject to applicable withholding of taxes, equal to the product obtained by multiplying (a) the fractional share of AAM common stock to which the stockholder would otherwise be entitled (after taking into account all fractional share interests then held by the stockholder) by (b) the average of the volume weighted averages of the trading prices of shares of AAM common stock on the NYSE on each of the 5 consecutive trading days ending on the trading day that is 2 trading days prior to the closing date.

Treatment of MPG Stock Options and Other Equity-Based Awards

Treatment of MPG Stock Options

        Each unvested MPG stock option outstanding immediately prior to the effective time of the merger will be accelerated in full and become fully vested immediately prior to the effective time of the merger and, at the effective time of the merger, all MPG stock options will be cancelled and the holders thereof will receive an amount in cash (without interest and subject to applicable withholding of taxes) equal to the product obtained by multiplying (x) the aggregate number of shares of MPG common stock that were issuable upon exercise of the MPG stock option immediately prior to the effective time of the merger, and (y) the cash value of the merger consideration, less the per share exercise price of the MPG stock option. For purposes of the cash payment with respect to the MPG stock options, the stock consideration is valued based on the closing price of a share of AAM common stock as of the trading day immediately preceding the closing date of the merger. If the exercise price payable upon exercise of an MPG stock option equals or exceeds the value of the merger consideration, the MPG stock option will be cancelled for no consideration.

Treatment of Restricted MPG Common Stock

        At the effective time of the merger, each outstanding share of restricted MPG common stock outstanding under an equity plan of MPG will be cancelled and terminated, and each holder thereof will receive the merger consideration for each share of restricted MPG common stock (subject to applicable withholding of taxes).

Treatment of MPG Restricted Stock Unit Awards

        Each MPG restricted stock unit award outstanding under an equity plan of MPG will become fully vested immediately prior to the effective time of the merger and, at the effective time of the merger, will be cancelled and terminated, and each holder thereof will receive the merger consideration multiplied by the number of shares of MPG common stock subject to the MPG restricted stock unit award (subject to applicable withholding of taxes).

Conversion of Shares; Exchange of Certificates

        The conversion of shares of MPG common stock (other than MPG excluded shares) into the right to receive the merger consideration will occur automatically at the effective time of the merger. In addition, at the effective time of the merger, each share of MPG common stock held in the treasury of MPG or that is owned by AAM or any direct or indirect subsidiary of AAM (including Merger Sub) will automatically be canceled, without any payment or distribution being made with respect thereto, and each outstanding share of common stock of Merger Sub will be converted into and become one share of common stock of MPG as the surviving corporation in the merger. Shares of MPG common stock with respect to which appraisal rights are properly exercised and not withdrawn will not be converted into the right to receive the merger consideration but will be treated as described below under "Appraisal Rights."

        AAM will deposit with the exchange agent, (i) promptly following the effective time of the merger on the closing date, cash in an amount sufficient to pay the cash portion of the merger consideration, (ii) at or prior to the effective time of the merger, book-entry shares of AAM common stock sufficient to pay the stock portion of the merger consideration and (iii) cash, from time to time, in an amount sufficient to pay any cash required to be paid in lieu of fractional shares of AAM common stock and other amounts required to be paid under the merger agreement.

        As promptly as practicable after the effective time of the merger, AAM will cause the exchange agent to mail to each person who was, at the effective time of the merger, a holder of record of shares of MPG common stock entitled to receive the merger consideration: (a) a letter of transmittal, which will specify that delivery of shares of MPG common stock will be effected, and risk of loss and title to shares of MPG common stock will pass, only upon proper delivery of the shares of MPG common stock to the exchange agent) and (b) instructions for use in effecting the surrender of shares of MPG common stock pursuant to the letter of transmittal.

        Upon (i) surrender to the exchange agent of a certificate representing shares MPG common stock for cancellation, together with a properly completed and executed letter of transmittal, or (ii) receipt by the exchange agent of an "agent's message" in the case of book-entry shares of MPG common stock, and, in each case, all other documents as may be required pursuant to the instructions, a holder of shares of MPG common stock will be entitled to receive (x) a check in the amount equal to the aggregate cash consideration that the holder has the right to receive, including any cash in lieu of any fractional shares of AAM common stock and any dividends or other distributions with respect to shares of AAM common stock that the holder is entitled to receive under the merger agreement, and (y) book-entry shares representing the aggregate stock consideration that the holder has the right to receive. Any certificates or book-entry shares of MPG common stock that are surrendered to the exchange agent will be cancelled. No interest will be paid or accrued on any merger consideration, any cash in lieu of any fractional shares of AAM common stock or any dividends or other distributions payable to holders of shares of MPG common stock. MPG stockholders should not return stock certificates with the enclosed proxy card.

        Until surrendered as contemplated in the preceding paragraph, each certificate or book-entry share representing shares of MPG common stock will be deemed at all times after the effective time of the merger to represent only the right to receive, upon surrender, the merger consideration (without interest), cash in lieu of any fractional shares of AAM common stock and any dividends or other distributions with respect to shares of AAM common stock such holder is entitled to receive under the merger agreement. Upon payment of the merger consideration, any cash in lieu of any fractional shares of AAM common stock and any dividends or other distributions with respect to shares of AAM common stock, MPG stockholders will have no further rights with respect to their shares of MPG common stock.

        AAM, Merger Sub, MPG or the exchange agent is entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement to any former holder of shares of MPG common stock, MPG stock options, restricted MPG common stock or MPG restricted stock unit awards such amounts as are required to be deducted and withheld under the Code, including the rules and regulations promulgated thereunder, or under any provision of applicable state, local or foreign law. If AAM determines that any amount is required by law to be deducted or withheld, or that any tax forms are necessary to establish that no deduction or withholding is required, AAM will use commercially reasonable efforts to notify the holder at least 3 business days prior to the deduction or withholding (or as soon as practicable thereafter if AAM makes such determination within the 5-day period prior to the closing date). Any amount deducted or withheld and duly paid over to the applicable governmental authority will be treated as having been paid to such stockholder in respect of which such deduction or withholding was made.

Termination of Exchange Fund

        Any portion of the amounts deposited with the exchange agent for the benefit of MPG stockholders (including proceeds of any investment thereof) that remains undistributed to MPG stockholders on the one-year anniversary of the effective time of the merger will be delivered to AAM, or its designee, and any MPG stockholders who have not yet received the merger consideration as described above may thereafter look only to AAM for payment of their claim to the merger consideration, any cash in lieu of fractional shares of AAM common stock and any dividends or other distributions with respect to AAM common stock to which they are entitled under the merger agreement.

Surviving Corporation Directors and Officers

        Upon the effective time of the merger, the directors of Merger Sub will become the directors of MPG, as the surviving corporation in the merger, and will hold office in accordance with the terms of the organizational documents of the surviving corporation.

        Prior to the effective time of the merger, AAM will determine, in consultation with MPG, the individuals who will become officers of MPG, as the surviving corporation, upon the effective time of the merger. Such officers will hold office until their respective successors are duly elected and qualified or until such officer's earlier death, resignation or removal.

Appraisal Rights

        Under Section 262 of the DGCL, holders of shares of MPG common stock who do not vote in favor of the adoption of the merger agreement and approval of the transactions contemplated by the merger agreement, or consent thereto in writing, and who otherwise properly follow the procedures set forth in Section 262 of the DGCL to demand appraisal of their shares of MPG common stock and perfect their right to appraisal thereunder will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the court (subject to any reduction in interest if voluntary payments are made to MPG stockholders who have perfected their appraisal rights prior to the Delaware Court of Chancery granting a final judgment regarding fair value). This value could be more than, less than or the same as the value of the merger consideration. If such procedures are properly followed and the appraisal request not withdrawn, the holder of MPG common stock will have no right to receive the merger consideration, but rather only such "fair value" of the shares in cash. For a more complete description of the available appraisal rights, see "The Merger—Appraisal Rights" beginning on page 114. MPG has agreed to allow AAM and Merger Sub to participate in and direct all proceedings with respect to appraisal demands by MPG stockholders.

Conditions to the Completion of the Merger

Conditions to Each Party's Obligations to Complete the Merger

        AAM, MPG and Merger Sub are obligated to complete the merger subject to the satisfaction, or, where permissible under applicable law, written waiver, of the following conditions:

  •
  the effectiveness of the registration statement for the shares of AAM common stock being issued in the merger, the absence of any stop order suspending such effectiveness and no proceeding seeking a stop order being pending before the SEC;

  •
  the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement at the MPG special meeting;

  •
  the approval of the AAM share issuance at the AAM special meeting;

  •
  the absence of any restraint;

  •
  the expiration or termination of the waiting period (and any extensions thereof) under the HSR Act applicable to the merger in the United States and the receipt of all consents, approvals, non-disapprovals, orders and other authorizations of any governmental authority in certain other jurisdictions agreed by the parties;

  •
  the shares of AAM common stock to be issued in the merger having been approved for listing on the NYSE, subject to official notice of issuance; and

  •
  entry into the stockholders' agreement, effective as of the effective time of the merger.

Conditions to the Obligations of AAM and Merger Sub to Complete the Merger

        AAM's and Merger Sub's obligations to consummate the merger are further subject to satisfaction or, where permissible under applicable law, written waiver (by AAM or Merger Sub), of the following additional conditions:

  •
  certain representations and warranties of MPG set forth in the merger agreement with respect to (i) the capitalization of MPG being true and correct in all respects, except for de minimis inaccuracies, and (ii) the organization and qualification of MPG, the capitalization of MPG's subsidiaries and the absence of certain obligations and arrangements with respect to the equity interests in MPG and its subsidiaries, the authority of MPG relative to the merger agreement, the absence of restrictions under certain takeover laws or provisions in MPG's certificate of incorporation or bylaws, and entitlement of brokers to fees, in each case, being true and correct (without giving effect to any materiality or MPG material adverse effect qualifier in such representations and warranties) in all material respects, in each case of clauses (i) and (ii), as of the date of the merger agreement and as of the effective time of the merger as though made on and as of such date or time (or, in the case of representations and warranties that address matters only as of a particular date, as of such date);

  •
  all other representations and warranties of MPG set forth in the merger agreement being true and correct (without giving effect to any MPG material adverse effect, materiality or other similar qualifiers in such representations and warranties) as of the date of the merger agreement and as of the effective time of the merger as though made on and as of such date or time (or, in the case of representations and warranties that address matters only as of a particular date, as of such date) except where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, an MPG material adverse effect;

  •
  MPG having performed or complied, in all material respects, with all obligations required to be performed or complied with by it under the merger agreement at or prior to the effective time of the merger;

  •
  the receipt of a certificate from an executive officer of MPG certifying that the above conditions have been satisfied; and

  •
  the absence of an MPG material adverse effect since the date of the merger agreement.

Conditions to MPG's Obligation to Complete the Merger

        MPG's obligation to consummate the merger is further subject to satisfaction or, where permissible under applicable law, written waiver (by MPG), of the following additional conditions:

  •
  certain representations and warranties of AAM set forth in the merger agreement with respect to (i) the capitalization of AAM being true and correct in all respects, except for de minimis inaccuracies, and (ii) the organization and qualification of AAM, the capitalization of AAM's subsidiaries and the absence of certain obligations and arrangements with respect to the equity interests in AAM and its subsidiaries, the authority of AAM relative to the merger agreement, brokers and proposals relating to an alternative transaction with AAM, in each case, being true and correct (without giving effect to any materiality or AAM material adverse effect qualifier in such representations and warranties) in all material respects, in each case of clauses (i) and (ii), as of the date of the merger agreement and as of the effective time of the merger as though made on and as of such date or time (or, in the case of representations and warranties that address matters only as of a particular date, as of such date);

  •
  all other representations and warranties of AAM set forth in the merger agreement being true and correct (without giving effect to any AAM material adverse effect, materiality or other similar qualifiers in such representations and warranties) as of the date of the merger agreement and as of the effective time of the merger as though made on and as of such date or time (or, in the case of representations and warranties that address matters only as of a particular date, as of such date) except where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, an AAM material adverse effect;

  •
  AAM having performed or complied, in all material respects, with all obligations required to be performed or complied with by it under the merger agreement at or prior to the effective time of the merger;

  •
  the receipt of a certificate from an executive officer of AAM certifying that the above conditions have been satisfied;

  •
  the absence of an AAM material adverse effect since the date of the merger agreement; and

  •
  the increase of the size of the AAM board of directors from 8 to 11, the appointment of each of the AS designees to a different class on the AAM board of directors and the appointment of one of the AS designees to each of AAM's Executive Committee, Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee, in each case, effective as of the effective time of the merger.

        The merger agreement provides that a "material adverse effect" means, when used in connection with AAM or MPG, any event, circumstance, change, condition, occurrence or effect that, individually or in the aggregate with any other event, circumstance, change, condition, occurrence or effect, (a) has had, or would reasonably be expected to have, a material adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of the relevant party and its subsidiaries, taken as a whole, or (b) has, or would reasonably be expected to have, a material adverse effect on, or prevents or materially delays, the ability of the relevant party to consummate the merger and the other transactions contemplated by the merger agreement.

        With respect to clause (a) in the preceding paragraph, however, none of the following, alone or in combination, will be deemed to constitute, or will be taken into account in determining whether there has been, a material adverse effect on the relevant party:

  •
  any event, circumstance, change, condition, occurrence or effect resulting from or relating to:

  •
  a change in general economic, political, regulatory, business, economic, financial, credit or capital market conditions, or any changes therein, including interest or exchange rates;

  •
  any change in accounting requirements or principles required by GAAP (or any authoritative interpretations thereof) or required by any change in applicable laws (or any authoritative interpretations thereof) following the date of the merger agreement;

  •
  any adoption, implementation, promulgation, repeal or modification of any law following the date of the merger agreement;

    •
    any outbreak, escalation or acts of armed hostility or war, any acts of terrorism, or any acts of God or natural disasters;

    •
    changes proximately caused by the announcement of the execution of the merger agreement, unless related to the relevant party's representations and warranties with respect to the absence of conflicts or violation of laws (or the ability of the relevant party to make such representations and warranties at closing); or

    •
    compliance with the express terms of, or the taking of any action expressly required by, the merger agreement (excluding the relevant party operating in the ordinary course of business) or the taking of any action consented to or requested in writing by the other party prior to the taking of such action.

    except that the exceptions in the first four sub-bullet points above shall only apply to the extent that the event, circumstance, change or effect does not have, or would not reasonably be expected to have, a disproportionate impact on the relevant party and its subsidiaries, taken as a whole, compared to other companies that operate in the industries in which the relevant party and its subsidiaries operate; or

  •
  any failure to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period or any change in the price or trading volume of the relevant party's common stock or the credit rating of the relevant party (except that the underlying causes of such failure or change may be considered in determining whether there is a material adverse effect).

No Solicitation

        AAM and MPG have agreed to, and have agreed to cause their respective subsidiaries, and to instruct (and use their respective reasonable best efforts to cause) their respective representatives, to:

  •
  immediately cease, following the time of execution of the merger agreement, any ongoing solicitations, discussions, communications or negotiations with any person with respect to an acquisition proposal (as defined below), or any inquiry, proposal or offer that would reasonably be expected to lead to an acquisition proposal; and

  •
  request within 2 business days of the date of the merger agreement (and use reasonable best efforts to cause) the prompt return or destruction of all confidential information previously furnished to any person in connection with any such solicitations, discussions, communications or negotiations with respect to an acquisition proposal and immediately terminate all physical and electronic dataroom access previously granted to any such person, its affiliates or representatives.

        Additionally, AAM and MPG (a) will not, and will cause their respective subsidiaries not to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which any of them are a party, and (b) will, and will cause their respective subsidiaries to, enforce the provisions of any such agreement, except, in each case, the relevant party may grant a waiver of, and shall not be obligated to enforce, any such provision (i) to the extent required to permit a party thereto to submit an acquisition proposal, and (ii) if the board of directors of the relevant party (or any committee thereof) has determined in good faith, after consultation with outside legal counsel, that the failure to grant such waiver would be inconsistent with its fiduciary duties under applicable law.

        Prior to the closing, neither AAM nor MPG will, and they have agreed to cause their respective subsidiaries and their and their subsidiaries' respective directors, officers and employees not to, and to use reasonable best efforts to cause their representatives not to, except as described below:

  •
  solicit, initiate, facilitate or encourage any inquiries or the implementation or submission of any acquisition proposal, or any proposals or offers that would be reasonably expected to lead to an acquisition proposal;

  •
  engage in, continue or otherwise participate in any discussions, communications or negotiations regarding, or furnish to any person any non-public information in connection with, or for the purpose of facilitating or encouraging, any inquiries, proposals or offers that constitute, or would be reasonably expected to lead to, an acquisition proposal, except to notify such person of the existence of the non-solicitation provisions in the merger agreement; or

  •
  execute or enter into any written letter of intent, memorandum of understanding, agreement in principle or any merger agreement, acquisition agreement or similar contract relating to or intended to result in or that would reasonably be expected to lead to an acquisition proposal (other than a confidentiality agreement entered into in accordance with the terms of the merger agreement).

        Each of AAM and MPG may, however, grant a waiver, amendment or release under any confidentiality or standstill agreement, solely to the extent necessary to allow a confidential acquisition proposal to be made to it or its board of directors (or any committee thereof) so long as (x) its board of directors has determined in good faith (after consultation with outside legal counsel) that the failure to grant the waiver would be inconsistent with its fiduciary duties under applicable law, and (y) it promptly (and, in any event, within 24 hours) notifies the other party of the waiver, amendment or release.

        Additionally, prior to the receipt of their respective stockholder approvals, nothing in the non-solicitation provisions of the merger agreement will prevent AAM, MPG or their respective boards of directors (or any committee thereof) from furnishing information to, or engaging in discussions, communications or negotiations with, any person that made a bona fide acquisition proposal that did not result from a breach (or deemed breach) of the non-solicitation provisions of the merger agreement, if prior to taking action:

  •
  the board of directors of the relevant party (i) determines in good faith (after consultation with its outside advisors) that the acquisition proposal is, or would reasonably be expected to result in, a superior proposal (as defined below), and (ii) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable law;

  •
  the relevant party provides written notice to the other party of the determination referenced in the bullet above promptly (and, in any event, within 24 hours of such determination); and

  •
  the relevant party receives from the person that made such bona fide acquisition proposal an executed a confidentiality agreement entered into in accordance with the terms of the merger agreement.

        The relevant party has also agreed to deliver to the other party a copy of any such executed confidentiality agreement promptly (and, in any event, within 24 hours) following its execution, as well as any non-public information concerning the relevant party or any of its subsidiaries provided to any person entering into the confidentiality agreement that has not been previously provided to the other party prior to or substantially concurrently with the time it is provided to such person.

        AAM and MPG have also agreed to promptly (and, in any event, within 24 hours) notify the other party of the receipt of any acquisition proposal or any inquiries, proposals or offers received by it or any of its subsidiaries or representatives concerning an acquisition proposal, as well as the identity of the person making the acquisition proposal and an unredacted copy of the acquisition proposal or written inquiry, offer, proposal or request. For any oral inquiry, offer, proposal or request concerning an acquisition proposal, notice is required only if the relevant party reasonably believes that such oral acquisition proposal, inquiry, offer, proposal or request is likely to result in a written acquisition proposal, inquiry, offer, proposal or request. In such event, the notice will include a reasonably detailed description of the oral acquisition proposal, inquiry, offer, proposal or request. The relevant party will also promptly (and, in any event, within 24 hours) provide the other party and its outside counsel with copies of all drafts and final versions of definitive agreements, including schedules and exhibits thereto (which may be redacted as necessary to protect confidential information of the person making the acquisition proposal), relating to the acquisition proposal that are exchanged by the relevant party (or its representatives) and the person making the acquisition proposal (or its representatives), and will keep the other party reasonably informed (and, in any event, within 24 hours of any material development) of the status and details (including with respect to any change in price or other material amendments) of any acquisition proposal or any inquiry, offer, proposal or request concerning an acquisition proposal. AAM and MPG will promptly (and, in any event, within 48 hours) notify the other party of any determination by its respective board of directors (or any committee thereof) that an acquisition proposal is a superior proposal.

        For purposes of the merger agreement, the term "acquisition proposal" means, with respect to each of AAM and MPG, any proposal or offer from any person, entity or group (other than the other party) relating to, in a single transaction or series of related transactions, any:

  •
  direct or indirect acquisition of more than 20% of the consolidated assets (whether based on the fair market value, revenue generation or net income) of such party and its subsidiaries, taken as a whole, including through the acquisition of one or more subsidiaries of such party;

  •
  direct or indirect acquisition of more than 20% of any class of equity securities, or securities convertible into or exchangeable for equity securities, of such party or any of its subsidiaries;

  •
  tender offer or exchange offer that if consummated would result, directly or indirectly, in any person, entity or group (or the stockholders thereof) owning 20% or more of any class of equity securities, or securities convertible into or exchangeable for equity securities, of such party or any of its subsidiaries; or

  •
  merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or other similar transaction involving such party or any of its subsidiaries that would result in any person, entity or group (or the stockholders thereof) owning, directly or indirectly, more than 20% of any class of equity securities, or securities convertible into or exchangeable for equity securities, of such party or any of its subsidiaries or 20% of the voting power of the surviving entity in a merger involving such party or any of its subsidiaries or the resulting direct or indirect parent of such party, any of its subsidiaries or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power).

        For purposes of the merger agreement, the term "superior proposal" means, with respect to each of AAM and MPG, a bona fide written acquisition proposal (as defined above, except references to "20%" will be replaced with "50%") made by any person, entity or group (other than the other party or its subsidiaries) after the date of the merger agreement that (x) did not result from a breach (or deemed breach) of the non-solicitation provisions of the merger agreement, (y) is on terms that the relevant party's board of directors determines in good faith (after receiving the advice of its financial advisor(s) and outside legal counsel and taking into account all the terms and conditions thereof) are more favorable to its stockholders from a financial point of view than the merger and the transactions contemplated thereby and (z) the relevant party's board of directors determines (after receiving the advice of its financial advisor(s) and outside legal counsel) is reasonably capable of being consummated in accordance with its terms, taking into account all financial, regulatory, legal, timing and other aspects of such proposal, including certainty of closing, certainty of financing and the identity of the person, entity or group making the acquisition proposal.

Board Recommendation Change

        Each of AAM and MPG has also agreed that it and its board of directors will not, and will not publicly propose to, (i) withhold, withdraw or modify, in a manner adverse to the other party, its recommendation to its stockholders to approve the AAM share issuance, in the case of AAM, or to adopt the merger agreement and approve the transactions contemplated by the merger agreement, in the case of MPG, (ii) approve or recommend any acquisition proposal, (iii) enter into any agreement relating to or providing for an acquisition proposal (other than a confidentiality agreement entered into in accordance with the terms of the merger agreement); or (iv) refrain from recommending against (and reaffirming its recommendation to its stockholders) any acquisition proposal that is a tender offer or exchange offer within 10 business days after the commencement thereof, except that, at any time prior to the receipt of the applicable stockholder approval, the applicable board of directors may take any of the actions in the preceding clauses (i), (ii) or (iv) (each of which actions we refer to in this joint proxy statement/prospectus as a change in recommendation):

  •
  if the relevant party receives an unsolicited, written acquisition proposal that such party's board of directors determines in good faith (after consultation with its outside advisors) is a superior proposal and that its failure to take such actions would be inconsistent with its fiduciary duties under applicable law; or

  •
  if an intervening event (as defined below) occurs and as a result thereof the applicable board of directors determines in good faith (after consultation with its outside legal counsel) that the failure to make a change in recommendation would be inconsistent with its fiduciary duties under applicable law.

        For purposes of the merger agreement, the term "intervening event" means, with respect to each of AAM and MPG, any material event, circumstance, change, effect, development or condition relating to such party and its subsidiaries (other than an acquisition proposal or any inquiry, offer or proposal that would reasonably be expected to lead to an acquisition proposal) first occurring or arising after the date of the merger agreement that was not known or reasonably foreseeable by the relevant board of directors as of the date of the merger agreement (or, if known, the magnitude or material consequences of which were not known or reasonably foreseeable by the board of directors as of the date of the merger agreement). No event, circumstance, change, effect, development or condition, however, that has had or would reasonably be expected to have an adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of the other party and its subsidiaries (including, with respect to MPG, following the closing, the surviving corporation and its subsidiaries), or the market price of the securities of the other party or any of its subsidiaries (including, with respect to MPG, following the closing, the surviving corporation and its subsidiaries), will constitute an "intervening event."

        In addition to the ability of the applicable board of directors to make a change in recommendation as described above, the board of directors of each of AAM and MPG may, at any time prior to the receipt of its stockholder approval, terminate the merger agreement in order to concurrently enter into an acquisition agreement with respect to a superior proposal if the relevant party receives an unsolicited, written acquisition proposal that such party's board of directors determines in good faith (after consultation with its outside advisors) is a superior proposal and that its failure to take such actions would be inconsistent with its fiduciary duties under applicable law. Neither AAM nor MPG, however, may terminate the merger agreement for this reason if it has committed (or has been deemed to have committed) an intentional breach of the non-solicitation provisions of the merger agreement that would have an adverse impact on the ability of the other party to propose or negotiate any amendments or modifications to the merger agreement, as described below. Furthermore, if AAM or MPG terminates the merger agreement for this reason, such party would have to pay to the other party, and such termination would be contingent upon payment of, a termination fee (as described below in connection with the AAM superior proposal termination right and the MPG superior proposal termination right under "—Termination of the Merger Agreement" beginning on page 134).

        Any change in the recommendation of the board of directors with respect to a superior proposal or termination of the merger agreement under the circumstances described in the immediately preceding paragraph may only occur after:

  •
  the relevant party has notified the other party in writing that it intends to make a change in recommendation or terminate the merger agreement;

  •
  the relevant party has provided the other party with a summary of the material terms and conditions of the superior proposal;

  •
  if requested to do so by the other party, the relevant party has discussed and negotiated in good faith with the other party for a period of 4 days any bona fide proposed modifications to the terms and conditions of the merger agreement; and

  •
  no earlier than the end of such 4 day period, the relevant party's board of directors (after consultation with its outside legal counsel and financial advisor(s)) has determined in good faith, after considering the terms of any proposed amendment or modification to the merger agreement proposed by the other party during the 4 day period, that the superior proposal still constitutes a superior proposal and that the failure to make a change in recommendation or terminate the merger agreement in connection therewith would be inconsistent with its fiduciary duties under applicable law.

Any change to the financial or other material terms of a proposal that was previously the subject of a notice as described above will require a new notice to the other party as provided above, except that the length of the second negotiation period will be 2 days instead of 4 days.

        Any change in the recommendation of the board of directors with respect to an intervening event may only occur after:

  •
  the relevant party has notified the other party in writing that it intends to make a change in recommendation due to an intervening event, describing in reasonable detail the reasons for such change in recommendation;

  •
  if requested to do so by the other party, the relevant party has discussed and negotiated in good faith with the other party for a period of 4 days any bona fide proposed modifications to the terms and conditions of the merger agreement; and

  •
  no earlier than the end of such 4 day period, the relevant party's board of directors has determined in good faith, after considering the terms of any proposed amendment or modification to the merger agreement proposed by the other party during the 4 day period, that the failure to make a change in recommendation would still be inconsistent with its fiduciary duties under applicable law.

        Nothing in the merger agreement, however, will prohibit AAM or MPG from issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an acquisition proposal, or from making any disclosure to its stockholders if its board of directors determines (after consultation with its outside legal counsel) that its failure to do so would be inconsistent with its fiduciary duties under applicable law. This exception does not apply, however, with respect to any change in recommendation by the board of directors, which may only be made as described above. Furthermore, a factually accurate public statement that describes a party's receipt of an acquisition proposal and the operation of the merger agreement with respect thereto (without including a reaffirmation) will not be deemed a change in recommendation.

        For purposes of the merger agreement, if any representative of AAM or MPG takes any action which, if taken by AAM or MPG, would constitute a breach of the non-solicitation provisions of the merger agreement, then such action will be deemed to be a breach of the non-solicitation provisions of the merger agreement by AAM or MPG, as applicable.

Termination of the Merger Agreement

Termination

        The merger agreement may be terminated and the merger and other transactions contemplated by the merger agreement may be abandoned at any time prior to the effective time of the merger:

  •
  by the mutual written consent of AAM and MPG (if authorized by their respective boards of directors);

  •
  by either of AAM or MPG if:

  •
  the effective time of the merger has not occurred on or before August 3, 2017 (which we refer to in this joint proxy statement/prospectus as the outside date), except that:

  •
  if on the outside date all of the conditions to the completion of the merger have been satisfied (or, for conditions that by their terms must be satisfied at the closing, would have been satisfied if the closing would have occurred) other than the condition regarding the absence of any restraint (to the extent the restraint arises under the HSR Act or other applicable foreign, federal or state antitrust, competition or fair trade laws in certain jurisdictions agreed by the parties) or the condition regarding the receipt of certain governmental approvals in the United States and certain other jurisdictions agreed by the parties (as described above under "—Conditions to the Completion of the Merger—Conditions to Each Party's Obligations to Complete the Merger" beginning on page 126), then the outside date shall be automatically extended for an additional 90 days; and

  •
  this termination right will not be available to any party whose failure to fulfill any obligation under the merger agreement is the principal cause of, or resulted in, the failure of the effective time of the merger to occur on or before the outside date (other than, in the case of AAM, a failure to consummate the closing solely as a result of a financing failure, as defined below under "—Governing Law; Specific Performance; Third-Party Beneficiaries" beginning on page 153, provided that AAM pays the termination fee in connection with a termination of the merger agreement by MPG or AAM, as described below under "Payment of Termination Fees" beginning on page 138);

  •
  any restraint has become final and nonappealable, except that the party seeking to terminate the merger agreement must not have failed to comply with its obligations under the provisions of the merger agreement relating to efforts to obtain regulatory approvals (as described below under "—Additional Terms—Reasonable Best Efforts" beginning on page 147), which failure was the principal cause of, or resulted in, the restraint becoming final and nonappealable;

    •
    AAM stockholders, at the AAM special meeting, do not approve the AAM share issuance; or

    •
    MPG stockholders, at the MPG special meeting, do not adopt the merger agreement and approve the transactions contemplated by the merger agreement;

  •
  by AAM if:

  •
  MPG has breached any of its representations, warranties, covenants or agreements under the merger agreement such that the conditions to the completion of the merger regarding the accuracy of MPG's representations and warranties or its compliance with its covenants, subject to certain materiality or material adverse effect qualifications as described above under "—Conditions to the Completion of the Merger—Conditions to the Obligations of AAM and Merger Sub to Complete the Merger" beginning on page 127, would not be satisfied and such breach cannot be cured by the outside date or, if capable of being cured, has not been cured on or before the earlier of the outside date or within 30 calendar days of the receipt by MPG of written notice thereof from AAM (which termination right we refer to in this joint proxy statement/prospectus as the AAM breach termination right);

  •
  at any time prior to the receipt of MPG's stockholder approval:

  •
  the board of directors of MPG makes a change in recommendation or enters into any agreement relating to or providing for an acquisition proposal (other than a confidentiality agreement entered into in accordance with the terms of the merger agreement);

  •
  MPG fails to include in the joint proxy statement/prospectus the recommendation of its board of directors that MPG stockholders adopt the merger agreement and approve the transactions contemplated by the merger agreement (except to the extent MPG effects a change in recommendation in accordance with the merger agreement);

  •
  MPG or its board of directors approves, endorses, adopts, recommends or enters into any agreement relating to or providing for an acquisition proposal (other than a confidentiality agreement entered into in accordance with the terms of the merger agreement);

  •
  subject to the provisions relating to a change in recommendation as described above under "—Board Recommendation Change" beginning on page 132 and to the extent permitted by applicable law, the MPG board of directors fails to publicly recommend against (a) any acquisition proposal that is a tender offer or exchange offer under a Schedule TO within 10 business days after a written request by AAM that it do so, or (b) any other acquisition proposal that has been publicly disclosed and that MPG reasonably believes could lead to a superior proposal, within 7 calendar days after a written request by AAM that it do so; or

  •
  MPG has materially breached, or is deemed to have materially breached, its obligation to hold the MPG stockholder meeting or the non-solicitation provisions of the merger agreement (in this joint proxy statement/prospectus we refer to the termination rights described in the foregoing sub-bullets, collectively, as the AAM recommendation change termination right); or

  •
  at any time prior to the receipt of AAM's stockholder approval, after complying with the non-solicitation provisions of the merger agreement, the board of directors of AAM (or any committee thereof) authorizes AAM to enter into an agreement concerning a superior proposal for AAM concurrently with termination of the merger agreement, but only if AAM has not committed (or has not been deemed to have committed) an intentional breach of the non-solicitation provisions of the merger agreement that would have an adverse impact on the ability of MPG to propose or negotiate any amendments or modifications to the merger agreement as more fully described above under "—Board Recommendation Change" beginning on page 132 and, as a condition to the effectiveness of such termination, pays a $61,859,000 termination fee to MPG (which termination right we refer to in this joint proxy statement/prospectus as the AAM superior proposal termination right); or

  •
  by MPG if:

  •
  AAM or Merger Sub has breached any of their respective representations, warranties, covenants or agreements under the merger agreement such that the conditions to the completion of the merger regarding the accuracy of AAM's and Merger Sub's representations and warranties or their respective compliance with their covenants, subject to certain materiality or material adverse effect qualifications as described above under "—Conditions to the Completion of the Merger—Conditions to MPG's Obligation to Complete the Merger" beginning on page 127, would not be satisfied and such breach cannot be cured by the outside date or, if capable of being cured, has not been cured on or before the earlier of the outside date or within 30 calendar days of the receipt by AAM of written notice thereof from MPG (which termination right we refer to in this joint proxy statement/prospectus as the MPG breach termination right);

  •
  at any time prior to the receipt of AAM's stockholder approval:

  •
  the board of directors of AAM makes a change in recommendation or enters into any agreement relating to or providing for an acquisition proposal (other than a confidentiality agreement entered into in accordance with the terms of the merger agreement);

  •
  AAM fails to include in the joint proxy statement/prospectus the recommendation of its board of directors that AAM stockholders approve the AAM share issuance (except to the extent AAM effects a change in recommendation in accordance with the merger agreement);

  •
  AAM or its board of directors approves, endorses, adopts, recommends or enters into any agreement relating to or providing for an acquisition proposal (other than a confidentiality agreement entered into in accordance with the terms of the merger agreement);

  •
  subject to the provisions relating to a change in recommendation as described above under "—Board Recommendation Change" beginning on page 132 and to the extent permitted by applicable law, the AAM board of directors fails to publicly recommend against (a) any acquisition proposal that is a tender offer or exchange offer under a Schedule TO within 10 business days after a written request by MPG that it do so, or (b) any other acquisition proposal that has been publicly disclosed and that AAM reasonably believes could lead to a superior proposal within 7 calendar days after a written request by MPG that it do so; or

  •
  AAM has materially breached, or is deemed to have materially breached, its obligation to hold the AAM stockholder meeting or the non-solicitation provisions of the merger agreement (in this joint proxy statement/prospectus we refer to the termination rights described in the foregoing sub-bullets, collectively, as the MPG recommendation change termination right);

  •
  (i) all of the conditions to the closing, other than the conditions to MPG's obligation to consummate the closing, have been satisfied (or, for conditions that by their terms must be satisfied at the closing, would have been satisfied if the closing would have occurred); (ii) MPG has confirmed in an irrevocable written notice to AAM that all of the conditions to the closing, other than the conditions to AAM's obligation to consummate the closing, have been satisfied or, to the extent allowed by applicable law, waived in writing by MPG, and that MPG is ready, willing and able to perform its obligations to effect the closing; and (iii) AAM and Merger Sub fail to fulfill their obligation to effect the closing within 3 business days of the written notice of MPG pursuant to the preceding sub-bullet (which termination right we refer to in this joint proxy statement/prospectus as the failure to close termination right); or

    •
    at any time prior to the receipt of MPG's stockholder approval, after complying with the non-solicitation provisions of the merger agreement, the board of directors of MPG (or any committee thereof) authorizes MPG to enter into an agreement concerning a superior proposal for MPG concurrently with termination of the merger agreement, but only if MPG has not committed (or has not been deemed to have committed) an intentional breach of the non-solicitation provisions of the merger agreement that would have an adverse impact on the ability of AAM to propose or negotiate any amendments or modifications to the merger agreement as more fully described above under "—Board Recommendation Change" beginning on page 132 and, as a condition to the effectiveness of such termination, pays a $50,897,000 termination fee to AAM (which termination right we refer to in this joint proxy statement/prospectus as the MPG superior proposal termination right).

Effect of Termination

        If the merger agreement is terminated as described above, the merger agreement will become void and none of AAM, MPG, Merger Sub or certain of their respective related parties (including, in part, former, current or future officers, directors, general or limited partners, members, managers, stockholders, other equityholders, controlling persons, employees, agents, successors, assigns, affiliates, or representatives) will have any liability under the merger agreement, except that:

  •
  the provisions relating to the effect of termination of the merger agreement, the confidentiality obligations, the provisions relating to the payment of termination fees and reimbursement of certain expenses, as well as certain specified general provisions, will each remain in full force and effect; and

  •
  nothing will relieve AAM, MPG or Merger Sub from liability or damages for fraud committed prior to such termination or, subject to the provisions described below, for any intentional breach (as defined below) prior to such termination of any of its representations, warranties, covenants or agreements in the merger agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

        For purposes of the merger agreement, "intentional breach" means (i) with respect to any breach of a representation or warranty contained in the merger agreement, a material breach of such representation or warranty that has been made with the knowledge of the breaching party, and (ii) with respect to any breaches or failures to perform any of the covenants or other agreements contained in the merger agreement, a material breach, or failure to perform, that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of the merger agreement.

 Payment of Certain Fees and Expenses

General

        The merger agreement states that each of AAM, Merger Sub and MPG will pay the fees and expenses that it incurs in connection with the merger agreement and the transactions contemplated thereby whether or not the merger is consummated, except (a) AAM and MPG will each pay one-half of all expenses relating to printing, filing and mailing the registration statement for the AAM share issuance, of which this joint proxy statement/prospectus forms a part, and this joint proxy statement/prospectus to be sent to the stockholders of AAM and MPG relating to their respective stockholder meetings and all SEC and other regulatory filing fees incurred in connection with the registration statement, of which this joint proxy statement/prospectus forms a part, and this joint proxy statement/prospectus, (b) AAM will be responsible for paying the filing fee for the forms filed under the HSR Act and all other filing fees for filings under other applicable foreign, federal or state antitrust, competition or fair trade laws, and (c) as further described below.

Payment of Termination Fees

        Each of AAM and MPG are required to pay the other party a termination fee under the circumstances described below. Any termination fee must be paid promptly (in any event, within 2 business days) after the applicable termination of the merger agreement or subsequent event triggering the obligation to pay a termination fee under the merger agreement.

        MPG is required to pay AAM a termination fee of $50,897,000 (less any expenses of AAM paid by MPG to AAM pursuant to the merger agreement as described below under "—Payment of Certain Expenses" on page 140) if:

  •
  AAM terminates the merger agreement pursuant to the AAM recommendation change termination right (except that, in the case of a termination where MPG has breached its obligation to hold the MPG stockholder meeting or the non-solicitation provisions of the merger agreement, only if MPG has committed an intentional breach or deemed intentional breach);

  •
  (i) either AAM or MPG terminates the merger agreement because the merger has not occurred on or before the outside date and the MPG stockholder approval has not been obtained, (ii) either AAM or MPG terminates the merger agreement because MPG stockholders do not adopt the merger agreement and approve the transactions contemplated by the merger agreement at the MPG special meeting, or (iii) AAM terminates the merger agreement pursuant to the AAM breach termination right, and, in each of the above cases:

  •
  prior to the termination of the merger agreement, an acquisition proposal involving MPG has been publicly announced or has become publicly known and not withdrawn; and

  •
  on or prior to the date that is 12 months after the date of termination, MPG or any of its subsidiaries enters into, or submits to the MPG stockholders for adoption, a letter of intent, memorandum of understanding, agreement in principle or contract with respect to any acquisition proposal (which acquisition proposal is ultimately consummated) or consummates any acquisition proposal (in each case, whether or not such acquisition proposal is the same acquisition proposal described in the sub-bullet immediately above), except that, with respect to the foregoing sub-bullets, all references to "20%" in the definition of acquisition proposal will be replaced with "50%"; or

  •
  MPG terminates the merger agreement pursuant to the MPG superior proposal termination right.

        AAM is required to pay MPG a termination fee equal to $50,897,000 (less any expenses of MPG paid by AAM to MPG pursuant to the merger agreement as described below under "—Payment of

Certain Expenses" on page 140) if MPG terminates the merger agreement pursuant to the MPG recommendation change termination right (except that, in the case of a termination where AAM has breached its obligation to hold the AAM stockholder meeting or the non-solicitation provisions of the merger agreement, only if AAM has committed an intentional breach), other than in connection with a superior proposal involving AAM.

        AAM is required to pay MPG a termination fee equal to $61,859,000 (less any expenses of MPG paid by AAM to MPG pursuant to the merger agreement as described below under "—Payment of Certain Expenses" on page 140) if:

  •
  MPG terminates the merger agreement pursuant to the MPG recommendation change termination right (except that, in the case of a termination where AAM has breached its obligation to hold the AAM stockholder meeting or the non-solicitation provisions of the merger agreement, only if AAM has committed an intentional breach or deemed intentional breach) in connection with a superior proposal involving AAM; or

  •
  (i) either AAM or MPG terminates the merger agreement because the merger has not occurred on or before the outside date and the AAM stockholder approval has not been obtained, or (ii) MPG terminates the merger agreement pursuant to the MPG breach termination right, and, in each of the above cases:

  •
  prior to the termination of the merger agreement, an acquisition proposal involving AAM has been publicly announced or has become publicly known and not withdrawn; and

  •
  on or prior to the date that is 12 months after the date of termination, AAM or any of its subsidiaries enters into, or submits to the AAM stockholders for adoption, a letter of intent, memorandum of understanding, agreement in principle or contract with respect to any acquisition proposal (which acquisition proposal is ultimately consummated) or consummates any acquisition proposal (in each case, whether or not such acquisition proposal is the same acquisition proposal described in the sub-bullet immediately above), except that, with respect to the foregoing sub-bullets, all references to "20%" in the definition of acquisition proposal will be replaced with "50%"; or

  •
  AAM terminates the merger agreement pursuant to the AAM superior proposal termination right.

        AAM is required to pay MPG a termination fee equal to $101,794,000 (less any expenses of MPG paid by AAM to MPG pursuant to the merger agreement as described below under "—Payment of Certain Expenses" on page 140) if:

  •
  either AAM or MPG terminates the merger agreement because:

  •
  the merger has not occurred on or before the outside date, as the outside date may be extended in accordance with the merger agreement, and at such time, all of the conditions to the completion of the merger have been satisfied (or, for conditions that by their terms must be satisfied at the closing, would have been satisfied if the closing would have occurred) other than the condition regarding the receipt of certain governmental approvals in the United States and certain other jurisdictions agreed by the parties (as described above under "—Conditions to the Completion of the Merger—Conditions to Each Party's Obligations to Complete the Merger"); or

  •
  a restraint has become final and nonappealable (to the extent the restraint arises under the HSR Act or other applicable foreign, federal or state antitrust, competition or fair trade laws in certain jurisdictions agreed to by the parties); or

  •
  MPG terminates the merger agreement pursuant to the failure to close termination right.

        Except in the case of fraud or intentional breach, but subject to the succeeding paragraph, the sole and exclusive remedies of a party or any of its related parties against the other party or any of its related parties (including, in the case of AAM, the AAM financing sources), or any of their respective related parties for any losses, damages, liabilities, costs, expenses, claims, obligations or actions based upon, arising out of or relating to the merger agreement (or, in the case of AAM, the commitment letter), including the negotiation, execution and performance thereof, or the transactions contemplated thereby, will be (i) payment of the applicable termination fee and reimbursement of expenses (to the extent reimbursable) by the other party (each as described above), and (ii) subject to all of the other provisions described in this section, the right of such party to seek specific performance of the merger agreement (as described below under "—Governing Law; Specific Performance; Third-Party Beneficiaries—Specific Performance" beginning on page 154).

        In addition, except in the case of fraud or intentional breach by AAM of its obligations in respect of the financing (as described below under "—Financing" beginning on page 150), upon payment of a termination fee equal to $101,794,000 to MPG as a result of a termination of the merger agreement by MPG pursuant to the failure to close termination right, neither MPG nor any of MPG's related parties will have any rights or claims against AAM, Merger Sub, the AAM financing sources, or any of their respective related parties under or in connection with the merger agreement, the commitment letter, or any of the transactions contemplated thereby, including for any damages of any kind or nature or for any other monetary amounts.

Payment of Certain Expenses

        MPG must reimburse AAM and Merger Sub for an aggregate amount of up to $15 million of their documented and reasonable out-of-pocket fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement if (a) either AAM or MPG terminates the merger agreement as a result of the failure of MPG stockholders to adopt the merger agreement and approve the transactions contemplated by the merger agreement at the MPG special meeting, or (b) AAM terminates the merger agreement pursuant to the AAM breach termination right.

        AAM must reimburse MPG for an aggregate amount of up to $15 million of its documented and reasonable out-of-pocket fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement if (a) either AAM or MPG terminates the merger agreement as a result of the failure of AAM stockholders to approve the AAM share issuance at the AAM special meeting, or (b) MPG terminates the merger agreement pursuant to the MPG breach termination right.

        Payment of the expense reimbursements by either party does not affect the other party's right to receive any applicable termination fees, but does reduce on a dollar-for-dollar basis any termination fee that becomes due and payable to such other party under the terms of the merger agreement.

Conduct of Business Pending the Merger

        AAM and MPG have agreed in the merger agreement that, until the effective time of the merger, except for certain agreed upon exceptions, or as consented to in writing by the other party (such consent not to be unreasonably withheld, conditioned or delayed), each party and each of its subsidiaries will:

  •
  conduct their respective businesses in the ordinary course of business and in a manner consistent with past practice; and

  •
  use reasonable best efforts to:

  •
  preserve substantially intact their existing assets and their business organization;

    •
    in the case of MPG and its subsidiaries, keep available the services of their current officers, employees and consultants;

    •
    in the case of AAM, keep available the services of its named executive officers;

    •
    maintain and preserve intact their current relationships with their significant customers, suppliers, distributors, creditors and other persons with which they have significant business relations; and

    •
    comply in all material respects with applicable law.

Conduct of Business by MPG

        In the merger agreement, MPG has also agreed that, until the effective time of the merger, except for certain agreed upon exceptions, or as consented to in writing by AAM (such consent not to be unreasonably withheld, conditioned or delayed), neither it nor its subsidiaries will do, or propose to do, any of the following:

  •
  amend or otherwise change any of their organizational documents;

  •
  issue, sell, pledge or dispose of, grant an encumbrance on or permit an encumbrance to exist on, or authorize the issuance, sale, pledge or disposition of, or granting or placing of an encumbrance on, any shares of any class of capital stock, or other ownership interests, of MPG or any of its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, any restricted stock units or restricted stock awards, or any other ownership interest of MPG or any of its subsidiaries, except for (a) the issuance of shares of MPG common stock required to be issued pursuant to the exercise of outstanding MPG stock options, or restricted MPG common stock or MPG restricted stock unit awards pursuant to the terms of the applicable MPG employee benefit plans as in effect immediately prior to the date of the merger agreement, and (b) the issuance by an MPG subsidiary of its capital stock to MPG or another MPG subsidiary;

  •
  sell, pledge or dispose of, grant an encumbrance on or permit an encumbrance to exist on, or authorize the sale, pledge or disposition of, or granting or placing of an encumbrance on, any material assets of MPG or any of its subsidiaries, except (a) sales of inventory in the ordinary course of business, (b) pursuant to any contracts or agreements in force on the date of the merger agreement, as may be amended from time to time in accordance with the terms of the merger agreement, or (c) such dispositions among MPG and its subsidiaries;

  •
  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for (a) the declaration and payment of quarterly cash dividends by MPG, declared and paid in the ordinary course of business consistent with past practice, including as to record date, timing of payment and amount thereof, in an amount per quarter not in excess of $0.0925 per share of MPG common stock, and (b) the declaration and payment of dividends by any of MPG's direct or indirect wholly-owned subsidiaries to MPG or any of its other wholly-owned subsidiaries;

  •
  reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

  •
  (a) acquire (including by merger, consolidation or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (b) incur additional indebtedness in respect of borrowed money and the issuance of any debt securities in an amount more than $50,000,000 in excess of the aggregate indebtedness of MPG and its subsidiaries as of the date of the merger agreement; (c) except as required by the terms of any indebtedness outstanding as of the date of the merger agreement, assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any material loans or material advances or capital contribution to, or investment in, any person; or (d) enter into or materially amend any contract, agreement, commitment or arrangement with respect to any matter set forth in clauses (a) through (c) in this bullet;

  •
  except as otherwise required by law or an MPG employee benefit plan in existence as of the date of the merger agreement: (a) increase the compensation payable or to become payable or the benefits provided to any officer, employee, director or independent contractor of MPG and its subsidiaries, except in the ordinary course of business for employees who are not officers under Section 16 of the Exchange Act; (b) grant any cash incentives, retention, severance or termination pay to, or enter into any employment, bonus, change of control or severance agreement with, any current or former officer, employee, director or independent contractor of MPG and its subsidiaries (other than annual bonuses in the ordinary course of business consistent with past practice); (c) establish, adopt, enter into, terminate or amend any MPG employee benefit plan, or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be an MPG employee benefit plan if it were in existence as of the date of the merger agreement, for the benefit of any officer, employee, director or independent contractor of MPG and its subsidiaries; (d) loan or advance any money or other property to any current or former officer, employee, director or independent contractor of MPG and its subsidiaries; or (e) establish, adopt, enter into or amend any collective bargaining agreement;

  •
  except as necessary to comply with the terms of the merger agreement regarding MPG stock options, restricted MPG common stock and MPG restricted stock unit awards: (a) exercise discretion with respect to or otherwise voluntarily accelerate the lapse of restriction or vesting of any equity or equity-based awards as a result of the merger, any other change of control of MPG or otherwise; or (b) exercise its discretion with respect to or otherwise amend, modify or supplement any employee stock purchase plan;

  •
  terminate, discontinue, close or dispose of any plant, facility or other business operation, or lay off any employees (other than layoffs of less than 50 employees at a single site in any six-month period in the ordinary course of business consistent with past practice) or implement any early retirement or separation program, or any program providing early retirement window benefits or announce or plan any such action or program for the future;

  •
  materially change its financial accounting policies or procedures in effect as of the date of the merger agreement, other than as required or permitted by law or GAAP;

  •
  (a) make any material change (or file any material change) in any material method of accounting for tax purposes; (b) make, change or rescind any material tax election; (c) settle or compromise any proceeding with respect to any material tax claim or assessment relating to MPG or any of its subsidiaries; (d) file any material amended tax return or any material tax return in a manner inconsistent with past practice or claim for any material refund (or surrender any right to claim a material refund of taxes); (e) enter into any material closing agreement relating to taxes; or (f) waive or extend for a period of greater than 12 months the statute of limitations in respect of the assessment or determination of material taxes, except in each case, (i) if required by law or (ii) in the ordinary course of business consistent with past practice;

  •
  (a) settle (or agree to settle) any litigation, suit, claim, action, proceeding, arbitration, mediation, hearing, inquiry or investigation, other than (i) settlements involving not more than $500,000 in monetary damages in the aggregate (net of insurance proceeds) payable by MPG or any of its subsidiaries in respect of such settlement and that do not (x) require any actions or impose any material restrictions on the business or operations of MPG and its subsidiaries (taken as a whole), or after the effective time of the merger, AAM and its subsidiaries (taken as a whole) or (y) include the admission of wrongdoing by MPG or any of its subsidiaries and (ii) stockholder litigation relating to the merger agreement or the transactions contemplated by the merger agreement; (b) settle or compromise any material investigation or inquiry by any governmental authority, including by entering into any consent decree or other similar agreement; or (c) waive, release or assign any claims or rights of material value;

  •
  enter into, amend, waive or renew (in each case, other than in the ordinary course of business) or terminate (excluding any expiration in accordance with its terms) any specified MPG material contract (as agreed upon among the parties), or any other contract or agreement that would have been a specified MPG material contract if it had been entered into prior to the date of the merger agreement;

  •
  (a) abandon, disclaim, dedicate to the public, sell, assign or grant any security interest in, to or under any of its material intellectual property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and taxes, to maintain and protect its interest in such intellectual property; or (b) grant to any third party any license, or enter into any covenant not to sue, with respect to any of its intellectual property, except in the ordinary course of business consistent with past practice;

  •
  fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

  •
  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of MPG or any of its subsidiaries, other than internal reorganizations in the ordinary course of business that would not have a material and adverse impact on MPG and its subsidiaries or the transactions contemplated by the merger agreement;

  •
  enter into, amend, waive or terminate (other than terminations in accordance with their terms) transactions, contracts, arrangements, commitments or understandings between MPG or any of its subsidiaries, on the one hand, and any of MPG's affiliates, on the other hand, that would be required to be disclosed by MPG under Item 404 of Regulation S-K under the Securities Act; or

  •
  agree, resolve, announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing actions.

        In addition, until the effective time of the merger, MPG and its subsidiaries will (i) prepare and timely file all material tax returns required to be filed, (ii) timely pay all taxes shown to be due and payable on such tax returns and (iii) promptly notify AAM of any written notice received by MPG after the date of the merger agreement with respect to any material suit, claim, action, investigation, audit or proceeding in respect of any tax matters (or any significant developments with respect to such suits, claims, actions, investigations, audits or proceedings) that MPG reasonably believes would result in a material amount of tax liability to MPG and its subsidiaries taken as a whole.

Conduct of Business by AAM

        In the merger agreement, AAM has also agreed that, until the effective time of the merger, except for certain agreed upon exceptions, or as consented to in writing by MPG (such consent not to be unreasonably withheld, conditioned or delayed), neither it nor its subsidiaries will do or propose to do any of the following:

  •
  amend or otherwise change any of their organizational documents;

  •
  issue, sell, pledge or dispose of, grant an encumbrance on or permit an encumbrance to exist on, or authorize the issuance, sale, pledge or disposition of, or granting or placing of an encumbrance on, any shares of any class of capital stock, or other ownership interests, of AAM or any of its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest of AAM or any of its subsidiaries, except for: (a) the issuance of shares of AAM common stock issuable pursuant to employee stock options, performance share awards, restricted stock units or restricted stock awards outstanding on the date of the merger agreement; (b) the issuance of employee stock options, performance share awards, restricted stock units or restricted stock awards in the ordinary course of business, in the case of each of (a) and (b), pursuant to the terms of the applicable AAM employee benefit plans as in effect immediately prior to the date of the merger agreement; and (c) the issuance by an AAM subsidiary of its capital stock to AAM or another AAM subsidiary;

  •
  sell, pledge or dispose of, grant an encumbrance on or permit an encumbrance to exist on, or authorize the sale, pledge or disposition of, or granting or placing of an encumbrance on, any material assets of AAM and its subsidiaries (taken as a whole), except: (a) sales of inventory in the ordinary course of business; (b) pursuant to any contracts or agreements in force on the date of the merger agreement, as may be amended from time to time in accordance with the terms of the merger agreement; (c) such dispositions among AAM and its subsidiaries; or (d) in connection with the financing;

  •
  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for the declaration and payment of dividends by any of AAM's direct or indirect wholly-owned subsidiaries to AAM or any of its other wholly-owned subsidiaries;

  •
  reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

  •
  (a) acquire (including by merger, consolidation or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof, which acquisition would be material to AAM, or any other material amount of assets that would be reasonably likely to materially adversely affect the ability of AAM and MPG to obtain certain consents, approvals, non-disapprovals, orders and other governmental authorizations of governmental authorities in certain jurisdictions as agreed by the parties or materially delay obtaining such consents, approvals, non-disapprovals, orders or authorizations; (b) other than in connection with the financing or in the ordinary course of business, incur additional indebtedness in respect of borrowed money and the issuance of any debt securities in an amount more than $50,000,000 in excess of the aggregate indebtedness of AAM and its subsidiaries as of the date of the merger agreement; (c) except as required by the terms of any indebtedness outstanding as of the date of the merger agreement, and other than in the ordinary course of business, assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any material loans or material advances or capital contribution to, or investment in, any person; or (d) enter into or materially amend any contract, agreement, commitment or arrangement with respect to any matter set forth in clauses (a) through (c) in this bullet;

  •
  except as otherwise required by law or an AAM employee benefit plan in existence as of the date of the merger agreement, terminate or amend any AAM employee benefit plan if it would materially decrease the aggregate benefits provided to any officer, employee, director or independent contractor of AAM and its subsidiaries;

  •
  materially change its financial accounting policies or procedures in effect as of the date of the merger agreement, other than as required or permitted by law or GAAP;

  •
  (a) make any material change (or file any material change) in any material method of accounting for tax purposes; (b) make, change or rescind any material tax election; (c) settle or compromise any proceeding with respect to any material tax claim or assessment relating to AAM or any of its subsidiaries; (d) file any material amended tax return or any material tax return in a manner inconsistent with past practice or claim for any material refund (or surrender any right to claim a material refund of taxes); (e) enter into any material closing agreement relating to taxes; or (f) waive or extend for a period of greater than 12 months the statute of limitations in respect of the assessment or determination of material taxes, except in each case, (i) if required by law or (ii) in the ordinary course of business consistent with past practice;

  •
  fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

  •
  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of AAM or any of its subsidiaries, other than internal reorganizations in the ordinary course of business that would not have a material and adverse impact on AAM and its subsidiaries or the transactions contemplated by the merger agreement; or

  •
  agree, resolve, announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing actions.

Representations and Warranties

        The merger agreement contains customary representations and warranties subject to certain qualifications and exceptions, made by AAM, Merger Sub and MPG relating to, among other things:

  •
  corporate organization, existence, qualification and subsidiaries;

  •
  organizational documents;

  •
  corporate capital structure;

  •
  corporate power and authority to execute and deliver the merger agreement, to perform its obligations under the merger agreement and to consummate the merger and the other transactions contemplated in the merger agreement;

  •
  authorization, execution, delivery, performance and enforceability of the merger agreement;

  •
  board of directors approval and declaration of advisability of the merger agreement and the board of directors recommendation to its stockholders with respect to the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, in the case of MPG, and the approval of the AAM share issuance, in the case of AAM;

  •
  absence of conflicts with, violations of, or defaults under such party's organizational documents, contracts or applicable laws or orders;

  •
  required consents or approvals of or from or filings with governmental entities relating to the consummation of transactions contemplated by the merger agreement;

  •
  possession of and compliance with applicable permits, and compliance with applicable laws;

  •
  documents filed with the SEC as well as the accuracy of information contained in those documents, including financial statements;

  •
  absence of undisclosed liabilities;

  •
  absence of any material adverse effect on MPG or AAM since January 1, 2016, or of any actions that would constitute a breach of any of the conduct of business covenants if occurring after the date of the merger agreement;

  •
  absence of certain litigation;

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  employee benefit matters, including with respect to the Employee Retirement Income Security Act of 1974, as amended;

  •
  employee and labor relations;

  •
  condition of, and title to, owned and leased real property;

  •
  intellectual property matters;

  •
  tax matters;

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  environmental matters;

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  specified material contracts;

  •
  insurance matters;

  •
  material customers and relationships therewith;

  •
  matters relating to the quality and safety of products;

  •
  compliance with the Foreign Corrupt Practices Act of 1977 and other anticorruption and economic sanctions laws;

  •
  receipt of a fairness opinion from BofA Merrill Lynch, in the case of MPG, and Greenhill, in the case of AAM; and

  •
  broker's fees.

        In addition, MPG also makes representations and warranties relating to the inapplicability of certain takeover laws and the absence of anti-takeover provisions in its organizational documents. AAM also makes representations and warranties relating to the operations of Merger Sub and the financing, including the due execution and delivery, validity and enforceability of the commitment letter among AAM, American Axle & Manufacturing, Inc. and JPMorgan Chase Bank, N.A., described in "—Financing" beginning on page 150. The receipt of financing by AAM, however, is not a condition to the completion of the merger. AAM also made representations and warranties that, as of the date of the merger agreement, neither AAM nor any of its subsidiaries or representatives were engaged in any discussions, communications or negotiations with respect to an acquisition proposal nor had AAM received any indication from any person that it was considering making an acquisition proposal or entered into discussions or negotiations to enter into a confidentiality or similar agreement in connection with an acquisition proposal.

        The representations and warranties in the merger agreement were made as of specific dates and expire as of the effective time of the merger. The assertions embodied in those representations and warranties were made solely for purposes of the contract among AAM, MPG and Merger Sub and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement. Additionally, subject to certain exceptions, the representations and warranties contained in the merger agreement are qualified by the information disclosed by AAM or MPG, as applicable, in their public filings with the SEC prior to the date of the merger agreement and since January 1, 2014, excluding (i) any documents filed as exhibits, annexes and schedules to such filings or incorporated by reference in such filing (other than in any other public filings with the SEC by such party), (ii) any risk factor disclosures contained under the heading "Risk Factors" (other than any factual information contained therein), and (iii) any disclosure of risks included in any "forward-looking statements" disclaimer or any other statements that are similarly non-specific or precise or forward-looking in nature. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different than what may be material to stockholders and in some cases may be qualified by disclosures made by one party to the other in the confidential disclosure schedule delivered by each party to the other, which are not necessarily reflected in the merger agreement or which were used for the purpose of allocating risk between AAM and MPG rather than establishing matters as facts. Certain of the representations and warranties in the merger agreement are subject to materiality and "material adverse effect" qualifications. This means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a consequence of matters that are not material or as a result of matters that would not, individually or in the aggregate, reasonably be expected to have a "material adverse effect" on the party making the representations and warranties. In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain identified employees of the party making the representation did not have actual knowledge, after reasonable inquiry. Finally, information concerning the subject matter of the representations and warranties in the merger agreement may have changed since the date of the merger agreement (or since the specific date as of which the applicable representations and warranties were made), which may or may not be fully reflected in AAM's and MPG's public disclosures.

        AAM and MPG will provide additional disclosure in their public reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and will update such disclosure as required by federal securities laws.

Additional Terms

Reasonable Best Efforts

        AAM, Merger Sub and MPG have agreed to use reasonable best efforts to consummate and make effective the merger and the other transactions contemplated by the merger agreement, including:

  •
  using reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of all governmental authorities and officials that may be or become necessary for the performance of the obligations of such party pursuant to the merger agreement and the consummation of the transactions contemplated by the merger agreement;

  •
  cooperating fully with the other parties in promptly seeking to obtain all such permits, consents, approvals, authorizations, qualifications and orders;

  •
  providing information to any governmental authority as the governmental authority may lawfully request; and

  •
  using reasonable best efforts to obtain other consents, approvals or waivers from third parties that are (a) necessary to consummate the transactions contemplated by the merger agreement, or (b) as otherwise reasonably determined by AAM and MPG after the date of the merger agreement, except that neither MPG nor any of its subsidiaries will pay any consideration or make any agreements or commitments in connection with any such necessary consents, approvals or waivers without the prior written consent of AAM.

        Other than the expiration or termination of the applicable waiting period under the HSR Act and the receipt of any consents, approvals, non-disapprovals, orders and/or authorizations required by governmental authorities in certain jurisdictions agreed to by AAM and MPG, the completion of the merger is not conditioned on the receipt of any consents, approvals, non-disapprovals, orders or authorizations from any person.

        The merger agreement provides that in no event will AAM or Merger Sub be obligated to take any action in connection with obtaining any required regulatory approval that would require the divestiture of any assets or businesses of AAM or MPG or any of their subsidiaries, would limit AAM's freedom of action with respect to, or its ability to retain, MPG and its subsidiaries or any portion thereof or any of AAM's or its affiliates' other assets or businesses, or would in AAM's reasonable judgment be expected to have a material adverse impact on any of AAM's businesses or the MPG businesses to be acquired under the merger agreement, except that, if necessary to obtain the regulatory clearances or approvals discussed above under "The Merger—Regulatory Matters—Consents and Approvals" beginning on page 114, AAM will agree to the divestiture of the assets or businesses or products or product lines of MPG and its subsidiaries that, individually or in the aggregate, generated total worldwide revenues of up to $150,000,000 in the twelve month period ended September 30, 2016.

        Subject to the preceding paragraph, AAM, Merger Sub and MPG further agreed to cooperate and use reasonable best efforts to contest and resist any action, including any administrative or judicial action, and to have vacated, lifted, reversed or overturned any order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions contemplated by the merger agreement, including by pursuing all available avenues of administrative and judicial appeal. AAM will be entitled to direct, in consultation with MPG, the defense in any antitrust investigation or litigation by, or negotiations with, any governmental authority or other person relating to the merger or regulatory filings under applicable law.

        Furthermore, AAM, after prior consultation with MPG, will have the principal responsibility for devising and implementing the strategy for obtaining any necessary antitrust, competition or investment review clearances, and will take the lead in all meetings and communications with any governmental authority in connection with obtaining any necessary antitrust, competition or investment review clearances.

        AAM will use its reasonable best efforts to cause the shares of AAM common stock to be issued in the merger to be approved for listing on the NYSE, subject to official notice of issuance.

Stockholder Meetings

        The merger agreement provides that AAM and MPG will use their reasonable best efforts to hold the AAM stockholder meeting and the MPG stockholder meeting on the same date. Each of AAM and MPG will convene its stockholder meeting as promptly as practicable following the effectiveness of the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part. However, either MPG or AAM may postpone or adjourn its stockholder meeting for no more than 15 days from the date for which such meeting was originally scheduled (x) to solicit additional proxies for the purpose of obtaining stockholder approval, (y) for the absence of a quorum, and (z) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that it has determined after consultation with outside legal counsel is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by its stockholders prior to the stockholder meeting. Each of AAM and MPG will be required to convene and hold its stockholders' meeting unless the merger agreement has been terminated in accordance with its terms, including in the event such party's board of directors has made a change in recommendation.

Employee Benefits and Related Matters

        Following the effective time of the merger, AAM will cause the surviving corporation and its subsidiaries to honor all obligations under all contracts, agreements and plans of MPG and its subsidiaries as in effect immediately prior to the effective time of the merger that are applicable to any current or former employees or directors of MPG or any MPG subsidiary in accordance with their terms. For one year following the effective time of the merger, AAM will cause the surviving corporation and its subsidiaries to provide each officer, employee, director and independent contractor of MPG or any of its subsidiaries that continues to provide services to AAM, the surviving corporation or their respective subsidiaries immediately following the effective time of the merger with base salary or wages, incentive compensation opportunities and severance benefits at least equal to the base salary or wages, incentive compensation opportunities and severance benefits provided to such person immediately prior to the effective time of the merger, and with employee benefits that are substantially comparable in the aggregate to the employee benefits provided to such person immediately prior to the effective time of the merger.

        Employees of MPG and its subsidiaries will receive credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by the surviving corporation or any of its subsidiaries for service accrued prior to the effective time of the merger with MPG or any of its subsidiaries (without duplicating any benefit or the funding of any such benefit). In addition, AAM will waive any limitations on benefits relating to any pre-existing conditions to the extent such conditions are covered immediately prior to the effective time of the merger under the applicable MPG plans and to the same extent such limitations are waived under any comparable plan of AAM or its subsidiaries, and will use reasonable best efforts to recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of MPG and its subsidiaries in the calendar year in which the effective time of the merger occurs.

Indemnification and Insurance

        AAM has agreed that all rights to indemnification, advancement or reimbursement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger that were existing as of the date of the merger agreement in favor of the current or former directors, officers or employees of MPG and its subsidiaries under their respective organizational documents and any indemnification or other similar agreements of MPG or any of its subsidiaries, in each case as in effect on the date of the merger agreement and as provided to AAM on or prior to the date of the merger agreement, will continue in full force and effect in accordance with their terms.

        The organizational documents of MPG, as the surviving corporation, and its subsidiaries will contain provisions no less favorable with respect to indemnification, advancement and reimbursement of expenses and exculpation from liabilities with respect to facts or circumstances occurring at or prior to the effective time of the merger than are set forth in the organizational documents of MPG and its subsidiaries provided to AAM and as in effect on the date of the merger agreement. These provisions will not be amended, repealed or otherwise modified for a period of 6 years from the effective time of the merger in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the effective time of the merger, were directors, officers, employees, fiduciaries or agents of MPG, unless such modification is required by law. From and after the effective time of the merger, to the fullest extent permitted by applicable law, the surviving corporation will indemnify and hold harmless each individual who is, as of the date of the merger agreement, or who becomes prior to the effective time of the merger, a director or officer of MPG or who is as of the date of the merger agreement, or who thereafter commences prior to the effective time of the merger, serving at the request of MPG as a director or officer of another entity, against all claims, losses, liabilities, damages, judgments, inquiries, fines, amounts paid in settlement and fees, costs and expenses, including attorneys' fees and disbursements incurred in connection with any actual or threatened action, whether civil, criminal, administrative, regulatory or investigative, arising out of or pertaining to the fact that such individual is or was an officer or director of MPG or is or was serving at the request of MPG as a director or officer of another entity, whether asserted or claimed prior to, at or after the effective time of the merger.

        Additionally, MPG will, in consultation with AAM, purchase a "tail" policy, which (i) has an effective term of 6 years from the effective time of the merger (and provides coverage until such later date as of which any action commenced during such 6 year period shall have been finally disposed of), (ii) covers each person covered by MPG's directors' and officers' insurance and/or fiduciary liability insurance policy in effect on the date of the merger agreement or at the effective time of the merger for actions and omissions occurring prior to the effective time of the merger, and (iii) provides coverage in an amount not less than MPG's existing coverage and contains other terms and conditions that are no less favorable to the persons covered by such policies maintained by MPG than those of MPG's directors' and officers' insurance and/or fiduciary liability insurance policy in effect on the date of the merger agreement with respect to claims arising from facts or events that occurred on or before the effective time of the merger. The amount paid by MPG, however, in respect of any one policy year may not be in excess of 300% of the annual premiums currently paid by MPG for such insurance. The surviving corporation will maintain such policies in full force and effect, for their full respective terms, and continue to honor its respective obligations thereunder.

        The indemnification and insurance rights provided to the indemnified persons under the merger agreement are in addition to any other rights to indemnification or contribution that such indemnified person may have by contract or otherwise.

Financing

        AAM must use its reasonable best efforts to obtain the financing prior to the closing date on the terms and conditions described in the commitment letter. AAM may not amend, modify, waive the terms of, or replace, the commitment letter or reduce the aggregate amount of the financing available under the commitment letter (other than through the issuance of securities in lieu of the bridge facility contemplated by the commitment letter) without the prior written consent of MPG, unless such amendment, modification, waiver or replacement or reduction would not:

  •
  reduce the aggregate amount of the financing below the amount required to consummate the transactions contemplated by the merger agreement (including by changing the amount of fees to be paid or original issue discount of the financing), except to the extent:

  •
  replacement commitments for indebtedness to be incurred by AAM after the date of the merger agreement are then made available in order to consummate the transactions contemplated by the merger agreement; or

  •
  the representations in the merger agreement regarding the financing would be true after giving effect to such reduction;

    so long as the terms and conditions of the replacement commitments (including with respect to conditionality) are no less favorable, in the aggregate, to AAM than those contained in the commitment letter; or

  •
  impose new, additional or more expansive conditions precedent, or otherwise amend, modify or expand any conditions precedent, to the receipt of the financing, in each case, in a manner that would reasonably be expected to:

  •
  materially delay or prevent the consummation of the transactions contemplated by the merger agreement; or

  •
  adversely impact in any material respect the ability of AAM to consummate the transactions contemplated by the merger agreement or enforce its rights under the commitment letter.

        AAM may amend the commitment letter, however, without the prior written consent of MPG to add additional financing sources, lenders, lead arrangers, bookrunners, syndication agents or similar entities.

        AAM will use reasonable best efforts to (i) maintain in effect the commitment letter until the consummation of the transactions contemplated by the merger agreement, other than any reduction in the amount of the financing available under the commitment letter through the issuance of securities in lieu of the bridge facility contemplated by the commitment letter; (ii) satisfy all conditions within the control of AAM to obtaining the financing, and (iii) negotiate and enter into definitive agreements with respect to the financing on the terms and conditions contained in the commitment letter (including any "market flex" provisions related thereto).

        AAM must keep MPG reasonably informed with respect to all material activity concerning the status of the financing and promptly notify MPG of any material change with respect to the financing, including any material breach of the commitment letter to the extent it would reasonably be expected to impair or materially delay the closing or result in insufficient financing to consummate the merger and any termination of the commitment letter (or the definitive financing agreements).

        If all conditions in the commitment letter have been satisfied or, upon funding will be satisfied, and AAM is otherwise required to consummate the merger, AAM will use reasonable best efforts to (a) consummate the financing and (b) enforce its rights under the commitment letter (or the definitive financing agreements). However, AAM will have no obligation to threaten or initiate any action against any of the financing sources or any other party to the commitment letter or to the definitive financing agreements.

        If any portion of the financing becomes unavailable on the terms and conditions contemplated in the commitment letter, AAM will use reasonable best efforts to arrange and obtain alternative debt financing from alternative sources in an amount sufficient to consummate the transactions contemplated by the merger agreement, except that the terms and conditions of such alternative financing (including with respect to conditionality, structure, covenants and pricing) will be no less favorable, in the aggregate, to AAM than those contained in the commitment letter.

        Prior to the closing, MPG will, and will use reasonable best efforts to cause its subsidiaries and its and their respective representatives to, provide AAM with all cooperation reasonably requested in connection with the arrangement, marketing and consummation of the financing or alternative financing (if applicable) that does not unreasonably interfere with ongoing operations of MPG, including using reasonable best efforts to:

  •
  deliver to AAM financial and other pertinent information regarding MPG and its subsidiaries as may be reasonably requested by AAM and that is customarily required for the financing, including (a) certain financial statements, business and other financial data, and (b) information as to enable AAM to prepare pro forma financial statements;

  •
  to the extent customarily required, make appropriate officers available to participate upon reasonable notice in a reasonable number of meetings, presentations, road shows, due diligence sessions and sessions with rating agencies at times and locations to be mutually agreed;

  •
  provide reasonable assistance to AAM in the preparation of customary offering documents, including confidential information memoranda, prospectuses, private placement memoranda, offering memoranda and bank confidential information memoranda and road show materials, rating agency materials and other similar documents necessary in connection with the financing and provide reasonable and customary authorization letters related thereto;

  •
  if requested in writing by a financing source, furnish all information regarding MPG and its subsidiaries that is required in connection with the financing by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act, to the extent reasonably requested at least 10 business days prior to the closing date;

  •
  assist AAM in obtaining corporate, corporate family, credit, facility and securities ratings from rating agencies;

  •
  assist AAM in obtaining (a) customary releases and consents, including consents with respect to inclusion of MPG's financial statements and any audit opinions in respect thereof required to be included in any prospectus or offering memorandum or similar documents for any portion of the financing, and (b) customary comfort letters of MPG's current and former independent accountants, including "negative assurance" comfort;

  •
  assist AAM in obtaining customary legal opinions related to MPG required to be obtained in connection with the financing; and

  •
  obtain and, if applicable, execute customary payoff letters and execute customary certificates as may be reasonably requested by AAM as necessary in connection with the financing, except that (a) any such certificates will not be executed except in connection with the pricing or closing of any financing, and (b) no personal liability will be imposed on the officers or employees involved with such certificates.

        Notwithstanding the foregoing, neither MPG nor any of its subsidiaries or any of their respective representatives will be required to:

  •
  take any action that would reasonably be expected to conflict with or violate the organizational documents of MPG or any MPG subsidiary or any law or result in the breach of any contract if the consequences of the breach of such law or contract would be material to the business or operations of MPG and its subsidiaries, taken as a whole;

  •
  pay any commitment or similar fee or reimburse any expenses incurred by AAM in connection with the financing;

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  execute and deliver any definitive agreements with respect to the financing prior to the closing date (other than any definitive agreements that are executed and delivered in escrow pending the occurrence of the closing or effective as of the closing) or incur any liability that is not contingent on the occurrence of the closing date; or

  •
  take any action in its capacity as a stockholder, member, partner or member of the board of directors of any of MPG or its subsidiaries to authorize or approve the financing.

The third and fourth bullets of this paragraph and clause (a) of the final bullet of the immediately preceding paragraph, however, will not apply to customary resolutions, representation letters, officer's certificates, supplemental indentures (which do not result in the creation or assumption of any additional obligations by MPG or any of its subsidiaries prior to the effective time of the merger) and similar documents required to be executed in connection with the closing of a debt financing into escrow on customary terms so long as such documents are not released from escrow or become effective prior to the closing date.

        AAM will, promptly upon request by MPG, reimburse MPG for all documented and reasonable out-of-pocket costs (including reasonable attorneys' fees) incurred by MPG or any of its subsidiaries (other than with respect to any costs associated with preparing regular quarterly and annual financial statements) in performing their obligations under the financing covenants of the merger agreement, and will also indemnify MPG for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by MPG or any of its subsidiaries arising therefrom, other than to the extent any of the foregoing (a) arises from the bad faith, gross negligence or intentional misconduct of, or material breach of the merger agreement by, MPG or any of its subsidiaries, or (b) arises from or relates to information provided by or on behalf of MPG or any of its subsidiaries for use in connection with the financing.

        The availability of the financing is not a condition to the closing of the merger.

Appointment of Additional AAM Directors

        Prior to the effective time of the merger, AAM will take all actions as may be necessary (a) to cause the number of directors comprising the AAM board of directors as of the effective time of the merger to be increased to 11, (b) subject to AAM's standard qualification requirements for directors, to cause each of the AS designees to be appointed to a different class of the AAM board of directors as of the effective time of the merger, to serve until the end of the term for the class of directors to which the AS designee is appointed, and (c) subject to the independence and other requirements of the NYSE and applicable law, if applicable, to cause one AS designee to be appointed to each of AAM's Executive Committee, Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee as of the effective time of the merger.

Amendment; Extension and Waiver

Amendment

        The merger agreement may be amended only in a signed writing executed by the parties to be bound and authorized by AAM, Merger Sub and MPG by action taken by or on behalf of their respective boards of directors at any time prior to the effective time of the merger, except that, after either AAM's or MPG's stockholder approval has been obtained, no amendment may be made that would reduce the amount or change the type of consideration into which each share of MPG common stock will be converted upon consummation of the merger or that would otherwise require the approval of the stockholders of AAM or MPG, as applicable, under applicable law or in accordance with the rules of any relevant stock exchange, without such approval having been obtained. Certain provisions, however, may not be amended, supplemented, waived or otherwise modified in a manner adverse to the financing sources without the prior written consent of the adversely affected financing sources.

Extension and Waiver

        At any time prior to the effective time of the merger, AAM, MPG and Merger Sub may:

  •
  extend the time for the performance of any obligation or other act of the other parties;

  •
  waive any breach or inaccuracy in the representations and warranties of the other parties contained in the merger agreement or any document delivered pursuant to the merger agreement; and

  •
  subject to the exception described in the first sentence under "—Amendment; Extension and Waiver—Amendment" and to the extent permitted by applicable law, waive compliance with any agreement of any of the other parties or any condition to its own obligations contained in the merger agreement.

        Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the parties.

Governing Law; Specific Performance; Third-Party Beneficiaries

Governing Law

        The merger agreement is governed by Delaware law, without giving effect to any conflicts of laws principles or other principles that would cause the law of any other jurisdiction to apply.

Specific Performance

        Each of AAM, Merger Sub and MPG is entitled to specific performance to enforce the observance and performance of any covenant or obligation contained in the merger agreement and an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement, without any requirement to obtain, furnish or post any bond or similar instrument, in addition to any other remedy to which they are entitled at law or in equity.

        MPG will be entitled to specific performance to cause AAM or Merger Sub to cause the financing to be funded and to take all other required actions to effect the closing only if:

  •
  all of the conditions to the closing, other than the conditions to MPG's obligation to consummate the closing, have been satisfied (other than those conditions that by their terms must be satisfied at the closing);

  •
  MPG has confirmed in an irrevocable written notice to AAM that all of the conditions to the closing, other than the conditions to AAM's obligation to consummate the closing, have been satisfied or, to the extent allowed by applicable law, waived by MPG, and that MPG is ready, willing and able to perform its obligations to effect the closing;

  •
  there has not been a financing failure (as defined below); and

  •
  AAM and Merger Sub fail to fulfill their obligation to effect the closing within 3 business days of the written notice of MPG pursuant to the second bullet above.

        For purposes of the merger agreement, a "financing failure" means (a) the financing is not available, or (b) AAM or Merger Sub has not received aggregate proceeds from the financing sources in an amount equal to or greater than the amount of the financing.

        In no event, however, will MPG or any of its affiliates be entitled to seek specific performance of the merger agreement against the financing sources.

Third-Party Beneficiaries

        The merger agreement is binding upon, inures solely to the benefit of, and is enforceable by, only AAM, Merger Sub, MPG and their respective successors and permitted assigns, and nothing in the merger agreement, express or implied, is intended to or will confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of the merger agreement, with the exception of:

  •
  rights of financing sources as express third-party beneficiaries in respect of certain specified provisions of the merger agreement, including provisions relating to:

  •
  the effect of termination of the merger agreement, as described in "—Termination of the Merger Agreement—Effect of Termination" beginning on page 137;

  •
  certain amendments to the merger agreement, as described in "—Amendment; Extension and Waiver—Amendment" beginning on page 153;

  •
  specific performance of the merger agreement, as described in "—Governing Law; Specific Performance; Third-Party Beneficiaries—Specific Performance" beginning on page 154; and

  •
  rights of MPG indemnified parties as express third-party beneficiaries, as described in "—Indemnification and Insurance" beginning on page 149.

 THE VOTING AGREEMENT

        This is a summary of the material provisions of the voting agreement. The following summary of the voting agreement does not purport to be complete and may not contain all of the information about the voting agreement that is important to you. The summary of the material terms of the voting agreement below and elsewhere in this joint proxy statement/prospectus is subject to, and qualified in its entirety by reference to the full text of, the voting agreement, which is attached as Annex D to this joint proxy statement/prospectus and is incorporated herein by reference. You should read the entire voting agreement carefully and in its entirety because it, and not the description below or elsewhere in this joint proxy statement/prospectus, is the legal document that governs with respect to the matters described below.

        Contemporaneously with entering into the merger agreement, AAM entered into the voting agreement with the AS stockholder with respect to all MPG common stock owned by the AS stockholder, which constituted approximately 77% of the issued and outstanding MPG common stock as of the date of the voting agreement.

        Under the terms of the voting agreement, the AS stockholder has agreed to vote (or caused to be voted):

  •
  25,344,548 shares of MPG common stock (which shares constitute approximately 37% of the issued and outstanding shares of MPG common stock on the record date) in favor of the merger, the adoption of the merger agreement and the approval of the terms thereof and each of the other transactions contemplated by the merger agreement; and

  •
  all other shares of MPG common stock owned by the AS stockholder in a manner that is proportionate to the manner in which all shares of MPG common stock not owned by the AS stockholder are voted.

        The foregoing voting obligations, however, do not apply to the AS stockholder in the event that the MPG board of directors makes a change in recommendation (see "The Merger Agreement—No Solicitation—Board Recommendation Change" beginning on page 132). In the event the MPG board of directors makes a change in recommendation, the AS stockholder may vote (or cause to be voted) all of its shares of MPG common stock in any manner.

        The AS stockholder has also agreed not to, directly or indirectly:

  •
  sell, transfer, pledge, assign or otherwise encumber or dispose of any of its MPG common stock to, or enter into any agreement, option or other arrangement (including any profit sharing arrangement) or understanding with respect to any of its MPG common stock with, any person other than AAM or AAM's designee;

  •
  deposit any of its MPG common stock into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney, attorney-in-fact, agent or otherwise, with respect to its MPG common stock, except as contemplated by the voting agreement and except for that certain Stockholders' Agreement, dated as of August 4, 2014, by and among MPG, the AS stockholder, ASP HHI Investco LP, ASP Grede Investco LP and the minority investors made a party from time to time; or

  •
  take any other action that would in any way make any representation or warranty of the AS stockholder in the voting agreement untrue or incorrect in any material respect or otherwise restrict, limit or interfere in any material respect with the performance of the AS stockholder's obligations under the voting agreement or the transactions contemplated in the voting agreement.

        In addition, the AS stockholder (solely in its capacity as a stockholder of MPG) has agreed not and to cause each of its subsidiaries not to, and to use its reasonable best efforts to cause its officers, directors, agents and other representatives not to, directly or indirectly:

  •
  solicit, initiate, facilitate or encourage any inquiries or the implementation or submission of any acquisition proposal (which term has the same meaning in the voting agreement as in the merger agreement (see "The Merger Agreement—No Solicitation" beginning on page 129)) with respect to MPG or any proposals or offers that would be reasonably expected to lead to an acquisition proposal with respect to MPG; or

  •
  engage in, continue or otherwise participate in any discussions, communications or negotiations regarding, or furnish to any person any non-public information in connection with, or for the purpose of facilitating or encouraging, any inquiries, proposals or offers that constitute, or would be reasonably expected to lead to, an acquisition proposal with respect to MPG, except to notify such person of the existence of the non-solicitation obligations under the voting agreement.

        The AS stockholder may, however, engage in any discussions, communications or negotiations described above to the same extent that MPG or the MPG board of directors is permitted to engage in any such discussions, communications or negotiations under the terms of the merger agreement (see "The Merger Agreement—No Solicitation" beginning on page 129).

        The AS stockholder has also agreed:

  •
  to irrevocably and unconditionally waive any rights of appraisal with respect to its shares of MPG common stock in the merger and not to exercise any rights to dissent from the merger or any similar right (including under Section 262 of the DGCL) that the AS stockholder may have;

  •
  not to commence, institute, maintain or prosecute any claim, derivative or otherwise, prior to the effective time of the merger, (i) against MPG, any of its representatives or any of its successors, including claims relating to the negotiation, execution or delivery of the merger agreement or the consummation of the merger, including any claim alleging a breach of any fiduciary duty of the MPG board of directors in connection with the merger and the other transactions contemplated by the merger agreement, or (ii) challenging the validity of or seeking to enjoin the operation of any provision of the voting agreement (other than with respect to the AS stockholder enforcing its rights under the terms of the voting agreement); and

  •
  to attend, if applicable, the MPG special meeting or any adjournment thereof (or execute valid and effective proxies to any other attending participant of an MPG special meeting in lieu of attending such MPG special meeting or any adjournment thereof).

        The voting agreement terminates upon the first to occur of:

    •
    the effective time of the merger;

    •
    the termination of the merger agreement in accordance with its terms;

    •
    the mutual written agreement of AAM and the AS stockholder to terminate the voting agreement; or

    •
    at the sole election of the AS stockholder following any amendment of or modification to the merger agreement with respect to any terms of the merger consideration, the allocation of the merger consideration between cash and stock, the closing conditions, the provisions of the merger agreement relating to the appointment of the AS designees to the AAM board of directors or any change to the merger agreement that would have a materially adverse impact on the AS stockholder.

        Each of AAM and the AS stockholder also made certain customary representations and warranties in connection with the voting agreement.

        The AS stockholder entered into the voting agreement solely in it capacity as a record and/or beneficial owner of MPG common stock and not in any capacity as a director, officer, employee, or other fiduciary of MPG or in its capacity as a trustee or fiduciary of any benefits plans. The voting agreement does not in any way restrict or affect any action or inaction of the AS stockholder or any of its representatives, as applicable, to the extent the AS stockholder or any such representative is serving on the MPG board of directors or the board of directors of any subsidiary of MPG or as an officer or fiduciary of MPG or any subsidiary of MPG, or acting in such person's capacity as a director, officer, employee or fiduciary of MPG or any subsidiary of MPG.

STOCKHOLDERS' AGREEMENT

        This is a summary of the material provisions of the stockholders' agreement. The following summary of the stockholders' agreement does not purport to be complete and may not contain all of the information about the stockholders' agreement that is important to you. The summary of the material terms of the stockholders' agreement below and elsewhere in this joint proxy statement/prospectus is subject to, and qualified in its entirety by reference to the full text of, the stockholders' agreement, which is attached as an exhibit to the merger agreement which is attached as Annex A to this joint proxy statement/prospectus and is incorporated herein by reference. You should read the entire stockholders' agreement carefully and in its entirety because it, and not the description below or elsewhere in this joint proxy statement/prospectus, is the legal document that governs with respect to the matters described below.

        In connection with and as a condition to the consummation of the merger, AAM, the AS stockholder and, for certain limited purposes, American Securities will enter into the stockholders' agreement effective as of the effective time of the merger.

Transfer Restrictions

        Under the stockholders' agreement, the AS stockholder is generally restricted from transferring its shares of AAM common stock, other than to controlled affiliates of American Securities (other than any of its portfolio companies) that agree to be bound by the stockholders' agreement, without the consent of AAM until the expiration of a lock-up period of six months after the consummation of the merger. After the expiration of the lock-up period, and until the date the AS stockholder, together with any controlled affiliates of American Securities (other than any of its portfolio companies), ceases to beneficially own at least 7.5% of the outstanding shares of AAM common stock (which date we refer to in this joint proxy statement/prospectus as the expiration date), the AS stockholder or any controlled affiliate of American Securities (other than any of its portfolio companies) may transfer its shares of AAM common stock only:

  •
  pursuant to its registration rights granted under the stockholders' agreement (see below);

  •
  pursuant to a transfer made in accordance with Rule 144 of the Securities Act (or any similar provisions then in force);

  •
  pursuant to a transfer to any person or group so long as such transferee, after giving effect to the transfer, would not beneficially own, alone or together with its affiliates, in excess of 7.5% of the outstanding shares of AAM common stock and would be eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1)(ii) of the Exchange Act;

  •
  pursuant to a distribution to all of the limited partners (on a pro rata basis in accordance with their respective ownership percentages) and the general partner (and its representative members) of the AS stockholder or any controlled affiliate of American Securities (other than any of its portfolio companies) that beneficially owns shares of AAM common stock in accordance with the terms of their respective organizational documents, so long as no such partner who is transferred more than 2% of the outstanding shares of AAM common stock would, to the AS stockholder's knowledge, beneficially own, alone or together with its affiliates (other than the AS stockholder and the controlled affiliates of American Securities), more than 7.5% of the outstanding shares of AAM common stock after giving effect to the transfer;

  •
  pursuant to a transfer to certain exempt entities agreed to by the parties of not more than 7.5% of the outstanding shares of AAM common stock; or

  •
  with the prior written consent of AAM.

 Registration Rights

        Following the expiration of a lock-up period of six months after the consummation of the merger, the AS stockholder will have certain customary registration rights under the stockholders' agreement, as described in this section. These registration rights may be transferred to any permitted transferee of the shares owned by the AS stockholder, provided that only the AS stockholder will have the power to exercise such registration rights on behalf of any such transferee. These registration rights will terminate when all shares of AAM common stock owned by the AS stockholder, any other controlled affiliates of American Securities (other than its portfolio companies) and any permitted transferee of the AS stockholder are sold pursuant to a registration statement or are sold pursuant to Rule 144 under the Securities Act (or any similar provisions then in force). In addition, with respect to shares of AAM common stock owned by the AS stockholder and any other controlled affiliates of American Securities (other than its portfolio companies), these registration rights will terminate when the AS stockholder beneficially owns less than 7.5% of the shares of AAM common stock then outstanding and there are no AS directors on the AAM board of directors. In the case of shares of AAM common stock transferred to other permitted transferees of the AS stockholder, the registration rights will also terminate when such shares may be sold without volume, manner of sale or other limitations under Rule 144 of the Securities Act (or any similar provisions then in force).

Transaction Shelf Registration

        Under the stockholders' agreement, AAM is required to file a shelf registration statement with respect to the AAM common stock received by the AS stockholder in connection with the closing of the merger. The stockholders' agreement requires AAM to use commercially reasonable efforts to have this shelf registration statement effective 180 days from the completion of the merger and provides that the registration statement shall be on a form that is automatically effective upon filing if AAM is then eligible for automatic effectiveness. Under the stockholders' agreement, AAM must use commercially reasonable efforts to maintain such registration statement effective until the sale of all such shares, subject to customary suspension rights. For a period of two years following the consummation of the merger, any common stock that has been registered in such shelf registration statement may be included in any underwritten offering of AAM upon proper exercise of demand registration rights or piggyback registration rights by the AS stockholder.

Demand Registration Rights

        Under the stockholders' agreement, the AS stockholder will have registration rights that allow it at any time after 6 months following the consummation of the merger to request that AAM register the resale under the Securities Act of all or any portion of the shares of AAM common stock owned by the AS stockholder, any controlled affiliate of American Securities (other than its portfolio companies) or any permitted transferee of the AS stockholder, so long as the aggregate market value of such shares to be sold is not less than $100 million as measured by the market price of AAM common stock on the date of the demand. The AS stockholder will be entitled to a total of two demand registrations in any 12-month period. AAM will not be required to maintain the effectiveness of any resale registration statement for more than 180 days for any firm commitment public offering and 90 days for any other offering.

Piggyback Registration Rights

        The AS stockholder will also be entitled to "piggyback" registration rights exercisable at any time following the consummation of the merger that allow it to include the shares of AAM common stock that it, any other controlled affiliate of American Securities (other than its portfolio companies) or any permitted transferee of the AS stockholder owns in any public offering of equity securities initiated by AAM (other than those public offerings pursuant to registration statements on forms that do not permit registration for resale by them). These "piggyback" registration rights are subject to customary underwriter cutbacks based on the manner of such offering and the identity of the party initiating such offering.

General Provisions

        AAM will be entitled to suspend these registration rights, as further described in the stockholders' agreement and subject to the limitations specified therein if, in its good faith judgment, it is not feasible for AAM to proceed with the registration because of the existence of any acquisition, disposition or other material transaction or financing activity involving AAM, or because of the unavailability of audited or pro forma financial statements, or because of AAM's possession of material information that it would not be in AAM's best interests to disclose in a registration statement. Under the stockholders' agreement, each of AAM and the AS stockholder will agree to customary lock-up obligations in connection with any exercise of registration rights by the other, for itself and for its affiliates and permitted transferees.

        AAM will indemnify the AS stockholder, its controlling persons and their respective officers, directors, employees, stockholders, general and limited partners, members, representatives and affiliates against any liabilities, losses or damages arising out of or based upon any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells shares of AAM common stock, unless such liability arose from the AS stockholder's misstatement or omission, and the AS stockholder will indemnify AAM, its directors, employees, stockholders, controlling persons and the affiliates of the foregoing against all liabilities, losses or damages caused by its misstatements or omissions in any such registration statement or prospectus. AAM will pay all registration and offering-related expenses incidental to AAM's performance under the stockholders' agreement, and the AS stockholder will pay all underwriting fees, discounts, commissions and transfer taxes, if any, relating to the sale of its shares of AAM common stock under the stockholders' agreement. The stockholders' agreement also includes customary contribution obligations in the event indemnification is not available.

Preemptive Rights

        From the date the merger is consummated until the expiration date, if AAM issues new shares of AAM common stock or any instruments convertible into or exchangeable or exercisable for shares of AAM common stock, the AS stockholder will have the right to purchase such new securities that are proposed to be issued in order to maintain its equity ownership percentage in AAM. Preemptive rights do not apply to any issuance (i) to directors, officers, employees, advisors or consultants of AAM or any of its subsidiaries in connection with their compensation or employment, (ii) in a public offering, (iii) in connection with a pro rata dividend made to all holders of shares of AAM common stock, or (iv) in connection with the consummation of the merger.

AAM Board of Directors

Increase in the AAM Board Size

        Effective as of the effective time of the merger, AAM will increase the number of members of the AAM board of directors from 8 to 11 and will elect the AS designees to serve as new directors on the AAM board of directors.

Right of the AS Stockholder to Nominate Directors

        Until the expiration date, the AS stockholder will have the right to nominate to the AAM board of directors:

  •
  if the total number of directors on the AAM board of directors is less than 14, 3 directors;

  •
  if the total number of directors on the AAM board of directors is 14, 4 directors; and

  •
  if the total number of directors on the AAM board of directors is greater than 14, a number of directors equal to such total number of directors multiplied by 27%, rounding down in the case of any fractional number.

        If the number of AS directors is three, each AS director will serve in a different class of directors on the AAM board of directors. If the number of AS directors is greater than three, no more than two AS directors will serve in any class of directors on the AAM board of directors. AS directors will have the same notice, insurance and indemnification rights as the other members of the AAM board of directors. AS directors do not have any obligation to communicate or offer to AAM any new business opportunities similar to the business in which AAM is engaged unless the AS directors first become aware of such business opportunities in their capacity as a member of the AAM board of directors.

        If any AS director is serving on the AAM board of directors on the expiration date, the AS stockholder must use its commercially reasonable efforts to cause such AS director to promptly tender his or her resignation, which resignation the Nominating/Corporate Governance Committee of AAM (which we refer to in this joint proxy statement/prospectus as the Governance Committee) may determine to accept or reject in its sole discretion.

Election of AS Directors to the AAM Board of Directors

        Following the closing date, to the extent that an AS designee must stand for election or an AS director must stand for reelection, as the case may be, to the AAM board of directors in connection with any annual or special meeting of stockholders of AAM at which directors are to be elected (which we refer to in this joint proxy statement/prospectus as an election meeting), AAM will (a) nominate and recommend that the holders of AAM common stock who are entitled to vote at such election meeting vote in favor of the election of such AS designee or the reelection of such AS director, as the case may be, (b) support such AS designee for election or such AS director for reelection, as the case may be, in a manner no less rigorous and favorable than the manner in which AAM supports its other nominees and (c) otherwise use its commercially reasonable efforts to cause the election of such AS designee or the reelection of such AS director, as the case may be, to the AAM board of directors at such election meeting.

Replacement of AS Directors

        If an (a) an AS director is unable or unwilling to serve as a director for any reason, (b) an AS director is removed (upon death, resignation or otherwise), or (c) an AS director or an AS designee fails to be reelected or elected, as the case may be, at an election meeting solely as a result of failing to receive the required vote of the holders of AAM common stock as required by AAM's organizational documents, the AS stockholder will have the exclusive right to submit the name of a replacement candidate for such AS director or AS designee, as the case may be (which we refer to in this joint proxy statement/prospectus as a replacement director), to the Governance Committee for its approval. If approved by the Governance Committee, the replacement director will serve as the AS designee for election or reelection in the same class of directors on the AAM board of directors as the AS director or AS designee for which such person serves as a replacement. For each proposed replacement director that is not approved by AAM, the AS stockholder will have the right to continue submitting the name of a new proposed replacement director to the Governance Committee for its approval until the Governance Committee approves a proposed replacement director.

Board Committee Representation

        So long as the AS stockholder has the right to nominate directors to the AAM board of directors in accordance with the terms of the stockholders' agreement, the AS stockholder will have the right to require that one AS director be appointed to each of the committees of the AAM board of directors, subject to applicable requirements or qualifications under applicable law or applicable stock exchange rules (including with respect to director independence). However, the AS stockholder will not have any right to require that any AS director be appointed as the chair of any committee of the AAM board of directors, and the identity of the particular AS director appointed to each particular committee will be subject to the reasonable mutual agreement of the AS stockholder and the AAM board of directors.

Voting Rights and Restrictions

        Until the expiration date or for so long as at least one director designated by the AS stockholder is serving on the AAM board of directors, the AS stockholder has agreed to vote in accordance with the recommendation of the AAM board of directors with respect to the following matters:

  •
  the election or removal of directors to or from the AAM board of directors;

  •
  the compensation of directors, officers or other employees of AAM (including say-on-pay matters and option grants); and

  •
  the engagement of accountants.

        With respect to any other matter (other than any extraordinary transaction, as defined below), the AS stockholder may vote its shares, at its discretion, either (i) as recommended by the AAM board of directors or (ii) in the same proportion in which all shares of AAM common stock (other than shares owned by the AS Stockholder and other controlled affiliates of American Securities (other than its portfolio companies)) that voted or submitted a written consent on such matter are actually voted or consented.

        Neither the AS stockholder nor any other controlled affiliate of American Securities will have an obligation to vote its shares in any prescribed manner in the case of any vote of the AAM stockholders that is held to consider (i) amendments to AAM's certificate of incorporation or bylaws, (ii) any recapitalization, restructuring or similar transaction or series of transactions involving AAM, (iii) any dissolution or complete or partial liquidation, or similar arrangement, of AAM, (iv) any merger, consolidation or other business combination of AAM, (v) any issuance of any AAM common stock, preferred stock or other form of equity or instruments convertible into or exercisable or exchangeable for AAM common stock, preferred stock or other form of equity (vi) any transaction with an "interested stockholder" (as such term is defined in Section 203 of the DGCL), (vii) any ratification of a "defective corporate action" (as such term is defined in Section 205 of the DGCL) or (viii) any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of AAM to any third party (we refer to each of the foregoing transactions in this joint proxy statement/prospectus as an extraordinary transaction).

Standstill

        American Securities has agreed that, from the closing of the merger until the date that is 3 months following the expiration date, American Securities and its controlled affiliates, including the AS stockholder and any other controlled Affiliate of American Securities (other than its portfolio companies), will be subject to standstill provisions that prohibit American Securities and its controlled affiliates (other than its portfolio companies) from taking any of the following actions unless approved in writing by the AAM board of directors:

  •
  other than in connection with the exercise of the AS stockholder's preemptive rights, acquiring additional shares of AAM common stock or any instruments convertible into or exercisable or exchangeable for AAM common stock (including any options, swaps or other derivatives relating thereto), including any economic or voting interest in any of the foregoing;

  •
  proposing to acquire AAM or take other actions to seek control of AAM, or to control or influence the AAM board of directors or the management or policies of AAM, other than a private offer to the AAM board of directors to acquire control of AAM made in a manner that would not reasonably be expected to require public disclosure by AAM, American Securities or any controlled affiliate of American Securities; provided that American Securities or any such controlled affiliate of American Securities which submits such offer is required to immediately withdraw such offer if it is rejected by the AAM board of directors;

  •
  making any public announcement with respect to, or submitting a proposal for, any extraordinary transaction;

  •
  initiating or participating in proxy contests or other solicitations or campaigns seeking to replace, remove or oppose the election of any AAM director or other proxy contests, solicitations or campaigns with respect to governance or the operation of the business of AAM or its subsidiaries, including any extraordinary transaction or other proposals that do not have the support of the AAM board of directors;

  •
  soliciting, or participating in any solicitation of, proxies with respect to any AAM common stock or any instruments convertible into or exercisable or exchangeable for AAM common stock, or becoming a "participant" in a "solicitation" (as such terms are defined in Regulation 14A of the Exchange Act) in opposition to any matter that has been recommended by a majority of the AAM board of directors or in favor of any matter that has not been approved by a majority of the AAM board of directors;

  •
  executing, or seeking or soliciting support for (whether publicly or privately), any written consent of stockholders with respect to AAM or the shares of AAM common stock owned by the AS stockholder and other controlled affiliates of American Securities (other than its portfolio companies);

  •
  seeking (i) to call a meeting of AAM stockholders, (ii) to obtain additional representation on the AAM board of directors (other than as a result of an increase in the size of the AAM board of directors) or (iii) the removal or resignation of any of the AAM directors (other than any AS director);

  •
  depositing any shares of AAM common stock owned by the AS stockholder and other controlled affiliates of American Securities (other than its portfolio companies) in any voting trust or subjecting any of such shares to any voting arrangement (other than solely among the AS stockholder and other controlled affiliates of American Securities (other than its portfolio companies));

  •
  entering into any substantive discussions or arrangements with, or actively assisting or encouraging, any third party with respect to any of the foregoing, or otherwise forming or joining a "group" (as defined in the Exchange Act) in connection with any of the foregoing; and

  •
  seeking an amendment of the stockholders' agreement or waiver, in each case, with respect to, or proposing to do, any of the foregoing.

 Effectiveness; Term

        The stockholders' agreement will not be executed or effective until the consummation of the merger.

        The stockholders' agreement (other than the registration rights therein) will terminate upon the earlier of (a) the date that is three months following the expiration date and (b) the mutual written agreement of the AS stockholder and AAM.

        The registration rights in the stockholders' agreement will terminate upon the earlier of (x) the time at which all shares of AAM common stock owned by the AS stockholder, any other controlled affiliates of American Securities (other than its portfolio companies) and any permitted transferee of the AS stockholder (i) are sold pursuant to a registration statement, (ii) are sold pursuant to Rule 144 under the Securities Act (or any similar provisions then in force), (iii) in the case of shares owned by the AS stockholder and any other controlled affiliates of American Securities (other than its portfolio companies), such shares are less than 7.5% of the outstanding shares of AAM common stock, or (iv) in the case of shares transferred to other permitted transferees of the AS stockholder, such shares may be sold in a single transaction or series of transactions without volume, manner of sale or other limitations under Rule 144 of the Securities Act (or any similar provisions then in force), and (y) the mutual written agreement of the AS stockholder and AAM.

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements (which we refer to in this joint proxy statement/prospectus as the pro forma financial statements) have been prepared to illustrate the effect of the merger. Under the terms of the merger agreement, at the effective time of the merger, each share of MPG common stock (other than MPG excluded shares) will be converted into the right to receive (a) $13.50 in cash, without interest, and (b) 0.5 of a share of AAM common stock.

        The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of income (which we refer to in this joint proxy statement/prospectus as the pro forma statement of income), expected to have a continuing impact on the combined results of AAM and MPG. Although AAM and MPG have entered into the merger agreement, there is no guarantee that the merger will be completed. The unaudited pro forma condensed combined balance sheet as of December 31, 2016 (which we refer to in this joint proxy statement/prospectus as the pro forma balance sheet) is based on the individual historical audited consolidated balance sheets of AAM and MPG as of December 31, 2016, and has been prepared to reflect the merger as if it occurred on December 31, 2016. The pro forma statement of income for the year ended December 31, 2016 combines the historical results of income of AAM and MPG, giving effect to the merger as if it occurred on January 1, 2016. The pro forma balance sheet as of December 31, 2016, as well as the pro forma statement of income for the year ended December 31, 2016, also give effect to AAM's anticipated incurrence of new indebtedness to be used, in part, to fund the cash consideration payable in connection with the merger, related fees and expenses, and refinance certain existing indebtedness of MPG.

        The pro forma statement of income does not reflect future events that may occur after the closing of the merger, including, but not limited to, the anticipated realization of ongoing savings from operating synergies, and certain one-time charges AAM expects to incur in connection with the transaction, including, but not limited to, costs in connection with integrating the operations of AAM and MPG.

        The pro forma financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the merger been completed on the assumed date or for the periods presented, or which may be realized in the future. To produce the pro forma financial statements, AAM adjusted MPG's assets and liabilities to their estimated fair values. As of the date of this joint proxy statement/prospectus, AAM has not completed the detailed valuation work necessary to arrive at the required estimates of the fair value of the MPG assets to be acquired and the liabilities to be assumed and the related allocation of purchase price, nor has it identified all adjustments necessary to conform MPG's accounting policies to AAM's accounting policies. A final determination of the fair value of MPG's assets and liabilities will be based on the actual net tangible and intangible assets and liabilities of MPG that exist as of the date of completion of the merger. Additionally, the value of the stock consideration will be determined based on the trading price of shares of AAM common stock at the time of the completion of the merger. Accordingly, the accompanying unaudited pro forma purchase price allocation is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. The preliminary unaudited pro forma purchase price allocation has been made solely for the purpose of preparing the accompanying pro forma financial statements. The preliminary purchase price allocation was based on reviews of publicly disclosed allocations for other acquisitions in the automotive supplier industry, AAM's historical experience, data that was available through the public domain and AAM's due diligence review of MPG's business. Until the merger is completed, both companies are limited in their ability to share information with each other. Upon the completion of the merger, valuation work will be performed and any increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments to the balance sheet and/or statement of income until the purchase price allocation is finalized. There can be no assurance that such finalization will not result in material changes from the preliminary purchase price allocation included in the accompanying pro forma financial statements.

        The pro forma financial statements should be read in conjunction with:

  •
  the accompanying notes beginning on page 169 of this joint proxy statement/prospectus;

  •
  AAM's audited consolidated financial statements and accompanying notes for the year ended December 31, 2016, which are incorporated by reference in this joint proxy statement/prospectus; and

  •
  MPG's audited consolidated financial statements and accompanying notes for the year ended December 31, 2016, which are incorporated by reference in this joint proxy statement/prospectus.

American Axle & Manufacturing Holdings, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of December 31, 2016

	Historical
			Effect of Reclassification		Adjusted MPG	Acquisition Adjustments		Pro Forma Condensed Combined
(in millions)	AAM	MPG
Assets
Cash and cash equivalents	$481.2	$209.7	$—		$209.7	$(162.7)	A1	$528.2
Accounts receivable, net	560.0	349.4	12.4	R1	361.8	(15.4)	A2	906.4
Inventories, net	219.5	168.4	—		168.4	20.2	A3	408.1
Prepaid expenses and other	75.8	—	51.8	R2	51.8	—		127.6
Prepaid expenses	—	11.5	(11.5)	R3	—	—		—
Other assets	—	52.7	(52.7)	R3	—	—		—

Total current assets	1,336.5	791.7	—		791.7	(157.9)		1,970.3
Property, plant and equipment, net	1,093.7	831.6	—		831.6	62.4	A4	1,987.7
Deferred income taxes	356.4	7.4	—		7.4	25.7	A8	389.5
Goodwill	154.0	907.7	—		907.7	492.8	A5	1,554.5
Amortizable intangible assets	—	639.1	—		639.1	738.4	A6	1,377.5
GM postretirement cost sharing asset	236.1	—	—		—	—		236.1
Other assets and deferred charges	271.4	13.0	—		13.0	—		284.4

Total assets	$3,448.1	$3,190.5	$—		$3,190.5	$1,161.4		$7,800.0

Liabilities and Stockholders' Equity
Current portion of long-term debt	$3.3	$13.2	$1.0	R4	$14.2	$(14.2)	A7	$3.3
Short-term debt	—	1.0	(1.0)	R4	—	—		—
Accounts payable	382.3	260.5	—		260.5	(15.4)	A2	627.4
Accrued compensation and benefits	139.3	49.6	6.4	R5	56.0	—		195.3
Deferred revenue	24.6	—	—		—	—		24.6
Accrued expenses and other	102.0	77.1	(6.4)	R5	70.7	(18.5)	A11	154.2

Total current liabilities	651.5	401.4	—		401.4	(48.1)		1,004.8
Long-term debt, net	1,400.9	1,809.2	22.7	R6	1,831.9	950.9	A7	4,183.7
Capital lease obligations, less current maturities	—	22.7	(22.7)	R6	—	—		—
Deferred revenue	70.8	—	—		—	—		70.8
Deferred income taxes	15.0	223.7	—		223.7	287.4	A8	526.1
Postretirement benefits and other long-term liabilities	779.9	54.3	—		54.3	—		834.2

Total liabilities	2,918.1	2,511.3	—		2,511.3	1,190.2		6,619.6
Stockholders' Equity
Common stock, par value	0.9	0.1	—		0.1	0.2	A9	1.2
Paid-in capital	660.1	880.7	—		880.7	(188.2)	A10	1,352.6
Retained earnings (deficit)	449.7	(92.0)	—		(92.0)	46.2	A11	403.9
Treasury stock at cost	(191.1)	(29.5)	—		(29.5)	29.5	A12	(191.1)
Accumulated other comprehensive loss	(389.6)	(83.5)	—		(83.5)	83.5	A12	(389.6)
Noncontrolling interest	—	3.4	—		3.4	—		3.4

Total stockholders' equity	530.0	679.2	—		679.2	(28.8)		1,180.4

Total liabilities and stockholders' equity	$3,448.1	$3,190.5	$—		$3,190.5	$1,161.4		$7,800.0

American Axle & Manufacturing Holdings, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Year Ended December 31, 2016

	Historical
			Effect of Reclassification		Adjusted MPG	Acquisition Adjustments		Pro Forma Condensed Combined
(in millions, except per share data)	AAM	MPG
Net sales	$3,948.0	$2,790.7	$—		$2,790.7	$(95.1)	A13	$6,643.6
Cost of goods sold	3,221.9	2,321.5	—		2,321.5	(79.1)	A14	5,464.3

Gross profit	726.1	469.2	—		469.2	(16.0)		1,179.3
Selling, general and administrative expense	319.2	242.3	(6.3)	R7	236.0	36.1	A15	591.3
Restructuring and acquisition-related costs	26.2	—	6.3	R7	6.3	(17.2)	A16	15.3

Operating income	380.7	226.9	—		226.9	(34.9)		572.7
Interest expense	(93.4)	(103.5)	—		(103.5)	(59.4)	A17	(256.3)
Investment income	2.9	—	—		—	—		2.9
Other income, net	8.8	11.9	—		11.9	—		20.7

Income before income taxes	299.0	135.3	—		135.3	(94.3)		340.0
Income tax expense	58.3	38.4	—		38.4	(33.0)	A18	63.7

Net income	$240.7	$96.9	$—		$96.9	$(61.3)		$276.3
Income attributable to noncontrolling interest	—	0.6	—		0.6	—		0.6

Net income attributable to stockholders	$240.7	$96.3	$—		$96.3	$(61.3)		$275.7

Earnings per share:
Basic	$3.08	$1.43						$2.44

Diluted	$3.06	$1.39						$2.43

Weighted average common shares
Basic	76.4	67.5				(33.0)	A19	110.9
Diluted	76.9	69.3				(34.8)	A19	111.4

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.     Basis of Pro Forma Presentation

        The accompanying unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of AAM and MPG and reflect pro forma adjustments for (i) reclassifications resulting from differences in AAM accounting policies and MPG accounting policies, or changes to financial statement presentation to conform the financial statements of AAM and MPG (Note 4); (ii) acquisition-related adjustments resulting from the merger; and (iii) adjustments resulting from AAM's anticipated incurrence of new indebtedness to be used, in part, to refinance certain existing indebtedness of MPG (Note 5).

        The merger is accounted for in the pro forma financial statements under Accounting Standards Codification (ASC) 805, Business Combinations (which we refer to in this joint proxy statement/prospectus as ASC 805), using the acquisition method of accounting with AAM as the acquiror. The acquisition method requires the acquiror to allocate the purchase price to the identifiable assets and liabilities of the acquired entity based on the acquisition-date fair values of the assets and liabilities.

        For purposes of preparing these pro forma financial statements, AAM has calculated the estimated purchase price (Note 2) and has allocated the estimated purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on preliminary estimates of their respective fair values. These estimates are based on certain assumptions related to the merger. Due to the fact that the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded for the merger may be materially different from the information included herein. These estimates are subject to change as additional information becomes available, and the final amounts will be based on the fair value of the identifiable tangible and intangible assets and liabilities of MPG as of the effective date of acquisition. Under ASC 805, transaction costs associated with the acquisition are not included as a component of the consideration transferred but are accounted for as expenses in the period incurred.

  Pro Forma Condensed Combined Balance Sheet

        The pro forma balance sheet has been prepared as if the merger occurred on December 31, 2016, which is AAM's most recent balance sheet date prior to the filing of this joint proxy statement/prospectus. The pro forma balance sheet is based on the historical balance sheets of AAM and MPG, as of December 31, 2016, which have been adjusted for certain reclassification and merger-related adjustments. The adjustments to the pro forma balance sheet give effect to events that are directly attributable to the merger and are factually supportable, and include adjustments that will have a continuing impact after the transaction, as well as those that are non-recurring or specific to the merger.

  Pro Forma Condensed Combined Statement of Income

        The pro forma statement of income has been prepared as if the merger occurred on January 1, 2016. The pro forma statement of income is based on the historical statements of income of AAM and MPG for the full year ended December 31, 2016. The pro forma statement of income has been adjusted for certain reclassification and merger-related adjustments. These adjustments give effect to events that are directly attributable to the merger, are factually supportable, and are expected to have a continuing impact on the results of operations of the combined entity after the closing of the merger.

2.     Preliminary Purchase Consideration

        The merger is accounted for using the acquisition method under ASC 805, which requires that the AAM common stock issued to effect the merger be measured at the market price of AAM common stock on the date that the merger is completed. AAM calculated the stock portion of the preliminary purchase consideration included herein using (i) $20.05 per share of AAM common stock, which represents the closing price of shares of AAM common stock on February 27, 2017, the last practicable date prior to filing this joint proxy statement/prospectus; and (ii) the number of shares of MPG common stock outstanding as of December 31, 2016. The price per share of AAM common stock, as well as the number of shares of MPG common stock outstanding, could change prior to the date that the merger is completed, which may result in material differences in the consideration to be transferred, the purchase price, and the associated purchase price allocation. For example, a 10% increase or decrease in AAM's stock price on the closing date of the merger, as compared to the closing price on February 27, 2017, as used in the calculation below, would change the value of the consideration by approximately $72 million, which would result in a corresponding increase or decrease to Goodwill as calculated in Note 3 to these pro forma financial statements.

        At the date that the merger is completed, each outstanding share of MPG common stock will be cancelled and converted into the right to receive (i) $13.50 in cash consideration; and (ii) 0.5 of a share of AAM common stock. Further, each unvested MPG stock option outstanding immediately prior to the effective time of the merger will be accelerated in full and become fully vested immediately prior to the effective time of the merger and, at the effective time of the merger, all MPG stock options will be cancelled and the holders thereof will receive an amount in cash (without interest and subject to applicable withholding of taxes) equal to the product obtained by multiplying (x) the aggregate number of shares of MPG common stock that would have been issuable upon exercise of the MPG stock options immediately prior to the effective time of the merger, and (y) the cash value of the merger consideration, less the per share exercise price of the MPG stock options. For purposes of the cash payment with respect to the MPG stock options, the share component of the merger consideration is valued based on the closing price of a share of AAM common stock as of the trading day immediately preceding the closing date of the merger. If the exercise price payable upon exercise of an MPG stock option equals or exceeds the value of the merger consideration, the MPG stock option will be cancelled for no consideration.

        At the effective time of the merger, pursuant to the terms of the merger agreement, all restricted MPG common stock outstanding under an MPG equity plan will be cancelled and terminated, and each holder thereof will receive the merger consideration for each share of restricted MPG common stock. Pursuant to the terms of the merger agreement, each MPG restricted stock unit award outstanding under an MPG equity plan will become fully vested immediately prior to the effective time and, at the effective time of the merger, will be cancelled and terminated in return for an amount equal to the merger consideration multiplied by the number of shares of MPG common stock subject to the MPG restricted stock unit award.

        The preliminary purchase consideration attributable to stock-based compensation, as shown below, reflects (i) cash consideration for MPG's stock options and restricted shares that had either vested prior to the merger or had an existing change of control provision in the award agreement to allow for automatic vesting upon a change of control and (ii) the share portion of the merger consideration for MPG's restricted shares that had vested prior to the merger. The fair value of MPG's unvested stock options and restricted shares, less amounts previously recognized as compensation cost for these awards has been reflected as post-merger compensation cost and has been adjusted through retained earnings in the pro forma balance sheet (see adjustment 11 in Note 5).

        The following is a preliminary estimate of the purchase consideration to be paid by AAM in the merger:

December 31, 2016 (in millions)
Cash consideration ($13.50 × 67,628,327 shares of MPG common stock outstanding)	$913.0
Cash consideration attributable to accelerated vesting of stock-based compensation	65.7
Stock consideration attributable to accelerated vesting of stock-based compensation ($20.05 per share × 456,555 converted shares)	9.2
Value of AAM shares issued to stockholders of MPG (67,628,327 shares of MPG common stock converted to 33,814,164 shares of AAM common stock at a 0.5 conversion rate × $20.05 per share)	678.0

Total estimated consideration transferred	$1,665.9

3.     Preliminary Purchase Price Allocation

        Under the acquisition method in ASC 805, the purchase price paid in a merger is allocated to the identifiable assets and liabilities of the acquired entity based on the fair value of those assets and liabilities, with the excess purchase price over the fair value of the identifiable assets and liabilities recorded as goodwill. The following represents the allocation of the preliminary consideration to be paid by AAM in the merger based on estimated fair values of the assets and liabilities of MPG:

December 31, 2016 (in millions)
Total estimated consideration transferred	$1,665.9
Estimated fair value of MPG noncontrolling interest	3.4

Estimated MPG fair value	1,669.3
Cash	209.7
Accounts receivable	346.4
Inventories	188.6
Prepaid expenses and other	51.8
Property, plant and equipment	894.0
Deferred income tax assets	26.9
Intangible assets	1,377.5
Other assets and deferred charges	13.0

Total assets	$3,107.9

Accounts payable	245.1
Accrued compensation and benefits	56.0
Accrued expenses and other	70.7
Long-term debt	1,901.9
Deferred income tax liabilities	511.1
Postretirement benefits and other long-term liabilities	54.3

Net assets to be acquired	$268.8

Goodwill	$1,400.5

4.     Effect of Reclassification Adjustments

        AAM performed certain procedures to identify pro forma accounting adjustments to be made as a result of material differences in the significant accounting policies or financial statement presentation of AAM and MPG. These procedures included a review of MPG's significant accounting policies, including those disclosed in MPG's Current Report on Form 8-K which was filed with the SEC on March 2, 2017 and is incorporated herein by reference, as well as discussions between AAM management and MPG management regarding their significant accounting policies.

        Based on these procedures, AAM identified the following pro forma adjustments that are reflected in the "Effect of Reclassification" column of the pro forma financial statements:

Reclassification Adjustments—Unaudited pro forma condensed combined balance sheet as of:

		December 31, 2016 (in millions)
R1	To reclassify receivables for rebillable customer-owned tooling from prepaid expenses and other to accounts receivable, net	$27.6
	To reclassify value added tax (VAT) receivable from accounts receivable to prepaid expenses and other	(15.2)

	Reclassification adjustment to accounts receivable, net	$12.4

R2	To reclassify MPG's prepaid expenses and other assets line items to AAM's prepaid expenses and other to conform presentation	$64.2
	To reclassify receivables for rebillable customer-owned tooling from prepaid expenses and other to accounts receivable, net	(27.6)
	To reclassify VAT receivable from accounts receivable to prepaid expenses and other	15.2

	Reclassification adjustment to prepaid expenses and other	$51.8

R3	To reclassify MPG's prepaid expenses line item to AAM's prepaid expenses and other line item to conform presentation	$(11.5)

	To reclassify MPG's other assets line item to AAM's prepaid expenses and other line item to conform presentation	$(52.7)

R4	To reclassify MPG's short-term debt line item to AAM's current portion of long-term debt line item to conform presentation	$1.0

R5	To reclassify workers' compensation liability of MPG from accrued expenses and other to accrued compensation and benefits	$6.4

R6	To reclassify MPG's capital lease obligations, less current maturities line item to AAM's long-term debt, net line item to conform presentation	$22.7

Reclassification Adjustments—Unaudited pro forma condensed combined statement of income for the year ended:

December 31, 2016 (in millions)
R7	To reclassify MPG's expenses incurred in conjunction with the merger from selling, general and administrative expense to restructuring and acquisition-related costs	$6.3

5.     Pro Forma Acquisition Adjustments

        Pro forma adjustments related to the acquisition are reflected in the "Acquisition Adjustments" column in the pro forma financial statements and are as follows:

Acquisition Adjustments—Unaudited pro forma condensed combined balance sheet as of:

A1
The following represents the calculation of the preliminary acquisition adjustment to cash and cash equivalents:

December 31, 2016 (in millions)
Cash portion of merger consideration	$(913.0)
Cash portion of merger consideration attributable to accelerated vesting of MPG stock-based compensation	(65.7)
Cash payment to settle outstanding MPG stock options and restricted shares not previously vested	(12.1)
Payment of transaction costs	(142.8)
AAM expected borrowings under the new senior secured credit facility (Term Loans)	1,650.0
AAM anticipated issuance of new senior unsecured notes	1,200.0
MPG existing indebtedness at fair value	(1,879.1)

Adjustment to cash and cash equivalents	$(162.7)

A2
This adjustment is to eliminate the intercompany accounts receivable and accounts payable balances between AAM and MPG as of December 31, 2016.

A3
This represents the preliminary estimate of the step-up in inventory to fair value. Raw materials inventory was not adjusted as the carrying value of raw materials is assumed to represent fair value. The portion of the preliminary adjustment that relates to finished goods is based on the estimated selling price of the inventory less costs to sell the inventory and a reasonable profit margin on the sale. The portion of the preliminary adjustment associated with work-in-progress inventory includes estimated costs to complete the inventory and also includes a reasonable profit margin. AAM has not adjusted cost of goods sold within the pro forma statement of income to reflect this preliminary estimated step-up in inventory value as this is not expected to have a continuing impact on AAM's financial statements subsequent to the acquisition.

A4
The following represents the preliminary estimated fair value of property, plant and equipment (which we refer to in this joint proxy statement/prospectus as PP&E), as well as the estimated remaining useful lives of the various categories of PP&E. The table also calculates the adjustment to depreciation expense for the year ended December 31, 2016, based on the fair value adjustment to PP&E and the estimated remaining useful lives.

(in millions)	Preliminary Estimate of Fair Value	Estimated Remaining Useful Life in Years	Depreciation Expense— Year Ended December 31, 2016
Land	$28.8	Indefinite	$—
Buildings and building improvements	68.3	15	4.5
Machinery and equipment	796.9	5	159.4

Total	$894.0		$163.9
Less: MPG historical property, plant and equipment, net and depreciation expense	(831.6)		(151.3)

Acquisition adjustment	$62.4		$12.6

  Depreciation expense has been calculated using the straight-line method of depreciation. With other assumptions held constant, a 10% increase in the fair value adjustment to PP&E upon consummation of the merger would increase annual pro forma depreciation expense by approximately $1.1 million.

A5
The adjustment to goodwill represents the elimination of MPG's historical goodwill amount and the preliminary estimate of goodwill to be recognized as a result of AAM's acquisition of MPG, as calculated in Note 3 to these pro forma financial statements:

December 31, 2016 (in millions)
Preliminary estimate of goodwill to be recognized as a result of AAM's acquisition of MPG	$1,400.5
Less: MPG's historical goodwill amount	(907.7)

Adjustment to goodwill	$492.8

A6
The following represents the preliminary estimated fair value of amortizable intangible assets, as well as the estimated remaining useful lives of the various categories of intangible assets expected to be recognized as a result of the merger. The table also calculates the adjustment to amortization expense for the year ended December 31, 2016, based on the elimination of MPG's historical intangible asset balances and associated amortization and the recognition of the intangible assets and associated amortization expense resulting from the merger.

(in millions)	Preliminary Estimate of Fair Value	Estimated Remaining Useful Life in Years	Amortization Expense— Year Ended December 31, 2016
Customer platforms	$700.0	12	$58.3
Customer relationships	500.0	15	33.4
Patented and unpatented technology	175.0	10	17.5
Licensing agreements	2.5	6	0.4

Total	$1,377.5		$109.6
Less: MPG historical amortizable intangible assets and amortization expense	(639.1)		(70.1)

Acquisition adjustment	$738.4		$39.5

  Amortization expense has been calculated using the straight-line method of amortization. With other assumptions held constant, a 10% increase in the amount attributable to amortizable intangible assets upon consummation of the merger would increase annual pro forma amortization expense by approximately $11.0 million.

A7
As outlined in the "Financing Related to the Merger" section beginning on page 121 of this joint proxy statement/prospectus, AAM expects to enter into a senior secured credit facility agreement, which will provide up to $1.65 billion in term loans, and further intends to issue up to $1.2 billion in new senior unsecured notes to fund the cash consideration payable in connection with the merger, related fees and expenses, and refinance certain existing indebtedness of MPG. The merger adjustment to long-term debt, net was calculated as follows:

December 31, 2016 (in millions)
AAM expected borrowings under the new senior secured credit facility (Term Loans)	$1,650.0
AAM anticipated issuance of new senior unsecured notes	1,200.0
AAM estimated debt issuance costs on new senior secured credit facility and senior unsecured notes	(90.0)
Fair value adjustment to MPG's existing indebtedness	55.8
Long-term portion of MPG existing indebtedness at fair value	(1,864.9)

Adjustment to Long-term debt, net	$950.9

Current portion of MPG existing indebtedness at fair value	$(14.2)

  Refer to adjustment A17 for discussion related to interest expense and interest rates under the new senior secured credit facility and senior unsecured notes.

A8
The following table represents the estimated impact to deferred income tax assets and liabilities as a result of the merger and the associated acquisition accounting under ASC 805, which have been calculated using the statutory tax rate in the United States of 35%:

	Fair Value Adjustment	Impact to Deferred Income Taxes
	(in millions)
Deferred Tax Assets
Impact of accelerating the vesting of all MPG stock options and restricted shares	$—	$6.2
Adjustment to long-term debt, net	55.8	19.5

Total impact of acquisition on deferred income tax assets		$25.7

Deferred Tax Liabilities
Adjustment to inventories	$20.2	$7.1
Adjustment to PP&E	62.4	21.9
Adjustment to amortizable intangible assets	738.4	258.4

Total impact of acquisition on deferred income tax liabilities		$287.4

A9
The acquisition adjustment to common stock, par value represents the impact of converting approximately 67.6 million shares of MPG common stock outstanding to approximately 33.8 million shares of AAM common stock at the exchange ratio of 0.5 of a share of AAM common stock (with each share of AAM common stock having a par value of $0.01 per share) per share of MPG common stock, as well as eliminating MPG's historical value for common stock. The adjustment was calculated as follows:

December 31, 2016 (in millions)
Common stock, par value from the merger	$0.3
Less: MPG's historical common stock value	(0.1)

Adjustment to common stock, par value	$0.2

A10
The acquisition adjustment to paid-in capital represents the impact of converting the shares of MPG common stock outstanding to shares of AAM common stock using the exchange ratio, as outlined in adjustment A9, and multiplying the converted number of shares by AAM's closing stock price on February 27, 2017, the last practicable date prior to filing this joint proxy statement/prospectus, less the $0.01 par value of the shares. The adjustment also includes the impact of accelerating the vesting of all MPG restricted shares and the elimination of MPG's historical value for paid-in capital. The following represents the calculation:

December 31, 2016 (in millions)
Paid-in capital	$677.7
Impact of share portion of merger consideration associated with acceleration of MPG restricted shares	14.8
Less: MPG's historical paid-in capital value	(880.7)

Adjustment to paid-in capital	$(188.2)

A11
Retained earnings (deficit) has been adjusted to reflect the impact of certain one-time or non-recurring items that are specific to the merger and cannot be reflected in the pro forma statement of income because they will not have a continuing impact on the combined entity after the acquisition is consummated. Further, retained earnings (deficit) has been adjusted to eliminate MPG's historical accumulated deficit. The calculation of the adjustment to retained earnings (deficit) is as follows:

December 31, 2016 (in millions)
Impact of accelerating the vesting of MPG stock options and restricted shares	$(17.7)
Deferred tax asset associated with accelerating the vesting of MPG stock options and restricted shares (see adjustment A8)	6.2
Transaction costs (excluding debt issuance costs in adjustment A7)	(52.8)
Tax benefit of transaction costs	18.5
Elimination of MPG historical accumulated deficit balance	92.0

Adjustment to retained earnings (deficit)	$46.2

  The tax benefit of $18.5 million associated with the transaction costs is reflected in the pro forma balance sheet as a reduction of income tax payable in accrued expenses and other. These costs are not reflected in the pro forma statement of income as they are non-recurring in nature and will not have a continuing impact on the combined entity subsequent to the closing of the merger.

A12
These adjustments represent the elimination of MPG's historical values for treasury stock, at cost and accumulated other comprehensive loss.

Acquisition Adjustments—Unaudited pro forma condensed combined statement of income for the period ended:

		Year Ended December 31, 2016 (in millions)
A13	Adjustment to net sales to eliminate MPG sales to AAM	$95.1

A14	To eliminate the cost of goods sold associated with MPG's sales to AAM	$(95.1)
	To adjust depreciation expense as calculated in adjustment A4	12.0
	To adjust amortization expense as calculated in adjustment A6	4.0

	Adjustment to cost of goods sold	$(79.1)

A15	To adjust depreciation expense as calculated in adjustment A4	$0.6
	To adjust amortization expense as calculated in adjustment A6	35.5

	Adjustment to selling, general and administrative expense	$36.1

A16	To eliminate the effect of one-time merger-related charges that will not have an impact on the combined entity after the merger	$(17.2)

A17
As noted in adjustment A7, AAM expects to incur new debt as a result of the merger that will be used, in part, to fund the cash consideration payable in connection with the merger, related fees and expenses, and refinance certain existing indebtedness of MPG. AAM is expected to incur $2.85 billion of additional debt, with maturities ranging from five to 10 years and an expected weighted average interest rate of 5.8%, including the amortization of financing fees. The following calculation represents the preliminary estimate of the impact on interest expense as a result of the new borrowings and refinancing of certain existing long-term indebtedness of MPG:

Year Ended December 31, 2016 (in millions)
Estimated interest expense on new senior secured credit facility (Term Loans) and new senior unsecured notes	$149.5
Amortization of debt issuance costs and other fees	13.4
Elimination of MPG historical interest expense	(103.5)

Adjustment to Interest expense	$59.4

  AAM expects to incur approximately $90.0 million in debt issuance costs associated with the new borrowings, which has been recorded as a reduction of long-term debt, net on the pro forma balance sheet and will be amortized into interest expense over the life of the borrowings. The impact of a 1/8% (12.5 basis points) change in the interest rate would result in a change of approximately $3.6 million in interest expense on an annual basis.

Year Ended December 31, 2016 (in millions)
A18	To adjust income tax expense at the statutory rate of 35% in the United States	$(33.0)

A19
The following table represents the estimated pro forma adjustments to shares outstanding for the purposes of calculating basic and diluted earnings per share:

	Year Ended December 31, 2016
	Basic	Diluted
	(in millions of shares)
Shares of AAM common stock to be issued to stockholders of MPG, including MPG restricted shares to be accelerated and converted	34.5	34.5
Elimination of all outstanding shares of MPG common stock	(67.5)	(69.3)

Pro forma adjustment to shares outstanding	(33.0)	(34.8)

ACCOUNTING TREATMENT

        AAM prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. The merger will be accounted for using the acquisition method of accounting with AAM as the acquiror. The acquisition method requires the acquiror to allocate the purchase price to the identifiable assets and liabilities of the acquired entity, with any excess purchase price recorded as goodwill. Under the acquisition method of accounting, goodwill is not amortized but is instead tested for impairment at least annually.

 COMPARATIVE STOCK PRICES AND DIVIDENDS

        AAM common stock is listed for trading on the NYSE under the symbol "AXL" and MPG common stock is listed for trading on the NYSE under the symbol "MPG".

        The following tables set forth, for the periods indicated, the high and low sales prices per share of AAM common stock and MPG common stock, as reported on the NYSE, as well as the dividends paid per share of AAM common stock and MPG common stock:

	AAM Common Stock
	High	Low	Dividend
Fiscal Year 2017
First Quarter(1)	$21.25	$18.84	—
Fiscal Year 2016
Fourth Quarter	$19.74	$12.61	—
Third Quarter	$18.14	$14.01	—
Second Quarter	$17.02	$13.60	—
First Quarter	$18.80	$11.44	—
Fiscal Year 2015
Fourth Quarter	$23.00	$18.29	—
Third Quarter	$21.85	$17.45	—
Second Quarter	$26.21	$20.71	—
First Quarter	$26.16	$22.00	—
Fiscal Year 2014
Fourth Quarter	$23.00	$16.36	—
Third Quarter	$20.08	$16.56	—
Second Quarter	$19.78	$17.05	—
First Quarter	$21.48	$17.60	—

(1)
Through March 3, 2017.

        AAM has not paid cash dividends to its stockholders since 2008. The declaration and payment of future dividends of the combined company will be at the sole discretion of the AAM board of directors.

	MPG Common Stock
	High	Low	Dividend
Fiscal Year 2017
First Quarter(1)	$24.00	$22.35	—
Fiscal Year 2016
Fourth Quarter	$23.00	$13.90	$0.0925
Third Quarter	$16.52	$13.12	$0.0925
Second Quarter	$16.91	$12.55	$0.0925
First Quarter	$18.49	$10.87	$0.09
Fiscal Year 2015
Fourth Quarter	$24.62	$17.64	$0.09
Third Quarter	$22.50	$17.51	$0.09
Second Quarter	$20.06	$17.52	$0.09
First Quarter	$20.72	$16.02	—
Fiscal Year 2014
Fourth Quarter(2)	$17.59	$14.57	—

(1)
Through March 3, 2017.

(2)
Beginning December 12, 2014 (the date shares of MPG common stock were first traded on the NYSE).

        MPG has historically paid quarterly cash dividends to its stockholders. Under the merger agreement, MPG may continue to make its regular quarterly cash dividends consistent with past practice (including as to the record date, timing of payment and amount thereof) in an aggregate amount per quarter not in excess of $0.0925 per share of MPG common stock. On February 24, 2017, the MPG board of directors declared a dividend of $0.0925 per share of MPG common stock. The dividend is payable on March 24, 2017 to holders of record of MPG common stock as of March 10, 2017. MPG expects to make additional public announcements from time to time prior to the completion of the merger with respect to the declaration and timing of the payment of dividends to its stockholders.

        The following table presents the closing price per share of AAM common stock and per share of MPG common stock, as reported on the NYSE on:

  •
  November 2, 2016, the last full trading day prior to the public announcement of the merger agreement; and

  •
  March 3, 2017, the latest practicable date prior to mailing this joint proxy statement/prospectus.

        The table also presents the equivalent value of the merger consideration per share of MPG common stock on those dates:

	AAM Common Stock	MPG Common Stock	Equivalent Price Per Share of MPG Common Stock(1)
November 2, 2016	$16.61	$14.30	$21.81
March 3, 2017	$20.44	$23.70	$23.72

(1)
Reflects the market value of the merger consideration per share of MPG common stock, calculated by adding (a) the cash consideration, or $13.50 per share of MPG common stock, plus (b) the closing price of AAM common stock as of the specified date multiplied by the exchange ratio of 0.5.

 DESCRIPTION OF AAM COMMON STOCK

General

        The following briefly summarizes the material terms of AAM common stock and is subject in all respects to applicable provisions of Delaware law and the full text of AAM's certificate of incorporation and second amended and restated by-laws (which we collectively refer to in this joint proxy statement/prospectus as the AAM organizational documents). AAM has filed with the SEC the AAM organizational documents referenced in this description of its common stock and will send copies of these documents to you, without charge, upon your request. For more information or for how you can obtain a copy of the AAM organizational documents, see "Comparison of Stockholders' Rights" beginning on page 183 and "Where You Can Find More Information" beginning on page 196.

Common Stock

        AAM's certificate of incorporation authorizes the issuance of 150,000,000 shares of common stock, par value $0.01 per share. As of the AAM record date, there were 76,476,788 shares of AAM common stock issued and outstanding and there were approximately 235 holders of record of shares of AAM common stock. Holders of shares of AAM common stock are entitled to one vote per share on all matters to be voted upon by AAM stockholders. The AAM board of directors is divided into three separate classes, with directors in each class serving a 3 year term. The holders of shares of AAM common stock do not have cumulative voting rights in the election of directors. Holders of shares of AAM common stock are entitled to receive dividends if, as and when dividends are declared from time to time by the AAM board of directors out of funds legally available therefor, after payment of dividends required to be paid on outstanding preferred stock or series common stock (as described below), if any. In the event of liquidation, dissolution or winding up of AAM, the holders of shares of AAM common stock are entitled to share ratably in all assets remaining after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding shares of preferred stock or series common stock of AAM. Shares of AAM common stock have no preemptive or conversion rights and are not subject to further calls or assessment by AAM. There are no redemption or sinking fund provisions applicable to shares of AAM common stock.

COMPARISON OF STOCKHOLDERS' RIGHTS

        The following is a summary comparison of the material differences between the rights of MPG stockholders under Delaware law and MPG's amended and restated certificate of incorporation and amended and restated bylaws (which we collectively refer to in this proxy statement/prospectus as the MPG organizational documents) and the rights MPG stockholders will have after the completion of the merger as stockholders of AAM under Delaware law and the AAM organizational documents. The discussion in this section does not include a description of rights or obligations under the U.S. federal securities laws, any applicable state securities laws or the relevant NYSE listing requirements or standards. This summary does not cover all the differences between the AAM organizational documents and the MPG organizational documents. The following descriptions are qualified in their entirety by reference to the complete text of the relevant provisions of applicable Delaware law, the AAM organizational documents and the MPG organizational documents. We encourage you to read those laws and documents.

        AAM and MPG have filed with the SEC their respective organizational documents referenced in this comparison of stockholders' rights and will send copies of these documents to you, without charge, upon your request. For more information, including how you can obtain a copy of the AAM and MPG organizational documents, see "Where You Can Find More Information" beginning on page 196.

	MPG Stockholder Rights	AAM Stockholder Rights
Authorized Capital Stock	400,000,000 shares of $0.001 par value per share of common stock.

10,000,000 shares of $0.001 par value per share of preferred stock.

As of the close of business on Friday, February 24, 2017, there were 67,917,752 shares of MPG common stock and no shares of MPG preferred stock outstanding.

The MPG board of directors is authorized to issue one or more series of preferred stock in series and to establish the terms of such series.

150,000,000 shares of $0.01 par value per share of common stock.

10,000,000 shares of $0.01 par value per share of preferred stock.

40,000,000 shares of $0.01 par value per share of series common stock

As of the effective time of the merger, AAM expects to have approximately 111 million shares of AAM common stock, no shares of preferred stock, and no shares of series common stock outstanding.

The AAM board of directors is authorized to issue one or more series of preferred stock in series and to establish the terms of such series.

Dividends

Under MPG's amended and restated certificate of incorporation, subject to the rights of the holders of MPG preferred stock, holders of shares of MPG common stock shall be entitled to receive such dividends and other distributions in cash, stock or property of MPG when, as and if declared thereon by the MPG board of directors from time to time out of assets or funds of MPG legally available therefor.

Under AAM's certificate of incorporation, subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or series common stock, or other stock having preference to shares of AAM common stock with respect to the payment of dividends, dividends may be declared and paid on the shares of AAM common stock at such times and in such amounts as the AAM board of directors in its discretion shall determine.

	MPG Stockholder Rights	AAM Stockholder Rights
Meetings

MPG's amended and restated bylaws provide that the annual meeting of its stockholders shall be held at such date and at such time as may be fixed from time to time by the MPG board of directors and set forth in the notice of meeting therefor; and, subject to the terms of any series or class of MPG preferred stock, special meetings of its stockholders may be called only by a majority of the directors then in office, or by the chairperson of the MPG board of directors. American Securities and its affiliates, as long as, and only if, it owns at least a majority of the then outstanding shares of MPG common stock, also has the ability to call a special meeting of the stockholders. Otherwise, subject to the terms of any MPG preferred stock, stockholders cannot call a special meeting.

AAM's certificate of incorporation provides that special meetings of stockholders may be called only by the chief executive officer of AAM or by the AAM board of directors.

AAM's second amended and restated by-laws provide that the annual meeting of its stockholders shall be held on such date, and at such time and place, as may be designated by the AAM board of directors; and special meetings may be called by the secretary or any other officer, whenever directed by the AAM board of directors, or by the chief executive officer.

Notice of Stockholder Meetings	Under MPG's amended and restated bylaws, written notice of each meeting of MPG stockholders will be given not less than 10 nor more than 60 days before the date of the meeting.	Under AAM's second amended and restated bylaws, written notice of each meeting of AAM stockholders will be given not less than 10 nor more than 60 days before the date of the meeting.
Voting

MPG's amended and restated certificate of incorporation provides that, on each matter on which MPG stockholders are entitled to vote, each MPG stockholder is entitled to one vote for each share of MPG common stock held by such stockholder. The holders of shares of MPG common stock have no cumulative voting rights.

At any meeting of MPG stockholders where a quorum is present, and subject to Delaware law and any provisions of MPG's amended and restated certificate of incorporation, MPG stockholders will elect directors by a plurality of the votes of the shares of MPG common stock present in person or represented by proxy at the meeting and voting for nominees in the election of directors. In all other matters, MPG stockholders act by the affirmative vote of the majority of shares present in person or represented by proxy and voting on the subject matter at the meeting.

AAM's certificate of incorporation provides that each AAM stockholder is entitled to one vote for each share of AAM common stock held by such stockholder. The holders of shares of AAM common stock have no cumulative voting rights. Except as required by law, holders of preferred stock or series stock have no voting rights, except as expressly set forth in AAM's certificate of incorporation.

At any meeting of AAM stockholders where a quorum is present, and subject to Delaware law and any provisions in AAM's certificate of incorporation, AAM stockholders may act by the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter at such meeting.

Action by Written Consent

MPG's amended and restated certificate of incorporation provides that any action to be taken by the stockholders of MPG may be effected by written consent of American Securities in lieu of a meeting of stockholders if American Securities beneficially owns at least a majority of the then outstanding shares of MPG common stock entitled to vote on the matter(s) presented at such meeting. Otherwise, action must be effected at a duly called annual or special meeting of the MPG stockholders and may not be effected by any written consent in lieu of a meeting by the MPG stockholders unless the directors then in office unanimously recommend that such action be permitted to be taken by written consent of the stockholders.

The AAM certificate of incorporation requires that action taken by the holders of shares of AAM common stock be effected at a duly called annual or special meeting, and may not be effected by any consent in writing by such holders.

	MPG Stockholder Rights	AAM Stockholder Rights
Advanced Notice for Stockholder Proposals / Nominations

MPG's amended and restated bylaws require that, for MPG stockholders to present business or nominate a director candidate at an annual meeting, a written notice must be received by the secretary of MPG at its principal executive offices not less than 90 days nor more than 120 days before the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice is timely if delivered not earlier than the close of business on the later of the 120th day prior to the date of such annual meeting and not later than the close of business on the 90th day prior to such meeting, or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by MPG.

In the event that the number of directors to be elected to the MPG board of directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the MPG board of directors made by MPG at least 10 days before the last day an MPG stockholder may deliver a notice of nomination in accordance with the above or below, an MPG stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the secretary at the principal executive offices of MPG not later than the close of business on the 10th day following the day on which such public announcement is first made by MPG.

MPG's amended and restated bylaws also provide that, in the case of a special meeting of stockholders called for the purpose of electing directors, notice is timely if delivered not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

AAM's second amended and restated by-laws provide that for stockholders to present business or nominate a director candidate at an annual meeting, a written notice must be delivered to the secretary of AAM at the principal executive offices of AAM not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. If the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice is timely if delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made by AAM.

In the event that the number of directors to be elected to the AAM board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased AAM board of directors made by AAM at least 80 days prior to the first anniversary of the preceding year's annual meeting, an AAM stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the secretary at the principal executive offices of AAM not later than the close of business on the 10th day following the day on which such public announcement is first made by AAM.

AAM's second amended and restated by-laws also provide that for stockholders to nominate a director candidate at a special meeting, a written notice must be delivered to the secretary of AAM at the principal executive offices of AAM not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting, or the 10th day following the day on which public announcement of the date of such meeting and the nominees is first made by AAM.

	MPG Stockholder Rights	AAM Stockholder Rights
Directors

MPG's amended and restated certificate of incorporation provides that the MPG board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. The members of each class serve for a three-year term. As a result, approximately one-third of the MPG board of directors will be elected each year. In the event of any increase or decrease in the size of the MPG board of directors, the directors shall be appointed among the classes as determined by the MPG board of directors so as to maintain the number of directors in each class as nearly equal as possible. MPG's amended and restated certificate of incorporation also provides that the board shall consist of eight directors and that the number of directors may be fixed from time to time exclusively by resolutions adopted by affirmative vote of a majority of the board of directors. The MPG board of directors currently consists of eight directors.

The MPG organizational documents provide that directors may be removed only for cause and only upon the affirmative vote of at least a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the MPG organizational documents provide that, subject to the terms of any MPG preferred stock and of that certain Stockholders' Agreement, effective as of August 4, 2014, by and among the AS stockholder, ASP HHI Investco LP, ASP Grede Investco LP and the other signatories thereto, any vacancies on the MPG board of directors, including from new positions, will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum.

AAM's certificate of incorporation provides that the AAM board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. The members of each class serve for a three-year term. As a result, approximately one-third of the AAM board of directors will be elected each year. AAM's certificate of incorporation also provides that the board shall consist of not less than three directors and that the exact number of directors shall be determined by resolution adopted by affirmative vote of a majority of the AAM board of directors. The AAM board of directors currently consists of eight directors, but will be increased to 11 members as a condition to, and effective upon, the completion of the merger.

The AAM organizational documents provide that directors may be removed only for cause and only upon the affirmative vote of at least 75% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the AAM organizational documents provide that any vacancies on AAM's board of directors will be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum. To the extent applicable Delaware law provides stockholders with the power to fill such vacancies, the AAM certificate of incorporation requires the affirmative vote of at least 75% in voting power of the outstanding shares of AAM entitled to vote in the election of directors.

Exculpation

The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability for: (1) any breach of the director's duty of loyalty to such corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) willful or negligent violation of provisions of the DGCL governing payment of dividends and stock purchases or redemptions; (4) any transaction from which the director derived an improper personal benefit; or (5) any act or omission before the adoption of such a provision in the certificate of incorporation.

MPG's amended and restated certificate of incorporation contains a provision so eliminating a director's personal liability to the fullest extent permitted under the DGCL as currently in effect or as may be amended to further eliminate or limit the liability of directors.

AAM's certificate of incorporation contains a provision so eliminating a director's personal liability to the fullest extent permitted under the DGCL.

	MPG Stockholder Rights	AAM Stockholder Rights
Indemnification

Under MPG's amended and restated certificate of incorporation, MPG must indemnify, to the fullest extent permitted by law, any current or former director, or current or former officer of MPG (the "MPG indemnitees"). This indemnification obligation expressly includes the indemnification of any MPG indemnitee who is, or is threatened to be made, a party to or participant in any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding or otherwise, including any appeal therefrom, other than any such proceeding brought in the right of MPG, by reason of the fact that such person is or was a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of MPG or is or was serving in such a capacity at MPG's request at any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which MPG (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of MPG as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent, against all expenses of any type or nature whatsoever and all judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of such MPG indemnitee. A person may be indemnified only if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of MPG and, with respect to any criminal action, such person had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action or suit by or in the right or MPG, indemnification is available only for expenses actually and reasonably incurred by such person or on their behalf in connection with such proceeding, provided that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to MPG unless, and only to the extent, such indemnification is deemed proper by the Court of Chancery of Delaware or such other court in which the action or suit was brought.

Under AAM's certificate of incorporation, AAM must indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of AAM or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of AAM or, while a director or officer of AAM, is or was serving at the request of AAM as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

AAM must indemnify a person described above in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the AAM board of directors.

AAM must also promptly pay expenses incurred by any person described above in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

	MPG Stockholder Rights	AAM Stockholder Rights

Under MPG's amended and restated certificate of incorporation, MPG is the indemnitor of first resort with respect to any rights directors of MPG who are also partners or employees of American Securities may have to indemnification and advancement of expenses.

MPG must also advance or promptly reimburse the expenses incurred by any such person described above, if such person provides an undertaking to repay all amounts so advanced or reimbursed in the event that it is ultimately determined that such person is not entitled to be indemnified by MPG.

Antitakeover Provisions

Subject to specific exceptions, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time of the transaction in which the person became an interested stockholder, unless:

•

the "business combination," or the transaction in which the stockholder became an "interested stockholder" is approved by the board of directors prior to the time the "interested stockholder" attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder), those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•

at or subsequent to the time such person became an "interested stockholder," the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder."

"Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the "interested stockholder."

Subject to various exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's outstanding voting stock.

	MPG has opted out of Section 203 of the DGCL and accordingly is not subject to its provisions.	AAM has not opted out of Section 203 of the DGCL (as described in MPG Stockholder Rights, Antitakeover Provisions), and accordingly is subject to its provisions.
Amendment to the Incorporation Document and the Bylaws

Delaware law provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

MPG Stockholder Rights	AAM Stockholder Rights

MPG's amended and restated certificate of incorporation provides that the amended and restated bylaws may be amended, altered, added to or repealed by the MPG board of directors or the stockholders, but in the case of amendment by the stockholders, only by a vote of at least a majority of the voting power of all of the outstanding shares of MPG stock entitled to vote generally in the election of directors, voting together as a single class.

In addition to the default provisions of Delaware law, a vote of at least 66 2/3% of the voting power of the outstanding shares of MPG common stock entitled to vote in the election of directors is required to amend alter, amend, add to or repeal or to adopt provisions inconsistent with certain provisions of MPG's amended and restated certificate of incorporation relating to board composition (including MPG's classified board), filling of board vacancies, removal of directors, forum selection, and the supermajority voting requirement for amendment of the above provisions in the certificate of incorporation.

MPG's amended and restated certificate of incorporation also provides that the provisions relating to the waiver of Delaware's antitakeover statute and of the corporate opportunities doctrine may not be amended, altered or revised, including by merger or otherwise, without American Securities' written consent for so long as American Securities owns at least 10% of the then outstanding MPG stock entitled to vote generally in the election of directors.

AAM's certificate of incorporation provides that the second amended and restated bylaws may be amended by the AAM board of directors or the stockholders. However, in the case of amendment by the stockholders, the affirmative vote of at least 75% of the voting power of all of the outstanding shares of AAM entitled to vote in the election of directors, voting together as a single class, is required to amend, alter or repeal any provision of AAM's second amended and restated by-laws which is to the same effect as the provisions in AAM's certificate of incorporation relating to the amendment of by-laws, board composition, director removal, filling of board vacancies, stockholder action by written consent and the ability to call special meetings of stockholders. Furthermore, AAM's second amended and restated by-laws provide that the affirmative vote of at least 75% of the voting power of all of the outstanding shares of AAM entitled to vote in the election of directors, voting together as a single class, is required to amend, alter or repeal certain provisions of AAM's second amended and restated by-laws relating to the ability to call special meetings of stockholders, advanced notice for stockholder proposals and nominations, board composition and director elections, filling vacancies on the board of directors, and the supermajority voting requirement for amendment of the above provisions in the by-laws.

In addition, a vote of at least 75% of the voting power of all of the outstanding shares of AAM entitled to vote in the election of directors, voting as a single class, is required to amend alter, amend, add to or repeal or to adopt certain provisions of AAM's certificate of incorporation relating to the amendment of by-laws, board composition, director removal, filling vacancies on the board of directors, the prohibition of stockholder action by written consent, the ability to call special meetings of stockholders and the supermajority voting requirement for amendment of the above provisions in the certificate of incorporation.

	MPG Stockholder Rights	AAM Stockholder Rights
Forum Selection

MPG's amended and restated certificate of incorporation provides that unless MPG consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action brought on behalf of MPG, any action asserting breach of fiduciary duties owed by or wrongdoing by any director, officer or employee of MPG to MPG stockholders, any action arising pursuant to the DGCL or MPG's organizational documents, or to interpret such organizational documents, or any action asserting a claim governed by the internal affairs doctrine.

AAM's organizational documents do not include a forum selection clause.
Waiver of Corporate Opportunities

MPG's amended and restated certificate of incorporation includes a provision whereby MPG and its subsidiaries waive and renounce any interest or expectancy they may have with respect to any business opportunities that may be presented to American Securities or any of its managers, officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries, even if such opportunity is one that MPG or its subsidiaries may reasonably be deemed to have pursued or have had the desire to pursue. None of the foregoing persons will be liable to MPG or any of its subsidiaries for breach of any fiduciary or other duty, as a director, officer or otherwise, by reason of the fact that such business opportunity is not presented to MPG.

No equivalent provision.

LEGAL MATTERS

        The legality of shares of AAM common stock offered by this joint proxy statement/prospectus will be passed upon for AAM by Shearman & Sterling LLP.

 EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this joint proxy statement/prospectus by reference from the AAM Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of AAM's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements, and the related financial statement schedule of MPG as of and for the year ended December 31, 2016, incorporated in this joint proxy statement/prospectus by reference from the MPG Current Report on Form 8-K filed on March 2, 2017, and the effectiveness of MPG's internal control over financial reporting as of December 31, 2016, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated balance sheet of MPG and its subsidiaries as of December 31, 2015 and the related consolidated statements of operations, comprehensive income, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2015, and the related financial statement schedule for each of the years in the two-year period ended December 31, 2015, included in the Current Report on Form 8-K filed by MPG on March 2, 2017, have been incorporated by reference in this joint proxy statement/prospectus in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

 OTHER MATTERS

        As of the date of this joint proxy statement/prospectus, the AAM board of directors knows of no matters that will be presented for consideration at the AAM special meeting other than as described in this joint proxy statement/prospectus and the MPG board of directors knows of no matters that will be presented for consideration at the MPG special meeting other than as described in this joint proxy statement/prospectus.

 FUTURE AAM STOCKHOLDER PROPOSALS

        Under applicable regulations of the SEC, any stockholder desiring to make a proposal to be acted upon at the 2017 annual meeting of AAM stockholders must have presented such proposal to the Secretary of AAM at One Dauch Drive, Detroit, Michigan 48211-1198, not later than November 24, 2016 (120 calendar days prior to the anniversary of the mailing date of AAM's proxy statement for the 2016 annual meeting of stockholders), in order for the proposal to be considered for inclusion in AAM's 2017 proxy statement. Any such proposal must also comply with SEC regulations under Rule 14a-8 with respect to the inclusion of stockholder proposals. AAM anticipates holding the 2017 Annual Meeting on May 4, 2017.

        AAM's second amended and restated by-laws provide that for a director nomination or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to AAM's Secretary and any such proposed business other than the nominations of persons for election to the AAM board of directors must constitute a proper matter for stockholder action.

        To be timely, a stockholder's notice must be delivered to AAM's Secretary at AAM's principal executive offices no later than the close of business on the 70th day or earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting, which dates are February 24, 2017 and February 6, 2017, respectively; provided, however, that in the event that the date of the annual meeting is more than 20 days before or more than 70 days after such anniversary date, notice by such stockholder must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by AAM. The public announcement of an adjournment or postponement of an annual meeting does not commence a new time period, or extend any time period, for the giving of a stockholder's notice as described above.

        To be in proper form, a stockholder's notice to AAM's Secretary must set forth, as to the stockholder giving the notice, the information required pursuant to AAM's second amended and restated by-laws. AAM may also require stockholders to furnish additional information. The requirements found in AAM's second amended and restated by-laws are separate from, and in addition to, the requirements of the SEC that a stockholder must meet to have a proposal included in the proxy statement.

 FUTURE MPG STOCKHOLDER PROPOSALS

        In light of the expected timing of the completion of the merger and the other transactions contemplated by the merger agreement, MPG expects to hold its 2017 annual meeting of MPG stockholders only if the merger is not completed.

        In the event MPG holds a 2017 annual stockholders meeting, MPG's amended and restated bylaws require all stockholders who intend to nominate persons for election to the MPG board of directors or to bring other business before an annual meeting of stockholders to give timely notice thereof in writing to MPG's Secretary, Thomas M. Dono, Jr., at Metaldyne Performance Group Inc., One Towne Square, Suite 550, Southfield, Michigan 48076. Such notice must include the information required by MPG's amended and restated bylaws. MPG's amended and restated bylaws require that any such proposal or nomination be received by its Secretary at the above address not less than the close of business 90 days or more than the close of business 120 days prior to the first anniversary of the date on which MPG held the previous year's annual meeting of stockholders. Therefore, to be presented at the 2017 annual meeting of stockholders, such a proposal must be received by MPG's Secretary on or after January 25, 2017 but no later than February 24, 2017 and must be submitted in accordance with MPG's amended and restated bylaws. In the event that the date of the 2017 annual meeting of stockholders is to be held more than 30 days before or more than 60 days after the anniversary date of the previous year's meeting, an MPG stockholder's notice must be delivered not earlier than the close of business 120 days prior to the 2017 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the 2017 annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of the 2017 annual meeting is first made by MPG. However, notwithstanding the foregoing, if the number of directors to be elected to the MPG board of directors is increased and there is no public announcement by MPG naming all of the nominees for director or indicating the increase in the size of the board of directors at least 10 days prior to the deadline for a stockholder to timely nominate a person for election to the MPG board of directors or bring other business before the 2017 annual meeting of stockholders, then a stockholder notice will be considered timely, only with respect to nominees for any new positions created by such increase in the size of the MPG board of directors, if it is received by the MPG Secretary at the foregoing address not later than the close of business on the 10th day following the date MPG first makes such a public announcement.

        If any stockholder wishes to propose a matter for consideration at MPG's 2017 annual meeting of stockholders and have such proposal included in MPG's proxy statement for the 2017 annual meeting of stockholders, the stockholder must have given written notice of such stockholder's intent to MPG's Secretary on or before December 12, 2016 (120 calendar days prior to the anniversary of MPG mailing its proxy statement for the 2016 annual meeting of stockholders). Any such proposal must also comply with SEC regulations under Rule 14a-8 with respect to the inclusion of stockholder proposals.

 WHERE YOU CAN FIND MORE INFORMATION

        AAM and MPG file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that AAM and MPG file with the SEC at the SEC's public reference room at the following location:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You may also access the SEC filings and obtain other information about AAM and MPG through the websites maintained by AAM and MPG, which are www.aam.com and www.mpgdriven.com, respectively. The information contained in those websites is expressly not incorporated by reference in this joint proxy statement/prospectus.

        The SEC allows AAM and MPG to "incorporate by reference" information into this joint proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference into this joint proxy statement/prospectus is considered part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus or in later filed documents incorporated by reference in this joint proxy statement/prospectus.

        This joint proxy statement/prospectus, and the registration statement of which this joint proxy statement/prospectus forms a part, incorporates by reference the documents set forth below that AAM and MPG have previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). These documents contain important business and financial information about AAM (Commission file number 001-14303) and MPG (Commission file number 001-36774) that is not included in or delivered with this joint proxy statement/prospectus.

AAM Filing	Period/Filing Date
Annual Report on Form 10-K	For the fiscal year ended December 31, 2016, filed on February 10, 2017 and amended by a Form 10-K/A filed on March 6, 2017
Proxy Statement on Schedule 14A	Filed on March 24, 2016
Current Reports on Form 8-K	Filed on January 11, 2017 (solely with respect to Item 8.01) and filed on February 23, 2017 (solely with respect to Item 8.01)

MPG Filing	Period/Filing Date
Annual Report on Form 10-K	For the fiscal year ended December 31, 2015, filed on February 29, 2016
Proxy Statement on Schedule 14A	Filed on April 11, 2016
Quarterly Reports on Form 10-Q	For the quarters ended April 3, 2016, July 3, 2016, and October 2, 2016, filed on May 5, 2016, August 4, 2016, and November 3, 2016 respectively
Current Reports on Form 8-K

Filed on February 25, 2016 (solely with respect to Item 8.01), filed on April 8, 2016, filed on May 5, 2016 (solely with respect to Item 8.01), filed on May 25, 2016, filed on June 20, 2016, filed on July 21, 2016, filed on August 4, 2016 (solely with respect to Item 8.01), filed on September 2, 2016, filed on September 13, 2016, filed on November 3, 2016 (solely with respect to Item 8.01), filed on November 3, 2016 (with respect to Items 1.01 and 8.01), filed on February 24, 2017 (solely with respect to Item 8.01) and filed on March 2, 2017 (including items 2.02, 8.01 and 9.01)

        AAM and MPG also incorporate by reference additional documents that may be filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and, in the case of AAM, the date of the AAM special meeting, and, in the case of MPG, the date of the MPG special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        Stockholders and investors will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about AAM and MPG, without charge, at the SEC's website (www.sec.gov). Copies of the registration statement and joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to either American Axle & Manufacturing Holdings, Inc. or Metaldyne Performance Group Inc. at the following addresses:

American Axle & Manufacturing Holdings, Inc.	Metaldyne Performance Group Inc.
One Dauch Drive	One Towne Square, Suite 550
Detroit, Michigan 48211	Southfield, Michigan 48076
Attention: Investor Relations	Attn: Investor Relations
Telephone: 313-758-2404	Telephone: 248-727-1829
Email: investorrelations@aam.com

        You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. You should assume that the information in this joint proxy statement/prospectus is accurate only as of March 6, 2017. You should also assume that the information contained in any document incorporated by reference herein is accurate only as of the date of such document. Neither the mailing of this joint proxy statement/prospectus to stockholders nor the issuance of shares of AAM common stock in the merger creates any implication to the contrary.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER
by and among
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.,
ALPHA SPV I, INC.
and
METALDYNE PERFORMANCE GROUP INC.
Dated as of November 3, 2016

        AGREEMENT AND PLAN OF MERGER, dated as of November 3, 2016 (this "Agreement"), by and among American Axle & Manufacturing Holdings, Inc., a Delaware corporation ("Parent"), Alpha SPV I, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and Metaldyne Performance Group Inc., a Delaware corporation (the "Company").

        WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL (as defined below), Parent, Merger Sub and the Company have agreed to enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the Surviving Corporation (as defined below) and a wholly-owned subsidiary of Parent;

        WHEREAS, the Company Board (as defined below) has (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, (ii) unanimously approved this Agreement and declared its advisability and (iii) unanimously resolved to recommend the adoption of this Agreement and directed that this Agreement be submitted for consideration by the stockholders of the Company at the Company Stockholders' Meeting (as defined below);

        WHEREAS, (i) the Parent Board (as defined below) has unanimously approved and declared advisable this Agreement and the Parent Share Issuance (as defined below), (ii) immediately following the execution of this Agreement, Parent, as the sole stockholder of Merger Sub, shall adopt this Agreement, and (iii) the Parent Board has unanimously resolved to recommend to the stockholders of Parent the approval of the Parent Share Issuance at the Parent Stockholders' Meeting (as defined below);

        WHEREAS, the Board of Directors of Merger Sub has (i) unanimously approved this Agreement and declared its advisability and (ii) unanimously resolved to recommend the adoption of this Agreement by Parent as the sole stockholder of Merger Sub;

        WHEREAS, concurrently with the execution of this Agreement, Parent and ASP MD Investco LP, a stockholder of the Company, have entered into the Voting Agreement (as defined below);

        WHEREAS, at the Closing, Parent and a stockholder of the Company will enter into a stockholders' agreement, in the form attached hereto as Exhibit A (the "Stockholders' Agreement"), which will address certain matters relating to the corporate governance of Parent and will provide for certain registration rights with respect to the Parent Common Stock; and

        WHEREAS, for United States federal income Tax purposes, it is intended that the Merger will be treated as a taxable purchase by Parent of the Company Common Stock in a transaction that is taxable to the Company stockholders as a sale of their Company Common Stock in exchange for the Merger Consideration;

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINED TERMS

        Section 1.01    Certain Defined Terms.     For purposes of this Agreement:

        "Acceptable Confidentiality Agreement" means an executed confidentiality agreement with terms no less favorable, in the aggregate, to the Company or Parent, as applicable, than those contained in the Confidentiality Agreement; provided, however, that such confidentiality agreement (a) shall include a "standstill" restriction that is similar in scope to the "standstill" restrictions in the Confidentiality Agreement, but such restrictions need not prohibit the making of any confidential Company Acquisition

Proposal to the Company or the Company Board (or any committee thereof) or any confidential Parent Acquisition Proposal to Parent or the Parent Board (or any committee thereof), as applicable, and (b) shall not prohibit the Company from providing to Parent any of the information required to be provided to Parent under Section 7.03 or Parent from providing to the Company any of the information required to be provided to the Company under Section 7.04, as applicable.

        "Acquisition Agreement" means any written letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option or other similar agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Agreement) regarding, or that is intended to result in, or would reasonably be expected to lead to, any Company Acquisition Proposal or Parent Acquisition Proposal, as applicable.

        "Action" means any litigation, suit, claim, action, proceeding, arbitration, mediation, hearing, inquiry or investigation (in each case, whether civil, criminal or investigative).

        "Affiliate" of a Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

        "Anti-Corruption Laws" means Laws relating to bribery, corruption or money laundering.

        "AS" means American Securities LLC and its Affiliates.

        "Blue Sky Laws" means state securities or "blue sky" Laws.

        "Business Day" means any day other than a Saturday or Sunday or other day on which banks are required or authorized to close in the City of New York.

        "Code" means the United States Internal Revenue Code of 1986, as amended.

        "Company Board" means the Board of Directors of the Company.

        "Company Common Stock" means common stock, par value $0.001 per share, of the Company.

        "Company Designated Directors" means George Thanopoulos (or another individual identified by AS should Mr. Thanopoulos be unable to serve on the Parent Board at the Closing) and two (2) additional individuals who will be selected by AS and may be any Managing Director and/or executive officer of AS, which individuals will be identified to Parent prior to the date that the Registration Statement is declared effective.

        "Company Disclosure Schedule" means the disclosure schedule dated as of the date of this Agreement and delivered by the Company to Parent and Merger Sub simultaneously with the signing of this Agreement.

        "Company Intellectual Property" means the Owned Company Intellectual Property and the Licensed Company Intellectual Property.

        "Company Intervening Event" means any material event, circumstance, change, effect, development or condition relating to the Company and its Subsidiaries (other than a Company Acquisition Proposal or any inquiry, offer or proposal that would reasonably be expected to lead to a Company Acquisition Proposal) first occurring or arising after the date of this Agreement that was not known or reasonably foreseeable by the Company Board as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known or reasonably foreseeable by the Company Board as of the date of this Agreement); provided that no event, circumstance, change, effect, development or condition that has had or would reasonably be expected to have an adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries (including, following the Closing, the Surviving Corporation and its Subsidiaries), or the market price of the securities (including the Parent Common Stock) of Parent or any of its Subsidiaries

(including, following the Closing, the Surviving Corporation and its Subsidiaries), shall constitute a "Company Intervening Event".

        "Company IP Agreements" means all (a) contracts concerning Intellectual Property to or under which the Company or any of its Subsidiaries is a party or beneficiary, or by which the Company or any of its Subsidiaries, or any of its or their properties or assets, is bound, including all (i) licenses of Intellectual Property by the Company or any of its Subsidiaries to any Person, (ii) licenses of Intellectual Property by any Person to the Company or any of its Subsidiaries, and (iii) contracts between any Person and the Company or any of its Subsidiaries relating to the transfer, development, maintenance or use of Intellectual Property or the development or transmission of data and (b) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Intellectual Property to or under which the Company or any of its Subsidiaries is a party or beneficiary, or by which the Company or any of its Subsidiaries, or any of its or their properties or assets, is bound.

        "Company Material Adverse Effect" means any event, circumstance, change, condition, occurrence or effect that, individually or in the aggregate with any other event,circumstance, change, condition, occurrence or effect, (a) has had, or would reasonably be expected to have, a material adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) has, or would reasonably be expected to have, a material adverse effect on, or prevents or materially delays, the ability of the Company to consummate the Transactions; provided, however, that, in the case of clause (a), in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Company Material Adverse Effect: (i) any event, circumstance, change, condition, occurrence or effect resulting from or relating to (A) a change in general economic, political, regulatory, business, economic, financial, credit or capital market conditions, or any changes therein, including interest or exchange rates, (B) any change in accounting requirements or principles required by GAAP (or any authoritative interpretations thereof) or required by any change in applicable Laws (or any authoritative interpretations thereof) after the date hereof, (C) any adoption, implementation, promulgation, repeal or modification of any Law after the date hereof, (D) any outbreak, escalation or acts of armed hostility or war, any acts of terrorism, or any acts of God or natural disasters, (E) changes proximately caused by the announcement of the execution of this Agreement, provided that the exceptions in this clause (E) shall not apply to any representations or warranties contained in Section 4.05 (or the condition in Section 8.02(a) as it relates to the representations or warranties contained in Section 4.05), or (F) compliance with the express terms of, or the taking of any action expressly required by, this Agreement (excluding the Company operating in the ordinary course of business) or the taking of any action consented to or requested in writing by Parent prior to the taking of such action; provided further that the exceptions set forth in (A), (B), (C) and (D) of this clause (i) shall only apply to the extent that such event, circumstance, change or effect does not have, or would not reasonably be expected to have, a disproportionate impact on the Company and its Subsidiaries, taken as a whole, compared to other companies that operate in the industries in which the Company and its Subsidiaries operate or (ii) any failure to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period or any change in the price or trading volume of the Shares or the credit rating of the Company (provided that, except as otherwise provided in this definition, the underlying causes of such failure or change may be considered in determining whether there is a Company Material Adverse Effect).

        "Company Permits" means franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, concessions, registrations, clearances, exemptions, certificates, approvals and orders of any Governmental Authority necessary for each of the Company and its Subsidiaries to own, lease and operate their respective properties and assets or to carry on their respective businesses as they are now being conducted.

        "Company Preferred Stock" means preferred stock, par value $0.001 per share, of the Company.

        "Company Real Property" means the Leased Company Real Property and the Owned Company Real Property.

        "Company Recommendation" means the recommendation of the Company Board that the Company stockholders adopt this Agreement and approve the Transactions.

        "Company Stock Awards" means Company Stock Options, Company Restricted Stock and other purchase rights granted pursuant to the Company Stock Plans.

        "Company Stockholder Approval" means the adoption of this Agreement and the approval of the Transactions at the Company Stockholders' Meeting by the affirmative vote of a majority of the outstanding Shares (present in person or represented by proxy) and voting in accordance with the DGCL and the Company's certificate of incorporation and bylaws.

        "Company Stockholders' Meeting" means the meeting of the Company's stockholders (including any adjournments or postponements thereof) to be held to consider adoption of this Agreement and the approval of the Transactions.

        "Confidentiality Agreement" means the confidentiality agreement, dated August 23, 2016, between Parent and the Company.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

        "DGCL" means the General Corporation Law of the State of Delaware, as amended.

        "Encumbrances" means mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties or restrictions of any kind, including any easement, right of way or other encumbrance to title.

        "Enhanced Termination Fee" means $101,794,000.

        "Environmental Laws" means any Law relating to (a) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; (c) exposure to Hazardous Substances; (d) climate change or global warming; or (e) pollution or protection of the environment, health, safety or natural resources, including natural resource damages.

        "Environmental Permits" means all permits, licenses and other authorizations by or from a Governmental Authority required under any Environmental Law.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Expenses" means all documented reasonable out-of-pocket fees and expenses (including all documented fees and expenses of counsel, accountants, investment banking firms, financing sources and other financial institutions, experts and consultants to a party hereto) actually incurred or accrued by a party hereto or on its or their behalf or for which it or they are liable in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions, the preparation, printing, filing and mailing of the Registration Statement and the Joint Proxy Statement, the solicitation of stockholder approvals, the filing of any required notices under the HSR Act or other applicable antitrust, competition or fair trade laws and all other matters related to the closing of the Merger and the other Transactions.

        "FCPA" means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

        "Financing Failure" means (a) the Financing is not available or (b) Parent or Merger Sub has not received aggregate proceeds from the Financing Sources in an amount equal to or greater than the amount of the Financing.

        "Financing Sources" means the Persons (including lenders, agents and arrangers) that have committed to provide or otherwise entered into agreements in connection with the Financing or, if applicable, the Alternative Financing arranged in compliance with Section 7.19 in connection with the transactions contemplated by this Agreement, and any commitment letters, joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates, officers, directors, employees and representatives involved in the Financing or, if applicable, the Alternative Financing, and their respective successors and assigns; provided that for the purposes of Section 10.11, "Financing Sources" shall include all of such Persons' Affiliates, officers, directors, employees and representatives.

        "GAAP" means United States generally accepted accounting principles.

        "Governmental Authority" means any federal, national, foreign, supranational, state, provincial, county, local or other government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction.

        "Hazardous Substances" means (a) those substances, materials or wastes defined as "hazardous," "toxic," a "pollutant," a "contaminant" or words of similar meaning and regulatory effect under applicable Environmental Laws, including in the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) natural gas, synthetic gas, and any mixtures thereof; (d) polychlorinated biphenyls and asbestos; and (e) any regulated radioactive substances, materials or wastes.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "Indebtedness" means, with respect to any Person, without duplication: (a) all indebtedness of such Person, whether or not contingent, for borrowed money, including all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (b) all obligations of such Person for the deferred purchase of property or services; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (d) all obligations of such Person as lessee under

Leases that have been or should be, in accordance with GAAP, recorded as capital leases; (e) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities; (f) all liabilities or obligations with respect to interest rate swaps, caps, collars and similar hedging obligations, (g) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed (or in effect guaranteed) directly or indirectly in any manner by such Person, and (h) all Indebtedness of others referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, but excluding, in the case of (a) through (h), trade payables incurred by any Person in the ordinary course of business.

        "Intellectual Property" means, in any jurisdiction worldwide, all (a) patents, statutory invention registrations, mask works, industrial designs and community designs; (b) Trademarks; (c) copyrights (including copyrights in software), and moral rights, design rights and database rights therein and thereto; (d) confidential and proprietary information, including trade secrets and know-how; (e) rights of privacy and publicity; and (f) registrations, applications, renewals and extensions for any of the foregoing in clauses (a) through (e).

        "IRS" means the Internal Revenue Service.

        "knowledge of Parent" means the actual knowledge, after reasonable inquiry, of David C. Dauch, Michael K. Simonte, Christopher J. May and David E. Barnes.

        "knowledge of the Company" means the actual knowledge, after reasonable inquiry, of George Thanopoulos, Mark Blaufuss and Thomas Dono.

        "Law" means any U.S. or non-U.S. federal, state, local, national, supranational, foreign or administrative law (including common law), statute, ordinance, regulation, requirement, regulatory interpretation, rule, code or Order.

        "Lease" means any and all leases, subleases, licenses or other occupancy agreements, sale/leaseback arrangements or similar arrangements.

        "Leased Company Real Property" means the real property leased, subleased, licensed or otherwise occupied by the Company or any of its Subsidiaries as tenant, sublessee, licensee or occupier, together with, to the extent leased by the Company or any of its Subsidiaries, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems and equipment affixed thereto and all easements, licenses, rights, hereditaments and appurtenances relating to the foregoing.

        "Leased Parent Real Property" means the real property leased, subleased, licensed or otherwise occupied by Parent or any of its Subsidiaries as tenant, sublessee, licensee or occupier, together with, to the extent leased by Parent or any of its Subsidiaries, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems and equipment affixed thereto and all easements, licenses, rights, hereditaments and appurtenances relating to the foregoing.

        "Licensed Company Intellectual Property" means all Intellectual Property that the Company or any of its Subsidiaries is licensed or otherwise permitted by other Persons to use pursuant to the Company IP Agreements.

        "Licensed Parent Intellectual Property" means all Intellectual Property that Parent or any of its Subsidiaries is licensed or otherwise permitted by other Persons to use pursuant to the Parent IP Agreements.

        "NYSE" means the New York Stock Exchange.

        "Non-U.S. Company Benefit Plan" means a Company Plan that is not subject exclusively to United States Law.

        "Non-U.S. Parent Benefit Plan" means a Parent Plan that is not subject exclusively to United States Law.

        "Order" means any order (temporary or otherwise), judgment, injunction, award, decision, determination, stipulation, ruling, subpoena, writ, decree or verdict entered by or with any Governmental Authority.

        "Outside Date" means August 3, 2017.

        "Owned Company Intellectual Property" means all Intellectual Property owned by, or under obligation of assignment to, the Company or any of its Subsidiaries.

        "Owned Company Real Property" means the real property in which the Company or any of its Subsidiaries has fee title (or equivalent) interest, together with, to the extent owned by the Company or any of its Subsidiaries, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems and equipment affixed thereto and all easements, licenses, rights, hereditaments and appurtenances relating to the foregoing.

        "Owned Parent Intellectual Property" means all Intellectual Property owned by, or under obligation of assignment to, Parent or any of its Subsidiaries.

        "Owned Parent Real Property" means the real property in which Parent or any of its Subsidiaries has fee title (or equivalent) interest, together with, to the extent owned by Parent or any of its Subsidiaries, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems and equipment affixed thereto and all easements, licenses, rights, hereditaments and appurtenances relating to the foregoing.

        "Parent Board" means the Board of Directors of Parent.

        "Parent Common Stock" means the common stock, par value $0.01 per share, of Parent.

        "Parent Disclosure Schedule" means the disclosure schedule dated as of the date of this Agreement and delivered by Parent to the Company simultaneously with the signing of this Agreement.

        "Parent Intellectual Property" means the Owned Parent Intellectual Property and the Licensed Parent Intellectual Property.

        "Parent Intervening Event" means any material event, circumstance, change, effect, development or condition relating to Parent and its Subsidiaries (other than a Parent Acquisition Proposal or any inquiry, offer or proposal that would reasonably be expected to lead to a Parent Acquisition Proposal) first occurring or arising after the date of this Agreement that was not known or reasonably foreseeable by the Parent Board as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known or reasonably foreseeable by the Parent Board as of the date of this Agreement); provided that no event, circumstance, change, effect, development or condition that has had or would reasonably be expected to have an adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, or the market price of the securities (including the Company Common Stock) of the Company or any of its Subsidiaries, shall constitute a "Parent Intervening Event".

        "Parent IP Agreements" means all (a) contracts concerning Intellectual Property to or under which Parent or any of its Subsidiaries is a party or beneficiary, or by which Parent or any of its Subsidiaries, or any of its or their properties or assets, is bound, including all (i) licenses of Intellectual Property by Parent or any of its Subsidiaries to any Person, (ii) licenses of Intellectual Property by any Person to Parent or any of its Subsidiaries, and (iii) contracts between any Person and Parent or any of its

Subsidiaries relating to the transfer, development, maintenance or use of Intellectual Property or the development or transmission of data and (b) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Intellectual Property to or under which Parent or any of its Subsidiaries is a party or beneficiary, or by which Parent or any of its Subsidiaries, or any of its or their properties or assets, is bound.

        "Parent Material Adverse Effect" means any event, circumstance, change, condition, occurrence or effect that, individually or in the aggregate with any other event, circumstance, change, condition, occurrence or effect, (a) has had, or would reasonably be expected to have, a material adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries, taken as a whole, or (b) has, or would reasonably be expected to have, a material adverse effect on, or prevents or materially delays, the ability of Parent to consummate the Transactions; provided, however, that, in the case of clause (a), in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, a Parent Material Adverse Effect: (i) any event, circumstance, change, condition, occurrence or effect resulting from or relating to (A) a change in general economic, political, regulatory, business, economic, financial, credit or capital market conditions, or any changes therein, including interest or exchange rates, (B) any change in accounting requirements or principles required by GAAP (or any authoritative interpretations thereof) or required by any change in applicable Laws (or any authoritative interpretations thereof) after the date hereof, (C) any adoption, implementation, promulgation, repeal or modification of any Law after the date hereof, (D) any outbreak, escalation or acts of armed hostility or war, any acts of terrorism, or any acts of God or natural disasters, (E) changes proximately caused by the announcement of the execution of this Agreement, provided that the exceptions in this clause (E) shall not apply to any representations or warranties contained in Section 5.05 (or the condition in Section 8.03(a) as it relates to the representations or warranties contained in Section 5.05), or (F) compliance with the express terms of, or the taking of any action expressly required by, this Agreement (excluding Parent operating in the ordinary course of business) or the taking of any action consented to or requested in writing by Parent prior to the taking of such action; provided further that the exceptions set forth in (A), (B), (C) and (D) of this clause (i) shall only apply to the extent that such event, circumstance, change or effect does not have, or would not reasonably be expected to have, a disproportionate impact on Parent and its Subsidiaries, taken as a whole, compared to other companies that operate in the industries in which Parent and its Subsidiaries operate or (ii) any failure to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period or any change in the price or trading volume of the Parent Common Stock or the credit rating of Parent (provided that, except as otherwise provided in this definition, the underlying causes of such failure or change may be considered in determining whether there is a Parent Material Adverse Effect).

        "Parent Performance Award" means performance shares awards with respect to shares of Parent Common Stock granted under the Parent Stock Plan.

        "Parent Permits" means franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, concessions, registrations, clearances, exemptions, certificates, approvals and orders of any Governmental Authority necessary for Parent and each of its Subsidiaries to own, lease and operate their respective properties and assets or to carry on their respective businesses as they are now being conducted.

        "Parent Preferred Stock" means preferred stock, par value $0.01 per share, of Parent.

        "Parent Real Property" means the Leased Parent Real Property and the Owned Parent Real Property.

        "Parent Recommendation" means the recommendation of the Parent Board that the Parent stockholders approve the Parent Share Issuance.

        "Parent Restricted Stock Unit Awards" means restricted stock units with respect to shares of Parent Common Stock granted under the Parent Stock Plan.

        "Parent Series Common Stock" means the series common stock, par value $0.01 per share, of Parent.

        "Parent Share Issuance" means the issuance of shares of Parent Common Stock to the stockholders of the Company in connection with the Merger.

        "Parent Stock Awards" means Parent Performance Awards, Parent Restricted Stock Unit Awards and Parent Stock Options.

        "Parent Stockholder Approval" means the approval of the Parent Share Issuance by affirmative vote (in person or by proxy) of the holders of a majority in voting power present or represented by proxy at the Parent Stockholders' Meeting and entitled to vote thereon in accordance with the DGCL and Parent's certificate of incorporation and bylaws.

        "Parent Stockholders' Meeting" means the meeting of Parent's stockholders (including any adjournments or postponements thereof) to be held to consider approval of the Parent Share Issuance.

        "Parent Stock Options" means options to purchase shares of Parent Common Stock granted under the Parent Stock Plan.

        "Parent Stock Plan" means the Amended and Restated 2012 Omnibus Incentive Plan.

        "Parent Stock Price" means the average of the volume weighted averages of the trading prices of Parent Common Stock on the NYSE on each of the five (5) consecutive trading days ending on the trading day that is two (2) trading days prior to the Closing Date.

        "Parent Termination Fee" means $61,859,000.

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which none of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as applicable, is otherwise subject to criminal liability due to its existence: (a) liens for Taxes not yet due and payable or the validity or amount of which is being contested in good faith by appropriate proceedings; (b) materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations (i) as to which there is no default on the part of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as applicable, or the validity or amount of which is being contested in good faith by appropriate proceedings directly conducted by the Company or Parent, as applicable, and for which adequate reserves are maintained on the books of the Company or Parent, as applicable, (ii) which are not overdue for a period of more than 30 days, and (iii) which do not, individually or in the aggregate, materially adversely affect the use or occupancy of such property for its current purposes; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) survey exceptions, customary utility easements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness, and (ii) do not, individually or in the aggregate, have a material adverse effect on the Company or Parent, as applicable; (e) Encumbrances of landlord or sublandlord where the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as applicable, is the tenant or subtenant relating to amounts not yet due and payable; (f) Encumbrances under the Company's or any of its Subsidiaries' or Parent's or any of its Subsidiaries', as applicable, current credit facilities relating to obligations not yet due and payable; and (g) zoning, building codes, and other land use laws regulating the use or occupancy of leased real property or the activities conducted thereon, imposed by a Governmental Authority having jurisdiction over such real property, except where the violation thereof would be material to the Company and its Subsidiaries, taken as a whole, or to Parent and its Subsidiaries, taken as a whole, as applicable.

        "Person" means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, syndicate, person (as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity, Governmental Authority or other organization of any kind.

        "Representatives" means a Person's officers, directors, employees, accountants, consultants, legal counsel, investment bankers, other advisors, authorized agents and other representatives.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Service Provider" means each of the officers, employees, directors and independent contractors of the Company or Parent, as applicable, and each of their respective Subsidiaries.

        "Subsidiary" or "Subsidiaries" of any specified Person means an Affiliate controlled by such Person, directly or indirectly, through one or more intermediaries.

        "Taxes" means (a) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; (b) taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; and (c) customs duties, tariffs and similar charges.

        "Tax Return" shall mean any return, declaration, report, election, claim for refund or information return or other statement or form filed or required to be filed with any Governmental Authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Termination Fee" means $50,897,000.

        "Trademarks" means trademarks, service marks, domain names, uniform resource locators, trade dress, trade names, geographical indications and other identifiers of source or goodwill, including the goodwill symbolized thereby or associated therewith.

        "Transactions" means the Merger and the other transactions contemplated by this Agreement.

        "Transfer Taxes" means real property transfer or gains, sales, use, transfer, value added, stock transfer, stamp, transfer, recording, registration and other similar Taxes which may become payable by the Company, Parent or Merger Sub in connection with the transactions contemplated by this Agreement.

        "Voting Agreement" means the Voting Agreement, dated as of the date hereof, between Parent and ASP MD Investco LP, pursuant to which, among other things, subject to the terms and conditions thereof, such stockholders have agreed to vote certain of their shares of Company Common Stock in favor of the adoption of this Agreement and the approval of the Transactions.

        Section 1.02    Other Defined Terms.     The following terms have the meanings set forth in the Sections set forth below:

Defined Term	Location of Definition
Agreement	Preamble
Alternative Financing	§ 7.19(b)
Book-Entry Shares	§ 2.04(a)
Cash Consideration	§ 2.04(a)
Certificate of Merger	§ 2.02
Certificates	§ 2.04(a)
Change in the Company Recommendation	§ 7.03(d)
Change in the Parent Recommendation	§ 7.04(d)
Closing	§ 2.02
Closing Date	§ 2.02
Commitment Letter	§ 5.24(a)
Company	Preamble
Company Acquisition Proposal	§ 7.03(g)(i)
Company Material Contracts	§ 4.16(a)
Company Plans	§ 4.10(a)
Company Related Parties	§ 9.02(b)
Company Restricted Stock	§ 3.04
Company RSU	§ 3.05
Company SEC Reports	§4.07(a)
Company Stock Options	§ 3.03
Company Stock Plans	§ 3.03
Company Superior Proposal	§ 7.03(g)(ii)
Continuing Service Providers	§ 7.06
Dissenting Shares	§ 3.06
Dissenting Stockholder	§ 3.06
Effective Time	§ 2.02
Exchange Agent	§ 3.01(a)
Exchange Agreement	§ 3.01(a)
Exchange Fund	§ 3.01(a)
Exchange Ratio	§ 2.04(a)
Financing	§ 5.24(a)
Financing Agreements	§ 7.19(b)
Joint Proxy Statement	§ 7.01(a)
Merger	Recitals
Merger Consideration	§ 2.04(a)
Merger Sub	Preamble
Parent	Preamble
Parent Acquisition Proposal	§ 7.04(g)(i)
Parent Material Contracts	§ 5.16(a)
Parent Plans	§ 5.10(a)
Parent Related Parties	§ 9.02(b)
Parent SEC Reports	§ 5.07(a)
Parent Superior Proposal	§ 7.04(g)(ii)
Pension Plan	§ 4.10(e)
Registration Statement	§ 7.01(a)
Restraint	§ 8.01(c)
Sarbanes Oxley Act	§ 4.07(a)
Share Consideration	§ 2.04(a)
Shares	§ 2.04(a)
Stockholders' Agreement	Recitals
Surviving Corporation	§ 2.01

        Section 1.03    Interpretation; Headings.     When a reference is made in this Agreement to an Exhibit, an Article or a Section, such reference shall be to an Exhibit, an Article or a Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Documents, materials and information are deemed to have been "made available" or "furnished" to a party hereto, if such documents, materials or information were available for review by such Person and its Representatives through the electronic data room entitled "Project Big Ten", which is hosted by SmartRoom (http://www.smartroom.com), or the electronic data room entitled "Project Major", which is hosted by Merrill Corporation (https://global.merrillcorp.com/), as applicable, in connection with the transactions contemplated hereby or disclosed in a Company SEC Report or Parent SEC Report, as applicable, filed and publicly available, in each case, at least three (3) Business Days prior to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Unless otherwise specifically indicated, all references to "dollars" and "$" will be deemed references to the lawful money of the United States of America. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to "days" shall mean "calendar days" unless expressly stated otherwise. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. It is the intent of the parties hereto that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative. The phrase "ordinary course of business" shall be deemed to be followed by the words "consistent with past practice" whether or not such words actually follow such phrase. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified.

ARTICLE II

THE MERGER

        Section 2.01    The Merger.     Upon the terms and subject to the satisfaction or written waiver (where permissible) of the conditions set forth in Article VIII, and in accordance with the applicable provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights, powers and privileges and be subject to all of the obligations of Merger Sub in accordance with the DGCL.

        Section 2.02    Closing; Effective Time.     Unless this Agreement shall have been terminated in accordance with Section 9.01, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on the third (3rd) Business Day after the satisfaction or written waiver (where permissible) of the conditions set forth in Article VIII (other than those that by their terms are to be satisfied at the Closing (subject to their satisfaction or written waiver (where permissible))), at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, unless another time, date or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date". On the Closing Date, or on such other date as Parent and the Company may agree to in writing, Parent, Merger Sub and the Company shall cause an appropriate certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware or such other date and time as is agreed upon by Parent and the Company and specified in the Certificate of Merger in accordance with the DGCL, such date and time hereinafter referred to as the "Effective Time".

        Section 2.03    Effect of the Merger.     At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL.

        Section 2.04    Conversion of Securities.     (a)    Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of the Company Common Stock, each share of Company Common Stock (all shares of Company Common Stock being collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled or converted pursuant to Section 2.04(b) and Dissenting Shares) shall be converted automatically into the right to receive (i) $13.50 per Share in cash without interest thereon (the "Cash Consideration"), and (ii) 0.5 (the "Exchange Ratio") fully paid and non-assessable shares of Parent Common Stock (the "Share Consideration" and, together with the Cash Consideration, the "Merger Consideration"). Each holder of a certificate or certificates which immediately prior to the Effective Time represented any Shares ("Certificates") or book-entry shares which immediately prior to the Effective Time represented any Shares ("Book-Entry Shares") shall thereafter cease to have any rights with respect thereto except (A) the right to receive the Merger Consideration, any dividends or other distributions with respect to the Parent Common Stock pursuant to Section 3.01(c) and cash in lieu of any fractional shares payable pursuant to Section 3.01(e), in each case to be issued or paid, without interest, in consideration therefor upon surrender of such Certificate or transfer of the Book-Entry Shares in accordance with Section 3.01(b) (or in the case of a lost, stolen or destroyed Certificate, Section 3.01(j)) or (B) as provided by Law.

          (b)    Cancellation of Certain Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, each Share held in the treasury of the Company and each Share owned by Parent or any direct or indirect Subsidiary of Parent (including Merger Sub) immediately prior to the Effective Time shall automatically be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (c)    Capital Stock of Merger Sub.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

        Section 2.05    Certificate of Incorporation; Bylaws.     (a)    At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read the same as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time until such certificate of incorporation, as so amended and restated, is thereafter amended as provided by Law and such certificate of incorporation; provided, however, that Article I thereof shall be amended to read as follows: "The name of this Corporation is Metaldyne Performance Group Inc.".

          (b)   Subject to Parent's obligations pursuant to Section 7.07, unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated in their entirety to read the same as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until such bylaws are thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

        Section 2.06    Directors and Officers.     The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the individuals specified by Parent, after consultation with the Company, immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified or until such officer's earlier death, resignation or removal.

ARTICLE III

DELIVERY OF MERGER CONSIDERATION

        Section 3.01    Exchange of Certificates.     (a) Exchange Agent.    Prior to the Effective Time, Parent shall enter into a customary exchange agent agreement, which agreement shall be on such terms and conditions as are reasonably acceptable to the Company (the "Exchange Agreement"), with a nationally recognized commercial bank or trust company reasonably acceptable to the Company to act as agent (the "Exchange Agent") for the benefit of the holders of Shares who exchange their Shares in accordance with this Article III. Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Shares, for exchange in accordance with this Article III (i) (A) promptly after the Effective Time on the Closing Date, cash in an amount sufficient to pay the aggregate Cash Consideration pursuant to Section 2.04(a)(i), and (B) at or prior to the Effective Time, book-entry shares representing the Share Consideration issuable to holders of Shares as of the Effective Time pursuant to Section 2.04(a)(ii), and (ii) cash, from time to time as required to make payments in lieu of any fractional shares of Parent Common Stock pursuant to Section 3.01(e) (such cash and book-entry shares for shares of Parent Common Stock, together with any dividends or distributions with respect thereto pursuant to Section 3.01(c), the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, promptly deliver the Merger Consideration out of the Exchange Fund. The cash portion of the Exchange Fund shall be invested by the Exchange Agent as set forth in the Exchange Agreement. Any interest or other income from such investments shall be paid to and become income of Parent. Except as contemplated by Section 3.01(g), the Exchange Fund shall not be used for any purpose other than as specified in this Section 3.01(a).

        (b)    Exchange Procedures.     (i)    As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each Person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 2.04(a): (A) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Shares shall pass, only upon proper delivery of the Shares to the Exchange Agent) and (B) instructions for use in effecting the surrender of the Shares pursuant to such letter of transmittal.

             (ii)  Upon (A) surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, properly completed and validly executed in accordance with the instructions thereto, or (B) receipt by the Exchange Agent of an "agent's message" in the case of Book-Entry Shares, and, in each case, such other documents as may be required pursuant to such instructions, the holder of such Shares shall be entitled to receive in exchange therefor (x) a check in the amount equal to the cash portion of the Merger Consideration that such holder has the right to receive pursuant to Section 2.04(a) and this Article III, including any cash in lieu of any fractional shares of Parent Common Stock such holder is entitled to receive pursuant to Section 3.01(e) and any dividends or other distributions with respect to the Parent Common Stock such holder is entitled to receive pursuant to Section 3.01(c), and (y) book-entry shares representing the aggregate Share Consideration which such holder has the right to receive pursuant to Section 2.04(a)(ii) in respect of the Shares formerly represented by such holder's Certificates or Book-Entry Shares, and the Certificates or Book-Entry Shares so surrendered shall forthwith be cancelled. No interest shall be paid or accrued on any Merger Consideration, any cash in lieu of any fractional shares of Parent Common Stock or any dividends or other distributions, in each case, payable to holders of Certificates or Book-Entry Shares. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, the applicable Merger Consideration, cash in lieu of any fractional shares of Parent Common Stock such holder is entitled to receive pursuant to Section 3.01(e) and any dividends or other distributions with respect to the Parent Common Stock such holder is entitled to receive pursuant to Section 3.01(c) may be issued to a transferee if the Certificate or Book-Entry Shares representing such Shares are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by Section 2.04(a) and this Section 3.01, each Certificate or Book-Entry Share shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender, without interest, the Merger Consideration, cash in lieu of any fractional shares of Parent Common Stock the holder of such Certificate or Book-Entry Share is entitled to receive pursuant to Section 3.01(e) and any dividends or other distributions with respect to the Parent Common Stock such holder is entitled to receive pursuant to Section 3.01(c).

          (c)    Distributions with Respect to Unexchanged Shares of Parent Common Stock.    No dividends or other distributions declared or made with a record date after the Effective Time with respect to the Parent Common Stock shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share until the holder of such Certificate or Book-Entry Share shall surrender such Certificate or Book-Entry Share in accordance with Section 3.01(b). Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Certificate or Book-Entry Share in accordance with Section 3.01(b), there shall be paid to the record holder of shares of Parent Common Stock issued in exchange therefor, without interest, at the appropriate payment date (or, if previously paid, promptly), the amount of any dividends or other distributions with a record date after the Effective Time but prior to surrender payable with respect to such shares of Parent Common Stock.

          (d)    No Further Rights in Company Common Stock.    The Merger Consideration paid in accordance with the terms of this Article III (including any cash paid pursuant to Section 3.01(c) or Section 3.01(e)) upon conversion of any Shares shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares.

          (e)    No Fractional Shares.    No fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates or Book-Entry Shares, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Each holder of a fractional share interest (after taking into account all fractional share interests held by such holder) shall receive, in lieu thereof, an amount in cash (without interest, rounded down to the nearest whole cent and subject to the amount of any withholding Taxes as contemplated in Section 3.01(i)) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the Parent Stock Price.

          (f)    Adjustments to Exchange Ratio.    The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities of a Subsidiary of Parent or the Company or of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock with a record date occurring on or after the date hereof and prior to the Effective Time.

          (g)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including proceeds of any investment thereof) that remains undistributed to the holders of Shares on the date that is one (1) year after the Effective Time shall be delivered to Parent or its designee, upon demand, and any holders of Shares who have not theretofore complied with this Article III shall thereafter look only to Parent as a general creditor for the Merger Consideration to which they are entitled pursuant to Section 2.04(a), any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 3.01(e) and any dividends or other distributions with respect to the Parent Common Stock to which they are entitled pursuant to Section 3.01(c).

          (h)    No Liability.    None of the Exchange Agent, Parent or the Surviving Corporation shall be liable to any holder of Shares for any Merger Consideration from the Exchange Fund (or dividends or distributions with respect to Parent Common Stock) or other cash delivered to a public official pursuant to any abandoned property, escheat or similar Law. Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

          (i)    Withholding Rights.    Each of the Surviving Corporation, the Exchange Agent, Parent and Merger Sub shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement in respect of Shares such amount as it is required to deduct and withhold with respect to the making of such payment under the Code, the rules or regulations promulgated thereunder, any provision of applicable state, local or foreign Tax Law or any other Law; provided, however, that if Parent determines that any amount is required by Law to be deducted or withheld with respect to the making of such payment, or that any Tax forms are necessary to establish that no such deduction or withholding is required, Parent shall use commercially reasonable efforts to notify the holder of any Shares subject to deduction or withholding at least three (3) Business Days prior to any such deduction or withholding (or as soon as practicable thereafter if Parent makes such determination within the 5-day period prior to the Closing Date). To the extent that amounts are so withheld and paid over to the applicable Governmental Authority, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

          (j)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration with respect to the Shares formerly represented by such Certificate to which the holder thereof is entitled pursuant to Section 2.04(a), any cash in lieu of fractional shares of Parent Common Stock to which the holder thereof is entitled pursuant to Section 3.01(e) and any dividends or other distributions with respect to the Parent Common Stock to which the holder thereof is entitled pursuant to Section 3.01(c).

        Section 3.02    Stock Transfer Books.     At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates or Book-Entry Shares presented to the Exchange Agent or Parent for any reason shall be cancelled and exchanged solely for the Merger Consideration with respect to the Shares formerly represented by such Certificates or Book-Entry Shares to which the holders thereof are entitled pursuant to Section 2.04(a), any cash in lieu of fractional shares of Parent Common Stock to which the holders of such Certificates or Book-Entry Shares are entitled pursuant to Section 3.01(e) and any dividends or other distributions with respect to the Parent Common Stock to which the holders of such Certificates or Book-Entry Shares are entitled pursuant to Section 3.01(c).

        Section 3.03    Company Stock Options.     Upon the terms and subject to the conditions set forth in this Agreement and without any action on the part of Parent, Merger Sub, the Company or any holder of an option to acquire Company Common Stock ("Company Stock Options") outstanding under the 2014 Equity Incentive Plan, the ASP Grede Intermediate Holdings LLC 2014 Unit Option Plan, the ASP HHI Holding Inc. Stock Option Plan, or the ASP MD Holdings, Inc. Stock Option Plan (collectively, the "Company Stock Plans"), (i) the vesting of each Company Stock Option that remains outstanding as of immediately prior to the Effective Time shall be accelerated in full immediately prior to the Effective Time, (ii) each Company Stock Option that remains outstanding as of immediately prior to the Effective Time shall be cancelled and terminated as of the Effective Time, and (iii) each holder of each such Company Stock Option shall cease to have any rights with respect thereto, except the right to be paid at or promptly after the Effective Time, an amount in cash (without interest), if any, subject to applicable withholding of Taxes, equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time, by (y) the value of the Merger Consideration (with the Share Consideration valued based on the closing price of a share of Parent Common Stock as of the trading day immediately preceding the Closing Date) less the per share exercise price of such Company Stock Option (it being understood and agreed that such exercise price shall not actually be paid to the Company by the holder of a Company Stock Option). For the avoidance of doubt, if the exercise price payable upon exercise of a Company Stock Option equals or exceeds the value of the Merger Consideration (with the Share Consideration valued based on the closing price of a share of Parent Common Stock as of the trading day immediately preceding the Closing Date), such Company Stock Option shall be cancelled for no consideration.

        Section 3.04    Company Restricted Stock.     Upon the terms and subject to the conditions set forth in this Agreement and without any action on the part of Parent, Merger Sub, the Company or any holder of Shares that are unvested or are subject to a repurchase option, risk of forfeiture or other condition under the Company Stock Plans (a "Company Restricted Stock"), each share of Company Restricted Stock that remains outstanding immediately prior to the Effective Time shall be cancelled and terminated as of the Effective Time, and for each share of Company Restricted Stock, a holder thereof shall be entitled to receive the Merger Consideration in accordance with Section 2.04(a) of this Agreement, subject to applicable withholding of Taxes (which shall be deducted ratably from the Cash Consideration and the Share Consideration).

        Section 3.05    Company Restricted Stock Unit Awards.     Any restricted stock unit awards under the Company Stock Plans ("Company RSUs") that remain outstanding immediately prior to the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holder thereof, (i) shall become fully vested immediately prior to the Effective Time and (ii) shall be cancelled and terminated as of the Effective Time and each holder of a Company RSU shall be paid at or promptly after the Effective Time, the Merger Consideration multiplied by the number of shares of Company Common Stock subject to such cancelled Company RSU, subject to applicable withholding of Taxes (which shall be deducted ratably from the Cash Consideration and the

Share Consideration); provided, that, with respect to any Company RSU that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is not permitted to be paid at or promptly after the Effective Time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted that will not trigger a Tax or penalty under Section 409A of the Code.

        Section 3.06    Dissenting Shares.     Notwithstanding anything in this Agreement to the contrary and to the extent available under the DGCL, any Shares outstanding immediately prior to the Effective Time that are held by a holder (a "Dissenting Stockholder") who has neither voted in favor of the adoption of this Agreement nor consented thereto in writing and who has demanded properly in writing appraisal for such Shares and otherwise properly perfected and not withdrawn or lost his, her or its rights (the "Dissenting Shares") in accordance with Section 262 of the DGCL shall not be converted into, or represent the right to receive, the Merger Consideration. Such Dissenting Stockholders shall be entitled to receive payment of the appraised value of Dissenting Shares held by them in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by stockholders who have failed to perfect or who effectively have withdrawn or lost their rights to appraisal of such Dissenting Shares pursuant to Section 262 of the DGCL shall thereupon be deemed to have been converted into, and represent only the right to receive, the Merger Consideration in the manner provided in Section 2.04 and this Article III and shall no longer be Dissenting Shares. Notwithstanding anything to the contrary contained in this Section 3.06, if the Merger is rescinded or abandoned, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Shares pursuant to Section 262 of the DGCL shall cease. The Company shall give Parent and Merger Sub prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law received by the Company relating to stockholders' rights of appraisal. The Company shall give Parent and Merger Sub the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal or other treatment of any such demands.

        Section 3.07    FIRPTA Certificate.     On or within five (5) days of the Closing Date, the Company shall deliver to any stockholder of the Company that has requested in writing such certification by the Closing Date, a certification, under penalties of perjury, stating that interests in the Company are not and have not been during the relevant period United States real property interests, as defined in Section 897(c)(1) of the Code and proof of delivery to the Internal Revenue Service of the required notice, as described in Treasury Regulations Section 1.897-2(h)(2).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (a) as set forth in the corresponding section of the Company Disclosure Schedule (with specific reference to the particular section or subsection of this Agreement to which the information in the Company Disclosure Schedule relates); provided that any disclosure shall be deemed to qualify that particular section or subsection and such other sections or subsections of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other sections or subsections), or (b) other than with respect to Section 4.07(a) and Section 4.07(b), as disclosed in the Company SEC Reports filed or furnished during the period from January 1, 2014 through the date that is two (2) Business Days prior to the date of this Agreement, to the extent reasonably apparent in such Company SEC Reports that such disclosed item relates to the applicable representation or warranty set forth in this Article IV, but excluding (i) any documents filed as exhibits, annexes and schedules thereto or incorporated by reference therein (other than any other Company SEC Reports), (ii) any risk factor disclosures contained under the heading "Risk Factors"

(other than any factual information contained therein), and (iii) any disclosure of risks included in any "forward-looking statements" disclaimer or any other statements that are similarly non-specific or precise or forward-looking in nature, the Company hereby represents and warrants to Parent and Merger Sub as follows:

        Section 4.01    Organization and Qualification; Subsidiaries.     (a)    The Company and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not have a Company Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties or assets owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Company Material Adverse Effect.

          (b)   A true and complete list of all the Subsidiaries of the Company, identifying the jurisdiction of incorporation or organization of each such Subsidiary and, with respect to each Subsidiary that is not directly or indirectly wholly owned by the Company and/or one of its other Subsidiaries, the percentage of the outstanding capital stock or other equity or similar interests of each such Subsidiary owned by the Company and each of its other Subsidiaries, is set forth in Section 4.01(b) of the Company Disclosure Schedule. Except as set forth in Section 4.01(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

        Section 4.02    Certificate of Incorporation and Bylaws.     The Company has heretofore furnished to Parent a complete and correct copy of the certificate of incorporation and bylaws and other equivalent organizational documents, each as amended to date, of the Company and each Subsidiary that is not directly or indirectly wholly owned by the Company and/or one of its other Subsidiaries, in each case, to the extent not filed as of the date of this Agreement with the Company SEC Reports. Such certificates of incorporation, bylaws and equivalent organizational documents are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.

        Section 4.03    Capitalization.     (a)    The authorized capital stock of the Company consists of 400,000,000 Shares and 10,000,000 shares of Company Preferred Stock. As of the close of business on October 31, 2016, (i) 66,696,179 Shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, (ii) 1,868,261 Shares were held in the treasury of the Company, (iii) no Shares were held by the Subsidiaries of the Company, and (iv) 8,171,674 Shares were reserved for future issuance pursuant to outstanding Company Stock Awards (including 6,429,946 Shares subject to outstanding Company Stock Options, 798,542 Shares subject to outstanding Company Restricted Stock and 943,186 Shares subject to outstanding Company RSUs). As of the date of this Agreement, no shares of Company Preferred Stock are issued and outstanding. Except as set forth in this Section 4.03 or the Voting Agreement, there are no options, warrants, convertible debt, other convertible instruments or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive (or similar)

rights. Except as contemplated in the Company Stock Plans or as set forth on Section 4.03 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares or any capital stock of, or other equity interests in, the Company or any Subsidiary of the Company, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Shares or any capital stock of, or other equity interests in, the Company or any Subsidiary of the Company, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any third party by the Company or any Subsidiary of the Company. All outstanding Shares, all outstanding Company Stock Awards, and all outstanding shares of capital stock of each Subsidiary of the Company have been issued in compliance with all applicable securities Laws and other applicable Laws.

          (b)   Each outstanding share of capital stock of, or other equity interests in, each Subsidiary of the Company is (i) duly authorized, validly issued, fully paid and non-assessable and free of preemptive (or similar) rights, and (ii) owned by the Company or another of its wholly-owned Subsidiaries free and clear of all Encumbrances (other than those set forth in the organizational documents of such Subsidiary (to the extent such organizational documents have been furnished to Parent prior to the date of this Agreement), under applicable securities Laws or created by this Agreement).

          (c)   As of the date of this Agreement, no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of the Company may vote are issued or outstanding.

          (d)   Except as created by this Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) relating to the voting of, or (iii) requiring the registration under any securities Law for sale of, any Shares, shares of Company Preferred Stock or any other capital stock of, or other equity interests in, the Company or any of its Subsidiaries. Except as set forth on Section 4.03(d) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is a party to any stockholders' agreement, voting trust agreement or registration rights agreement relating to any capital stock of, or other equity interests in, the Company or any of its Subsidiaries or any other contract or arrangement relating to disposition, voting or dividends with respect to any capital stock of, or other equity interests in, the Company or any of its Subsidiaries.

        Section 4.04    Authority Relative to this Agreement; Vote Required.     (a)    The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, obtaining the Company Stockholder Approval and the filing and recordation of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (b)   The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has

  (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and declared its advisability, and (iii) resolved to recommend the adoption of this Agreement and directed that this Agreement be submitted for consideration by the stockholders of the Company at the Company Stockholders' Meeting.

          (c)   The Company Stockholder Approval is the only vote or consent of the holders of any class or series of the Company's capital stock or other securities necessary to approve this Agreement and consummate the Transactions.

        Section 4.05    No Conflict; Required Filings and Consents.     (a)    The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company, and the consummation of the Merger, will not, (i) conflict with or violate the certificate of incorporation, bylaws or other equivalent organizational documents of the Company or any of its Subsidiaries, (ii) assuming all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained or taken and all filings and obligations described in Section 4.05(b) have been made or satisfied, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) violate, conflict with, require consent under, result in any breach of, result in loss of any benefit under, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, deed of trust, contract, agreement, Lease, Company Permit or other instrument or obligation to which the Company of any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Company Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company, and the consummation of the Merger, will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and state takeover Laws, (ii) the filing with the SEC of the Joint Proxy Statement and the Registration Statement, (iii) any filings required under the rules and regulations of the NYSE, (iv) the pre-merger notification requirements of the HSR Act or other applicable foreign, federal or state antitrust or competition Laws specified in Section 8.01(d) of the Company Disclosure Schedule or Section 8.01(d) of the Parent Disclosure Schedule, (v) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (vi) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Company Material Adverse Effect.

        Section 4.06    Permits; Compliance.     The Company and each of its Subsidiaries is in possession of all Company Permits, except where the failure to possess, or the suspension or cancellation of, any of the Company Permits would not have a Company Material Adverse Effect. No suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to possess, or the suspension or cancellation of, any of the Company Permits would not have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is or, since January 1, 2014, has been, in conflict with, or in default, breach or violation of, any Law or Company Permit applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except for any such conflicts, defaults, breaches or violations that would not have a Company Material Adverse Effect.

        Section 4.07    SEC Filings; Financial Statements.     (a)    The Company has filed all forms, reports, statements, schedules and other documents required to be filed by it with the SEC since December 12, 2014 (the "Company SEC Reports"). The Company SEC Reports (i) at the time they were filed and, if amended, as of the date of such amendment, complied in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the Sarbanes Oxley Act of 2002 (the "Sarbanes Oxley Act"), as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, and, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any form, report, statement, schedule or other document with the SEC.

          (b)   Each of the consolidated financial statements (including, in each case, any notes thereto) contained (or incorporated by reference) in the Company SEC Reports was prepared (i) from, and in accordance with, the books and records of the Company and its Subsidiaries in all material respects and (ii) in all material respects in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

          (c)   Neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent, determined, determinable or otherwise and whether due or to become due), except for liabilities and obligations (i) reflected or reserved against on the consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2015, including the notes thereto, or (ii) incurred in the ordinary course of business consistent with past practice since December 31, 2015, which would not have a Company Material Adverse Effect.

          (d)   As of the date of this Agreement, there are no material outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports. To the knowledge of the Company, (i) none of the Company SEC Reports is the subject of ongoing SEC review and (ii) there are no inquiries or investigations by the SEC or any Governmental Authority or any internal investigations pending or threatened in writing, in each case regarding any accounting practices of the Company or any of its Subsidiaries.

          (e)   The management of the Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is in all material respects made known to the principal executive officer and the principal financial and accounting officer of the Company by others within those entities. Based on the Company's management's most recently completed evaluation of the Company's internal control over financial reporting, (i) the Company had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect the Company's ability to record, process, summarize and report financial information and (ii) to the knowledge of the Company, the Company does not have any fraud that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

          (f)    Since December 12, 2014, subject to any applicable grace periods, the Company has been in and is in material compliance with the applicable provisions of the Sarbanes Oxley Act and the applicable rules and regulations of the NYSE.

          (g)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, agreement or arrangement (including any contract, agreement or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Securities Act), where the result, purpose or effect of such contract, agreement or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company SEC Reports (including any audited financial statements and unaudited interim financial statements of the Company included therein).

        Section 4.08    Absence of Certain Changes or Events.     From January 1, 2016 through the date of this Agreement, (a) the Company and its Subsidiaries have conducted their businesses in the ordinary course and in a manner consistent with past practice, (b) there has not been any Company Material Adverse Effect, and (c) since June 30, 2016, neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.01 were such provision then in effect.

        Section 4.09    Absence of Litigation.     As of the date of this Agreement, there is no Action pending or, to the knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries (or, to the knowledge of the Company, any director or officer of the Company in such capacity as director or officer), before any Governmental Authority that, if adversely determined against the Company or its applicable Subsidiary, would be, or would reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. As of the date of this Agreement, neither the Company nor any of its Subsidiaries nor any property or asset of the Company or any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, any continuing investigation by, any Governmental Authority or any Order of any Governmental Authority that is, or would reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole.

        Section 4.10    Employee Benefit Plans.     (a)    Section 4.10(a) of the Company Disclosure Schedule lists (i) all material compensation, benefit, fringe benefit and other plans, programs, arrangements or agreements (A) to which the Company or any of its Subsidiaries is a party, (B) with respect to which the Company or any of its Subsidiaries has any obligation or (C) that are maintained, contributed to or sponsored by the Company or any of its Subsidiaries for the benefit of any current or former Service Provider, and (ii) all material contracts, arrangements or understandings between the Company or any of its Subsidiaries and any current or former Service Provider that provide for compensation or benefits, or the acceleration of the vesting or payment of compensation or benefits, to any current or former Service Provider arising from or related to the Transactions, in whole or in part (collectively, the "Company Plans"). Section 4.10(a) of the Company Disclosure Schedule also separately lists all employee benefit plans for which the Company or any of its Subsidiaries could incur liability under Section 4069 or 4212(c) of ERISA.

          (b)   None of the Company Plans provides for or promises medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Service Provider following termination of employment or service with the Company and its Subsidiaries (other than coverage mandated by applicable Law) that would result in a material liability to the Company and its Subsidiaries taken as a whole.

          (c)   Except as would not have a Company Material Adverse Effect, (i) each document prepared in connection with a Company Plan complies with applicable Law and each Company

  Plan has been operated in accordance with its terms and applicable Law, (ii) the Company and its Subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Company Plan and (iii) no Action is pending or, to the knowledge of the Company, threatened with respect to any Company Plan (other than claims for benefits in the ordinary course).

          (d)   For each Company Plan that is intended to be qualified under Section 401(a) of the Code, the Company has timely received a favorable determination letter from the IRS relating to the most recently completed IRS qualification cycle applicable to such Company Plan and, to the knowledge of the Company, nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of the qualified status of such Company Plan.

          (e)   Neither the Company, its Subsidiaries nor any member of their ERISA Affiliates sponsors maintains, contributes to or is required to contribute to or within the past six (6) years has sponsored, maintained, contributed to or been required to contribute to: (i) a "multiemployer plan" (within the meaning of ERISA section 3(37)), (ii) an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA ("Pension Plan") that is subject to Title IV of ERISA or Section 412 of the Code, or (iii) a Pension Plan which is a "multiple employer plan" as defined in Section 413 of the Code. With respect to each Company Plan that is subject to Title IV of ERISA, (A) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (B) no such Company Plan is currently in "at risk" status within the meaning of Section 430 of the Code or Section 303(i) of ERISA, (C) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (D) neither the Company, its Subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069, 4204(a) or 4212(c) of ERISA, (E) all premiums to the PBGC have been timely paid in full, (F) no liability (other than for premiums to the PBGC) has been or, to the knowledge of the Company, is expected to be incurred by the Company or any of its Subsidiaries and (G) the PBGC has not instituted proceedings to terminate any such Company Plan. Neither the Company nor any of its Subsidiaries has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the PBGC arising in the ordinary course), except as would not have a Company Material Adverse Effect.

          (f)    Neither the execution of this Agreement nor the consummation of the Transactions shall (either alone or in connection with the termination of employment or service of any Service Provider following, or in connection with, the Transactions): (i) entitle any current or former Service Provider to severance pay or benefits or any increase in severance pay or benefits upon any termination of employment or service with the Company or any of its Subsidiaries; (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation pursuant to, any of the Company Plans to any current or former Service Provider or (iii) limit or restrict the right of the Company any of its Subsidiaries or, after the consummation of the Transactions, Parent, to merge, amend or terminate any of the Company Plans. None of the Company Plans in effect immediately prior to the Closing would result separately or in the aggregate (including as a result of this Agreement or the transactions contemplated hereby) in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

          (g)   Except as would not have a Company Material Adverse Effect, each Company Plan that is or forms part of a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code has been timely amended to comply and has been operated in compliance with, and the Company and its Subsidiaries have complied in practice and operation with, all applicable requirements of Section 409A of the Code.

          (h)   In addition to the foregoing, with respect to each Non-U.S. Company Benefit Plan:

              (i)  all employer and employee contributions to each Non-U.S. Company Benefit Plan required by Law or by the terms of such Non-U.S. Company Benefit Plan or pursuant to any contractual obligation (including contributions to all mandatory provident fund schemes) have been made or, if applicable, accrued in accordance with generally accepted accounting practices in the applicable jurisdiction applied to such matter, except as would not have a Company Material Adverse Effect; and

             (ii)  each Non-U.S. Company Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, except as would not have a Company Material Adverse Effect.

        Section 4.11    Labor and Employment Matters.     (a)    Except as set forth on Section 4.11(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any collective bargaining, trade union or works council agreement or other labor union contract applicable to persons employed by the Company or any of its Subsidiaries, and, as of the date of this Agreement, there are no pending organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit relating to any employee of the Company any of its Subsidiaries. Except as would not have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has breached or otherwise failed to comply in any respect with the provisions of any collective bargaining, trade union or works council agreement or other labor union contract, and there are no grievances outstanding against the Company or any of its Subsidiaries under any such agreement or contract; and (ii) there are no unfair labor practice complaints pending against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority. The consent of, consultation of or the rendering of formal advice by any labor or trade union, works council, or any other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the Transactions.

          (b)   Except as would not have a Company Material Adverse Effect, (i) the Company and its Subsidiaries are currently in compliance with all Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes, and (ii) there is no charge of discrimination relating to employment or employment practices pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any of its Subsidiaries has employed or currently employs any Person.

        Section 4.12    Company Real Property; Title to Assets.     (a)     Section 4.12(a) of the Company Disclosure Schedule lists: (i) the street address or location of each parcel of Owned Company Real Property, (ii) the current owner of each parcel of Owned Company Real Property and (iii) the current use of each parcel of Owned Company Real Property. Except as set forth on Section 4.12(a) of the Company Disclosure Schedule or as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries, as the case may be, has good and marketable title in fee simple, or the equivalent thereof, to each parcel of Owned Company Real Property, free and clear of all Encumbrances, except Permitted Encumbrances.

          (b)   Section 4.12(b) of the Company Disclosure Schedule sets forth a true and complete list of all Leases for material Leased Company Real Property and any amendments thereto and any guarantors thereunder. Except as would not have a Company Material Adverse Effect, the Company or one of its Subsidiaries, as the case may be, has a valid leasehold interest in the Leased Company Real Property, free and clear of all Encumbrances, except for Permitted Encumbrances.

          (c)   Except as would not have a Company Material Adverse Effect, (i) either the Company or one of its Subsidiaries, as the case may be, is in peaceful and undisturbed possession of each parcel of Company Real Property, (ii) there are no contractual or legal restrictions that preclude or restrict the ability to use the Company Real Property for the purposes for which it is currently being used, (iii) neither the Company nor any of its Subsidiaries has leased or subleased any parcel or any portion of any parcel of Company Real Property to any other Person, other than as set forth on Section 4.12(c) of the Company Disclosure Schedule, and (iv) neither the Company nor any of its Subsidiaries has assigned its interest under any Lease listed in Section 4.12(b) of the Company Disclosure Schedule to any third party.

          (d)   Except as would not have a Company Material Adverse Effect, all components of the buildings, structures or other material improvements within the Owned Company Real Property compromising the demised premises of the Company and any of its Subsidiaries pursuant to each real property lease are in sufficient working condition and repair for the uses for which they are currently employed (normal wear and tear excepted).

          (e)   Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement, there are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the knowledge of Company, threatened against any parcel of the Company Real Property.

          (f)    Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there are no outstanding options, rights of first offer or rights of first refusal to purchase the Owned Company Real Property or any portion thereof or interest therein.

        Section 4.13    Intellectual Property.     (a)    Except as would not have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries has sufficient rights to use the Company Intellectual Property in connection with the operation of its respective business, (ii) the Company or one of its Subsidiaries is the exclusive owner of all right, title and interest in and to each item of Owned Company Intellectual Property, free and clear of all Encumbrances other than Permitted Encumbrances and (iii) the Company and each of its Subsidiaries has a valid license to use the Licensed Company Intellectual Property in connection with the operation of its respective business, subject only to the terms of the Company IP Agreements.

          (b)   Except as would not have a Company Material Adverse Effect, (i) the Owned Company Intellectual Property is (A) to the knowledge of the Company, valid, subsisting and enforceable and (B) not subject to any outstanding Order or agreement adversely affecting any of the Company's or any of its Subsidiaries' use thereof or rights thereto, or that would impair the validity or enforceability thereof and (ii) there is no Action pending, asserted or, to the knowledge of the Company, threatened contesting or challenging the ownership, validity, registerability or enforceability of, or the Company's or any of its Subsidiaries' right to use, any Owned Company Intellectual Property.

          (c)   Except as would not have a Company Material Adverse Effect, (i) to the knowledge of the Company, the operation of the businesses of the Company and its Subsidiaries and the use of the Company Intellectual Property in connection therewith does not, and has not in the last three (3) years, infringed, misappropriated or otherwise violated or conflicted with the Intellectual Property rights of any other Person, (ii) there is no Action pending, asserted or, to the knowledge of the Company, threatened against any of the Company or any of its Subsidiaries concerning any of the foregoing and (iii) to the knowledge of the Company, no Person is engaging, or has engaged in the last three (3) years, in any activity that infringes, misappropriates or otherwise violates or conflicts with any Owned Company Intellectual Property.

          (d)   Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries have taken reasonable measures to maintain the confidentiality of all confidential information in its or its Subsidiaries' possession, including, but not limited to, trade secrets, used or held for use in connection with the operation of its business.

          (e)   Except as would not have a Company Material Adverse Effect, to the extent that any Intellectual Property has been conceived, developed or created for the Company or any of its Subsidiaries by any other Person, the Company or each of its Subsidiaries, as applicable, have executed valid and enforceable written agreements with such Person with respect thereto (i) transferring to the Company or one of its Subsidiaries the entire and unencumbered right, title and interest therein and thereto by operation of law or by valid written assignment and (ii) providing for the non-disclosure by such Person of the confidential information of the Company or any of its Subsidiaries.

          (f)    Except as would not have a Company Material Adverse Effect, consummation of the Transactions will not result in (i) the grant of any license under, or creation of any lien on, any Owned Company Intellectual Property, (ii) the Company or any of its Subsidiaries being bound by or subject to any non-compete obligation, covenant not to sue or other restriction on the operation or scope of its business, which such party was not bound by or subject to prior to the Closing or (iii) the Company or any of its Subsidiaries being obligated to (A) pay any royalties, honoraria, fees or other payments to any Person in excess of those payable by the Company or any of its Subsidiaries prior to the Closing or (B) provide or offer any discounts or other reduced payment obligations to any Person in excess of those provided to such Person prior to the Closing.

        Section 4.14    Taxes.     (a)    All income and other material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) and all such Tax Returns are true, correct, and complete in all material respects.

          (b)   All material amounts of Taxes of the Company and its Subsidiaries (whether or not shown to be due and payable on any Tax Return) have been timely paid. The unpaid Taxes of the Company and its Subsidiaries did not, as of the date of the most recent consolidated financial statements of the Company, materially exceed the reserve or accrual for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such consolidated financial statements (rather than in any notes thereto). Between January 1, 2016 and the date of this Agreement, none of the Company or any of its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business. There are no material Tax liens on the assets of the Company or any of its Subsidiaries other than Permitted Encumbrances.

          (c)   Each of the Company and its Subsidiaries has timely paid or withheld all material amounts of Taxes required to be paid or withheld with respect to their employees, independent contractors, creditors and other third parties (and timely paid over such Taxes to the appropriate Governmental Authority).

          (d)   As of the date of this Agreement, neither the Company nor any of its Subsidiaries has executed any outstanding waiver of any statute of limitations, or outstanding extension of the period, for the assessment or collection of any material Tax and there has been no request by a Governmental Authority to execute such a waiver or extension. As of the date of this Agreement, no audit or other examination or administrative, judicial or other proceeding of, or with respect to, any material Tax Return or material Taxes of the Company or any of its Subsidiaries is currently in progress, and neither the Company nor any of its Subsidiaries has been notified in writing of any request for such an audit or other examination or administrative, judicial or other proceeding. As of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a Governmental Authority against the Company or any of its Subsidiaries that has not been satisfied by payment, settled or withdrawn. As of the date of this Agreement, within the last three (3) years, no written claim has been made by a Governmental Authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by such jurisdiction.

          (e)   Within the last two (2) years, neither the Company nor any of its Subsidiaries has been a party to any transaction treated by the parties as a distribution to which Section 355 of the Code applies.

          (f)    Each of the Company and its Subsidiaries (i) is not a party to any Tax sharing, indemnification or allocation agreement (other than customary Tax indemnification provisions in commercial agreements or arrangements, in each case not primarily relating to Taxes, or any agreement solely between or among the Company and its Subsidiaries) and (ii) has no liability for the Taxes of any Person under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Law), by reason of being a member of an affiliated, consolidated, combined or unitary group (other than any group that solely includes the Company and/or its Subsidiaries), or as a transferee or successor.

          (g)   Neither the Company nor any of its Subsidiaries has "participated" in a "listed transaction" within the meaning of Treasury Regulation § 1.6011-4.

          (h)   Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (iii) intercompany transaction entered into prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount existing on or prior to the Closing Date.

          (i)    Interests in the Company are not and have not been during the relevant period United States real property interests, as defined in Section 897(c)(1) of the Code.

          (j)    This Section 4.14, Section 4.10 and Section 4.08, to the extent it relates to Section 6.01(b)(xi), contain the sole representations and warranties of the Company and its Subsidiaries with respect to Tax matters.

        Section 4.15    Environmental Matters.     Except as would not have a Company Material Adverse Effect, (a) none of the Company nor any of its Subsidiaries is in violation of or, since January 1, 2014, has violated, any Environmental Law; (b) none of the properties currently or formerly owned, leased or operated by the Company or any current or former Subsidiary of the Company (including soils and surface and ground waters) are contaminated with any Hazardous Substance; (c) none of the Company or any of its current or former Subsidiaries has received any written notice from any Person alleging that any of the foregoing are actually, potentially or allegedly liable under, or not in compliance with, any Environmental Law (including pending or threatened liens, or with respect to exposure to, or the off-site disposal of, Hazardous Substances); and (d) each of the Company and its Subsidiaries has obtained, currently maintains and is, and since January 1, 2014 has been, in compliance with all Environmental Permits necessary for its operations.

        Section 4.16    Company Material Contracts.     (a)    Section 4.16(a) of the Company Disclosure Schedule contains a complete list, as of the date of this Agreement, of the following types of contracts and agreements, whether written or oral, including all amendments, supplements and modifications in effect as of the date of this Agreement, to which the Company or any of its Subsidiaries is a party (such contracts and agreements, the "Company Material Contracts"):

              (i)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) with respect to the Company or any of its Subsidiaries that was required to be filed with the SEC with the Company's Annual Report on Form 10-K for the year ended December 31, 2015 or any Company SEC Reports filed after the date of filing of such Form 10-K until the date hereof; provided, that any such contract that was filed by the Company with the SEC shall not be required to be listed on Section 4.16(a) of the Company Disclosure Schedule;

             (ii)  any contract (other than any purchase orders) for the purchase of materials, supplies, goods, services, equipment or other assets (A) providing for annual payments by the Company or any of its Subsidiaries of $20,000,000 or more, (B) which involved consideration or payments by the Company or any of its Subsidiaries in excess of $20,000,000 in the aggregate during the calendar year ended December 31, 2015, or (C) which is expected to involve consideration or payments by the Company or any of its Subsidiaries in excess of $20,000,000 in the aggregate during the calendar year ending December 31, 2016;

            (iii)  any contract (other than any purchase orders) for the furnishing of materials, supplies, goods, services, equipment or other assets (A) providing for annual payments to the Company or any of its Subsidiaries of $40,000,000 or more, (B) which involved consideration or payments to the Company or its Subsidiaries in excess of $40,000,000 in the aggregate during the calendar year ended December 31, 2015, or (C) which is expected to involve consideration or payments to the Company or its Subsidiaries in excess of $40,000,000 in the aggregate during the calendar year ending December 31, 2016;

            (iv)  all contracts concerning the establishment, management or operation of a joint venture, partnership, limited liability company (other than formation agreements related to one of the Company's wholly-owned Subsidiaries) or business alliance with any third party;

             (v)  (A) all contracts relating to Indebtedness of the Company or any of its Subsidiaries for borrowed money and (B) all other contracts relating to other Indebtedness of the Company or any of its Subsidiaries in excess of $5,000,000, in each case of (A) and (B), other than intercompany Indebtedness;

            (vi)  all contracts containing any material non-compete or exclusivity provision or any similarly restrictive provision with respect to any material line of business, Person or geographic area with respect to the Company or any of its Subsidiaries;

           (vii)  all Company IP Agreements that are material to the business of the Company or any of its Subsidiaries;

          (viii)  all other contracts not specified in sub-clause (v) that contain obligations of the Company or its Subsidiaries secured by an Encumbrance (other than a Permitted Encumbrance) on the assets of the Company or any of its Subsidiaries, and interest rate or currency hedging agreements, in each case in connection with which the aggregate actual or contingent obligations of the Company and its Subsidiaries under such agreement are greater than $5,000,000;

            (ix)  all material contracts, agreements and Leases concerning the use, occupancy, management or operation of any Company Real Property (including all contracts, agreements and Leases listed or otherwise set forth in Section 4.12(b) of the Company Disclosure Schedule);

             (x)  all material management contracts and contracts with consultants requiring payments in excess of $10,000,000, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any of its Subsidiaries or income or revenues related to any product of the Company or any of its Subsidiaries that require or would reasonably be expected to result in payments of more than $10,000,000 in the aggregate;

            (xi)  each contract pursuant to which the Company or any of its Subsidiaries is bound that includes a continuing indemnification, "earn out" or other contingent payment obligation, in each case, that could result in payments in excess of $5,000,000 other than ordinary course agreements with customers or suppliers;

           (xii)  except as set forth on Section 4.10(a) of the Company Disclosure Schedule, each contract between or among the Company or any of its Subsidiaries, on the one hand, and any of their respective Affiliates (other than the Company or any of its Subsidiaries), on the other hand, that involves payments of more than $2,000,000 in any one year;

          (xiii)  other than as set forth in any customer's standard purchase order terms and conditions, any contract that grants or conveys rights of refusal, or contains "most favored nation", "most favored customer" or similar pricing provisions, or that obligates the Company or any of its Subsidiaries to conduct any material portion of the Company's or any of its Subsidiaries' business on an exclusive or preferential basis with any third party; and

          (xiv)  any contract that contains "take or pay" or similar provisions.

          (b)   Except as would not have a Company Material Adverse Effect, (i) each Company Material Contract is a legal, valid and binding obligation of the Company or its Subsidiaries party thereto and, to the knowledge of the Company, the other parties thereto, enforceable against the Company or such Subsidiaries and, to the knowledge of the Company, the other parties thereto in accordance with its terms, (ii) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto, is in breach or violation of, or default under, any Company Material Contract and no event has occurred or not occurred through the Company's or any of its Subsidiaries' action or inaction or, to the knowledge of the Company, the action or inaction of any third party, that with notice or lapse of time or both would constitute a breach or violation of, or default under, any Company Material Contract and (iii) the Company and its Subsidiaries have not received any written claim or written notice of default, termination (other than as a result of expiration in accordance with its terms) or cancellation under any such Company Material Contract. The Company has furnished or made available to Parent correct and complete copies of all Company Material Contracts, including any amendments, waivers or changes thereto that are currently in effect.

        Section 4.17    Insurance.     To the knowledge of the Company, the Company has in place insurance policies providing appropriate coverage given the size of the Company and the Company's line of businesses. Each such insurance policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default (including any such material breach or default with respect to the payment of premiums or the giving of notice) under any such policy, and, to the knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute such a material breach or default, or permit termination or modification, under such policy, and, as of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any such party.

        Section 4.18    Customers.     Section 4.18 of the Company Disclosure Schedule sets forth a true and complete list of the top ten customers of the Company and its Subsidiaries (based on the revenue from such customer during the 12-month period ended September 30, 2016). None of the customers listed in Section 4.18 of the Company Disclosure Schedule and no material supplier of the Company and its Subsidiaries (a) has cancelled or otherwise terminated any contract with the Company or any of its Subsidiaries prior to the expiration of the contract term, (b) has returned, or threatened to return, a substantial amount of any of the products, equipment, goods and services purchased from the Company or any of its Subsidiaries, or (c) to the knowledge of the Company, has indicated in writing its intention to cancel or otherwise terminate its relationship with the Company or its Subsidiaries or to reduce substantially its purchase from or sale to the Company or any of its Subsidiaries of any products, equipment, goods or services.

        Section 4.19    Quality and Safety of Products.     (a)    Since January 1, 2014, neither the Company nor any of its Subsidiaries has received written notice from (i) any of its customers that such customer has (A) received any written notice or allegation from a Governmental Authority, (B) been a party or subject to any Action brought or initiated by a Governmental Authority or (C) been threatened in writing by a Governmental Authority with any Action or (ii) a Governmental Authority that contained allegations or threatened or stated a basis for initiating an Action, in each of the foregoing clauses (i) and (ii), with respect to the failure or alleged failure of any product produced, sold or distributed by or on behalf of the Company or any of its Subsidiaries to meet applicable manufacturing, quality or labeling standards established by Law, except, in the case of each of clause (i) and (ii), as would not have a Company Material Adverse Effect.

          (b)   Since January 1, 2014, (i) there have been no recalls of any product of the Company or any of its Subsidiaries whether ordered by a Governmental Authority or undertaken voluntarily by the Company or any of its Subsidiaries and (ii) the Company has not received any written notice from any customer or Governmental Authority in connection with a claim or allegation against the Company or its Subsidiaries, in each case related to any such recall, except in each of the foregoing clauses (i) and (ii) for any such recalls that would not have a Company Material Adverse Effect.

        Section 4.20    Anti-Corruption Compliance.     (a)    None of the Company, nor any of its Subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any Affiliate or agent of the Company, has taken any action, directly or indirectly, over the last five (5) years, that constitutes: (i) a violation by any such Person of the FCPA, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office; (ii) a violation by any such Person of any other applicable Anti-Corruption Laws; or (iii) a violation of, or operation in noncompliance with, any export restrictions, anti-boycott regulations, embargo regulations or other similar Laws.

          (b)   The Company and each of its Subsidiaries have conducted their businesses in compliance in all material respects with (i) the FCPA and the Anti-Corruption Laws and have retained, and continue to retain, accurate books and records and have instituted and continue to maintain policies and procedures reasonably designed to promote compliance therewith, and (ii) (A) all Laws relating to United States export controls, and (B) anti-boycott prohibitions promulgated pursuant to the Export Administration Act of 1979, as amended, and regulations promulgated thereunder.

        Section 4.21    Takeover Laws.     As of the date of this Agreement, no "fair price," "moratorium," "control share acquisition," "interested stockholder" or other anti-takeover Law (including Section 203 of the DGCL), or any comparable anti-takeover provisions of the certificate of incorporation or bylaws of the Company, would reasonably be expected to restrict or prohibit the execution of this Agreement, each party performing its obligations hereunder or the consummation of the Transactions. The Company has no "rights plan", "rights agreement" or "poison pill" in effect.

        Section 4.22    Opinion of Financial Advisor.     The Company has received the written opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the effect that, as of the date of such opinion, the Merger Consideration to be paid to the holders of Shares is fair, from a financial point of view, to such holders. A copy of such opinion shall be delivered to Parent promptly after the execution of this Agreement.

        Section 4.23    Brokers.     No broker, finder or investment banker (other than Merrill Lynch, Pierce, Fenner & Smith Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a correct and complete copy of all agreements (including any amendments, waivers or changes thereto) between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated as of the date of this Agreement pursuant to which such firm would be entitled to any payment relating to the Transactions.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except (a) as set forth in the corresponding section of the Parent Disclosure Schedule (with specific reference to the particular section or subsection of this Agreement to which the information in the Parent Disclosure Schedule relates; provided, that any disclosure shall be deemed to qualify that particular section or subsection and such other sections or subsections of this Agreement to the extent that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to such other sections or subsections), or (b) other than with respect to Section 5.07(a) and Section 5.07(b), as disclosed in the Parent SEC Reports filed or furnished during the period from January 1, 2014 through the date that is two (2) Business Days prior to the date of this Agreement, to the extent reasonably apparent in such Parent SEC Reports that such disclosed item relates to the applicable representation or warranty set forth in this Article V, but excluding (i) any documents filed as exhibits, annexes and schedules thereto or incorporated by reference therein (other than in any other Parent SEC Reports), (ii) any risk factor disclosures contained under the heading "Risk Factors" (other than any factual information contained therein), and (iii) any disclosure of risks included in any "forward-looking statements" disclaimer or any other statements that are similarly non-specific or precise or forward-looking in nature, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

        Section 5.01    Corporate Organization and Qualification; Subsidiaries.     (a)    Parent and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties or assets owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Parent Material Adverse Effect.

          (b)   A true and complete list of all the Subsidiaries of Parent, identifying the jurisdiction of incorporation or organization of each such Subsidiary and, with respect to each Subsidiary that is not directly or indirectly wholly owned by Parent and/or one of its other Subsidiaries, the percentage of the outstanding capital stock or other equity or similar interests of each such

  Subsidiary owned by Parent and each of its other Subsidiaries, is set forth in Section 5.01(b) of the Parent Disclosure Schedule. Except as set forth in Section 5.01(b) of the Parent Disclosure Schedule, Parent and Merger Sub do not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

        Section 5.02    Certificate of Incorporation and Bylaws.     Parent has heretofore furnished to the Company a complete and correct copy of the certificate of incorporation and bylaws and other equivalent organizational documents, each as amended to date, of Parent, Merger Sub and each Subsidiary that is not directly or indirectly wholly owned by Parent and/or one of its other Subsidiaries, in each case, to the extent not filed as of the date of this Agreement with the Parent SEC Reports. Such certificates of incorporation, bylaws and equivalent organizational documents are in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation, bylaws or equivalent organizational documents.

        Section 5.03    Capitalization.     (a)    The authorized capital stock of Parent consists of 150,000,000 shares of Parent Common Stock, 40,000,000 shares of Parent Series Common Stock and 10,000,000 shares of Parent Preferred Stock. At the close of business on October 31, 2016, (i) 76,473,166 shares of Parent Common Stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, (ii) 6,532,020 shares of Parent Common Stock were held in the treasury of Parent, (iii) no shares of Parent Common Stock were held by the Subsidiaries of Parent, and (iv) 5,909,591 shares of Parent Common Stock were reserved for future issuance pursuant to outstanding Parent Stock Awards (including 347,700 shares of Parent Common Stock subject to outstanding Parent Stock Options, 1,797,360 Shares subject to outstanding Parent Restricted Stock Unit Awards, and 1,038,324 Shares subject to outstanding Parent Performance Awards (assuming satisfaction of any performance vesting conditions at target levels)). As of the date of this Agreement, no shares of Parent Series Common Stock and no shares of Parent Preferred Stock are issued and outstanding. Except as set forth in this Section 5.03 or the Voting Agreement, there are no options, warrants, convertible debt, other convertible instruments or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its Subsidiaries. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive (or similar) rights. Except as contemplated in the Parent Stock Plans, there are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of, or other equity interests in, Parent or any Subsidiary of Parent, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any shares of Parent Common Stock or any capital stock of, or other equity interests in, Parent or any Subsidiary of Parent, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any third party by Parent or any Subsidiary of Parent. All outstanding shares of Parent Common Stock, all outstanding Parent Stock Awards, and all outstanding shares of capital stock of each Subsidiary of Parent have been issued in compliance with all applicable securities Laws and other applicable Laws.

          (b)   The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof and all of which are owned by Parent. Each outstanding share of capital stock of Merger Sub is owned by Parent free and clear of all Encumbrances, except where failure to own such shares free and clear would not, individually or in the aggregate, materially adversely affect Parent's ability to consummate the Transactions.

          (c)   Each outstanding share of capital stock of, or other equity interests in, each Subsidiary of Parent is (i) duly authorized, validly issued, fully paid, and non-assessable and free of preemptive (or similar) rights, and (ii) owned by Parent or another of its wholly-owned Subsidiaries free and clear of all Encumbrances (other than those set forth in the organizational documents of such Subsidiary (to the extent such organizational documents have been furnished to the Company prior to the date of this Agreement), under applicable securities Laws or created by this Agreement).

          (d)   As of the date of this Agreement, no bonds, debentures, notes or other Indebtedness of Parent having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of Parent may vote are issued or outstanding.

          (e)   Except as created by this Agreement, there are no outstanding obligations of Parent or any of its Subsidiaries (i) restricting the transfer of, (ii) relating to the voting of, or (iii) requiring the registration under any securities Law for sale of, any shares of Parent Common Stock, shares of Parent Series Common Stock, shares of Parent Preferred Stock or any other capital stock of, or other equity interests in, Parent or any of its Subsidiaries. None of Parent or any of its Subsidiaries is a party to any stockholders' agreement, voting trust agreement or registration rights agreement relating to any capital stock of, or other equity interests in, Parent or any of its Subsidiaries or any other contract or arrangement relating to disposition, voting or dividends with respect to any capital stock of, or other equity interests in, Parent or any of its Subsidiaries.

        Section 5.04    Authority Relative to This Agreement; Vote Required.     (a)    Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, obtaining the Parent Stockholder Approval and the filing and recordation of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (b)   The Parent Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has (i) determined that the Merger is fair to, and in the best interests of, Parent and its stockholders, (ii) approved this Agreement and declared its advisability, and (iii) resolved to recommend that the stockholders of Parent approve the Parent Share Issuance and directed that the Parent Share Issuance be submitted for consideration by Parent's stockholders at the Parent Stockholders' Meeting.

          (c)   The Parent Stockholder Approval is the only vote or consent of the holders of any class or series of Parent's capital stock or other securities necessary to approve the Share Issuance and consummate the Transactions.

        Section 5.05    No Conflict; Required Filings and Consents.     (a)    The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub, and the consummation of the Merger, will not, (i) conflict with or violate the certificate of incorporation, bylaws or other equivalent organizational documents of Parent or any of its Subsidiaries, (ii) assuming all consents, approvals, authorizations and other actions described in Section 5.05(b) have been obtained or taken and all filings and obligations described in Section 5.05(b) have been made or satisfied, conflict with or violate any Law applicable to Parent or any of its Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected, or (iii) violate, conflict with, require consent under, result in any breach of, result in loss of any benefit under, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Parent or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, deed of trust, contract, agreement, Lease, Parent Permit or other instrument or obligation to which Parent of any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets or properties is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not have a Parent Material Adverse Effect.

          (b)   The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub, and the consummation of the Merger, will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and state takeover Laws, (ii) the filing with the SEC of the Joint Proxy Statement and the Registration Statement, (iii) any filings required under the rules and regulations of the NYSE, (iv) the pre-merger notification requirements of the HSR Act or other applicable foreign, federal or state antitrust or competition Laws specified in Section 8.01(d) of the Company Disclosure Schedule or Section 8.01(d) of the Parent Disclosure Schedule, (v) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (vi) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Parent Material Adverse Effect.

        Section 5.06    Permits; Compliance.     Parent and each of its Subsidiaries is in possession of all Parent Permits, except where the failure to possess, or the suspension or cancellation of, any of the Parent Permits would not have a Parent Material Adverse Effect. No suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to possess, or the suspension or cancellation of, any of the Parent Permits would not have a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is or, since January 1, 2014, has been, in conflict with, or in default, breach or violation of, any Law or Parent Permit applicable to Parent or any of its Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected, except for any such conflicts, defaults, breaches or violations that would not have a Parent Material Adverse Effect.

        Section 5.07    SEC Filings; Financial Statements.     (a)    Parent has filed all forms, reports, statements, schedules and other documents required to be filed by it with the SEC since January 1, 2014 (the "Parent SEC Reports"). The Parent SEC Reports (i) at the time they were filed and, if amended, as of the date of such amendment, complied in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the Sarbanes Oxley Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, and, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Parent is required to file any form, report, statement, schedule or other document with the SEC.

          (b)   Each of the consolidated financial statements (including, in each case, any notes thereto) contained (or incorporated by reference) in the Parent SEC Reports was prepared (i) from, and in accordance with, the books and records of Parent and its Subsidiaries in all material respects and (ii) in all material respects in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

          (c)   Neither Parent nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent, determined, determinable or otherwise and whether due or to become due), except for liabilities and obligations (i) reflected or reserved against on the consolidated balance sheet of Parent and its consolidated Subsidiaries as at December 31, 2015, including the notes thereto, or (ii) incurred in the ordinary course of business consistent with past practice since December 31, 2015, which would not have a Parent Material Adverse Effect.

          (d)   As of the date of this Agreement, there are no material outstanding or unresolved comments in comment letters received from the SEC with respect to the Parent SEC Reports. To the knowledge of Parent, (i) none of the Parent SEC Reports is the subject of ongoing SEC review and (ii) there are no inquiries or investigations by the SEC or any Governmental Authority or any internal investigations pending or threatened in writing, in each case regarding any accounting practices of Parent or any of its Subsidiaries.

          (e)   The management of Parent has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) reasonably designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, is in all material respects made known to the principal executive officer and the principal financial and accounting officer of Parent by others within those entities. Based on Parent's management's most recently completed evaluation of Parent's internal control over financial reporting, (i) Parent had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect Parent's ability to record, process, summarize and report financial information and (ii) to the knowledge of Parent, Parent does not have any fraud that involves management or other employees who have a significant role in Parent's internal control over financial reporting.

          (f)    Since January 1, 2014, subject to any applicable grace periods, Parent has been in and is in material compliance with the applicable provisions of the Sarbanes Oxley Act and the applicable rules and regulations of the NYSE.

          (g)   Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, agreement or arrangement (including any contract, agreement or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Securities Act), where the result, purpose or effect of such contract, agreement or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Parent or any of its Subsidiaries in the Parent SEC Reports (including any audited financial statements and unaudited interim financial statements of Parent included therein).

        Section 5.08    Absence of Certain Changes or Events.     From January 1, 2016 through the date of this Agreement, (a) Parent and its Subsidiaries have conducted their businesses in the ordinary course and in a manner consistent with past practice, (b) there has not been any Parent Material Adverse Effect and (c) since June 30, 2016, neither Parent nor any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.02 were such provision then in effect.

        Section 5.09    Absence of Litigation.     As of the date of this Agreement, there is no Action pending or, to the knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries, or any property or asset of Parent or any of its Subsidiaries (or, to the knowledge of Parent, any director or officer of Parent in such capacity as director or officer), before any Governmental Authority that, if adversely determined against Parent or its applicable Subsidiary, would be, or would reasonably be expected to be, material to Parent and its Subsidiaries, taken as a whole. As of the date of this Agreement, neither Parent nor any of its Subsidiaries nor any property or asset of Parent or any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, any continuing investigation by, any Governmental Authority or any Order of any Governmental Authority that is, or would reasonably be expected to be, material to Parent and its Subsidiaries, taken as a whole.

        Section 5.10    Employee Benefit Plans.     (a)    Section 5.10(a) of Parent Disclosure Schedule lists (i) all material compensation, benefit, fringe benefit and other plans, programs, arrangements or agreements (A) to which Parent or any of its Subsidiaries is a party, (B) with respect to which Parent or any of its Subsidiaries has any obligation or (C) that are maintained, contributed to or sponsored by Parent or any of its Subsidiaries for the benefit of any current or former Service Provider, and (ii) all material contracts, arrangements or understandings between Parent or any of its Subsidiaries and any current or former Service Provider that provide for compensation or benefits, or the acceleration of the vesting or payment of compensation or benefits, to any current or former Service Provider arising from or related to the Transactions, in whole or in part (collectively, the "Parent Plans"). Section 5.10(a) of Parent Disclosure Schedule also separately lists all employee benefit plans for which Parent or any of its Subsidiaries could incur liability under Section 4069 or 4212(c) of ERISA.

          (b)   None of the Parent Plans provides for or promises medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Service Provider following termination of employment or service with Parent and its Subsidiaries (other than coverage mandated by applicable Law) that would result in a material liability to Parent and its Subsidiaries taken as a whole.

          (c)   Except as would not have a Parent Material Adverse Effect, (i) each document prepared in connection with a Parent Plan complies with applicable Law and each Parent Plan has been operated in accordance with its terms and applicable Law, (ii) Parent and its Subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Parent Plan and (iii) no Action is pending or, to the knowledge of Parent, threatened with respect to any Parent Plan (other than claims for benefits in the ordinary course).

          (d)   For each Parent Plan that is intended to be qualified under Section 401(a) of the Code, Parent has timely received a favorable determination letter from the IRS relating to the most recently completed IRS qualification cycle applicable to such Parent Plan and, to the knowledge of Parent, nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of the qualified status of such Parent Plan.

          (e)   Neither Parent, its Subsidiaries nor any member of their ERISA Affiliates sponsors maintains, contributes to or is required to contribute to or within the past six (6) years has sponsored, maintained, contributed to or been required to contribute to: (i) a "multiemployer plan" (within the meaning of ERISA section 3(37)), (ii) Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code, or (iii) a Pension Plan which is a "multiple employer plan" as defined in Section 413 of the Code. With respect to each Parent Plan that is subject to Title IV of ERISA, (A) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (B) no such Parent Plan is currently in "at risk" status within the meaning of Section 430 of the Code or Section 303(i) of ERISA, (C) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (D) neither Parent, its Subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069, 4204(a) or 4212(c) of ERISA, (E) all premiums to the PBGC have been timely paid in full, (F) no liability (other than for premiums to the PBGC) has been or, to the knowledge of Parent, is expected to be incurred by Parent or any of its Subsidiaries and (G) the PBGC has not instituted proceedings to terminate any such Parent Plan. Neither Parent nor any of its Subsidiaries has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the PBGC arising in the ordinary course), except as would not have a Parent Material Adverse Effect.

          (f)    Neither the execution of this Agreement nor the consummation of the Transactions shall (either alone or in connection with the termination of employment or service of any Service Provider following, or in connection with, the Transactions): (i) entitle any current or former Service Provider to severance pay or benefits or any increase in severance pay or benefits upon any termination of employment or service with Parent or any of its Subsidiaries; (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation pursuant to, any of the Parent Plans to any current or former Service Provider or (iii) limit or restrict the right of Parent any of its Subsidiaries or, after the consummation of the Transactions, Parent, to merge, amend or terminate any of the Parent Plans. None of the Parent Plans in effect immediately prior to the Closing would result separately or in the aggregate (including as a result of this Agreement or the transactions contemplated hereby) in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

          (g)   Except as would not have a Parent Material Adverse Effect, each Parent Plan that is or forms part of a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code has been timely amended to comply and has been operated in compliance with, and Parent and its Subsidiaries have complied in practice and operation with, all applicable requirements of Section 409A of the Code.

          (h)   In addition to the foregoing, with respect to each Non-U.S. Parent Benefit Plan:

              (i)  all employer and employee contributions to each Non-U.S. Parent Benefit Plan required by Law or by the terms of such Non-U.S. Parent Benefit Plan or pursuant to any contractual obligation (including contributions to all mandatory provident fund schemes) have been made or, if applicable, accrued in accordance with generally accepted accounting practices in the applicable jurisdiction applied to such matter, except as would not have a Parent Material Adverse Effect; and

             (ii)  each Non-U.S. Parent Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, except as would not have a Parent Material Adverse Effect.

        Section 5.11    Labor and Employment Matters.     (a)    Except as set forth on Section 5.11(a) of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any collective bargaining, trade union or works council agreement or other labor union contract applicable to persons employed by Parent or any of its Subsidiaries, and, as of the date of this Agreement, there are no pending organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit relating to any employee of Parent any of its Subsidiaries. Except as would not have a Parent Material Adverse Effect, (i) neither Parent nor any of its Subsidiaries has breached or otherwise failed to comply in any respect with the provisions of any collective bargaining, trade union or works council agreement or other labor union contract, and there are no grievances outstanding against Parent or any of its Subsidiaries under any such agreement or contract; and (ii) there are no unfair labor practice complaints pending against Parent or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority. The consent of, consultation of or the rendering of formal advice by any labor or trade union, works council, or any other employee representative body is not required for Parent to enter into this Agreement or to consummate any of the Transactions.

          (b)   Except as would not have a Parent Material Adverse Effect, (i) the Parent and its Subsidiaries are currently in compliance with all Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes, and (ii) there is no charge of discrimination relating to employment or employment practices, pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which Parent or any of its Subsidiaries has employed or currently employs any Person.

        Section 5.12    Parent Real Property; Title to Assets.     (a)    Section 5.12 (a) of Parent Disclosure Schedule lists: (i) the street address or location of each parcel of Owned Parent Real Property, (ii) the current owner of each parcel of Owned Parent Real Property and (iii) the current use of each parcel of Owned Parent Real Property. Except as set forth on Section 5.12(a) of Parent Disclosure Schedule or as would not have a Parent Material Adverse Effect, Parent or one of its Subsidiaries, as the case may be, has good and marketable title in fee simple, or the equivalent thereof, to each parcel of Owned Parent Real Property, free and clear of all Encumbrances, except Permitted Encumbrances.

          (b)   Section 5.12(b) of Parent Disclosure Schedule sets forth a true and complete list of all Leases for material Leased Parent Real Property and any amendments thereto and any guarantors thereunder. Except as would not have a Parent Material Adverse Effect, Parent or one of its Subsidiaries, as the case may be, has a valid leasehold interest in the Leased Parent Real Property, free and clear of all Encumbrances, except for Permitted Encumbrances.

          (c)   Except as would not have a Parent Material Adverse Effect, (i) either Parent or one of its Subsidiaries, as the case may be, is in peaceful and undisturbed possession of each parcel of Parent Real Property, (ii) there are no contractual or legal restrictions that preclude or restrict the ability to use the Parent Real Property for the purposes for which it is currently being used, (iii) neither Parent nor any of its Subsidiaries has leased or subleased any parcel or any portion of any parcel of Parent Real Property to any other Person and (iv) neither Parent nor any of its Subsidiaries has assigned its interest under any Lease listed in Section 5.12(b) of the Parent Disclosure Schedule to any third party.

          (d)   Except as would not have a Parent Material Adverse Effect, all components of the buildings, structures or other material improvements within the Owned Parent Real Property compromising the demised premises of Parent and any of its Subsidiaries pursuant to each real property lease are in sufficient working condition and repair for the uses for which they are currently employed (normal wear and tear excepted).

          (e)   Except as would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole, as of the date of this Agreement, there are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the knowledge of Parent, threatened against any parcel of the Parent Real Property.

          (f)    Except as would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole, there are no outstanding options, rights of first offer or rights of first refusal to purchase the Parent Real Property or any portion thereof or interest therein.

        Section 5.13    Intellectual Property.     (a)    Except as would not have a Parent Material Adverse Effect, (i) Parent and each of its Subsidiaries has sufficient rights to use the Parent Intellectual Property in connection with the operation of its respective business, (ii) Parent or one of its Subsidiaries is the exclusive owner of all right, title and interest in and to each item of Owned Parent Intellectual Property, free and clear of all Encumbrances other than Permitted Encumbrances and (iii) Parent and each of its Subsidiaries has a valid license to use the Licensed Parent Intellectual Property in connection with the operation of its respective business, subject only to the terms of Parent IP Agreements.

          (b)   Except as would not have a Parent Material Adverse Effect, (i) the Owned Parent Intellectual Property is (A) to the knowledge of Parent, valid, subsisting and enforceable and (B) not subject to any outstanding Order or agreement adversely affecting any of Parent's or any of its Subsidiaries' use thereof or rights thereto, or that would impair the validity or enforceability thereof and (ii) there is no Action pending, asserted or, to the knowledge of Parent, threatened contesting or challenging the ownership, validity, registerability or enforceability of, or Parent's or any of its Subsidiaries' right to use, any Owned Parent Intellectual Property.

          (c)   Except as would not have a Parent Material Adverse Effect, (i) to the knowledge of Parent, the operation of the businesses of Parent and its Subsidiaries and the use of Parent Intellectual Property in connection therewith does not, and has not in the last three (3) years, infringed, misappropriated or otherwise violated or conflicted with the Intellectual Property rights of any other Person, (ii) there is no Action pending, asserted or, to the knowledge of Parent, threatened against any of Parent or any of its Subsidiaries concerning any of the foregoing and (iii) to the knowledge of Parent, no Person is engaging, or has engaged in the last three (3) years, in any activity that infringes, misappropriates or otherwise violates or conflicts with any Owned Parent Intellectual Property.

          (d)   Except as would not have a Parent Material Adverse Effect, Parent and its Subsidiaries have taken reasonable measures to maintain the confidentiality of all confidential information in its or its Subsidiaries' possession, including, but not limited to, trade secrets, used or held for use in connection with the operation of its business.

          (e)   Except as would not have a Parent Material Adverse Effect, to the extent that any Intellectual Property has been conceived, developed or created for Parent or any of its Subsidiaries by any other Person, Parent or each of its Subsidiaries, as applicable, have executed valid and enforceable written agreements with such Person with respect thereto (i) transferring to Parent or one of its Subsidiaries the entire and unencumbered right, title and interest therein and thereto by operation of law or by valid written assignment and (ii) providing for the non-disclosure by such Person of the confidential information of the Company or any of its Subsidiaries.

          (f)    Except as would not have a Parent Material Adverse Effect, consummation of the Transactions will not result in (i) the grant of any license under, or creation of any lien on, any Owned Parent Intellectual Property, (ii) Parent or any of its Subsidiaries being bound by, or subject to, any non-compete obligation, covenant not to sue, or other restriction on the operation or scope of its business, which such party was not bound by, or subject to, prior to the Closing or (iii) Parent or any of its Subsidiaries being obligated to (A) pay any royalties, honoraria, fees or other payments to any Person in excess of those payable by Parent or any of its Subsidiaries prior to the Closing or (B) provide or offer any discounts or other reduced payment obligations to any Person in excess of those provided to such Person prior to the Closing.

        Section 5.14    Taxes.     (a)    All income and other material Tax Returns required to be filed by or with respect to Parent or any of its Subsidiaries have been timely filed (after giving effect to any filing extension properly granted by a Governmental Authority having authority to do so) and all such Tax Returns are true, correct, and complete in all material respects.

          (b)   All material amounts of Taxes of Parent and its Subsidiaries (whether or not shown to be due and payable on any Tax Return) have been timely paid. The unpaid Taxes of Parent and its Subsidiaries did not, as of the date of the most recent consolidated financial statements of Parent, materially exceed the reserve or accrual for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such consolidated financial statements (rather than in any notes thereto). Between January 1, 2016 and the date of this Agreement, none of Parent or any of its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business. There are no material Tax liens on the assets of Parent or any of its Subsidiaries other than Permitted Encumbrances.

          (c)   Each of Parent and its Subsidiaries has timely paid or withheld all material amounts of Taxes required to be paid or withheld with respect to their employees, independent contractors, creditors and other third parties (and timely paid over such Taxes to the appropriate Governmental Authority).

          (d)   As of the date of this Agreement, neither Parent nor any of its Subsidiaries has executed any outstanding waiver of any statute of limitations, or outstanding extension of the period, for the assessment or collection of any material Tax and there has been no request by a Governmental Authority to execute such a waiver or extension. As of the date of this Agreement, no audit or other examination or administrative, judicial or other proceeding of, or with respect to, any material Tax Return or material Taxes of Parent or any of its Subsidiaries is currently in progress, and neither Parent nor any of its Subsidiaries has been notified in writing of any request for such an audit or other examination or administrative, judicial or other proceeding. As of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a Governmental Authority against Parent or any of its Subsidiaries that has not been satisfied by payment, settled or withdrawn. As of the date of this Agreement, within the last three (3) years, no written claim has been made by a Governmental Authority in a jurisdiction where Parent or any Subsidiary of Parent does not file Tax Returns that Parent or such Subsidiary is or may be subject to taxation by such jurisdiction.

          (e)   Within the last two (2) years, neither Parent nor any of its Subsidiaries has been a party to any transaction treated by the parties as a distribution to which Section 355 of the Code applies.

          (f)    Each of Parent and its Subsidiaries (i) is not a party to any Tax sharing, indemnification or allocation agreement (other than customary Tax indemnification provisions in commercial agreements or arrangements, in each case not primarily relating to Taxes, or any agreement solely between or among Parent and its Subsidiaries) and (ii) has no liability for the Taxes of any Person under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Law), by reason of being a member of an affiliated, consolidated, combined or unitary group (other than any group that solely includes Parent and/or its Subsidiaries), or as a transferee or successor.

          (g)   Neither Parent nor any of its Subsidiaries has "participated" in a "listed transaction" within the meaning of Treasury Regulation § 1.6011-4.

          (h)   Neither Parent nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (iii) intercompany transaction entered into prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount existing on or prior to the Closing Date.

          (i)    Parent is not a United States real property holding corporation, as defined in Section 897(c)(2) of the Code.

          (j)    This Section 5.14, Section 5.10 and Section 5.08, to the extent it relates to Section 6.02(b)(ix), contain the sole representations and warranties of Parent and its Subsidiaries with respect to Tax matters.

        Section 5.15    Environmental Matters.     Except as would not have a Parent Material Adverse Effect, (a) none of Parent nor any of its Subsidiaries is in violation of or, since January 1, 2014, has violated, any Environmental Law; (b) none of the properties currently or formerly owned, leased or operated by Parent or any current or former Subsidiary of Parent (including soils and surface and ground waters) are contaminated with any Hazardous Substance; (c) neither Parent nor any of its current or former Subsidiaries has received any written notice from any Person alleging that any of the foregoing are actually, potentially or allegedly liable under, or not in compliance with, any Environmental Law (including pending or threatened liens, or with respect to exposure to, or the off-site disposal of, Hazardous Substances); and (d) each of Parent and its Subsidiaries has obtained, currently maintains and is, and since January 1, 2014, has been, in compliance with all Environmental Permits necessary for its operations.

        Section 5.16    Parent Material Contracts.     (a)    Section 5.16(a) of Parent Disclosure Schedule contains a complete list, as of the date of this Agreement, of the following types of contracts and agreements, whether written or oral, including all amendments, supplements and modifications in effect as of the date of this Agreement, to which Parent or any of its Subsidiaries is a party (such contracts and agreements, the "Parent Material Contracts"):

              (i)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) with respect to Parent or any of its Subsidiaries that was required to be filed with the SEC with Parent's Annual Report on Form 10-K for the year ended December 31, 2015 or any Parent SEC Reports filed after the date of filing of such Form 10-K until the date hereof; provided that any such contract that was filed by Parent with the SEC shall not be required to be set forth on Section 5.16(a) of Parent Disclosure Schedule;

             (ii)  any contract (other than any purchase orders) for the purchase of materials, supplies, goods, services, equipment or other assets (A) providing for annual payments by Parent or any of its Subsidiaries of $20,000,000 or more, or (B) which involved consideration or payments by Parent or any of its Subsidiaries in excess of $20,000,000 in the aggregate during the calendar year ended December 31, 2015, or (C) which is expected to involve consideration or payments by Parent or any of its Subsidiaries in excess of $20,000,000 in the aggregate during the calendar year ending December 31, 2016;

            (iii)  any contract (other than any purchase orders) for the furnishing of materials, supplies, goods, services, equipment or other assets (A) providing for annual payments to Parent or any of its Subsidiaries of $40,000,000 or more, (B) which involved consideration or payments to Parent or its Subsidiaries in excess of $40,000,000 in the aggregate during the calendar year ended December 31, 2015, or (C) which is expected to involve consideration or payments to Parent or its Subsidiaries in excess of $40,000,000 in the aggregate during the calendar year ending December 31, 2016;

            (iv)  all contracts concerning the establishment, management or operation of a joint venture, partnership, limited liability company (other than formation agreements related to one of Parent's wholly-owned Subsidiaries) or business alliance with any third party;

             (v)  (A) all contracts relating to Indebtedness of Parent or any of its Subsidiaries for borrowed money and (B) all other contracts relating to other Indebtedness of Parent or any of its Subsidiaries in excess of $5,000,000, in each case of (A) and (B), other than intercompany Indebtedness;

            (vi)  all contracts containing any material non-compete or exclusivity provision or any similarly restrictive provision with respect to any material line of business, Person or geographic area with respect to Parent or any of its Subsidiaries;

           (vii)  all Parent IP Agreements that are material to the business of Parent or any of its Subsidiaries;

          (viii)  all other contracts not specified in sub-clause (v) that contain obligations of Parent or its Subsidiaries secured by an Encumbrance (other than a Permitted Encumbrance) on the assets of Parent or any of its Subsidiaries, and interest rate or currency hedging agreements, in each case in connection with which the aggregate actual or contingent obligations of Parent and its Subsidiaries under such agreement are greater than $5,000,000;

            (ix)  all material contracts, agreements and Leases concerning the use, occupancy, management or operation of any Parent Real Property (including all contracts, agreements and Leases listed or otherwise set forth in Section 5.12(b) of Parent Disclosure Schedule);

             (x)  all material management contracts and contracts with consultants requiring payments in excess of $10,000,000, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of Parent or any of its Subsidiaries or income or revenues related to any product of Parent or any of its Subsidiaries that require or would reasonably be expected to result in payments of more than $10,000,000 in the aggregate;

            (xi)  each contract pursuant to which Parent or any of its Subsidiaries is bound that includes a continuing indemnification, "earn out" or other contingent payment obligation, in each case, that could result in payments in excess of $5,000,000 other than ordinary course agreements with customers or suppliers;

           (xii)  except as set forth on Section 5.10(a) of the Parent Disclosure Schedule, each contract between or among Parent or any of its Subsidiaries, on the one hand, and any of their respective Affiliates (other than Parent or any of its Subsidiaries), on the other hand, that involves payments of more than $2,000,000 in any one year;

          (xiii)  other than as set forth in any customer's standard purchase order terms and conditions, any contract that grants or conveys rights of refusal, or contains "most favored nation", "most favored customer" or similar pricing provisions, or that obligates Parent or any of its Subsidiaries to conduct any material portion of Parent's or any of its Subsidiaries' business on an exclusive or preferential basis with any third party; and

          (xiv)  any contract that contains "take or pay" or similar provisions.

          (b)   Except as would not have a Parent Material Adverse Effect, (i) each Parent Material Contract is a legal, valid and binding obligation of Parent or its Subsidiaries party thereto and, to the knowledge of Parent, the other parties thereto, enforceable against Parent or such Subsidiaries and, to the knowledge of Parent, the other parties thereto in accordance with its terms, (ii) neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party thereto, is in breach or violation of, or default under, any Parent Material Contract and no event has occurred or not occurred through Parent's or any of its Subsidiaries' action or inaction or, to the knowledge of Parent, the action or inaction of any third party, that with notice or lapse of time or both would constitute a breach or violation of, or default under, any Parent Material Contract and (iii) Parent and its Subsidiaries have not received any written claim or written notice of default, termination (other than as a result of expiration in accordance with its terms) or cancellation under any such Parent Material Contract. Parent has furnished or made available to the Company correct and complete copies of all Parent Material Contracts, including any amendments, waivers or changes thereto that are currently in effect.

        Section 5.17    Insurance.     To the knowledge of Parent, Parent has in place insurance policies providing appropriate coverage given the size of Parent and Parent's line of businesses. Each such insurance policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect. Neither Parent nor any of its Subsidiaries is in material breach or default (including any such material breach or default with respect to the payment of premiums or the giving of notice) under any such policy, and, to the knowledge of Parent, no event has occurred which, with notice or the lapse of time or both, would constitute such a material breach or default, or permit termination or modification, under such policy, and, as of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any such party.

        Section 5.18    Customers.     Section 5.18 of the Parent Disclosure Schedule sets forth a true and complete list of the top ten customers of Parent and its Subsidiaries (based on the revenue from such customer during the 12-month period ended September 30, 2016). None of the customers listed in Section 5.18 of the Parent Disclosure Schedule and no material supplier of Parent and its Subsidiaries (a) has cancelled or otherwise terminated any contract with Parent or any of its Subsidiaries prior to the expiration of the contract term, (b) has returned, or threatened to return, a substantial amount of any of the products, equipment, goods and services purchased from Parent or any of its Subsidiaries, or (c) to the knowledge of Parent has indicated in writing its intention, to cancel or otherwise terminate its relationship with Parent or its Subsidiaries or to reduce substantially its purchase from or sale to Parent or any of its Subsidiaries of any products, equipment, goods or services.

        Section 5.19    Quality and Safety of Products.     (a)    Since January 1, 2014, neither Parent nor any of its Subsidiaries has received written notice from (i) any of its customers that such customer has (A) received any written notice or allegation from a Governmental Authority, (B) been a party or subject to any Action brought or initiated by a Governmental Authority or (C) been threatened in writing by a Governmental Authority with any Action or (ii) a Governmental Authority that contained allegations or threatened or stated a basis for initiating an Action, in each of the foregoing clauses (i) and (ii), with respect to the failure or alleged failure of any product produced, sold or distributed by or on behalf of Parent or any of its Subsidiaries to meet applicable manufacturing, quality or labeling standards established by Law, except, in the case of each of clause (i) and (ii), as would not have a Parent Material Adverse Effect.

          (b)   Since January 1, 2014, (i) there have been no recalls of any product of Parent or any of its Subsidiaries whether ordered by a Governmental Authority or undertaken voluntarily by Parent or any of its Subsidiaries and (ii) Parent has not received any written notice from any customer or Governmental Authority in connection with a claim or allegation against Parent or its Subsidiaries, in each case related to any such recall, except in each of the foregoing clauses (i) and (ii) for any such recalls that would not have a Parent Material Adverse Effect.

        Section 5.20    Anti-Corruption Compliance.     (a)    None of Parent, nor any of its Subsidiaries, directors, officers or employees, nor, to the knowledge of Parent, any Affiliate or agent of Parent, has taken any action, directly or indirectly, over the last five (5) years, that constitutes: (i) a violation by any such Person of the FCPA, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office; (ii) a violation by any such Person of any other applicable Anti-Corruption Laws; or (iii) a violation of, or operation in noncompliance with, any export restrictions, anti-boycott regulations, embargo regulations or other similar Laws.

          (b)   Parent and each of its Subsidiaries have conducted their businesses in compliance in all material respects with (i) the FCPA and the Anti-Corruption Laws and have retained, and continue to retain, accurate books and records and have instituted and continue to maintain policies and procedures reasonably designed to promote compliance therewith, and (ii) (A) all Laws relating to United States export controls, and (B) anti-boycott prohibitions promulgated pursuant to the Export Administration Act of 1979, as amended, and regulations promulgated thereunder.

        Section 5.21    Operations of Merger Sub.     Merger Sub is a direct, wholly-owned Subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

        Section 5.22    Opinion of Financial Advisor.     Parent has received the written opinion of Greenhill & Co., LLC, to the effect that, as of the date of such opinion and subject to the limitations and assumptions set forth therein, the Merger Consideration to be paid by Parent to the holders of the Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to Parent. A copy of such opinion shall be delivered to the Company promptly after the execution of this Agreement.

        Section 5.23    Brokers.     No broker, finder or investment banker (other than Greenhill & Co., LLC and J.P. Morgan Securities LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

        Section 5.24    Financing.     (a)    Parent has delivered to the Company a true, correct and complete copy of the fully executed commitment letter, dated as of the date hereof, among Parent, American Axle & Manufacturing, Inc. and JPMorgan Chase Bank, N.A. (including the exhibits thereto, the "Commitment Letter"), pursuant to which, upon the terms and subject to the conditions set forth therein, the Financing Sources party thereto have committed to lend the amounts set forth therein for the purpose of funding the transactions contemplated by this Agreement and the other purposes set forth therein and related fees and expenses (the "Financing"). When funded in accordance with, and subject to, the terms and conditions of the Commitment Letter, together with Parent's cash on hand, the Financing will provide Parent with financing on the Closing Date sufficient to pay all amounts contemplated to be paid hereunder, including all fees and expenses and the repayment of all indebtedness that will be repaid at Closing.

          (b)   As of the date hereof, the Commitment Letter is a legal, valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto, enforceable against Parent and, to the knowledge of Parent, such other parties thereto in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity). As of the date hereof, the obligations of the Financing Sources to fund the full amount of commitments under the Commitment Letter are not subject to any conditions or contingencies other than as set forth therein. As of the date hereof no event has occurred that (with or without notice, lapse of time, or both) would constitute a breach or default or failure to satisfy a condition precedent under the Commitment Letter on the part of Parent or, to the knowledge of Parent, any other party thereto. The Commitment Letter has not been amended or modified prior to the date of this Agreement and, as of the date of this Agreement, the respective commitments contained in the Commitment Letter have not been withdrawn, modified or rescinded in any respect.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

        Section 6.01    Conduct of Business by the Company Pending the Merger.     (a)    The Company covenants and agrees that, between the date of this Agreement and the Effective Time, except (i) as set forth in Section 6.01 of the Company Disclosure Schedule, (ii) as expressly contemplated by any other provision of this Agreement or (iii) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the businesses of the Company and its Subsidiaries shall be conducted in the ordinary course of business and in a manner consistent with past practice and the Company and each of its Subsidiaries shall use their reasonable best efforts to (A) preserve substantially intact their existing assets, (B) preserve substantially intact their business organization, (C) keep available the services of their current officers, employees and consultants, (D) maintain and preserve intact their current relationships with their significant customers, suppliers, distributors, creditors and other Persons with which the Company or any of its Subsidiaries has significant business relations and (E) comply in all material respects with applicable Law.

          (b)   By way of amplification and not limitation, except as set forth in Section 6.01 of the Company Disclosure Schedule, as expressly contemplated by any other provision of this Agreement or with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), neither the Company nor any of its Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following:

              (i)  amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

             (ii)  issue, sell, pledge or dispose of, grant an Encumbrance on or permit an Encumbrance to exist on, or authorize the issuance, sale, pledge or disposition of, or granting or placing of an Encumbrance on, any shares of any class of capital stock, or other ownership interests, of the Company or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, any restricted stock units or restricted stock awards, or any other ownership interest of the Company or any of its Subsidiaries, except for (A) the issuance of Shares required to be issued pursuant to the exercise of employee stock options, or restricted stock units or restricted stock awards that are outstanding on the date hereof pursuant to the terms of the applicable Company Plans as in effect immediately prior to the date of this Agreement, and (B) the issuance by a Subsidiary of the Company of its capital stock to the Company or another Subsidiary of the Company;

            (iii)  sell, pledge or dispose of, grant an Encumbrance on or permit an Encumbrance to exist on, or authorize the sale, pledge or disposition of, or granting or placing of an Encumbrance on, any material assets of the Company or any of its Subsidiaries, except (A) sales of inventory in the ordinary course of business, (B) pursuant to any contracts or agreements in force on the date of this Agreement, as may be amended from time to time in accordance with the terms hereof, or (C) such dispositions among the Company and its Subsidiaries;

            (iv)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for (A) the declaration and payment of quarterly cash dividends by the Company, declared and paid in the ordinary course of business consistent with past practice, including as to record date, timing of payment and amount thereof, in an amount per quarter not in excess of $0.0925 per Share, and (B) the declaration and payment of dividends by any of the Company's direct or indirect wholly-owned Subsidiaries to the Company or any of its other wholly-owned Subsidiaries;

             (v)  reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

            (vi)  (A) acquire (including by merger, consolidation or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any material amount of assets; (B) incur additional Indebtedness in respect of borrowed money and the issuance of any debt securities in an amount more than $50,000,000 in excess of the aggregate Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, (C) except as required by the terms of any Indebtedness outstanding as of the date hereof, assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any material loans or material advances or capital contribution to, or investment in, any Person; or (D) enter into or materially amend any contract, agreement, commitment or arrangement with respect to any matter set forth in clauses (A) through (C) of this Section 6.01(b)(vi);

           (vii)  except as otherwise required by Law or a Company Benefit Plan in existence as of the date of this Agreement or as disclosed in Section 6.01(b)(vii) of the Company Disclosure Schedule, (A) except in the ordinary course of business for employees who are not officers under Section 16 of the Exchange Act, increase the compensation payable or to become payable or the benefits provided to Service Providers; (B) grant any cash incentives, retention, severance or termination pay to, or enter into any employment, bonus, change of control or severance agreement with, any current or former Service Provider (other than annual bonuses in the ordinary course of business consistent with past practice); (C) establish, adopt, enter into, terminate or amend any Company Plan, or establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Plan if it were in existence as of the date of this Agreement, for the benefit of any Service Provider; (D) loan or advance any money or other property to any current or former Service Provider; or (E) establish, adopt, enter into or amend any collective bargaining agreement;

          (viii)  except as necessary to comply with Section 3.03, Section 3.04 or Section 3.05, (A) exercise discretion with respect to or otherwise voluntarily accelerate the lapse of restriction or vesting of any equity or equity-based awards as a result of the Merger, any other change of control of the Company or otherwise; or (B) exercise its discretion with respect to or otherwise amend, modify or supplement any employee stock purchase plan;

            (ix)  terminate, discontinue, close or dispose of any plant, facility or other business operation, or lay off any employees (other than layoffs of less than 50 employees at a single site in any six-month period in the ordinary course of business consistent with past practice) or implement any early retirement or separation program, or any program providing early retirement window benefits or announce or plan any such action or program for the future;

             (x)  materially change its financial accounting policies or procedures in effect as of the date hereof, other than as required or permitted by Law or GAAP;

            (xi)  (A) make any material change (or file any material change) in any material method of accounting for Tax purposes, (B) make, change or rescind any material Tax election; (C) settle or compromise any proceeding with respect to any material Tax claim or assessment relating to the Company or any of its Subsidiaries; (D) file any material amended Tax Return or any material Tax Return in a manner inconsistent with past practice or claim for any material refund (or surrender any right to claim a material refund of Taxes); (E) enter into any material closing agreement relating to Taxes; or (F) waive or extend for a period of greater than twelve (12) months the statute of limitations in respect of the assessment or determination of material Taxes, except in each case, (i) if required by Law or (ii) in the ordinary course of business consistent with past practice;

           (xii)  (A) settle (or agree to settle) any Action, other than (i) settlements involving not more than $500,000 in monetary damages in the aggregate (net of insurance proceeds) payable by the Company or any of its Subsidiaries in respect of such settlement and that do not (x) require any actions or impose any material restrictions on the business or operations of the Company and its Subsidiaries (taken as a whole), or after the Effective Time, Parent and its Subsidiaries (taken as a whole) or (y) include the admission of wrongdoing by the Company or any of its Subsidiaries and (ii) stockholder litigation, which is the subject of Section 7.13, (B) settle or compromise any material investigation or inquiry by any Governmental Authority, including by entering into any consent decree or other similar agreement, or (C) waive, release or assign any claims or rights of material value;

          (xiii)  enter into, amend, waive or renew (in each case, other than in the ordinary course of business) or terminate (excluding any expiration in accordance with its terms) any Company Material Contract (or any other contract or agreement that would be deemed a Company Material Contract if it had been entered into prior to the date of this Agreement);

          (xiv)  (A) abandon, disclaim, dedicate to the public, sell, assign or grant any security interest in, to or under any material Company Intellectual Property, including failing to perform or cause to be performed all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees and Taxes, to maintain and protect its interest in such Company Intellectual Property; or (B) grant to any third party any license, or enter into any covenant not to sue, with respect to any Company Intellectual Property, except in the ordinary course of business consistent with past practice;

           (xv)  fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

          (xvi)  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, other than internal reorganizations in the ordinary course of business that would not have a material and adverse impact on the Company and its Subsidiaries or the transactions contemplated by this Agreement;

         (xvii)  enter into, amend, waive or terminate (other than terminations in accordance with their terms) transactions, contracts, arrangements, commitments or understandings between the Company or any of its Subsidiaries, on the one hand, and any of the Company's Affiliates, on the other hand, that would be required to be disclosed by the Company under Item 404 of Regulation S-K under the Securities Act; or

        (xviii)  agree, resolve, announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

          (c)   In addition, between the date of this Agreement and the Effective Time, the Company and its Subsidiaries shall (i) prepare and timely file all material Tax Returns required to be filed, (ii) timely pay all Taxes shown to be due and payable on such Tax Returns and (iii) promptly notify Parent of any written notice received by the Company after the date of this Agreement with respect to any material suit, claim, action, investigation, audit or proceeding in respect of any Tax matters (or any significant developments with respect to such suits, claims, actions, investigations, audits or proceedings) that the Company reasonably believes would result in a material amount of Tax liability to the Company and its Subsidiaries taken as a whole.

        Section 6.02    Conduct of Business by Parent Pending the Merger.     (a)    Parent covenants and agrees that, between the date of this Agreement and the Effective Time, except (i) as set forth in Section 6.02 of the Parent Disclosure Schedule, (ii) as expressly contemplated by any other provision of this Agreement or (iii) with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the businesses of Parent and its Subsidiaries shall be conducted in the ordinary course of business and in a manner consistent with past practice and Parent and each of its Subsidiaries shall use their reasonable best efforts to (A) preserve substantially intact their existing assets, (B) preserve substantially intact their business organization, (C) keep available the service of Parent's named executive officers, (D) maintain and preserve intact their current relationships with customers, suppliers, distributors, creditors and other Persons with which Parent or any of its Subsidiaries has significant business relations and (E) comply in all material respects with applicable Law.

          (b)   By way of amplification and not limitation, except as set forth in Section 6.02 of the Parent Disclosure Schedule, as expressly contemplated by any other provision of this Agreement or with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), neither Parent nor any of its Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following:

              (i)  amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

             (ii)  issue, sell, pledge or dispose of, grant an Encumbrance on or permit an Encumbrance to exist on, or authorize the issuance, sale, pledge or disposition of, or granting or placing of an Encumbrance on, any shares of any class of capital stock, or other ownership interests, of Parent or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest of Parent or any of its Subsidiaries (except for (A) the issuance of (x) shares of Parent Common Stock issuable pursuant to employee stock options, performance share awards, restricted stock units or restricted stock awards outstanding on the date hereof or (y) employee stock options, performance share awards, restricted stock units or restricted stock awards in the ordinary course of business, in each case, pursuant to the terms of the applicable Parent Plans as in effect immediately prior to the date of this Agreement and (B) the issuance by a Subsidiary of Parent of its capital stock to Parent or another Subsidiary of Parent);

            (iii)  sell, pledge or dispose of, grant an Encumbrance on or permit an Encumbrance to exist on, or authorize the sale, pledge or disposition of, or granting or placing of an Encumbrance on, any material assets of the Parent and its Subsidiaries, (taken as a whole) except (A) sales of inventory in the ordinary course of business, (B) pursuant to any contracts or agreements in force on the date of this Agreement, as may be amended from time to time in accordance with the terms hereof, (C) such dispositions among the Parent and its Subsidiaries, or (D) in connection with the Financing;

            (iv)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for dividends by any of Parent's direct or indirect wholly-owned Subsidiaries to Parent or any of its other wholly-owned Subsidiaries;

             (v)  reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

            (vi)  except as set forth in Section 6.02(b)(vi) of the Parent Disclosure Schedule, (A) acquire (including by merger, consolidation or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof, which acquisition would be material to Parent, or any other material amount of assets or would be reasonably likely to materially adversely affect the ability of Parent and the Company to obtain those consents, approvals, non-disapprovals, orders and other authorizations of any Governmental Authority set forth on Section 8.01(d) of the Company Disclosure Schedule and/or Section 8.01(d) of the Parent Disclosure Schedule or materially delay obtaining such consents, approvals, non-disapprovals, orders or authorizations; (B) other than in connection with the Financing or otherwise in the ordinary course of business, incur additional Indebtedness in respect of borrowed money and the issuance of any debt securities in an amount more than $50,000,000 in excess of the aggregate Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, (C) except as required by the terms of any Indebtedness outstanding as of the date hereof, and other than in the ordinary course of business, assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any material loans or material advances or capital contribution to, or investment in, any Person; or (D) enter into or materially amend any contract, agreement, commitment or arrangement with respect to any matter set forth in clauses (A) through (C) of this Section 6.02(b)(vi) ;

           (vii)  except as otherwise required by Law or a Parent Benefit Plan in existence as of the date of this Agreement, terminate or amend any Parent Plan if it would materially decrease the aggregate benefits provided to Service Providers;

          (viii)  materially change its financial accounting policies or procedures in effect as of the date hereof, other than as required or permitted by Law or GAAP;

            (ix)  (A) make any material change (or file any material change) in any material method of accounting for Tax purposes, (B) make, change or rescind any material Tax election; (C) settle or compromise any proceeding with respect to any material Tax claim or assessment relating to Parent or any of its Subsidiaries; (D) file any material amended Tax Return or any material Tax Return in a manner inconsistent with past practice or claim for any material refund (or surrender any right to claim a material refund of Taxes); (E) enter into any material closing agreement relating to Taxes; or (F) waive or extend for a period of greater than twelve (12) months the statute of limitations in respect of the assessment or determination of material Taxes, except in each case, (i) if required by Law or (ii) in the ordinary course of business consistent with past practice;

             (x)  fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

            (xi)  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Parent or any of its Subsidiaries, other than internal reorganizations in the ordinary course of business that would not have a material and adverse impact on the Company and its Subsidiaries or the transactions contemplated by this Agreement; or

           (xii)  agree, resolve, announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

        Section 6.03    Control of Operations.     Without limiting Section 6.01 or Section 6.02, nothing contained in this Agreement shall give (a) Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Closing, or (b) the Company, directly or indirectly, the right to control or direct the operations of Parent or any of its Subsidiaries prior to the Closing. Prior to the Closing, each of the Company and Parent shall exercise, consistent with and subject to the terms and conditions of this Agreement, control and supervision over such matters.

ARTICLE VII

ADDITIONAL AGREEMENTS

        Section 7.01    Registration Statement; Joint Proxy Statement.     (a)    As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall cooperate in preparing and shall prepare and file with the SEC a joint proxy statement (such joint proxy statement, as amended or supplemented from time to time, the "Joint Proxy Statement") to be sent to the stockholders of the Company relating to the Company Stockholders' Meeting and to be sent to the stockholders of Parent relating to the Parent Stockholders' Meeting and (ii) Parent shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Joint Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger. Each of Parent and the Company shall use their reasonable best efforts to cause the Joint Proxy Statement in preliminary form and the Registration Statement to be filed, in each case, within forty five (45) days of the date of this Agreement and to cause the Registration Statement to become effective as promptly as practicable and to keep the Registration Statement effective as long as necessary to consummate the Transactions. The Company shall furnish all information concerning the Company and the holders of the Company Common Stock as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement and the Joint Proxy Statement, and Parent shall furnish all information concerning Parent and the holders of the Parent Common Stock as the Company may reasonably request in connection with such actions and the preparation of the Registration Statement and the Joint Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Joint Proxy Statement to its stockholders and Parent shall mail the Joint Proxy Statement to its stockholders.

          (b)   The Joint Proxy Statement shall (i) state that the Company Board has unanimously (A) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and (B) approved this Agreement and declared its advisability, (ii) include the Company Recommendation (except to the extent that the Company effects a Change in the Company Recommendation in accordance with Section 7.03) and (iii) include the written opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Merger Consideration to be paid to the holders of Shares is fair, from a financial point of view, to such holders.

          (c)   The Joint Proxy Statement shall (i) state that the Parent Board has unanimously approved the Parent Share Issuance, (ii) include the Parent Recommendation (except to the extent that Parent effects a Change in the Parent Recommendation in accordance with Section 7.04) and (iii) include the written opinion of Greenhill & Co., LLC, that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Merger Consideration is fair, from a financial point of view, to Parent's stockholders.

          (d)   No filing of or amendment or supplement to the Joint Proxy Statement or the Registration Statement will be made by Parent or the Company without the prior consent of the other party (which shall not be unreasonably withheld, conditioned or delayed); provided that this approval right shall not apply with respect to information relating to a Change in the Company Recommendation or a Change in the Parent Recommendation. Parent and the Company, as applicable, will advise the other promptly after receiving oral or written notice of (i) the time when the Registration Statement has become effective or any supplement or amendment to the Joint Proxy Statement or the Registration Statement has been filed, (ii) the issuance of any stop order, (iii) the suspension of the qualification for offering or sale in any jurisdiction of the Parent Common Stock issuable in connection with the Merger, or (iv) any oral or written request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement or SEC comments thereon or requests by the SEC for additional information. Parent and the Company shall promptly provide each other with copies of any written communication from the SEC and shall cooperate to prepare appropriate responses thereto (and will provide each other with copies of any such responses given to the SEC) and make such modifications to the Joint Proxy Statement or the Registration Statement as shall be reasonably appropriate.

          (e)   Parent represents and warrants to the Company that the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and the stockholders of Parent, (iii) the time of the Company Stockholders' Meeting, (iv) the time of the Parent Stockholders' Meeting and (v) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or Merger Sub, or their respective officers or directors, shall be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement so that either such document would not include any misstatement of a material fact or fail to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Parent shall promptly inform the Company and Parent and the Company shall cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company and the stockholders of Parent. All documents that Parent is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement.

          (f)    The Company represents and warrants to Parent that the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement and the Joint Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company and the stockholders of Parent, (iii) the time of the Company Stockholders' Meeting, (iv) the time of the Parent Stockholders' Meeting and (v) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, shall be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or the Joint Proxy Statement so that either such document would not include any misstatement of a material fact or fail to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company shall promptly inform Parent and Parent and the Company shall cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company and the stockholders of Parent. All documents that the Company is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement.

        Section 7.02    Stockholders' Meetings.     (a)    The Company shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, take all lawful action to call, give notice of, convene and hold the Company Stockholders' Meeting for the purpose of obtaining the Company Stockholder Approval. The Company agrees that this Agreement shall be submitted for adoption by the stockholders of the Company at the Company Stockholders' Meeting and, except in the event of the termination of this Agreement in accordance with Article IX, the obligation of the Company to call, give notice of, convene and hold the Company Stockholders' Meeting and to submit this Agreement for adoption at the Company Stockholders' Meeting shall not be limited or otherwise affected by (i) the commencement, disclosure, announcement or submission to the Company or its stockholders of any Company Acquisition Proposal or (ii) any Change in the Company Recommendation. Subject to Section 7.03(e), the Company shall solicit from its stockholders proxies in favor of the adoption of this Agreement and shall use its reasonable best efforts to secure the Company Stockholder Approval. The Company agrees that, prior to any termination of this Agreement, it shall not submit to a vote of the stockholders of the Company any Company Acquisition Proposal or Acquisition Agreement (in either case, whether or not a Company Superior Proposal) prior to the vote of the Company's stockholders regarding the adoption of the Agreement at the Company Stockholders' Meeting. The Company may only postpone or adjourn the Company Stockholders' Meeting (x) to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval, (y) for the absence of a quorum and (z) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined after consultation with outside legal counsel is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of the Company prior to the Company Stockholders' Meeting; provided, however, that the Company may not postpone or adjourn the Company Stockholders' Meeting more than fifteen (15) Business Days in the aggregate from the originally scheduled date of the Company Stockholders' Meeting without the prior written consent of Parent.

          (b)   Parent shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, take all lawful action to call, give notice of, convene and hold the Parent Stockholders' Meeting for the purpose of obtaining the Parent Stockholder Approval. Parent agrees that the Parent Share Issuance shall be submitted for adoption by the stockholders of Parent at the Parent Stockholders' Meeting and, except in the event of the termination of this Agreement in accordance with Article IX, the obligation of Parent to call, give notice of, convene and hold the Parent Stockholders' Meeting shall not be limited or otherwise affected by (i) the commencement, disclosure, announcement or submission to Parent or its stockholders of any Parent Acquisition Proposal or (ii) any Change in the Parent Recommendation. Subject to Section 7.04(e), Parent shall solicit from its stockholders proxies in favor of the Parent Share Issuance and shall use its reasonable best efforts to secure the Parent Stockholder Approval.

  Parent agrees that, prior to any termination of this Agreement, it shall not submit to a vote of the stockholders of Parent any Parent Acquisition Proposal or Acquisition Agreement (in either case, whether or not a Parent Superior Proposal) prior to the vote of Parent's stockholders regarding the Parent Share Issuance at the Parent Stockholders' Meeting. Parent may only postpone or adjourn the Parent Stockholders' Meeting (x) to solicit additional proxies for the purpose of obtaining the Parent Stockholder Approval, (y) for the absence of a quorum and (z) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Parent has determined after consultation with outside legal counsel is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of Parent prior to the Parent Stockholders' Meeting; provided, however, that Parent may not postpone or adjourn the Parent Stockholders' Meeting more than fifteen (15) Business Days in the aggregate from the originally scheduled date of the Parent Stockholders' Meeting without the prior written consent of the Company.

          (c)   Each of the Company and Parent shall use its reasonable best efforts to cause the Company Stockholders' Meeting and the Parent Stockholders' Meeting to be held on the same date.

        Section 7.03    No Solicitation of Transactions by the Company.     (a)    The Company shall, and shall cause its Subsidiaries to, and shall instruct (and use its reasonable best efforts to cause) the Representatives of the Company to, immediately cease and cause to be terminated any solicitation, discussions, communications or negotiations with any Person that may be ongoing with respect to a Company Acquisition Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Acquisition Proposal, and shall request within two (2) Business Days of the date of this Agreement (and shall use its reasonable best efforts to cause) the prompt return or destruction of all confidential information previously furnished to any Person in connection therewith and immediately terminate all physical and electronic dataroom access previously granted to any such Person, its Affiliates or Representatives. The Company shall not, and shall cause each of its Subsidiaries not to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which it or any of its Subsidiaries is a party, and the Company shall, and shall cause its Subsidiaries to, enforce the provisions of any such agreement; provided, however, that the Company may grant a waiver of, and shall not be obligated to enforce, any such provision (i) to the extent required to permit a party to submit a Company Acquisition Proposal and (ii) if the Company Board (or any committee thereof) has determined in good faith, after consultation with outside legal counsel, that the failure to grant such waiver would be inconsistent with its fiduciary duties under applicable Law.

          (b)   Except as expressly permitted by this Section 7.03, prior to the Closing, the Company agrees that it shall not and shall cause each of its Subsidiaries and any of the officers, directors or employees of it or any of its Subsidiaries not to, and shall use its reasonable best efforts to cause the other Representatives of the Company not to, directly or indirectly, (i) solicit, initiate, facilitate or encourage any inquiries or the implementation or submission of any Company Acquisition Proposal, or any proposals or offers that would be reasonably expected to lead to, a Company Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions, communications or negotiations regarding, or furnish to any Person any non-public information in connection with, or for the purpose of facilitating or encouraging, any inquiries, proposals or offers that constitute, or would be reasonably expected to lead to, a Company Acquisition Proposal, except to notify such Person of the existence of this Section 7.03(b), or (iii) execute or enter into any Acquisition Agreement; provided that, notwithstanding the foregoing, the Company may grant a waiver, amendment or release under any confidentiality or standstill agreement, solely to the extent necessary to allow a confidential Company Acquisition Proposal to be made to the Company or the Company Board (or any committee thereof) so long as (x) the Company Board has determined in good faith (after consultation with outside legal counsel) that the failure to grant such waiver would be inconsistent with its fiduciary duties under applicable Law and (y) the Company promptly (and, in any event, within 24 hours) notifies Parent of any such waiver, amendment or release; provided, however, that, prior to the receipt of the Company Stockholder Approval, nothing contained in this Section 7.03 shall prevent the Company or the Company Board (or any committee thereof) from furnishing information to, or engaging in discussions, communications or negotiations with, any Person that made a bona fide Company Acquisition Proposal, which Company Acquisition Proposal did not result from a breach (or deemed breach in accordance with Section 7.03(h)) of this Section 7.03, if, and only if, prior to taking such action referred to in clause (ii) above, (A) the Company Board (1) determines in good faith (after consultation with its outside advisors) that such Company Acquisition Proposal is, or would reasonably be expected to result in, a Company Superior Proposal, and (2) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable Law, (B) the Company provides written notice to Parent of the determination referenced in clause (A) promptly (and, in any event, within 24 hours of such determination), and (C) the Company receives from such Person an executed Acceptable Confidentiality Agreement. The Company shall deliver to Parent a copy of any executed Acceptable Confidentiality Agreement promptly (and, in any event, within 24 hours) following its execution. The Company shall provide to Parent any non-public information concerning the Company or any of its Subsidiaries provided by the Company or any of its Subsidiaries to any Person entering into an Acceptable Confidentiality Agreement pursuant to this Section 7.03(b) that has not been previously provided to Parent prior to or substantially concurrently with the time it is provided to such Person.

          (c)   The Company shall promptly (and, in any event, within 24 hours) (i) provide Parent written notice of (A) the receipt of any Company Acquisition Proposal or (B) subject to sub-clause (ii) below, any inquiries, proposals or offers received by the Company, any of its Subsidiaries or any Representatives of the Company concerning a Company Acquisition Proposal and (ii) disclose to Parent the identity of such Person making, and an unredacted copy of, any such Company Acquisition Proposal or any such inquiry, offer, proposal or request made in writing (or, in the case of sub-clause (i)(A), sub-clause (i)(B) or this sub-clause (ii), if made orally, and if the Company reasonably believes that such oral Company Acquisition Proposal, inquiry, offer, proposal or request is likely to result in such Person making a Company Acquisition Proposal, inquiry, offer, proposal or request in writing, a reasonably detailed description of such Company Acquisition Proposal, inquiry, offer, proposal or request). The Company shall, promptly upon receipt or delivery thereof (and, in any event, within 24 hours), provide Parent (and its outside counsel) with copies of all drafts and final versions of definitive agreements including schedules and exhibits thereto (which may be redacted to the extent necessary to protect confidential information of the Person making such Company Acquisition Proposal) relating to such Company Acquisition Proposal, in each case exchanged between the Company or any of its Representatives, on the one hand, and the Person making such Company Acquisition Proposal or any of its Representatives, on the other hand. The Company shall, in person or by telephone, keep Parent reasonably informed on a reasonably prompt basis (and, in any event, within 24 hours of any material development) of the status and details (including with respect to any change in price or other material amendments) of any such Company Acquisition Proposal or other such inquiry, offer, proposal or request concerning a Company Acquisition Proposal. The Company shall promptly (and, in any event, within 48 hours) following a determination by the Company Board (or any committee thereof) that a Company Acquisition Proposal is a Company Superior Proposal, notify Parent of such determination.

          (d)   Except as expressly set forth in Section 7.03(e), neither the Company nor the Company Board, as applicable, shall, and neither shall publicly propose to: (i) withhold, withdraw or modify, in a manner adverse to Parent, the Company Recommendation; (ii) approve or recommend any

  Company Acquisition Proposal; (iii) enter into any Acquisition Agreement; or (iv) refrain from recommending against (and reaffirming the Company Recommendation) any Company Acquisition Proposal that is a tender offer or exchange offer within ten (10) Business Days after the commencement thereof (any such action, other than those set forth in the preceding clause (iii), a "Change in the Company Recommendation").

          (e)   Notwithstanding anything in this Agreement to the contrary, prior to the receipt of the Company Stockholder Approval, the Company Board may effect a Change in the Company Recommendation, and, in the case of clause (i) of this Section 7.03(e), and so long as the Company has not committed an intentional breach (or deemed intentional breach in accordance with Section 7.03(h)) of this Section 7.03 that would have an adverse impact on the ability of Parent to propose or negotiate any amendments or modifications to this Agreement pursuant to this Section 7.03(e), terminate this Agreement pursuant to Section 9.01(d)(iv) in order to concurrently with such termination enter into an Acquisition Agreement with respect to a Company Superior Proposal, if (i) the Company receives an unsolicited, written Company Acquisition Proposal that the Company Board determines in good faith (after consultation with its outside advisors) is a Company Superior Proposal and determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable Law or (ii) a Company Intervening Event occurs and as a result thereof the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to effect a Change in the Company Recommendation would be inconsistent with its fiduciary duties under applicable Law; provided that

            (A)  prior to effecting such Change in the Company Recommendation with respect to a Company Superior Proposal or, so long as the Company has not committed an intentional breach (or deemed intentional breach in accordance with Section 7.03(h)) of this Section 7.03 that would have an adverse impact on the ability of Parent to propose or negotiate any amendments or modifications to this Agreement pursuant to this Section 7.03(e), terminating this Agreement pursuant to Section 9.01(d)(iv), (w) the Company has notified Parent in writing that it intends to effect a Change in the Company Recommendation or, so long as the Company has not committed an intentional breach (or deemed intentional breach in accordance with Section 7.03(h)) of this Section 7.03 that would have an adverse impact on the ability of Parent to propose or negotiate any amendments or modifications to this Agreement pursuant to this Section 7.03(e), terminate this Agreement pursuant to Section 9.01(d)(iv), (x) the Company has provided Parent a summary of the material terms and conditions of such Company Superior Proposal, which shall include (at a minimum) all of the information that is specified in Section 7.03(c), (y) if requested to do so by Parent, for a period of four (4) calendar days following delivery of such notice, the Company shall have discussed and negotiated in good faith, and shall have made the Representatives of the Company available to discuss and negotiate in good faith, with Parent and its Representatives, any bona fide proposed modifications to the terms and conditions of this Agreement; and (z) no earlier than the end of such four (4) calendar day period, the Company Board (after consultation with its outside legal counsel and financial advisor), shall have determined in good faith, after considering the terms of any proposed amendment or modification to this Agreement proposed by Parent during such four (4) calendar day period, that such Company Superior Proposal still constitutes a Company Superior Proposal and that the failure to make a Change in the Company Recommendation or, so long as the Company has not committed an intentional breach (or deemed intentional breach in accordance with Section 7.03(h)) of this Section 7.03 that would have an adverse impact on the ability of Parent to propose or negotiate any amendments or modifications to this Agreement pursuant to this Section 7.03(e), to terminate this Agreement pursuant to Section 9.01(d)(iv) in connection therewith would be inconsistent with its fiduciary duties under applicable Law (it being understood and agreed that any change to the financial or other material terms of a proposal that was previously the subject of a notice hereunder shall require a new notice to Parent as provided above, but with respect to any such subsequent notices references herein to a "four (4) calendar day period" shall be deemed to be references to a "two (2) calendar day period"); and

            (B)  prior to effecting such Change in the Company Recommendation with respect to a Company Intervening Event, (x) the Company has notified Parent in writing that it intends to effect such Change in the Company Recommendation, describing in reasonable detail the reasons for such Change in the Company Recommendation, (y) if requested to do so by Parent, for a period of four (4) calendar days following delivery of such notice, the Company shall have discussed and negotiated in good faith, and shall have made the Representatives of the Company available to discuss and negotiate in good faith, with Parent and its Representatives any bona fide proposed modifications to the terms and conditions of this Agreement and (z) no earlier than the end of such four (4) calendar day period, the Company Board shall have determined in good faith, after considering the terms of any proposed amendment or modification to this Agreement proposed by Parent during such four (4) calendar day period, that the failure to effect a Change in the Company Recommendation would still be inconsistent with the Company Board's fiduciary duties under applicable Law.

          (f)    Nothing contained in this Agreement shall prevent the Company or the Company Board from issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to a Company Acquisition Proposal or from making any disclosure to the Company's stockholders if the Company Board determines (after consultation with its outside legal counsel) that its failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided that any Change in the Company Recommendation may only be made in accordance with Section 7.03(e). For the avoidance of doubt, a factually accurate public statement that describes the Company's receipt of a Company Acquisition Proposal and the operation of this Agreement with respect thereto (without including a reaffirmation) shall not be deemed a Change in the Company Recommendation.

          (g)   Except as set forth in Section 9.03(a)(ii) with respect to a Company Acquisition Proposal, for purposes of this Agreement:

              (i)  "Company Acquisition Proposal" means any proposal or offer from any Person or group (other than Parent or Merger Sub) relating to, in a single transaction or series of related transactions, (A) any direct or indirect acquisition of (x) more than 20% of the consolidated assets (whether based on the fair market value, revenue generation or net income) of the Company and its Subsidiaries, taken as a whole, including in any such case through the acquisition of one or more Subsidiaries of the Company owning such assets, or (y) more than 20% of any class of equity securities, or securities convertible into or exchangeable for equity securities, of the Company or any of its Subsidiaries; (B) any tender offer or exchange offer, as defined pursuant to the Exchange Act, that if consummated would result, directly or indirectly, in any Person or group (or the shareholders of any Person or group) beneficially owning 20% or more of any class of equity securities, or securities convertible into or exchangeable for equity securities, of the Company or any of its Subsidiaries; or (C) any merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries that would result in any Person or group (or the shareholders of any Person or group) beneficially owning, directly or indirectly, more than 20% of any class of equity securities, or securities convertible into or exchangeable for equity securities, of the Company or any of its Subsidiaries or 20% of the voting power of the surviving entity in a merger involving the Company or any of its Subsidiaries or the resulting direct or indirect parent of the Company, such Subsidiary or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power). Whenever the term "group" is used in this Agreement, it shall have the definition set forth in Rule 13d-3 of the Exchange Act.

             (ii)  "Company Superior Proposal" means any bona fide written Company Acquisition Proposal (with all references to 20% in the definition of Company Acquisition Proposal being treated as references to 50% for purposes of this definition) made by any Person or group (other than Parent or any of its Subsidiaries) after the date of this Agreement, which Company Acquisition Proposal did not result from a breach (or deemed breach pursuant to Section 7.03(h)) of this Section 7.03, that (A) is on terms that the Company Board determines in good faith (after receiving the advice of its financial advisor and outside legal counsel and after taking into account all the terms and conditions of the Company Acquisition Proposal) are more favorable to the Company's stockholders from a financial point of view than the Merger and the transactions contemplated thereby (taking into account any proposed amendment or modification proposed by Parent pursuant to Section 7.03(e)(A)) and (B) the Company Board determines (after receiving the advice of its financial advisor and outside legal counsel) is reasonably capable of being consummated in accordance with its terms, taking into account all financial, regulatory, legal, timing and other aspects (including certainty of closing, certainty of financing and the identity of the Person making the Company Acquisition Proposal) of such proposal.

          (h)   It is understood that for all purposes of this Agreement, in the event that any Representative of the Company or any of its Subsidiaries takes any action which, if taken by the Company, would constitute a breach of this Section 7.03, such action shall be deemed to be a breach of this Section 7.03 by the Company.

        Section 7.04    No Solicitation of Transactions by Parent.     (a)    Parent shall, and shall cause its Subsidiaries to, and shall instruct (and use its reasonable best efforts to cause) the Representatives of Parent to, immediately cease and cause to be terminated any solicitation, discussions, communications or negotiations with any Person that may be ongoing with respect to a Parent Acquisition Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a Parent Acquisition Proposal, and shall request within two (2) Business Days of the date of this Agreement (and shall use its reasonable best efforts to cause) the prompt return or destruction of all confidential information previously furnished to any Person in connection therewith and immediately terminate all physical and electronic dataroom access previously granted to any such Person, its Affiliates or Representatives. Parent shall not, and shall cause each of its Subsidiaries not to, terminate, waive, amend or modify any provision of any existing standstill or confidentiality agreement to which it or any of its Subsidiaries is a party, and Parent shall, and shall cause its Subsidiaries to, enforce the provisions of any such agreement; provided, however, that Parent may grant a waiver of, and shall not be obligated to enforce, any such provision (i) to the extent required to permit a party to submit a Parent Acquisition Proposal and (ii) if the Parent Board (or any committee thereof) has determined in good faith, after consultation with outside legal counsel, that the failure to grant such waiver would be inconsistent with its fiduciary duties under applicable Law. Parent represents and warrants that as of the date of this Agreement: (x) neither Parent nor any of its Subsidiaries or Representatives are currently engaged in any discussions, communications or negotiations with respect to any Parent Acquisition Proposal, (y) no Person has indicated to Parent that it is considering making a proposal that constitutes, or would reasonably be expected to constitute, a Parent Acquisition Proposal and (z) no Person has entered into, or is in discussions or negotiations with respect to, a confidentiality or similar agreement in connection with any Parent Acquisition Proposal.

          (b)   Except as expressly permitted by this Section 7.04, prior to the Closing, Parent agrees that it shall not and shall cause each of its Subsidiaries and any of the officers, directors or employees of it or any of its Subsidiaries not to, and shall use its reasonable best efforts to cause the other Representatives of Parent not to, directly or indirectly, (i) solicit, initiate, facilitate or encourage any inquiries or the implementation or submission of any Parent Acquisition Proposal, or any proposals or offers that would be reasonably expected to lead to, a Parent Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions, communications or negotiations regarding, or furnish to any Person any non-public information in connection with, or for the purpose of facilitating or encouraging, any inquiries, proposals or offers that constitute, or would be reasonably expected to lead to, a Parent Acquisition Proposal, except to notify such Person of the existence of this Section 7.04(b), or (iii) execute or enter into any Acquisition Agreement; provided that, notwithstanding the foregoing, Parent may grant a waiver, amendment or release under any confidentiality or standstill agreement, solely to the extent necessary to allow a confidential Parent Acquisition Proposal to be made to Parent or the Parent Board (or any committee thereof) so long as (x) the Parent Board has determined in good faith (after consultation with outside legal counsel) that the failure to grant such waiver would be inconsistent with its fiduciary duties under applicable Law and (y) Parent promptly (and, in any event, within 24 hours) notifies the Company of any such waiver, amendment or release; provided, however, that, prior to the receipt of the Parent Stockholder Approval, nothing contained in this Section 7.04 shall prevent Parent or the Parent Board (or any committee thereof) from furnishing information to, or engaging in discussions, communications or negotiations with, any Person that made a bona fide Parent Acquisition Proposal, which Parent Acquisition Proposal did not result from a breach (or deemed breach in accordance with Section 7.04(h)) of this Section 7.04, if, and only if, prior to taking such action referred to in clause (ii) above, (A) the Parent Board (1) determines in good faith (after consultation with its outside advisors) that such Parent Acquisition Proposal is, or would reasonably be expected to result in, a Parent Superior Proposal, and (2) determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable Law, (B) Parent provides written notice to the Company of the determination referenced in clause (A) promptly (and, in any event, within 24 hours of such determination), and (C) Parent receives from such Person an executed Acceptable Confidentiality Agreement. Parent shall deliver to the Company a copy of any executed Acceptable Confidentiality Agreement promptly (and, in any event, within 24 hours) following its execution. Parent shall provide to the Company any non-public information concerning Parent or any of its Subsidiaries provided by Parent or any of its Subsidiaries to any Person entering into an Acceptable Confidentiality Agreement pursuant to this Section 7.04(b) that has not been previously provided to Parent prior to or substantially concurrently with the time it is provided to such Person.

          (c)   Parent shall promptly (and, in any event, within 24 hours) (i) provide the Company written notice of (A) the receipt of any Parent Acquisition Proposal or (B) subject to sub-clause (ii) below, any inquiries, proposals or offers received by Parent, any of its Subsidiaries or any Representatives of Parent concerning a Parent Acquisition Proposal and (ii) disclose to the Company the identity of such Person making, and an unredacted copy of, any such Parent Acquisition Proposal or any such inquiry, offer, proposal or request made in writing (or, in the case of sub-clause (i)(A), sub-clause (i)(B) or this sub-clause (ii), if made orally, and if Parent reasonably believes that such oral Parent Acquisition Proposal, inquiry, offer, proposal or request is likely to result in such Person making a Parent Acquisition Proposal, inquiry, offer, proposal or request in writing, a reasonably detailed description of such Parent Acquisition Proposal, inquiry, offer, proposal or request). Parent shall, promptly upon receipt or delivery thereof (and, in any event, within 24 hours), provide the Company (and its outside counsel) with copies of all drafts and final versions of definitive agreements including schedules and exhibits thereto (which may be redacted to the extent necessary to protect confidential information of the Person making such Parent Acquisition Proposal) relating to such Parent Acquisition Proposal, in each case exchanged between Parent or any of its Representatives, on the one hand, and the Person making such Parent Acquisition Proposal or any of its Representatives, on the other hand. Parent shall, in person or by telephone, keep the Company reasonably informed on a reasonably prompt basis (and, in any event, within 24 hours of any material development) of the status and details (including with respect to any change in price or other material amendments) of any such Parent Acquisition Proposal or other such inquiry, offer, proposal or request concerning a Parent Acquisition Proposal. Parent shall promptly (and, in any event, within 48 hours) following a determination by the Parent Board (or any committee thereof) that a Parent Acquisition Proposal is a Parent Superior Proposal, notify the Company of such determination.

          (d)   Except as expressly set forth in Section 7.04(e), neither Parent nor the Parent Board, as applicable, shall, and neither shall publicly propose to: (i) withhold, withdraw or modify, in a manner adverse to the Company, the Parent Recommendation; (ii) approve or recommend any Parent Acquisition Proposal; (iii) enter into any Acquisition Agreement; or (iv) refrain from recommending against (and reaffirming the Parent Recommendation) any Parent Acquisition Proposal that is a tender offer or exchange offer within ten (10) Business Days after the commencement thereof (any such action, other than those set forth in the preceding clause (iii), a "Change in the Parent Recommendation").

          (e)   Notwithstanding anything in this Agreement to the contrary, prior to the receipt of the Parent Stockholder Approval, the Parent Board may effect a Change in the Parent Recommendation, and, in the case of clause (i) of this Section 7.04(e), and so long as Parent has not committed a breach (or deemed breach pursuant to Section 7.04(h)) of this Section 7.04 that would have an adverse impact on the ability of the Company to propose or negotiate any amendments or modifications to this Agreement pursuant to this Section 7.04(e), terminate this Agreement pursuant to Section 9.01(c)(iii) in order to concurrently with such termination enter into an Acquisition Agreement with respect to a Parent Superior Proposal, if (i) Parent receives an unsolicited, written Parent Acquisition Proposal that the Parent Board determines in good faith (after consultation with its outside advisors) is a Parent Superior Proposal and determines in good faith (after consultation with its outside legal counsel) that its failure to take such actions would be inconsistent with its fiduciary duties under applicable Law or (ii) a Parent Intervening Event occurs and as a result thereof the Parent Board determines in good faith (after consultation with its outside legal counsel) that the failure to effect a Change in the Parent Recommendation would be inconsistent with its fiduciary duties under applicable Law; provided that

            (A)  prior to effecting such Change in the Parent Recommendation with respect to a Parent Superior Proposal or, so long as Parent has not committed an intentional breach (or deemed intentional breach in accordance with Section 7.04(h)) of this Section 7.04 that would have an adverse impact on the ability of the Company to propose or negotiate any amendments or modifications to this Agreement pursuant to this Section 7.04(e), terminating this Agreement pursuant to Section 9.01(c)(iii), (w) Parent has notified the Company in writing that it intends to effect a Change in the Parent Recommendation or, so long as Parent has not committed an intentional breach (or deemed intentional breach in accordance with Section 7.04(h)) of this Section 7.04 that would have an adverse impact on the ability of the Company to propose or negotiate any amendments or modifications to this Agreement pursuant to this Section 7.04(e), terminate this Agreement pursuant to Section 9.01(c)(iii), (x) Parent has provided the Company a summary of the material terms and conditions of such Parent Superior Proposal, which shall include (at a minimum) all of the information that is specified in Section 7.04(c), (y) if requested to do so by the Company, for a period of four (4) calendar days following delivery of such notice, Parent shall have discussed and negotiated in good faith, and shall have made the Representatives of Parent available to discuss and negotiate in good faith, with the Company and its Representatives, any bona fide proposed modifications to the terms and conditions of this Agreement; and (z) no earlier than the end of such four (4) calendar day period, the Parent Board (after consultation with its outside legal counsel and financial advisor), shall have determined in good faith, after considering the terms of any proposed amendment or modification to this Agreement proposed by the Company during such four (4) calendar day period, that such Parent Superior Proposal still constitutes a Parent Superior Proposal and that the failure to make a Change in the Parent Recommendation or, so long as Parent has not committed an intentional breach (or deemed intentional breach in accordance with Section 7.04(h)) of this Section 7.04 that would have an adverse impact on the ability of the Company to propose or negotiate any amendments or modifications to this Agreement pursuant to this Section 7.04(e), to terminate this Agreement pursuant to Section 9.01(c)(iii) in connection therewith would be inconsistent with its fiduciary duties under applicable Law (it being understood and agreed that any change to the financial or other material terms of a proposal that was previously the subject of a notice hereunder shall require a new notice to the Company as provided above, but with respect to any such subsequent notices references herein to a "four (4) calendar day period" shall be deemed to be references to a "two (2) calendar day period"); and

            (B)  prior to effecting such Change in the Parent Recommendation with respect to a Parent Intervening Event, (x) Parent has notified the Company in writing that it intends to effect such Change in the Parent Recommendation, describing in reasonable detail the reasons for such Change in the Parent Recommendation, (y) if requested to do so by the Company, for a period of four (4) calendar days following delivery of such notice, Parent shall have discussed and negotiated in good faith, and shall have made the Representatives of Parent available to discuss and negotiate in good faith, with the Company and its Representatives any bona fide proposed modifications to the terms and conditions of this Agreement and (z) no earlier than the end of such four (4) calendar day period, the Parent Board shall have determined in good faith, after considering the terms of any proposed amendment or modification to this Agreement proposed by the Company during such four (4) calendar day period, that the failure to effect a Change in the Parent Recommendation would still be inconsistent with the Parent Board's fiduciary duties under applicable Law.

          (f)    Nothing contained in this Agreement shall prevent Parent or the Parent Board from issuing a "stop, look and listen" communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to a Parent Acquisition Proposal or from making any disclosure to Parent's stockholders if the Parent Board determines (after consultation with its outside legal counsel) that its failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided that any Change in the Parent Recommendation may only be made in accordance with Section 7.04(e). For the avoidance of doubt, a factually accurate public statement that describes Parent's receipt of a Parent Acquisition Proposal and the operation of this Agreement with respect thereto (without including a reaffirmation) shall not be deemed a Change in the Parent Recommendation.

          (g)   Except as set forth in Section 9.03(c)(ii) with respect to a Parent Acquisition Proposal, for purposes of this Agreement:

              (i)  "Parent Acquisition Proposal" means any proposal or offer from any Person or group (other than the Company) relating to, in a single transaction or series of related transactions, (A) any direct or indirect acquisition of (x) more than 20% of the consolidated assets (whether based on the fair market value, revenue generation or net income) of Parent and its Subsidiaries, taken as a whole, including in any such case through the acquisition of one or more Subsidiaries of Parent owning such assets, or (y) more than 20% of any class of equity securities, or securities convertible into or exchangeable for equity securities, of Parent or any of its Subsidiaries; (B) any tender offer or exchange offer, as defined pursuant to the

    Exchange Act, that if consummated would result, directly or indirectly, in any Person or group (or the shareholders of any Person or group) beneficially owning 20% or more of any class of equity securities, or securities convertible into or exchangeable for equity securities, of Parent or any of its Subsidiaries; or (C) any merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or other similar transaction involving Parent or any of its Subsidiaries that would result in any Person or group (or the shareholders of any Person or group) beneficially owning, directly or indirectly, more than 20% of any class of equity securities, or securities convertible into or exchangeable for equity securities, of Parent or any of its Subsidiaries or 20% of the voting power of the surviving entity in a merger involving Parent or any of its Subsidiaries or the resulting direct or indirect parent of Parent, such Subsidiary or such surviving entity (or any securities convertible into, or exchangeable for, securities representing such voting power).

             (ii)  "Parent Superior Proposal" means any bona fide written Parent Acquisition Proposal (with all references to 20% in the definition of Parent Acquisition Proposal being treated as references to 50% for purposes of this definition) made by any Person or group after the date of this Agreement, which Parent Acquisition Proposal did not result from a breach (or deemed breach pursuant to Section 7.04(h)) of this Section 7.04, that (A) is on terms that the Parent Board determines in good faith (after receiving the advice of its financial advisor and outside legal counsel and after taking into account all the terms and conditions of the Parent Acquisition Proposal) are more favorable to Parent's stockholders from a financial point of view than the Merger and the transactions contemplated thereby (taking into account any proposed amendment or modification proposed by the Company pursuant to Section 7.04(e)(A)) and (B) the Parent Board determines (after receiving the advice of its financial advisor and outside legal counsel) is reasonably capable of being consummated in accordance with its terms, taking into account all financial, regulatory, legal, timing and other aspects (including certainty of closing, certainty of financing and the identity of the Person making the Parent Acquisition Proposal) of such proposal.

          (h)   It is understood that for all purposes of this Agreement, in the event that any Representative of Parent or any of its Subsidiaries takes any action which, if taken by Parent, would constitute a breach of this Section 7.04, such action shall be deemed to be a breach of this Section 7.04 by Parent.

        Section 7.05    Access to Information; Confidentiality.     (a)    Except as otherwise prohibited by applicable Law or the terms of any contract or agreement to which the Company or any of its Subsidiaries is subject (provided that the Company shall use its commercially reasonable efforts to promptly obtain any consent required under such contract or agreement in order that it may comply with the terms of this Section 7.05(a)), from the date of this Agreement until the Effective Time, the Company shall, and shall cause its Subsidiaries to, (i) provide to Parent and Parent's Representatives access at reasonable times during normal business hours upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and its Subsidiaries and to the books and records thereof (so long as such access does not unreasonably interfere with the operations of the Company); and (ii) furnish promptly to Parent such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and its Subsidiaries as Parent or its Representatives may reasonably request; provided, however, that the Company shall not be required to provide access to or disclose any information if such access or disclosure would jeopardize any attorney-client privilege of the Company or any of its Subsidiaries or violate any contract, Law or Order (provided that the Company shall use its commercially reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy or violation).

          (b)   Except as otherwise prohibited by applicable Law or the terms of any contract or agreement to which Parent or any of its Subsidiaries is subject (provided that Parent shall use its commercially reasonable efforts to promptly obtain any consent required under such contract or agreement in order that it may comply with the terms of this Section 7.05(b)), from the date of this Agreement until the Effective Time, Parent shall, and shall cause its Subsidiaries to, (i) provide to the Company and the Company's Representatives access at reasonable times during normal business hours upon prior notice to the officers, employees, agents, properties, offices and other facilities of Parent and its Subsidiaries and to the books and records thereof (so long as such access does not unreasonably interfere with the operations of Parent); and (ii) furnish promptly to the Company such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of Parent and its Subsidiaries as the Company or its Representatives may reasonably request; provided, however, that Parent shall not be required to provide access to or disclose any information if such access or disclosure would jeopardize any attorney-client privilege of Parent or any of its Subsidiaries or violate any contract, Law or Order (provided that Parent shall use its commercially reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy or violation).

          (c)   All information obtained by the parties pursuant to this Section 7.05 shall be kept confidential in accordance with the Confidentiality Agreement.

          (d)   No investigation pursuant to this Section 7.05 shall affect any representation, warranty, covenant or agreement in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

        Section 7.06    Employee Benefits Matters.     From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms, all contracts, agreements and plans of the Company and its Subsidiaries as in effect immediately prior to the Effective Time that are applicable to any current or former employees or directors of the Company or any Subsidiary of the Company. For one (1) year following the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to provide each Service Provider of the Company or any of its Subsidiaries that continues to provide services to the Parent, the Surviving Corporation or their respective Subsidiaries immediately following the Effective Time ("Continuing Service Providers") with base salary or wages, incentive compensation opportunities and severance benefits at least equal to the base salary or wages, incentive compensation opportunities and severance benefits provided to such Continuing Service Provider immediately prior to the Effective Time and with employee benefits that are substantially comparable in the aggregate to the employee benefits provided to such Continuing Service Provider immediately prior to the Effective Time. Employees of the Company or any Subsidiary of the Company shall receive credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by the Surviving Corporation or any of its Subsidiaries for service accrued or deemed accrued prior to the Effective Time with the Company or any Subsidiary of the Company; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, Parent shall waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the extent such conditions are covered immediately prior to the Effective Time under the applicable Company Plans and to the same extent such limitations are waived under any comparable plan of Parent or its Subsidiaries and use reasonable best efforts to recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of the Company and its Subsidiaries in the calendar year in which the Effective Time occurs. Nothing contained in this Section 7.06 shall be construed as limiting the ability of Parent or the Surviving Corporation to amend or terminate any Company Plan so long as such amendment or termination is effected in accordance with the terms of such Company Plan.

        Section 7.07    Directors' and Officers' Indemnification and Insurance.     (a)     Parent agrees that all rights to indemnification, advancement or reimbursement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company and its Subsidiaries as provided in their respective certificates of incorporation or bylaws (or equivalent organizational documents) and any indemnification or other similar agreements of the Company or any of its Subsidiaries, in each case as in effect on the date of this Agreement and which the Company has furnished to Parent prior to the date of this Agreement, shall continue in full force and effect in accordance with their terms. The certificate of incorporation and bylaws or other equivalent organizational documents of the Surviving Corporation and its Subsidiaries (to the extent the Company has furnished such organizational documents to Parent prior to the date of this Agreement) shall contain provisions no less favorable with respect to indemnification, advancement and reimbursement of expenses and exculpation from liabilities with respect to facts or circumstances occurring at or prior to the Effective Time than are set forth in the certificate of incorporation and bylaws or equivalent organizational documents of the Company and its Subsidiaries (to the extent the Company has furnished such organizational documents to Parent prior to the date of this Agreement) as in effect on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by Law. From and after the Effective Time, to the fullest extent permitted by applicable Law (including to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors), the Surviving Corporation agrees that it will indemnify and hold harmless each individual who is, as of the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of the Company or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of the Company as a director or officer of another Person, against all claims, losses, liabilities, damages, judgments, inquiries, fines, amounts paid in settlement and fees, costs and expenses, including attorneys' fees and disbursements incurred in connection with any actual or threatened Action, whether civil, criminal, administrative, regulatory or investigative (including with respect to matters existing or occurring or alleged to occur at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of or pertaining to the fact that such individual is or was an officer or director of the Company or is or was serving at the request of the Company as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time. In the event of any such Action, (x) each such individual will be entitled to advancement of expenses incurred in the defense of any such Action in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and (y) the Surviving Corporation shall reasonably cooperate in the defense of any such matter.

          (b)   The Company shall, in consultation with Parent, purchase a "tail" policy, which (i) has an effective term of six (6) years from the Effective Time (and provides coverage until such later date as of which any Action commenced during such six (6) year period shall have been finally disposed of), (ii) covers each Person covered by the Company's directors' and officers' insurance and/or fiduciary liability insurance policy in effect on the date of this Agreement or at the Effective Time for actions and omissions occurring prior to the Effective Time, and (iii) provides coverage in an amount not less than the Company's existing coverage and contains other terms and conditions that are no less favorable to the Persons covered by such policies maintained by the Company than those of the Company's directors' and officers' insurance and/or fiduciary liability insurance policy in effect on the date of this Agreement with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that the amount paid by the Company in respect of any one policy year shall not be in excess of 300% of the annual premiums currently paid by the Company for such insurance. The Surviving Corporation shall maintain such policies in full force and effect, for their full respective terms, and continue to honor its respective obligations thereunder.

          (c)   In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.07.

          (d)   The provisions of this Section 7.07 (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party, his or her heirs and his or her Representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

        Section 7.08    Notification of Certain Matters.     (a)    The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event which would reasonably be expected to cause, in the case of the Company, any condition set forth in Section 8.02 not to be satisfied, or in the case of Parent, any condition set forth in Section 8.03 not to be satisfied, at any time from the date of this Agreement to the Effective Time and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice or the failure to provide such notice pursuant to this Section 7.08 shall not (A) limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or (B) be deemed to amend or supplement the Company Disclosure Schedule or the Parent Disclosure Schedule or constitute an exception to any representation or warranty.

          (b)   The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication from any Governmental Authority or the NYSE (or any other securities market) in connection with the Transactions or from any Person alleging in writing that the consent of such Person is or may be required in connection with the Transactions and (ii) any Action commenced or, to its knowledge, threatened in writing, relating to or involving or otherwise affecting it or any of its Subsidiaries, in each case, which relates to the consummation of the Transactions.

        Section 7.09    Reasonable Best Efforts; Further Action.     (a)    Each party hereto shall use reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions, including (i) using reasonable best efforts to obtain, or cause to be obtained, all permits, consents, approvals, authorizations, qualifications and Orders of all Governmental Authorities and officials that may be or become necessary for the performance of the obligations of such party hereto pursuant to this Agreement and the consummation of the Transactions, (ii) cooperating fully with the other parties in promptly seeking to obtain all such permits, consents, approvals, authorizations, qualifications and Orders, (iii) providing such other information to any Governmental Authority as such Governmental Authority may lawfully request in connection herewith, and (iv) using reasonable best efforts to obtain such other consents, approvals or waivers from third parties that are (A) necessary to consummate the Transactions or (B) as otherwise reasonably determined by Parent and the Company after the date of this Agreement; provided that neither the Company nor any of its Subsidiaries shall pay any consideration or make any agreements or commitments in connection with any such necessary consents, approvals or waivers without the prior written consent of Parent; and provided further that Parent and the Company acknowledge that, other than those consents, approvals, non-disapprovals, orders and other authorizations of any Governmental Authority set forth on Section 8.01(d) of the Company Disclosure Schedule and/or Section 8.01(d) of the Parent Disclosure Schedule, or that are otherwise expressly contemplated by Article VIII, no consents, approvals or waivers from any Person shall be a condition to the obligations of the Company, Parent and Merger Sub to consummate the Merger. Upon the terms and subject to the conditions of this Agreement each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act as promptly as reasonably practicable, but in any event no later than ten Business Days following the date of this Agreement, and to supply as promptly as reasonably practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act. Each party hereto agrees to make as promptly as reasonably practicable after the date of this Agreement its respective filings and notifications, if any, under any other applicable foreign, federal or state antitrust, competition or fair trade Laws, and to supply as promptly as reasonably practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to such Laws. Each party will promptly notify the other of any notice from any Person or Governmental Authority alleging that the consent of such Person is or may be required in connection with the Transactions.

          (b)   Notwithstanding anything in this Agreement to the contrary, in no event will Parent or Merger Sub be obligated to take any action, including entering into any consent decree, hold separate orders or other arrangements, that (i) requires the divestiture of any assets of any of the Company, Parent or Merger Sub or any of their respective Subsidiaries, (ii) limits Parent's freedom of action with respect to, or its ability to retain, the Company and its Subsidiaries or any portion thereof or any of Parent's or its Affiliates' other assets or businesses, or (iii) in Parent's reasonable judgment, would be expected to have a material adverse impact on any of its businesses, or the businesses to be acquired by it pursuant to this Agreement, either individually or in the aggregate; provided, however, that, if necessary to obtain any consent, approval, non-disapproval, order and other authorization of any Governmental Authority set forth on Section 8.01(d) of the Company Disclosure Schedule or Section 8.01(d) of the Parent Disclosure Schedule, Parent shall agree to propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order, or otherwise, the sale, divestiture, disposition of, or any limitation on, the assets or businesses or products or product lines of the Company and its Subsidiaries that, individually or in the aggregate, generated total worldwide revenues of up to $150,000,000 for the twelve (12) month period ended September 30, 2016. If requested by Parent, the Company will agree to and take any action contemplated by this Section 7.09(b), provided that the effectiveness of such action is conditioned upon the Closing.

          (c)   Subject to Section 7.09(b), each of the parties hereto agrees to cooperate and use reasonable best efforts to contest and resist any Action, including any administrative or judicial Action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Transactions, including by pursuing all available avenues of administrative and judicial appeal. Parent shall be entitled to direct, in consultation with the Company, the defense of the Transactions in any antitrust investigation or litigation by, or negotiations with, any Governmental Authority or other Person relating to the Merger or regulatory filings under applicable Law.

          (d)   Each party shall promptly notify the others of any material communication it receives from any Governmental Authority relating to any filings, or submissions under the HSR Act or other applicable foreign, federal or state antitrust, competition or fair trade Laws. The Company agrees to provide promptly to Parent and Merger Sub all necessary information and assistance as any Governmental Authority may from time to time require in connection with the obtaining of the relevant approvals, consents or expiration of waiting periods in relation to these filings. The Company shall promptly provide all reasonable assistance and cooperation to allow Parent and Merger Sub to prepare and submit any filings, or submissions under the HSR Act or other applicable foreign, federal or state antitrust, competition or fair trade Laws, including providing to Parent and Merger Sub any information that Parent and Merger Sub may from time to time require for the purpose of any filing, notification, application or request for further information made in respect of any such filing. Notwithstanding anything to the contrary contained in this Agreement, Parent, after prior consultation with the Company, shall have the principal responsibility for devising and implementing the strategy for obtaining any necessary antitrust, competition or investment review clearances, and shall take the lead in all meetings and communications with any Governmental Authority in connection with obtaining any necessary antitrust, competition or investment review clearances. Neither Parent nor Company shall agree to participate in any substantive meeting, telephone call or discussion with any Governmental Authority in respect of any filings, investigation (including any settlement of an investigation), or other inquiry related to the Transactions unless it consults with the other party in advance and, unless prohibited by such Governmental Authority, gives the other party the opportunity to attend and participate at such meeting, telephone call or discussion.

        Section 7.10    Obligations of Merger Sub.     Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

        Section 7.11    Listing of Shares of Parent Common Stock.     Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, and the Company shall cooperate with Parent with respect to such listing.

        Section 7.12    Takeover Laws.     If any "fair price," "moratorium," "control share acquisition," "interested stockholder" or other anti-takeover Law (including Section 203 of the DGCL) becomes or is deemed to be applicable to this Agreement or the Transactions, then each of the parties hereto and their respective Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Law or Laws inapplicable to the foregoing.

        Section 7.13    Stockholder Litigation.     The Company shall give Parent reasonable opportunity to participate in the defense (at Parent's sole cost and subject to a joint defense agreement) of any Action brought by the Company's stockholders against the Company or any of its directors, officers, Affiliates or Representatives arising out of or relating to this Agreement or the Transactions or by any other Person seeking to enjoin or otherwise prohibit or make illegal the consummation of the Transactions, in each case, whether commenced prior to or after the date of this Agreement. Without limiting the preceding sentence, the Company shall give Parent the right to review and comment on all material filings or responses to be made by the Company in connection with any such Action, and the right to consult on the settlement with respect to such Action, and the Company will in good faith take such comments into account, and, no such settlement shall be agreed to without Parent's prior written consent (not to be unreasonably withheld, conditioned or delayed). The Company shall promptly notify Parent of any such Action and shall keep Parent reasonably and promptly informed with respect to the status thereof.

        Section 7.14    Public Announcements.     The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, until the Effective Time, each of Parent and the Company shall each use its reasonable best efforts to consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions, except to the extent (a) the press release or public statement contains information that is consistent with the press release referred to in the preceding sentence or any other release or public statement previously issued or made in accordance with this Section 7.14 or (b) public disclosure is required by applicable Law or the requirements of the NYSE, in which case the issuing party shall use reasonable efforts to consult with the other party before issuing any press release or making any such public statements, except with respect to the matters described in, and subject to the requirements of, Section 7.03, Section 7.04, Section 9.01 and Section 9.03 or in connection with any dispute between the parties hereto regarding this Agreement; provided that, notwithstanding anything to the contrary in this Section 7.14, AS shall be permitted to share the content of any such press release or any other communication with respect to this Agreement, the Merger or any of the other Transactions with its investors.

        Section 7.15    Board of Directors of Parent.     Prior to the Effective Time, Parent shall take all actions as may be necessary (a) to cause the number of directors comprising the Parent Board as of the Effective Time to be increased to eleven (11), (b) subject to Parent's standard qualification requirements for directors, to cause each of the Company Designated Directors to be appointed to a different class of the Parent Board as of the Effective Time, to serve until the next applicable annual election of directors of Parent, and (c) subject to the independence and other requirements of the NYSE and applicable Law, if applicable, to cause one (1) Company Designated Director to be appointed to each of Parent's Executive Committee, Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee as of the Effective Time.

        Section 7.16    Transfer Taxes and Other Matters.     The Company and Parent shall cooperate in the preparation, execution and filing of all Tax Returns or other documents regarding any Transfer Taxes. All Transfer Taxes shall be paid by the Company, and expressly shall not be a liability of any holder of Shares. Parent and the Company shall comply with the terms of Section 7.16 of the Company Disclosure Schedule with respect to the matters described therein.

        Section 7.17    Section 16 Matters.     Prior to the Effective Time, each of Parent and the Company shall use all reasonable efforts, including in accordance with the interpretive guidance set forth by the SEC, to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Transactions by each officer or director who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent or the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 7.18    Dividends.     After the date of this Agreement, each of Parent and the Company shall coordinate with the other regarding the payment of dividends with respect to Parent Common Stock and Company Common Stock and the record dates and payment dates relating thereto. Notwithstanding the foregoing, the Company shall be permitted to continue to pay its quarterly cash dividend with respect to the Company Common Stock consistent with past practice, including as to record date, timing of payment and amount thereof; provided that the aggregate amount of any such dividend is not in excess of $0.0925 per Share.

        Section 7.19    Financing; Cooperation.     (a)    Parent shall use its reasonable best efforts to obtain the Financing on or prior to the Closing Date on the terms and conditions described in the Commitment Letter. Parent shall not amend, modify, waive the terms of, or replace, the Commitment Letter or reduce the aggregate amount of the Financing available under the Commitment Letter (other than through the issuance of securities in lieu of the bridge facility contemplated by the Commitment Letter) without the prior written consent of the Company, unless such amendment, modification, waiver or replacement or reduction would not (i) reduce the aggregate amount of the Financing below the amount required to consummate the transactions contemplated by this Agreement (including by changing the amount of fees to be paid or original issue discount of the Financing), except to the extent (A) replacement commitments for indebtedness to be incurred by Parent after the date hereof are then made available in order to consummate the transactions contemplated by this Agreement or (B) the representations set forth in Section 5.24(a) would be true after giving effect to such reduction; provided that the terms and conditions of such replacement commitments (including with respect to conditionality) shall be no less favorable, in the aggregate, to Parent than those contained in the Commitment Letter; or (ii) impose new, additional or more expansive conditions precedent, or otherwise amend, modify or expand any conditions precedent, to the receipt of the Financing, in each case, in a manner that would reasonably be expected to (x) materially delay or prevent the consummation of the transactions contemplated by this Agreement; or (y) adversely impact in any material respect the ability of Parent to consummate the transactions contemplated by this Agreement or enforce its rights under the Commitment Letter; provided, however, that Parent may amend the Commitment Letter without the prior written consent of the Company to add additional financing sources, lenders, lead arrangers, bookrunners, syndication agents or similar entities. References in this Agreement to the Financing shall include the financing contemplated by the Commitment Letter as amended or modified in compliance with this Section 7.19 and references to the Commitment Letter shall include such document as amended or modified in compliance with this Section 7.19.

          (b)   Parent shall use reasonable best efforts to (i) maintain in effect the Commitment Letter until the consummation of the transactions contemplated by this Agreement, other than any reduction in the amount of the Financing available under the Commitment Letter through the issuance of securities in lieu of the bridge facility contemplated by the Commitment Letter; (ii) satisfy on a timely basis all conditions within the control of Parent to obtaining the Financing, including delivery of all information required by items 4 and 10 of Exhibit C of the Commitment Letter, and (iii) negotiate and enter into definitive agreements with respect to the Financing ("Financing Agreements") on the terms and conditions contained in the Commitment Letter (including any "market flex" provisions related thereto). Parent shall keep the Company reasonably informed with respect to all material activity concerning the status of the Financing and shall give the Company notice of any material change with respect to such Financing as promptly as practicable. Parent shall give the Company reasonably prompt notice of (A) any material breach by any party to the Commitment Letter of which Parent becomes aware to the extent such breach would reasonably be expected to impair or materially delay the Closing or result in insufficient financing to consummate the transactions contemplated by this Agreement; and (B) any termination of the Commitment Letter (or the Financing Documents) or the receipt of any notice of termination, breach or default under the Commitment Letter (or the Financing Documents). In the event that all conditions in the Commitment Letter have been satisfied or, upon funding will be satisfied, and Parent is otherwise required under the terms of this Agreement to consummate the Merger, Parent shall use reasonable best efforts to (1) consummate the Financing and (2) enforce its rights under the Commitment Letter (or the Financing Documents); provided that, notwithstanding anything to the contrary herein, Parent shall have no obligation hereunder to threaten or initiate any Action against any of the Financing Sources or any other party to the Commitment Letter or to the Financing Agreements. If any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Commitment Letter, Parent shall use reasonable best efforts to arrange and obtain alternative debt financing from alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement (the "Alternative Financing"); provided that the terms and conditions of such Alternative Financing (including with respect to conditionality, structure, covenants and pricing) shall be no less favorable, in the aggregate, to Parent than those contained in the Commitment Letter. For the purposes of this Agreement, (x) the term "Commitment Letter" shall be deemed to include any commitment letter or similar agreement with respect to any Alternative Financing arranged in compliance with this Section 7.19 (and any Commitment Letter remaining in effect at the time in question); and (y) the term "Financing Agreements" shall also be deemed to include any definitive agreements with respect to the Alternative Financing arranged in compliance with this Section 7.19 (and any Financing Agreements remaining in effect at the time in question).

          (c)   Prior to the Closing, the Company shall, and shall use reasonable best efforts to cause its Subsidiaries and its and their respective Representatives to, provide to Parent all cooperation reasonably requested by Parent in connection with the arrangement, marketing and consummation of the Financing or, if applicable, the Alternative Financing (provided, however, that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or its Subsidiaries), including using reasonable best efforts to: (i) deliver to Parent financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent and that is customarily required for the Financing or, if applicable, the Alternative Financing, including (A) the financial statements, business and other financial data expressly referred to in the Commitment Letter and (B) such information as to enable Parent to prepare any required pro forma financial statements; (ii) to the extent customarily required for the Financing or, if applicable, the Alternative Financing, make appropriate officers available to participate upon reasonable notice in a reasonable number of meetings, presentations, road shows, due diligence sessions and sessions with rating agencies at times and locations to be mutually agreed; (iii) provide reasonable assistance to Parent in the preparation of customary offering documents, including confidential information memoranda, prospectuses, private placement memoranda, offering memoranda and bank confidential information memoranda and road show materials, rating agency materials and other similar documents necessary in connection with the Financing or, if applicable, the Alternative Financing, and provide reasonable and customary authorization letters related thereto; (iv) if requested in writing by a Financing Source, furnish to such Financing Source all information regarding the Company and its Subsidiaries that is required in connection with the Financing or, if applicable, the Alternative Financing, by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act, to the extent reasonably requested at least ten (10) Business Days prior to the Closing Date; (v) assist Parent in obtaining corporate, corporate family, credit, facility and securities ratings from rating agencies; (vi) assist Parent in obtaining (A) customary releases and consents (including consents with respect to inclusion of the Company's financial statements and any audit opinions in respect thereof required to be included in any prospectus or offering memorandum or similar documents for any portion of the Financing or, if applicable, the Alternative Financing) and (B) customary comfort letters of the Company's current and former independent accountants (including "negative assurance" comfort), including by executing and delivering any customary representation letters to the accountants in connection therewith and subject to the completion by such accountants of customary procedures related thereto; (vii) assist Parent in obtaining customary legal opinions related to the Company required to be obtained in connection with the Financing or, if applicable, the Alternative Financing; and (viii) obtain and, if applicable, execute customary payoff letters and execute customary certificates as may be reasonably requested by Parent as necessary in connection with the Financing or, if applicable, the Alternative Financing (provided, however, that (A) any such certificates will not be executed except in connection with the pricing or closing of any Financing or, if applicable, any Alternative Financing, and (B) no personal liability will be imposed on the officers or employees involved with such certificates). Notwithstanding the foregoing, nothing in this Agreement shall require the Company or any of its Subsidiaries or any of their respective Representatives (1) to take any action that would reasonably be expected to conflict with or violate the certificate of incorporation or bylaws of the Company or any of the provisions of the certificate of incorporation or bylaws (or equivalent organizational documents) of a Subsidiary of the Company or any Law or result in the breach of any contract if the consequences of the breach of such Law or contract would be material to the business or operations of the Company and its Subsidiaries, taken as a whole, (2) to pay any commitment or similar fee or reimburse any expenses incurred by Parent in connection with the Financing or, if applicable, the Alternative Financing, (3) to execute and deliver any definitive agreements with respect to the Financing prior to the Closing Date (other than any definitive agreements that are executed and delivered in escrow pending the occurrence of the Closing or effective as of the Closing) or incur any liability that is not contingent on the occurrence of the Closing Date or (4) to take any action in its capacity as a shareholder, member, partner or member of the board of directors of any of the Company or its Subsidiaries to authorize or approve the Financing; provided, however, that the foregoing clauses (3) and (4) of this sentence and clause (A) of the proviso in the immediately preceding sentence shall not apply to customary resolutions, representation letters, officer's certificates, supplemental indentures (which do not result in the creation or assumption of any additional obligations by the Company or any of its Subsidiaries prior to the Effective Time) and similar documents required to be executed in connection with the closing of a debt financing into escrow on customary terms so long as such documents are not released from escrow or become effective prior to the Closing Date. The Company consents to the reasonable use of the Company's logos in connection with any Financing in a manner customary for such financing transactions; provided, that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Company or the reputation or goodwill of the Company or any of its Affiliates. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs (including reasonable attorneys' fees) incurred by the Company or any of its Subsidiaries (other than with respect to any costs associated with preparing regular quarterly and annual financial statements) in performing their obligations under this Section 7.19, and indemnify the Company for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any of its Subsidiaries arising therefrom, in each case other than to the extent any of the foregoing (x) arises from the bad faith, gross negligence or intentional misconduct of, or material breach of this Agreement by, the Company or any of its Subsidiaries or (y) arises from or relates to information provided by or on behalf of the Company or any of its Subsidiaries for use in connection with the Financing or, if applicable, the Alternative Financing. None of the representations, warranties or covenants of the Company set forth in this Agreement shall be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company or any of its Subsidiaries at the express request of Parent set forth in this Section 7.19.

        Each of Parent and Merger Sub acknowledges and agrees that in no event will the availability of the Financing constitute a condition precedent to Closing.

        Section 7.20    Stockholders' Agreement.     Parent shall take all actions necessary to cause Parent to enter into the Stockholders' Agreement, effective as of the Effective Time.

ARTICLE VIII

CONDITIONS TO THE MERGER

        Section 8.01    Conditions to the Obligations of Each Party.     The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or written waiver (where permissible under applicable Law) at or prior to the Effective Time of the following conditions:

          (a)    Registration Statement.    The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall be pending before the SEC.

          (b)    Stockholder Approvals.    The Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained.

          (c)    No Order.    No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, Law or Order (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits or makes illegal the consummation of the Transactions (collectively, a "Restraint").

          (d)    Regulatory Approvals.    (i) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or as set forth in Section 8.01(d) of the Company Disclosure Schedule or Section 8.01(d) of the Parent Disclosure Schedule shall have expired or been terminated and (ii) all consents, approvals, non-disapprovals, orders and other authorizations of any Governmental Authority set forth in Section 8.01(d) of the Company Disclosure Schedule and Section 8.01(d) of the Parent Disclosure Schedule shall have been obtained.

          (e)    NYSE Listing.    The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (f)    Stockholders' Agreement.    The Stockholders' Agreement shall have been entered into, effective as of the Effective Time.

        Section 8.02    Conditions to the Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or written waiver (where permissible under applicable Law) at or prior to the Effective Time of the following additional conditions:

          (a)    Representations and Warranties.    (i)    The representations and warranties of the Company contained in Section 4.03(a) shall be true and correct in all respects, except for de minimis inaccuracies, (ii) the representations and warranties of the Company contained in the first sentence of Section 4.01(a) (solely as it relates to the Company), Section 4.03 (other than Section 4.03(a)), Section 4.04, Section 4.21 and Section 4.23 shall be true and correct (without giving effect to any qualification set forth therein as to "materiality" or "Company Material Adverse Effect") in all material respects, and (iii) each of the other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any qualification set forth therein as to "materiality", "Company Material Adverse Effect" or other qualifications based on the word "material" or similar phrases), in each case of clauses (i), (ii) and (iii), as of the date of this Agreement and as of the Effective Time, as if made on and as of such date or time (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case as of such specified date), except, in the case of clause (iii), where the failure of such representations and warranties of the Company to be so true correct does not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

          (b)    Agreements and Covenants.    The Company shall have performed or complied in all material respects with all of the agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

          (c)    Officer Certificate.    The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by an executive officer of the Company, certifying as to the satisfaction of the conditions specified in Section 8.02(a) and Section 8.02(b).

          (d)    Company Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

        Section 8.03    Conditions to the Obligations of the Company.     The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible under applicable Law) at or prior to the Effective Time of the following additional conditions:

          (a)    Representations and Warranties.    (i)    The representations and warranties of Parent and Merger Sub contained in Section 5.03(a) shall be true and correct in all respects, except for de minimis inaccuracies, (ii) the representations and warranties of Parent and Merger Sub contained in the first sentence of Section 5.01(a) (solely as it relates to Parent), Section 5.03 (other than Section 5.03(a)), Section 5.04, Section 5.23 and Section 7.04(a) shall be true and correct (without giving effect to any qualification set forth therein as to "materiality" or "Parent Material Adverse Effect") in all material respects, and (iii) each of the other representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any qualification set forth therein as to "materiality", "Parent Material Adverse Effect" or other qualifications based on the word "material" or similar phrases), in each case of clauses (i), (ii) and (iii), as of the date of this Agreement and as of the Effective Time, as if made on and as of such date or time (except to the extent such representations and warranties are, by their terms, made as of a specified date, in which case as of such specified date), except, in the case of clause (iii), where the failure of such representations and warranties of Parent and Merger Sub to be so true and correct does not have, and would not reasonably be expected to have, a Parent Material Adverse Effect.

          (b)    Agreements and Covenants.    Parent and Merger Sub shall have performed or complied in all material respects with all of the agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

          (c)    Officer Certificate.    Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of Parent, certifying as to the satisfaction of the conditions specified in Section 8.03(a) and Section 8.03(b).

          (d)    Parent Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred a Parent Material Adverse Effect.

          (e)    Company Board Designees.    The size of the Parent Board shall have been increased to eleven (11), each of the Company Designated Directors shall have been appointed to a different class on the Parent Board, and one of the Company Designated Directors shall have been appointed to each of Parent's Executive Committee, Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee, in each case, effective as of the Effective Time.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

        Section 9.01    Termination.     This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, as follows:

          (a)   by mutual written consent of Parent and the Company duly authorized by the Parent Board and the Company Board, respectively; or

          (b)   by either Parent or the Company if:

              (i)  the Effective Time shall not have occurred on or before the Outside Date; provided, however, that if on the Outside Date all of the conditions set forth in Section 8.01, Section 8.02 and Section 8.03 have been satisfied (or, with respect to the conditions that by their terms must be satisfied at the Closing, would have been so satisfied if the Closing would have occurred) other than the conditions set forth in Section 8.01(c) (to the extent such Restraint arises under the HSR Act or other applicable foreign, federal or state antitrust, competition or fair trade Laws as specified in Section 8.01(d) of the Company Disclosure Schedule or Section 8.01(d) of the Parent Disclosure Schedule) or Section 8.01(d), then the Outside Date shall be automatically extended for an additional ninety (90) days; provided, further, that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Effective Time to occur on or before the Outside Date (other than, in the case of Parent, a failure to consummate the Closing solely as a result of a Financing Failure, provided that Parent pays the Enhanced Termination Fee pursuant to Section 9.03(c)) and without limiting the Company's right to seek damages for any intentional breach by Parent pursuant to Section 9.02, but subject to the limitations therein, including Section 9.02(b)); or

             (ii)  any Restraint having the effect set forth in Section 8.01(c) hereof shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement shall not have failed to comply with its obligations under Section 7.09, which such failure was the principal cause of, or resulted in, any such Restraint becoming final and nonappealable.

            (iii)  (A) the Company Stockholder Approval shall not have been obtained upon a vote held at the Company Stockholders' Meeting or (B) the Parent Stockholder Approval shall not have been obtained upon a vote held at the Parent Stockholders' Meeting; or

          (c)   by Parent:

              (i)  upon a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 8.02(a) or Section 8.02(b) would not be satisfied and such breach cannot be cured by the Outside Date or, if capable of being cured, has not been cured on or before the earlier of (A) the Outside Date, or (B) within 30 calendar days of the receipt by the Company of written notice thereof from Parent; or

             (ii)  if, at any time prior to the receipt of the Company Stockholder Approval, (A) a Change in the Company Recommendation shall have occurred; (B) the Company shall have failed to include the Company Recommendation in the Joint Proxy Statement (except to the extent the Company effects a Change in the Company Recommendation); (C) the Company or the Company Board shall have approved, endorsed, adopted, recommended or entered into an Acquisition Agreement; (D) the Company Board shall have failed to publicly recommend against, subject to Section 7.03(e) and to the extent permitted by applicable Law, (I) any Company Acquisition Proposal that is a tender offer or exchange offer under a Schedule TO within ten (10) Business Days after a written request by Parent that it do so or (II) any other Company Acquisition Proposal that has been publicly disclosed and that the Company reasonably believes could lead to a Superior Proposal within seven (7) calendar days after a written request by Parent that it do so; or (E) the Company shall have materially breached, or shall be deemed to have materially breached pursuant to Section 7.03(h) , its obligations under Section 7.02(a) or Section 7.03; or

            (iii)  if, at any time prior to the receipt of the Parent Stockholder Approval, after complying with the provisions of Section 7.04(e), the Parent Board (or any committee thereof) authorizes Parent to enter into any Acquisition Agreement concerning a Parent Superior Proposal concurrently with termination of this Agreement; provided that (A) the right to terminate this Agreement pursuant to this Section 9.01(c)(iii) shall not be available if Parent has committed an intentional breach (or deemed intentional breach in accordance with Section 7.04(h)) of Section 7.04 that had an adverse impact on the ability of the Company to propose or negotiate any amendments or modifications to this Agreement pursuant to

    Section 7.04(e), and (B) as a condition to the effectiveness of such termination, Parent shall pay the Parent Termination Fee to the Company.

          (d)   by the Company:

              (i)  upon a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 8.03(a) or Section 8.03(b) would not be satisfied and such breach cannot be cured by the Outside Date or, if capable of being cured, has not been cured on or before the earlier of (A) the Outside Date, or (B) within 30 calendar days of the receipt by Parent of written notice thereof from the Company;

             (ii)  if, at any time prior to the receipt of the Parent Stockholder Approval, (A) a Change in the Parent Recommendation has occurred; (B) Parent shall have failed to include the Parent Recommendation in the Joint Proxy Statement (except to the extent Parent effects a Change in the Parent Recommendation); (C) Parent or the Parent Board shall have approved, endorsed, adopted, recommended or entered into an Acquisition Agreement; (D) the Parent Board shall have failed to publicly recommend against, subject to Section 7.04(e) and to the extent permitted by applicable Law, (I) any Parent Acquisition Proposal that is a tender offer or exchange offer under a Schedule TO within ten (10) Business Days after a written request by the Company that it do so or (II) any other Parent Acquisition Proposal that has been publicly disclosed and that Parent reasonably believes could lead to a Superior Proposal within seven (7) calendar days after a written request by the Company that it do so; or (E) Parent shall have materially breached, or shall be deemed to have materially breached pursuant to Section 7.04(h), its obligations under Section 7.02(b) or Section 7.04;

            (iii)  if (A) all of the conditions to the Closing set forth in Section 8.01 and Section 8.02 have been satisfied (or, with respect to the conditions that by their terms must be satisfied at the Closing, would have been so satisfied if the Closing would have occurred), (ii) the Company has confirmed in an irrevocable written notice to Parent that the conditions set forth in Section 8.01 and Section 8.03 have been satisfied or, to the extent allowed by applicable Law, waived by the Company, and that it is ready, willing and able to perform its obligations to effect the Closing, and (iii) Parent and Merger Sub fail to fulfill their obligation to effect the Closing within three (3) Business Days of the written notice of the Company pursuant to the preceding clause (ii); or

            (iv)  if, at any time prior to the receipt of the Company Stockholder Approval, after complying with the provisions of Section 7.03(e), the Company Board (or any committee thereof) authorizes the Company to enter into any Acquisition Agreement concerning a Company Superior Proposal concurrently with termination of this Agreement; provided that (A) the right to terminate this Agreement pursuant to this Section 9.01(d)(iv) shall not be available if the Company has committed an intentional breach (or deemed intentional breach in accordance with Section 7.03(h)) of Section 7.03 that had an adverse impact on the ability of Parent to propose or negotiate any amendments or modifications to this Agreement pursuant to Section 7.03(e), and (B) as a condition to the effectiveness of such termination, the Company shall pay the Termination Fee to Parent.

        Section 9.02    Effect of Termination.

          (a)   In the event of the valid termination of this Agreement pursuant to Section 9.01, written notice thereof shall be given to the other party or parties, specifying the provision or provisions hereof pursuant to which such termination shall have been made, and this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto or any Company Related Parties or Parent Related Parties, except that (i) this

  Section 9.02, Section 7.05(c), Section 9.03, Section 10.02, Section 10.03, Section 10.07, Section 10.09, Section 10.10 and Section 10.11 shall remain in full force and effect and (ii) nothing in this Section 9.02 or Section 9.03 shall relieve any party from liability or damages for fraud committed prior to such termination or, except as set forth in Section 9.02(b) and Section 9.02(c), for any intentional breach prior to such termination of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity. For purposes of this Agreement, "intentional breach" shall mean (i) with respect to any breach of a representation or warranty contained in this Agreement, a material breach of such representation or warranty that has been made with the knowledge of the breaching party and (ii) with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach, or failure to perform, that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement.

          (b)   Notwithstanding anything to the contrary in this Agreement or otherwise, prior to the Closing, except in the case of fraud or intentional breach, but subject to the last two sentences of this Section 9.02(b), the sole and exclusive remedies of the Company, any former, current, or future Affiliate of the Company, any of their respective former, current or future direct or indirect officers, directors, general or limited partners, members, managers, stockholders, other equityholders, controlling Persons, employees, agents, successors, assigns, Affiliates, or representatives, and any Person claiming by, through or for the benefit of the Company or any of its Affiliates (all such foregoing Persons, the "Company Related Parties") against Parent, Merger Sub, the Financing Sources, or any of their respective former, current or future direct or indirect officers, directors, general or limited partners, members, managers, stockholders, other equityholders, controlling Persons, employees, agents, successors, assigns, Affiliates, or representatives (all such foregoing Persons, the "Parent Related Parties") for any losses, damages, liabilities, costs, expenses, claims, obligations or actions (whether in law or equity and whether based in contract, tort or otherwise) based upon, arising out of or relating to this Agreement or the Commitment Letter (including any breach or alleged breach hereof or thereof), the negotiation, execution or performance hereof or thereof, or the transactions contemplated hereby or thereby or in respect of any other document or theory of applicable Law or equity or in respect of any oral or written representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise, shall be (i) payment of the Termination Fee, Parent Termination Fee or Enhanced Termination Fee, as applicable, by Parent to the Company in the event the Termination Fee, Parent Termination Fee or Enhanced Termination Fee, as applicable, is payable by Parent to the Company pursuant to Section 9.03(c) or Section 9.01(c)(iii) or as a result of a termination of this Agreement by the Company pursuant to Section 9.01(d)(iii), (ii) reimbursement by Parent of the Company's Expenses to the extent that such Expenses are reimbursable under Section 9.03(d) and (iii) subject to all of the other provisions of this Section 9.02, the right of the Company to seek specific performance of this Agreement pursuant to, and subject to the provisions of, Section 10.08. For the avoidance of doubt, and notwithstanding anything to the contrary herein or otherwise, while the Company may pursue both a grant of specific performance, as and only to the extent expressly permitted by Section 10.08, and the payment of the Termination Fee, Parent Termination Fee or Enhanced Termination Fee, as applicable (only to the extent expressly permitted by Section 9.03(c)), under no circumstances shall the Company be permitted or entitled to receive both such grant of specific performance and payment of the Termination Fee, Parent Termination Fee or Enhanced Termination Fee, as applicable. Without limiting the generality of the foregoing or of any other provision of this Agreement, except in the case of fraud or intentional breach by Parent of Section 7.19, (x) upon payment of the Enhanced Termination Fee to the Company as a result of a termination of this Agreement by the Company pursuant to Section 9.01(d)(iii), no Company Related Party shall have any rights or claims against any Parent Related Party in connection with this Agreement, the Commitment Letter, or any of the transactions contemplated hereby or thereby (whether at law or in equity and whether based on contract, tort or otherwise), or for any breach or alleged breach hereof or thereof, (y) no Company Related Party shall have any rights or claims against any Parent Related Party under or in connection with this Agreement, the Commitment Letter, or any of the transactions contemplated hereby or thereby (whether at law or in equity and whether based on contract, tort or otherwise), or for any breach or alleged breach hereof or thereof for any damages of any kind or nature or for any other monetary amounts, except as otherwise set forth in this Section 9.02 or in circumstances where the Enhanced Termination Fee is payable as a result of a termination of this Agreement by the Company pursuant to Section 9.01(d)(iii), and (z) the Company shall cause any claim which is brought against any Parent Related Party and which is inconsistent with the limitations set forth in this Section 9.02 to be dismissed promptly and in any event with five Business Days after it is first initiated (or payment of the Enhanced Termination Fee).

          (c)   Notwithstanding anything to the contrary in this Agreement or otherwise, but subject to the last sentence of this Section 9.02(c), prior to the Closing, except in the case of fraud or intentional breach, the sole and exclusive remedies of the Parent Related Parties against the Company Related Parties for any losses, damages, liabilities, costs, expenses, claims, obligations or actions (whether in law or equity and whether based in contract, tort or otherwise) based upon, arising out of or relating to this Agreement (including any breach or alleged breach hereof or thereof), the negotiation, execution or performance hereof or thereof, or the transactions contemplated hereby or thereby or in respect of any other document or theory of applicable Law or equity or in respect of any oral or written representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise, shall be (i) payment of the Termination Fee by the Company to Parent in the event the Termination Fee is payable by the Company to Parent pursuant to Section 9.03(a) or Section 9.01(d)(iv), (ii) reimbursement by the Company of Parent's Expenses to the extent that such Expenses are reimbursable under Section 9.03(b) and (iii) subject to all of the other provisions of this Section 9.02, the right of Parent to seek specific performance of this Agreement pursuant to, and subject to the provisions of, Section 10.08. For the avoidance of doubt, and notwithstanding anything to the contrary herein or otherwise, while Parent may pursue both a grant of specific performance, as and only to the extent expressly permitted by Section 10.08, and the payment of the Termination Fee, as applicable (only to the extent expressly permitted by Section 9.03(a)), under no circumstances shall Parent be permitted or entitled to receive both such grant of specific performance and payment of the Termination Fee.

        Section 9.03    Fees and Expenses.     (a)    The Company agrees that:

              (i)  if Parent terminates this Agreement pursuant to Section 9.01(c)(ii) (provided that, in the case of a termination pursuant to clause (E) thereof, only if the Company shall have committed an intentional breach); or

             (ii)  if (A) Parent or the Company terminates this Agreement pursuant to Section 9.01(b)(i) (without the Company Stockholder Approval having been obtained) or Section 9.01(b)(iii)(A) or Parent terminates this Agreement pursuant to Section 9.01(c)(i), (B) prior to the termination of this Agreement, a Company Acquisition Proposal shall have been publicly announced or shall have become publicly known and not withdrawn, and (C) on or prior to the date that is 12 months after the date of such termination, the Company or any of its Subsidiaries enters into, or submits to the stockholders of the Company for adoption, an Acquisition Agreement with respect to any Company Acquisition Proposal (which Company Acquisition Proposal is ultimately consummated) or consummates any Company Acquisition

    Proposal (in each case, whether or not such Company Acquisition Proposal is the same Company Acquisition Proposal described in clause (B) above); provided, however, that for purposes of this Section 9.03(a)(ii), all references to 20% in the definition of "Company Acquisition Proposal" shall be replaced with references to 50%;

  then, in any such event, the Company shall pay to Parent promptly (but in any event no later than two Business Days) after (x) Parent terminates this Agreement pursuant to Section 9.01(c)(ii), or (y) the earlier of the date the Company enters into an Acquisition Agreement or the date a Company Acquisition Proposal referred to in Section 9.03(a)(ii)(C) is consummated, the Termination Fee, which amount shall be payable in cash in immediately available funds.

          (b)   The Company agrees that if the Company or Parent shall terminate this Agreement pursuant to Section 9.01(b)(iii)(A) or Section 9.01(c)(i), the Company shall reimburse Parent and Merger Sub for all of their Expenses, up to a maximum of $15,000,000, in the aggregate (not later than two Business Days after submission by Parent of statements therefor). In the event Parent becomes entitled to receive a Termination Fee pursuant to Section 9.03(a) after the payment to Parent or Merger Sub of any Expenses under this Section 9.03(b), the amount of the Termination Fee payable shall be reduced by any Expenses previously reimbursed pursuant to the preceding sentence.

          (c)   Parent agrees that:

              (i)  if the Company or Parent terminates this Agreement pursuant to Section 9.01(b)(i) or Section 9.01(b)(ii), or if the Company terminates this Agreement pursuant to Section 9.01(d)(ii) (provided that, in the case of a termination pursuant to clause (E) thereof, only if Parent shall have committed an intentional breach) or Section 9.01(d)(iii); or

             (ii)  if (A) Parent or the Company terminates this Agreement pursuant to Section 9.01(b)(i) (without the Parent Stockholder Approval having been obtained) or the Company terminates this Agreement pursuant to Section 9.01(d)(i), (B) prior to the termination of this Agreement, a Parent Acquisition Proposal shall have been publicly announced or shall have become publicly known and not withdrawn, and (C) on or prior to the date that is 12 months after the date of such termination, Parent or any of its Subsidiaries enters into, or submits to the stockholders of Parent for adoption, an Acquisition Agreement with respect to any Parent Acquisition Proposal (which Parent Acquisition Proposal is ultimately consummated) or consummates any Parent Acquisition Proposal (in each case, whether or not such Parent Acquisition Proposal is the same Parent Acquisition Proposal described in clause (B) above); provided, however, that for purposes of this Section 9.03(c)(ii), all references to 20% in the definition of "Parent Acquisition Proposal" shall be replaced with references to 50%;

  then, in any such event, Parent shall pay to the Company promptly (but in any event no later than two Business Days) after (A) the Company terminates this Agreement pursuant to Section 9.01(d)(ii) (other than in connection with a Parent Superior Proposal), the Termination Fee, (B) the Company terminates this Agreement pursuant to Section 9.01(d)(ii) (in connection with a Parent Superior Proposal), the Parent Termination Fee, (C) the Company or Parent terminates this Agreement pursuant to Section 9.01(b)(i) (and at such time, all of the conditions set forth in Section 8.01, Section 8.02 and Section 8.03 have been satisfied (or, with respect to the conditions that by their terms must be satisfied at the Closing, would have been so satisfied if the Closing would have occurred) other than the conditions set forth in Section 8.01(d)) or Section 9.01(b)(ii) (to the extent such Restraint arises under the HSR Act or other applicable foreign, federal or state antitrust, competition or fair trade Laws as specified in Section 8.01(d) of the Company Disclosure Schedule or Section 8.01(d) of the Parent Disclosure Schedule), or the Company terminates this Agreement pursuant to Section 9.01(d)(iii), the Enhanced Termination

  Fee, or (D) the earlier of the date Parent enters into an Acquisition Agreement or the date a Parent Acquisition Proposal referred to in Section 9.03(c)(ii)(C) is consummated, the Parent Termination Fee, which amount shall be payable in cash in immediately available funds.

          (d)   Parent agrees that if Parent or the Company shall terminate this Agreement pursuant to Section 9.01(b)(iii)(B) or Section 9.01(d)(i), Parent shall reimburse the Company for all of its Expenses, up to a maximum of $15,000,000, in the aggregate (not later than two Business Days after submission by the Company of statements therefor). In the event the Company becomes entitled to receive a Termination Fee, Parent Termination Fee or Enhanced Termination Fee, as applicable, pursuant to Section 9.03(c) after the payment to the Company of any Expenses under this Section 9.03(d), the amount of the Termination Fee, Parent Termination Fee or Enhanced Termination Fee payable shall be reduced by any Expenses previously reimbursed pursuant to the preceding sentence.

          (e)   Except as set forth in this Section 9.03 and Section 7.19, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such Expenses, whether or not the Merger or any other Transaction is consummated, except that the Company and Parent shall each pay one-half of all Expenses relating to printing, filing and mailing the Registration Statement and the Joint Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Joint Proxy Statement. Parent shall be responsible for paying the filing fee for the Notification and Report Forms filed under HSR Act and all other filing fees for filings under other applicable foreign, federal or state antitrust, competition or fair trade Laws.

          (f)    The Company and Parent acknowledge that the agreements contained in this Section 9.03 are an integral part of the transactions contemplated by this Agreement. In the event that the Company or Parent shall fail to pay the Termination Fee, Parent Termination Fee or Enhanced Termination Fee, as applicable, or the Company or Parent shall fail to pay any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by Parent and Merger Sub or the Company, as the case may be (including fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.03, together with interest on such unpaid Termination Fee, Parent Termination Fee or Enhanced Termination Fee, as applicable, and Expenses, commencing on the date that the Termination Fee, Parent Termination Fee or Enhanced Termination Fee, as applicable, or such Expenses became due, at a rate of interest equal to the prime lending rate as published in the Wall Street Journal in effect on the date such payment was required to be made. Payment of the fees and expenses described in this Section 9.03 shall not be in lieu of any damages incurred in the event of fraud or intentional breach of this Agreement. For the avoidance of doubt, in the event this Agreement is terminated by a party for any reason at a time when the other party would have had the right to terminate this Agreement, such other party shall be entitled to receipt of any Expenses and/or Termination Fee, Parent Termination Fee or Enhanced Termination Fee (or portion thereof), as applicable, that would have been (or would have subsequently become) payable had such other party terminated this Agreement at such time. In no event shall the Company or Parent be required to pay the Termination Fee, Parent Termination Fee or Enhanced Termination Fee, as applicable, or any Expenses in connection with the termination of this Agreement more than once.

          (g)   The payment by the Company to Parent or its designees of the Termination Fee and any Expenses pursuant to this Section 9.03 shall, subject always to Section 9.02(a)(ii) , Section 9.02(c) and Section 9.03(f), in circumstances in which the Termination Fee and Expenses are owed to Parent, be the sole and exclusive remedy of Parent for any loss suffered by Parent or Merger Sub as a result of the failure of the Transactions to be consummated to the extent paid and upon such payment in accordance with this Section 9.03, subject always to Section 9.02(a)(ii), Section 9.02 (c) and Section 9.03(f), the Company shall not have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except as set forth in Section 9.02(a)(ii). The payment by Parent to the Company or its designees of the Termination Fee, Parent Termination Fee or Enhanced Termination Fee, as applicable, and any Expenses pursuant to this Section 9.03 shall, subject always to Section 9.02(a)(ii), Section 9.02(b) and Section 9.03(f), in circumstances in which the Termination Fee, Parent Termination Fee or Enhanced Termination Fee, as applicable, and Expenses are owed to the Company, be the sole and exclusive remedy of the Company for any loss suffered by the Company as a result of the failure of the Transactions to be consummated to the extent paid and upon such payment in accordance with this Section 9.03, subject always to Section 9.02(a)(ii), Section 9.02(b) and Section 9.03(f), Parent and Merger Sub shall not have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except as set forth in Section 9.02(a)(ii).

          (h)   In the event (i) (A) Parent is unable to obtain the Financing, after having complied in all material respects with its obligations under Section 7.19, (B) the Registration Statement is not declared effective by the SEC, after Parent shall have complied in all material respects with its obligations under Section 7.01 and applicable Law or (C) the Joint Proxy Statement is not declared effective by the SEC, after Parent shall have complied in all material respects with its obligations under Section 7.01 and applicable Law, (ii) in each case, the cause of the foregoing is the failure by an auditor of the Company to provide, with respect to any historical financial statements of the Company required in connection with the Financing as contemplated by Section 7.19 or required to be included in the Registration Statement or Joint Proxy Statement as required by Section 7.01 and applicable Law, any consents to the inclusion of any such historical financial statements of the Company or any audit opinions in respect thereof by such auditor in the Registration Statement, the Joint Proxy Statement or any prospectus or offering memorandum or similar documents for any portion of the Financing as required by Section 7.19, or to provide any comfort letters that may be required in connection the Financing as required by Section 7.19, in all cases of this clause (ii), as a result of the matters contemplated in Section 7.16 of the Company Disclosure Schedule and (iii) this Agreement is terminated (other than a termination pursuant to (1) Section 9.01(b)(i) in circumstances where the conditions set forth in Section 8.01(c) (to the extent such Restraint arises under the HSR Act or other applicable foreign, federal or state antitrust, competition or fair trade Laws as specified on Section 8.01(d) of the Company Disclosure Schedule or Section 8.01(d) of the Parent Disclosure Schedule) or Section 8.01(d) have not been satisfied or (2) Section 9.01(b)(ii)) pursuant to a subsection of Section 9.01 in circumstances where Parent is obligated to pay the Company the Termination Fee or the Enhanced Termination Fee pursuant to this Section 9.03, then, notwithstanding anything to the contrary in this Agreement, including other subsections of this Section 9.03, in each case, Parent shall have no obligation to pay such Termination Fee or Enhanced Termination Fee and the parties shall have no further rights or obligations under this Agreement, except as set forth in Section 9.02.

        Section 9.04    Amendment.     This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after either the Company Stockholder Approval or the Parent Stockholder Approval has been obtained, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger or that would otherwise require the approval of the stockholders of the Company or the stockholders of Parent, as applicable, under applicable Law or in accordance with the rules of any relevant stock exchange, without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. Notwithstanding anything to the contrary contained herein, Section 9.02, this Section 9.04, Section 10.07, Section 10.08, Section 10.10 and Section 10.11 may not be amended, supplemented, waived or otherwise modified in a manner adverse to the Financing Sources without the prior written consent of the adversely affected Financing Sources.

        Section 9.05    Waiver.     At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any breach of or inaccuracy in the representations and warranties of any other party contained in this Agreement or in any document delivered pursuant hereto and (c) subject to the proviso in the first sentence of Section 9.04 and to the extent permitted by applicable Law, waive compliance with any agreement of any other party or any condition to its own obligations contained in this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company or Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder.

ARTICLE X

GENERAL PROVISIONS

        Section 10.01    Non-Survival of Representations, Warranties, Covenants and Agreements.     The representations, warranties, covenants and agreements in this Agreement and in any instrument delivered pursuant hereto shall terminate at the Effective Time, except for those covenants and agreements contained in this Agreement (including Article II, Article III, Section 7.05(c), Section 7.07, Section 9.03 and this Article X) that by their terms are to be performed in whole or in part after the Effective Time.

        Section 10.02    Notices.     All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, upon delivery by an internationally recognized overnight courier service, upon delivery by facsimile transmission (solely with confirmation of receipt and with a confirmatory copy sent by an internationally recognized overnight courier service) or by email transmission (upon sending, so long as the sender of such email does not receive an automatic reply from the recipient's email server indicating the recipient did not receive such email) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

  if to Parent or Merger Sub:

    American Axle & Manufacturing Holdings, Inc.
    One Dauch Drive
    Detroit, Michigan 48211-1198
    Attention: David E. Barnes
    Facsimile:  (313) 758-3897
    Email:         david.barnes@aam.com

  with a copy (which shall not constitute notice) to:

    Shearman & Sterling LLP
    599 Lexington Avenue
    New York, New York 10022
    Attention: Scott Petepiece
                        Daniel Litowitz
    Facsimile:  (212) 848-7179
    Email:         spetepiece@shearman.com
                        daniel.litowitz@shearman.com

  if to the Company:

    Metaldyne Performance Group Inc.
    One Towne Square
    Suite 550
    Southfield, MI 48076
    Attention: Thomas M. Dono, Jr.
    Email:         TDono@mpgdriven.com

  with a copy (which shall not constitute notice) to:

    Weil, Gotshal & Manges LLP
    767 Fifth Avenue
    New York, NY 10153
    Attention: Michael E. Lubowitz
    Facsimile:  (212) 310-8007
    Email:         michael.lubowitz@weil.com

        Section 10.03    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

        Section 10.04    Disclaimer of Other Representations and Warranties.     Parent, Merger Sub and the Company each acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement, (a) no party makes, and no party has made, any representations or warranties relating to itself or its businesses or otherwise in connection with the Transactions, (b) no Person has been authorized by any party to make any representation or warranty relating to such party or its businesses or otherwise in connection with the Transactions and, if made, such representation or warranty must not be relied upon as having been authorized by such party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to any party or any of its Representatives are not and shall not be deemed to be or to include representations or warranties unless any such materials or information is the subject of any representation or warranty set forth in this Agreement.

        Section 10.05    Entire Agreement.     This Agreement (including the exhibits and schedules hereto, including the Company Disclosure Schedule and the Parent Disclosure Schedule), the Voting Agreement (solely with respect to Parent and the Company) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties or any of their Affiliates, or any of them, with respect to the subject matter hereof and thereof.

        Section 10.06    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties, in whole or in part (whether pursuant to a merger, by operation of Law or otherwise), without the prior written consent of the other parties, except that Merger Sub may assign all or any of its rights and obligations under this Agreement to any direct or indirect wholly-owned Subsidiary of Parent; provided that no such assignment shall relieve the assigning party of its obligations under this Agreement if such assignee does not perform such obligations. Any attempted assignment in breach of this Section 10.06 shall be null and void.

        Section 10.07    Parties in Interest.     This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, only the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that the Financing Sources shall be express third party beneficiaries with respect to Section 9.02, Section 9.04, this Section 10.07, Section 10.08, Section 10.10 and Section 10.11, and each of such Sections shall expressly inure to the benefit of the Financing Sources, and the Financing Sources shall be entitled to rely on and enforce the provisions of such Sections; provided, further, that the Persons covered by Section 7.07 shall be express third party beneficiaries thereof.

        Section 10.08    Specific Performance.

          (a)   The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages, except as limited by Section 9.03) to (a) an Order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.08, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

          (b)   Notwithstanding anything herein (including Section 10.08(a)) to the contrary or otherwise, the parties hereto acknowledge and agree that the Company shall be entitled to specific performance to cause Parent or Merger Sub to cause the Financing to be funded and to take all other required actions to effect the Closing only if (i) all of the conditions to the Closing set forth in Section 8.01 and Section 8.02 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing), (ii) the Company has confirmed in an irrevocable written notice to Parent that the conditions set forth in Section 8.01 and Section 8.03 have been satisfied or, to the extent allowed by applicable Law, waived by the Company, and that it is ready, willing and able to perform its obligations to effect the Closing, (iii) there has not been a Financing Failure and (iv) Parent and Merger Sub fail to fulfill their obligation to effect the Closing within three (3) Business Days of the written notice of the Company pursuant to the preceding clause (ii), it being understood that in no event shall the Company or any of its Affiliates be entitled to seek the remedy of specific performance of this Agreement against the Financing Sources.

        Section 10.09    Governing Law.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement. The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Delaware Court of Chancery; provided, however, that if the Delaware Court of Chancery does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the United States District Court for the District of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 10.02; (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts; and (iv) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

        Section 10.10    Waiver of Jury Trial.     EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS (INCLUDING WITH RESPECT TO THE FINANCING SOURCES). EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

        Section 10.11    Certain Claims.     (a)    Notwithstanding anything to the contrary contained in this Agreement, each of the parties hereto agrees that it will not, and it will not permit any of its Representatives or Affiliates to, bring or support any Action (whether based on contract, tort or otherwise) against the Financing Sources in any way relating to this Agreement or the Merger, including any dispute arising out of or relating in any way to the Financing, any Alternative Financing, the Commitment Letter or the Financing Agreements, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable Law, exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof). The parties hereto further agree that all of the provisions of Section 10.10 relating to waiver of jury trial shall apply to any Action referenced in this Section 10.11(a).

          (b)   Notwithstanding anything to the contrary contained in this Agreement, each of the parties hereto agrees that all Actions (whether based on contract, tort or otherwise) against the Financing Sources in any way relating to this Agreement or the Merger, including any dispute arising out of or relating in any way to the Financing, the Alternative Financing, the Commitment Letter or the Financing Agreements, shall be governed by and construed in accordance with the laws of the State of New York; provided, however, that on or prior to the Closing Date, the definitions of Company Material Adverse Effect, Parent Material Adverse Effect and the representations and warranties set forth in this Agreement shall, for the purposes of the Financing, any Alternative Financing, the Commitment Letter or the Financing Agreements, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise apply.

          (c)   Notwithstanding anything to the contrary contained in this Agreement, the Company agrees that neither it nor any of its Representatives or Affiliates shall have any rights or claims, or shall bring any Action, against any Financing Source in connection with or related to this Agreement, the Merger, the Financing, any Alternative Financing, the Commitment Letter or the Financing Agreements. In addition, no Financing Source shall have any liability or obligation to the Company or any of the Company's Affiliates or Representatives in connection with or related to this Agreement, the Merger, the Financing, any Alternative Financing, the Commitment Letter or the Financing Agreements, including for any consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business or anticipated savings) or damages of a tortious nature. Nothing in this Section 10.11(c) shall modify or alter the rights of Parent under the Commitment Letter or the Financing Agreements, and in the event of a conflict between the foregoing and any provision in the Commitment Letter or the Financing Agreements, as applicable, the provisions of the Commitment Letter or the Financing Agreements, as applicable, shall govern and control.

        Section 10.12    Counterparts.     This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in "pdf" form) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
By:	/s/ DAVID C. DAUCH
	Name:	David C. Dauch
	Title:	Chief Executive Officer
ALPHA SPV I, INC.
By:	/s/ DAVID C. DAUCH
	Name:	David C. Dauch
	Title:	President and Chief Executive Officer
METALDYNE PERFORMANCE GROUP INC.
By:	/s/ GEORGE THANOPOULOS
	Name:	George Thanopoulos
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Confidential	FINAL FORM

STOCKHOLDERS' AGREEMENT
by and among
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.,
ASP MD INVESTCO L.P.,
EACH AFFILIATE SHAREHOLDER THAT IS OR BECOMES PARTY HERETO,
and, solely for the purposes of Section 5.3 hereof,
AMERICAN SECURITIES LLC
Dated [    •    ], 2017

STOCKHOLDERS' AGREEMENT

        This STOCKHOLDERS' AGREEMENT, dated as of [    •    ], 2017 (this "Agreement"), is by and among American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "Company"), ASP MD Investco L.P., a Delaware limited partnership (the "Shareholder"), each Affiliate Shareholder that is or becomes party hereto in accordance with Section 1.1(b), and, solely for purposes of Section 5.3, American Securities LLC, a New York limited liability company ("American Securities"). The Shareholder, each Affiliate Shareholder, American Securities and the Company are referred to hereinafter each as a "Party" and collectively as the "Parties."

RECITALS

        WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of November 3, 2016 (the "Merger Agreement"), by and among the Company, Metaldyne Performance Group Inc., a Delaware corporation ("MPG"), and Alpha SPV I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), at the Effective Time, Merger Sub will merge with and into MPG, with MPG continuing as the surviving entity and a wholly-owned subsidiary of the Company (the "Merger");

        WHEREAS, as a result of the Merger, the Shareholder will become the Beneficial Owner of shares of common stock of the Company, as set forth on Schedule A attached hereto;

        WHEREAS, the Parties are entering into this Agreement at the Closing to set forth certain rights and restrictions with respect to the Shares; and

        WHEREAS, this Agreement is the Stockholders' Agreement referred to in the Merger Agreement;

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
TRANSFER RESTRICTIONS

        Section 1.1    General.

          (a)   The Shareholder shall not Transfer any Shares except as permitted by Section 1.1(b), Section 1.2 or Article II.

          (b)   The Shareholder may freely Transfer Shares to any controlled Affiliate of American Securities, unless prohibited by Law; provided that the Shareholder shall cause the applicable Affiliate transferee to execute a joinder to this Agreement, in form and substance reasonably acceptable to the Company, as a condition to the effectiveness of any such Transfer. Each such Affiliate of the Shareholder that Beneficially Owns Shares (an "Affiliate Shareholder") shall, and the Shareholder shall cause each Affiliate Shareholder to, comply with the terms of this Agreement as if such Affiliate Shareholder were the Shareholder. If any Affiliate Shareholder ceases to be a controlled Affiliate of American Securities (a "Former Affiliate"), such Former Affiliate shall Transfer any Shares Beneficially Owned by such Former Affiliate to the Shareholder or another controlled Affiliate of American Securities before such Former Affiliate ceases to be a controlled Affiliate of American Securities.

          (c)   The Shareholder shall promptly notify the Company in writing of any Transfer of Shares by the Shareholder or any Affiliate Shareholder, and the Company shall update Schedule A hereto to reflect any such Transfer.

        Section 1.2    Restricted Period.

          (a)   Except as permitted by Section 1.1(b) or Article II, the Shareholder shall not Transfer any Shares during the Restricted Period without the prior written consent of the Company.

          (b)   Following the Restricted Period and until (and including) the Expiration Date, the Shareholder shall not Transfer any Shares except:

    (i)
    in accordance with the provisions of Article II;

    (ii)
    in accordance with Rule 144;

    (iii)
    to any Person or Group who, after giving effect to such Transfer, would, together with its Affiliates, Beneficially Own no more than seven and one-half percent (7.5%) of the outstanding common stock of the Company and would be eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1)(ii) of the Exchange Act;

    (iv)
    in any distribution to all of the limited partners (on a pro rata basis in accordance with their respective ownership percentages) and the general partner (and its representative members) of the Shareholder or an Affiliate Shareholder in accordance with the terms of the organizational documents of such Shareholder or Affiliate Shareholder; provided that, after giving effect to such Transfer, no such partner who is Transferred more than two percent (2%) of the outstanding common stock of the Company (together with its Affiliates (other than the Shareholder or any Affiliate Shareholder)) would, to the knowledge of the Shareholder, Beneficially Own more than seven and one-half percent (7.5%) of the outstanding common stock of the Company;

    (v)
    up to seven and one-half percent (7.5%) of the outstanding common stock of the Company to each Exempt Person; or

    (vi)
    with the prior written consent of the Company.

        Section 1.3    Legend.

          (a)   All certificates or other instruments representing the Shares will bear the following legend:

    THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER, OWNERSHIP AND OTHER RESTRICTIONS SET FORTH IN THE STOCKHOLDERS' AGREEMENT, DATED [    •    ], 2017, BY AND AMONG AMERICAN AXLE & MANUFACTURING HOLDINGS, INC., ASP MD INVESTCO L.P., AMERICAN SECURITIES LLC, AND, IF APPLICABLE, THE OTHER PARTIES THERETO, AS IT MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH AND AVAILABLE FROM THE SECRETARY OF THE COMPANY, WITHOUT COST.

          (b)   At the Shareholder's request, upon delivery to the Company of a legal opinion of the Shareholder's counsel, in form and substance reasonably acceptable to the Company, to the effect that the legend in Section 1.3(a) is no longer required under the Securities Act and applicable state laws, and no restrictions set forth herein continue to apply to the Shares, the Company will promptly take such commercially reasonable actions as are required to cause such legend to be removed from any certificate or other instrument representing the Shares.

ARTICLE II
REGISTRATION RIGHTS

        Section 2.1    Demand Registration.

          (a)   At any time following the Restricted Period, the Shareholder may, by providing written notice (a "Demand Registration Request") to the Company, request to sell all or a portion of the Registrable Securities Beneficially Owned by the Shareholder pursuant to a Registration Statement in the manner specified in such notice, provided that the aggregate market value of such Registrable Securities so requested to be sold, as measured by the market price of such Registrable Securities on the date of the Demand Registration Request, shall not be less than $100 million (a "Demand Registration"). Each Demand Registration Request shall specify the number of Registrable Securities intended to be offered and sold pursuant to the Demand Registration and the intended method of disposition thereof, including whether the registration requested is for an underwritten offering. A Demand Registration shall be effected by way of a Registration Statement on Form S-3 or any similar short-form registration to the extent the Company is permitted to use such form at such time (or to the extent the Company is not permitted to use such form, on Form S-1 or a similar long-form registration). The Company may, after consultation with the Shareholder, comply with a Demand Registration Request by, at the Company's option, (x) filing a Registration Statement (including a Shelf Registration Statement) which will be used to offer the Registrable Securities and/or (y) providing a prospectus supplement for an already effective Registration Statement. If the Company is then ASR Eligible, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be an ASRS containing a Prospectus naming the Shareholder as the selling shareholder and registering the offering and sale of the Registrable Securities by the Shareholder on a delayed or continuous basis pursuant to Rule 415 (an "ASRS Resale Shelf Registration Statement"). The Company shall use its commercially reasonable efforts to cause any Registration Statement (or prospectus supplement, as applicable) relating to a Demand Registration (xx) to be filed with the SEC as promptly as reasonably practicable following the receipt of the Demand Registration Request, and in no event more than twenty (20) Business Days after receipt of a Demand Registration Request (or such longer period agreed to by the Shareholder), (yy) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as reasonably practicable after the filing thereof and (zz) to remain continuously effective during the Effectiveness Period.

          (b)   The Shareholder shall have the right to request up to a total of two (2) Demand Registrations in any twelve (12)-month period pursuant to this Section 2.1; provided, that such obligation shall be deemed satisfied (and such request shall count as one Demand Registration Request for the Shareholder) only when a Registration Statement shall have become effective and (x) if the method of disposition thereof is a firm commitment Public Offering, at least 50% of such Registrable Securities requested to be sold, after giving effect to any Underwriter Cutback (described in Section 2.1(e)), shall have been sold pursuant thereto, and (y) in any other case, such Registration Statement shall have remained effective for the Effectiveness Period. The Shareholder may revoke a request for a Demand Registration by notifying the Company prior to the effective date of the applicable Registration Statement or the filing of any prospectus supplement with respect to any particular underwritten offering; provided that such request shall count as one of the Shareholder's requests for a Demand Registration unless the Shareholder (i) provides such notice of revocation (A) except with respect to Underwritten Block Trades, within three (3) Business Days after requesting such Demand Registration, or (B) pursuant to Section 2.4(c) as a result of a

  Notice of Suspension, or (ii) reimburses the Company for all reasonable and documented out-of-pocket expenses (including Registration Expenses) actually incurred by the Company relating to such Demand Registration.

          (c)   The Company shall (i) prepare, (ii) file with the SEC and (iii) use commercially reasonable efforts to have effective starting one hundred eighty (180) days from the date of this Agreement, a Shelf Registration Statement on Form S-3 or such other form as the Company is then eligible to use (such Shelf Registration Statement shall be an ASRS to the extent that the Company is then ASR Eligible) (or, at its option, after consultation with the Shareholder, provide a prospectus supplement for an already effective Shelf Registration Statement) with respect to the registration under the Securities Act of the resale of up to [            ]1 Shares (the "Transaction Shelf Registration Statement") (such Transaction Shelf Registration Statement shall include a prospectus sufficient to permit the resale of all such Shares by the Shareholder). The Company shall use its commercially reasonable efforts to keep the Transaction Shelf Registration Statement continuously effective for the Effectiveness Period, including by filing subsequent registration statements, if necessary, subject to the Securities Act and the provisions of Section 2.4. For a period of two (2) years following the Closing Date, any Shares which have been registered on the Transaction Shelf Registration Statement may be included in any underwritten offering conducted by the Company upon the proper exercise of a demand or piggyback right hereunder pursuant to and in accordance with Section 2.1 or Section 2.2, as applicable, subject to compliance with the notice and cutback procedures contained herein.

          (d)   If a Demand Registration is a Public Offering, the Shareholder shall have the right to select the investment banking firm(s) to act as the managing underwriter(s) (subject to the consent of the Company, which shall not be unreasonably withheld or delayed) and counsel for the Shareholder in connection with such offering (including in any underwritten offering under a Shelf Registration Statement or any Underwritten Block Trade).

          (e)   For the first two (2) years following the date of this Agreement, in no event shall any Person (other than the Company with respect to a primary offering of its equity securities) be entitled to include any equity securities of the Company in any offering requested pursuant to this Section 2.1 without the prior written consent of the Shareholder, such consent not to be unreasonably withheld after consultation with its advisors. In the event the managing underwriter shall be of the opinion that the number of such securities, when taken together with the Registrable Securities requested to be included in a Public Offering pursuant to a Demand Registration Request, alone or taken together with the equity securities of the Company to be included therein, would adversely affect the marketing of such offering (including the price at which the securities of the Company may be sold), then the number of securities of the Company to be included in such underwritten offering will be reduced (an "Underwriter Cutback"), with the securities of the Company to be included in such offering based on the following priority: (x) first, the number of Shares requested to be included on behalf of the Shareholder up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the Shares may be sold); and (y) second, in addition to the Shares included pursuant to the preceding clause (x), the number of the equity securities of the Company elected to be included by the Company (whether for the Company's own account or for the account of any other holder of equity security of the Company consented by the Shareholder to participate in the offering) up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities of the Company (including the Shares) may be sold).

1
Note to Draft: The Transaction Shelf Registration Statement will include the Shares issued at Closing.

          (f)    Notwithstanding any other provision of this Article II, but subject to Section 2.4, if the Shareholder wishes to effect a Demand Registration through an underwritten block trade or similar transaction or other transaction with a one-day or less marketing period, including overnight bought deals (collectively, an "Underwritten Block Trade"), pursuant to a Shelf Registration Statement (either through filing an ASRS or through a take-down from an already effective Shelf Registration Statement), then notwithstanding any other time periods in this Article II, the Shareholder shall notify the Company of the Underwritten Block Trade five (5) Business Days prior to the date such Underwritten Block Trade is to commence. As expeditiously as possible, the Company shall use its commercially reasonable efforts to facilitate such Underwritten Block Trade (which may price as early as five (5) Business Days after the date it commences). The Shareholder shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request (including by disclosing the maximum number of Shares proposed to be the subject of such Underwritten Block Trade) in order to facilitate preparation of the Registration Statement (including filing of an ASRS), Prospectus and other offering documentation related to the Underwritten Block Trade and any related due diligence and comfort procedures.

          (g)   Notwithstanding anything else in this agreement, the Company shall have no obligation to facilitate a Public Offering of Registrable Securities initiated by the Shareholder except pursuant to, and subject to the limitations contained in, this Section 2.1, Section 2.2, and in accordance with Section 2.6.

          (h)   The Company hereby represents that, as of the date hereof, it is a "well-known seasoned issuer" (having the meaning given thereto pursuant to Rule 405 promulgated under the Securities Act) and eligible to use Form S-3.

        Section 2.2    Piggyback Registration.

          (a)   If the Company at any time following the Closing Date proposes to file a registration statement or conduct a securities offering, including an Underwritten Block Trade, off an already filed Shelf Registration Statement using a prospectus supplement (such registration statement or prospectus supplement, a "Primary Registration Statement") for the primary sale of any equity securities of the Company (except with respect to registration statements on Form S-4, Form S-8 or another form not available for registering the Registrable Securities for sale to the public), it will give prompt written notice thereof to the Shareholder of its intention to do so (such notice to be given not less than five (5) Business Days (or, in the case of Underwritten Block Trades, three (3) Business Days) prior to the anticipated filing date of the Primary Registration Statement). The Shareholder, to the extent it still holds any Registrable Securities, shall within five (5) Business Days (or, in the case of Underwritten Block Trades, three (3) Business Days) of receipt of such notice indicate to the Company if it wishes to participate in the offering contemplated by the Primary Registration Statement and, if so, the number of Registrable Securities it wishes to offer and sell. The Company will use its commercially reasonable efforts to cause the Registrable Securities as to which inclusion shall have been so requested to be included in the Primary Registration Statement. The Shareholder shall be entitled to sell the Registrable Securities included in a Primary Registration Statement in accordance with the method of distribution requested by it; provided that, if the Primary Registration Statement relates to an underwritten offering, then (i) the Company shall be entitled to select the underwriters in its sole discretion and (ii) the Shareholder must sell all Registrable Securities included on the Primary Registration Statement in such underwritten offering pursuant to an underwriting agreement containing terms and conditions that are customary for secondary offerings. In the event that an Underwriter Cutback is required in the view of the managing underwriter, then the securities of the Company to be included in such underwritten offering will be based on the following priority: (x) first, the number of securities that the Company seeks to include in the offering, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which such securities of the Company may be sold); (y) second, in addition to the securities of the Company included pursuant to the preceding clause (x), (A) for the first two (2) years following the date of this Agreement, the number of Registrable Securities requested to be included by the Shareholder, and (B) after the date that is two (2) years following the date of this Agreement, the number of the securities of the Company requested to be included by the Shareholder and any other Person(s) who has (have) elected to include securities pursuant to written agreements with the Company, in each case, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities (including the Registrable Securities) may be sold), and (z) third, in addition to securities of the Company included pursuant to the preceding clause (x) and the Registrable Securities of the Shareholder and the securities of any other Person included pursuant to the preceding clause (y), the number of securities of the Company requested to be included by any other Person(s) in the offering with the permission of the Company, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities of the Company may be sold). The Underwriter Cutbacks described in the immediately preceding clause (y)(B) shall be allocated pro rata among the participating Persons, including the Shareholder, on the basis of the number of securities, including Registrable Securities, requested to be included in such registration by such Persons. The Company may withdraw a Primary Registration Statement prior to its being declared effective without incurring any liability to the Shareholder and shall not be required to keep a Primary Registration Statement effective for longer than the period contemplated by the intended manner of distribution for the securities of the Company to be sold by the Company as described in the Prospectus included in the Primary Registration Statement. The Shareholder may, at least two (2) Business Days prior to the effective date of a Primary Registration Statement or the filing of any prospectus supplement with respect to any particular underwritten offering, as applicable, withdraw any Registrable Securities that it had sought to have included therein, without any liability to the Company or requirement to reimburse for any out-of-pocket expenses of the Company. No registration of Registrable Securities pursuant to this Section 2.2 shall relieve the Company of its obligations to effect registrations pursuant to Section 2.1.

          (b)   If the Company at any time following the Closing Date proposes to file a registration statement or conduct an offering of any of its securities off an already filed Shelf Registration Statement using a prospectus supplement (such registration statement or prospectus supplement, a "Secondary Registration Statement") for the secondary sale of its equity securities under the Securities Act on behalf of one or more holders of equity securities of the Company other than the Shareholder (the "Requesting Third Party Shareholders"), the Company will give prompt written notice to the Shareholder of its intention to do so (such notice to be given not less than five (5) Business Days (or, in the case of Underwritten Block Trades, three (3) Business Days) prior to the anticipated filing date of the Secondary Registration Statement). The Shareholder, to the extent it still holds Registrable Securities, shall within five (5) Business Days (or, in the case of Underwritten Block Trades, three (3) Business Days) of receipt of such notice indicate to the Company if it wants to participate in the offering contemplated by the Secondary Registration Statement and, if so, the number of Registrable Securities it wishes to offer and sell. The Company will use its commercially reasonable efforts to cause the Registrable Securities as to which inclusion shall have been so requested to be included in the Secondary Registration Statement. The Shareholder shall be entitled to sell the Registrable Securities included in a Secondary Registration Statement in accordance with the method of distribution requested by it; provided that, if the Secondary Registration Statement relates to a Public Offering, then (i) the Requesting Third Party Shareholders (or the Company) shall be entitled to select the underwriters and (ii) the Shareholder must sell all Registrable Securities included on the Secondary Registration Statement in such Public Offering pursuant to an underwriting agreement on the same terms and conditions as those applicable to the Requesting Third Party Shareholders. In the event that an Underwriter Cutback is required in the view of the managing underwriter, then the securities to be included in such Public Offering will be based on the following priority: (x) first, the number of the securities of the Company that the Requesting Third Party Shareholders seek to include, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which such securities may be sold); (y) second, in addition to the securities included pursuant to the preceding clause (x), (A) for the first two (2) years following the date of this Agreement, the number of Registrable Securities requested to be included by or on behalf of the Shareholder, and (B) after the date that is two (2) years following the date of this Agreement, the number of the securities of the Company requested to be included by the Shareholder and any other Person(s) who has (have) elected to include securities pursuant to written agreements with the Company, in each case, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities (including the Registrable Securities) may be sold); (z) third, in addition to the securities included pursuant to the preceding clauses (x) and (y), the number of securities sought to be included by other Persons permitted to participate in such underwritten offering, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities may be sold). The Underwriter Cutbacks described in the immediately preceding clause (y)(B) shall be allocated pro rata among the participating Persons, including the Shareholder, on the basis of the number of securities (including Registrable Securities) requested to be included in such registration by such Persons. Requesting Third Party Shareholders or the Company may withdraw a Secondary Registration Statement prior to its being declared effective without incurring any liability to the Shareholder, and the Company shall not be required to keep a Secondary Registration Statement effective for longer than the period contemplated by the intended manner of distribution for the sale of the securities by the Requesting Third Party Shareholders as described in the Prospectus included in the Secondary Registration Statement. The Shareholder may, at least two (2) Business Days prior to the effective date of a Secondary Registration Statement or the filing of any prospectus supplement with respect to any particular underwritten offering, as applicable, withdraw any Registrable Securities that it had sought to have included therein, without any liability to the Company or any other Person or requirement to reimburse for any out-of-pocket expenses of the Company.

        Section 2.3    Expenses.     Except as specifically provided herein, all Registration Expenses incurred in connection with the registration or offering and sale of the Registrable Securities shall be borne by the Company and all Selling Expenses shall be borne by the Shareholder.

        Section 2.4    Suspensions.

          (a)   Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, by providing written notice (a "Notice of Suspension") to the Shareholder, to delay the filing or effectiveness of a Registration Statement or require the Shareholder to suspend the use of the Prospectus for sales of Registrable Securities under an effective Registration Statement for a reasonable period of time not to exceed sixty (60) consecutive days or ninety (90) days in the aggregate in any twelve (12)-month period (a "Suspension Period") if the Company Board (or the executive committee thereof) determines in good faith that such filing, effectiveness or use would (i) require the public disclosure of material non-public information concerning any material transaction or negotiations involving the Company that would interfere with such material transaction or negotiations or (ii) otherwise materially interfere with material financing plans, acquisition activities or business activities of the Company; provided, that if at the time of receipt of such notice by the Shareholder, the Shareholder shall have sold all or a portion of the

  Registrable Securities (or have signed a firm commitment underwriting agreement with respect to the sale of such Registrable Securities) pursuant to an effective Registration Statement and the reason for the Suspension Period is not of a nature that would require a post-effective amendment to the Registration Statement, then, provided that the Shareholder has given the Company at least two (2) Business Days' notice prior to entering into such sale, the Company shall use its commercially reasonable efforts to take such action as to eliminate any restriction imposed by federal securities Laws by the time such Registrable Securities are scheduled to be delivered. Immediately upon receipt of a Suspension Notice, the Shareholder shall discontinue the disposition of Registrable Securities under an effective Registration Statement and Prospectus relating thereto until the Suspension Period is terminated.

          (b)   The Company agrees to promptly notify in writing the Shareholder, to the extent it still holds Registrable Securities, of the termination of a Suspension Period. After the expiration of any Suspension Period in the case of an effective Registration Statement, and without the need for any further request from the Shareholder, the Company shall, as promptly as reasonably practicable, prepare a post-effective amendment or supplement to such Registration Statement, the relevant Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Registration Statement or the Prospectus, as applicable, will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c)   If a Suspension Period occurs during the Effectiveness Period for a Registration Statement, such Effectiveness Period shall be extended for a number of days equal to the total number of days during which the distribution of Registrable Securities is suspended under this Section 2.4. If the Company notifies the Shareholder of a Suspension Period with respect to a Registration Statement requested pursuant to Section 2.1 (including a Demand Registration Request) that has not yet been filed or declared effective, (x) the Shareholder may by notice to the Company withdraw such request without such request counting as a Demand Registration Request and (y) the Shareholder will not be obligated to reimburse the Company for any of its out-of-pocket expenses, including Registration Expenses.

          (d)   Notwithstanding anything to the contrary contained in this Agreement, the Company may delay the filing or effectiveness of a Registration Statement or require the Shareholder to suspend the use of the Prospectus for sale of Registrable Securities under an effective Registration Statement: (i) during any of the Company's recurring quarterly earnings blackout periods, determined in accordance with such policy as the Company shall generally maintain and communicate to the Shareholder from time to time, and any such blackout period shall be deemed to constitute a Suspension Period hereunder but shall not be subject to, and shall not count against, the time periods in Section 2.4(a) or be subject to Section 2.4(c); and (ii) if, in the good faith determination of the Company, it is not feasible for the Company to proceed with the registration or offering because (x) audited financial statements of the Company, or (y) audited financial statements of any acquired company or pro forma financial statements that are required by the Securities Act to be included in any related registration statement or prospectus are then unavailable, until such time as such financial statements are prepared or obtained by the Company, and any delay or suspension shall be treated as a Suspension Period hereunder, except that it shall not be subject to, and shall not count against, the time periods in Section 2.4(a) or be subject to Section 2.4(c); provided that, with respect to clause (y), the Company shall use its reasonable best efforts to prepare or obtain the relevant acquired company or pro forma financial statements as quickly as reasonably practicable; and provided, further, that in no event will more than forty (40) days of the period from which such financial statements are required to be filed pursuant to

  Item 9.01 of Form 8-K be excluded from the time periods in Section 2.4(a) or be subject to Section 2.4(c).

        Section 2.5    Lock-Up Obligations.     To the extent reasonably requested by a managing underwriter, if any, of any underwritten Public Offering (including any Underwritten Block Trade) of the equity securities of the Company, the Shareholder and, if such offering is pursuant to Section 2.1 or Section 2.2, the Company, each hereby severally agree, (i) not to (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of) any shares of common stock of the Company or any other form of Capital Stock (collectively, the "Restricted Stock") (other than, in the case of the Company, the grant of equity awards with respect to, or the issuance of shares of Capital Stock under, any of the Company's bona fide equity incentive plans in existence at the start of the lock-up period specified in this Section 2.5), (B) enter into any swap or other derivatives transaction that transfers to another Person, in whole or in part, any of the economic benefits or risks of ownership of Restricted Stock, whether any such transaction described in clause (A) above or this clause (B) is to be settled by delivery of Restricted Stock or other securities, in cash or otherwise, or (C) publicly disclose the intention to do any of the foregoing, in each case, for a period specified by such managing underwriter or co-managing underwriter but no more than the ten (10) days prior to and the sixty (60) days (or ninety (90) days if reasonably requested by the managing underwriters) following the pricing date of the Public Offering of such securities.

        Section 2.6    Registration Procedures.     Whenever the Shareholder requests that any Registrable Securities be registered pursuant to Section 2.1 or Section 2.2, subject to the provisions of those Sections, the Company will use its commercially reasonable efforts to effect the registration and the offer and sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and shall, in connection with any such request, other than during any Suspension Period, use commercially reasonable efforts to:

          (a)   prepare and promptly file with the SEC a Registration Statement (or a prospectus supplement, as applicable) with respect to such securities and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter and remain effective for the period of the distribution contemplated thereby (but in no event longer than the Effectiveness Period) and at least three (3) Business Days (or, with regard to any Underwritten Block Trade, as soon as reasonably practicable) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (but, for the avoidance of doubt, not any documents incorporated by reference therein), or any related free writing prospectus, furnish to the Shareholder and the underwriter(s), if any, copies of all such documents proposed to be filed, and provide the Shareholder with the opportunity to object to any information pertaining to it and the plan of distribution that is contained therein;

          (b)   (i) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such free writing prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and any prospectus so supplemented to be filed pursuant to Rule 424 under the Securities Act in accordance with the Shareholder's intended method of disposition set forth in such Registration Statement for such period, and (ii) provide reasonable notice to the Shareholder and the managing underwriter(s), if any, to the extent that the Company determines that a post-effective amendment to a registration statement would be appropriate;

          (c)   furnish to the Shareholder and the underwriter(s), if any, without charge, such number of copies of the Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including each preliminary prospectus) and any other prospectuses filed under Rule 424 and each free writing prospectus as such Persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

          (d)   use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or "blue sky" Laws of such jurisdictions as the Shareholder or, in the case of a Public Offering, the managing underwriter reasonably shall request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Shareholder to consummate the disposition in such jurisdictions of the Registrable Securities Beneficially Owned by it; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e)   promptly notify the Shareholder and each managing underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto, any post-effective amendment to the Registration Statement or any free writing prospectus has been filed with the SEC and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, including copies of any and all transmittal letters and other correspondence with the SEC and all correspondence (including comment letters and a copy of the Company's draft responses thereto), from the SEC to the Company relating to such Registration Statement or any Prospectus or any amendment or supplement thereto (but not, for the avoidance of doubt, any documents incorporated by reference therein); (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state "blue sky" Laws of any jurisdiction or the initiation of any proceeding for such purpose.

          (f)    if at any time (A) any event or development shall occur or condition shall exist as a result of which the Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading, or (B) it is necessary to amend or supplement the Disclosure Package to comply with Law, the Company will promptly notify the Shareholder and each managing underwriter, if any, and promptly prepare and file with the SEC (to the extent required) and furnish to the Shareholder and each underwriter, if any, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package, as so amended or supplemented, will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading, or so that the Disclosure Package will comply with Law;

          (g)   use its commercially reasonable efforts to make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company's first full calendar quarter after the effective date of a Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

          (h)   use its commercially reasonable efforts to list the Registrable Securities covered by such Registration Statement on the New York Stock Exchange or any other national securities exchange selected by the Company;

          (i)    use its commercially reasonable efforts to cause its officers, employees and independent public accountants (in the case of the independent public accountants, subject to any applicable accounting guidance regarding their participation in the offering or the due diligence process) to participate in, make themselves reasonably available, supply such information as may reasonably be requested and to otherwise facilitate and cooperate with the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto, taking into account the Company's reasonable business needs;

          (j)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement (or the pricing date of the relevant offering);

          (k)   if the offering is underwritten pursuant to a Demand Registration Request, then at the request of the Shareholder, (i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the Shareholder reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities, (ii) use commercially reasonable efforts, subject to the Company's reasonable business needs, upon reasonable advance notice and without unduly interfering with the Company's business, to have members of its management participate in due diligence sessions and, in the case of marketed offerings and investor calls and "road shows" (to the extent reasonably determined by the underwriters to be necessary or desirable for a successful offering of the securities), and (iii) use commercially reasonable efforts to furnish to the underwriters a customary legal opinion and disclosure letter from counsel to the Company and customary comfort letters from the independent public accountants retained by the Company (and brought down to the closing under the underwriting agreement);

          (l)    in connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, and before filing any such Registration Statement or any other document in connection therewith, give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Shareholder or its legal counsel; participate in, and make documents available for, the reasonable and customary due diligence review of underwriters during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company; provided that (i) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by the Company and (ii) the Company may in its sole discretion restrict access to competitively sensitive or legally privileged documents or information;

          (m)  use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to use its commercially reasonable efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Shareholder of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

          (n)   otherwise use its commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC and reasonably cooperate with the Shareholder in the disposition of its Registrable Securities in accordance with the method of distribution described in the Prospectus included in any Registration Statement, such cooperation to include the endorsement and transfer of any certificates representing Registrable Securities (or a book-entry transfer to similar effect) transferred in accordance with this Agreement and delivery of any necessary instructions or opinions to the Company's transfer agent in order to cause the transfer agent to allow Shares to be sold from time to time as permitted by Law;

          (o)   take all reasonable action to ensure that any Free Writing Prospectus utilized in connection with any registration covered by Section 2.1 or Section 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby, will not conflict with a related Prospectus, prospectus supplement and related documents and, when taken together with the related Prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (p)   use its commercially reasonable efforts to cooperate with the managing underwriters, if any, the Shareholder and their respective counsel in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange or any other national securities exchange on which the Shares are listed; and

          (q)   pay the applicable filing fees covering the Registrable Securities in compliance with the SEC rules and to file such amendments or subsequent registration statements as may be required to maintain an effective registration statement for the relevant Effectiveness Period.

        Section 2.7    Effectiveness Period.     For purposes of this Article II, the period of distribution of Registrable Securities in a firm commitment Public Offering shall be deemed to extend until the earlier of (w) when each underwriter participating in the offering has completed the distribution of all securities of the Company purchased by it and (x) 180 days after the pricing of such offering, and the period of distribution of Registrable Securities pursuant to a Registration Statement for any other manner of distribution shall be deemed to extend, in the case of a Shelf Registration Statement, until the sale of all Registrable Securities covered thereby or, in the case of any other Registration Statement, the earlier of (y) the sale of all Registrable Securities covered thereby and (z) ninety (90) days after the effective date thereof (such period, including any extension pursuant to Section 2.4, the "Effectiveness Period").

        Section 2.8    Indemnification.

          (a)    Indemnification Rights.

              (i)  In the event of any registration or other offer and sale of any securities of the Company under the Securities Act pursuant to this Article II, the Company shall indemnify and hold harmless the Shareholder and each Person, if any, that controls the Shareholder within the meaning of Section 15 of the Securities Act (each a "controlling person"), their respective officers, directors, employees, stockholders, general and limited partners, members, Representatives and Affiliates, and each controlling person of each Affiliate of any of the foregoing Persons (each, a "Shareholder Registration Rights Indemnitee"), to the fullest extent lawful, from and against any and all Damages arising out of or based upon (A) any untrue statement of material fact (or alleged untrue statement of a material fact) contained in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus, or in any amendment or supplement thereto or (B) any omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to a Shareholder Registration Rights Indemnitee to the extent that any such Damages are arising out of or based upon any untrue statement or omission (or alleged untrue statement or omission) made in such Disclosure Package, Registration Statement, Prospectus (including any preliminary Prospectus), Free Writing Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information about the Shareholder furnished to the Company by or on behalf of the Shareholder expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of any Shareholder Registration Rights Indemnitee and shall survive the transfer of securities by the Shareholder.

             (ii)  The Shareholder shall indemnify and hold harmless the Company and each of its officers who execute any of the Company's filings with the SEC pursuant to the Exchange Act or the Securities Act, its directors, employees, stockholders, and each Person, if any, that controls the Company and each Affiliate of any of the foregoing Persons (each, a "Company Registration Rights Indemnitee"), to the fullest extent lawful, from and against any and all Damages arising out of or based upon (A) any untrue statement of material fact (or alleged untrue statement of a material fact) contained in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus or in any amendment or supplement thereto or (B) any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Shareholder expressly for use therein; provided, however, that in no event shall the obligations of the Shareholder hereunder exceed the net proceeds received by it from the sale of its Registrable Securities related to the matter in which Damages are sought. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of a Company Registration Rights Indemnitee and shall survive the Transfer of such securities by the Shareholder.

            (iii)  If the indemnification provided for in Section 2.8(a)(i) or Section 2.8(a)(ii) is unavailable to a Shareholder Registration Rights Indemnitee or a Company Registration Rights Indemnitee, as applicable, with respect to any Damages referred to therein or is unenforceable or insufficient to hold a Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, harmless as contemplated therein, then the Company or the Shareholder, as applicable, in lieu of indemnifying such Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, shall contribute to the amount paid or payable by such Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, as a result of such Damages in such proportion as is appropriate to reflect the relative fault of such Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, on the one hand, and the Company or the Shareholder, as applicable, on the other hand, in connection with the statements or omissions which resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the Company or the Shareholder, as applicable, on the one hand, and of a Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Company or the Shareholder, as applicable, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and the Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 2.8(a)(iii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.8(a)(iii). No Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company or the Shareholder, as applicable, if the Company or the Shareholder, as applicable, was not guilty of such fraudulent misrepresentation. Notwithstanding anything herein to the contrary, in no event shall the liability of the Shareholder pursuant to this Section 2.8(a)(iii) be greater in amount than the amount of net proceeds received by it from the sale of such Registrable Securities related to the matter in which indemnification or contribution for Damages are sought.

          (b)    Notice of Reg Rights Claim.

              (i)  As used in this Agreement, the term "Reg Rights Claim" means a claim for indemnification or contribution by or on behalf of any Company Registration Rights Indemnitee or Shareholder Registration Rights Indemnitee, as the case may be, for Damages under Section 2.8(a) (such Person making a Reg Rights Claim, a "Reg Rights Indemnified Person"). The Company (for its own Damages or for the Damages incurred by any other Company Registration Rights Indemnitee) or the Shareholder (for its own Damages or for the Damages incurred by any other Shareholder Registration Rights Indemnitee), as applicable, shall give notice of a Reg Rights Claim under this Agreement pursuant to a written notice of such Reg Rights Claim executed by the Company or the Shareholder, as applicable (a "Notice of Reg Rights Claim"), and delivered to the Company or the Shareholder, as applicable (such receiving party, the "Reg Rights Indemnifying Person"), promptly after such Reg Rights Indemnified Person becomes aware of the existence of any potential claim by such Reg Rights Indemnified Person for indemnification arising out of or resulting from any item indemnified pursuant to the terms of Section 2.8(a)(i) or Section 2.8(a)(ii); provided that the failure to timely give such notice shall not limit or reduce the Reg Rights Indemnified Person's right to indemnification hereunder unless (and then only to the extent that) the Reg Rights Indemnifying Person's defense of such Reg Rights Claim is materially and adversely prejudiced thereby.

             (ii)  Each Notice of Reg Rights Claim shall: (A) state the aggregate amount (where practicable) that the Reg Rights Indemnified Person has incurred or paid in Damages arising from such Reg Rights Claim (which amount may include the amount of Damages claimed by a third party in an action (a "Third-Party Reg Rights Claim") brought against such Reg Rights Indemnified Person based on alleged facts, which if true, would give rise to liability for Damages to such Reg Rights Indemnified Person); and (B) contain a brief description, in reasonable detail (to the extent reasonably available to the Reg Rights Indemnified Person) of the facts, circumstances or events giving rise to the alleged Damages based on the Reg Rights Indemnified Person's good faith belief and knowledge thereof, including the identity and address of any third party claimant (to the extent reasonably available to the Reg Rights Indemnified Person).

          (c)    Defense of Third-Party Reg Rights Claims.

              (i)  Subject to the provisions hereof, the applicable Reg Rights Indemnifying Person shall have the right (at its own expense) to elect to defend and assume control of the defense of any Third-Party Reg Rights Claim on behalf of a Reg Rights Indemnified Person, utilizing legal counsel reasonably acceptable to such Reg Rights Indemnified Person. In the event such election is made, the Reg Rights Indemnified Person (unless itself controlling the Third-Party Reg Rights Claim in accordance with this Section 2.8(c)) may participate, through counsel of its own choice and, except as provided herein, at its own expense, in the defense of any Third-Party Reg Rights Claim. The reasonable and documented costs and expenses incurred by the Reg Rights Indemnifying Person in connection with such defense (including reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be paid by the Reg Rights Indemnifying Person.

             (ii)  A Reg Rights Indemnifying Person shall not be entitled to assume control of such defense, and the applicable Reg Rights Indemnified Person may assume the control and defense thereof, at the sole expense of the applicable Reg Rights Indemnifying Person, if (A) the Reg Rights Claim relates to, or arises in connection with, any criminal or governmental proceeding, action, indictment, allegation or investigation, (B) the Reg Rights Claim seeks an injunction against the Reg Rights Indemnified Person, to the extent that such defense relates to the claim for such injunction, (C) a conflict of interest between the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person exists with respect to the Reg Rights Claim or the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person have one or more conflicting defenses, in the reasonable view of their respective counsel, or (D) the Reg Rights Indemnifying Person has elected to have the Reg Rights Indemnified Person defend, or assume the control and defense of, a Third-Party Reg Rights Claim in accordance with this Section 2.8(c); provided that in no event shall the Reg Rights Indemnifying Person be liable for the fees and expenses of more than one separate counsel for all Reg Rights Indemnified Persons, which counsel shall be selected by the Shareholder (in the case of the Shareholder Registration Rights Indemnitees) or by the Company (in the case of the Company Registration Rights Indemnitees).

            (iii)  Any party controlling the defense of any Third-Party Reg Rights Claim pursuant hereto shall: (A) conduct the defense of such Third-Party Reg Rights Claim with reasonable diligence and keep the other parties reasonably informed of material developments in the Third-Party Reg Rights Claim at all stages thereof (including by promptly providing the other parties with copies of material legal documents filed or received in connection therewith) and (B) permit the other parties and their counsel to confer on the conduct of the defense thereof. The parties not controlling the defense will render to the party controlling the defense such assistance as may be reasonably required in order to insure the proper and adequate defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the party controlling the defense in connection therewith. The Reg Rights Indemnifying Person shall reimburse the parties not controlling the defense for any reasonable and documented costs and expenses incurred in connection with providing such assistance. Notwithstanding anything to the contrary in this Agreement, no Party shall be required to disclose any information to the other Party or its Representatives, if doing so would be reasonably expected to violate any Law to which such Party is subject or could jeopardize (in the reasonable discretion of the disclosing Party) any attorney-client privilege available with respect to such information.

            (iv)  If the Reg Rights Indemnifying Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 2.8(c), the Reg Rights Indemnifying Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim on the Reg Rights Indemnified Person's behalf and without the consent of the Reg Rights Indemnified Person; provided that (A) such settlement shall not involve any injunctive relief binding upon the Reg Rights Indemnified Person or any of its Affiliates, and (B) such settlement expressly and unconditionally releases the Reg Rights Indemnified Person and the other applicable Reg Rights Indemnified Persons (that is, each of the Company Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Company Registration Rights Indemnitee, and each of the Shareholder Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Shareholder Registration Rights Indemnitee) from any and all liabilities with respect to such Third-Party Reg Rights Claim, with prejudice. If the Reg Rights Indemnified Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 2.8(c), the Reg Rights Indemnified Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim only with the consent of the Reg Rights Indemnifying Person (which consent shall not be unreasonably withheld, conditioned or delayed). No settlement by the Reg Rights Indemnified Person of such Third-Party Reg Rights Claim effected in accordance with this Section 2.8(c) shall limit or reduce the right of any Reg Rights Indemnified Person to indemnity hereunder for all Damages they may incur arising out of or resulting from the Third-Party Reg Rights Claim, to the extent such Damages are indemnifiable hereunder. As used in this Section 2.8(c)(iv), the term "settlement" refers to any consensual resolution of the claim in question, including by consent decree or by permitting any judgment or other resolution of a claim to occur without disputing the same, and the term "settle" has a corresponding meaning.

        Section 2.9    Free Writing Prospectuses.     Except for a Prospectus relating to Registrable Securities included in a Registration Statement, an "issuer free writing prospectus" (as defined in Rule 433 under the Securities Act) prepared by the Company or other materials prepared by Company, the Shareholder represents and agrees that it (a) will not make any offer relating to the Registrable Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a Free Writing Prospectus, and (b) will not distribute any written materials in connection with the offer or sale pursuant to a Registration Statement of Registrable Securities, in each case, without the prior written consent of the Company and, in connection with any Public Offering, the underwriters.

        Section 2.10    Information from and Obligations of the Shareholder.     The Company's obligation to include the Shareholder's Registrable Securities in any Registration Statement or Prospectus is contingent upon the Shareholder promptly:

          (a)   furnishing to the Company in writing information with respect to its ownership of Registrable Securities and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by Law for use in connection with a Registration Statement or Prospectus (or any amendment or supplement thereto) and all information required to be disclosed in order to make the information the Shareholder previously furnished to the Company not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to the Shareholder necessary in order to make the statements therein not misleading;

          (b)   complying with (i) the Securities Act and the Exchange Act, (ii) all applicable state securities Laws, (iii) the rules of any securities exchange or trading market on which the Shares are listed or traded and (iv) all other applicable regulations, in each case, in connection with the registration and the disposition of Registrable Securities;

          (c)   notifying the Company of the occurrence of any event that makes any statement made in a Registration Statement, Prospectus, issuer free writing prospectus or other Free Writing Prospectus regarding the Shareholder untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus, issuer free writing prospectus or other Free Writing Prospectus so that, in such regard, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading;

          (d)   providing the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus or Free Writing Prospectus;

          (e)   using commercially reasonable efforts to cooperate with the Company in preparing the applicable Registration Statement and any related Prospectus; and

          (f)    furnishing the Company with all information required to be included in such Registration Statement or Prospectus by applicable securities Laws in connection with the disposition of such Registrable Securities as the Company reasonably requests.

        Section 2.11    Rule 144 Reporting.     With a view to making available to the Shareholder the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to make and keep available adequate current public information, as defined in Rule 144(c), including all periodic and annual reports and other documents (other than Form 8-K reports) required of the Company under Sections 13 or 15(d) of the Exchange Act, and so long as the Shareholder Beneficially Owns any Registrable Securities or securities convertible into or exercisable for Registrable Securities, furnish to the Shareholder forthwith upon request (and all of the following shall be deemed furnished if available on the SEC's EDGAR system): a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.

        Section 2.12    Termination of Registration Rights.     Notwithstanding anything to the contrary contained herein, the registration rights granted under this Article II terminate and are of no further force and effect (other than Section 2.3 and Section 2.8), on the date on which there cease to be any Registrable Securities.

        Section 2.13    Transfer of Registration Rights.     Subject to Section 1.2, the Shareholder shall have the right to Transfer to any Person (such Person, a "Transferee Shareholder"), directly or indirectly, by written agreement, any or all of its rights and obligations granted under this Article II (and no other rights or obligations under this Agreement) in connection with a Transfer of all or a portion of its Registrable Securities to such Person; provided that (a) the Shareholder shall have the sole power to exercise the rights granted to the Shareholder under this Article II on behalf of any such Transferee Shareholder, and the Company shall not be obligated to take any action with respect to any Registrable Securities of any such Transferee Shareholder except upon notice and instructions by the Shareholder, (b) any notice or other communication by the Company to the Shareholder with respect to the matters governed by this Article II shall be deemed notice to a Transferee Shareholder with respect to any Registrable Securities held by such Transferee Shareholder, (c) no such Transfer shall increase the aggregate number of Demand Registrations that may be made under Section 2.1 by the Shareholder on behalf of itself or any such Transferee Shareholder to more than two (2) Demand Registrations in any twelve (12)-month period, (d) for purposes of this Article II, including, without limitation, any priority of inclusion or Underwriter Cutback, but not for purposes of determining whether the securities held by any Transferee Shareholder are Registrable Securities, all Registrable Securities held by such Transferee Shareholder shall be deemed held by the Shareholder, and (e) such Transferee Shareholder executes a joinder to this Agreement (a "Joinder"), in form and substance reasonably acceptable to the Company, pursuant to which (x) such Transferee Shareholder shall, following the applicable Transfer, become responsible for all obligations applicable to the Shareholder under this Article II with respect to the Registrable Securities Transferred to such Transferee Shareholder and (y) the Company shall acknowledge the rights of the Shareholder Transferee under this Article II. If the Shareholder Transfers only a portion of its Registrable Securities, the Shareholder shall retain all rights and obligations under this Agreement with respect to the portion of the Registrable Securities that it continues to hold following such Transfer.

 ARTICLE III
PREEMPTIVE RIGHTS

        Section 3.1    General.     From the Closing Date until the Expiration Date, the Company shall not issue any New Securities to any Person, except in compliance with the provisions of this Article III.

        Section 3.2    Timing and Procedure.     Prior to the consummation of the issuance of New Securities, the Company shall send a written notice thereof (a "Participation Notice") to the Shareholder. The Participation Notice shall include:

          (a)   the principal terms of the proposed issuance, including (i) the number and kind of New Securities to be included in the issuance, (ii) the price per security of the New Securities, (iii) the percentage equal to the number of Shares immediately prior to the issuance of the New Securities divided by the aggregate number of the shares of common stock of the Company then issued and outstanding (the "Participation Percentage"), and (iv) the name of each Person to whom the New Securities are proposed to be issued (each a "Prospective Subscriber"); provided that, if the consideration to be paid by the Prospective Subscriber for the New Securities contains non-cash consideration, then the Participation Notice shall also specify the fair market value (as reasonably determined by the Company Board) of such non-cash consideration; and

          (b)   an offer by the Company to issue to the Shareholder such portion (not in any event to exceed the Shareholder's Participation Percentage) of the New Securities to be included in the issuance as may be requested by the Shareholder (the "Preemptive Rights Shares"), at the same price and otherwise on the same terms and conditions as the issuance to each of the Prospective Subscribers; provided that, if consideration to be paid by the Prospective Subscriber for the New Securities contains non-cash consideration, then such offer shall give the Shareholder the option to pay, in lieu of delivery of such non-cash consideration, cash in the amount of the fair market value (as reasonably determined by the Company Board) of such non-cash consideration; and provided, further, that, if the issuance of the Preemptive Rights Shares to the Shareholder would require approval of the stockholders of the Company pursuant to the NYSE Rule, such offer and any issuance of the Preemptive Rights Shares shall be conditioned on such stockholder approval being obtained (it being agreed that the Company shall not issue New Securities to any Person if such stockholder approval is not obtained).

        Section 3.3    Exercise of Rights.     If the Shareholder desires to accept the offer contained in the Participation Notice, it shall send an irrevocable commitment (each a "Participation Commitment") to the Company within ten (10) Business Days after the date of delivery of the Participation Notice specifying the amount or proportion of the Preemptive Rights Shares (not in any event to exceed the Shareholder's Participation Percentage) which it desires to be issued. If the Shareholder has not so accepted such offer pursuant to the foregoing sentence, it shall be deemed to have irrevocably waived its right under this Article III and the Company shall thereafter be free to issue the New Securities to the Prospective Subscribers within one hundred and twenty (120) days following the date of the Participation Notice on terms not materially more favorable to the Prospective Subscribers than those set forth in the Participation Notice, without any further obligation to the Shareholder. If the Company has not completed the sale of the New Securities in accordance with the foregoing sentence, the Company shall provide a new Participation Notice to the Shareholder on the terms and provisions set forth in Section 3.2.

        Section 3.4    Closing of Preemptive Issuance.     The closing of an issuance pursuant to this Article III shall take place at such time and place as the Company shall specify by notice to the Shareholder given not less than three (3) Business Days prior to the closing of the issuance. At the closing of any issuance under this Article III, the Company shall deliver to the Shareholder the originals of notes, certificates or other instruments evidencing the New Securities issued to the Shareholder, in each case, free and clear of any liens or encumbrances, with any transfer tax stamps affixed (if applicable), against delivery by the Shareholder of the applicable consideration.

        Section 3.5    Reduction of Preemptive Issuance.     Notwithstanding anything in this Article III to the contrary, if the amount of New Securities to be issued is for any reason less than the amount that was initially proposed to be issued as indicated in the Participation Notice, the Company may (whether before or after the Shareholder has delivered a Participation Commitment to the Company) decrease the number of Preemptive Rights Shares that the Shareholder is entitled to subscribe for or purchase pursuant to this Article III to an amount not less than the amount necessary to allow the Shareholder to maintain (but not exceed) its Participation Percentage after giving effect to the issuance of the applicable New Securities.

        Section 3.6    Exclusions.     The preceding provisions of this Article III shall not apply to:

          (a)   any issuance of New Securities to officers, employees, directors, advisors or consultants of the Company or any subsidiary of the Company, in each case, in connection with their compensation or employment as such;

          (b)   any issuance of New Securities in a Public Offering (which, for the avoidance of doubt, shall be governed by the provisions of Article II);

          (c)   any pro rata dividend of New Securities made to all holders of the common stock of the Company; or

          (d)   for the avoidance of doubt, any issuance of New Securities in connection with the transactions contemplated by the Merger Agreement.

ARTICLE IV
BOARD OF DIRECTORS

        Section 4.1    Increase in the Company Board Size.     Effective on the date of this Agreement, the Company has increased the number of Directors constituting the Company Board from eight (8) to eleven (11) and has elected the following Persons to serve as new Directors in the class of Directors and the committee of the Company Board, in each case, as identified below:2

Name of Director	Class of Directors to Serve in	Board Committee(s) to serve in
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]

        Section 4.2    Right of Shareholder to Nominate Directors.     From the Closing Date until the Expiration Date, the Shareholder shall have the right to nominate to the Company Board: (a) if the total number of Directors constituting the Company Board is less than fourteen (14), three (3) Directors; (b) if the total number of Directors constituting the Company Board is fourteen (14), four (4) Directors; and (c) if the total number of Directors constituting the Company Board is greater than fourteen (14), a number of Directors equal to such total number of Directors multiplied by 27%, rounding down in the case of any fractional number (each, an "AS Nominee" and, after being elected to the Company Board, an "AS Director"). For example, if the size of the Company Board is increased to nineteen (19), then the Shareholder shall be entitled to nominate five (5) Directors to the Company Board. If the number of AS Directors is three (3), each AS Director shall serve in a different class of Directors. If the number of AS Directors is greater than three (3), no more than two (2) AS Directors

2
Note to Draft: To be determined prior to the Effective Time.

shall serve in any class of Directors. The Shareholder shall have the right to nominate the AS Nominees from its Affiliates.

        Section 4.3    Election of AS Directors to the Board.     Following the Closing Date, to the extent that an AS Nominee must stand for election or an AS Director must stand for reelection, as the case may be, to the Company Board in connection with any annual or special meeting of stockholders of the Company at which Directors are to be elected (each such annual or special meeting, an "Election Meeting"), subject to the first sentence of Section 4.5(a), the Company agrees to (a) nominate and recommend that the holders of Capital Stock of the Company who are entitled to vote at such Election Meeting vote in favor of the election of such AS Nominees or the reelection of such AS Directors, as the case may be, (b) support the AS Nominees for election or the AS Directors for reelection, as the case may be, in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees and (c) otherwise use its commercially reasonable efforts to cause the election of the AS Nominees or the reelection of the AS Directors, as the case may be, to the Company Board at each Election Meeting.

        Section 4.4    Proxy or Information Statement.     Within a reasonable time prior to the filing with the SEC of the Company's proxy statement or information statement with respect to any Election Meeting, the Company shall, to the extent the Shareholder is then entitled to representation on the Company Board in accordance with this Agreement, provide the Shareholder with the opportunity to review and comment on the information contained in such proxy or information statement applicable to AS Nominees or AS Directors and shall take into account all reasonable comments from the Shareholder.

        Section 4.5    Qualification and Replacements of AS Directors.

          (a)   Each AS Director shall at all times until cessation of service on the Company Board meet any (x) applicable requirements or qualifications under applicable Law or applicable stock exchange rules and (y) the Company's standard qualifications for Directors. Notwithstanding anything set forth to the contrary in the Charter or the Bylaws, if an AS Director (i) is unable or unwilling to serve as a Director for any reason, (ii) is removed (upon death, resignation or otherwise), (iii) in the event that an AS Director or an AS Nominee, as the case may be, fails to be reelected or elected, as the case may be, at an Election Meeting solely as a result of failing to receive the required vote of the holders of voting Capital Stock as required by the Charter and the Bylaws, the Shareholder shall have the exclusive right to submit the name of a replacement candidate for such AS Director or AS Nominee, as the case may be (a "Replacement"), to the Governance Committee of the Company for its approval. If so approved, such Replacement shall serve as the AS Nominee for election in the same class of Directors on the Company Board as the AS Director or AS Nominee for which such Person serves as a Replacement. For each proposed Replacement that is not approved by the Company, the Shareholder shall have the right to submit another proposed Replacement to the Governance Committee for its approval on the same basis as set forth in the immediately preceding sentence and, for the avoidance of doubt, the Company shall not fill the vacancy on the Company Board during any period in which the appointment of an AS Director is pending without the prior written consent of the Shareholder. The Shareholder shall have the right to continue submitting the name of a proposed Replacement to the Governance Committee for its approval until the Governance Committee approves that a Replacement may serve as a nominee for election or appointment as a Director or to serve as a Director, whereupon such Person shall be appointed as the Replacement. To the extent a Replacement is nominated pursuant to this Section 4.5(a), the Company's obligations under Section 4.3 shall be fulfilled with respect to such Replacement.

          (b)   If any AS Director is serving on the Company Board on the Expiration Date, the Shareholder shall use its commercially reasonably efforts to cause such AS Director to promptly tender his or her resignation to the Company Board, which resignation the Governance Committee shall determine to accept or reject in its sole discretion.

        Section 4.6    Board Committee Representation.     So long as the Shareholder has the right to nominate Directors to the Company Board in accordance with the terms of this Agreement, the Shareholder shall have the right to require that one AS Director be appointed to each of the committees of the Company Board, subject to applicable requirements or qualifications under applicable Law or applicable stock exchange rules (including with respect to director independence); provided that the Shareholder shall not have any right to require that any AS Director be appointed as the chair of any committee of the Company Board; and provided, further, that the identity of the particular AS Director appointed to each particular committee shall be subject to the reasonable mutual agreement of the Shareholder and the Company Board.

        Section 4.7    Rights of the AS Directors.

          (a)   The Company shall notify each AS Director, at the same time and in the same manner as such notification is delivered to the other members of the Company Board, of all regular meetings and special meetings of the Company Board and of all regular and special meetings of any committee of the Company Board of which such AS Director is a member. The Company and the Company Board shall provide each AS Director with copies of all notices, minutes, consents and other material that it provides to all other members of the Company Board concurrently as such materials are provided to the other members.

          (b)   Each AS Director shall be entitled to the same directors' and officers' insurance coverage as the other Directors and the same indemnification from the Company as such other Directors, in each case, effective no later than the date on which such AS Director joins the Company Board. If the Company enters into indemnification agreements with its Directors generally, the Company will enter into an indemnification agreement with each AS Director in the same form and substance as the other Directors.

        Section 4.8    No duty for Corporate Opportunities.     Notwithstanding anything to the contrary in this Agreement or in any policy or code of the Company, the Company, on behalf of itself and its subsidiaries, (a) acknowledges and affirms that the Shareholder and its Affiliates, employees, directors, partners and members, including any AS Director (the "AS Group"), (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities ("Other Investments"), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its subsidiaries that may, are or will be competitive with the Company's or any of its subsidiaries' businesses or that could be suitable for the Company's or any of its subsidiaries' interests, (ii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, Other Investments, (iii) may develop or become aware of business opportunities for Other Investments; and (iv) may or will, as a result of matters referred to in this Agreement, the nature of the AS Group's businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments) or any other opportunities, in each case, that may arise in connection with the circumstances described in the foregoing clauses (i) - (iv) (collectively, the "Renounced Business Opportunities"), (c) acknowledges and affirms that no member of the AS Group shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its subsidiaries, and any member of the AS Group may pursue a Renounced Business Opportunity, and (d) acknowledges and affirms that any of the activities set forth in this Section 4.8 shall not be considered a violation of any policies and codes of the Company. Notwithstanding the foregoing, the Company does not renounce its interest in, and an AS Director shall have an obligation to communicate to the Company Board, any business opportunity of which such AS Director first became aware in his or her capacity as a Director.

ARTICLE V
VOTING RIGHTS

        Section 5.1    General.     Until the later of the Expiration Date and such time that the Shareholder continues to have an AS Director on the Company Board in accordance with Section 4.5(b), the Shareholder and any Affiliate Shareholder (i) shall attend, in person or by proxy, all meetings of the stockholders of the Company and shall vote all the Shares Beneficially Owned by the Shareholder or any Affiliate Shareholder, and (ii) shall deliver (or cause to be delivered) written consents for all the Shares Beneficially Owned by the Shareholder or any Affiliate Shareholder on any matter submitted for the written consent of the stockholders of the Company, in each case (i) and (ii), in the following manner:

          (a)   with respect to any matter relating to (A) the election or removal of Directors to or from the Company Board, (B) compensation of directors, officers or other employees of the Company (including say-on-pay matters and option grants) and (C) the engagement of accountants, as recommended by the Company Board; and

          (b)   with respect to any other matter (other than any Extraordinary Transaction), at the Shareholder's or Affiliate Shareholder's discretion, either (i) as recommended by the Company Board or (ii) in the same proportion in which all shares of Capital Stock entitled to vote or consent, as applicable, on such matter (other than the Shares Beneficially Owned by the Shareholder or any Affiliate Shareholder) that voted or submitted a written consent on such matter, as applicable, are actually voted or consented, as applicable.

        Section 5.2    Extraordinary Transactions.

          (a)   Neither the Shareholder nor any Affiliate Shareholder shall have an obligation to vote its shares or submit written consents in any prescribed manner in the case of any Extraordinary Transaction. For the avoidance of doubt, nothing in this Article V shall (i) restrict the Shareholder's or any Affiliate Shareholder's ability to tender any of its Shares into a tender or exchange offer (regardless of whether or not the Company Board has recommended such tender or exchange offer) or (ii) be considered a waiver of any appraisal or dissenters' rights with respect to any Extraordinary Transaction that the Shareholder or any Affiliate Shareholder may be entitled to under any applicable Law.

          (b)   For the avoidance of doubt, nothing in this Article V shall require the Company Board to submit to a vote or written consent of the holders of any Capital Stock any matter that is not required to be submitted to such a vote or written consent by applicable Law.

        Section 5.3    Standstill.     From the Closing until the date that is three (3) months following the Expiration Date, unless approved in writing by a majority of the Company Board (excluding the AS Directors), none of the Shareholder, any Affiliate Shareholder or American Securities shall, and American Securities shall cause its controlled Affiliates not to:

          (a)   other than pursuant to Article III, acquire additional shares of common stock of the Company or any instruments convertible into or exercisable or exchangeable for common stock of the Company (including any options, swaps or other derivatives relating thereto), including any economic or voting interest in any of the foregoing;

          (b)   propose to acquire the Company or take other actions to seek control of the Company, or to control or influence the Company Board or the management or policies of the Company, other than a private offer to the Company Board to acquire control of the Company made in a manner that would not reasonably be expected to require public disclosure by the Company, American Securities or any controlled Affiliate of American Securities (including in any Schedule 13D filed by American Securities or any controlled Affiliate of American Securities);

  provided that, in the event the Company Board rejects any such offer, American Securities shall, or shall cause its applicable controlled Affiliate to, promptly withdraw such offer;

          (c)   make any public announcement with respect to, or submit a proposal for, any Extraordinary Transaction (provided that the Shareholder and any Affiliate Shareholder shall have the right to vote its Shares with respect to any Extraordinary Transaction in its discretion);

          (d)   initiate or participate in proxy contests or other solicitations or campaigns seeking to replace, remove or oppose the election of any Director or other proxy contests, solicitations or campaigns with respect to governance or the operation of the business of the Company or its subsidiaries, including any Extraordinary Transaction or other proposals that do not have the support of the Company Board (provided that the Shareholder and any Affiliate Shareholder shall have the right to vote its Shares with respect to any Extraordinary Transaction in its discretion);

          (e)   solicit, or participate in any solicitation of, proxies with respect to any Capital Stock, or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A of the Exchange Act) in opposition to any matter that has been recommended by a majority of the Company Board or in favor of any matter that has not been approved by a majority of the Company Board;

          (f)    execute, or seek or solicit support for (whether publicly or privately), any written consent of stockholders with respect to the Company or the Shares;

          (g)   seek (i) to call a meeting of holders of shares of common stock of the Company, (ii) to obtain additional representation on the Company Board (other than as a result of an increase in the size of the Company Board and pursuant to Section 4.2) or (iii) the removal or resignation of any of the Directors (other than any AS Director);

          (h)   deposit any Shares in any voting trust or subject any Shares to any voting arrangement (other than solely among the Shareholder and/or any Affiliate Shareholder(s));

          (i)    (A) enter into any substantive discussions or arrangements with, or actively assist or encourage, any third party with respect to any of the activities in clauses (a), (f) or (h), (B) enter into any discussions or arrangements with, or actively assist or encourage, any third party with respect to any of the activities in clauses (b), (c), (d), (e) or (g), or (C) otherwise form or join a Group in connection with any of the foregoing in clauses (a) through (h); or

          (j)    seek an amendment of this Agreement or waiver, in each case, with respect to, or propose to do, any of the foregoing in clauses (a) through (i). For the avoidance of doubt, nothing in this Section 5.3 shall restrict any actions taken by any AS Director at any meeting of the Company Board while exercising his or her fiduciary duties in his or her performance as a director.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

        Section 6.1    Representations and Warranties of the Company.

        The Company hereby represents and warrants to the Shareholder that:

          (a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b)   The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary corporate action, and no other corporate action or proceeding on the part of the Company is necessary to authorize this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by each other Party, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at Law.

          (c)   The execution and delivery of this Agreement by the Company does not, and the performance of the Company's obligations hereunder will not, (i) conflict with or violate any provision of the Company's organizational documents, (ii) conflict with or violate any Law applicable to the Company or (iii) conflict with or violate any provisions of any contracts or agreements to which the Company is party or by which the Company is bound.

        Section 6.2    Representations and Warranties of the Shareholder.

        The Shareholder hereby represents and warrants to the Company that:

          (a)   The Shareholder is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b)   The Shareholder has all requisite partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Shareholder has been duly and validly authorized by all necessary partnership action, and no other partnership or similar proceeding on the part of the Shareholder is necessary to authorize this Agreement. This Agreement has been duly executed and delivered by the Shareholder and, assuming due authorization, execution and delivery by the other Parties, constitutes a legally valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at Law.

          (c)   The execution and delivery of this Agreement by the Shareholder does not, and the performance of the Shareholder's obligations hereunder will not, (i) conflict with or violate any provision of the Shareholder's organizational documents, (ii) conflict with or violate any Law applicable to the Shareholder or (iii) conflict with or violate any provisions of any contracts or agreements to which the Shareholder is party or by which the Shareholder is bound.

          (d)   No limited partner of the Shareholder owns more than 10% of the partnership interests of the Shareholder.

        Section 6.3    Representations and Warranties of each Affiliate Shareholder.

        Each Affiliate Shareholder hereby represents and warrants to the Company that:

          (a)   Such Affiliate Shareholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

          (b)   Such Affiliate Shareholder has all requisite corporate or similar power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Affiliate Shareholder has been duly and validly authorized by all necessary corporate or similar action, and no other corporate or similar proceeding on the part of such Affiliate Shareholder is necessary to authorize this Agreement. This Agreement has been duly executed and delivered by such Affiliate Shareholder and, assuming due authorization, execution and delivery by the other Parties, constitutes a legally valid and binding obligation of such Affiliate Shareholder, enforceable against such Affiliate Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at Law.

          (c)   The execution and delivery of this Agreement by such Affiliate Shareholder does not, and the performance of such Affiliate Shareholder's obligations hereunder will not, (i) conflict with or violate any provision of such Affiliate Shareholder's organizational documents, (ii) conflict with or violate any Law applicable to such Affiliate Shareholder or (iii) conflict with or violate any provisions of any contracts or agreements to which such Affiliate Shareholder is party or by which such Affiliate Shareholder is bound.

        Section 6.4    Representations and Warranties of American Securities.

        American Securities hereby represents and warrants to the Company that:

          (a)   American Securities is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York.

          (b)   American Securities has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by American Securities has been duly and validly authorized by all necessary corporate or similar action, and no other corporate or similar proceeding on the part of American Securities is necessary to authorize this Agreement. This Agreement has been duly executed and delivered by American Securities and, assuming due authorization, execution and delivery by the other Parties, constitutes a legally valid and binding obligation of American Securities, enforceable against American Securities in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at Law.

          (c)   The execution and delivery of this Agreement by American Securities does not, and the performance of American Securities' obligations hereunder will not, (i) conflict with or violate any provision of American Securities' organizational documents, (ii) conflict with or violate any Law applicable to American Securities or (iii) conflict with or violate any provisions of any contracts or agreements to which American Securities is party or by which American Securities is bound.

ARTICLE VII
TERMINATION

        Section 7.1    Termination.     This Agreement, other than Article II, shall terminate upon the earlier of (a) the date that is three (3) months following the Expiration Date and (b) the mutual written agreement of the Shareholder and the Company. The provisions of Article II shall terminate upon the earlier of (a) the time when there are no longer any Registrable Securities and (b) the mutual written agreement of the Shareholder and the Company.

        Section 7.2    Effect of Termination; Survival.     In the event of any termination of this Agreement pursuant to the first sentence of Section 7.1, this Agreement shall be terminated, and there shall be no further liability or obligation hereunder on the part of any Party, other than this Section 7.2 and Article VIII, which provisions shall survive such termination; provided, however, that nothing contained in this Agreement (including this Section 7.2) shall relieve a Party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent occurring prior to such termination.

 ARTICLE VIII
GENERAL PROVISIONS

        Section 8.1    Confidential Information.     The Shareholder and each Affiliate Shareholder shall hold, in strict confidence, and shall not disclose to any Person, unless and to the extent disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, "Confidential Information") concerning the Company and its subsidiaries furnished to it by Company or its Representatives pursuant to this Agreement (except (a) to the extent such Confidential Information can be shown to have been (i) previously known by the Shareholder or such Affiliate Shareholder on a non-confidential basis, (ii) in the public domain through no breach of the Shareholder or any Affiliate Shareholder of any of the confidentiality obligations to the Company, (iii) later acquired by the Shareholder or such Affiliate Shareholder from other sources not known by the Shareholder or such Affiliate Shareholder, after reasonable inquiry, to be subject to a duty of confidentiality with respect to such Confidential Information, and (b) Confidential Information may be disclosed by the Shareholder or such Affiliate Shareholder to its officers, directors, employees, partners, accountants, lawyers or other professional advisors to the extent any such Person needs to know such information in connection with (i) the management of the investment of the Shareholder and the Affiliate Shareholders in the Company or (ii) any offerings under Article II; provided that the Shareholder or such Affiliate Shareholder informs any such Person that such information is confidential. If disclosure is required by judicial or administrative process or by any other requirement of Law, the Shareholder shall provide the Company with prompt written notice to the extent permissible by Law, together with a copy of any material proposed to be disclosed, so that the Company may (a) seek, at the Company's expense, an appropriate protective order or other appropriate relief (and the Shareholder and the Affiliate Shareholders shall reasonably cooperate with the Company, at the Company's expense, to obtain such order or relief), or (b) if the Company so elects, waive compliance with the provisions of this Section 8.1.

        Section 8.2    Fees and Expenses; Tax Treatment.     Except as otherwise expressly provided herein or in the Merger Agreement, all expenses incurred by the Parties in connection with the negotiation, execution and delivery of this Agreement will be borne solely and entirely by the Party incurring such expenses. The Company shall, and shall cause its applicable subsidiaries, not to take any action that could reasonably be expected to prevent the Merger from constituting a taxable transaction to the Shareholder pursuant to Section 1001 of the United States Internal Revenue Code of 1986, as amended. The Company shall report the Merger as a taxable transaction and not take any position inconsistent with such treatment on any Tax Return, in connection with any audit or other legal proceeding or otherwise, unless required by a determination of the applicable Governmental Authority that is final.

        Section 8.3    Notices.     All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, upon delivery by an internationally recognized overnight courier service, upon delivery by facsimile transmission (solely with confirmation of receipt and with a confirmatory copy sent by an internationally recognized overnight courier service) or by email transmission (upon sending, so long as the sender of such email does not receive an automatic reply from the recipient's email server indicating the recipient did not receive such email) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.3):

  If to the Company, addressed to it at:

    American Axle & Manufacturing Holdings, Inc.
    One Dauch Drive
    Detroit, Michigan 48211-1198
    Attention:    David E. Barnes
    Facsimile:    (313) 758-3897
    Email:         David.Barnes@aam.com

  with a copy (which shall not constitute notice) to:

    Shearman & Sterling LLP
    599 Lexington Avenue
    New York, New York 10022
    Attention:    Scott Petepiece
                          Daniel Litowitz
    Facsimile:    (212) 848-7179
    Email:         spetepiece@shearman.com
                         daniel.litowitz@shearman.com

  If to the Shareholder or any Affiliate Shareholder, addressed to it at:

    c/o American Securities LLC
    299 Park Avenue, 34th Floor
    New York, NY 10171
    Attention:    Eric Schondorf, Esq. / Kevin Penn
    Facsimile:    (212) 697-5524
    Email:         eschondorf@american-securities.com
                         kpenn@american-securities.com

  with a copy (which shall not constitute notice) to:

    Weil, Gotshal & Manges LLP
    767 Fifth Avenue
    New York, NY 10153
    Attention:    Michael E. Lubowitz
    Facsimile:    (212) 310-8007
    Email:         michael.lubowitz@weil.com

  If to American Securities, addressed to it at:

    American Securities LLC
    299 Park Avenue, 34th Floor
    New York, NY 10171
    Attention:    Eric Schondorf, Esq. / Kevin Penn
    Facsimile:    (212) 697-5524
    Email:         eschondorf@american-securities.com
                         kpenn@american-securities.com

  with a copy (which shall not constitute notice) to:

    Weil, Gotshal & Manges LLP
    767 Fifth Avenue
    New York, NY 10153
    Attention:    Michael E. Lubowitz
    Facsimile:    (212) 310-8007
    Email:         michael.lubowitz@weil.com

        Section 8.4    Definitions.     For purposes of this Agreement, the following terms have the meanings indicated:

        "Action" means any litigation, suit, claim, action, proceeding, arbitration, mediation, hearing, inquiry or investigation (in each case, whether civil, criminal or investigative).

        "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person, for so long as such Person remains so affiliated to the specified Person. For purposes of this definition, "control" (including the terms control, controlled by or common control) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that no portfolio company of the Shareholder shall be deemed to be an "Affiliate" of the Shareholder; and provided, further, that the "controlled Affiliates" of American Securities shall be deemed to include American Securities Partners VI, L.P. and successor and predecessor private equity funds.

        "Affiliate Shareholder" has meaning set forth in Section 1.1(b).

        "Agreement" has the meaning set forth in the preamble to this Agreement.

        "American Securities" has meaning set forth in the preamble to this Agreement.

        "AS Director" has meaning set forth in Section 4.2.

        "AS Group" has meaning set forth in Section 4.8.

        "AS Nominee" has meaning set forth in Section 4.2.

        "ASR Eligible" means the Company meets or is deemed to meet the eligibility requirements to file an ASRS as set forth in General Instruction I.D. to Form S-3.

        "ASRS" means an "automatic shelf registration statement" as defined in Rule 405 promulgated under the Securities Act.

        "Beneficial Ownership" and related terms such as "Beneficially Owned" or "Beneficial Owner" have the meaning given such terms in Rule 13d-3 under the Exchange Act and a Person's Beneficial Ownership of Capital Stock shall be calculated in accordance with the provisions of such Rule.

        "Business Day" means any day other than a day on which the SEC is closed.

        "Bylaws" means the Second Amended and Restated By-Laws of the Company, dated as of July 28, 2016, as may be amended from time to time.

        "Capital Stock" means any and all shares of common stock, preferred stock or other forms of equity authorized and issued by the Company (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps).

        "Charter" means the Company's Certificate of Incorporation, dated January 22, 1999, as may be amended from time to time.

        "Closing" has the meaning ascribed to such term in the Merger Agreement.

        "Closing Date" has the meaning ascribed to such term in the Merger Agreement.

        "Company" has the meaning set forth in the preamble to this Agreement.

        "Company Board" means the Board of Directors of the Company.

        "Company Registration Rights Indemnitee" has the meaning set forth in Section 2.8(a)(ii).

        "Confidential Information" has the meaning set forth in Section 8.1.

        "Confidentiality Agreement" means that certain Confidentiality Agreement, dated August 23, 2016, by and among the Company, MPG and, with respect to the standstill provisions therein, American Securities LLC.

        "controlling person" has the meaning set forth in Section 2.8(a)(i).

        "Damages" means any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities, judgments, and reasonable and documented out-of-pocket expenses incurred or paid, including reasonable attorneys' fees, costs of investigation or settlement, other professionals' and experts' fees, court or arbitration costs, but specifically excluding consequential damages, lost profits and indirect damages and punitive damages, exemplary damages and any taxes incurred as a result of any recovery received.

        "Delaware Law" means the Delaware General Corporation Law.

        "Demand Registration" has the meaning set forth in Section 2.1(a).

        "Demand Registration Request" has the meaning set forth in Section 2.1(a).

        "Director" means a director of the Company.

        "Disclosure Package" means, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus, and (iii) all other information, in each case, that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of Registrable Securities at the time of sale of such securities.

        "Effectiveness Period" has the meaning set forth in Section 2.7.

        "Effective Time" has the meaning ascribed to such term in the Merger Agreement.

        "Election Meeting" has the meaning set forth in Section 4.3.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

        "Exempt Person" means, collectively, a Person named on Schedule B attached hereto, together with such Person's controlled Affiliates.

        "Expiration Date" means the date at which the Shareholder and any Affiliate Shareholders cease to Beneficially Own, in the aggregate, at least seven and one-half percent (7.5%) of the outstanding shares of common stock of the Company.

        "Extraordinary Transaction" means, in respect of any matter that is submitted to a vote of the holders of voting Capital Stock, (i) any amendments to the Charter or the Bylaws, (ii) any recapitalization, restructuring or similar transaction or series of transactions involving the Company, (iii) any dissolution or complete or partial liquidation, or similar arrangement, of the Company, (iv) any merger, consolidation or other business combination of the Company, (v) any issuance of any Capital Stock, (vi) any transaction with an "interested stockholder" (as such term is defined in Section 203 of Delaware Law), (vii) any ratification of a "defective corporate action" (as such term is defined in Section 205 of Delaware law) or (viii) any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company to any third party.

        "FINRA" means the Financial Industry Regulatory Authority, Inc. or any successor regulatory organization.

        "Former Affiliate" has meaning set forth in Section 1.1(b).

        "Free Writing Prospectus" means any "free writing prospectus" as defined in Rule 405 promulgated under the Securities Act relating to the Registrable Securities included in the applicable Registration Statement that has been approved for use by the Company.

        "Governance Committee" means the Nominating/ Corporate Governance Committee of the Company.

        "Governmental Authority" means any federal, national, foreign, supranational, state, provincial, county, local or other government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction.

        "Group" means a group within the meaning of Section 13d-3 of the Exchange Act.

        "issuer free writing prospectus" has the meaning set forth in Section 2.9.

        "Joinder" has the meaning set forth in Section 2.13.

        "Law" means any U.S. or non-U.S. federal, state, local, national, supranational, foreign or administrative law (including common law), statute, ordinance, regulation, requirement, regulatory interpretation, rule, code or Order.

        "Merger Agreement" has the meaning set forth in the recitals to this Agreement.

        "Merger Sub" has the meaning set forth in the recitals to this Agreement.

        "MPG" has the meaning set forth in the recitals to this Agreement.

        "New Securities" means new shares of common stock of the Company, or any instrument convertible into or exercisable or exchangeable for common stock of the Company (including any options or swaps).

        "Notice of Reg Rights Claim" has the meaning set forth in Section 2.8(b)(i).

        "Notice of Suspension" has the meaning set forth in Section 2.4(a).

        "NYSE Rule" means Rule 312 of the New York Stock Exchange Listed Company Manual or any successor rule thereof, or any similar rule of any other national securities exchange on which New Securities will be listed.

        "Order" means any order (temporary or otherwise), judgment, injunction, award, decision, determination, stipulation, ruling, subpoena, writ, decree or verdict entered by or with any Governmental Authority.

        "Other Investments" has meaning set forth in Section 4.8.

        "Participation Commitment" has the meaning set forth in Section 3.3.

        "Participation Notice" has the meaning set forth in Section 3.2.

        "Participation Percentage" has the meaning set forth in Section 3.2(a).

        "Party" and "Parties" have the meanings set forth in the preamble to this Agreement.

        "Person" means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, syndicate, person (as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity, Governmental Authority or other organization of any kind.

        "Preemptive Rights Shares" has the meaning set forth in Section 3.2(b).

        "Primary Registration Statement" has the meaning set forth in Section 2.2.

        "Prospective Subscriber" has the meaning set forth in Section 3.2(a).

        "Prospectus" means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference, or deemed to be incorporated by reference, into such prospectus.

        "Public Offering" means an underwritten public offering of the Shares pursuant to an effective registration statement under the Securities Act, other than (i) pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act or (ii) in connection with an offering of subscription rights.

        "Reg Rights Claim" has the meaning set forth in Section 2.8(b)(i).

        "Reg Rights Indemnified Person" has the meaning set forth in Section 2.8(b)(i).

        "Reg Rights Indemnifying Person" has the meaning set forth in Section 2.8(b)(i).

        "Registrable Securities" means the Shares held by the Shareholder, any Affiliate Shareholder and any Transferee Shareholder at any time following the date of this Agreement; provided, that any such Shares will cease to be Registrable Securities when (x) they are sold pursuant to a Registration Statement, (y) they are sold pursuant to Rule 144 (or any similar provisions then in force), or (z) with respect Shares held by (i) the Shareholder or any Affiliate Shareholders, when the Shareholder Beneficially Owns less than seven and one-half percent (7.5%) of the shares of common stock of the Company then outstanding and there are no AS Directors on the Company Board, or (ii) any Transferee Shareholders (other than an Affiliate Shareholder), where such Shares may be sold in a single transaction or series of transactions without volume, manner of sale or other limitations under Rule 144 (or any similar provisions then in force).

        "Registration Expenses" means (whether or not any Registration Statement is declared effective or any of the transactions described herein is consummated) all expenses incurred by the Company in filing a Registration Statement, including, all registration and filing fees, fees and disbursements of counsel for the Company, SEC or FINRA registration and filing fees, all applicable ratings agency fees, expenses of the Company's independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, fees and expenses of compliance with securities or "blue sky" Laws, costs of any comfort letters required by any underwriter, listing fees, printing, transfer agent's and registrar's fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, the Company's internal expenses, the expense of any annual audit or quarterly review, the expenses and fees for listing the securities to be registered on the New York Stock Exchange or any other securities exchange, roadshow expenses, all other expenses incident to the registration of the Registrable Securities and all reasonable fees and disbursements of one counsel to the Shareholder selected by the Shareholder; provided, that the term "Registration Expenses" does not include, and the Company shall not be responsible for, Selling Expenses.

        "Registration Statement" means a registration statement of the Company on an appropriate form under the Securities Act filed with the SEC covering the resale of Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

        "Renounced Business Opportunities" has meaning set forth in Section 4.8.

        "Replacement" has the meaning set forth in Section 4.5(a). At such time as a Replacement is elected, under the terms of this Agreement, to serve as a Director, such Replacement shall be deemed an AS Director for purposes of this Agreement.

        "Representatives" means a Person's officers, directors, employees, accountants, consultants, legal counsel, investment bankers, other advisors, authorized agents and other representatives.

        "Requesting Third Party Shareholders" has the meaning set forth Section 2.2(b).

        "Restricted Period" means the 6-month period commencing on the Closing Date.

        "Restricted Stock" has the meaning set forth Section 2.5.

        "Rule 144" means Rule 144 under the Securities Act or any replacement or successor rule promulgated under the Securities Act.

        "SEC" means the United States Securities and Exchange Commission.

        "Secondary Registration Statement" has the meaning set forth Section 2.2(b).

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

        "Selling Expenses" means, in connection with the registration or offering and sale of the Registrable Securities, (i) all underwriting fees, discount and selling commissions fees, (ii) stock transfer taxes applicable to the sale of the Registrable Securities, and (iii) fees and expenses of any counsel to the Shareholder other than the counsel referred to in the definition of Registration Expenses.

        "settlement" and "settle" have the meanings set forth in Section 2.8(c)(iv).

        "Shareholder" has the meaning set forth in the preamble to this Agreement.

        "Shareholder Registration Rights Indemnitee" has the meaning set forth in Section 2.8(a)(i).

        "Shares" means any shares of common stock of the Company Beneficially Owned by the Shareholder or any Affiliate Shareholder.

        "Shelf Registration Statement" means a registration statement filed with the SEC for the sale of Shares pursuant to Rule 415 under the Securities Act.

        "Suspension Period" has the meaning set forth in Section 2.4.

        "Taxes" means (a) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; (b) taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; and (c) customs duties, tariffs and similar charges.

        "Tax Return" shall mean any return, declaration, report, election, claim for refund or information return or other statement or form filed or required to be filed with any Governmental Authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Third-Party Reg Rights Claim" has the meaning set forth in Section 2.8(b)(ii).

        "Transaction Shelf Registration Statement" shall have the meaning set forth in Section 2.1(c).

        "Transfer" means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, Shares.

        "Transferee Shareholder" shall have the meaning set forth in Section 2.13.

        "Underwriter Cutback" shall have the meaning set forth in Section 2.1(e).

        "Underwritten Block Trade" shall have the meaning set forth in Section 2.1(f).

        "well-known seasoned issuer" has the meaning set forth in Section 2.1(h).

        Section 8.5    Interpretation; Headings.     When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to "days" shall mean "calendar days" unless expressly stated otherwise.

        Section 8.6    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 8.7    Entire Agreement.     This Agreement (including any Schedule hereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements (including the standstill provisions in the Confidentiality Agreement) and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

        Section 8.8    Assignment.     Except to the extent provided in Section 1.1(b) and Section 2.13, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by the Shareholder or any Affiliate Shareholder without the prior written consent of the Company or by the Company without the prior written consent of the Shareholder. Any purported assignment in breach of this Section 8.8 shall be null and void.

        Section 8.9    Further assurances.     Each Party shall cooperate, take such actions, enter into such agreements (including customary indemnification and contribution agreements) and execute such documents as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby; provided, however, that no Party shall be obligated to take any actions or omit to take any actions that would be inconsistent with applicable Law.

        Section 8.10    Parties in Interest; Third Party Beneficiaries.     This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. The representations and warranties in this Agreement may represent an allocation between the Parties of risks associated with particular matters regardless of the knowledge of either Party. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 8.11    Governing Law; Consent to Jurisdiction.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement. The Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Delaware Court of Chancery; provided, however, that if the Delaware Court of Chancery does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the United States District Court for the District of Delaware. Consistent with the preceding sentence, each of the Parties hereby (i) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by any Party; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 8.3; (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts; and (iv) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

        Section 8.12    Waiver of Jury Trial.     EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED,

EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

        Section 8.13    Counterparts.     This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in "pdf" form) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        Section 8.14    Specific Performance.     The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, a non-breaching Party shall be entitled to (a) an order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Each Party further agrees that the non-breaching Party shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.14, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        Section 8.15    Amendment.     This Agreement may not be amended except by an instrument in writing signed by the Company and the Shareholder.

        Section 8.16    Waiver.     At any time, either the Company or the Shareholder (on behalf of itself and any Affiliate Shareholder) may, to the extent permitted by applicable Law, (a) extend the time for the performance of any obligation or other act of the other Party, (b) waive any breach or inaccuracy in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant hereto, and (c) waive compliance by the other Party with any agreement or condition to its own obligations contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Notwithstanding the foregoing, no failure or delay by either Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
By:
Name:
Title:
ASP MD INVESTCO L.P.
By:
Name:
Title:
AMERICAN SECURITIES LLC, solely for purposes of Section 5.3
By:
Name:
Title:

[Signature Page to Stockholders' Agreement]

Annex B

EXECUTION VERSION

VOTING AGREEMENT

        This Voting Agreement (this "Agreement") is entered into as of November 3, 2016, among American Axle & Manufacturing Holdings, Inc., a Delaware corporation ("Parent"), and ASP MD Investco LP, a Delaware limited partnership ("Stockholder"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

RECITALS

        WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Alpha SPV I, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger (as the same may be amended, supplemented or otherwise modified, the "Merger Agreement"), which provides, among other things, for the acquisition of the Company by Parent by means of a merger of Merger Sub with and into the Company (the "Merger"), all on the terms and subject to the conditions set forth in the Merger Agreement;

        WHEREAS, Stockholder beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act) the number of shares of Company Common Stock set forth across from Stockholder's name on Part I of Exhibit A hereto (such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with securities of the Company that may be acquired after the date hereof by Stockholder are collectively referred to herein as the "Securities"); and

        WHEREAS, as an inducement and a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, Stockholder has agreed to enter into, be legally bound by and perform this Agreement.

AGREEMENTS

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

        1.    Covenants of Stockholder.     Stockholder agrees as follows:

          (a)   Stockholder shall not, directly or indirectly, (i) sell, transfer, pledge, assign or otherwise encumber or dispose of any of the Securities to, or enter into any agreement, option or other arrangement (including any profit sharing arrangement) or understanding with respect to any of the Securities with, any Person other than Parent or Parent's designee, (ii) deposit any Securities into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney, attorney-in-fact, agent or otherwise, with respect to the Securities, except as contemplated by this Agreement and except for that certain Stockholders' Agreement, dated as of August 4, 2014, by and among the Company, Stockholder, ASP HHI Investco LP, ASP Grede Investco LP and the minority investors made a party from time to time or (iii) take any other action that would in any way make any representation or warranty of Stockholder herein untrue or incorrect in any material respect or otherwise restrict, limit or interfere in any material respect with the performance of Stockholder's obligations hereunder or the transactions contemplated hereby.

          (b)   From the date hereof until the earlier of the conclusion of the Company Stockholders' Meeting and any termination of this Agreement in accordance with its terms, at any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought with respect to the Merger and the Merger Agreement, Stockholder shall vote (or cause to be voted) (i) the number of its Securities set forth across from Stockholder's name in Part II of Exhibit A hereto in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement and (ii) all other Securities owned by Stockholder in a manner that is proportionate to the manner in which all shares of Company Common Stock (other than the Securities voted by Stockholder) which are voted in respect of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, are voted; provided, that in the event that the Company Board makes a Change in the Company Recommendation pursuant to Section 7.03(e)(i) of the Merger Agreement, Stockholder shall have no obligation as to whether to vote (or cause to be voted) or how to vote (or cause to be voted) any of its Securities in such event.

          (c)   Stockholder shall attend, if applicable, the Company Stockholders' Meeting or any adjournment thereof (or execute valid and effective proxies to any other attending participant of a Company Stockholders' Meeting in lieu of attending such Company Stockholders' Meeting or any adjournment thereof).

          (d)   Stockholder (solely in its capacity as a stockholder of the Company) shall not and shall cause each of its Subsidiaries not to, and shall use its reasonable best efforts to cause its Representatives not to, directly or indirectly, (i) solicit, initiate, facilitate or encourage any inquiries or the implementation or submission of any Company Acquisition Proposal, or any proposals or offers that would be reasonably expected to lead to, a Company Acquisition Proposal, or (ii) engage in, continue or otherwise participate in any discussions, communications or negotiations regarding, or furnish to any Person any non-public information in connection with, or for the purpose of facilitating or encouraging, any inquiries, proposals or offers that constitute, or would be reasonably expected to lead to, a Company Acquisition Proposal, except to notify such Person of the existence of this Section 1(d). Stockholder shall, and shall cause its Subsidiaries to, and shall instruct (and use its reasonable best efforts to cause) its Representatives to, immediately cease and cause to be terminated any solicitation, discussions, communications or negotiations with any Person that may be ongoing with respect to a Company Acquisition Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to a Company Acquisition Proposal, and shall request within two (2) Business Days of the date of this Agreement (and shall use its reasonable best efforts to cause) the prompt return or destruction of all confidential information previously furnished to any Person in connection therewith and immediately terminate all physical and electronic dataroom access previously granted to any such Person, its Affiliates or Representatives. Stockholder shall promptly (and, in any event, within 24 hours) (i) provide Parent written notice of (A) Stockholder's receipt of any Company Acquisition Proposal or (B) subject to sub-clause (ii) below, any inquiries, proposals or offers received by Stockholder, any of its Subsidiaries or any Representatives of Stockholder concerning a Company Acquisition Proposal and (ii) disclose to Parent the identity of such Person making, and an unredacted copy of, any such Company Acquisition Proposal or any such inquiry, offer, proposal or request made in writing (or, in the case of sub-clause (i)(A), sub-clause (i)(B) or this sub-clause (ii), if made orally, and if the Company reasonably believes that such oral Company Acquisition Proposal, inquiry, offer, proposal or request is likely to result in such Person making a Company Acquisition Proposal, inquiry, offer, proposal or request in writing, a reasonably detailed description of such Company Acquisition Proposal, inquiry, offer, proposal or request). Stockholder shall, promptly upon receipt or delivery thereof (and, in any event, within 24 hours), provide Parent (and its outside counsel) with copies of all drafts and final versions of definitive agreements including schedules and exhibits thereto (which may be redacted to the extent necessary to protect confidential information of the Person making such Company Acquisition Proposal) relating to such Company Acquisition Proposal, in each case exchanged between Stockholder or any of its Representatives, on the one hand, and the Person making such Company Acquisition Proposal or any of its Representatives, on the other hand. Stockholder shall, in person or by telephone, keep Parent reasonably informed on a reasonably prompt basis (and, in any event, within 24 hours of any material development) of the status and details (including with respect to any material amendments) of any such Company Acquisition Proposal or other such inquiry, offer, proposal or request concerning a Company Acquisition Proposal. Notwithstanding the foregoing, (i) if the Company or the Company Board has the right under Section 7.03(b) of the Merger Agreement to engage in discussions, communications or negotiations with any Person, Stockholder shall also have the right to engage in such discussions, communications or negotiations with such Person, subject to the terms of Section 7.03 of the Merger Agreement, and (ii) for purposes of this Section 1(d), no reference herein to any Subsidiary of Stockholder shall mean the Company or any of its Subsidiaries.

          (e)   Stockholder hereby (i) irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal with respect to the Securities or rights to dissent from the Merger or any similar right (including under Section 262 of the DGCL) that Stockholder may have and (ii) agrees not to commence, institute, maintain or prosecute any claim, derivative or otherwise prior to the Effective Time, (A) against the Company, any of its Representatives or any of its successors, including claims relating to the negotiation, execution or delivery of the Merger Agreement or the consummation of the Merger, including any claim alleging a breach of any fiduciary duty of the Company Board in connection with the Merger and the other transactions contemplated by the Merger Agreement, or (B) challenging the validity of or seeking to enjoin the operation of any provision of this Agreement (other than with respect to Stockholder enforcing its rights under the terms of this Agreement).

          (f)    Stockholder shall take all actions necessary to cause Stockholder to enter into the Stockholders' Agreement, effective as of the Effective Time.

        2.    Representations and Warranties of Stockholder.     Stockholder hereby represents and warrants to Parent as follows:

          (a)   Stockholder has all necessary organizational power and authority to execute and deliver this Agreement and to perform Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by Stockholder have been duly and validly authorized by Stockholder. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (b)   The Securities and the certificates (or any book-entry notations used to represented any uncertificated shares of Company Common Stock) representing the Securities are now, and at all times during the term hereof will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, and Stockholder has title to the Securities, free and clear of all Encumbrances (including voting trusts and voting commitments), except as provided by this Agreement. As of the date of this Agreement, Stockholder owns of record or beneficially no shares of Company Common Stock or Company Preferred Stock or any other capital stock of, or any other equity interests in, the Company, other than the Securities set forth across from Stockholder's name on Part I of Exhibit A hereto. Stockholder has full power to vote the Securities as provided herein. Other than the Stockholders' Agreement, dated as of August 4, 2014, among the Company, Stockholder and the other parties thereto, none of Stockholder or any of the Securities is subject to any stockholders' agreement, voting trust, registration rights agreement, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of the Securities, except as otherwise contemplated by this Agreement or the Merger Agreement.

          (c)   The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, or (ii) result in the creation of an Encumbrance on any of the Securities, or conflict with or violate any Law, except for restrictions of general applicability under the Securities Act, state "blue sky" laws or any of the Company Stock Plans, applicable to Stockholder or any of the Securities, except, with respect to clause (ii), for any such conflicts, violations or other occurrences that would not, or would not reasonably be expected to, prevent or materially impair or delay the ability of Stockholder to perform its obligations hereunder.

          (d)   Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

          (e)   As of the date of this Agreement, there is no Action pending or, to the knowledge of Stockholder, threatened in writing as of the date of this Agreement against Stockholder before any Governmental Authority that, if adversely determined against Stockholder, would, or would reasonably be expected to, prevent or materially impair or delay the ability of Stockholder to perform its obligations hereunder.

        3.    Representations and Warranties of Parent.     Parent hereby represents and warrants to Stockholder as follows:

          (a)   Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Parent have been duly and validly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (b)   The execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, or (ii) conflict with or violate any Law, except for restrictions of general applicability under the Securities Act or any state "blue sky" laws applicable to Parent, except, with respect to clause (ii), for any such conflicts, violations or other occurrences that would not, or would not reasonably be expected to, prevent or materially impair or delay the ability of Parent to perform its obligations hereunder.

          (c)   Nothing contained in this Agreement has caused or shall cause Parent to acquire ownership of any of the Securities.

        4.    Further Assurances.     Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, in each case without further consideration, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out Stockholder's obligations under this Agreement; provided, however, that this Section 4 shall not require Stockholder to deliver a proxy in connection with any of the Securities. Parent agrees to take, or cause to be taken, (a) all actions reasonably necessary or desirable to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement and (b) all actions reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

        5.    Assignment; Binding Effect.     Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto, in whole or in part (whether pursuant to a merger, by operation of Law or otherwise), without the prior written consent of the other parties, except that Parent may assign all or any of its rights and obligations hereunder to any permitted assignee which obtains an assignment under the Merger Agreement pursuant to the terms thereof; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, only the parties hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        6.    Termination.     This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the mutual written agreement of the parties to terminate this Agreement or (d) at the sole election of Stockholder following any amendment of or modification to the Merger Agreement with respect to any terms of the Merger Consideration, the allocation of the Merger Consideration between cash and stock, the closing conditions, any change to Section 7.15 of the Merger Agreement or any change to the Merger Agreement that would have a materially adverse impact on Stockholder. In the event of termination of this Agreement pursuant to this Section 6, this Agreement will become null and void and of no effect with no liability on the part of any party hereto; provided, however, that Section 5, this Section 6, and Section 8 shall survive any such termination, and no such termination will relieve any party hereto from any liability for any fraud or intentional breach (as defined in the Merger Agreement) of this Agreement occurring prior to such termination.

        7.    Stockholder Capacity.     Notwithstanding anything to the contrary in this Agreement, the parties acknowledge that (a) Stockholder is entering into this Agreement solely in Stockholder's capacity as a record and/or beneficial owner of the Company Common Stock and not in Stockholder's capacity as a director, officer, employee, or other fiduciary of the Company (if applicable) or in Stockholder's capacity as a trustee or fiduciary of any Company Plans and (b) nothing in this Agreement is intended to restrict or affect any action or inaction of Stockholder or any representative of Stockholder, as applicable, serving on the Company Board or on the board of directors of any Subsidiary of the Company or as an officer or fiduciary of the Company or any Subsidiary of the Company, acting in such person's capacity as a director, officer, employee or fiduciary of the Company or any Subsidiary of the Company.

        8.    General Provisions.

          (a)    Expenses.    Except as otherwise set forth in the Merger Agreement, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the transactions contemplated hereby are consummated.

          (b)    Waiver.    At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any breach of or inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by Stockholder or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder.

          (c)    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, upon delivery by an internationally recognized overnight courier service, upon delivery by facsimile transmission (solely with confirmation of receipt and with a confirmatory copy sent by an internationally recognized overnight courier service) or by email transmission (upon sending, so long as the sender of such email does not receive an automatic reply from the recipient's email server indicating the recipient did not receive such email) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8(c)):

    If to Parent:

      American Axle & Manufacturing Holdings, Inc.
      One Dauch Drive
      Detroit, Michigan 48211-1198
      Attention:    David E. Barnes
      Facsimile:    (313) 758-3897
      Email:          david.barnes@aam.com

    with a copy (which shall not constitute notice) to:

      Shearman & Sterling LLP
      599 Lexington Avenue
      New York, New York 10022
      Attention:    Scott Petepiece
                           Daniel Litowitz
      Facsimile:    (212) 848-7179
      Email:          spetepiece@shearman.com
                           daniel.litowitz@shearman.com

    If to Stockholder:

      At the address and facsimile number and email address set forth set forth across from Stockholder's name on Exhibit A hereto with a copy (which shall not constitute notice) to:

      Weil, Gotshal & Manges LLP
      767 Fifth Avenue
      New York, NY 10153
      Attention:    Michael E. Lubowitz
      Facsimile:    (212) 310-8007
      Email:          michael.lubowitz@weil.com

          (d)    Interpretation and Rules of Construction.    When a reference is made in this Agreement to an Exhibit or a Section, such reference shall be to an Exhibit or a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to "days" shall mean "calendar days" unless expressly stated otherwise. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. It is the intent of the parties hereto that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified.

          (e)    Entire Agreement; Amendment.    This Agreement, taken together with the Merger Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (f)    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement. The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Delaware Court of Chancery; provided, however, that if the Delaware Court of Chancery does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the United States District Court for the District of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 8(c); (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts; and (iv) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

          (g)    Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HERETO HEREBY

  (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(G).

          (h)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

          (i)    Specific Performance.    The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including any monetary damages) to (i) an Order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8(i), and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

          (j)    Counterparts.    This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in "pdf" form) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
By:	/s/ DAVID C. DAUCH
	Name:	David C. Dauch
	Title:	Chief Executive Officer

[Voting Agreement Signature Page]

ASP MD INVESTCO LP
By:	/s/ KEVIN PENN
	Name:	Kevin Penn
	Title:	Vice President

[Voting Agreement Signature Page]

Exhibit A

Stockholder Security Ownership and Voting Information

Part I

Name and Address of Stockholder		Number Shares of Company Common Stock Beneficially Owned by Stockholder
1.	ASP MD Investco LP	51,365,358 shares of Company
	c/o American Securities LLC	Common Stock
299 Park Avenue, 34th Floor
New York, NY 10171
Attention: Eric Schondorf, Esq.
Kevin Penn
Facsimile: (212) 697-5524
Email: eschondorf@american-securities.com
kpenn@american-securities.com

Part II

        Number and Class of Securities held by Stockholder to be voted, subject to the terms and conditions of this Agreement:

  25,344,548 shares of Company Common Stock

Annex C

Greenhill & Co., LLC
155 N. Wacker Drive
Chicago, IL 60606
+1 (312) 846-5000 Tel
+1 (312) 846-5001 Fax

CONFIDENTIAL

November 2, 2016

Board of Directors
American Axle & Manufacturing Holdings, Inc.
One Dauch Drive
Detroit, MI 48211

Members of the Board of Directors:

        We understand that American Axle & Manufacturing Holdings, Inc. ("American Axle") proposes to enter into an Agreement and Plan of Merger (the "Merger Agreement"), among American Axle, Alpha SPV I, Inc. ("Merger Sub") and Metaldyne Performance Group Inc. (the "Company"), which provides, among other things, for the merger (the "Merger") of Merger Sub, a wholly owned subsidiary of American Axle, with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of American Axle. In the Merger, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") (other than shares of Company Common Stock held in treasury by the Company, shares of Company Common Stock owned by American Axle or any direct or indirect subsidiary of American Axle, including Merger Sub and any Dissenting Shares (as defined in the Merger Agreement)) shall be converted automatically into the right to receive (a) $13.50 in cash without interest thereon ("Cash Consideration") and (b) 0.5 fully-paid and non-assessable shares (the "Share Consideration" and, together with the Cash Consideration, the "Merger Consideration") of common stock, par value $0.01 per share of American Axle ("American Axle Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether, as of the date hereof, the Merger Consideration to be paid by American Axle to the holders of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to American Axle. We have not been requested to opine as to, and our opinion does not in any manner address the underlying business decision to proceed with or effect the Merger.

        For purposes of the opinion set forth herein, we have:

  1.
  reviewed the draft of the Merger Agreement dated as of November 2, 2016 and certain related documents;

  2.
  reviewed certain publicly available financial statements of each of American Axle and the Company that we deemed relevant;

  3.
  reviewed certain other publicly available business, operating and financial information relating to each of American Axle and the Company that we deemed relevant;

  4.
  reviewed certain information relating to the Company provided by the Company's management, including financial forecasts as adjusted by the management of American Axle (the "Adjusted Major Projections");

  5.
  reviewed certain information relating to American Axle provided by American Axle's management, including financial forecasts (the "Alpha Internal Projections");

  6.
  discussed the past and present operations and financial condition and the prospects of the Company with senior executives of the Company;

  7.
  discussed the past and present operations and financial condition and the prospects of American Axle with senior executives of American Axle;

  8.
  reviewed certain information regarding the amount and timing of potential cost efficiencies expected to result from the Merger ("Synergies") prepared by management of American Axle, with input from a management consultation firm retained by American Axle in connection with the Merger;

  9.
  reviewed the pro forma impact of the Merger on certain financial metrics and ratios for American Axle, including American Axle's earnings, capitalization and net leverage;

  10.
  reviewed the historical market prices and trading activity for the Company Common Stock and analyzed its implied valuation multiples;

  11.
  compared the value of the Merger Consideration with the trading valuations of certain publicly traded companies that we deemed relevant;

  12.
  compared the value of the Merger Consideration with that paid in certain publicly available transactions that we deemed relevant;

  13.
  compared the value of the Merger Consideration to the valuation derived by discounting future cash flows and a terminal value of the business of the Company based upon the Adjusted Major Projections (assuming no Synergies) at discount rates we deemed appropriate;

  14.
  compared the value of the Merger Consideration to the valuation derived by discounting future cash flows and a terminal value of the business of the Company based upon the Adjusted Major Projections (assuming phased in Synergies) at discount rates we deemed appropriate;

  15.
  participated in discussions and negotiations among representatives of American Axle and its legal advisors and representatives of the Company and its legal and financial advisors; and

  16.
  performed such other analyses and considered such other factors as we deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information publicly available, supplied or otherwise made available to us by representatives and management of American Axle and the Company for the purposes of this opinion and have further relied upon the assurances of the representatives and management of American Axle and the Company, as applicable, that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to Synergies, the financial forecasts and projections and other data that have been furnished or otherwise provided to us, we have assumed that such Synergies, projections and data were reasonably prepared on a basis reflecting the best currently available estimates and good faith judgments of the management of American Axle and the Company, as applicable, as to those matters, and we have relied upon such forecasts and data in arriving at our opinion. We express no opinion with respect to such Synergies, projections and data or the assumptions upon which they are based. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. We have assumed that the Merger will be consummated in accordance with the terms set forth in the final, executed Merger Agreement, which we have further assumed will be substantially similar in all material respects to the latest draft thereof we have reviewed, and without waiver of any material terms or conditions set forth in the Merger Agreement. We have further assumed that all material governmental, regulatory and other consents and approvals necessary for the consummation of the Merger will be obtained without any material effect on American Axle, the Company, the Merger or the contemplated benefits of the Merger meaningful to our analysis. We are not legal, regulatory, accounting or tax experts and have relied on the assessments made by American Axle and the Company and their respective advisors with respect to such issues. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion.

        We have acted as financial advisor to American Axle in connection with the Merger and will receive a fee for rendering this opinion and for other services rendered in connection with the Merger, a portion of which is contingent on the consummation of the Merger. In addition, American Axle has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this opinion we have not been engaged by, performed any services for or received any compensation from American Axle or any other parties to the Merger (other than (x) any amounts that were paid to us under the letter agreement pursuant to which we were retained as a financial advisor to American Axle in connection with the Merger and (y) pursuant to and in accordance with the terms and conditions of that certain engagement letter dated as of January 31, 2014 that we entered into with you).

        It is understood that this letter is solely for the information of the Board of Directors (the "Board") of American Axle and is rendered to the Board in connection with its consideration of the Merger and may not be used for any other purpose or relied upon by any other person without our prior written consent, except that this opinion may, if required by law, be included in its entirety in any proxy or other information statement or registration statement to be mailed to the stockholders of American Axle and the Company in connection with the Merger. We are not expressing an opinion as to any aspect of the Merger, other than the fairness to American Axle of the Merger Consideration to be paid by American Axle to the holders of Company Common Stock from a financial point of view. In particular, we express no opinion as to the prices at which the American Axle Common Stock will trade at any future time. We express no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of the Company, or any class of such persons relative to the Merger Consideration to be received by the holders of the Common Stock of the Company in the Merger or with respect to the fairness of any such compensation, or the terms of any shareholder arrangements between current holders of Company Common Stock who will become holders of American Axle Common Stock upon consummation of the Merger. We also express no opinion regarding matters that require legal, regulatory, accounting, insurance, tax, environmental, executive compensation or other similar professional advice and we assume that opinions, counsel and interpretations regarding such matters have been or will be obtained from the appropriate professional sources. This opinion has been approved by our fairness committee. This opinion is not intended to be and does not constitute a recommendation to the members of the Board as to whether they should approve the Merger or the Merger Agreement, nor does it constitute a recommendation as to whether the stockholders of the Company or American Axle should approve the Merger or the issuance of American Axle Common Stock related thereto, as applicable, at any meeting of the stockholders of the Company or American Axle, as the case may be, convened in connection with the Merger.

        Based on and subject to the foregoing, including the limitations and assumptions set forth herein, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid by American

Axle to the holders of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to American Axle.

Very best regards,
GREENHILL & CO., LLC
By:	/s/ DOUGLAS JACKSON Douglas Jackson Managing Director

Annex D

November 2, 2016

The Board of Directors
Metaldyne Performance Group Inc.
One Towne Square
Suite 550
Southfield, MI 48076

Members of the Board of Directors:

        We understand that Metaldyne Performance Group Inc. ("Metaldyne") proposes to enter into an Agreement and Plan of Merger, (the "Agreement"), among Metaldyne, American Axle & Manufacturing Holdings, Inc., a Delaware corporation ("American Axle") and Alpha SPV I, Inc., a Delaware corporation and a wholly owned subsidiary of American Axle ("Merger Sub"), pursuant to which, among other things, Merger Sub will merge with and into Metaldyne (the "Merger"), and each outstanding share of the common stock, par value $0.001 per share, of Metaldyne ("Metaldyne Common Stock") will be converted into the right to receive (i) $13.50 in cash without interest (the "Cash Consideration") and (ii) 0.5 share (such number of shares, the "Stock Consideration" and, together with the Cash Consideration, the "Consideration") of the common stock, par value $0.01 per share, of American Axle ("American Axle Common Stock"). The terms and conditions of the Merger are more fully set forth in the Agreement.

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of Metaldyne Common Stock of the Consideration to be received by such holders in the Merger.

        In connection with this opinion, we have, among other things:

  (1)
  reviewed certain publicly available business and financial information relating to Metaldyne and American Axle;

  (2)
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of Metaldyne furnished to or discussed with us by the management of Metaldyne, including certain financial forecasts relating to Metaldyne prepared by the management of Metaldyne (such forecasts, "Metaldyne Forecasts");

  (3)
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of American Axle furnished to or discussed with us by the management of American Axle, including certain financial forecasts relating to American Axle prepared by the management of American Axle and approved for our use by the management of Metaldyne (such forecasts, "American Axle Forecasts");

  (4)
  reviewed certain estimates as to the amount and timing of cost savings, revenue enhancements and/or operational synergies (collectively, the "Synergies") anticipated by the managements of Metaldyne and American Axle to result from the Merger;

  (5)
  discussed the past and current business, operations, financial condition and prospects of Metaldyne with members of senior managements of Metaldyne and American Axle, and discussed the past and current business, operations, financial condition and prospects of American Axle with members of senior managements of Metaldyne and American Axle;

  (6)
  reviewed the potential pro forma financial impact of the Merger on the future financial performance of American Axle, including the potential effect on American Axle's estimated earnings per share;

  (7)
  reviewed the trading histories for Metaldyne Common Stock and American Axle Common Stock and a comparison of such trading histories with each other and with the trading histories of other companies we deemed relevant;

  (8)
  compared certain financial and stock market information of Metaldyne and American Axle with similar information of other companies we deemed relevant;

  (9)
  compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

  (10)
  reviewed the relative financial contributions of Metaldyne and American Axle to the future financial performance of the combined company on a pro forma basis;

  (11)
  considered the results of our efforts on behalf of Metaldyne to solicit, at the direction of Metaldyne, indications of interest from third parties with respect to a possible acquisition of Metaldyne;

  (12)
  reviewed drafts dated November 2, 2016 of the Agreement and the Stockholders' Agreement between American Axle and ASP MD Investco LP (the "Stockholders' Agreement"), and a draft dated October 31, 2016 of the Voting Agreement between American Axle and ASP MD Investco LP (the "Voting Agreement"); and

  (13)
  performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the managements of Metaldyne and American Axle that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Metaldyne Forecasts, we have been advised by Metaldyne, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Metaldyne as to the future financial performance of Metaldyne. With respect to the American Axle Forecasts and Synergies, we have been advised by American Axle, and have assumed at the direction and with the consent of Metaldyne, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of American Axle as to the future financial performance of American Axle and other matters covered thereby. We have relied, at the direction of Metaldyne, on the assessments of the managements of Metaldyne and American Axle as to American Axle's ability to achieve the Synergies and have been advised by Metaldyne and American Axle, and have assumed, with the consent of Metaldyne, that the Synergies will be realized in the amounts and at the times projected. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Metaldyne or American Axle, nor have we made any physical inspection of the properties or assets of Metaldyne or American Axle. We have not evaluated the solvency or fair value of Metaldyne or American Axle under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Metaldyne, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Metaldyne, American Axle or the contemplated benefits of the Merger. We also have assumed, at the direction of Metaldyne, that the final executed Agreement, Voting Agreement and Stockholders' Agreement will not differ in any material respect from the drafts thereof reviewed by us.

        We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, any related transactions, the Voting Agreement, the Stockholders' Agreement or any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Metaldyne Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Metaldyne or in which Metaldyne might engage or as to the underlying business decision of Metaldyne to proceed with or effect the Merger. We also are not expressing any view or opinion with respect to, and we have relied, at the direction of Metaldyne, upon, the assessments of representatives of Metaldyne regarding legal, regulatory, accounting, tax and similar matters relating to Metaldyne or the Merger, as to which matters we understand that Metaldyne obtained such advice as it deemed necessary from qualified professionals. We are not expressing any opinion as to what the value of American Axle Common Stock actually will be when issued or the prices at which Metaldyne Common Stock or American Axle Common Stock will trade at any time, including following announcement or consummation of the Merger. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.

        We have acted as financial advisor to Metaldyne in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the principal portion of which is contingent upon consummation of the Merger. In addition, Metaldyne has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

        We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Metaldyne, American Axle and certain of their respective affiliates.

        We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Metaldyne and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as a joint bookrunner for Metaldyne's initial public offering of equity securities and as a joint bookrunner for a debt offering by a subsidiary of Metaldyne, (ii) having acted or acting as a co-lead arranger and a joint bookrunner for, and as a lender under, a credit facility of a subsidiary of Metaldyne, (iii) having provided or providing certain treasury and trade management services and products to Metaldyne, and (iv) having provided or providing certain derivatives and foreign exchange trading services to Metaldyne.

        In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to American Axle and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a co-lead arranger and a joint bookrunner for, and as a lender (including a swing-line lender) under, American Axle's credit facility, (ii) having provided or providing certain treasury and trade management services and products to American Axle, and (iii) having provided or providing certain derivatives and foreign exchange trading services to American Axle.

        We and our affiliates also in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to American Securities LLC ("American Securities"), the controlling stockholder of Metaldyne, and certain of its affiliates and portfolio companies other than Metaldyne and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as administrative agent, arranger, bookrunner and/or lender for American Securities and/or certain of its affiliates and portfolio companies and having provided or providing certain treasury and trade management services and products to American Securities and/or certain of its affiliates and portfolio companies.

        It is understood that this letter is for the benefit and use of the Board of Directors of Metaldyne (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

        Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Metaldyne Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED

Annex E

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
SECTION 262. APPRAISAL RIGHTS

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the Secretary or assistant Secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, April 4, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. METALDYNE PERFORMANCE GROUP INC. ONE TOWNE SQUARE SUITE 550 SOUTHFIELD, MI 48076 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, April 4, 2017 the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E20829-S56168 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. METALDYNE PERFORMANCE GROUP INC. The Board of Directors recommends you vote FOR proposals 1, 2 and 3: For Against Abstain 1. To vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 3, 2016, as it may be amended from time to time, among Metaldyne Performance Group Inc. ("MPG"), American Axle & Manufacturing Holdings, Inc., and Alpha SPV I, Inc. (the "Merger Agreement"), and approve the transactions contemplated thereby. To vote on a proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to MPG's named executive officers in connection with the merger contemplated by the Merger Agreement. ! ! ! ! ! ! ! ! ! 2. 3. To vote on a proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement. NOTE: In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. Yes ! No ! Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, custodian or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on April 5, 2017: The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com. E20830-S56168 METALDYNE PERFORMANCE GROUP INC. Special Meeting of Stockholders April 5, 2017 8:30 a.m. Eastern Time This proxy is solicited by the Board of Directors By signing this proxy, the undersigned hereby revokes all prior proxies and appoints Thomas M. Dono, Jr. and Gary Ford, or either of them, as their proxies and attorneys-in-fact, each with full power to appoint his or her substitute, and authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of common stock of METALDYNE PERFORMANCE GROUP INC. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at 8:30 a.m. Eastern Time on Wednesday, April 5, 2017, at Two Towne Square, Suite 110, Conference Center, Southfield, Michigan 48076, and any adjournment or postponement thereof, and to vote in his or her discretion on any other matters that may properly come before the meeting or at any adjournment or postponement thereof. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF METALDYNE PERFORMANCE GROUP INC. FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS OF METALDYNE PERFORMANCE GROUP INC. TO BE HELD ON APRIL 5, 2017 AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE. This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting by giving written notice of such revocation to the Secretary of the Company or by filing with the Secretary of the Company a later-dated proxy. Should the undersigned be present and want to vote in person at the Special Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledge(s) receipt of a Notice of Special Meeting of Stockholders of the Company called for April 5, 2017 and the Proxy Statement/Prospectus for the Special Meeting prior to the signing of this proxy. Continued and to be marked, dated and signed on reverse side of this card V.1.1